    As filed with the Securities and Exchange Commission on June 7, 1996

                                                   Registration No.: 333-02777
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CU BANCORP

             (Exact name of registrant as specified in its charter)

           California                      6711                     95-3657044
(State or other jurisdiction of (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)  Classification Code Number)  Identification Number)

                             16030 VENTURA BOULEVARD
                            ENCINO, CALIFORNIA  91436
                                  (818) 907-9122

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              STEPHEN G. CARPENTER
                             CHIEF EXECUTIVE OFFICER
                             16030 VENTURA BOULEVARD
                            ENCINO, CALIFORNIA 91436
                                 (818) 907-9122

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

  Anita Y. Wolman, Esq.                           T. Hale Boggs, Esq.
     General Counsel                         Manatt, Phelps & Phillips, LLP
 16030 Ventura Boulevard                      11355 W. Olympic Boulevard
 Encino, California 91436                    Los Angeles, California 90064
     (818) 907-9122                                 (310) 312-4269

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this Registration Statement has become effective.

                  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                    Proposed                   Proposed
                                           Amount                    maximum                    maximum               Amount of
        Title of each class of              to be                  offering price              aggregate            registration
   securities to be registered           registered(1)              per unit(2)             offering price(2)           fee
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock without par value           5,940,034.00               $      10.10            $   60,000,000.00       $   20,689.00
=================================================================================================================================

(1) Based on approximate number of shares to be issued in respect of outstanding shares of common stock of Home Interstate Bancorp

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (f).



================================================================================

                                   CU BANCORP

            CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                   INFORMATION REQUIRED BY ITEMS OF FORM S-4



        FORM S-4 ITEM                                                   LOCATION IN PROSPECTUS

                      A. INFORMATION ABOUT THE TRANSACTION

 1.     Forepart of the Registration Statement and Outside.......       Cover Page of Registration Statement; This
                Front Cover Page of Prospectus                          Cross Reference Sheet; Outside Front Cover
                                                                        Page of Proxy Statement/Prospectus

 2.     Inside Front and Outside Back Cover Pages of ............       Inside Front and Outside Back Cover Pages
                Prospectus                                              of Proxy Statement/Prospectus; Available
                                                                        Information; Incorporation of Certain
                                                                        Documents by Reference; Table of Contents

 3.     Risk Factors, Ratio of Earnings to Fixed Charges and
                Other Information................................       Proxy Statement/Prospectus Cover Page;
                                                                        Summary

 4.     Terms of the Transaction.................................       Proxy Statement/Prospectus Cover Page; The
                                                                        Merger; Description of Bancorp Capital
                                                                        Stock

 5.     Pro Forma Financial Information..........................       Summary -- Pro Forma Financial Data

 6.     Material Contracts with Company being Acquired...........       Not applicable

 7.     Additional Information Required for Reoffering by........       Not applicable
                Persons and Parties Deemed to be Underwriters

 8.     Interests of Named Experts and Counsel...................       Not applicable

 9.     Disclosure of Commission Position on Indemnification.....       Not applicable
                for Securities Act Liabilities

                      B. INFORMATION ABOUT THE REGISTRANT

10.     Information With Respect to S-3 Registrants..............       Not applicable

11.     Incorporation of Certain Information by Reference........       Incorporation of Certain Documents by
                                                                        Reference

12.     Information with Respect to S-2 or S-3 Registrants.......       Available Information; Incorporation of
                                                                        Certain Documents by Reference

13.     Incorporation of Certain Information by Reference........       Incorporation of Certain Documents by
                                                                        Reference

14.     Information with Respect to Registrants Other Than.......       Not applicable
                S-2 or S-3 Registrants

                C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.     Information with Respect to S-3 Registrants..............       Not applicable

16.     Information with Respect to S-2 or S-3 Registrants.......       Available Information, Incorporation of
                                                                        Certain Documents by Reference

17.     Information with Respect to Registrants Other Than S-2
        or S-3 Registrants.......................................       Not applicable

                    D. VOTING AND MANAGEMENT INFORMATION

18.     Information if Proxies, Consents or Authorizations are
        to be Solicited...........................................      Proxy Statement/Prospectus Summary; the
                                                                        CU Meeting; the Home Meeting

19.     Information if Proxies, Consents or Authorizations are
        Not to be Solicited in an Exchange Offer................       Not applicable


                                 [CU Letterhead]


                                                                June 10, 1996


To Our Shareholders:

      We are pleased to enclose a Notice of Annual Meeting of CU Bancorp, a Notice of Annual Meeting of Home Interstate Bancorp, and a Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") relating to actions to be taken at both meetings. At the Annual Meetings of both companies, the shareholders will be asked:

1) To approve the principal terms of the Agreement and Plan of Reorganization dated as of January 10, 1996, as amended on March 29, 1996 (the "Merger Agreement"), by and among CU Bancorp and California United Bank, National Association, a national banking association and a wholly owned subsidiary of CU Bancorp, Home Interstate Bancorp ("Home Bancorp") and Home Bank ("Home Bank"), a California state chartered bank and a wholly owned subsidiary of Home Bancorp, pursuant to which, among other things, Home Bancorp will be merged with and into CU Bancorp (the "Merger") with CU Bancorp surviving the Merger and California United Bank, National Association will be merged with and into Home Bank (the "Bank Merger") with Home Bank, under the name "California United Bank" surviving the Bank Merger. Upon consummation of the Merger (the "Effective Time"), each outstanding share of Common Stock, no par value, of Home Bancorp ("Home Stock") will be converted into the right to receive 1.409 shares of CU Bancorp Common Stock, without par value ("CU Stock"), in an exchange intended to be tax free except to the extent of any cash received in exchange for fractional shares. Shares of CU Stock outstanding immediately prior to the Merger will remain outstanding after the consummation of the Merger. A copy of the Merger Agreement is included in the Joint Proxy Statement/Prospectus as Appendix A.

      At the CU Bancorp Annual Meeting (the "CU Meeting"), the shareholders of CU Bancorp (the "CU Shareholders") will also be asked to consider and vote upon the following additional matters:

REGULAR BUSINESS TO BE CONDUCTED:

2) To amend the Bylaws of CU Bancorp to decrease the authorized number of directors to not less than six and not more than eleven. (See Proposal Number 6 with regard to a Bylaw amendment in connection with the Merger);

3) To elect as directors the six individuals nominated by the Board of Directors subject to the effect of the Merger;

4) To approve the CU Bancorp 1996 Employee Stock Option Plan providing for the issuance of options to purchase up to 375,000 shares of CU Stock thereunder;

5) To ratify the appointment of Arthur Andersen LLP as CU Bancorp's independent accountants for the fiscal year ending December 31, 1996.

TRANSACTIONS IN CONNECTION WITH THE MERGER:

6) To amend the Bylaws of CU Bancorp, effective upon the Effective Time, to increase the number of directors to not less than seven and not more than thirteen;

7) To approve the CU Bancorp Conversion Stock Option Plan, effective upon the Effective Time, to provide for the assumption of all outstanding stock options to purchase Home Stock as required by the Merger Agreement (THE ASSUMPTION OF OPTIONS TO PURCHASE HOME STOCK BY CU BANCORP AND THE CONVERSION INTO OPTIONS TO PURCHASE CU STOCK IS A CONDITION PRECEDENT TO THE MERGER);

8) To amend the CU Bancorp 1996 Employee Stock Option Plan, effective immediately following the Effective Time, to increase the number of shares of CU Stock which can be issued pursuant to such plan to 750,000 shares, in order to reflect the capitalization and employee base of the Surviving Corporation;

9) To adopt the CU Bancorp 1996 Restricted Stock Plan effective immediately following the Effective Time, to replace the CU Bancorp 1995 Restricted Stock Plan which will be terminated at the Effective Time;

10) To approve amendments to the 1994 Non-Employee Director Stock Option Plan, effective immediately following the Effective Time, to change certain portions of the plan with regard to acceleration of vesting of options upon certain transactions such as mergers or acquisitions (not including the Merger discussed herein);

11) To consider and transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

      More detailed information about the nominees, the specified proposals and other matters regarding the CU Meeting is included in the attached Joint Proxy Statement/Prospectus.

      THE BOARD OF DIRECTORS OF CU BANCORP HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE HOLDERS OF CU STOCK VOTE TO APPROVE THE MERGER AGREEMENT AT THE CU MEETING.

      Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope as soon as possible so that your shares will be represented at the meeting. The Board of Directors suggests that you vote "FOR" each proposal listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy then. It is important that your stock be represented.

                              Stephen G. Carpenter
                              Chairman of the Board

                                   CU BANCORP
                             16030 VENTURA BOULEVARD
                          ENCINO, CALIFORNIA 91436-4487

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 18, 1996


TO THE SHAREHOLDERS OF CU BANCORP:

       NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of the Board of Directors, the Annual Meeting of Shareholders (the "CU Meeting") of
CU Bancorp, a California corporation ("CU Bancorp"), will be held in the Renaissance Ballroom, at the Los Angeles Renaissance Hotel, located at 9620 Airport Boulevard, Los Angeles, California 90045, on July 18, 1996 at 8:30 a.m., California time, for the following purposes all as set forth in the attached Joint Proxy Statement/Prospectus:

      1. Approval of Merger Agreement. To approve the principal terms of the Agreement and Plan of Reorganization dated as of January 10, 1996, as amended on March 29, 1996 (the "Merger Agreement"), by and among CU Bancorp, California United Bank, National Association, a national banking association and a wholly owned subsidiary of CU Bancorp ("CU Bank"), Home Interstate Bancorp, a California corporation ("Home Bancorp"), and Home Bank ("Home Bank"), a California state chartered bank and a wholly owned subsidiary of Home Bancorp, pursuant to which, among other things, Home Bancorp will merge with and into CU Bancorp (the "Merger"), with CU Bancorp surviving the Merger (the "Surviving Company") and CU Bank will merge with and into Home Bank under the name "California United Bank" (the "Surviving Bank"). Upon consummation of the Merger, each outstanding share of Common Stock, no par value, of Home Bancorp ("Home Stock") will be converted into the right to receive 1.409 shares of CU Bancorp Common Stock, without par value ("CU Stock") in an exchange intended to be tax free except to the extent of any cash received in exchange for fractional shares. A copy of the Merger Agreement is included in the Joint Proxy Statement/Prospectus as Appendix A.

      REGULAR BUSINESS TO BE CONDUCTED:

      2. Amendment of CU Bancorp Bylaws. To amend the Bylaws of CU Bancorp to decrease the authorized number of directors to not less than six and not more than eleven. See Proposal Number 6 with regard to a Bylaw amendment in connection with the Merger.

      3. Election of Directors. To elect as directors the six individuals nominated by the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.* The following persons are the Board of Directors' nominees:

                 Kenneth L. Bernstein        Paul W. Glass
                 Stephen G. Carpenter        Ronald S. Parker
                 Richard H. Close*           David I. Rainer

* In order to assist CU Bancorp in complying with the provisions of the Merger Agreement which provide, among other things, that the Board of Directors of the Surviving Company immediately following the Merger shall consist of five members from each of the CU Bancorp and Home Bancorp Boards of Directors, Director Richard H. Close has submitted his irrevocable resignation as a director and officer of CU Bancorp and CU

Bank, effective upon consummation of the Merger. In the event that the Merger is not consummated as contemplated, Mr. Close will continue to serve as a director of CU Bancorp for the period elected herein.
      4. Adoption of New CU Bancorp 1996 Employee Stock Option Plan. To approve the adoption of the CU Bancorp 1996 Employee Stock Option Plan (the "1996 Option Plan") providing for the issuance of options to purchase up to 375,000 shares of CU Stock thereunder. See Proposal Number 8. below, regarding a proposed amendment to the 1996 Option Plan, upon the Effective Time, to increase the number of shares of CU Stock authorized and reserved for the 1996 Option Plan to provide sufficient options for the Surviving Company.

      5. Ratification of Appointment of Independent Accountants. To ratify the appointment of Arthur Andersen LLP as CU Bancorp's independent accountants for the fiscal year ending December 31, 1996.

      TRANSACTIONS IN CONNECTION WITH THE MERGER:

      6. Amendment to CU Bancorp Bylaws Changing Authorized Number of Directors, Effective Upon the Merger. To amend the CU Bancorp Bylaws, effective upon the Effective Time, to increase the number of directors to not less than seven and not more than thirteen.

      7. Adoption of CU Bancorp Conversion Stock Option Plan, Effective Upon the Merger to Provide for the Assumption of Home Options and Conversion into CU Options. To approve the CU Bancorp Conversion Stock Option Plan (the "Conversion Plan"), effective upon the Effective Time, to provide for the assumption of all outstanding stock options ("Home Options") to purchase Home Stock and the conversion into options to purchase CU Stock ("CU Options"), as required by the Merger Agreement (THE ASSUMPTION AND CONVERSION OF HOME OPTIONS INTO CU OPTIONS IS A CONDITION PRECEDENT TO THE MERGER).

      8. Increase in Shares of CU Stock Reserved under the 1996 Option Plan, Effective Immediately Following the Effective Time. To amend the 1996 Option Plan to increase the number of shares available under the 1996 Option Plan to 750,000 effective immediately following the Effective Time, in order to accommodate the greater number of eligible employees after the Merger and to provide for future requirements.
      9. Adoption of CU Bancorp 1996 Restricted Stock Plan Effective Immediately Following the Effective Time. To adopt the CU Bancorp 1996 Restricted Stock Plan to be effective immediately following the Effective Time, to replace the CU Bancorp 1995 Restricted Stock Plan which will be terminated at the Effective Time.

      10. Amendments to 1994 Non-Employee Director Stock Option Plan to Amend Vesting Provisions Effective Immediately Following the Merger. To amend the 1994 Non-Employee Director Stock Option Plan to change certain portions of the plan with regard to acceleration of vesting of options upon certain transactions such as mergers or acquisitions, such amendments to be effective immediately following the Effective Time and shall not be applicable to the Merger.

      11. Other Business. To consider and transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

      MORE DETAILED INFORMATION ABOUT THE NOMINEES, THE SPECIFIED PROPOSALS AND OTHER MATTERS REGARDING THE CU MEETING IS INCLUDED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS.

      THE BOARD OF DIRECTORS OF CU BANCORP HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE HOLDERS OF THE CU STOCK VOTE TO APPROVE THE MERGER AGREEMENT AT THE CU MEETING.

      If the Merger is consummated, holders of the CU Stock who comply with the requirements of Chapter 13 of the California General Corporation Law ("Chapter 13") may have the right to receive from CU Bancorp a cash payment of the fair market value of their shares determined in accordance with Chapter 13. See "DISSENTING SHAREHOLDERS' RIGHTS -- CU BANCORP" in the attached Joint Proxy Statement/Prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to enforce such rights under Chapter 13, a copy of which is included as Appendix D thereto and incorporated herein by this reference.
      Shareholders of record at the close of business on June 6, 1996 are entitled to notice of and to vote at the CU Meeting.
- --------------------------------------------------------------------------------

      Provisions of the Bylaws of CU Bancorp govern nominations for election of members of the Board of Directors as follows:

Section 2.11. NOMINATION OF DIRECTORS. Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election.

                                             CU BANCORP

                                             Stephen G. Carpenter
                                             Chairman of the Board and
                                             Chief Executive Officer

DATED:  June 10, 1996




      IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

      IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                [Home Letterhead]


                                                                June 10, 1996



To Our Shareholders:

      We are pleased to enclose a Notice of Annual Meeting of Home Interstate Bancorp ("Home Bancorp"), a Notice of Annual Meeting of CU Bancorp, and a Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") relating to actions to be taken at both meetings. At the Annual Meetings of both companies, the shareholders will be asked to approve the principal terms of the Agreement and Plan of Reorganization dated as of January 10, 1996 (the "Merger Agreement"), as amended on March 29, 1996, by and among CU Bancorp and California United Bank, National Association, a national banking association and a wholly owned subsidiary of CU Bancorp, Home Bancorp and Home Bank, a California state chartered bank and a wholly owned subsidiary of Home Bancorp, pursuant to which, among other things, Home Bancorp will be merged with and into CU Bancorp (the "Merger") and California United Bank, National Association will be merged with and into Home Bank under the name "California United Bank." Upon consummation of the Merger, each outstanding share of Common Stock, no par value, of Home Bancorp will be converted into the right to receive 1.409 shares of CU Bancorp Common Stock, without par value, in an exchange intended to be tax free except to the extent of any cash received in exchange for fractional shares. A copy of the Merger Agreement is included in the Joint Proxy Statement/Prospectus as Appendix A.

      At the Home Bancorp meeting (the "Home Meeting"), the shareholders of Home Bancorp will also be asked to consider and vote upon the election as directors of the nine individuals nominated by the Board of Directors subject to the consummation of the Merger as more fully set out herein; and the ratification of the appointment of Arthur Andersen LLP as Home Bancorp's independent accountants for the fiscal year ending December 31, 1996.

      More detailed information about the nominees, the specified proposals and other matters regarding the Home Meeting is included in the attached Joint Proxy Statement/Prospectus.

      THE BOARD OF DIRECTORS OF HOME BANCORP HAS APPROVED THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE SHAREHOLDERS OF HOME BANCORP VOTE TO APPROVE THE MERGER AGREEMENT AT THE HOME MEETING.

      Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope as soon as possible so that your shares will be represented at the meeting. The Board of Directors suggests that you vote "FOR" each proposal listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy then. It is important that your stock be represented.

                                 Ruth A. Martin
                              Chairman of the Board

                             HOME INTERSTATE BANCORP
                               2633 CHERRY AVENUE
                          SIGNAL HILL, CALIFORNIA 90806

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 17, 1996

TO THE SHAREHOLDERS OF HOME INTERSTATE BANCORP:

      NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of the Board of Directors, the Annual Meeting of Shareholders (the "Home Meeting") of Home Interstate Bancorp, a California corporation ("Home Bancorp"), will be held in the Grand Ballroom, at the Long Beach Airport Marriott Hotel, located at 4700 Airport Plaza Drive, Long Beach, California 90815, on July 17, 1996 at 10:00 a.m., California time, for the following purposes all as set forth in the attached Joint Proxy Statement/Prospectus:
      1. Approval of Merger Agreement. To approve the principal terms of the Agreement and Plan of Reorganization dated January 10, 1996, as amended on March 29, 1996 (the "Merger Agreement"), by and among CU Bancorp, a California corporation ("CU Bancorp"), California United Bank, National Association, a national banking association and a wholly owned subsidiary of CU Bancorp ("CU Bank"), Home Bancorp, and Home Bank ("Home Bank"), a California state chartered bank and wholly owned subsidiary of Home Bancorp, pursuant to which Home Bancorp will merge with and into CU Bancorp (the "Merger"), with CU Bancorp surviving the Merger (the "Surviving Company") and CU Bank will merge with and into Home Bank under the name "California United Bank." Upon consummation of the Merger, each outstanding share of Common Stock, no par value, of Home Bancorp ("Home Stock") will be converted into the right to receive 1.409 shares of CU Bancorp Common Stock, without par value. A copy of the Merger Agreement is included in the Joint Proxy Statement/Prospectus as Appendix A.

      2. Election of Directors. To elect nine persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. The Board of Directors' nominees are the following persons:

            Donald A. Buschenfield              Donald G. Martin
            J. Richard Denham                   Ruth A. Martin*
            Randall G. Elston                   Bill Neal*
            Roger K. Freeman, MD*               George W. Post*
                                 James P. Staes

* In order to assist Home Bancorp in complying with the Merger Agreement which provides, among other things, that the Board of Directors of the Surviving Company immediately following the Merger shall consist of five members from each of the Home Bancorp and CU Bancorp Boards of Directors, Directors Roger K. Freeman, MD, Ruth A. Martin, Bill Neal and George W. Post have submitted their irrevocable resignations as directors of Home Bancorp and Home Bank, effective upon the consummation of the Merger. In the event that the Merger is not consummated as contemplated, the aforementioned persons will continue to serve as directors of Home Bancorp and Home Bank for the period elected herein.

      3. Ratification of Appointment of Independent Accountants. To ratify the appointment of Arthur Andersen LLP as Home Bancorp's independent accountants for the fiscal year ending December 31, 1996.

      4. Other Business. To transact such other business as may properly come before the Home Meeting and at any and all adjournments thereof.
      The Bylaws of Home Bancorp provide for the nomination of directors in the following manner:
      "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be received by the President of the Corporation no more than 60 days prior to a meeting of shareholders called for the election of directors, and no more than 10 days after the date of notice of such meeting is sent to shareholders pursuant to Section 2.2(d) of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation of each proposed nominee; (D) the name and resident address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee."

      Only those shareholders of record at the close of business on June 7, 1996 shall be entitled to notice of and to vote at the Home Meeting.

      THE BOARD OF DIRECTORS OF HOME BANCORP HAS APPROVED THE MERGER AGREEMENT (A COPY OF WHICH IS INCLUDED AS APPENDIX A TO THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS) AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE HOLDERS OF HOME STOCK VOTE TO APPROVE THE MERGER AGREEMENT AT THE HOME MEETING.
      If the Merger is consummated, holders of the Home Stock who comply with the requirements of Chapter 13 of the California General Corporation Law ("Chapter 13") may have the right to receive from Home Bancorp a cash payment of the fair market value of their shares determined in accordance with Chapter 13. See "DISSENTING SHAREHOLDERS' RIGHTS -- HOME BANCORP" in the attached Joint Proxy Statement/Prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to enforce such rights under Chapter 13, a copy of which is included as Appendix D thereto and incorporated herein by this reference.
                                           HOME INTERSTATE BANCORP

                                           Susan Monsoor
                                           Vice President
                                           Corporate Secretary

DATED:  June 10, 1996

      IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

      IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                TABLE OF CONTENTS


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SUMMARY.......................................................................................................    1
         The Meetings.........................................................................................    1
         The Parties..........................................................................................    1
         The Merger...........................................................................................    2
         Exchange of Stock Certificates.......................................................................    7
         Dissenters' Rights...................................................................................    7
         Historical and Pro Forma per Share Data for CU Bancorp and Home Bancorp..............................    8
         Comparative Stock Price Information..................................................................    9
         Certain CU Bancorp Financial Data....................................................................   10

CU BANCORP SUMMARY CONSOLIDATED FINANCIAL DATA................................................................   10
         Recent CU Bancorp Developments.......................................................................   11
         Certain Home Bancorp Financial Data..................................................................   11

HOME BANCORP SUMMARY CONSOLIDATED FINANCIAL DATA..............................................................   12
         Recent Home Bancorp Developments.....................................................................   13

PRO FORMA FINANCIAL DATA......................................................................................   14
         Unaudited Pro Forma Combined Financial Information...................................................   14

INTRODUCTION..................................................................................................   19

THE CU MEETING................................................................................................   20
         Record Date..........................................................................................   20
         Proxies..............................................................................................   20
         Costs of Solicitations of Proxies....................................................................   20
         Quorum...............................................................................................   21
         Vote Required........................................................................................   21

THE HOME MEETING..............................................................................................   21
         Record Date..........................................................................................   21
         Proxies..............................................................................................   22
         Quorum...............................................................................................   22
         Vote Required........................................................................................   22

THE MERGER....................................................................................................   23
         Background of the Merger.............................................................................   23
         Recommendation of the Boards of Directors and Reasons for the Merger.................................   27
         Opinion of CU Bancorp Financial Advisor..............................................................   28
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         Opinion of Home Bancorp Financial Advisor............................................................   34
         Terms of the Merger..................................................................................   38
         Effective Time of Merger.............................................................................   38
         Regulatory Approvals.................................................................................   38
         Agreements with Certain Shareholders.................................................................   39
         Interests of Certain Persons in the Merger...........................................................   40
         Certain Related Transactions.........................................................................   42
         Certain Federal Income Tax Consequences..............................................................   42
         Exchange Procedures..................................................................................   44
         Post-Merger Operations...............................................................................   45
         Sales of CU Stock....................................................................................   45
         NASDAQ Listing.......................................................................................   45
         Accounting Treatment.................................................................................   45

THE MERGER AGREEMENT..........................................................................................   46
         Conditions to the Merger.............................................................................   46
         Nonsolicitation......................................................................................   47
         Treatment of Options.................................................................................   48
         Termination..........................................................................................   48
         Covenants; Conduct of Business Prior to Effective Time...............................................   49
         Amendment and Waiver.................................................................................   50

THE WARRANT AGREEMENTS........................................................................................   50
         Exercise of Warrants.................................................................................   50
         Adjustment of Number of Shares to Warrants...........................................................   51
         Repurchase of Warrants...............................................................................   52
         Restrictions On Transfer.............................................................................   52

DISSENTING SHAREHOLDERS' RIGHTS...............................................................................   52

CU BANCORP....................................................................................................   55

DESCRIPTION OF CU BANCORP CAPITAL STOCK.......................................................................   56
         CU Stock.............................................................................................   56
         CU Preferred Stock...................................................................................   56
         Indemnification Provisions...........................................................................   56

HOME BANCORP..................................................................................................   57

INFORMATION CONCERNING CU BANCORP MEETING ONLY................................................................   59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................................................   59
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REGULAR BUSINESS TO BE CONDUCTED..............................................................................   62

DIRECTORS AND EXECUTIVE OFFICERS..............................................................................   64
         Committees of the Board of Directors; Director Attendance............................................   66
         Executive Officers...................................................................................   68
         Compensation of Directors and Executive Officers.....................................................   68

STOCK OPTIONS.................................................................................................   70

OTHER MATTERS RELATED TO COMPENSATION.........................................................................   71
         Other Compensation / Golden Parachutes...............................................................   71
         Compensation of Directors............................................................................   72
         Additional Director Compensation.....................................................................   72
                  1987 Special (Director) Stock Option Plan...................................................   72
                  Director Warrants...........................................................................   73
                  CU Bancorp 1994 Non-Employee Director Stock Option Plan.....................................   74
         Employee Stock Option and Restricted Stock Plans.....................................................   76
                  1983 Employee Stock Option Plan.............................................................   76
                  First Amended and Restated 1985 Employee Stock Option Plan..................................   77
                  1993 Employee Stock Option Plan.............................................................   78
                  1995 Restricted Stock Plan..................................................................   80

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.................................................   81
         Overall Philosophy...................................................................................   81
         Recruitment of Management Personnel..................................................................   82
         Compensation Philosophy..............................................................................   82
         Base Salary..........................................................................................   83
         Bonuses..............................................................................................   83
         Long-Term Compensation / Stock Options and Restricted Stock..........................................   83
         Special Deduction Limit..............................................................................   84

SHAREHOLDER RETURN GRAPH......................................................................................   84
         Indebtedness of Management...........................................................................   86
         Other Material Transactions..........................................................................   86
         Regulatory Agreements................................................................................   87
         Summary of the New Stock Option Plan.................................................................   87
         Purpose..............................................................................................   88
         Administration.......................................................................................   88
         Shares Reserved......................................................................................   88
         Eligibility..........................................................................................   88
         Terms of Stock Options...............................................................................   88
         Adjustments Upon Changes In Stock....................................................................   89
         Expiration, Termination and Transfer of Options......................................................   89
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         Termination and Amendment of the 1996 Option Plan....................................................   89
         Federal Income Tax Consequences......................................................................   90
         Grant of Options.....................................................................................   90

TRANSACTIONS IN CONNECTION WITH THE MERGER....................................................................   92
         Purpose..............................................................................................   93
         Administration.......................................................................................   93
         Eligibility..........................................................................................   93
         Terms of Options.....................................................................................   93
         Existing Restricted Stock Plan.......................................................................   95
         Summary of the Restricted Stock Plan.................................................................   96
         Purpose..............................................................................................   96
         Administration.......................................................................................   96
         Shares Reserved......................................................................................   97
         Eligibility..........................................................................................   97
         Grants, Vesting and Restrictions Under the Restricted Stock Plan.....................................   97
         Adjustments Upon Changes In Stock....................................................................   97
         Transfer of Restricted Stock.........................................................................   97
         Termination and Amendment of the 1996 Restricted Stock Plan..........................................   98
         Federal Income Tax Consequences......................................................................   98
         Grant of Options.....................................................................................   99

SHAREHOLDER PROPOSALS.........................................................................................  101

OTHER MATTERS.................................................................................................  101

INFORMATION CONCERNING HOME BANCORP MEETING ONLY..............................................................  102

ELECTION OF DIRECTORS.........................................................................................  102
         Directors, Nominees and Executive Officers of Home Bancorp...........................................  104
         The Board of Directors and Committees................................................................  105
         Report of the Personnel/Compensation Committee of Home Bank..........................................  106
         Compensation Philosophy..............................................................................  106
         Compensation Programs................................................................................  107
                  Salary   ...................................................................................  107
                  Home Bank Profit Sharing and Retirement Savings Plan........................................  107
                  Home Bank Stakeholders (R) Incentive Compensation Plan......................................  108
                  Stock Option Program........................................................................  108
         CEO Compensation.....................................................................................  108

JOINT PERSONNEL/COMPENSATION COMMITTEE........................................................................  109
         Executive Compensation...............................................................................  109
         Retention Agreements.................................................................................  110
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         Pension Plan.........................................................................................  111
         Stock Option Exercises and Holdings..................................................................  112
         Compensation Committee Interlocks and Insider Participation..........................................  112
         Performance Graph....................................................................................  113
         Director Compensation................................................................................  114
         Certain Transactions.................................................................................  114
         Compliance with Reporting Requirements of Section 16.................................................  114

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS........................................................  115

PROPOSALS OF SHAREHOLDERS.....................................................................................  115

OTHER MATTERS.................................................................................................  115

LEGAL MATTERS.................................................................................................  115

EXPERTS.......................................................................................................  115
         CU Bancorp...........................................................................................  115
         Home Bancorp.........................................................................................  116
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                                        v
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APPENDICES

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Appendix A.........................................................    Agreement and Plan of
                                                                       Reorganization and certain
                                                                       Exhibits thereto, with
                                                                       Amendment No. 1 and
                                                                       Exhibit thereto

Appendix B.........................................................    CU Bancorp 1995 Annual
                                                                       Report on Form 10-K, with
                                                                       Amendment No. 1 on
                                                                       Form 10-K/A thereto

Appendix C.........................................................    Home Interstate Bancorp
                                                                       1995 Annual Report on Form
                                                                       10-K, with Amendment No.
                                                                       1 on Form 10-K/A thereto

Appendix D.........................................................    Chapter 13 of the California
                                                                       General Corporation Law

Appendix E.........................................................    CU Warrant Agreement (See
                                                                       Appendix A, Exhibit C)

Appendix F.........................................................    Home Warrant Agreement
                                                                       (See Appendix A, Exhibit D)

Appendix G.........................................................    Van Kasper & Company
                                                                       Fairness Opinion

Appendix H.........................................................    Piper Jaffray Inc. Fairness
                                                                       Opinion

Appendix I.........................................................    CU Bancorp Quarterly
                                                                       Report on Form 10-Q for the
                                                                       quarter ended March 31,
                                                                       1996

Appendix J ........................................................    Home Interstate Bancorp
                                                                       Quarterly Report on Form
                                                                       10-Q for the quarter ended
                                                                       March 31, 1996



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                                       vi

                                   CU BANCORP
                             HOME INTERSTATE BANCORP
                        JOINT PROXY STATEMENT/PROSPECTUS
                       FOR ANNUAL MEETINGS OF SHAREHOLDERS
           TO BE HELD ON JULY 18, 1996 AND JULY 17,1996, RESPECTIVELY


- --------------------------------------------------------------------------------
                                   CU BANCORP
                                   PROSPECTUS

      This Joint Proxy Statement/Prospectus is furnished to the shareholders of CU Bancorp, a California corporation ("CU Bancorp"), and to the shareholders of Home Interstate Bancorp, a California corporation ("Home Bancorp"), in connection with the solicitation by their respective Boards of Directors of proxies to be used at annual meetings of their shareholders.

      At the annual meetings of CU Bancorp (the "CU Meeting") and Home Bancorp (the "Home Meeting"), the shareholders of each company will be asked to consider and act upon, among other things, a proposal to approve the principal terms of the Agreement and Plan of Reorganization by and among CU Bancorp, California United Bank, National Association, a national banking association and a wholly owned subsidiary of CU Bancorp ("CU Bank"), Home Bancorp, and Home Bank ("Home Bank"), a California state chartered bank and a wholly owned subsidiary of Home Bancorp, dated January 10, 1996, as amended on March 29, 1996 (the "Merger Agreement"). A copy of the Merger Agreement is included with this Joint Proxy Statement/Prospectus as Appendix A. The Merger Agreement provides for, among other things, the merger (the "Merger") of Home Bancorp with and into CU Bancorp, with CU Bancorp surviving the Merger (the "Surviving Company") and for the conversion of each outstanding share of Common Stock, no par value, of Home Bancorp ("Home Stock") into the right to receive 1.409 shares of Common Stock, without par value, of CU Bancorp ("CU Stock"). Based on the number of fully diluted shares of CU Stock outstanding as of the record date for the CU Meeting, the shares of CU Stock to be issued to Home Bancorp shareholders pursuant to the Merger Agreement will represent approximately 52% of the fully diluted shares of CU Stock outstanding following the Merger.

      At each of the CU Meeting and Home Meeting, shareholders will also be asked to elect certain persons to their respective Boards of Directors. If the Merger is consummated, however, the number of Directors of CU Bancorp will be increased to ten and the Board of Directors will appoint five current members of the Home Bancorp Board of Directors to the Board of Directors of the Surviving Company. At such time, the Board of CU Bancorp will be comprised of five (5) members from each of the current CU Bancorp Board of Directors and current Home Bancorp Board of Directors. For a description of these and other actions to be taken at the annual meetings, see "INFORMATION CONCERNING CU MEETING ONLY" and "INFORMATION CONCERNING HOME BANCORP MEETING ONLY."

      This Joint Proxy Statement/Prospectus is first being mailed to the shareholders of CU Bancorp and Home Bancorp on or about June 10, 1996.


      This Joint Proxy Statement/Prospectus also constitutes the Prospectus of CU Bancorp under the Securities Act of 1933, as amended (the "Securities Act"), for the public offering of the shares of CU Stock to be issued in the Merger. See "DESCRIPTION OF CU BANCORP CAPITAL STOCK -- CU Stock." This Joint Proxy Statement/Prospectus does not cover any resales of such securities, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                                 ---------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR THE COMPTROLLER OF THE CURRENCY, THE CALIFORNIA SUPERINTENDENT OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
      ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
         COMMISSION OR THE COMPTROLLER OF THE CURRENCY, THE CALIFORNIA
             SUPERINTENDENT OF BANKS, THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     JOINT PROXY STATEMENT/PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                 ---------------

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JUNE 10, 1996

                              AVAILABLE INFORMATION

      Each of CU Bancorp and Home Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by each of CU Bancorp and Home Bancorp can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at Room 1228, 75 Park Place, New York, New York 10007 and Room 3190, 230 South Dearborn Street, Chicago, Illinois 60604. In addition, copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
      CU Bancorp has filed with the Commission a Registration Statement (No. 333-02777) under the Securities Act relating to the shares of CU Stock to be issued in the Merger (the "Registration Statement"). This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the Exhibits thereto, certain parts of which are omitted in accordance with the Commission's rules and regulations. The Registration Statement and the Exhibits thereto may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above. All information concerning CU Bancorp contained in the Joint Proxy Statement/Prospectus has been furnished by CU Bancorp, and all information concerning Home Bancorp has been furnished by Home Bancorp.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

      The following documents filed with the Commission are incorporated herein by reference: (i) CU Bancorp's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1995; (ii) CU Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (iii) Home Bancorp's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1995; and (iv) Home Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. CU BANCORP'S ANNUAL REPORT ON FORM 10-K AND FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1995 AND HOME BANCORP'S ANNUAL REPORT ON FORM 10-K FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1995 ARE ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX B AND C, RESPECTIVELY. CU BANCORP'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1996 AND HOME BANCORP'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1996 ARE ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX I AND J, RESPECTIVELY.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CU BANCORP OR HOME BANCORP. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CU BANCORP OR HOME BANCORP SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT

PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                     SUMMARY

      The following is a summary of certain information included elsewhere in this Joint Proxy Statement/Prospectus and is qualified in its entirety by reference to that information. Shareholders are urged to review carefully the entire Joint Proxy Statement/Prospectus (including the Appendices and the documents incorporated by reference).

THE MEETINGS

      CU Bancorp. The CU Meeting will be held at 8:30 a.m., California time, on July 18, 1996 in the Renaissance Ballroom, at the Los Angeles Renaissance Hotel, located at 9620 Airport Boulevard, Los Angeles, California 90045. CU Bancorp's shareholders will consider and vote on (i) a proposal to approve the principal terms of the Merger Agreement, (ii) a proposal to amend the Bylaws of CU Bancorp to decrease the authorized number of directors to not less than six and not more than eleven, (iii) a proposal to elect six persons to the CU Bancorp Board of Directors (the "CU Board"), (iv) a proposal to adopt the CU Bancorp 1996 Employee Stock Option Plan (the "1996 Option Plan"), (v) a proposal to ratify the appointment of Arthur Andersen LLP ("Arthur Andersen") as CU Bancorp's independent accountants for the fiscal year ending December 31, 1996, (vi) a proposal to amend the CU Bancorp Bylaws upon the Effective Time to increase the authorized number of directors to not less than seven and not more than thirteen, (vii) a proposal to adopt the CU Bancorp Conversion Stock Option Plan (the "Conversion Plan"), (viii) a proposal to amend the 1996 Option Plan to increase the number of shares available thereunder, effective immediately following the Effective Time, (ix) a proposal to adopt the CU Bancorp 1996 Restricted Stock Plan (the "1996 Restricted Stock Plan"), (x) a proposal to amend the 1994 Non-Employee Director Stock Option Plan (the "1994 Plan") effective immediately following the Effective Time, and (xi) such other business as may properly come before such meeting. The close of business on June 6, 1996 has been set as the record date (the "CU Record Date") for determining which shareholders are entitled to receive notice of and to vote at the CU Meeting. On the CU Record Date, there were 5,296,583 shares of CU Stock outstanding, held of record by approximately 423 shareholders. See "THE CU MEETING."


      Home Bancorp. The Home Meeting will be held at 10:00 a.m., California time, on July 17, 1996 in the Grand Ballroom, at the Long Beach Airport Marriott Hotel, located at 4700 Airport Plaza Drive, Long Beach, California 90815. Home Bancorp's shareholders will consider and vote on (i) a proposal to approve the principal terms of the Merger Agreement, (ii) a proposal to elect nine persons to the Home Bancorp Board of Directors (the "Home Board"), (iii) a proposal to ratify the appointment of Arthur Andersen as the independent accountants for the fiscal year ending December 31, 1996 and (iv) such other business as may properly come before such meeting. The close of business on June 7, 1996 has been set as the record date (the "Home Record Date") for determining which shareholders are entitled to receive notice of and to vote at the Home Meeting. On the Home Record Date, there were 4,217,752 shares of Home Stock outstanding, held of record by approximately 1,051 shareholders. See "THE HOME MEETING."


THE PARTIES

       CU Bancorp. CU Bancorp is a California corporation incorporated in 1981 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). As of March 31, 1996, it had total assets of $383.7 million. CU Bancorp's sole subsidiary is CU Bank which provides CU Bancorp's principal source of income through dividends paid by CU Bank. CU Bancorp, through its banking subsidiary, provides banking and financial services throughout the greater Los Angeles and Orange County metropolitan area. See "CU BANCORP."

      The principal executive office of CU Bancorp is located at 16030 Ventura Boulevard, Encino, California 91436, telephone number (818) 907-9122. On January 12, 1996, CU Bancorp completed the acquisition of Corporate Bank, a California State chartered bank located in Orange County, through the merger of Corporate Bank into CU Bank. At the date of the merger of Corporate Bank into CU Bank, Corporate Bank had approximately $70 million in assets.

      California United Bank, National Association. CU Bank is a national banking association founded in 1982. As of March 31, 1996, it had total loans of $227.4 million, total deposits of $334.3 million and total assets of $383.7 million. CU Bank provides a wide range of commercial banking services to individuals and business concerns through its seven branch offices in the greater Los Angeles and Orange County metropolitan area.

      The principal executive office of CU Bank is located at 16030 Ventura Boulevard, Encino, California 91436, telephone number (818) 907-9122.

      Home Interstate Bancorp. Home Bancorp is a California corporation incorporated in 1979 and is registered as a bank holding company under the Bank Holding Company Act. As of March 31, 1996, it had total assets of $433.4 million. Home Bancorp's sole subsidiary is Home Bank which provides Home Bancorp's principal source of income through dividends paid by Home Bank. Home Bancorp, through its banking subsidiary, provides banking and financial services throughout Southern Los Angeles County and certain portions of Orange County.

      The principal executive office of Home Bancorp is located at 2633 Cherry Avenue, Signal Hill, California 90806, telephone number (310) 988-9600.

      Home Bank. Home Bank is a California state chartered bank founded in 1950. As of March 31, 1996, it had total loans of $215.9 million, total deposits of $379.5 million and total assets of $432.5 million. Home Bank provides a wide range of financial services through its fifteen branches in Southern Los Angeles County and certain portions of Orange County.

      The principal executive office of Home Bank is located at 2633 Cherry Avenue, Signal Hill, California 90806, telephone number (310) 988-9600.

THE MERGER

      General. Pursuant to the terms of the Merger Agreement, Home Bancorp will be merged with and into CU Bancorp (the "Merger"), with CU Bancorp surviving the Merger (the "Surviving Company"). The parties have agreed that the Surviving Company will retain the name "CU Bancorp." Simultaneously with the Merger and as part of the same transaction, CU Bank will be merged with and into Home Bank (the "Bank Merger"), with Home Bank surviving the Bank Merger (the "Surviving Bank") under the name "California United Bank."

      Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Home Stock issued and outstanding immediately prior to the consummation of the Merger (other than shares as to which statutory dissenters' rights are perfected) will automatically, without any action on the part of the holder thereof, be canceled and converted into the right to receive 1.409 shares of CU Stock (the "Conversion Ratio"). Each share of CU Stock issued and outstanding immediately prior to the consummation of the Merger shall remain outstanding as a share of CU Stock. No fractional shares of CU Stock will be issued in the Merger, but cash will be paid to holders of Home Stock in lieu thereof.

Based on the number of the fully diluted shares of CU Stock outstanding as of the CU Record Date, the shares of CU Stock to be issued to the Home Bancorp shareholders pursuant to the Merger Agreement will represent approximately 52% of the fully diluted shares of CU Stock following the Merger.

      Background and Reasons for the Merger and Management's Recommendations. The Boards of Directors of CU Bancorp and Home Bancorp began to consider the possibility of a business combination of their respective institutions during the third quarter of 1995. After various discussions and negotiations between certain of their directors and officers and presentations by its financial advisor, Home Bancorp accepted a nonbinding expression of interest letter of CU Bancorp on November 15, 1995 to effect the Merger. Following the acceptance of the expression of interest, each party conducted a due diligence examination of the other. Upon completion of such due diligence examination and after certain additional discussions and negotiations, each of the CU Board and Home Board held a meeting to discuss and evaluate the proposed transaction. Following the approval of the Merger Agreement and the transactions contemplated thereby by each of the CU Board and Home Board, CU Bancorp, CU Bank, Home Bancorp and Home Bank entered into the Merger Agreement on January 10, 1996. However, after the execution of the Merger Agreement, the parties had discussions with various bank regulatory agencies and, based on such discussions and a further assessment of the relative costs and benefits of a state bank versus a national bank, the parties determined that it was in the best interests of the Surviving Company to operate a state bank. Therefore, the parties executed Amendment No. 1 to the Agreement and Plan of Reorganization (the "Amendment") effective March 29, 1996. The Amendment modifies the structure of the Bank Merger to provide for a merger of CU Bank, a national bank, with and into Home Bank, a state bank.

      Each of the CU Board and Home Board believes the Merger to be in the best interests of their respective institutions, shareholders and banking customers. Each Board expects the Surviving Company to be stronger in terms of management, growth opportunities and profitability than is either institution at present.

      The CU Board and Home Board believe that the combination of CU Bank's commercial loan generation capability and Home Bank's substantial retail deposit base will have a positive impact on the operations of the Surviving Company. Following the Merger, the Surviving Bank will be able to fund its commercial loans utilizing the lower cost retail deposits of Home Bank. Prior to the Merger, CU Bank elected to fund excess loan demand with more expensive deposit sources. The Surviving Company will also have the advantage of consolidation and centralization of certain management and operations functions and certain resulting economies of scale. Furthermore, it is believed that the Surviving Bank, as a stronger independent financial institution, will be better able to compete with major banks in the communities now served by CU Bank and Home Bank and will benefit such communities by providing increased banking services. ACCORDINGLY, THE BOARDS OF DIRECTORS OF CU BANCORP AND HOME BANCORP HAVE APPROVED THE MERGER AND THE TRANSACTIONS CONTEMPLATED IN CONNECTION THEREWITH AND RECOMMEND APPROVAL OF THE MERGER BY THE SHAREHOLDERS OF CU BANCORP AND HOME BANCORP, RESPECTIVELY. See "THE MERGER -- Background of the Merger" and "Recommendation of the Boards of Directors and Reasons for the Merger."

      CU Bancorp Fairness Opinion. CU Bancorp has received a written fairness opinion from the investment banking firm of Van Kasper & Company ("Van Kasper") that the Merger is fair, from a financial point of view, to the shareholders of CU Bancorp as of June 3, 1996. The Van Kasper fairness opinion is attached to this Joint Proxy Statement/Prospectus as Appendix G. See "THE MERGER -- Opinion of CU Bancorp Financial Advisor."

      Home Bancorp Fairness Opinion. Home Bancorp has received a written opinion from the investment banking firm of Piper Jaffray Inc. ("Piper") that the consideration to be received in Merger is fair, from a financial point of view, to the shareholders of Home Bancorp as of June 4, 1996. The Piper fairness opinion is attached hereto as Appendix H. See "THE MERGER -- Opinion of Home Bancorp Financial Advisor."


      Conditions to the Merger; Termination. The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver on or before the Effective Time of, among other things, the following conditions: (i) the approval by the shareholders of CU Bancorp and Home Bancorp of the principal terms of the Merger Agreement; (ii) the absence of any judgment, decree, injunction, order or proceeding which prohibits or restricts the effectuation of, or threatens to invalidate, the Merger; (iii) the receipt of all required governmental approvals and consents and satisfaction of all other statutory or regulatory requirements; (iv) the written confirmation from Arthur Andersen that the Merger and the Bank Merger will qualify for pooling of interests accounting treatment; and (v) the performance of covenants, the accuracy of representations and warranties and the receipt of various legal opinions, officers' certificates and other documents, as provided in the Merger Agreement. See "THE MERGER AGREEMENT."

      The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of CU Bancorp and Home Bancorp, or, among other things, by either party (i) if any approval of shareholders of CU Bancorp or Home Bancorp required for the Merger is not obtained at the applicable meeting,
(ii) upon the expiration of thirty (30) days after any regulatory authority or governmental authority denies or refuses to grant any approval required to be obtained in order to consummate the transactions contemplated by the Merger Agreement unless within 30 days of such denial, all parties agree to submit a new application to the regulatory or governmental authority which refused to grant such approval, or (iii) if the Merger is not consummated by September 30, 1996.


      Regulatory Approvals. Applications for prior approval of the Merger and the Bank Merger were filed with the Federal Reserve Bank of San Francisco (the "FRB") and the Superintendent of Banks of the State of California (the "Superintendent") on or about June 3, 1996. There can be no assurances that the required approvals will be obtained, or as to conditions or timing of such approvals. See "THE MERGER -- Regulatory Approvals."

      Agreements with Certain Shareholders. Home Bancorp has entered into a Shareholder's Agreement with certain shareholders of CU Bancorp, each of whom is also a director of CU Bancorp (the "CU Directors") and CU Bancorp has entered into a Shareholder's Agreement with certain shareholders of Home Bancorp, each of whom is also a director of Home Bancorp (the "Home Directors"), pursuant to which the CU Directors and Home Directors have agreed generally (i) to vote all shares of CU Stock and Home Stock which they own or hold in trust in favor of the approval of the Merger Agreement, thereby increasing the likelihood that the Merger Agreement will be approved by the shareholders of both companies and (ii) not to sell or otherwise transfer any of their shares of CU Stock or Home Stock prior to the Effective Time. See "THE MERGER -- Agreements with Certain Shareholders."

      Current directors of Home Bancorp who are not expected to serve as directors of the Surviving Company have entered into an agreement (the "Affiliate Agreement") with CU Bancorp restricting such persons' ability to sell shares of CU Stock which such persons may acquire in connection with the Merger except in accordance with such Affiliate Agreement. See "THE MERGER -- Agreements with Certain Shareholders."

      Interests of Certain Persons in the Merger. In connection with the Merger, it is anticipated that Home Bank will enter into agreements with certain senior officers of Home Bancorp and Home Bank with regard to retention of such officers (the "Retention Agreements"). Upon consummation of the Merger and upon his execution of a Retention Agreement, Mr. James P. Staes, President and Chief Executive Officer of Home Bank, will become entitled to receive two years (the "Payment Term") of salary (or $402,132) payable in 48 substantially equal installments over a two-year period subject to a covenant not to compete for a period of three years and an agreement to provide certain consulting services for a period of one year following the Payment Term. Additionally, upon consummation of the Merger and upon the execution of the Retention Agreements, ten other key employees of Home Bancorp or Home Bank will become entitled to receive the equivalent of one year's salary, payable in 24 substantially equal installments over a one-year period. Included among those ten key employees are Mr. Bill Neal, Executive Vice President and Chief Operating Officer of Home Bank, and Mr. Keith W. Barnes, Senior Vice President and Chief Financial Officer of Home Bancorp, who will receive $119,474 and $92,926, respectively, under their Retention Agreement. Total payments to be made by the Surviving Company under the Retention Agreements are approximately $1.2 million. Payments under the Retention Agreements are separate and apart from and in addition to compensation the recipient may receive from CU Bancorp or its subsidiaries as an employee.

See "THE MERGER -- Interests of Certain Persons in the Merger."

      At the Effective Time, the Board of Directors of the Surviving Company will be comprised of 10 directors, five (5) members from each of the CU Board and the Home Board. The five members from the CU Board are expected to be Kenneth L. Bernstein, Stephen G. Carpenter, Paul W. Glass, Ronald S. Parker and David I. Rainer. The five members from the Home Board are expected to be Donald
A. Buschenfield, J. Richard Denham, Randall G. Elston, Donald G. Martin and James P. Staes.

      Stephen G. Carpenter, the current Chairman and Chief Executive Officer and David I. Rainer, the current President and Chief Operating Officer of CU Bancorp, will become the Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of the Surviving Company and Surviving Bank. James P. Staes, the current President of Home Bancorp, will become the Vice Chairman of the Surviving Company and Surviving Bank.

      The former officers and employees of Home Bancorp and CU Bank who become officers or employees of the Surviving Company or the Surviving Bank will be entitled to participate in all employee benefits and benefit programs of the Surviving Company or the Surviving Bank, as the case may be, in accordance with the terms of such plans or programs.

      Home Bancorp has arranged to purchase directors' and officers' insurance, which insurance shall cover persons serving as directors and officers of Home Bancorp prior to the Effective Time for a period of three years from the Effective Time. See "THE MERGER -- Interests of Certain Persons in the Merger."


      As of the Home Record Date, the directors and executive officers of Home Bancorp beneficially owned 763,478 shares of Home Stock (not including shares such persons could acquire through the exercise of options), constituting approximately 18.10% of the outstanding shares of Home Stock as of such date. The affirmative vote of an additional 31.91% of the outstanding shares of Home Stock entitled to vote at the Home Meeting will be required in order to approve the Merger Agreement. In addition, directors and executive officers of Home Bancorp held as of such date options to purchase 46,022 shares of Home Stock, which, upon the consummation of the Merger, will be assumed by and deemed to be options granted by the Surviving Company, subject to approval of the Conversion Plan by CU Bancorp shareholders at the CU Meeting. See "THE MERGER AGREEMENT -- Treatment of Options." If exercised prior to the Merger, the shares of Home Stock acquired will be converted into the right to receive CU Stock at the

Effective Time in the same manner as will the shares of Home Stock held by all other Home Bancorp shareholders.

      As of the CU Record Date, the directors and executive officers of CU Bancorp held 237,931 shares of CU Stock (not including shares such persons could acquire through the exercise of options), constituting approximately 4.49% of the outstanding shares of CU Stock as of such date (adjusted for additional shares issued in connection with Corporate Bank acquisition, as if it took place on December 31, 1995. In addition, directors and executive officers of CU Bancorp held as of such date options to purchase 527,740 shares of CU Stock, of which 306,020 options are exercisable within 60 days of the CU Record Date. See "THE MERGER - Interests of Certain Persons in the Merger."

      Montgomery Securities ("Montgomery") has provided certain investment advisory services to CU Bancorp and Home Bancorp in connection with the Merger pursuant to a written agreement with such parties. As compensation for such services, Montgomery received $200,000 upon the execution of the Merger Agreement. Montgomery will also receive an additional fee equal to 1.0% of the total combined market capitalization of CU Bancorp and Home Bancorp based on each such company's trading price per share for the ten trading days prior to the close of the Merger and the number of shares outstanding for each company as of the Merger, up to a maximum of $1,100,000, less the $200,000 paid upon the execution of the Merger Agreement and less an additional $200,000.

      Warrant Agreements. As a condition to entering into the Merger Agreement, each of CU Bancorp and Home Bancorp required the other to enter into a Warrant Purchase Agreement (the "CU Warrant Agreement" and "Home Warrant Agreement," respectively, and together the "Warrant Agreements"). Each Warrant Agreement provides for the grant of a warrant to purchase shares of the issuing party's common stock. CU Bancorp granted to Home Bancorp a warrant to purchase up to 1,492,390 shares of CU Stock (representing approximately 19.9% of the outstanding shares of CU Stock) at a price equal to $9.834 per share, subject to adjustment as provided in the Warrant Agreement; Home Bancorp granted to CU Bancorp a warrant to purchase up to 1,082,224 shares of Home Stock (representing approximately 19.9% of the outstanding shares of Home Stock) at a price equal to $12.050 per share, subject to adjustment as provided in the Warrant Agreement. The warrant prices are equal to an average of the closing sales price for the 20 trading days prior to January 8, 1996. The Merger was announced on January 10, 1996. Each Warrant Agreement provides that the holder of the warrant is entitled to purchase the warrant shares upon the occurrence of certain events that create the potential for another party to acquire control of the issuing party. See "THE WARRANT AGREEMENTS."

      The Warrant Agreements could have the effect of discouraging persons who now or prior to the Effective Time might be interested in acquiring all or a significant interest in either CU Bancorp or Home Bancorp from considering or proposing such an acquisition, even if such persons were prepared to propose greater consideration per share for Home Stock than the consideration per share represented by the Conversion Ratio or a higher price per share for CU Stock than the market price. In addition, the Merger Agreement provides that CU Bancorp and Home Bancorp and their respective subsidiaries will not, directly or indirectly, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal.

      Certain Federal Income Tax Consequences. An opinion has been obtained from Arthur Andersen limited to certain material federal tax consequences of the Merger. Such an opinion is a condition to consummation of the Merger. Assuming the opinion is not withdrawn or changed before the Effective Time, and based upon the continuing accuracy of certain assumptions and representations of parties to the Merger Agreement, it is the opinion of Arthur Andersen that the Merger will constitute a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), if carried out in the manner set forth in the Merger Agreement and that (1) a shareholder whose Home Stock is exchanged solely for shares of CU Stock in the Merger will not recognize any gain or loss for federal income tax purposes as a result of that exchange, except with respect to cash proceeds received in lieu of fractional shares; (2) the tax basis of the CU Stock received by Home Bancorp shareholders will be the same as the basis of the Home Stock surrendered in exchange therefor, decreased by the amount of basis allocated to the fractional shares that are hypothetically received by the shareholder and redeemed for cash, and increased by any gain recognized on the exchange (not including any gain recognized for the receipt of cash in lieu of fractional shares); (3) the holding period of the CU Stock received by the Home Bancorp shareholders will include the period during which the Home Stock surrendered in exchange therefor was held, provided that the Home Stock is held as a capital asset in the hands of the Home Bancorp shareholders at the Effective Time; and (4) the payment of cash in lieu of fractional share interests of CU Stock will be treated as if each fractional share was distributed as part of the exchange and then redeemed by CU Bancorp. Pursuant to Section 302(a) of the Code, these cash payments will be treated as having been received as distributions in full payment in exchange for the CU Stock. Any gain or loss recognized upon such exchange (as determined under Section 1001 and subject to the limitations of Section 267) will be capital gain or loss provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder. See "THE MERGER -- Certain Federal Income Tax Consequences."
      Accounting Treatment of the Merger. The Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Prior to the Effective Time and as a condition precedent to the Closing, Arthur Andersen will confirm in writing the accounting and financial reporting treatment of the Merger as a pooling of interest.

EXCHANGE OF STOCK CERTIFICATES

      As soon as practicable after the Effective Time, CU Bancorp will send to Home Bancorp shareholders of record at the Effective Time a letter of transmittal advising the shareholders of Home Bancorp of the procedure for surrendering certificates representing shares of Home Stock in exchange for certificates representing shares of CU Stock and cash in lieu of fractional shares of CU Stock. SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL. All shares of CU Stock issued in the Merger will be deemed issued as of the Effective Time.

      The holder of a certificate representing shares of Home Stock will have no rights with respect to such shares other than to surrender such certificates, as provided in the letter of transmittal, in exchange for certificates representing shares of CU Stock and cash in lieu of fractional shares of CU Stock or, in the event such holder has dissented from the Merger, to surrender such certificates in connection with a request to receive the fair market value of the shares represented by such certificates. See "DISSENTING SHAREHOLDERS' RIGHTS." Upon surrender of any certificate representing shares of Home Stock to be exchanged for CU Stock, the holder thereof shall be entitled to receive (i) a certificate representing the shares of CU Stock to which such holder is entitled and a check in the amount of any cash to be paid to such holder, and (ii) funds on account of dividends and other distributions paid to holders of record of shares of CU Stock as of a record date after the Effective Time but prior to surrender. See "THE MERGER -- Exchange Procedures."

DISSENTERS' RIGHTS

      A holder of CU Stock who, not later than the date of the CU Meeting, delivers to CU Bancorp a written demand for dissenters' rights, and who votes against the approval of the Merger Agreement and who complies with all other applicable requirements of Chapter 13 ("Chapter 13") of the California General Corporation Law (the "California Law"), will have the right to receive payment in cash of the "fair market value" of such holder's shares of CU Stock; although no holder of CU Stock will be entitled to dissenters' rights unless holders of at least 5% of the outstanding shares of CU Stock have perfected their dissenters' rights in accordance with Chapter 13 of the California Law. The procedure for perfecting dissenters' rights is summarized under the caption "DISSENTING SHAREHOLDERS' RIGHTS -- CU Bancorp" and the pertinent provisions of Chapter 13 of the California Law are included as Appendix D to this Joint Proxy Statement/Prospectus.

      A holder of Home Stock who, not later than thirty days after the date on which Home Bancorp delivers the notice of approval of the Merger by the Home Bancorp shareholders, delivers to Home Bancorp a written demand for dissenters' rights, who does not vote in favor of the approval of the Merger Agreement and who complies with all other applicable requirements of Chapter 13 of the California Law, will have the right to receive payment in cash of the "fair market value" of such holder's shares of Home Stock. The procedure for perfecting dissenters' rights is summarized under the caption "DISSENTING SHAREHOLDERS' RIGHTS -- Home Bancorp" and the pertinent provisions of Chapter 13 of the California Law are included as Appendix D to this Joint Proxy Statement/Prospectus.

HISTORICAL AND PRO FORMA PER SHARE DATA FOR CU BANCORP AND HOME BANCORP

      The following summary of comparative per share data sets forth certain historical information for CU Bancorp and Home Bancorp, certain pro forma information for CU Bancorp after giving effect to the merger of Corporate Bank ("Corporate Bank"), a California banking corporation, into CU Bank (as a purchase transaction for accounting purposes), certain pro forma information for CU Bancorp after giving effect to the Merger as a pooling of interests transaction for accounting purposes, assuming it had been in effect at the beginning of each period presented, and equivalent pro forma information for Home Bancorp based on the pro forma CU Bancorp information. This data is based upon and should be read in conjunction with information set forth in the financial statements and related notes of CU Bancorp and Home Bancorp, which are included or incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                           -------------------------  ------------------------------------------
                                                                                                              EQUIVALENT OF
                                                                CU          HOME              CU              ONE SHARE OF
PER COMMON SHARE                                             BANCORP      BANCORP         BANCORP (1)        HOME STOCK (2)
- ----------------                                           ------------ ------------  ------------------ -----------------------
Net Income:
       Quarter ended March 31, 1996 (unaudited)            $       0.10 $         0.20 $            0.12  $                 0.17
       1995................................................        0.60           0.90              0.53                    0.75
       1994................................................        0.56           0.80              0.46                    0.65
       1993................................................        0.47           0.87              0.35                    0.49
Cash Dividends Declared:
       Quarter ended March 31, 1996 (unaudited)            $       0.02 $         0.09 $            0.05  $                 0.07
       1995................................................        0.08           0.41              0.18                    0.25
       1994................................................         ---           0.30              0.10                    0.14
       1993................................................         ---           0.23              0.08                    0.11
Book Value:
       March 31, 1996 (unaudited)                          $       6.96 $        12.28 $            7.80  $                10.99
       December 31, 1995...................................        7.12          12.28              7.72                   10.88
- ------------------

(1) The pro forma CU Bancorp amounts are based on combined data for CU Bancorp and Home Bancorp for the periods presented and have been prepared giving effect, at the beginning of the respective periods, to the issuance of approximately 5,950,000 shares (including common stock equivalents) of CU Stock based on the Conversion Ratio of 1.409 in the Merger; and the issuance of 649,000 shares of CU Stock in connection with the acquisition of Corporate Bank.

(2) Represents the pro forma equivalent of one share of Home Stock calculated by multiplying pro forma CU Bancorp data by the assumed Conversion Ratio of 1.409 shares of CU Stock for each share of Home Stock.

* The pro forma and historical CU Bancorp amounts include Corporate Bank, as if that merger was completed on January 1, 1993.

COMPARATIVE STOCK PRICE INFORMATION
      CU Stock is traded on the Nasdaq National Market ("NASDAQ"). Home Stock is traded in the over-the-counter market, but is not included for quotation on the NASDAQ, nor is it listed on any exchange. Trading in Home Stock has been infrequent, and such trades cannot be characterized as constituting an active trading market. Home Bancorp is aware of approximately six securities dealers who make a market in Home Stock. The following table sets forth, for the periods indicated, the high and low closing sales prices of CU Stock as reported on NASDAQ and the high and low bid prices Home Stock, as reported by Crowell Weedon & Co., the principal market maker for Home Stock, for the periods indicated.


                                                                             PRICE PER SHARE
                                                --------------------------------------------------------------------------
                                                             CU STOCK                              HOME STOCK
                                                ----------------------------------    ------------------------------------
                                                     HIGH                LOW                HIGH                LOW
                                                --------------     ---------------    ----------------    ----------------
1994
     First Quarter............................  $           7.50   $            6.50  $            10.25  $           9.50
     Second Quarter...........................              7.00                5.75               10.25              9.50
     Third Quarter............................              7.50                6.00               10.50              9.88
     Fourth Quarter...........................              8.00                6.75               10.75              9.63
1995
     First Quarter............................              7.50                7.13                9.63              9.63
     Second Quarter...........................              7.13                6.86                9.75              9.63
     Third Quarter............................              8.75                6.94               12.00              9.75
     Fourth Quarter...........................             10.25                8.38               12.25             11.25
1996
     First Quarter............................             11.50                9.27               13.38             13.63
     Second Quarter (through June 5, 1996)....             11.25               10.00               14.63             13.75




            The following table sets forth the high and low closing sale prices of CU Stock as reported on the NASDAQ and the bid and ask prices of Home Stock as reported by Crowell Weedon & Co. on January 9, 1996, the last trading day before the first public announcement of the Merger, and the equivalent per share prices for Home Stock based on the CU Stock price as of that date, assuming a Conversion Ratio of 1.409 shares of CU Stock for each share of Home Stock:

                                                     CU STOCK                                 HOME STOCK
                                            --------------------------    ---------------------------------------------------
                                                    HISTORICAL                   HISTORICAL                 EQUIVALENT
                                            --------------------------    ------------------------   ------------------------
                                                High           Low            Ask          Bid           Ask          Bid
                                            -------------  -----------    ------------ -----------   ------------ -----------
January 9, 1996...........................     $10.13         $9.63          $13.50      $12.50         $19.02      $17.61

CERTAIN CU BANCORP FINANCIAL DATA

      The following table sets forth certain selected financial data for CU Bancorp for each year in the five-year period ended December 31, 1995, and for the quarter ended March 31, 1996, and is qualified in its entirety by the financial information incorporated by reference herein and attached hereto. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                   CU BANCORP
                       SUMMARY CONSOLIDATED FINANCIAL DATA


                                                            QUARTER
                                                             ENDED
                                                           MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                         --------------     ----------------------------------------------------
                                                              1996               1995              1994               1993
                                                         --------------     --------------    ---------------    ---------------
                                                          (unaudited)         (Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
      Net interest income..............................  $        4,817     $       15,536    $        13,881    $        14,431
      Other operating income...........................             632              2,065              5,408             26,423
      Provision for loan losses........................               0                  0                  0                450
      Other operating expenses.........................           4,449             12,554             14,735             36,883
                                                         --------------     --------------    ---------------    ---------------
      Income (loss) before income taxes................           1,000              5,047              4,554              3,521
      Income taxes (benefit)...........................             433              2,153              1,980              1,423
                                                         --------------     --------------    ---------------    ---------------
      Net income (loss)................................  $          567     $        2,894    $         2,574    $         2,098
                                                         ==============     ==============    ===============    ===============

PER COMMON SHARE:
      Fully diluted income (loss) per common
      and equivalent share.............................  $         .10      $          .60    $          0.56    $          0.47
      Dividends declared...............................            .03                 .08                  0                  0

BALANCE SHEET SUMMARY:
      Total assets.....................................       383,671              325,309            304,154            279,206
      Total earning assets.............................       347,089              289,276            261,328            251,559
      Total deposits...................................       333,995              284,510            264,181            238,928
      Shareholders' equity.............................        38,180               33,006             29,744             26,990

RATIOS:
      Net interest margin..............................         5.54     %            5.68  %            5.99  %            5.85  %
      Return (loss) on average assets..................         0.64                  0.97               0.97               0.69
      Return on average shareholders equity............         6.37                  9.38               9.12               8.12
      Common dividend payout ratio.....................        30.02                 13.33                 --                 --
      Regulatory risk-based capital ratio..............        13.60                 16.19              15.40              16.71
      Regulatory leverage capital ratio................         9.41                 10.52              10.44               9.16
      Allowance for loan losses to:
            Period end total loans.....................         3.49                  3.77               4.25               4.63
            Nonperforming loans........................          243                677.00          20,631.00             473.00
            Nonperforming assets.......................          215                677.00          20,631.00             283.00




                                                                     YEAR ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                    1992               1991
                                                               ---------------    ---------------
                                                        (Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
      Net interest income..............................        $        20,625    $        25,681
      Other operating income...........................                 21,499             10,537
      Provision for loan losses........................                 17,090             14,267
      Other operating expenses.........................                 37,493             27,843
                                                               ---------------    ---------------
      Income (loss) before income taxes................                (12,459)            (5,892)
      Income taxes (benefit)...........................                 (4,269)            (2,255)
                                                               ---------------    ---------------
      Net income (loss)................................        $        (8,190)   $        (3,637)
                                                               ===============    ===============

PER COMMON SHARE:
      Fully diluted income (loss) per common
      and equivalent share.............................        $         (1.90)   $         (0.83)
      Dividends declared...............................                      0               0.15

BALANCE SHEET SUMMARY:
      Total assets.....................................                353,923            516,762
      Total earning assets.............................                281,723            429,480
      Total deposits...................................                318,574            473,125
      Shareholders' equity.............................                 24,632             32,598

RATIOS:
      Net interest margin..............................                   6.07  %            6.99 %
      Return (loss) on average assets..................                  (1.89)             (0.76)
      Return on average shareholders equity............                 (26.06)            (10.27)
      Common dividend payout ratio.....................                     --                N/A
      Regulatory risk-based capital ratio..............                  12.87              12.31
      Regulatory leverage capital ratio................                   6.12               6.91
      Allowance for loan losses to:
            Period end total loans.....................                   6.28               4.33
            Nonperforming loans........................                  95.00              75.00
            Nonperforming assets.......................                  95.00              59.00

RECENT CU BANCORP DEVELOPMENTS

      On January 12, 1996, CU Bancorp completed the acquisition of Corporate Bank, a California banking corporation based in Santa Ana, California with $70 million in assets, through the merger of Corporate Bank with and into CU Bank, with CU Bank as the surviving bank. The consideration paid by CU Bancorp consisted of CU Stock and cash in a 75/25 ratio of CU Stock to cash. The purchase price was equal to Corporate Bank's shareholders' equity, determined pursuant to audited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, accompanied by the unqualified opinion of Corporate Bank's independent accountants, Arthur Andersen (the "Closing Audit") as of November 30, 1995 minus an amount equal to a pro rata portion of Corporate Bank's net loss for the period from January 1, 1995 to the date of the Closing Audit applied to the period between the date of the Closing Audit to the final date of calculation of the purchase price; plus $200,000 (with regard to a bond claim filed by Corporate Bank which was pending at the time of the completion of the acquisition). All financial analysis for purposes of determining the purchase price was made by the parties based upon the Closing Audit. For purposes of determining the exchange ratio, the CU Stock to be issued was valued at $8.00 per share. The final purchase price was $1,730,322 plus 648,877 shares of CU Stock.

      The portfolio inherited by CU Bank in the merger with Corporate Bank reflected the prior entity's business of engaging in commercial and retail banking (with emphasis on real estate related transactions), including substantially all of the business operations customarily conducted by independent commercial banks in California. Corporate Bank's banking services included the acceptance of checking and savings deposits, and the making of commercial, real estate, personal, home improvement and automobile loans and leases and other installment loans and term extensions of credit. Corporate Bank also offered travelers' checks, notary public and other customary bank services to its customers. Corporate Bank was a credit card issuing bank, offering MasterCard and Visa to both individuals and businesses.

      At the time of the merger of Corporate Bank into CU Bank, Corporate Bank was operating under two cease and desist orders by the Federal Deposit Insurance Corporation ("FDIC") under Section 8(b) of the Federal Deposit Insurance Act. The first order required that certain corrective measures be taken based upon concerns raised by the FDIC as a result of the FDIC's examination of Corporate Bank as of August 9, 1993. The second order required Corporate Bank to take certain actions with regard to a prior employee. The cease and desist orders were terminated by the FDIC in connection with the merger of Corporate Bank into CU Bank.

CERTAIN HOME BANCORP FINANCIAL DATA

      The following table sets forth certain selected financial data for Home Bancorp for each year in the five-year period ended December 31, 1995, and for the quarter ended March 31, 1996, and is qualified in its entirety by the financial information incorporated by reference herein and attached hereto. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                  HOME BANCORP
                       SUMMARY CONSOLIDATED FINANCIAL DATA

                                               QUARTER
                                                ENDED
                                               MARCH 31,                          YEAR ENDED DECEMBER 31,
                                              -----------     ------------------------------------------------------------------
                                                 1996            1995           1994           1993         1992          1991
                                              -----------     ----------    -----------    -----------    ---------    ---------
                                              (unaudited)               (Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
      Net interest income .................   $      5921    $    24,496    $    22,568    $    20,382    $  21,797    $  22,288
      Other operating income ..............         1,301          5,213          4,507          7,758        5,636        5,644
      Less provisions for loan losses .....           300          2,100            800            750        6,000        2,150
      Less other operating expenses .......         5,408         22,486         21,787         21,550       20,803       25,646
                                              -----------    -----------    -----------    -----------    ---------    ---------
      Income before income taxes ..........         1,514          5,123          4,488          5,840          630          136
      Income taxes (benefit) ..............           664          1,359          1,169          2,215          188         (879)
                                              -----------    -----------    -----------    -----------    ---------    ---------
      Net income ..........................   $       850    $     3,764    $     3,319    $     3,625    $     442    $   1,015
                                              ===========    ===========    ===========    ===========    =========    =========

PER COMMON SHARE:
      Net income per common and
      equivalent share (1) ................   $      0.20    $      0.90    $      0.80    $      0.87    $    0.10    $    0.24
      Dividends declared ..................          0.09           0.41           0.30           0.23         0.30         0.60

BALANCE SHEET SUMMARY:
      Total assets ........................       433,390        423,792        439,632        391,300      408,974      422,956
      Total earning assets ................       364,340        358,719        378,485        333,230      344,647      354,680
      Total deposits ......................       378,270        369,031        392,269        335,800      361,907      375,123
      Shareholders' equity (2) ............        51,737         51,416         45,654         47,411       43,649       45,156


RATIOS:
      Net interest yield (3) ..............          6.63%          6.76%          6.18%          5.98%        6.13%        5.80%
      Return on average assets ............          0.80           0.89           0.77           0.90         0.11         0.23
      Return on average shareholders equity          6.60           7.78           7.14           8.04         1.01         2.21
      Common dividend payout ratio ........         42.35          43.97          34.38          23.50
      Regulatory risk-based capital ratio .         18.22          18.09          17.30          17.32        14.53        13.51
      Regulatory leverage capital ratio ...         11.19          11.05          10.17          10.38         9.21         8.94
      Allowance for loans losses to:
            Period end total loans ........          1.49           1.47           1.42           1.79         1.69         1.46
            Nonperforming loans ...........        204.20          93.26          42.41          76.12       107.42        78.22
            Nonperforming assets(4) .......         50.35          37.71          31.95          44.44        33.89        27.91




(1) Net income per share and book value per share were restated to reflect the effect of a 5% stock dividend issued in 1995, 1994 and 1991.


(2)   Shareholders' equity includes $171,000, $580,000, $(2,956,000) and
      $989,000 of unrealized gains (losses), net of deferred taxes at March 31, 1996 and December 31, 1995, 1994 and 1993, respectively.

(3) Represents net interest income as a percentage of average interest-earning assets. The net interest yield is not computed on a tax equivalent basis.

(4) Nonperforming assets consist of non-accrual loans, loans past due 90 days or more, restructured loans, non-accrual securities and real estate owned.

RECENT HOME BANCORP DEVELOPMENTS

        In connection with the Merger, the Board of Directors of Home Bank has determined that it would be in the best interests of Home Bank and its employees to offer a Voluntary Severance Program (the "Program"), pursuant to which employees having over 20 years of service with Home Bank as of September 30, 1996 may voluntarily opt to end their employment with Home Bank and, in return, receive one year's salary and the continuation of the shared cost of their medical benefits for one year. In accordance with the requirements of the Merger Agreement, CU Bancorp has provided its written consent to Home Bank offering the Program to eligible employees.

        Fifteen employees of Home Bank qualify to participate in the Program, which does not include employees at or above the senior vice president level. The fifteen eligible employees have been given a period of 44 days in which to exercise their severance option. The period extends from May 30, 1996 to July 12, 1996. If an employee elects to terminate his or her employment pursuant to the Program, such termination will become effective on July 22, 1996. Employees who exercise their option may elect to receive their severance pay in a lump sum or in accordance with their current bi-monthly payment schedule, payable over the duration of the one-year severance term. In addition, such employees will have seven days to revoke their decision to exercise the severance option. Because the time period in which employees may exercise their option has not yet expired, it cannot be determined how many employees, if any, will do so. However, if all fifteen eligible employees were to exercise their severance option, the total payment to be made by Home Bank under the Program would be approximately $604,862.

                            PRO FORMA FINANCIAL DATA

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


      The following Unaudited Pro Forma Combined Balance Sheet as of March 31, 1996 and Unaudited Pro Forma Combined Statements of Income for the quarter ended March 31, 1996 and the years ended December 31, 1993, 1994 and 1995 have been prepared to reflect the effects of the Merger on the historical results of CU Bancorp. The Unaudited Pro Forma Combined Balance Sheet has been prepared as if the Merger occurred on March 31, 1996. The Unaudited Pro Forma Combined Statements of Income have been prepared as if the Merger occurred on January 1, 1993. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that will actually occur in the future.

      The pro forma financial statements reflect CU Bancorp's acquisition of Corporate Bank which was completed on January 12, 1996. The Unaudited Pro Forma Combined Statements of Income have been prepared as if the Corporate Bank acquisition occurred on January 1, 1993.


UNAUDITED PRO FORMA COMBINED FINANCIAL SUMMARY


                                                                (Dollars in thousands, except per share amounts)
Combined                                      March 31, 1996            1995                    1994                    1993
                                              --------------         -----------              ----------             ----------
Period End Balances:
Securities held to maturity..............      $    113,194          $    79,867              $   76,333             $  $97,148
Securities available for sale............           112,411              131,336                 173,831                121,121
Net loans................................           440,083              437,285                 414,800                384,692
Total earning assets.....................           700,288              708,687                 693,264                662,949
Total assets.............................           817,061              819,955                 813,849                755,687
Total deposits...........................           712,265              714,664                 717,635                650,675
Total shareholders' equity...............            89,117               88,385                  82,390                 82,029

Consolidated Operating Results:
Net interest income......................      $     10,728          $    44,382              $   41,443             $   40,576
Non-interest income......................             1,933                7,822                  10,624                 35,022
Provision for loan losses................               300                3,069                   1,934                  2,065
Non-interest expense.....................             9,857               39,776                  42,085                 66,003
Net income ..............................             1,417                6,087                   5,143                  3,840

Common Share Data:
Fully diluted income per share...........      $      0.12           $      0.53              $     0.46             $     0.35
Cash dividends per common share..........             0.04                  0.18                    0.10                   0.08
Book value per share.....................             7.80                  7.72                    7.36                   7.40
Fully diluted shares.....................           11,432                11,456                  11,192                 11,089

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1996
                (Dollars in thousands, except per share amounts)

                                                                                                  CU
                                                                                                BANCORP
                                                                                                & HOME
                                                       CU            HOME                       BANCORP
                                                    BANCORP         BANCORP     ADJUSTMENTS     COMBINED
                                                  -----------     -----------   -----------    ----------
ASSETS
      Cash and due from banks                     $    30,883    $   43,766                  $  74,649
      Federal funds sold                               22,000        12,600                     34,600
      Securities held to maturity                      84,560        28,634                    113,194
      Securities available of sale                      4,923       107,488                    112,411
      Loans, net                                      227,381       212,702                    440,083
      Premises and equipment                            1,512        14,434                     15,946
      Other real estate owned                             450         4,800                      5,250
      Goodwill                                          2,351         4,327                      6,678
      Other assets                                      9,611         4,639                     14,250
                                                  -----------    ----------                  ---------
TOTAL ASSETS                                      $   383,671    $  433,390                  $ 817,061
                                                  ===========    ==========                  =========

LIABILITIES
      Demand deposits                             $   119,026    $  133,049                  $ 252,075
      Interest bearing deposits                       214,969       245,221                    460,190
                                                  -----------    ----------                  ---------
TOTAL DEPOSITS                                        333,995       378,270                    712,265
      Other Liabilities                                11,496         3,383   $ (800)(12)       15,679
                                                  -----------    ----------   ------

TOTAL LIABILITIES                                     345,491       381,653                    727,944

CAPITAL                                                38,180        51,737      800            89,117
                                                  -----------    ----------   ------         ---------
TOTAL LIABILITIES AND
CAPITAL                                           $   383,671    $  433,390   $    0         $ 817,061
                                                  ===========    ==========   ======         =========

                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE QUARTER ENDED MARCH 31, 1996
                (Dollars in thousands, except per share amounts)

                                                                                                             CU
                                                                                                          BANCORP &
                                                                                                            HOME
                                                   CU             HOME                                     BANCORP
                                                 BANCORP         BANCORP            ADJUSTMENTS           COMBINED
                                                 -------         -------            -----------           --------
Interest and fees on loans and leases        $         5,610    $       5,659                         $          11,269
Interest on investment securities                      1,223            1,938                                     3,161
Interest on federal funds sold                           517              186                                       703
                                             ---------------    -------------                         -----------------
     TOTAL INTEREST INCOME                             7,350            7,783                                    15,133
Interest on deposits                                   2,533            1,862                                     4,395
                                             ---------------    -------------                         -----------------
Net interest income                                    4,817            5,921                                    10,738
Provision for loan loss                                    0              300                                       300
                                             ---------------    -------------                         -----------------
Net revenue from earnings assets                       4,817            5,621                                    10,438
Non interest income                                      632            1,301                                     1,933
Non interest expense                                   4,449            5,408                                     9,857
                                             ---------------    -------------                         -----------------
Income before taxes                                    1,000            1,514                                     2,514
Taxes on income                                          433              664                                     1,097
                                             ---------------    -------------                         -----------------
     NET INCOME                              $           567    $         850         $               $           1,417
                                             ===============    =============         ========        =================

Earnings per share                                                                                    $            0.12
                                                                                                      =================
Weighted average shares outstanding                                                                              11,432
                                                                                                      =================




                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (Dollars in thousands, except per share amounts)

                                                                                                                          CU
                                                                                      CU                              BANCORP &
                                                                                    BANCORP                           CORPORATE
                                                                                       &                                & HOME
                                                 CU       CORPORATE                CORPORATE      HOME                  BANCORP
                                               BANCORP       BANK    ADJUSTMENTS   COMBINED      BANCORP  ADJUSTMENTS  COMBINED
                                               --------   ---------  -----------   ---------     -------- ----------- ----------
Interest and fees on loans and leases          $ 18,693    $  4,932                $ 23,625      $ 22,643              $ 46,268
Interest on investment securities                 3,818         209                   4,027         8,389                12,416
Interest on time certificates of deposit              2          28                      30             1                    31
Interest on federal funds sold                    1,893         429                   2,322           618                 2,940
                                               --------    --------                --------      --------              --------
     TOTAL INTEREST INCOME                       24,406       5,598                  30,004        31,651                61,655
Interest on deposits                              8,870       1,248                  10,118         7,155                17,273
                                               --------    --------                --------      --------              --------
Net Interest income                              15,536       4,350                  19,886        24,496                44,382
Provision for loan loss                               0         969                     969         2,100                 3,069
Net revenue from earnings assets                 15,536       3,381                  18,917        22,396                41,313
Non interest income                               2,065         531                   2,596         5,226                 7,822
Non interest expense                             12,554       4,492    $    231      17,277        22,499                39,776
                                               --------    --------    --------    --------      --------              --------
Income before taxes                               5,047        (580)       (231)(8)   4,236         5,123                 9,359
Taxes on income (loss)                            2,153        (240)                  1,913         1,359                 3,272
                                               --------    --------    --------    --------      --------              --------
     NET INCOME (LOSS)                         $  2,894    $   (340)   $   (231)   $  2,323      $  3,764   $      0   $  6,087
                                               ========    ========    ========    ========      ========   ========   ========

Earnings per share                                                                                                     $   0.53
                                                                                                                       ========
Weighted average shares outstanding                                             (9)                                      11,456
                                                                                                                       ========

                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                (Dollars in thousands, except per share amounts)

                                                                                                                    CU
                                                                                 CU                             BANCORP &
                                                                              BANCORP                           CORPORATE
                                                                                 &                               & HOME
                                              CU      CORPORATE              CORPORATE      HOME                 BANCORP
                                            BANCORP     BANK     ADJUSTMENTS  COMBINED     BANCORP  ADJUSTMENTS  COMBINED
                                           --------   ---------  ----------- ---------    --------  ----------- ---------
Interest and fees on loans and leases      $ 14,036   $  5,524                $ 19,560    $ 19,928              $ 39,488
Interest on investment securities             2,966        258                   3,224       8,249                11,473
Interest on time certificates of deposit         39         99                     138           5                   143
Interest on federal funds sold                  918        370                   1,288         801                 2,089
                                           --------   --------                --------    --------              --------
     TOTAL INTEREST INCOME                   17,959      6,251                  24,210      28,983                53,193
Interest on deposits                          4,078      1,257                   5,335       6,415                11,750
                                           --------   --------                --------    --------              --------
Net interest income                          13,881      4,994                  18,875      22,568                41,443
Provision for loan loss                           0      1,134                   1,134         800                 1,934
                                           --------   --------                --------    --------              --------
Net revenue from earnings assets             13,881      3,860                  17,741      21,768                39,509
Non interest income                           5,408        637                   6,045       4,579                10,624
Non interest expense                         14,735      5,260    $    231(8)   20,226     21,859                 42,085
                                           --------   --------    --------    --------    --------              --------
Income before taxes                           4,554       (763)       (231)      3,560       4,488                 8,048
Taxes on income (loss)                        1,980       (244)                  1,736       1,169                 2,905
                                           --------   --------                --------    --------              --------
     NET INCOME (LOSS)                     $  2,574   $   (519)   $   (231)   $  1,824    $  3,319   $      0   $  5,143
                                           ========   ========    ========    ========    ========   ========   ========

Earnings per share                                                                                              $   0.46
                                                                                                                ========
Weighted average shares outstanding                                       (9)                                     11,192
                                                                                                                ========




                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                (Dollars in thousands, except per share amounts)

                                                                                                                          CU
                                                                                    CU                                 BANCORP &
                                                                                  BANCORP                              CORPORATE
                                                                                    &                                   & HOME
                                              CU      CORPORATE                 CORPORATE   HOME                       BANCORP
                                            BANCORP     BANK     ADJUSTMENTS    COMBINED   BANCORP    ADJUSTMENTS      COMBINED
                                            -------   ---------  -----------    --------- ---------   -----------      ---------
Interest and fees on loans and leases       $16,487    $ 6,803                   $23,290    $20,671                    $43,961
Interest on investment securities             1,558        181                     1,739      5,905                      7,644
Interest on time certificates of deposit        123         90                       213          0                        213
Interest on federal funds sold                  454        261                       715        542                      1,257
                                            -------    -------                   -------    -------                    -------
   TOTAL INTEREST INCOME                     18,622      7,335                    25,957     27,118                     53,075
Interest on deposits                          4,191      1,572                     5,763      6,736                     12,499
                                            -------    -------                   -------    -------                    -------
Net interest income                          14,431      5,763                    20,194     20,382                     40,576
Provision for loan loss                         450        865                     1,315        750                      2,065
                                            -------    -------                   -------    -------                    -------
Net revenue from earnings assets             13,981      4,898                    18,879     19,632                     38,511
Non interest income                          26,423        841                    27,264      7,758                     35,022
Non interest expense                         36,883      5,539    $   231(8)      42,653     21,550    $ 1,800(11)      66,003
                                            -------    -------    -------        -------    -------    -------         -------
Income before taxes                           3,521        200       (231)         3,490      5,840     (1,800)          7,530
Taxes on income                               1,423         52        (10)         1,475      2,215                      3,690
                                            -------    -------    -------        -------    -------    -------         -------
   NET INCOME                               $ 2,098    $   148    $  (231)       $ 2,015    $ 3,625    $(1,800)        $ 3,840
                                            =======    =======    =======        =======    =======    =======         =======

Earnings per share                                                                                                     $  0.35
                                                                                                                       =======
Weighted average shares outstanding                                      (9)                                            11,089
                                                                                                                       =======


Notes:

1. Represents the $1,730,000 distributed to Corporate Bank's shareholders as the cash portion of the purchase price of Corporate Bank.

2. The loan portfolio for Corporate Bank is adjusted in the purchase entry to reflect the loan loss reserve at estimated market value as of the acquisition date. Total additional required loss reserves are estimated at $600,000.

3. Fixed assets and leasehold improvements at Corporate Bank are adjusted downward by $150,000 to estimate market value at the acquisition date.

4. The other real estate owned portfolio for Corporate Bank is adjusted in the purchase entry to reflect the estimated market value of the properties owned at the acquisition date. The additional loss reserve required is estimated at $200,000.

5. Additions to other assets include $1,693,000 of deferred taxes and $2,312,000 in goodwill generated by the Corporate Bank merger transaction. The goodwill balance is the difference between the purchase price for Corporate Bank of $6,493,000 and the estimated market value of Corporate Bank's net assets.

6. Corporate Bank has lease commitments related to their Santa Ana office that are in excess of estimated current market value. Under the purchase method of accounting, a liability of approximately $3,000,000 would be booked at the merger date to record the excess of lease commitments over the current market for rental of similar facilities. Additional liabilities of $260,000 are required to cover costs related to the acquisitions and miscellaneous market value adjustments at the acquisition date.

7. Adjustments to total capital include the assumed issuance of approximately 649,000 shares of CU Stock with a value of $4,763,000, and the elimination of Corporate Bank's $6,778,000 in equity as the Corporate Bank shares are exchanged for CU Stock and cash.

8. The only adjustment to the pro forma combined statements of income is the assumed amortization of goodwill generated by the Corporate Bank merger transaction. Goodwill of $2,312,000 amortized over the full years of 1993, 1994 and 1995, assuming a ten-year life, would have generated $231,000 of expense annually. No adjustments have been made for any operational synergies that may occur as a result of the Merger.


9. Pro forma earnings per share for the year ended December 31, 1993 were calculated based on CU Bancorp's 4,490,000 weighted average shares outstanding plus 649,000 shares assumed to be issued in the Corporate Bank merger transaction and 5,950,000 shares issued in the Merger. Pro forma earnings per share for the year ended December 31, 1994 were calculated based on CU Bancorp's 4,593,000 weighted average shares outstanding plus 649,000 shares assumed to be issued in the Corporate Bank merger transaction and 5,950,000 shares issued in the Merger, Pro Forma earnings per share for the year ended December 31, 1995 were calculated based on CU Bancorp's 4,857,000 weighted average shares outstanding plus 649,000 shares assumed to be issued in the Corporate Bank merger transaction and 5,950,000 shares issued in the Merger. Pro forma earnings per share for the quarter ended March 31, 1996 were calculated based on CU Bancorp's 5,482 thousand weighted average shares outstanding plus 5,950 thousand shares issued in the Home Interstate Bancorp transaction. There is no difference for this entity between fully diluted and primary earnings per share.


10. Corporate Bank's taxes on income in 1993 incudes a $42,000 cumulative adjustment for the effect of a change in accounting for income taxes which represents $.0038 per share.


11. Acquisition expense related to the Merger including investment banker fees, attorney fees, filing expenses and expenses associated with the Retention Agreements.


12. Expenses related to the Retention Agreements entered into with ten key employees.

                                  INTRODUCTION


            This Joint Proxy Statement/Prospectus is being furnished by CU Bancorp to the holders of CU Stock in connection with the solicitation of proxies by the CU Board for use at the CU Meeting to be held in the Renaissance Ballroom, at the Los Angeles Renaissance Hotel, located at 9620 Airport Boulevard, Los Angeles, California 90045, at 8:30 a.m., California time on July 18, 1996, and any adjournment or adjournments thereof. One purpose of the CU Meeting is to consider and vote on a proposal to approve the principal terms of the Merger Agreement. As a result of the Merger, Home Bancorp will be merged with and into CU Bancorp. Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of Home Stock issued and outstanding immediately prior to the consummation of the Merger (other than shares as to which statutory dissenters' rights are perfected) will automatically, and without any action on the part of the holder thereof, be canceled and converted into the right to receive 1.409 shares of CU Stock. Each share of CU Stock issued and outstanding immediately prior to the consummation of the Merger shall remain outstanding as a share of CU Stock. The shareholders of CU Bancorp will also consider and vote on (i) a proposal to amend the Bylaws of CU Bancorp to decrease the authorized number of directors to not less than six and not more than eleven, (ii) a proposal to elect six persons to the CU Board, (iii) a proposal to adopt the 1996 Plan, (iv) a proposal to ratify the appointment of Arthur Andersen as CU Bancorp's independent accountants, (v) a proposal to amend the CU Bancorp Bylaws upon the Effective Time to increase the authorized number of directors to not less than seven and not more than thirteen, (vi) a proposal to adopt the Conversion Plan, (vii) a proposal to amend the 1996 Option Plan to increase the number of shares available thereunder immediately following the Effective Time,
(viii) a proposal to adopt the 1996 Restricted Stock Plan, (ix) a proposal to amend the 1994 Plan immediately following the Effective Time and (x) such other matters as may be properly brought before the CU Meeting.

           This Joint Proxy Statement/Prospectus also constitutes the prospectus of CU Bancorp with respect to the shares of CU Stock to be issued pursuant to the Merger Agreement. It is presently anticipated that approximately 5,941,443 shares of CU Stock will be issued pursuant to the Merger Agreement and the transactions which are described therein. Based on the fully diluted number of shares of CU Stock outstanding on the CU Record Date, the shares of CU Stock anticipated to be issued to Home Bancorp shareholders pursuant to the Merger Agreement will represent approximately 52% of the fully diluted shares of CU Stock outstanding following the Merger.


           THE CU BOARD HAS APPROVED THE MERGER AGREEMENT, THE ISSUANCE OF THE CU STOCK PURSUANT THERETO, AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE CU BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF CU BANCORP AND RECOMMENDS THAT THE HOLDERS OF CU STOCK VOTE TO APPROVE THE PROPOSALS DESCRIBED ABOVE AT THE CU MEETING. SEE "THE MERGER -- Recommendation of the Boards of Directors and Reasons for the Merger."

           This Joint Proxy Statement/Prospectus is also being furnished by Home Bancorp to the holders of the Home Stock in connection with the solicitation of proxies by the Home Board for use at the Home Meeting to be held at 10:00 a.m., California time, on July 17, 1996 in the Grand Ballroom, at the Long Beach Airport Marriott Hotel, located at 4700 Airport Drive, Long Beach, California 90815, and any adjournment or adjournments thereof. One purpose of the Home Meeting is to consider and vote upon a proposal to approve the Merger Agreement. The shareholders of Home Bancorp will also be asked to (i) elect nine persons to the Home Board, (ii) ratify the appointment of Arthur Andersen as its independent accountants, and (iii) consider and vote upon such other matters as may be properly brought before the Home Meeting.

           THE HOME BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE HOME BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF HOME BANCORP AND RECOMMENDS THAT THE HOLDERS OF HOME STOCK VOTE TO APPROVE THE MERGER AGREEMENT AT THE HOME MEETING. SEE "THE MERGER -- Recommendation of the Boards of Directors and Reasons for the Merger."

           The principal executive offices of CU Bancorp are located at 16030 Ventura Boulevard, Encino, California 91436. The principal executive offices of Home Bancorp are located at 2633 Cherry Avenue, Signal Hill, California 90806.


                                 THE CU MEETING

RECORD DATE

           The CU Board has fixed the close of business on June 6, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the CU Meeting. Accordingly, only holders of record of shares of CU Stock at the close of business on the CU Record Date will be entitled to vote at the CU Meeting and any adjournment thereof. As of the CU Record Date, there were 5,296,583 shares of the CU Stock outstanding held by approximately 423 shareholders of record.


PROXIES

           When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the CU Meeting and does not return the signed proxy card, such holder's shares will not be voted and this will have the effect of a vote against the matters to be voted on at the CU Meeting. Shareholders are urged to mark the box on the proxy card to indicate how the shares represented by the proxy card are to be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted "FOR" all proposals. The proxy card also confers discretionary authority on the individuals appointed by the CU Board named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the CU Meeting. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the CU Meeting by delivering an instrument of revocation to the Secretary of CU Bancorp, by duly executing and submitting a proxy card bearing a later date, or by appearing at the CU Meeting and voting in person. The mere presence at the CU Meeting of the person who has given a proxy will not revoke such proxy. In addition, brokers who hold shares of CU Stock as nominees will not have discretionary authorization to vote such shares on any of the matters to be voted thereon in the absence of instructions from the beneficial owners; provided, however, that such brokers may, in their discretion, vote "FOR" the election of directors and "FOR" ratification of Arthur Andersen as CU Bancorp's independent public accountants without instructions from the beneficial owners.

           Proxies will be solicited through the use of the mails. In addition, certain directors, officers and employees of CU Bancorp may solicit proxies (for no additional compensation) by personal interview, telephone, telex, telegram or similar means of communication.

COSTS OF SOLICITATIONS OF PROXIES

           CU Bancorp has engaged the services of D.F. King & Company to assist in the solicitation of proxies. It is estimated that the total fees paid in connection with this solicitation will be $7,500. The total expense of this solicitation will be borne by CU Bancorp. Expenses may include reimbursement paid to brokerage firms and others for their costs in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by CU Bancorp.

QUORUM

           The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of CU Stock is necessary to constitute a quorum at the CU Meeting. Abstentions will be counted for purposes of establishing a quorum and will have the same legal effect as a vote against the adoption of the proposals to be voted upon.

VOTE REQUIRED


           CU Bancorp shareholders are entitled to one vote at the CU Meeting for each share of CU Stock held of record by them on the CU Record Date, except that in connection with the election of directors, shares of CU Stock are entitled to be voted cumulatively if a candidate's or candidates' name(s) have been placed in nomination prior to the voting and a shareholder present at the CU meeting has given notice prior to the voting of his or her intention to vote cumulatively. In the election of directors, the six candidates receiving the highest number of votes are elected. The proposals concerning the approval of the Merger Agreement and amendments of the Bylaws require the affirmative vote of a majority of the outstanding shares entitled to vote. The proposals concerning: (i) the 1996 Option Plan, (ii) the ratification of Arthur Andersen as CU Bancorp's independent accountants, (iii) the Conversion Plan, (iv) the increase of shares allocated to the 1996 Option Plan, (v) the 1996 Restricted as CU Bancorp's independent accountants, Stock Plan and (vi) the 1994 Plan Amendment require the affirmative vote of a majority of the shares represented at the CU Meeting either in person or by properly executed proxies.
           As of the CU Record Date, directors and executive officers of CU Bancorp beneficially owned an aggregate of 237,931 shares of CU Stock (not including shares issuable upon exercise of stock options), or approximately 4.49% of those outstanding as of the CU Record Date. CU Bancorp has been advised that all of its directors and executive officers intend to vote all such shares in favor of the approval of the Merger Agreement. See
"THE MERGER -- Agreements with Certain Shareholders."


                                THE HOME MEETING

RECORD DATE

           The Home Board has fixed the close of business on June 7, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Home Meeting. Accordingly, only holders of record of shares of Home Stock at the close of business on the Home Record Date will be entitled to vote at the Home Meeting. As of the Home Record Date, there were 4,217,752 shares of the Home Stock outstanding held by approximately 1,051 shareholders of record.

PROXIES

           When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the Home Meeting and if a shareholder does not return the signed proxy card, such holder's shares will not be voted and this will have the effect of a vote against the approval of the Merger Agreement. Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not indicate how the shares represented by the proxy card are to be voted, such shares will be voted "FOR" approval of the Merger Agreement, "FOR" the Home Board's nominees for director and "FOR" ratification of Arthur Andersen as Home Bancorp's independent accountants. The proxy card also confers discretionary authority on the individuals appointed by the Home Board named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the Home Meeting. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Home Meeting by delivering an instrument of revocation to the Secretary of Home Bancorp, by duly executing and submitting a proxy card bearing a later date, or by appearing at the Home Meeting and voting in person. The mere presence at the Home Meeting of the person who has given a proxy will not revoke such proxy. In addition, brokers who hold shares of Home Stock as nominees will not have discretionary authority to vote such shares in connection with the proposal to approve the principal terms of the Merger Agreement in the absence of instructions from the beneficial owners; however, such brokers may, in their discretion, vote "FOR" the election of directors and "FOR" ratification of Arthur Andersen as Home Bancorp's independent public accountants without instructions from the beneficial owners.

           Proxies will be solicited through the use of the mails. In addition, certain directors, officers and employees of Home Bancorp may solicit proxies (for no additional compensation) by personal interview, telephone, telex, telegram or similar means of communication.

QUORUM

           The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Home Stock is necessary to constitute a quorum at the Home Meeting. Abstentions will be counted for purposes of establishing a quorum and will have the same legal effect as a vote against the adoption of the proposals to be voted upon.

VOTE REQUIRED

           Home Bancorp shareholders are entitled to one vote at the Home Meeting for each share of Home Stock held of record by them on the Home Record Date, except that in connection with the election of directors, shares of Home Stock are entitled to be voted cumulatively if a candidate's or candidates' name(s) have been placed in nomination prior to the voting and a shareholder present at the Home Meeting has given notice prior to the voting of his or her intention to vote cumulatively. In the election of directors, the nine candidates receiving the highest number of votes are elected. The proposal concerning the approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Home Stock. The ratification of Arthur Andersen as Home Bancorp's independent accountants requires the affirmative vote by holders of the majority of the shares of Home Stock present at the Home Meeting either in person or by properly executed proxies.

           As of the Home Record Date, directors and executive officers of Home Bancorp beneficially owned an aggregate of 763,478 shares of Home Stock (not including shares issuable upon exercise of stock options and warrants), or approximately 18.10% of those outstanding as of the Home Record Date. Home Bancorp has been advised that all of its directors and executive officers intend to vote all such shares in favor of the adoption of the Merger Agreement. See "THE MERGER -- Agreements with Certain Shareholders."


                                   THE MERGER

           The Merger Agreement provides for the merger of Home Bancorp with and into CU Bancorp, with CU Bancorp surviving the Merger. The obligation of the parties to consummate the Merger is subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the shareholders of CU Bancorp and Home Bancorp. See "THE MERGER AGREEMENT-- Conditions to the Merger" and "THE MERGER -- Regulatory Approvals."

BACKGROUND OF THE MERGER

           CU Bancorp. In mid 1992, a new management team of Chief Executive Officer Stephen Carpenter and Chief Operating Officer David Rainer joined CU Bank. Thereafter, Messrs. Carpenter and Rainer assembled a substantially new management group including, among others, Chief Credit Officer (formerly Senior Loan Officer) Anne Williams and Chief Financial Officer Patrick Hartman. In the period subsequent to 1992, as well as directing CU Bank to compliance with regulatory orders related to the prior period, management of CU Bank embarked upon an aggressive business development program, which resulted in new commercial loan commitments of $101 million in 1993, $121 million in 1994 and $135 million in 1995. Primarily through internal growth, CU Bank grew from a low of $279.2 million in total assets at December 31, 1993 to $325.3 million in total assets at year end 1995, prior to the acquisition of Corporate Bank. In the fourth quarter 1993, CU Bancorp engaged in a profitable sale of its mortgage loan origination operation. During that period, CU Bancorp also established three additional branch offices and relocated its Beverly Hills branch to West Los Angeles along the Wilshire corridor and adjacent to freeway access, as well as establishing new products including SBA lending and international banking.

           CU Bancorp's strategy was and is to establish its presence in the greater Ventura, Los Angeles, and Orange County areas and adjacent locations. CU Bancorp targeted six geographic "circles" of ten to twenty miles in diameter and one large circle extending approximately 60 miles on all sides from downtown Los Angeles. The six circles target: southern Ventura County, the San Fernando Valley, West Los Angeles, the San Gabriel Valley, the South Bay and northern and inland Orange County. Since the head office was located in the San Fernando Valley and CU Bank had an existing West Los Angeles office, the first priorities were to establish a presence in the circles located closest to the circles occupied by existing circles. In 1994, CU Bank opened loan production offices in the San Gabriel Valley (Industry) and the South Bay (Gardena), and in 1995 opened a loan production office in Ventura County (Camarillo). All of these offices were converted to full service branches during 1995. As a result, by mid-1995, with the pending acquisition of Corporate Bank, CU Bancorp had achieved its initial geographic strategy and penetrated each of the initial target zones. CU Bancorp was determined to then augment its presence in these areas and consider expansion to adjacent areas. The acquisition of Corporate Bank in January 1996 provided two offices in the targeted northern and inland Orange County areas (Santa Ana and Anaheim).

           To complement and augment the internal growth in assets and branches, CU Bancorp has continued to explore external sources of growth by acquisition. In April 1994, CU Bancorp acquired the deposits of the Encino branch of Mechanics National Bank from the FDIC. Home Bank was the data processing agent for all banks assuming liabilities of Mechanics National Bank, and during that transaction, the principals of each company became acquainted. In early 1995, CU Bancorp entered into an agreement with Corporate Bank for the acquisition of that institution. In addition, in August 1995, CU Bancorp retained Montgomery Securities, an investment banking firm ("Montgomery"), to assist in locating opportunities for external growth and evaluating and pursuing various acquisition or merger opportunities. Montgomery had previously provided advice to CU Bancorp in connection with the sale of its mortgage division in 1993 and in connection with certain strategic alternatives during the period following.

           In the third quarter of 1995, representatives of CU Bancorp were encouraged to contact Home Bancorp by both Montgomery and attorneys familiar with both banks, resulting in meetings between representatives of CU Bancorp and Home Bancorp. At such initial meetings, the parties noted the disparate but complementary business focuses of the two banks and recognized possible synergies between such banks. In particular, the parties focused on CU Bank's strong commercial business development capabilities and Home Bank's broad based retail deposits and small business focus. Management of CU Bancorp recognized that the combination of CU Bancorp and Home Bancorp would further augment its strategy by providing penetration of target areas in the South Bay and northern Orange County, and provide access to Home Bank (through CU Bank's offices) to the large retail segment of the San Fernando Valley, West Los Angeles, San Gabriel Valley and Ventura County populace.

           After determining that there was a significant interest in a merger of equals between the two companies, Montgomery assisted the CU Board and the Home Board in further analyzing the proposed Merger, including the determination of an exchange ratio and valuation methodology. During this period, CU Bancorp and Montgomery made presentations to the Home Board with respect to the proposed Merger.

           On or about November 15, 1995, Home Bancorp accepted a non-binding expression of interest letter from CU Bancorp which formed the basis for the transaction outline and for due diligence protocols. Thereafter, the parties conducted mutual due diligence, utilizing internal personnel and outside advisors.

           With Montgomery's assistance, the parties analyzed a merger of equals transaction. In this regard, the parties considered, among other things: (i) a noticeable increase in the number of merger of equals transactions; (ii) the fact that merger of equals transactions offer an alternative to an outright sale and may provide shareholders with greater long-term values; (iii) non-financial issues and management compatibility; and (iv) the reasonableness of the transaction to shareholders of both companies.

           In connection with its analysis of the fairness of the transaction, the CU Board retained Van Kasper to advise the board as to the fairness of the proposed transaction from a financial point of view.

           On January 10, 1996, the CU Board met to consider the transaction and to review the Merger Agreement and related documents. At this meeting, Van Kasper discussed with the Board the results of its analysis of the Merger and delivered to the Board its opinion that the Merger was fair to the CU Bancorp shareholders from a financial point of view (see "Opinion of CU Bancorp Financial Advisor").

           Thereafter, the CU Board approved, and authorized the execution of, the Merger Agreement. In connection with the execution of this agreement, CU Bancorp issued to Home Bancorp, and Home Bancorp issued to CU Bancorp, warrants to purchase up to 19.9% of the outstanding common stock of the other company, exercisable only upon the occurrence of certain specified events. See "THE WARRANT AGREEMENTS."

           On March 29, 1996, the parties executed the Amendment to modify the structure of the Bank Merger to provide for the survival of Home Bank in such merger. The Merger Agreement originally provided that Home Bank would be merged with and into CU Bank; however, after the execution of the Merger Agreement, the parties had discussions with various bank regulatory agencies and, based on such discussions and an assessment of the relative costs and benefits of a state bank versus a national bank, the parties determined that it was in the best interests of the Surviving Bank to operate as a state bank. Therefore, the Merger Agreement, as amended, contemplates a merger of CU Bank, a national bank, with and into Home Bank, a state bank.

           Home Bancorp. Home Bancorp is proud of its community bank roots, and its banking philosophy is deeply steeped in the independent bank tradition of customer service and community involvement. In early 1995, however, the Home Board recognized that it was becoming increasingly difficult for its banking subsidiary, Home Bank, to compete with the money center banks that had penetrated Home Bancorp's service area. Further, the Home Board recognized that there was a succession issue in that Bill Neal, the Executive Vice President of Home Bank had announced his intention to retire on December 31, 1995, and no plans had been made for his replacement.
           In January 1995, the Home Board engaged Montgomery to assist it in analyzing strategic alternatives and identifying opportunities for maximizing shareholder value. On February 15, 1995, Montgomery presented the Home Board with three strategic alternatives: (i) staying the present course, (ii) growing through acquisitions and (iii) selling Home Bancorp to a third party. Based on this presentation, it appeared that selling Home Bancorp was the best alternative. Representatives from Montgomery then outlined various scenarios for acquisitions of Home Bancorp by in-state and out-of-state regional and super-regional financial institutions that were deemed to be likely acquirors. Thereafter, the Home Board authorized Montgomery to commence preliminary discussions with likely acquirors.
           In August 1995, Montgomery advised the Home Board that its preliminary discussions had not resulted in any acquisition proposals. Montgomery then reviewed additional strategic alternatives: (i) continue to contact would-be acquirors, (ii) expand through acquisition or (iii) pursue a merger of equals transaction. Montgomery presented a list of potential merger of equals partners and listed CU Bancorp as one of three candidates due to its financial results and strong management team. The Home Board authorized Montgomery to explore the interests of the three prime merger of equals partners, including CU Bancorp. On August 29, 1995, principals of Home Bancorp and CU Bancorp met to preliminarily discuss the possible synergies between the companies. In October 1995, Montgomery advised the Home Board that CU Bancorp had shown the most interest in the merger of equals concept. CU Bancorp and Home Bancorp thereafter continued to discuss a possible combination of the companies.

           In October and November 1995, Home received two unsolicited proposals--one for an acquisition of Home Bancorp, and the other to effect a merger of equals transaction. On November 1, 1995, the Home Board received a nonbinding expression of interest letter from CU Bancorp with respect to the Merger. Two of three interested third parties made presentations to the Home Board, outlining the proposed transaction and the projected benefits of such transaction. The presentations by representatives of CU Bancorp and Montgomery emphasized the complementary nature of CU Bank's strong commercial business development capabilities and Home Bank's broad retail deposit base. After an extensive review of the various proposed transactions, which review included, among other things, an analysis of the financial health, management structure and future prospects of the three potential acquirors, the Home Board executed a non-binding expression of interest letter from CU Bancorp and determined to undertake a due diligence examination of CU Bancorp and authorized CU Bancorp to undertake a due diligence examination of Home Bancorp during the next 45-day period. The Home Board also authorized its President, James P. Staes, to inform the other parties who had made proposals to the Home Board that the Home Board was not interested in continuing discussions.

           During the due diligence phase, there were discussions and meetings between the principals of Home Bancorp and CU Bancorp regarding nonfinancial issues pertinent to the Merger. As a result of those discussions, it was decided that if the parties determined to go forward, CU Bancorp would be the surviving corporation primarily because its common stock was listed on NASDAQ, which would expedite the state securities law aspects of the acquisition. Further, in recognition of Home Bancorp's succession issue, it was decided that Stephen G. Carpenter, the current Chairman of the Board and Chief Executive Officer of CU Bancorp, would remain as Chairman and Chief Executive Officer of the Surviving Company; James P. Staes, the current President of Home Bancorp, would become Vice Chairman of the Board; and David Rainer, the current President and Chief Operating Officer of CU Bancorp, would continue as President and Chief Operating Officer.

           In connection with its analysis of the fairness of the transaction, the Home Board retained Piper to advise it as to the fairness to the Home Bancorp shareholders of the consideration to be received in the transaction from a financial point of view.
           On January 10, 1996, the Home Board met to consider the transaction and to review the Merger Agreement and related documents. At this meeting, Piper discussed with the Home Board its analysis of the Merger and delivered to the Home Board its opinion that the consideration to be received in the Merger was fair to the Home Bancorp shareholders from a financial point of view (see "Opinion of Home Bancorp Financial Advisor").
           Thereafter, the Home Board approved, and authorized the execution of, the Merger Agreement. In connection with the execution of this agreement, Home Bancorp issued to CU Bancorp, and CU Bancorp issued to Home Bancorp, warrants to purchase up to 19.9% of the outstanding common stock of the other company, exercisable only upon the occurrence of certain specified events. See "THE WARRANT AGREEMENTS."

           On March 29, 1996, the parties executed the Amendment to modify the structure of the Bank Merger to provide for the survival of Home Bank in such merger. The Merger Agreement originally provided that Home Bank would be merged with and into CU Bank; however, after the execution of the Merger Agreement, the parties had discussions with various bank regulatory agencies and, based on such discussions and an assessment of the relative costs and benefits of a state bank versus a national bank, the parties determined that it was in the best interests of the Surviving Bank to operate as a state bank. Therefore, the Merger Agreement, as amended, contemplates a merger of CU Bank, a national bank, with and into Home Bank, a state bank.

RECOMMENDATION OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER

           CU Bancorp. The CU Board approved the Merger at a meeting on January 10, 1996. The CU Board believes that the terms of the Merger are fair to, and in the best interests of, CU Bancorp and its shareholders and unanimously recommends that the shareholders of CU Bancorp vote FOR approval of the Merger.

           In reaching its conclusion, the CU Board considered certain information, including, among other things, (i) information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown and prospects of Home Bancorp; (ii) the structure of the transaction, including the fact that CU Bancorp shareholders would retain approximately 48% of the common equity of the Surviving Company on a fully diluted basis, Messrs. Carpenter and Rainer would continue to serve as Chairman of the Board and Chief Executive Officer, and President and Chief Operating Officer, respectively, of the Surviving Company, and the Board of Directors of the Surviving Company would be comprised of five directors designated by the CU Board and five directors designated by the Home Board;
(iii) the terms of the Merger Agreement, the Warrant Agreements and other documents to be executed in connection with the Merger and its review of such documents with its financial and legal advisors; (iv) the presentation of Van Kasper; (v) the opinion of Van Kasper that the Merger is fair to the shareholders of CU Bancorp from a financial point of view; (vi) the CU Board's review with its legal and financial advisors of alternatives to the Merger, the range of possible values to CU Bancorp shareholders obtainable through implementation of alternatives and the timing and likelihood of the same; (vii) the CU Board's review with its legal and financial advisors of other merger targets; (viii) the compatibility of Home Bancorp with CU Bancorp and the complementary lines of business; (ix) the geographic distribution of Home Bank offices vis-a-vis CU Bancorp's strategic plan; (x) the retail deposit generating capabilities of Home Bank and the impact of that on CU Bank's commercial loan generation and costs relative thereto; (xi) the effect of a higher lending limit on CU Bank's customers and prospective customers; (xii) the ability of a larger institution to compete in the banking environment and to leverage overhead costs; (xiii) the effect of the Merger on existing shareholders, employees, officers and customers of CU Bancorp; (xiv) the current and prospective economic environment and regulatory and competitive burdens and constraints facing commercial banks; (xv) the impact on the communities served by CU Bank and Home Bank of the Merger, and the increased ability to serve the communities through the larger branch network; (xvi) the results of the due diligence conducted as to the financial condition of Home Bancorp, and the prospects of economic viability of the combined institution; and (xvii) the pro forma financial statements of the combined companies, and the capitalization of the combined companies in excess of "well capitalized" requirements of federal regulatory agencies.
           In addition, in analyzing the proposed transaction, the CU Board considered that Home Bank possesses an excellent retail deposit base which complements CU Bank's commercial focus and provides broader geographic coverage of strategic target markets already identified and initially penetrated by CU Bank. The larger size of the combined company would increase shareholder liquidity, make future acquisitions more possible, leverage the expense structure and increase the lending limit. The fixed exchange ratio of 1.409 provides shareholders of Home Bancorp with a premium over market price for their stock. In determining the exchange ratio, CU Bancorp and Montgomery analyzed the relative contributions of each company relative to: assets (size and quality), loans, non-performing assets ("NPAs"), allowance for loan and lease losses ("ALLL"), deposits, equity, tangible equity, loans/deposits, NPAs/assets, ALLL/NPAs, equity/assets, net interest income, non-interest income, non-interest expense, provision, taxes, net income, return on assets and return on equity. After significant discussion and analysis of a number of factors, not all of which are set forth herein, the parties, with the assistance of Montgomery, arrived at a determination that the 52%/48% ownership of the Surviving Company, on a fully diluted basis, was appropriate.

           The CU Board did not assign any specific or relative weights to the factors considered above.

           Home Bancorp. The Home Board approved the Merger at its Board of Directors meeting on January 10, 1996. The Home Board believes that the terms of the Merger are fair to, and in the best interests of Home Bancorp and its shareholders and recommends that the shareholders of Home Bancorp vote FOR approval of the Merger.
           In reaching its conclusion, the Home Board considered information provided at meetings of its Board of Directors on November 15, 1995 and January 10, 1996, including, among other things, (i) information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown and prospects of CU Bancorp; (ii) the structure of the transaction, including the fact that Home Bancorp shareholders would retain approximately 52% of the common equity of the Surviving Company on a fully diluted basis, (iii) the fact that Mr. Staes would serve as Vice Chairman of the Board of Directors of the Surviving Company, and that the Board of Directors of the Surviving Company would be comprised of five directors designated by the Home Board and five directors designated by the CU Board; (iv) the terms of the Merger Agreement, the Warrant Agreements, and other documents to be executed in connection with the Merger, including the covenant of CU Bancorp in the Merger Agreement to pay quarterly dividends to the shareholders of the Surviving Company, subject to applicable law and the business judgment of the Board of Directors of the Surviving Company, for each of the eight quarters following the Effective Time in an amount per share no less than $.06 per share;
(v) the presentation of Piper and the opinion of Piper that the Merger is fair to the shareholders of Home Bancorp from a financial point of view; (vi) the results of its due diligence examination of CU Bancorp; (vii) the terms of other recent comparable combinations of bank holding companies; (viii) the Home Board's review with its legal and financial advisors of alternatives to the Merger; (ix) the management succession issue of Home Bancorp and Home Bank; (ix) the current and prospective economic environment and regulatory and competitive burdens and constraints facing community banks; and (x) the pro forma financial statements of the combined companies, and the capitalization of the combined companies in excess of "well capitalized" requirements of federal regulatory agencies.
           In addition, the Home Board considered that, in recent years, Home Bank has had a surplus of lower cost retail deposits which it was unable to invest in additional loan growth and that CU Bank, on the other hand, has had excess loan demand in recent years which it has elected to fund with deposit sources other than lower-cost retail deposits. The Home Board believes that the combination of CU Bank and Home Bank will result in a stronger and more profitable financial institution going forward.

           The Home Board did not assign any specific or relative weight to the factors considered above.

OPINION OF CU BANCORP FINANCIAL ADVISOR
           The CU Board retained Van Kasper, pursuant to an engagement letter dated December 28, 1995, to provide financial advisory services with respect to the proposed Merger, by rendering an opinion as to the fairness of the Conversion Ratio from a financial point of view to the holders of CU Stock. Van Kasper is a San Francisco-based regional investment banking and brokerage firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger
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
           transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. CU Bancorp selected Van Kasper as its financial advisor on the basis of its experience in transactions similar to the Merger, its knowledge of California bank equities, and its reputation in the banking and investment communities. Van Kasper also makes a market in CU Stock. Van Kasper did not participate in the negotiation of the Merger or discussions to determine the Conversion Ratio.
           A representative of Van Kasper attended the January 10, 1996 meeting of the CU Board and provided a report and its preliminary written opinion dated January 10, 1996 that, based on the information then available and the status of Van Kasper's analysis on that date, the Conversion Ratio was fair to the shareholders of CU Bancorp from a financial point of view as of such date. At the January 10, 1996 meeting, the CU Board approved the execution of the Merger Agreement. Van Kasper subsequently provided its final written opinion dated June 3, 1996. The January 10, 1996 Van Kasper Fairness Opinion is substantially identical to the Van Kasper Fairness Opinion Letter attached hereto.

           No limitations were imposed by CU Bancorp on Van Kasper with respect to the investigations made or procedures followed in rendering its opinion. THE FULL TEXT OF VAN KASPER'S WRITTEN OPINION TO THE CU BOARD, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF REVIEW BY VAN KASPER (THE "VAN KASPER FAIRNESS OPINION"), IS ATTACHED HERETO AS APPENDIX G AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. The following summary of the Van Kasper Fairness Opinion is qualified in its entirety by reference to the full text of the Van Kasper Fairness Opinion. The Van Kasper Fairness Opinion is addressed to the CU Board and does not constitute a recommendation to the CU Board or to any shareholder of CU Bancorp as to how the CU Board or any such shareholder should vote with respect to the Merger.


           In connection with the Van Kasper Fairness Opinion, Van Kasper, among other things: (a) reviewed drafts of the Joint Proxy Statement/Prospectus; (b) reviewed the Joint Proxy Statement/Prospectus; (c) reviewed the Merger Agreement and related documents; (d) reviewed certain publicly available financial and other data with respect to CU Bancorp and Home Bancorp, including financial statements for CU Bancorp and Home Bancorp for recent years to December 31, 1995, and certain other relevant financial and operating data relating to CU Bancorp and Home Bancorp from published sources and from the internal records of CU Bancorp and Home Bancorp; (e) reviewed certain historical market prices and trading information on CU Bancorp and Home Bancorp; (f) compared CU Bancorp and Home Bancorp from a financial point of view with certain other companies and bank peer groupings; (g) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies that Van Kasper deemed to be comparable, in whole or in part, to the Merger; (h) reviewed and discussed with representatives of the management of CU Bancorp certain information of a business and financial nature regarding CU Bancorp and Home Bancorp provided to Van Kasper by CU Bancorp and Home Bancorp, respectively, including financial forecasts and related assumptions; (i) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with CU Bancorp's counsel; and (j) performed such other analyses and examinations as Van Kasper deemed appropriate.

           In conducting its review and arriving at its opinion, Van Kasper relied upon and assumed the accuracy and completeness of, without independent verification, the financial and other information provided to Van Kasper or publicly available, and did not assume any responsibility for independent verification of such information. Van Kasper relied upon the managements of CU Bancorp and Home Bancorp as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and

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
the assumptions and bases therefor) provided to Van Kasper, and Van Kasper assumed that such forecasts, projections and projected operating cost savings and margin enhancements reflect the best currently available estimates and good faith judgments of the applicable managements as to the expected future operating and financial performance of their respective companies, consistent with historical data, and assumed that the benefits contemplated by the Merger, as reflected in such forecasts, will be achieved. Van Kasper is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the consent of CU Bancorp, that such allowances for each of CU Bancorp and Home Bancorp are in the aggregate adequate to cover such losses. Van Kasper did not review any individual credit files. In addition, Van Kasper did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of CU Bancorp or Home Bancorp, nor was Van Kasper provided with any such appraisal and assumed that all material assets and liabilities (including contingent or unknown liabilities) of CU Bancorp and Home Bancorp are as set forth in the financial statements of CU Bancorp and Home Bancorp, respectively. For purposes of the Van Kasper Fairness Opinion, Van Kasper assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement. Van Kasper relied on advice of counsel to CU Bancorp as to all legal matters with respect to CU Bancorp, the Merger, the Joint Proxy Statement/ Prospectus and the Merger Agreement. Further, the Van Kasper Fairness Opinion was based upon an analysis of the foregoing in light of its assessment of general economic, market and financial conditions existing as of the date of the opinion and on the assumption that the Merger Agreement will be consummated in accordance with the terms thereof, without any amendments thereto, and without waiver by CU Bancorp of any of the conditions to its obligations thereunder.
           Set forth below is a brief summary of certain analyses performed by Van Kasper in preparing the Van Kasper Fairness Opinion. The analysis also focused on core financial and operating projections and statistics which were not specifically adjusted for nonrecurring charges, unless otherwise stated.
The Van Kasper Fairness Opinion is directed to the CU Board and the fairness to the shareholders of CU Bancorp, from a financial point of view, of the conversion ratio to be paid in the merger by CU Bancorp and does not address any other aspect of the merger.
           Contribution Analysis. Van Kasper analyzed the contribution of each of CU Bancorp and Home Bancorp to, among other things, total assets, total earning assets, total loans, total deposits, and tangible equity of the pro forma Surviving Company as of December 31, 1995 and to, among other things, core revenues (net interest income and noninterest income) and pretax pre-provision income and pretax income of the Surviving Company for 1996. This analysis assumed that CU Bancorp's acquisition of Corporate Bank was completed on a pro forma basis as of December 31, 1995 for balance sheet analysis and January 1, 1996 for income statement analysis, but in both cases without regard to the effect of merger costs or projected synergies. Additionally, the analysis assumed that the Corporate Bank acquisition was structured with a mix of 75% stock and 25% cash and generated $1.5 million in goodwill.

           This analysis showed, among other things, that based on the Surviving Company's pro forma balance sheet as of December 31, 1995, CU Bancorp would contribute approximately 48% of total assets, approximately 51% of earning assets, approximately 53% of total loans, approximately 50% of total deposits, and approximately 44% of the tangible equity of the Surviving Company.

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
           The analysis showed, among other things, that based on the Surviving Company's pro forma income statements for fiscal year 1996, CU Bancorp would contribute in 1996 approximately 44% of core revenues, approximately 43% of pretax, preprovision income, and approximately 47% of pretax income.

           With a Conversion Ratio of 1.409 shares of CU Stock per one share of Home Stock, the CU Bancorp shareholders would own approximately 48% of the Surviving Company on a fully-diluted basis.
           Dilution Analysis. Van Kasper analyzed the effect of the Merger on a holder of CU Stock by comparing, among other things, the book value per share, the tangible book value per share, and the fully-diluted book value per share as of December 31, 1996 through 2000 and the dividends per common share and fully-diluted earnings per share for the fiscal years ending December 31, 1996 through 2000 of CU Bancorp with that of the Surviving Company. This analysis employs the Conversion Ratio and assumes that CU Bancorp's acquisition of Corporate Bank was completed on a pro forma basis as of January 1, 1996 under the assumptions stated above.

           The analysis assumed, unless otherwise stated, Merger-related operating cost savings projected by CU to be realized partially in 1996 and fully in 1997 and subsequent years. The analysis assumed, unless otherwise stated, margin enhancements to be realized in 1998, 1999, and 2000 on incremental earning assets.

The analysis assumed that the Merger would be completed on June 30, 1996.

           These projected operating cost savings represent approximately 5% and 7% of the Surviving Company's projected noninterest expense in 1996 and 1997, respectively, on a pre-tax basis. The Merger is viewed by CU Bancorp and Home Bancorp as a merger of equals transaction in which operating cost savings are less important than the strategic benefits of the Merger. This level of projected operating cost savings, expressed as a percentage of the Surviving Company's projected noninterest expense, is at the lower end of the range of similar savings forecasted by other banks in similar transactions reviewed by Van Kasper.

           The margin enhancements represent the increase in net interest margins expected to be realized by the Surviving Company by using the generally lower cost deposits of Home Bank's branch system versus other sources to fund the incremental growth in the Surviving Company's incremental earning assets in 1998 through 2000. CU Bancorp projects margin enhancements of 0.25% in 1998, 0.35% in 1999, and 0.50% in 2000 on the Surviving Company's incremental earning assets.

           The results of an analysis of changes in book value, tangible book value, fully-diluted book value, dividends and fully-diluted earnings (without giving effect to transaction expenses) attributable to one share of CU Stock before the Merger compared to one share of CU Stock after the Merger, assuming projected CU Bancorp and Home Bancorp earnings and merger-related operating cost savings and margin enhancements, indicate the following: book value per share would increase approximately 8% by 1996 year-end, but would decrease approximately 4% by 2000 year-end; tangible book value per share would increase approximately 5% by 1996 year-end, but would decrease approximately 5% by 2000 year-end; fully-diluted book value would increase approximately 6% by 1996 year-end, but would decrease by approximately 1% by 2000 year-end; dividends would increase from $0.10 to $0.25 for fiscal 1996 and would increase from $0.25 to $0.44 for fiscal 2000; and fully-diluted earnings would increase by approximately 18% for fiscal 1996 (without giving effect to transaction expenses), but would decrease by approximately 9% for fiscal 2000.
           Comparable Company Analysis. Using publicly and other available information, Van Kasper compared financial ratios of CU Bancorp and Home Bancorp including, among other things: the ratio of net income to average total assets, the ratio of net income to average total equity, the ratio of equity to assets and certain credit ratios for the twelve months ended September 30, 1995 and as of September 30, 1995 to a proxy group consisting of 44 selected banks located in California. While CU Bancorp's statistics were included in the proxy group, no other bank used in the analysis is believed to be identical to CU Bancorp or Home Bancorp. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies. The results of this analysis indicated that both CU Bancorp and Home Bancorp were not as cost control efficient as the peer group and did not perform as well as the peer group on the basis of profitability. CU Bancorp's asset quality and allowance levels were better than the peer group, while Home Bancorp's were generally below the peer group. Both CU Bancorp and Home Bancorp had capital ratios above the peer group.

           Analysis of Selected Bank Merger Transactions. Van Kasper reviewed the consideration paid in recently announced transactions whereby California banks were acquired. Specifically, Van Kasper reviewed 31 transactions involving acquisitions of selected banks in the State of California that were either announced or completed during calendar 1995 and a larger group that were announced beginning in 1990.

 For each bank acquired or to be acquired in such transactions, Van Kasper compiled figures illustrating, among other things, at announcement the ratio of the offer price to book value and the ratio of offer price to last twelve months ("LTM") earnings.

           No other bank, company or transaction used in the above analysis as a comparison is identical to CU Bancorp, Home Bancorp or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which CU Bancorp, Home Bancorp and the Merger are being compared.

           Additionally, both CU Bancorp and Home Bancorp entered into the Merger Agreement from the perspective that the Merger was a "merger of equals" rather than an acquisition. Nearly all of the transactions analyzed were structured as traditional acquisitions versus "mergers of equals."

           Discounted Cash Flow Analysis. Van Kasper examined the results of a discounted cash flow analysis designed to compare the present value, under certain assumptions, that would be attained if CU Bancorp remained independent through 2000 or was acquired in 2000 by a larger financial institution. This analysis was based solely upon information, including forecasted statements of operations and balance sheet data or financial assumptions, provided by CU Bancorp and Home Bancorp to Van Kasper for the years 1995 through 2000. The cash flows were based on the Conversion Ratio of 1.409 shares of CU Stock per one share of Home Stock. The results produced in the analyses did not purport to be indicative of actual values or expected values of CU Bancorp or the Surviving Company at such future date. All cases were analyzed assuming realization of operating cost savings and margin enhancements, estimated by CU Bancorp, in the amounts and time periods previously indicated.
           The discount rates used ranged from 10% to 20%. For the CU Bancorp stand alone analysis, the terminal price multiples applied to the 2000 estimated book value ranged from 1.00x to 2.00x. The mid- levels of the price/book value multiples range reflected an estimated future trading range of CU Bancorp or the Surviving Company, while the higher levels of the price/book value multiples range were more indicative of a future sale of CU Bancorp or the Surviving Company to a larger financial institution.
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
           For the CU Bancorp stand alone analysis, the cash flows were comprised of the projected stand alone dividends per share in years 1995 through 2000 plus the terminal value of CU Stock at year-end 2000 (calculated by applying each one of the assumed terminal price/book value multiples as stated above to the 2000 projected CU Bancorp book value per share). A similar analysis was done for the Surviving Company. The discount rates described above were then applied to these cash flows to obtain the present values per share of CU Stock.

           The Van Kasper analysis assumed that projected earnings, among other things, would be achieved; that projected operating cost savings are fully realized (for the Surviving Company case); a present value discount rate of 13%; and a terminal price/book value multiple of 1.80x. Assuming CU Bancorp remains independent through 2000 and is then acquired by a larger financial institution, a holder of one share of CU Stock as of the date of the Van Kasper analysis would receive cash flows with a present value of $12.21. Assuming the Merger is consummated and that Surviving Company remains independent through 2000 and is then acquired by a larger financial institution, a holder of one share of CU Stock today would receive cash flows with a present value of $12.68.
           Overall Analysis. The foregoing summarizes the material portions of Van Kasper's analysis, but does not purport to be a complete description of the presentation by Van Kasper to the CU Board or of the analyses performed and factors considered by Van Kasper. Van Kasper believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analysis and the factors considered, without considering all analyses and factors, would create a misleading view of the process underlying the analyses set forth in its presentation to the CU Board. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Van Kasper may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Van Kasper's view of the actual value of CU Bancorp, Home Bancorp or the Surviving Company which may be significantly more or less favorable. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. Because such analyses, and any estimates contained therein, are inherently subject to uncertainty, neither CU Bancorp, Van Kasper or any other person assumes responsibility for the accuracy.
           In performing its analyses, Van Kasper made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CU Bancorp or Home Bancorp. The analyses performed by Van Kasper are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Van Kasper's analysis of the fairness of the Conversion Ratio to CU Bancorp's shareholders and were provided to the CU Board in connection with the delivery of the Van Kasper Fairness Opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Van Kasper used in its analyses various projections of future performance prepared by the management of CU Bancorp. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

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
           As described above, the Van Kasper Fairness Opinion and presentations to the CU Board were among the many factors taken into consideration by the CU Board in making its determination to approve the Merger Agreement.

           CU Bancorp has agreed to pay Van Kasper $75,000 for financial advisory services with respect to the preparation of the Van Kasper Fairness Opinion. None of Van Kasper's fee is contingent upon the consummation of the Merger. CU Bancorp paid Van Kasper a retainer and partial fee of $55,000 on January 10, 1996. An additional fee of $20,000 was paid to Van Kasper in April 1996 upon delivery of the attached Van Kasper Fairness Opinion. CU Bancorp also has agreed to reimburse Van Kasper for certain of its reasonable out-of-pocket expenses, including reasonable fees and expenses of Van Kasper's counsel, and to indemnify Van Kasper and its officers, directors, employees, agents and controlling persons against certain liabilities, including liabilities under federal securities laws.

OPINION OF HOME BANCORP FINANCIAL ADVISOR

           Piper was retained by Home Bancorp in December 1995 to render its opinion to the Home Board regarding the fairness, from a financial point of view, to the shareholders of Home Bancorp of the consideration to be received by them in the Merger. On January 10, 1996, Piper delivered to the Home Board its written opinion to the effect that, as of the date of its opinion and based on and subject to the assumptions, factors and limitations as set forth in the opinion and so described below, the consideration proposed to be received by the shareholders of Home Bancorp, based on a Conversion Ratio of 1.409, is fair to the shareholders of Home Bancorp from a financial point of view. This opinion was subsequently reaffirmed by issuance to the Home Board of a written opinion, dated June 4, 1996. Those opinions are collectively referred to as the "Piper Opinion." A copy of the Piper Opinion letter dated June 4, 1996, is attached to this Joint Proxy Statement/Prospectus as Appendix H and is incorporated herein by reference. The January 10, 1996 Piper Opinion letter is substantially identical to the Piper Opinion letter attached hereto. Home Bancorp shareholders are urged to read the attached Piper Opinion letter in its entirety.


           The Piper Opinion is directed to the Home Board and does not constitute a recommendation to any Home Bancorp shareholder as to how such shareholder should vote with respect to the Merger. Piper was not requested to and did not make any recommendation to the Home Board as to the form or amount of consideration to be received by shareholders of Home Bancorp in the Merger. Piper was not requested to opine as to, and the Piper Opinion does not address, the Board's underlying business decision to proceed with or effect the Merger.

           In reaching its conclusion as to the fairness to the shareholders of Home Bancorp of the consideration to be received by such shareholders in the Merger and in its presentation to the Home Board, Piper did not rely on any single analysis or factor described below, assign weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its fairness opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Piper believes that its analysis must be considered as a whole and that selecting portions of its analysis, and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the process underlying the Piper Opinion. The analyses of Piper are not necessarily indicative of future values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any comparable analyses as a comparison is identical to Home

Bancorp, CU Bancorp or the Merger. Accordingly, an analysis of results is not mathematical, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies (as defined below) and other factors that could affect the public trading value of the Comparable Companies.
           In arriving at the Piper Opinion, Piper reviewed, among other things,
(i) the Merger Agreement, (ii) certain publicly available information relative to Home Bancorp, (iii) certain internal financial information of Home Bancorp prepared for financial planning purposes and furnished by the management of Home Bancorp, (iv) certain financial and securities data of Home Bancorp and companies deemed similar to Home Bancorp, (v) to the extent publicly available, the financial terms of certain merger transactions deemed similar to the Merger,
(vi) publicly available information related to CU Bancorp, (vii) certain internal financial information of CU Bancorp prepared for financial planning purposes and furnished by the management of CU Bancorp, (viii) certain internal financial information of the Surviving Company prepared for financial planning purposes and furnished by the management of CU Bancorp, and (ix) certain financial and securities data of CU Bancorp and companies deemed similar to CU Bancorp. In addition, Piper engaged in discussions with members of the management of Home Bancorp and CU Bancorp concerning the respective financial condition, current operating results and business outlook of Home Bancorp and CU Bancorp, including the prospects for the Surviving Company and Home Bancorp and CU Bancorp's plans relating to the Surviving Company.
           In delivering the Piper Opinion to the Board on January 10, 1996, Piper prepared and delivered to the Home Board certain written material containing certain analyses and other information relevant to the Piper Opinion. The following is a summary of those materials:

           Selected Market Information. Piper reviewed certain stock trading characteristics of Home Stock and CU Stock including stock prices and volume comparisons for the one-year period ending January 5, 1996.
           Dilution Analysis. Piper analyzed the projections of fully diluted earnings per share and book value per share of Home Bancorp for 1996 and 1997 provided by the management of Home Bancorp and calculated pro forma estimates of fully diluted earnings per share and tangible book value per share for the Surviving Company for 1996 and 1997, assuming non-recurring transaction expenses of $3.65 million in 1996 and pre-tax earnings enhancements of $4.3 million and $5.9 million in 1996 and 1997, respectively, which are expected to result from, among other things, certain revenue enhancements and expense reductions. This analysis showed, among other things, that, on a share equivalent basis, holders of Home Stock would realize accretion of 23.1% in earnings per share (without giving effect to transaction expenses) and dilution of 4.6% in tangible book value per share in 1996 and accretion of 35.9% in earnings per share and dilution of 0.8% in tangible book value per share in 1997.
           Contribution Analysis. Piper analyzed certain historical income statement and balance sheet data for Home Bancorp and CU Bancorp for 1994 through September 30, 1995, and for Home Bancorp and CU Bancorp on a projected basis for 1995 through 1998 (based upon estimates prepared by managements of both parties to the Merger). The analysis showed, among other things, that for the nine months ended September 30, 1995 and for the years ended December 31, 1996 and 1997, respectively on a projected basis, Home Bancorp would contribute the following percentages of the pro forma amounts of the Surviving Company:
51.4 %, 52.7 % and 49.5%, respectively of pre-tax income; 55.1%, 54.1% and 50.9%, respectively of net income; 57.8%, 52.2% and 51.4%, respectively of total assets; 57.9%, 52.1% and 51.2%

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
of total deposits; 58.6%, 54.8% and 54.0%, respectively of tangible book value; 53.3%, 47.0% and 44.2%, respectively of net loans; and 31.3%, 27.6% and 28.4%, respectively of loan loss reserves. Based on the Conversion Ratio of 1.409 shares of CU Stock for each share of Home Stock, the holders of Home Stock will own 52.0% of the Surviving Company on a fully diluted basis.
           Historical and Projected Financial Performance Comparison. Piper prepared comparisons of various historical and projected measures of performance ratios, yields, margins and financial condition for Home Bancorp and the Surviving Company, including comparison of return on average assets and average equity, comparison of average loans as a percentage of average deposits, and comparison loan-loss reserves as a percentage of total loans.
           Discounted Dividend Stream Analysis. Piper prepared an estimated stand-alone valuation for Home Bancorp by adding (i) the present value of implied future dividend streams that might be available to be paid by Home Bancorp over a five-year period from 1996 through 2000 and (ii) the present value of Home Bancorp's estimated terminal value. The implied future dividend stream projection was based upon the assumption that Home Bancorp would maximize yearly dividend payments subject to maintaining a constant year-end ratio of shareholders' equity to total assets of 10%. Estimated terminal values were calculated by applying multiples ranging from 10.0 to 14.0 to projected net income and, alternatively, applying multiples ranging from 1.0 to 1.3 to projected tangible book value. The dividend streams and terminal values were discounted to present values using a range of discount rates from 13% to 17%. The analysis indicated a value per share for Home Stock ranging from $11.16 to $16.19, based upon terminal values derived from net income multiples and a value per share for Home Stock ranging from $9.79 to $13.24 based upon terminal values derived from tangible book value multiples.

           Selected Comparable Transaction Analysis. Piper analyzed selected merger-of-equals transactions between commercial banks and/or bank holding companies in which the total assets of the target company exceeded $100 million and both parties were publicly traded. The merger-of-equals transactions selected (the "Comparable Transactions") were: Chemical Banking Corp./Chase Manhattan Corporation, Commercial Bancorp/West Coast Bancorp, Southern National Corporation/BB&T Financial Corporation, Comerica Incorporated/Manufacturers Hanover Corporation and Chemical Banking Corp./Manufacturers Hanover Corporation. Piper calculated the premium (or discount) to the target's stock price represented by the conversion ratio for each Comparable Transaction. Based on the closing price per share of Home Stock and of CU Stock on January 5, 1996 and a Conversion Ratio of 1.409 shares of CU Stock for each share of Home Stock, holders of Home Stock would receive a 16.4% premium on account of the Merger compared to a range of a 7.2% discount to a 5.6% premium, a mean of a 0.3% discount and a median of 1.7% discount for Comparable Transactions.

           Selected Comparable Companies Analysis. Piper compared certain financial information and stock market information relating to Home Bancorp and CU Bancorp to corresponding data and ratios for a group of California based commercial banks and bank holding companies deemed similar to Home Bancorp and CU Bancorp for which earnings estimates for 1995 and 1996 were available. The companies selected (the "Comparable Companies") were: California State Bank, Civic Bancorp, Eldorado Bancorp, GBC Bancorp, Pacific Bancorp, Professional Bancorp, Redwood Empire Bancorp, Santa Monica Bank, Sierra Tahoe Bancorp and TriCo Bancshares. Based on closing prices for shares of common stock of Home Bancorp, CU Bancorp and each of the Comparable Companies on January 6, 1996, Piper calculated the following multiples: (i) market price to latest twelve months ("LTM") earnings per share of 14.4x for Home Bancorp and 16.3x for CU Bancorp, compared to a range of 9.3x to 19.7x, a mean of 12.5x and a median of 12.3x for

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
the Comparable Companies; (ii) market price to 1995 estimated earnings per share of 12.8x for Home Bancorp and 15.7x for CU Bancorp, compared to a range of 8.2x to 21.1x, a mean of 13.1x and a median of 12.3x for the Comparable Companies;
(iii) market price to 1996 estimated earnings per share of 10.7x for Home Bancorp and 12.2x for CU Bancorp, compared to a range of 8.2x to 11.6x, a mean of 9.6x and a median of 9.4x for the Comparable Companies; and (iv) market price to tangible book value of 1.1x for Home Bancorp and 1.4x for CU Bancorp, compared to a range of 0.8x to 1.6x, a mean of 1.1x and a median of 1.1x for the Comparable Companies.

           Piper also compared Home Bancorp and CU Bancorp to the Comparable Companies with respect to certain financial ratios, including the following: (i) return on average assets of 0.8% for Home Bancorp and 0.9% for CU Bancorp, compared to a range of -0.3% to 3.4%, a mean of 1.0% and a median of 1.0% for the Comparable Companies; (ii) return on average equity of 7.3% for Home Bancorp and 9.3% for CU Bancorp, compared to a range of -5.5% to 22.7%, a mean of 9.8% and a median of 9.8% for the Comparable Companies; (iii) earnings per share growth from 1993 to 1994 of -8.8% for Home Bancorp and 19.1% for CU Bancorp, compared to a range of -36.4% to 7.7%, a mean of -12.3% and a median of -10.2% for the Comparable Companies; (iv) nonperforming assets as a percentage of total assets of 1.9% for Home Bancorp and 0.2% for CU Bancorp, compared to a range of 0.5% to 5.9%, a mean of 2.5% and a median of 2.0% for the Comparable Companies; and (v) reserves as a percentage of loans of 1.5% for Home Bancorp and 3.8% for CU Bancorp, compared to a range of 0.9% to 6.6%, a mean of 2.8% and a median of 2.4% for the Comparable Companies.

           Additional Considerations. Piper also considered a number of qualitative factors that might result from the Merger in arriving at its opinion, including enhanced commercial loan capabilities, greater management depth, improved liquidity for shareholders and increased acquisition opportunities for the Surviving Company compared to Home Bancorp.
           For purposes of the Piper Opinion, Piper relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not attempt to independently verify such information. Piper relied upon the assurances of Home Bancorp and CU Bancorp management that the information provided by Home Bancorp and CU Bancorp had a reasonable basis and, with respect to financial planning data, and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper incomplete or misleading. Piper assumed the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and will be recorded using the pooling of interests method of accounting under generally accepted accounting principles. In arriving at the Piper Opinion, Piper did not perform, nor was it furnished, an appraisal or valuation of specific assets or liabilities of Home Bancorp or CU Bancorp and expressed no opinion regarding the liquidation value of any entity. No limitations were imposed by the Home Board on the scope of Piper's investigation or the procedures to be followed in rendering the Piper Opinion. Piper was not authorized by the Home Board to solicit, and did not solicit, other entities for purposes of a business combination with Home Bancorp. Piper expressed no opinion as to the price at which shares of Home Stock or CU Stock have traded or may trade at a future time. The Piper Opinion is based upon information available to Piper and the facts and circumstances as they existed and were subject to evaluation on the respective dates of the Piper Opinions. Events occurring after such dates could materially affect the assumptions used in preparing the Piper Opinion.
           In the normal course of its business, Piper may, from time to time, actively trade securities of Home Bancorp and CU Bancorp for its own account or the account of its customers and, accordingly, may at any

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
time have a long or short position in such securities. Additionally, Piper or its affiliates may, from time to time, produce research materials regarding Home Bancorp or CU Bancorp. Since the date of its engagement with respect to the Merger, Piper has not held a long or short position for its own account in Home Stock or CU Stock and neither it nor its affiliates have issued any research materials with respect to Home Bancorp or CU Bancorp.

           Piper is a nationally-recognized investment banking firm and, as a customary part of its investment banking business, it is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Piper was selected by the Home Board based on Piper's qualifications, expertise and reputation.

           For rendering its fairness opinion to the Home Board in connection with the Merger, Home Bancorp has paid Piper fees aggregating $75,000. Home Bancorp has also agreed to pay the reasonable out-of-pocket expenses of Piper and to indemnify Piper against certain liabilities incurred (including liabilities under the federal securities laws) in connection with the engagement of Piper by Home Bancorp. The fees payable to Piper were not contingent upon consummation of the Merger.

TERMS OF THE MERGER
           Upon the Effective Time, Home Bancorp will be merged with and into CU Bancorp, with CU Bancorp surviving the Merger. The parties have agreed that the Surviving Company will retain the name "CU Bancorp." At the Effective time, each share of Home Stock issued and outstanding immediately prior to the Effective Time, except any shares held by shareholders of Home Bancorp dissenting from the Merger, will, on and after the Effective Time, be converted into 1.409 shares of CU Stock pursuant to the Conversion Ratio. No fractional shares will be issued in the Merger. In lieu thereof, each holder of Home Stock who would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the product (calculated to the nearest thousandth) obtained by multiplying (a) the average closing price of CU Stock for the 10 consecutive trading days prior to the trading day prior to the Effective Time by (b) the fraction of the share of CU Stock to which such holder would otherwise be entitled.
           Simultaneously with the Merger and as part of the same transaction, CU Bank will be merged with and into Home Bank, with Home Bank surviving the Bank Merger under the name "California United Bank."

EFFECTIVE TIME OF MERGER


           The Merger will be effective on a date to be designated by the parties and upon the filing of the Merger Agreement with the Secretary of State of the State of California, which the parties expect to occur on or about
July 22, 1996. The parties expect that the Bank Merger will be effected simultaneously with the Merger.


REGULATORY APPROVALS

           The consummation of the Merger is subject to the approval of the FRB. Consummation of the Bank Merger is subject to the approval of the FRB and Superintendent. Receipt of all requisite regulatory approvals and consents is a condition precedent to the consummation of the Merger. See "THE MERGER AGREEMENT
- -- Conditions to the Merger."

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

           An application for the prior approval of the Merger was filed with the FRB on June 3, 1996. An application for the prior approval of the Bank Merger was filed with the Superintendent and FRB on June 3, 1996. There can be no assurances that the required approvals will be obtained, or as to conditions or timing of such approvals.

           Although neither Home Bancorp nor CU Bancorp is aware of any reason why the requisite approval of and consents to the Merger or Bank Merger would not be granted, there can be no assurance such approvals and consents will be obtained or that, if obtained, such approvals and consents will not include conditions which would be of a type that would relieve Home Bancorp, Home Bank, CU Bancorp or CU Bank from their obligation to consummate the Merger and Bank Merger. See "THE MERGER AGREEMENT-- Conditions to the Merger" and "-- Termination."

           In determining whether to approve the Merger, the FRB will consider factors such as the financial condition of CU Bancorp, the effects of the Merger on CU Bancorp, the effects of the Merger on competition, the financial and managerial resources and future prospects of CU Bancorp and Home Bancorp separately and as a combined entity, and the convenience and needs of the communities served by Home Bank. The Bank Holding Company Act prohibits approval of the Merger if it would have specified anti- competitive effects unless the FRB finds those effects are clearly outweighed by the probable benefits of the Merger.

           In determining whether to approve the Bank Merger, the Superintendent and FRB will consider factors such as the effects of the Merger on Home Bank, the effects of the Bank Merger on competition, the financial and managerial resources and future prospects of CU Bank and Home Bank, as a combined entity, the convenience and needs of the communities to be served by Home Bank and CU Bank as a combined entity and the record of performance of Home Bank and CU Bank under the Community Reinvestment Act.

AGREEMENTS WITH CERTAIN SHAREHOLDERS

           Each director of Home Bancorp who is also a shareholder of Home Bancorp (the "Home Directors") has entered into a Shareholder's Agreement with CU Bancorp (the "Home Shareholder's Agreement") and each director of CU Bancorp who is also a shareholder of CU Bancorp (the "CU Directors") has entered into a Shareholder's Agreement with Home Bancorp (the "CU Shareholder's Agreement", and together with the Home Shareholder's Agreement, the "Shareholder's Agreements") pursuant to which each such person has agreed (i) to vote the number of shares of CU Stock or Home Stock owned by such director to approve the principal terms of the Merger Agreement, the Merger, and the transactions contemplated thereby;
(ii) recommend approval of the Merger Agreement to the shareholders of CU Bancorp or Home Bancorp, as the case may be, (iii) not to sell or otherwise transfer any such shares or the right to vote or direct the vote of such shares; and (iv) not to sell any CU Stock acquired in the Merger, in the case of the Home Directors or, in the case of the CU Directors, held as of the Effective Time, for a minimum period of thirty days following the date of publication of combined financial statements for CU Bancorp and Home Bancorp. The Shareholder's Agreements will terminate immediately upon the earlier of the Effective Time or termination of the Merger Agreement.

           Under the Home Shareholder's Agreements, the Home Directors have agreed to vote 759,401 shares of Home Stock (approximately 18.00% of the outstanding shares of Home Stock entitled to vote at the Annual Meeting) to approve the principal terms of the Merger Agreement, increasing the likelihood that the Merger will be approved. The affirmative vote of the holders of an additional 32.01% of the outstanding shares of Home Stock entitled to vote at the Annual Meeting will be required in order to approve the Merger Agreement. The full text of the Home Shareholder's Agreement is reprinted as Exhibit H to the Merger Agreement attached as Appendix A to this Joint Proxy Statement/Prospectus.


           Under the CU Shareholder's Agreements, the CU Directors have agreed to vote 234,931 shares of CU Stock (approximately 4.43% of the outstanding shares of CU Stock entitled to vote at the Annual Meeting) to approve the principal terms of the Merger Agreement, increasing the likelihood that the Merger Agreement will be approved. The affirmative vote of the holders of an additional 45.58% of the outstanding shares of CU Stock will be required in order to approve the Merger Agreement. The full text of the CU Shareholder's Agreement is reprinted as Exhibit F to the Merger Agreement attached as Appendix A to this Joint Proxy Statement/Prospectus.


           In addition, current directors of Home Bancorp who are not expected to serve as directors of the Surviving Company have entered into Affiliate Agreements with CU Bancorp, pursuant to which they agreed, among other things, not to (i) purchase, sell, transfer or otherwise dispose of, or reduce their risk of ownership or investment in Home Stock prior to the Merger; or (ii) sell, transfer or dispose of any shares of CU Stock which such directors may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (A) pursuant to an exemption from the registration requirements of the Securities Act as provided in the Affiliate Agreement, or (B) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that such directors may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the CU Stock except as provided in the Affiliate Agreement.)

INTERESTS OF CERTAIN PERSONS IN THE MERGER


            As of the Home Record Date, the directors and executive officers of Home Bancorp beneficially owned 763,478 shares of Home Stock not including shares such persons may acquire through the exercise of vested stock options. On such date, directors and executive officers of Home Bancorp held options to acquire 46,022 shares of Home Stock. Options not exercised prior to the Effective Time will be converted into Options to acquire CU Stock on substantially the same terms and conditions as the options to purchase Home Stock held by such persons prior to the Merger, subject to approval of the Conversion Plan by CU Bancorp shareholders at the CU Meeting. See "THE MERGER AGREEMENT -- Treatment of Options." Immediately after the Effective Time, the current directors and executive officers of Home Bancorp as a group will own less than 9.60% of the outstanding shares of CU Bancorp.

            As of the CU Record Date, the directors and executive officers of CU Bancorp owned 237,931 shares of CU Stock not including shares such persons may acquire through the exercise of vested stock options. On such date, directors and executive officers of CU Bancorp held options to acquire 527,740 shares of CU Stock, of which 306,020 options are exercisable within 60 days of the CU Record Date.


            Pursuant to the Retention Agreements expected to be entered into prior to the Effective Time, upon consummation of the Merger, (i) Mr. James P. Staes, President and Chief Executive Officer of Home Bank, will become entitled to receive two years of salary (or $402,132) payable in 48 substantially equal installments over a two-year period (the "Payment Term") and (ii) ten other key employees of Home Bancorp or Home Bank will become entitled to receive the equivalent of one year's salary, payable in 24 substantially equal installments over a one-year period. Included among these ten key employees are Mr. Bill Neal, Executive Vice President and Chief Operating Officer of Home Bank, and Mr. Keith W. Barnes, Senior Vice President and Chief Financial Officer of Home Bancorp, who each receive $119,474 and $92,926, respectively, under their Retention Agreement. Mr. Staes' Retention Agreement further provides that Mr. Staes will provide certain consulting services for a one-year period after the expiration of the Payment Term, and Mr. Staes will for a three-year period after the Effective Time not serve as a director or executive officer of another bank, savings and loan association, credit union or thrift and loan which has an office within five miles of a branch office of Home Bank existing immediately prior to the Effective Time. Total payments to be made by the Surviving Company under the Retention Agreements are approximately $1.2 million. Payments under the Retention Agreements will be made whether or not the recipient is employed by the Surviving Company.
           At the Effective Time, the Board of Directors of the Surviving Company will be comprised of five members from each of the current Boards of Directors of CU Bancorp and Home Bancorp. The five members from the CU Board are expected to be Kenneth L. Bernstein, Stephen G. Carpenter, Paul W. Glass, Ronald
S. Parker and David I. Rainer. See "INFORMATION CONCERNING CU BANCORP MEETING ONLY -- Directors and Executive Officers." The five members from the Home Board are expected to be Donald A. Buschenfield, J. Richard Denham, Randall G. Elston, Donald G. Martin and James P. Staes. See "INFORMATION CONCERNING HOME BANCORP MEETING ONLY -- Election of Directors."
           The former officers and employees of Home Bancorp and CU Bank who become officers or employees of the Surviving Company or the Surviving Bank will be entitled to participate in all employee benefits and benefit programs of the Surviving Company or the Surviving Bank, as the case may be, in accordance with the terms of such plans or programs.

           Home Bancorp has arranged to purchase directors' and officers' tail insurance (the "D&O Tail"), under which the persons serving as officers and directors of Home Bancorp immediately prior to the Effective Time shall be covered for a period of three years from the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were taken by such officers and directors in their capacities as such. The D&O Tail is required to provide substantially the same coverage as the directors' and officers insurance policy currently maintained by Home Bancorp.

           At the Effective Time, Stephen G. Carpenter will become the Chief Executive Officer, James P. Staes will become the Vice Chairman and David I. Rainer will become the President and Chief Operating Officer of the Surviving Company and the Surviving Bank.

           Montgomery has provided certain investment advisory services to CU Bancorp and Home Bancorp in connection with the Merger pursuant to a written agreement with such parties. As compensation for such services, Montgomery received $200,000 upon the execution of the Merger Agreement. Montgomery will also receive an additional fee equal to 1.0% of the total combined market capitalization of CU Bancorp and Home Bancorp based on each such company's trading price per share for the ten (10) trading days prior to the close of the Merger and the number of shares outstanding for each company as of the Merger, up to a maximum of $1,100,000, less the $200,000 paid upon the execution of the Merger Agreement and less an additional $200,000.

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
CERTAIN RELATED TRANSACTIONS

           As a condition to entering the Merger Agreement, CU Bancorp and Home Bancorp each required the other to enter into a Warrant Purchase Agreement and issue a warrant pursuant to which the issuing party granted to the other an option to purchase shares of the issuing party's common stock, representing 19.9% of such party's issued and outstanding shares. The Warrant Agreements could have the effect of discouraging persons who now or prior to the Effective Time might be interested in acquiring all or a significant interest in either CU Bancorp or Home Bancorp. Each Warrant Agreement provides for the grant of a warrant to purchase shares of the issuing party's common stock. CU Bancorp granted to Home Bancorp a warrant to purchase up to 1,492,390 shares of CU Stock (representing approximately 19.9% of the outstanding shares of CU Stock) at a price equal to $9.834 per share, subject to adjustment as provided in the Warrant Agreement; Home Bancorp granted to CU Bancorp a warrant to purchase up to 1,082,224 shares of Home Stock (representing approximately 19.9% of the outstanding shares of Home Stock) at a price equal to $12.050 per share, subject to adjustment as provided in the Warrant Agreement. The warrant prices are equal to an average of the closing sales price for the 20 trading days prior to January 8, 1996. The Merger was announced on January 10, 1996. Each Warrant Agreement provides that the holder of the warrant is entitled to purchase the warrant shares upon the occurrence of certain events that create the potential for another party to acquire control of the issuing party. See "THE WARRANT AGREEMENTS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           Arthur Andersen has advised Home Bancorp that, in its opinion, the following discussion is a fair and accurate summary of all material federal income tax consequences of the Merger affecting shareholders of Home Bancorp. The discussion and conclusions set forth below are based upon the Code, the Treasury Regulations, and existing administrative and judicial interpretations thereof as of the Effective Time, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary does not, however, discuss all aspects of federal income taxation that may be relevant either to a particular shareholder in light of personal circumstances or to certain types of shareholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign investors, dealers in securities and taxpayers subject to the alternative minimum tax), and this summary does not discuss any aspect of state, local or foreign tax laws. ALL HOME BANCORP SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM ARISING FROM THE MERGER.

           CU Bancorp and Home Bancorp intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code ("Reorganization"). If the Merger qualifies as a Reorganization, the exchange of shares of Home Stock for shares of CU Stock pursuant to the Merger will not be a taxable event except to the extent of cash received for fractional shares. (The receipt of cash by dissenters, if any, who exercise dissenters' rights will also be treated as a taxable event.) The purpose of this discussion is to advise Home Bancorp shareholders of the conditions that must be satisfied in order for the exchange of stock pursuant to the Merger to qualify as a Reorganization.

           Neither CU Bancorp nor Home Bancorp intends to apply for a ruling from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Merger. There can be no assurance that the IRS will not take a view contrary to those expressed herein. Home Bancorp shareholders should also be aware that an opinion of Arthur Andersen, unlike a ruling, is not binding on the IRS.

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
           BASED UPON THE CONTINUING ACCURACY OF CERTAIN ASSUMPTIONS AND REPRESENTATIONS OF THE PARTIES TO THE MERGER, it is the opinion of Arthur Andersen that the Merger will constitute a Reorganization under Section 368(a) of the Code, if carried out in the manner set forth in the Merger Agreement, and that:

           1. A shareholder whose Home Stock is exchanged solely for shares of CU Stock in the Merger will not recognize any gain or loss for federal income tax purposes as a result of that exchange, except with respect to cash proceeds received in lieu of fractional shares;
           2. The tax basis of the CU Stock received by Home Bancorp shareholders will be the same as the basis of the Home Stock surrendered in exchange therefor, decreased by the amount of basis allocated to the fractional shares that are hypothetically received by the shareholder and redeemed for cash, and increased by any gain recognized on the exchange (not including any gain recognized for the receipt of cash in lieu of fractional shares);
           3. The holding period of the CU Stock received by the Home shareholders will include the period during which the Home Stock surrendered in exchange therefor was held, provided that the Home Stock is held as a capital asset in the hands of the Home Bancorp shareholders on the Effective Time; and

           4. The payment of cash in lieu of fractional share interests of CU Stock will be treated as if each fractional share was distributed as part of the exchange and then redeemed by CU Bancorp. Pursuant to Section 302(a) of the Code, these cash payments will be treated as having been received as distributions in full payment in exchange for the CU Stock. Any gain or loss recognized upon such exchange (as determined under Section 1001 and subject to the limitations of Section 267) will be capital gain or loss provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

           The opinion of Arthur Andersen is subject to certain assumptions and qualifications and is based upon the accuracy of certain representations of the parties to the Merger. Of particular importance to the opinion of Arthur Andersen are assumptions and representations relating to the Merger's satisfaction of one of the requirements for a Reorganization -- the "continuity of interest" requirement.

           In order for the continuity of interest requirement to be met, holders of Home Stock must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of so much of either (i) their Home Stock in anticipation of the Merger (including Home Stock surrendered in the exercise of dissenters' rights, if any), or (ii) the CU Stock to be received in the Merger (collectively, the "Planned Dispositions") and retained such that holders of Home Stock, as a group, no longer have a significant, direct or indirect, equity interest in the Home Bancorp business being conducted after the Merger. Holders of Home Stock will generally be regarded as having a significant equity interest as long as the CU Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the holders of Home Stock in the Merger. The IRS advance ruling guidelines require 50% continuity of interest. In accordance with these guidelines, Home Bancorp , Home Bank, and CU Bancorp have made representations that this will be the case. Holders of Home Stock should be aware that the actual number of shares (if any) of Home Stock for which dissenters' rights are exercised cannot be determined until after the vote of shareholders with respect to the Merger. If the continuity of interest requirement is not satisfied because of a significant number of Planned Dispositions (including the exercise of dissenters' rights), the Merger will be treated as a taxable event.

           IF THE MERGER IS TREATED AS A TAXABLE EVENT, holders of Home Stock whose shares are exchanged in the Merger will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis of their shares of Home Stock surrendered and the fair market value of the shares of CU Stock received in exchange therefor plus any cash proceeds received in lieu of fractional shares. The gain or loss will be capital gain or loss if the shares of Home Stock are held as capital assets at the Effective Time. Capital losses by an individual are deductible for federal income tax purposes against capital gains for the same taxable year and against up to $3,000 of other income ($1,500 for a married individual a separate return) for the same taxable year. Any excess capital loss realized by an individual may be carried forward to subsequent years. If the Merger is a taxable event, a holder's aggregate basis in the shares of CU Stock received in the Merger will be equal to the fair market value of such shares at the Effective Time, and the holding period for those shares will not include the period during which the holder held the share of Home Stock exchanged therefor.

           Irrespective of whether or not the Merger qualifies as a Reorganization, holders of Home Stock who are entitled to cash payment for their shares pursuant to the dissenters' rights provisions of the California Law should recognize capital gain or loss for federal income tax purposes (if such shares are held as capital assets at the Effective Time) in an amount equal to the difference between the adjusted tax basis for their shares and the amount of cash received in exchange therefor, provided such shareholder does not actually or constructively own any Home Stock after the exchange under the provisions and limitations of Section 302.
           Shareholders of Home Bancorp will be required to provide their social security numbers or their taxpayer identification numbers or, in some circumstances, certain other information to the Exchange Agent (as defined below) in order to avoid the "backup withholding" requirements that might otherwise apply under the Code.
           The foregoing discussion of the expected federal income tax consequences of the Merger is based on current authorities. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly change these expected consequences. Any such changes may or may not be retroactive with respect to transactions prior to the date of those changes.

           THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR INFORMATION ONLY. HOME BANCORP SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM ARISING FROM THE EXCHANGE OF THEIR HOME STOCK PURSUANT TO THE MERGER, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

EXCHANGE PROCEDURES

           As soon as practicable after the Effective Time, the financial institution appointed by CU Bancorp with the consent of Home Bancorp to effect the exchange (the "Exchange Agent") will mail to each holder of record of outstanding shares of Home Stock a letter of transmittal which is to be used by each Home Bancorp shareholder to return to the Exchange Agent the stock certificates representing the Home Stock owned by him (the "Old Certificates"), which certificates should be duly endorsed in blank by such Home Bancorp shareholder. As soon as practicable after receiving such Old Certificates from a Home Bancorp shareholder together with the duly executed letter of transmittal and any other items specified by the letter of transmittal, the Exchange Agent will deliver to such Home Bancorp shareholder new certificates ("New Certificates") representing the appropriate number of shares of CU Stock, together with checks for payment of cash in lieu of fractional shares. No dividends or other distributions that are declared on CU Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such persons in accordance with the terms of CU Stock. No interest will be paid to the Home Bancorp shareholders on the cash or the value of the CU Stock into which their shares of Home Stock will be converted.

           If the CU Stock and/or the cash, or any part thereof, are to be delivered to a person other than the record holder of the Old Certificates of Home Stock surrendered in exchange therefor, (i) the certificate so surrendered must be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form of transfer, (ii) the transfer must otherwise be proper, and (iii) the person requesting the transfer must pay to the Exchange Agent any transfer or other taxes payable by reason of the transfer or must establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

POST-MERGER OPERATIONS

           At the Effective Time, the Board of Directors of the Surviving Company will consist of ten directors of which five directors will be designated by the Home Board and five directors will be designated by the CU Board. On or prior to the Effective Time, CU Bancorp will deliver to Home Bancorp the written resignations of one director of CU Bancorp and Home Bancorp will deliver the written resignations of five directors of Home Bancorp.

           At the Effective Time, Stephen G. Carpenter will become the Chairman and Chief Executive Officer, James P. Staes will become Vice Chairman and David Rainer will become President and Chief Operating Officer of the Surviving Company and the Surviving Bank.

SALES OF CU STOCK
           The shares of CU Stock to be issued to shareholders of Home Bancorp in the Merger have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of Home Bancorp within the meaning of Rule 145 under the Securities Act.
NASDAQ LISTING

           CU Bancorp will file an application to list the shares of CU Stock to be issued in the Merger on NASDAQ. A condition to the consummation of the Merger is that such CU Stock be authorized for listing, upon notice of issuance, on NASDAQ.

ACCOUNTING TREATMENT

           The Merger is expected to be treated as "pooling of interests" for accounting and financial reporting purposes. As a condition precedent to the Merger, Arthur Andersen must confirm in writing that the Merger and the Bank Merger qualify for pooling of interest accounting and financial reporting treatment.

                              THE MERGER AGREEMENT

           CERTAIN PROVISIONS OF THE MERGER AGREEMENT ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, WHICH IS REPRINTED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF CU BANCORP AND HOME BANCORP ARE URGED TO READ THE MERGER AGREEMENT AND THE EXHIBITS THERETO IN THEIR ENTIRETY.

CONDITIONS TO THE MERGER
           The obligations of each of the parties to consummate the Merger are subject to the conditions, among others, that (i) the Merger Agreement and the transactions contemplated by the Merger Agreement will have received all requisite approvals of the shareholders of CU Bancorp, CU Bank, Home Bancorp and Home Bank; (ii) no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the transactions contemplated by the Merger Agreement; (iii) the Merger and Bank Merger will be approved by all applicable regulatory agencies;
(iv) the sum of the shares of Home Stock that will not be converted into CU Stock due to the exercise of dissenters' rights granted in Chapter 13 of the California Law and the shares of CU Stock that become dissenting shares will not exceed 10% of the aggregate number of issued and outstanding shares of Home Stock and CU Stock; (v) CU Bancorp and Home Bancorp will have received an opinion from Manatt, Phelps & Phillips, LLP or Arthur Anderson that the Merger and the Bank Merger will not result in the recognition of gain or loss for federal income tax purposes, nor will the issuance of CU Stock result in the recognition of gain or loss to holders of Home Stock who receive CU Stock in the Merger; and (vi) Arthur Andersen will have confirmed in writing to CU Bancorp and Home Bancorp that the Merger and Bank Merger will qualify for pooling of interests accounting treatment. Additionally, the consummation of the Merger is subject to the performance of covenants, the accuracy of representations and warranties and the receipt of various legal opinions, third party consents, officers' certificates and other documents.
           The obligations of CU Bancorp and CU Bank to consummate the Merger and the Bank Merger are also subject to fulfillment of certain other conditions, including the following: (i) all required governmental approvals with respect to the transactions contemplated by the Merger Agreement will be granted without the imposition of conditions applicable to CU Bancorp or the Surviving Bank which CU Bancorp reasonably and in good faith concludes would be materially burdensome; (ii) there will not have occurred, between January 10, 1996 and the Effective Time, any materially adverse change in the financial condition, results of operation, assets or prospects of Home Bancorp on a consolidated basis, or any damage, destruction, loss or event materially adversely affecting the properties, business or prospects of Home Bancorp on a consolidated basis;
(iii) CU Bancorp will have received a fairness opinion from Van Kasper & Company to the effect that the transactions contemplated by the Merger Agreement are fair from a financial point of view to CU Bancorp shareholders; (iv) Home Bancorp will have obtained insurance coverage under a directors' and officers' liability policy and coverage under a bankers' blanket bond, each for a period of 36 months following the Effective Time, for acts or omissions occurring prior to the Effective Time; (v) Home Bank's loans which are (i) more than 90 days past due, (ii) classified as a "loss," "doubtful," "substandard," "other assets especially mentioned" or "special mention," or (iii) or non-accrual status ("Non-Performing Loans") will not exceed 75% of (a) the shareholders' equity of Home Bank plus (b) the loan loss reserves of Home Bank (as of March 31, 1996, the applicable percentage was 19.5%); and (vi) subject to Home Bancorp's right

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
to cure, the real property owned or leased by Home Bancorp or Home Bank, based on a reasonable analysis of the Phase II Site Assessments, will not require remediation expenses in excess of $1,000,000. CU Bancorp has determined, after review of such Phase I or Phase II assessments as it deemed appropriate, that item (vi) has been satisfied and is no longer a condition to the Merger Agreement.

           The obligations of Home Bancorp and Home Bank to consummate the Merger and the Bank Merger are also subject to the fulfillment of certain other conditions, including the following: (i) the shareholders of CU Bancorp will have voted in favor of the adoption of the Conversion Plan; (ii) there will not have occurred, between January 10, 1996 and the Effective Time, any material adverse change in the financial condition, results of operations, assets or prospects of CU Bancorp or CU Bank or any damage, destruction, loss or event materially adversely affecting the properties, business or prospects of CU Bancorp on a consolidated basis; (iii) Home Bancorp will have received a fairness opinion from Piper to the effect that the transactions contemplated by the Merger Agreement are fair from a financial point of view to the shareholders of Home Bancorp; (iv) all necessary action will have been taken to have the five persons designated by Home Bancorp elected or appointed to serve, from and after the Effective Time, as directors of Surviving Company; (v) the shares of CU Stock issuable pursuant to the Merger will have been duly authorized for listing, subject to notice of issuance, on NASDAQ or any other national exchange on which the shares of CU Stock may be listed; and (vi) CU Bank's Non-Performing Loans will not exceed 75% of (i) the shareholders' equity of CU Bank plus (ii) the loan loss reserves of CU Bank (as of March 31, 1996, the applicable percentage was 8.0%).

           If these and other conditions are not satisfied or waived, the Merger Agreement may be terminated. The Merger Agreement may also be terminated upon the occurrence of certain other events. See "Termination."

NONSOLICITATION
           Under the terms of the Merger Agreement, each party has agreed not to directly or indirectly solicit, initiate, encourage, entertain or enter into any Alternative Transaction (as hereafter defined). In addition, each party has agreed not to directly or indirectly participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempt to effect any Alternative Transaction with or involving any person other than the other parties to the Merger Agreement, unless the party receives an unsolicited written offer from a person other than the parties to the Merger Agreement and subject to the fiduciary obligations of each respective Board of Directors. Each party has agreed to promptly notify the other parties to the Merger Agreement of the terms of any proposal which it may receive in respect of any Alternative Transaction. The term "Alternative Transaction" means any merger, consolidation, share exchange or other business combination; a sale; lease, exchange, mortgage, pledge, transfer or other disposition of assets of Home Bancorp or Home Bank or CU Bancorp or CU Bank (as applicable) representing 10% or more of consolidated assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any Merger Agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of Home Bancorp or Home Bank or CU Bancorp or CU Bank (as applicable); a tender offer or exchange offer for at least 10% of the outstanding shares of Home Bancorp or CU Bancorp (as applicable); a solicitation of proxies in opposition to the Merger by Home Bancorp's shareholders or CU Bancorp's shareholders (as applicable); or a public announcement of a proposal, plan, or intention to do any of the foregoing.

TREATMENT OF OPTIONS

           All of the Home Options issued and outstanding immediately prior to the Effective Time will, on and after the Effective Time, be assumed by and be deemed to be options granted by the Surviving Company pursuant to the Conversion Plan to purchase that number of shares of CU Stock equal to the Conversion Ratio times the number of shares of Home Stock subject to the option; provided, however, that no option shall be deemed granted by the Surviving Company to acquire a fractional share of CU Stock.

           Assumption by CU Bancorp of the Home Options will be pursuant to the terms of the Conversion Plan providing for the assumption of such options and is subject to the approval of the Conversion Plan by CU Bancorp shareholders at the CU Meeting.

           To the extent that the assumption of a Home Option by the Surviving Company would result in the issuance of an option to purchase a fractional share of CU Stock, such fractional share option will be canceled, and the aggregate exercise price of the option to purchase shares of CU Stock will be reduced by the proportionate amount of the aggregate exercise price attributable to the fractional share.

           The assumption by the Surviving Company of Home Options pursuant to the Conversion Plan will be subject to the following limitations: (i) the excess of the aggregate fair market value of the shares of CU Stock subject to an option immediately after the assumption over the aggregate option exercise price of such shares of CU Stock will not be greater than the excess of the aggregate fair market value of the shares subject to the Home Option immediately before the assumption over the aggregate option exercise price of such shares of Home Stock; (ii) for any option, on a share-by-share comparison, the ratio of the option exercise price to the fair market value of the CU Stock subject to the option immediately after the assumption will not be more favorable to the optionee than the ratio of the Home Option exercise price to the fair market value on the Home Stock subject to the option immediately before the assumption; and (iii) the optionee will not receive additional benefits under the Surviving Company option which he did not have under the Home Option.

           Each option to purchase shares of CU Stock issued and outstanding immediately prior to the Effective Time will not be affected by the Merger.

TERMINATION
           The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual consent of CU Bancorp, CU Bank, Home Bancorp and Home Bank in writing; (ii) by CU Bancorp or Home Bancorp if any material breach or default by the other party is not cured within 20 days after notice thereof;
(iii) by CU Bancorp or Home Bancorp if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate transactions contemplated by the Merger Agreement, unless within 30 days after such denial or refusal, CU Bancorp, CU Bank, Home Bancorp and Home Bank agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested;
(iv) by Home Bancorp if any conditions set forth in Article X of the Merger Agreement have not been met; (v) by CU Bancorp if any conditions set forth in
Article XI of the Merger Agreement have not been met; (vi) by Home Bancorp or CU Bancorp if any conditions of Article IX of the Merger Agreement shall not have been met by September 30, 1996 or such earlier time as it becomes apparent such conditions cannot be met; or (vii) the Merger does not receive the requisite shareholder approval.

           The Merger Agreement will be terminated if the Closing Date shall not have occurred by September 30, 1996 unless extended in writing by the parties.

COVENANTS; CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME
           The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, each party will conduct its respective business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of the other, which will not be unreasonably withheld, take any of the following actions: (i) issue any security except pursuant to the exercise of options outstanding as of the date of the Merger Agreement or with respect to CU Bancorp, shares of CU Stock issued in connection with CU Bancorp's Corporate Bank merger (ii) except in accordance with each party's customary and past practice of paying dividends, declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of its stock; (iii) except as may be required to effect the transactions contemplated by the Merger Agreement, amend its respective Articles of Incorporation or its Bylaws; (iv) grant any general or uniform increase in the rate of pay of employees or employee benefits; (v) grant any material increase in salary, incentive compensation or employee benefits or pay any bonus to any person except for payments in the ordinary course of business consistent with past practices or, in the case of Home Bancorp, pursuant to the Retention Agreements or any pre-existing contract, arrangement or bonus plan; (vi) make any capital expenditure in excess of $100,000, except for ordinary repairs, renewals and replacements; (vii) compromise, settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency; (viii) grant or commit to grant any new extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or principal shareholder, or to any corporation, partnership, trust or other entity controlled by any such person, except consistent with practices and policies in existence as of the date of the Merger Agreement; (ix) close or open any offices at which business is conducted except, in the case of CU Bancorp, in connection with the Corporate Bank merger; (x) adopt or amend any employee benefit or other benefit plan or arrangement of any such type except such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement, except, with respect to Home Bancorp, the Retention Agreements or, with respect to CU Bancorp, as contemplated by the Merger Agreement; (xi) change any policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of their respective business or operations on a consolidated basis, except such changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by the rules of the American Institute of Certified Public Accountants or Financial Accounting Standards Board or by applicable governmental authorities; (xii) grant any person a power of attorney or similar authority; (xiii) make any material investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with past practice; (xiv) amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract; (xv) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restraint of any kind against or in any property or right of the respective party; (xvi) sell, lease or otherwise dispose of any of their respective assets which are material, individually or in the aggregate, except in the ordinary course of business consistent with past practice; (xvii) make any extraordinary payment to any person, other than, in the case of Home Bancorp, with respect to the Retention Agreements; or (xviii) except as required by law, take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as tax free reorganizations under Section 368 of the Code.

           The Merger Agreement also provides that each party will (i) use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement as promptly as practical; (ii) consult with each other before any party to the Merger Agreement issues any press release or makes any public statement with respect to the Merger Agreement or the transactions contemplated hereby; (iii) use its best efforts to keep in full force and effect all material licenses and permits; (iv) use its best efforts to maintain insurance coverage substantially the same as in effect as of the date of the Merger Agreement; (v) perform its material obligations; (vi) duly and timely file all required governmental reports; (vii) periodically furnish to the other certain information, loan reports and updates of information previously provided; (viii) promptly notify the other of certain communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis; (ix) provide access to the other of certain information; and (x) use its reasonable efforts between the date of the Merger Agreement and the Effective Time to take all actions necessary or desirable, including the filing of any regulatory applications, so that the Bank Merger will occur concurrently with the Effective Time. In addition, the Merger Agreement provides that, subject to applicable law and regulations and the good faith determination of the Board of Directors of the Surviving Company, the Surviving Company will pay dividends to its shareholders for each of the eight quarters following the Effective Time in an amount not less than $.06 per share.

AMENDMENT AND WAIVER

           Subject to applicable law, (a) the Merger Agreement may be amended at any time by the action of the CU Board or Home Board pursuant to a writing signed by all parties to the Merger Agreement and (b) the parties, by action of their respective boards of directors, may, at any time prior to the Effective Time, extend the performance of any obligation or action required by the Merger Agreement, may waive inaccuracies in representations and warranties and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

                             THE WARRANT AGREEMENTS

           The following is a summary of the material provisions of the CU Warrant Agreement and the Home Warrant Agreement, which are attached as Appendix E and F, respectively, to this Joint Proxy Statement/Prospectus and are incorporated herein by reference. The terms of the CU Warrant Agreement and the Home Warrant Agreement are identical in all material respects other than with respect to the shares which may be purchased pursuant thereto and the exercise price. The following summary refers to the party granting the option as the issuer and the party to whom the option was granted as the grantee. The following summary is qualified in its entirety by reference to the Warrant Agreements.

EXERCISE OF WARRANTS

           The Warrants may be exercised in whole or in part only after the occurrence of one of the following events (each an "Acquisition Event"):

                               (i) any person (other than the grantee or an
                     affiliate of the grantee) shall have commenced (as such term is defined in Rule 14d-2 under Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of the issuer's common
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
                     stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding common stock;

                               (ii) the issuer, without having received
                     grantee's prior written consent or except as permitted by the Merger Agreement, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than grantee or any affiliate of grantee) to (A) effect a merger, consolidation or similar transaction involving the issuer, (B) sell, lease or otherwise dispose of assets of the issuer representing 10% or more of the consolidated assets of the issuer, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of the issuer (any of the foregoing is defined as an "Acquisition Transaction");

                               (iii) any person shall have acquired beneficial
                     ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined in the Exchange
                     Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding common stock of the issuer; or

                               (iv) the holders of the issuer's common stock
                     shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or the issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the grantee the recommendation of the issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than the grantee) shall have (A) publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction or
                     (B) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction.

ADJUSTMENT OF NUMBER OF SHARES TO WARRANTS
           The number and type of securities subject to the warrants and the purchase price of shares will be adjusted for any change in the issuer's common stock by reason of stock split, combination, dividend, exchange of shares or similar transaction, such that the grantee will receive (upon exercise of the warrant) the same number and type of securities as if the warrant had been exercised immediately prior to the change in the issuer's common stock. The number of shares of common stock subject to each Warrant will also be adjusted in the event the issuer issues additional shares of common stock, such that the number of shares of common stock subject to the Warrant represents 19.9% of the issuer's issued and outstanding common stock. In the event of a capital reorganization, merger or consolidation of the issuer with or into another corporation, or the sale of all or substantially all of the issuer's assets to any other person, then, as a part of any such transaction, provision shall be made so that the grantee shall be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property of the issuer, or of the successor
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
corporation resulting from such transaction, to which a holder of issuer's common stock deliverable upon exercise of the Warrants would have been entitled in such transaction.

REPURCHASE OF WARRANTS

           At any time after the occurrence of an Acquisition Event, the issuer has the right to purchase and the grantee has the right to require that the issuer repurchase the warrants and/or common stock owned by the grantee. The Warrants will be purchased at a price equal to the product of (a) the maximum number of shares of common stock purchasable upon exercise of the warrant and
(b) the "Share Price" on such date; provided that in no event shall the aggregate profit derived by the grantee exceed $5,000,000. "Share Price" is defined to mean, with respect to any Warrants, the amount by which, on the date of the Acquisition Event triggering the exercisability of the Warrants (i) the Warrant Price on such date is less than (ii) the greatest of:

                     A) the market value of a share of common stock on such date; and

                     B) the highest price paid on or prior to such date for a share of common stock (including in any merger or consolidation) by a purchaser or group of purchasers acting in concert of 50% or more of the outstanding shares of common stock, or, in the case of a purchaser of 50% or more of the consolidated assets of the issuer, the market value of a share of common stock on the date of consummation of such asset acquisition.

           Common stock will be purchased at a price equal to the aggregate market value of such shares.

RESTRICTIONS ON TRANSFER
           Prior to the occurrence of an Acquisition Event, the grantee shall be prohibited from transferring the Warrants. In the event grantee intends at any time after the occurrence of an Acquisition Event to transfer its Warrants or common stock acquired pursuant to such warrants, except for certain transactions specified in the Warrant Agreements, then the grantee shall notify the issuer by writing of its intention to transfer such securities and disclose to the issuer the material terms of the proposed transfer; the issuer shall, thereafter, have 15 days to purchase all of the securities which grantee proposes to transfer on the same terms and conditions set forth in the above written notice. Grantee and its affiliates are prohibited from selling Warrants which, upon their exercise, would permit the acquisition of more than 2% of their outstanding shares of common stock of the issuer.
                         DISSENTING SHAREHOLDERS' RIGHTS

           CU Bancorp. Because CU Stock is traded on NASDAQ, dissenters' rights will be available to the shareholders of CU Bancorp only if the holders of five percent (5%) or more of CU Stock make a written demand upon CU Bancorp for the purchase of dissenting shares in accordance with Chapter 13 of the California Law. If this condition is satisfied and the Merger is consummated, shareholders of CU Bancorp who dissent from the Merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of January 9, 1996, the day before the public announcement of the Merger. The high, low and closing sales prices for CU Stock on January 9, 1996

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
were $10.25, $9.625 and $9.9375, respectively. A copy of Chapter 13 of the California Law is attached hereto as Appendix D and should be read for more complete information concerning dissenters' rights, THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CALIFORNIA LAW MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to CU Bancorp shareholders and is qualified in its entirety by reference to Appendix D.

           In order to be entitled to exercise dissenters' rights, a shareholder of CU Bancorp must vote "Against" the Merger. Thus, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "Against" the Merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "For" the Merger, his or her shares will automatically be voted in favor of the Merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

           Furthermore, in order to preserve his or her dissenters' rights, a shareholder must make a written demand upon CU Bancorp for the purchase of dissenting shares and payment to such shareholder of their fair market value, specifying the number of shares held of record by such shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of January 9, 1996. Such demand must be addressed to CU Bancorp, 16030 Ventura Boulevard, Encino, California 91436; Attention: Anita Wolman, Esq., and must be received by CU Bancorp not later than the date of the CU Bancorp Meeting. A vote "Against" the Merger does not constitute such written demand.

           If the holders of five percent (5%) or more of the outstanding shares of CU Stock have submitted a written demand for CU Bancorp to purchase their shares, these demands are received by CU Bancorp on or before the date of the CU Bancorp Meeting and the Merger is approved by the shareholders, CU Bancorp will have ten days after such approval to send to those shareholders who have voted against the approval of the Merger written notice of such approval accompanied by a copy of Chapter 13 of the California Law, a statement of the price determined by CU Bancorp to represent the fair market value of the dissenting shares as of January 9, 1996, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must surrender to CU Bancorp, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of CU Stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

           If CU Bancorp and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

           If CU Bancorp denies that the shares surrendered are dissenting shares, or CU Bancorp and the dissenting shareholder fail to agree upon a fair market value of such shares of CU Stock, then the dissenting shareholder of CU Bancorp must, within six months after the notice of approval is mailed, file a complaint

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
at the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.
           A dissenting shareholder may not withdraw his or her dissent or demand for payment unless CU Bancorp consents to such withdrawal.
           Home Bancorp. Each holder of shares of Home Stock which were outstanding as of the Record Date and remain outstanding at the Effective Time who did not vote such shares in favor of the proposal to approve the Merger by complying with the procedures set forth in Chapter 13 of the California Law would be entitled to receive an amount equal to the fair market value of his or her shares as of January 9, 1996, the day before the public announcement of the Merger. The bid and ask prices for Home Stock on January 9, 1996 were $12.50 and $13.50, respectively. A copy of Chapter 13 of the California Law is attached hereto as Appendix D and should be read for more complete information concerning dissenters' rights. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CALIFORNIA LAW MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to Home Bancorp shareholders and is qualified in its entirety by reference to Appendix D.

           In order to be entitled to exercise dissenters' rights, a shareholder of Home Bancorp must not vote "For" the Merger. Thus, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be either voted "Against" or "Abstain" on the Merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "For" the Merger, his or her shares will automatically be voted in favor of the Merger and the shareholder will lose his or her dissenters' rights.

           If the Merger is approved by the shareholders, Home Bancorp will have ten days after such approval to send to those shareholders who did not vote in favor of the Merger written notice of such approval accompanied by a copy of Chapter 13 of the California Law, a statement of the price determined by Home Bancorp to represent the fair market value of the dissenting shares as of January 9, 1996 and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must make written demand upon Home Bancorp for the purchase of dissenting shares and payment to such shareholder of their fair market value, specifying the number of shares held of record by such shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of January 9, 1996, and must surrender to Home Bancorp, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Home Stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

           If Home Bancorp and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Subject to the restrictions imposed under Chapter 13 of the California Law on the ability of Home Bancorp to purchase its outstanding shares, payment of the fair value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

           If Home Bancorp denies that the shares surrendered are dissenting shares or Home Bancorp and the dissenting shareholder fail to agree upon a fair market value of such shares of Home Stock, then the dissenting shareholder of Home Bancorp must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

           A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Home Bancorp consents to such withdrawal.

                                   CU BANCORP


           CU Bancorp is a California corporation incorporated in 1981 and is registered as a bank holding company under the Bank Holding Company Act. As of March 31, 1996, it had total consolidated assets of $383,671,000. On January 12, 1996, CU Bancorp completed the acquisition of Corporate Bank, a California bank with assets of $70,000,000. CU Bancorp's sole subsidiary is CU Bank, which had total assets of $383,671,000 as of March 31, 1996. CU Bank was founded in April 1982 and provides an extensive range of commercial banking services.


           CU Bank is a commercial bank which delivers a mix of banking products and services to middle market businesses, the entertainment industry and high net worth individuals. CU Bank offers lending, deposit, cash management, SBA and international trade services. The Entertainment Division specializes in meeting the banking needs of Southern California's entertainment industry by providing similar services for motion picture and television production firms, record labels, talent agencies, business managers, commercial houses as well as a variety of other related business activities. The SBA Division offers financing alternatives to businesses in CU Bank's market. The International Trade Services Division offers a broad range of services to support the import/export activities of customers. The division has direct correspondent relationships with major overseas banks, providing business customers with a broad international reach. The International Trade Services Division can facilitate a wide variety of international banking transactions, including letters of credit, short term trade related financing, domestic and foreign collections, wire transfers, standby commitments and government assisted programs.

           Neither CU Bancorp nor CU Bank operates under enforcement agreements with or orders from any banking regulatory agency at the current time. Prior agreements were terminated in 1993. In 1992, CU Bank and CU Bancorp both consented to agreements with their primary regulators, a Formal Agreement with the OCC and a Memorandum of Understanding with the Federal Reserve Bank of San Francisco. In June of 1992, a new management team replaced substantially all of prior management. In November of 1993, following the first OCC examination subsequent to new management's implementation of internal controls, a "credit culture" and other new management techniques, the OCC released CU Bank from the Formal

Agreement and later that same month the Federal Reserve Bank of San Francisco determined that CU Bancorp had met all the requirements of the Memorandum of Understanding and terminated that document.

           CU Bank's capital ratios, as of March 31, 1996, are in excess of all minimums imposed by law and regulation and qualify to rate CU Bank as a "well capitalized" bank. Following the acquisition of Corporate Bank, CU Bank's capital ratios continued to qualify CU Bank to be "well capitalized."


                     DESCRIPTION OF CU BANCORP CAPITAL STOCK

CU STOCK


            The CU Board is authorized to issue a maximum of 20,000,000 shares of CU Stock. As of the CU Record Date, 5,296,583 shares of CU Stock were outstanding. No shares of any CU Bancorp Preferred Stock ("CU Preferred Stock") have been issued (see "CU Preferred Stock"). Subject to any prior rights of any CU Preferred Stock then outstanding, holders of the CU Stock are entitled to receive such dividends as are declared by the CU Board out of funds legally available therefor. Subject to the rights, if any, of any CU Preferred Stock, all voting rights are vested in the holders of CU Stock, each share being entitled to one vote. Subject to any prior rights of the CU Preferred Stock, in the event of liquidation, holders of shares of CU Stock are entitled to receive pro rata any assets distributable to shareholders in respect of shares held by them. Holders of shares of CU Stock do not have any preemptive right to subscribe for any additional securities which may be issued by CU Bancorp. The outstanding shares of CU Stock are, and the shares of CU Stock offered hereby will be, fully paid and non-assessable. The transfer agent and registrar for the CU Stock is Wells Fargo National Bank.


CU PREFERRED STOCK

           The CU Board has the authority, without further stockholder action, to issue from time to time a maximum of 10,000,000 shares of CU Preferred Stock in one or more series and with such terms and at such times and for such consideration as the CU Board may determine. The authority of the CU Board includes the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation or title thereof, (ii) rights as to dividends; (iii) whether and upon what terms, including sinking funds, the shares are to be redeemable; (iv) whether and upon what terms the shares are to be convertible; (v) the voting rights, if any, which shall apply, provided, however, that in no event shall any holder of any series of the CU Preferred Stock be entitled to more than one vote for each share of CU Preferred Stock held by such holder; and (vi) the rights of the holders upon the dissolution, or upon the distribution of assets, of CU Bancorp. Any shares of CU Preferred Stock which may be issued may rank prior to shares of CU Stock as to payment of dividends and upon liquidation. No CU Preferred Stock is currently outstanding.

INDEMNIFICATION PROVISIONS

           Article Five of CU Bancorp's Articles of Incorporation provides that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law, or any other applicable law.

           There is no action or proceeding pending or, to the knowledge of CU Bancorp, threatened which may result in a claim for indemnification by any director, officer, employee or agent of CU Bancorp.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CU Bancorp pursuant to the provisions described above or otherwise, CU Bancorp has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CU Bancorp of expenses incurred or paid by a director, officer or controlling person of CU Bancorp in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares offered hereby, CU Bancorp will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  HOME BANCORP

           Home Bancorp is a corporation which was organized under the laws of the State of California on September 17, 1979 and registered as a bank holding company under the Bank Holding Company Act. The Company's principal asset is the capital stock of Home Bank, which became its wholly-owned subsidiary on November 8, 1982.
           Home Bancorp's principal business is to serve as a holding company for Home Bank and its principal source of income is derived from dividends paid by Home Bank. The payment of dividends to Home Bancorp by Home Bank is subject to restrictions that could limit Home Bancorp's payment of dividends to its shareholders. As of March 31, 1996, Home Bancorp had total consolidated assets of approximately $433,390,000, total consolidated net loans and leases of approximately $212,702,000 and total consolidated deposits of approximately $378,270,000.
           Home Bank is a corporation which was organized under the laws of the State of California on February 10, 1950. Home Bank was licensed by the California State Banking Department and commenced operations as a state-chartered bank on October 28, 1950. The deposits of each of its clients are insured up to the maximum extent permitted by law. Home Bank provides a wide range of banking services to individuals and business concerns located in and around its primary service areas. Those services include personal and business checking accounts, NOW and savings accounts and time certificates of deposit. Home Bank offers a variety of special banking and financial services to its customers, which include collection accounting, telephone transfers between accounts, travelers' checks, money orders, safe deposit boxes, discount stock brokerage and notary services. Home Bank acts as a merchant depository for cardholder drafts. Home Bank also has walk-up, drive-through and ATM facilities with extended hours for customers' convenience.

           Home Bank's primary service areas are southern Los Angeles County and certain portions of Orange County. Its service areas encompass a diverse economy which includes commercial, retail, manufacturing, agricultural, health care, recreational and governmental sectors. Home Bank conducts its business through fifteen full service branches in Los Angeles County and Orange County. Ten of those offices are located in Los Angeles County in the cities of Signal Hill, Redondo Beach, Paramount, Hacienda Heights, Lynwood, Manhattan Beach, Torrance, Lomita and two in San Pedro. The other five offices are located in Orange County in the cities of Los Alamitos, Westminster, Fountain Valley, Brea and Irvine. Home Bank's main office is located in Signal Hill, California.
           Most of Home Bank's deposits are obtained from small and medium-sized businesses, professionals and individuals. As of March 31, 1996, Home Bank had approximately 43,859 deposit accounts, representing 23,507 non-interest bearing (demand) accounts with balances totaling approximately $133,070,000 for an average balance per account of approximately $5,661; 16,269 savings, interest-bearing demand and money market accounts with balances totaling approximately $159,978,000 for an average balance per account of approximately $9,833; and 4,083 time certificate of deposits accounts with balances totaling approximately $86,443,000 for an average balance of account of approximately $21,171.
           Home Bank's lending activities are concentrated in four primary areas: commercial loans, real estate construction loans, other real estate loans and installment loans. At March 31, 1996, these four categories accounted for approximately 35%, 9%, 41% and 15%, respectively, of Home Bank's loan portfolio.

           Home Bank's commercial loan department provides personalized financial services to the diverse commercial and professional businesses in its primary service areas. However, it does not concentrate on any single industry. Its commercial credit services include accounts receivable financing, equipment financing, working capital and growth loans, SBA loans and letters of credit. Significant emphasis is placed on the borrower's earning history, capitalization, secondary sources of financing repayment (e.g., accounts receivable) and high liquid collateral (e.g., time deposits or marketable securities).

           Home Bank makes real estate construction loans and a variety of other real estate loans. The primary focus of Home Bank's real estate construction activity is to provide short-term loans (less than one year) to local individuals and developers for the construction of single family residences and small commercial developments in its primary service areas. Home Bank also provides limited short term real estate financing to individuals and corporations and offers home improvement and real estate equity loans to individuals in its primary service areas. Also, Home Bank's installment and consumer loans include automobile, home improvement, home equity loans and other secured and unsecured lines of credit.

           Although Home Bank does not directly offer trust or international banking services, such services are offered by Home Bank indirectly through correspondent institutions.

           Neither Home Bancorp nor Home Bank holds any patents, licenses (other than licenses obtained by Home Bank from bank regulatory authorities), franchises or concessions.

                 INFORMATION CONCERNING CU BANCORP MEETING ONLY

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
           The following table sets forth information as of the CU Record Date pertaining to beneficial ownership of CU Stock by persons known to CU Bancorp to own five percent or more of such stock, current directors of CU Bancorp, all nominees to be directors of CU Bancorp and all directors and officers of CU Bancorp as a group. The information contained herein has been obtained from CU Bancorp's records, from information furnished directly by the individual or entity to CU Bancorp, or from various filings made by the named individuals with the Commission.
           CU Bancorp is of the opinion that there is no person who possesses, directly or indirectly, the power to direct or cause to direct the management and policies of CU Bancorp, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract, or otherwise.

                                                                                       AMOUNT AND
                                                                                       NATURE OF
                                                         RELATIONSHIP WITH             BENEFICIAL                 PERCENT OF
                                                         -----------------
         NAME OF BENEFICIAL OWNER                             COMPANY              OWNERSHIP(1)(2)(3)              CLASS(4)
         ------------------------                             -------              ------------------              --------
Kenneth L. Bernstein                         Director, Nominee                            28,480                       .54%

                                             Director, Nominee,                          140,907                      2.60
Stephen G. Carpenter                         President, Chief Executive
                                             Officer

Richard H. Close                             Director, Nominee                           121,413                      2.28

Paul W. Glass                                Chairman, Director Nominee                  104,403                      1.96

Ronald S. Parker                             Director, Nominee                             9,750                       .18



David I. Rainer                              Director, Nominee, Chief                     76,499                      1.42
                                             Operating Officer

Anne Williams                                Chief Credit Officer                         18,000                       .34

Patrick Hartman                              Chief Financial Officer                      17,499                       .33

FBL Investment Advisory                      Beneficial Owner of More                    536,100(5)                  11.86(5)
Services, Inc.                               Than 5%

Dimensional Fund Advisors                    Beneficial Owner of More                    262,796(6)                   5.73(6)
Inc.(6)                                      Than 5%

All directors and nominees as
a group (6 in number)                        Directors/Nominees                          481,452                      8.64

ALL CURRENT EXECUTIVE
OFFICERS AND DIRECTORS AS A
GROUP

(8 IN NUMBER)(7)(8)(9)                                                                   516,951                      9.23
                                                                                         -------                     -----

- --------------------------------

(1) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

(2) Includes as if currently outstanding the following shares subject to options which are exercisable within 60 days.

                                                                       OPTIONS
               DIRECTOR                                              EXERCISABLE
- ---------------------------------------                             ------------
Kenneth Bernstein                                                       3,750
Stephen Carpenter                                                     129,907
Richard Close                                                          18,870
Paul Glass                                                             20,745
Ronald Parker                                                           3,750
David Rainer                                                           96,499
Anne Williams                                                          16,500
Patrick Hartman                                                        15,999

(3) Shares issuable pursuant to options which may be exercised within 60 days are deemed to be issued and outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.

(4)        Only common stock is outstanding.
(5) FBL Investment Advisory Services, Inc. ("FBL"), 5400 University Avenue, West Des Moines, IA is an investment advisor registered under the Investment Advisors Act of 1940. According to a Schedule 13-G filed as of December 31, 1995, FBL was deemed to have beneficial ownership of 536,100 shares or 11.86% of CU Stock as of such date. According to a Schedule 13-G, the shares are owned on behalf various investment advisory clients of the reporting person which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from a sale of such securities. None of such clients individually own more than five percent except for FBL Series Fund, Inc. - Growth Common Stock Portfolio, Md. Corp.; which through ownership of 251,000 common shares had a pecuniary interest of 5.47% as of the date of the Schedule 13-G.


(6)        Percentage of outstanding CU Stock is as of December 31, 1995.
           Dimensional Fund Advisors, Inc. ("DFA"), a registered investment advisor, is deemed to have sole voting power over 262,796 shares and sole dispositive power over 203,356 shares of CU Stock as of December 31, 1995. Persons who are officers of DFA also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust") each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 38,000 additional shares which are owned by the Fund and 21,440 shares which are owned by the Trust. All securities are owned by advisory clients of DFA, and no one to the knowledge of DFA owns more than 5%. DFA disclaims beneficial ownership of all such shares. As of December 31, 1995, such shares represented 5.73% of the outstanding CU Stock on such date.


(7) The listing of individuals as executive officers in this table or elsewhere in this Joint Proxy Statement/ Prospectus should not be interpreted as an indication that such individuals are considered to be executive officers of CU Bancorp or CU Bank for any other purposes.

(8) Includes as if currently outstanding 306,020 shares subject to options held by directors and executive officers which are exercisable within 60 days from the CU Record Date.
(9) The address of all listed individuals, with the exception of DFA and FBL Investment is c/o CU Bancorp, 16030 Ventura Boulevard, Encino, California 91436. The address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The address of FBL Investment Advisory Securities, Inc. is 5400 University Avenue, West Des Moines, IA.

- -------------------------------------------------------------------------------


PROPOSAL NUMBER 1.

       TO APPROVE THE PRINCIPAL TERMS OF THE MERGER AGREEMENT PURSUANT TO
         WHICH, AMONG OTHER THINGS, HOME BANCORP WILL BE MERGED WITH AND
          INTO CU BANCORP AND CU BANK WILL BE MERGED WITH AND INTO HOME
            BANK UNDER THE NAME CALIFORNIA UNITED BANK. UPON CONSUM-
              MATION OF THE MERGER, EACH OUTSTANDING SHARE OF HOME
                STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE
                1.409 SHARES OF CU STOCK IN A TAX-FREE EXCHANGE.

See "THE MERGER", "THE MERGER AGREEMENT", "THE WARRANT AGREEMENTS" and "DISSENTING SHAREHOLDERS' RIGHTS" herein for discussion of matters relative to Proposal Number 1.

THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 1 AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 1, UNLESS A SHAREHOLDER DIRECTS OTHERWISE. EACH OF THE MEMBERS OF THE BOARD OF DIRECTORS, AS A SHAREHOLDER, HAS AGREED TO VOTE ALL SHARES HELD BY THEM IN FAVOR OF PROPOSAL NUMBER 1.

APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF CU STOCK ENTITLED TO VOTE.

REGULAR BUSINESS TO BE CONDUCTED:

PROPOSAL NUMBER 2.

                  TOAMEND THE BYLAWS OF CU BANCORP TO DECREASE
                   THE AUTHORIZED NUMBER OF DIRECTORS TO NOT
                    LESS THAN SIX AND NOT MORE THAN ELEVEN.

           The Bylaws of CU Bancorp currently provide that the number of directors of CU Bancorp may not be less than seven and not more than thirteen, with the exact number to be fixed from time to time by resolution of the CU Board or by action of the shareholders. The number of directors of CU Bancorp at the present time is less than the minimum number of directors specified in the Bylaws, as a result of the resignation of M. David Nathanson during 1995. In view of the pendency of the Merger and the contractual requirement that the CU Board immediately following the Merger consist of five members of the current CU Board and five members of the current Home Board, the CU Board has determined to neither seek nor appoint an additional director to fill this vacancy, nor to nominate an additional person to serve as a director.
           For this reason, the CU Board determined that the range of directors should be reduced to reflect the current board distribution, but to leave opportunity for flexibility in the event that the Merger does not occur and should a qualified director candidate become available. The proposal herein would reduce the authorized number of directors to a number not less than six and not more than eleven. THE CU BOARD HAS FIXED THE

NUMBER AT SIX. CHANGES IN THE NUMBER OF DIRECTORS WITHIN THE RANGE MAY BE MADE FROM TIME TO TIME BY RESOLUTION OF THE CU BOARD OR ACTION OF THE SHAREHOLDERS. In conjunction with the Merger and effective only upon the Merger, the CU Board has recommended to the shareholders that an additional amendment to the Bylaws, returning the minimum and maximum number of directors to seven and thirteen, respectively, be adopted. See Proposal Number 4 herein.
           The CU Board believes that each director should represent a broad spectrum of shareholders and should provide special expertise, experience or service to CU Bancorp. While the proposed amendment will have the effect of increasing the number of shares necessary to elect or remove a director, and could decrease the ability of minority shareholders to be elected to the CU Board solely by reason of their share holdings, it will not impair the philosophy that each director should have and continue to warrant the support of a broad range of shareholders.

           The CU Board believes that the proposed amendment will facilitate preparation for the Merger, maintain the quality of CU Bancorp's directors and more accurately reflect the current CU Board make-up. In the event that the Merger does not occur, the CU Board may seek additional qualified members of the Board of Directors, may set the number of directors at any number within the range, and may appoint directors to fill such vacancies, including vacancies created by such CU Board action, without additional vote of the shareholders. In the event the Merger does not occur, such directors would serve until the next Annual Meeting and until their successors shall be duly elected and qualified. For further information about the terms proposed for the directors see Proposal Number 3, herein.

THE CU BOARD RECOMMENDS A VOTE FOR AN AMENDMENT OF SECTION 3.2 OF THE CU BANCORP BYLAWS AS FOLLOWS:

           SECTION 3.2. NUMBER OF DIRECTORS. The affairs of the corporation shall be managed by a board of directors consisting of not less than six (6) nor more than eleven (11) directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.2 (i) by resolution duly adopted by the board of directors; or (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote or by the written consent of the holders of a majority of the outstanding shares entitled to vote or of the board of directors; or
           (iii) by approval of the shareholders (as defined in Section 153 of the General Corporation Law).

THE CU BOARD WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 2, UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 2.

APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF CU STOCK ENTITLED TO VOTE.

                        DIRECTORS AND EXECUTIVE OFFICERS

PROPOSAL NUMBER 3.

                  ELECTION OF BOARD OF DIRECTORS AND NOMINEES.

           The persons named below have been nominated for election as directors to serve until the next annual meeting and until their successors are duly elected and qualified, with the exception discussed below. Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the CU Board or the number of nominees may be reduced. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve. The procedures for nominating directors, other than by the Board, are set forth in the Bylaws and are included in the Notice of Annual Meeting. This Bylaw provision is designed to give the CU Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed. The six nominees receiving the highest number of votes at the CU Meeting shall be elected.
           The following table provides information as of the CU Record Date with respect to each person nominated and recommended to be elected by the current CU Board. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to stock ownership of the nominees.

                                                    POSITION AND                 POSITION AND                 DIRECTOR OF
                                                    ------------                 ------------                 -----------
                                                   OFFICE WITH CU               OFFICE WITH THE               COMPANY AND
                                                   --------------               ---------------               -----------
NAME                                AGE               BANCORP                        BANK                     BANK SINCE:
- ----                                ---               -------                        ----                     -----------
Kenneth L. Bernstein                 53     Director                      Director                               1994

Stephen G. Carpenter                 56     Chairman, Chief               Chairman, Chief                        1992
                                            Executive Officer             Executive Officer

Richard H. Close (1)                 51     Director, Secretary           Director,                              1981
                                                                          Secretary
Paul W. Glass                        50     Director                      Director                               1984

Ronald S. Parker                     51     Director                      Director                               1993

David I. Rainer                      39     Director,                     Director,                              1992
                                            President, Chief              President, Chief
                                            Operating Officer             Operating Officer

(1) As previously discussed, the Merger Agreement provides that immediately following the Merger, the CU Board shall consist of ten directors, five of whom shall be current members of the CU Board and five of whom shall be current members of the Home Board. While not contractually mandated, it is the intention of both CU Bancorp and Home Bancorp that the number and identity of the directors of the surviving subsidiary bank shall mirror the number and identity of directors of the surviving parent corporation. In order to assist CU Bancorp in complying with this contractual obligation and in consideration of the benefit of the Merger as a shareholder, director Richard Close has submitted his irrevocable resignation as a director and officer of CU Bancorp and CU Bank, effective upon the Merger. In the event the Merger does not occur, Mr. Close would continue to serve as a director of CU Bancorp for the period elected herein.

           None of the directors or officers of CU Bancorp or CU Bank were selected pursuant to any arrangement or understanding other than with the directors and officers of CU Bancorp and CU Bank acting in their capacities as such. There are no family relationships between any two or more of the directors, officers, or persons nominated or chosen by the CU Board to become a director or officer and none serve as directors of any company required to report under the Exchange Act, or any investment company registered under the Investment Company Act of 1940, as amended.

           Upon the Effective Time, in order to comply with the Merger Agreement, the CU Board will set the number of directors within the range approved by the CU Bancorp shareholders in connection with the Merger (as more fully discussed herein) at ten and will appoint the following five current Home Bancorp directors to be directors of CU Bancorp:

              Donald A. Buschenfield            J. Richard Denham
              Randall G. Elston                 Donald G. Martin
                                 James P. Staes

These individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified.
           Set forth below are brief summaries of the background and business experience, including principal occupation, of the CU Board director nominees. SUMMARIES OF THE BACKGROUND AND BUSINESS EXPERIENCE, INCLUDING PRINCIPAL OCCUPATION OF THE INDIVIDUALS WHO WILL BE APPOINTED TO THE CU BOARD IN CONJUNCTION WITH THE MERGER AND IN ACCORDANCE WITH THE MERGER AGREEMENT CAN BE FOUND IN THE SECTION "INFORMATION CONCERNING HOME BANCORP MEETING ONLY -- ELECTION OF DIRECTORS" OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE.

           KENNETH L. BERNSTEIN, was elected to the Board of CU Bancorp and CU Bank in December 1993, and assumed the positions in February 1994. He is the President of BFC Financial Corporation and has served in such capacity since 1965. BFC Financial Corporation performs a variety of services for both the finance industry and clients of that industry.

           STEPHEN G. CARPENTER, joined CU Bank in 1992 from Security Pacific National Bank where he was Vice Chairman in charge of middle market lending from July 1989 to June 1992. Mr. Carpenter was previously employed at Wells Fargo Bank from July 1980 to July 1989, where he was an Executive Vice President. He assumed the additional role of Chairman of CU Bank in February, 1994 and Chairman of CU Bancorp in 1995.

           RICHARD H. CLOSE has been a principal in the law firm of Shapiro, Rosenfeld & Close, a Professional Corporation, in Los Angeles, California, since 1977.

           PAUL W. GLASS is a certified public accountant and has been a principal in the accountancy firm of Glass & Rosen, in Encino, California, since 1980.

           RONALD S. PARKER has been the Chairman of Parker, Mulcahy & Associates, a regional merchant banking firm, since May 1992. Prior to that he was the Executive Vice President and Group Head of the Corporate Banking Group of Security Pacific National Bank from March of 1991 to May of 1992. He held a similar position at Wells Fargo National Bank from 1984 to 1991. Mr. Parker resigned from the Board in December 1993. He was reappointed in 1994.
           DAVID I. RAINER was appointed Executive Vice President of CU Bank in June 1992 and assumed the position of Chief Operating Officer in late 1992. He assumed the additional title of President of CU Bank in February, 1994 and President and Chief Operating Officer of CU Bancorp in 1994. He was elected to the CU Board and CU Bank Board in 1993. From July 1989 to June 1992, Mr. Rainer was employed by Bank of America (Security Pacific National Bank) where he held the position of Senior Vice President. From March 1989 to July 1989, Mr. Rainer was a Senior Vice President at Faucet & Company, where he co-managed a stock and bond portfolio. From July 1982 to March 1989, Mr. Rainer was employed by Wells Fargo Bank, where he held the positions of Vice President and Manager.
           No director, officer or affiliate of CU Bancorp or of CU Bank, no owner of record or beneficially of more than five percent of any class of voting securities of CU Bancorp or no associate of any such director, officer or affiliate is a party adverse to CU Bancorp or CU Bank in any material pending legal proceedings to which CU Bancorp or CU Bank is a party.

THE CU BOARD RECOMMENDS A VOTE FOR THE SIX NOMINEES SET FORTH HEREIN, AND
WILL VOTE ALL PROXIES HELD BY IT FOR THE SIX NOMINEES SET FORTH HEREIN, UNLESS
A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR THE SIX NOMINEES
SET FORTH HEREIN: KENNETH L. BERNSTEIN, STEPHEN G. CARPENTER, RICHARD H. CLOSE, PAUL W. GLASS, RONALD S. PARKER AND DAVID I. RAINER.

THE SIX CANDIDATES RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE ELECTED.

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

           The CU Board maintains the following committees, which perform the functions and were comprised during 1995 of the members listed below:

            NAME                                         FUNCTIONS / NUMBER OF MEETINGS                          MEMBERS
- -----------------------------     ------------------------------------------------------------------     ------------------------
Audit Committee                   The Audit Committee monitors significant accounting                         Glass (Chair)
                                  policies; approves services rendered by the auditors;                       Close
                                  reviews audit and management reports and other reports
                                  concerning the adequacy of internal accounting controls by independent auditors together with proposed responses by
                                  management; monitors outside auditing and credit review
                                  functions; reviews the adequacy of controls relating to
                                  regulatory and financial accounting and reporting; makes
                                  recommendations regarding the appointment of
                                  independent auditors and the fees payable for their services;
                                  meets with management and with the outside auditors and
                                  independent auditors to oversee the quality and integrity of financial accounting and reporting, and audit processes; and
                                  reviews significant new or proposed accounting policy or
                                  reporting issues.  The Audit Committee met at least four
                                  times during 1995.  (Also serves as Audit Committee of CU
                                  Bank.)

Compensation                      The Compensation Committee determines compensation of                       Glass
Committee                         executive officers.  It serves as the Stock Option                          Parker
                                  Committee for all employee stock option plans.  The
                                  Compensation Committee met at least 4 times during 1995.
                                  (Also serves as Bank Compensation Committee.)

           CU Bancorp does not have a Nominating Committee. The CU Board performs the functions of this committee. The CU Board will consider nominees recommended by security holders, in accordance with the procedures set forth in the Bylaws, which are set forth in this Joint Proxy Statement/Prospectus. The Board of Directors of CU Bank maintains regular Audit, Loan, Compensation, and Community Reinvestment committees.

           During 1995, the CU Board held 12 regularly scheduled meetings and one special meeting. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the CU Board and (2) the total number of meetings of committees of the CU Board on which he served (during the period for which they served).

EXECUTIVE OFFICERS
           Set forth below is certain information as of April 30, 1996 with respect to each of the executive officers of CU Bancorp.

                                                              POSITION AND                  POSITION
                                                              OFFICES WITH                  AND OFFICES                    OFFICER
NAME                                           AGE            THE COMPANY                   WITH THE BANK                  SINCE
- ----                                           ---            -----------                   -------------                  -----
STEPHEN G. CARPENTER                           56             Director, Chief               Chairman, Chief                1992
                                                              Executive Officer             Executive Officer

DAVID I. RAINER                                39             Director, President,          Director, President,           1992
                                                              Chief Operating               Chief Operating
                                                              Officer                       Officer

PATRICK HARTMAN                                45             Chief Financial               Chief Financial                1992
                                                              Officer                       Officer

ANNE WILLIAMS                                  37             Chief Credit Officer          Chief Credit Officer           1992

           Set forth below are brief summaries of the background and business experience, including principal occupation, of the executive officers of CU Bancorp who have not previously been discussed herein.

           PATRICK HARTMAN has been employed by CU Bank since November, 1992. Prior to assuming his present positions he was Senior Vice President/Chief Financial Officer for Cenfed Bank for a period during 1992. Mr. Hartman held the post of Senior Vice President/Chief Financial Officer of Community Bank, Pasadena, California, for thirteen years.

           ANNE WILLIAMS joined CU Bank in 1992 as Senior Loan Officer. She was named to the position of Chief Credit Officer in July 1993. Prior to that time she spent five years at Bank of America / Security Pacific National Bank, where she was a credit administrator in asset based lending, for middle market in the Los Angeles Area. Ms. Williams was trained at Chase Manhattan Bank in New York, and was a commercial lender at Societe Generale in Los Angeles and Boston Five Cents Savings Bank where she managed the corporate lending group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

           The following information is furnished with respect to (i) the chief executive officer of CU Bancorp and (ii) each of the other executive officers of CU Bancorp (including officers of CU Bank who may be deemed to be executive officers of CU Bancorp), who served as executive officers during 1995 and earned over $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation                             Long Term Compensation
                                  -------------------------------------------   -------------------------------------------------
                                                                                          Award             Payouts
                                                                                -------------------------   -------
                                                                                Restricted    Securities
                                                                 Other Annual      Stock     Underlying      LTIP     All Other
    Name and Principal Position   Year     Salary      Bonus     Compensation   Award(s)(4) Options/SAR's   Payouts  Compensation
    ---------------------------   ----     ------      -----     ------------   ----------- -------------   -------  ------------
Stephen G. Carpenter - Chief      1993    $250,000   $50,000      $12,000(2)           0          25,000        0     $1,882(3)
Executive Officer / Chief         1994    $256,250   $50,000      $13,440(2)                     100,000              $2,250(3)
Executive Officer - CU Bank(1)    1995    $263,937  $100,000(5)   $14,250(2)                           0              $2,250(3)

David I. Rainer - Chief           1993    $200,000  $100,000      $12,000(2)           0          25,000        0     $3,000(3)
Operating Officer / President     1994    $205,000   $50,000      $12,330(2)           0          75,000              $2,250(3)
and Chief Operating Officer -     1995    $211,150  $100,000(5)   $12,330(2)           0               0              $2,250(3)
CU Bank (1)

Patrick Hartman - Senior Vice     1993    $138,000        $0       $8,450(2)           0          20,000        0          0
President Chief Financial         1994    $140,021   $13,000       $8,653(2)           0          10,000                   0
Officer / Chief Financial Officer 1995    $143,452   $25,000(5)    $8,668(2)     $14,595          12,500                $450(3)
- - CU Bank

Anne Williams- Executive Vice     1993    $103,400   $25,000       $7,800(2)           0           5,000        0     $1,439(3)
President Chief Credit  Officer / 1994    $124,000   $15,000       $8,092(2)           0          10,000              $2,085(3)
Chief Credit Officer - CU Bank    1995    $128,960   $37,500(5)    $8,095(2)     $14,595          12,500              $2,250(3)

(1) CU Bancorp provides memberships in certain clubs for certain executives, the use of which primarily relates to CU Bancorp business. The value of the personal use, if any, of all such benefits cannot be specifically determined and is not reported in the table.

(2) Consists of amounts paid for automobile allowances and term life insurance.

(3) Consists of CU Bancorp's matching portion of 401-K Plan contributions.
(4) Grants pursuant to CU Bancorp 1995 Restricted Stock Plan. 25% of any grant of restricted stock ("Restricted Stock") vests at the second anniversary of the grant. At each anniversary thereafter, an additional 25% of the grant becomes vested. Dividends are payable on the Restricted Stock, at the amount and times payable to all holders of CU Stock. The Restricted Stock does not have any preferential or special dividend provisions. At December 31, 1995, 19,000 shares of Restricted Stock had been granted at an aggregate market value at December 31, 1995 of $194,750 or $10.25 per share and at date of grant at an aggregate market value of $185,000 or $9.73 per share. The holders named in the table above at December 31, 1995, held an aggregate of 3000 shares of Restricted Stock at an aggregate market value of $30,750 or $10.25 per share or $15,375 for each of Mr. Hartman and Ms. Williams. The vesting of the Restricted Stock is not subject to performance based conditions, other than lapse of time and continued service.

(5) In addition, discretionary bonuses paid in 1995 with regard to services in 1994 of Messrs. Carpenter, Rainer and Hartman and Ms. Williams were $60,000, $60,000, $25,000 and $30,000, respectively.

STOCK OPTIONS

           The table below contains information concerning the grant of stock options during the fiscal year ended December 31, 1995 to the Named Executives:

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE VALUE
                                                        % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
        INDIVIDUAL                                     OPTIONS/SARS       EXERCISE                    STOCK PRICE APPRECIATION FOR
          GRANTS           OPTIONS/SARS                 GRANTED TO         OR BASE                           THE OPTION TERM
                              GRANTED                  EMPLOYEES IN         PRICE        EXPIRATION
           Name             (1)(2)(3)(4)                FISCAL YEAR       ($ / SH)          DATE            5%            10%
- --------------------    -------------------     --------------------   ---------------  ------------     ----------------------
Stephen G. Carpenter                0                         0              ---           ---              ---            ---
David I. Rainer                     0                         0              ---           ---              ---            ---
Patrick Hartman                12,500                      12.4%           $7.125         2/28/05        $56,011       $141,943
Anne Williams                  12,500                      12.4%           $7.125         2/28/05        $56,011       $141,943

(1) The options are exercisable in 20% increments commencing one year subsequent to grant and are exercisable over a six year period, provided however, that certain options shall vest fully upon the occurrence of certain significant events that include a merger or dissolution of CU Bancorp where CU Bancorp is not the surviving corporation, or sale of substantially all CU Bancorp's assets. As of December 31, 1995 options equal to the amounts set forth in the section herein entitled "Security Ownership of Certain Beneficial Owners and Management," above were vested. The vested portion of each option may be exercised at any time prior to its expiration by tendering the exercise price in cash, check or in shares of CU Stock, valued at fair market value on the date of exercise. Each option will terminate three months after termination of employment for any reason other than death or disability. In the event of termination due to death or disability, the option will terminate no later than one year after such termination. Each option is not transferable other than by will or the laws of distribution and is not exercisable by anyone other than the optionee during his lifetime. If the outstanding shares of stock of CU Bancorp are increased, decreased or changed into or exchanged for, a different number or kind of shares or securities of CU Bancorp, without receipt of consideration by CU Bancorp, a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options shall be made. Subject to certain limitations in the Plan, each option may be amended by mutual agreement of the optionee and CU Bancorp.

(2) The exercise price of all options is adjustable in connection with stock dividends, stock splits and similar events.

(3) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing market price per share at the grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the CU Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of CU Stock underlying the option at December 31, 1995. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the CU Stock. There can be no assurance that the rate of appreciation presented in this table will be achieved.

(4) Reflects the number of shares of CU Stock underlying the options granted to the Named Executives during the year. Each of the options was granted pursuant to CU Bancorp's 1985 or 1993 Plans.

           No options were exercised during 1995 by any of the named parties in the Compensation Table. No exercise price of any option previously granted to any executive officer was adjusted or amended ("repriced") during 1995.
                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                                                   VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED                            IN-THE-MONEY OPTIONS
                                                    OPTIONS AT 12/31/95                                  AT 12/31/95
                                                 -----------------------------------               ---------------------
                                                                                                        EXERCISABLE /
          NAME                                   EXERCISABLE / UNEXERCISABLE                            UNEXERCISABLE
- ------------------------------                   -----------------------------------               ---------------------
Stephen G. Carpenter                                87,253 / 111,747                                $409,142 / $466,983
David I. Rainer                                       66,179 /88,821                                $316,495 / $372,803
Patrick Hartman                                      10,499 / 32,001                                 $37,809 / $109,378
Anne Williams                                        13,500 / 29,000                                 $66,188 / $110,687


OTHER MATTERS RELATED TO COMPENSATION

OTHER COMPENSATION / GOLDEN PARACHUTES

           Mr. Carpenter and Mr. Rainer do not have employment contracts, However, in the event that there is a change in control ("Change of Control") of CU Bank or its parent company (including a change of more than 50% of the current shareholders of CU Bancorp), Mr. Carpenter and Mr. Rainer will each be entitled to any accrued but unpaid bonus at that time. THIS ARRANGEMENT WAS ENTERED INTO IN 1992. MESSRS. CARPENTER AND RAINER HAVE AGREED THAT THEY WILL NOT RECEIVE ANY ACCRUED BUT UNPAID BONUS IN CONNECTION WITH THE MERGER PURSUANT TO THESE AGREEMENTS. Additionally, in the event of a Change of Control, if a position commensurate with either of their current positions with CU Bank is not offered and either elects to resign, CU Bank will pay the resigning party, subject to non-disapproval by the regulators, 12 months' compensation.

           During 1993, CU Bank sold its mortgage origination network and certain related loan production offices. In connection with that transaction, compensation was required by prior agreement to be paid to the two officers who had founded the mortgage banking division and who managed that business with regard to the value of the mortgage servicing portfolio (which was retained by CU Bank) and related to the profitability of the division. As a result, each of Messrs. Douglas Jones and Daniel LuVisi received total compensation of $900,507 for the period January 1, 1993 through the sale date of November 10, 1993, including $714,126 related to bonuses and other payments based on profitability and value of the mortgage servicing portfolio. Messrs. Jones and LuVisi resigned from their positions with CU Bank concurrently with the sale of the mortgage origination network, to be employed by the purchaser of the network.

COMPENSATION OF DIRECTORS
           Directors of CU Bancorp receive no compensation for attending meetings of the CU Board. However, the directors of CU Bancorp also serve as directors of CU Bank. CU Bank paid the sum of between $3,800 and $1,600 per month during 1995 to each director of CU Bank, depending on the number and type of meetings attended by the director. The Director Compensation Plan ties director compensation to board and committee meeting attendance and is also designed to be substantially similar in total compensation to similar banking institutions. Directors who are also salaried employees of CU Bank do not receive any additional compensation for activities as directors. Eligible directors receive: (i) $1,000 per regular monthly board meeting; and (ii) $200 per committee meeting (for committees for which they are members). During 1995, director compensation ranged from $23,400 at the highest to $22,000 at the least, for the entire year, and totaled $100,400 in the aggregate for the year 1995. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with CU Bancorp and CU Bank executive officers and others regarding the business and affairs of CU Bancorp and CU Bank. Current directors also participate in the CU Bancorp 1994 Non-Employee Director Stock Option Plan as more fully described below. The CU Board does not have a mandatory retirement policy, nor are any retirement benefits paid.
ADDITIONAL DIRECTOR COMPENSATION

           CU Bancorp has two director stock option plans, one of which has no options available for grant. In addition, in the past, as more fully described below, CU Bancorp has issued and sold warrants to purchase CU Stock to certain directors.

           1987 SPECIAL (DIRECTOR) STOCK OPTION PLAN

           On October 20, 1987, the shareholders of CU Bancorp approved the 1987 Special Stock Option Plan ("Special Plan") for CU Bancorp's directors, to encourage them to continue as directors, give them additional incentive as directors and reward them for past services. This Special Plan was limited to directors of CU Bancorp and CU Bank and provided for the issuance of 120,960 authorized but previously unissued shares of CU Stock. Only options which do not qualify as "incentive stock options" ("Non-qualified Stock Options") under
Section 422 of the Code may be issued. Pursuant to the shareholders' approval of the Special Plan, each then current director received options to purchase 15,120 shares. THERE ARE NO ADDITIONAL OPTIONS CURRENTLY AVAILABLE FOR GRANT UNDER THE SPECIAL PLAN. The majority of the current directors do not have any options, pursuant to the Special Plan. Options terminate 90 days after a director ceases being a director.

           On October 20, 1987, when the shareholders approved the Special Plan, the directors received such options with an exercise price of $5.791 per share which was not less than fair market value on such date. The options have an exercise period of ten years and are currently fully vested.

           Pursuant to the Special Plan, payment for the exercise of options must be received in full prior to the issuance of shares. Payment may be made
(a) in cash, (b) by delivery of shares of CU Stock previously owned by the optionee (to the extent legally permissible), or (c) in a combination of CU Stock and cash. The Special Plan also enables an optionee the possibility to satisfy tax withholding amounts due upon exercise with shares of CU Stock rather than cash, by either delivering already owned shares of CU Stock or withholding from the shares of CU Stock to be issued upon exercise that number of shares which, based on the value of the CU Stock, would satisfy the tax withholding amounts due. Since CU Stock is listed on NASDAQ, the value of the CU Stock delivered as payment or withheld is deemed to be the closing price of the stock on the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of CU Stock occurred.

           Directors hold options under the Special Plan at December 31, 1995 as follows:

                                                       Number of Shares                       Termination
            Director          Number of Shares            Exercisable          Price             Date
            --------          ----------------         ----------------        -----             ----
Richard H. Close                   15,120                   15,120             $5,791          10/20/97

Paul W. Glass                      15,120                   15,120             $5,791          10/20/97


           DIRECTOR WARRANTS

           In May 1985, the shareholders ratified the grant to certain directors at that time, of warrants to purchase 30,006 shares each, a total of 330,066 shares of CU Stock, over a ten-year period as compensation for the personal guarantees of a capital note of CU Bancorp in the amount of $1,250,000 from First Interstate Bank of California. Director Glass received an identical warrant to purchase 30,006 shares, at a later date. To comply with regulatory capital requirements by supporting CU Bancorp's additional asset growth, CU Bancorp issued the capital note, for which the lender required the guarantees by the directors in connection with the purchase of such capital note. The exercise price of such warrants of $4.17 per share was the weighted average price of the CU Stock for the 60 days prior to April 2, 1984, the date on which First Interstate Bank of California approved the purchase of the capital note. The purchase price of each warrant to purchase 30,006 shares was $750. As of March 31, 1995, all of these warrants had been exercised and there are currently no warrants from this program outstanding.

           In January 1994, the CU Board awarded former chairman of the board Dr. Jon P. Goodman warrants to purchase 7,500 shares of stock at fair market value on date of grant which was $7.00, in recognition of her services to CU Bancorp, in view of the fact that she was the only long term director without such incentive, and in connection with her resignation. Dr. Goodman also received special compensation of $30,000 at the same time.

           CU BANCORP 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

           On April 27, 1994, the CU Board adopted and approved, subject to shareholder approval, the 1994 Plan, which was approved by the shareholders of CU Bancorp at the 1994 Annual Meeting of Shareholders. 200,000 shares were reserved for options under the 1994 Plan. All non-employee directors of CU Bancorp are eligible to participate in the 1994 Plan. The following discussion summarizes the principal features of the 1994 Plan. This description is qualified in its entirety by reference to the full text of the 1994 Plan, copies of which are available for review at CU Bancorp's principal office.

           The 1994 Plan is administered by a Committee, to the extent possible under applicable law. The Committee will not have any discretion in the amount of options to be granted to any party, the price of any option or the term and exercisability of any option. Option grants shall be automatic as described herein and shall not be variable by the Committee. Each member of a Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Exchange Act. The CU Board or the Committee (as the case shall be) shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the 1994 Plan. Options issued under the 1994 Plan are Non-Qualified Stock Options.
           Under the 1994 Plan, non-employee directors of CU Bancorp on the date of each annual meeting receive Non-Qualified Stock Options. The 1994 Plan provides for the grant of options to non-employee directors, without any action on the part of the Committee, only upon the following terms and conditions: (i) each person who was a director of CU Bancorp on July 1, 1994 received Non-Qualified Stock Options to acquire 5,000 shares of CU stock. The Chairman of the Board on July 1, 1994 received options to purchase an additional 2,500 shares of CU Stock; (ii) each person who is a director of CU Bancorp on the day following an Annual Meeting of Shareholders after 1994 receives Non-Qualified Stock Options to acquire 5,000 shares of CU Stock, provided that the person who is then the Chairman of the Board receives options to purchase an additional 2,500 shares of CU Stock (in the event the shares available under the 1994 Plan are insufficient to make any such grant, all grants made thereunder on such date shall be prorated); (iii) none of the options will be exercisable until the March 31 next following the date of grant. Each option becomes exercisable in the following four cumulative annual installments: 25% on the first March 31 following the date of the grant; an additional 25% on the second March 31 following the date of the grant; an additional 25% on the third March 31 following the date of the grant; and the last 25% on the fourth March 31 following the date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option;
(iv) subject to earlier termination as provided elsewhere in the 1994 Plan, each option shall expire ten years from the date the option was granted or twelve months following the termination of directorship (except for termination for cause), whichever is first; and (v) the exercise price of each option shall be equal to one hundred percent of the fair market value of the stock subject to the option on the date the option is granted.
           The exercise price of CU Stock acquired pursuant to an option shall be paid in cash, in whole shares of CU Stock owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable evaluation method) equal to the option price of the shares being purchased, or a combination of stock and cash, equal in the aggregate to the option price of the shares being purchased.

           The 1994 Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). The CU Board or the Committee (as the case may be) shall notify each optionee not less than thirty days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1994 Plan. The CU Board or the Committee (as the case may be) may also suspend or terminate the 1994 Plan at any time. Unless sooner terminated, the 1994 Plan shall terminate ten years from the effective date, of the 1994 Plan. No options may be granted under the 1994 Plan while the 1994 Plan is suspended or after the 1994 Plan is terminated. Rights and obligations under any option granted pursuant to the 1994 Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1994 Plan, except with the consent of the person to whom the stock option was granted.

           THE CU BOARD, BASED UPON ADVICE OF COUNSEL, HAS DETERMINED THAT THE MERGER DOES NOT CONSTITUTE A TERMINATING EVENT UNDER THE PROVISIONS OF THE 1994 PLAN.

           Directors hold options under the 1994 Plan at December 31, 1995 as follows:

                                                 Number of Shares                     Termination
            Director        Number of Shares        Exercisable          Price           Date
            --------        ----------------     ----------------        -----        -----------
                                                                         $6.25-         7/1/04-
Kenneth L. Bernstein             10,000                1,250             $6.88          6/30/05

                                                                         $6.25-         7/1/04-
Richard H. Close                 10,000                1,250             $6.88          6/30/05

                                                                         $6.25-         7/1/04-
Paul W. Glass                    15,000                1,875             $6.88          6/30/05

                                                                         $6.25-         7/1/04-
Ronald S. Parker                 10,000                1,250             $6.88          6/30/05

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLANS

           CU Bancorp has three stock option plans, pursuant to which options have in the past been granted to employees. Two of the plans have terminated and no further grants may be made pursuant to these plans, although options granted under such plans continue to vest and are eligible to be exercised over the period specified in the stock option agreements. Each of the plans is substantially similar as to the material provisions thereof, as described below. The three plans were adopted at intervals of two and eight years and were designed to augment options available after substantial depletion of the prior plan through grants and exercises of options.

           1983 EMPLOYEE STOCK OPTION PLAN

           In April 1983, CU Bancorp adopted the CU Bancorp 1983 Employee Stock Option Plan ("1983 Plan") which the shareholders approved in May 1983. The 1983 Plan provided for the issuance of both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and Non-Qualified Stock Options. The number of shares of CU Stock reserved for issuance under the 1983 Plan was 400,075. As of December 1, 1995, there were 49,030 shares subject to outstanding options under the 1983 Plan . NO SHARES REMAIN AVAILABLE FOR FUTURE GRANTS. THE 1983 PLAN HAS EXPIRED BY ITS TERMS, ALTHOUGH OUTSTANDING OPTIONS REMAIN AND ARE EXERCISABLE OVER THE PERIOD DESIGNATED IN THE 1983 PLAN AND IN INDIVIDUAL STOCK OPTION AGREEMENTS. Options are generally exercisable in equal increments over a five year period and are outstanding for a total of ten years.

           The exercise price of options under the 1983 Plan was equal to at least 100% of the fair market value of the CU Stock as of the date of grant. The exercise price is due in full upon exercise and may be paid (a) in cash, (b) by delivering shares of CU Stock equal in value to the exercise price, subject to certain limitations for shares of stock previously acquired upon exercise of an incentive stock option, or (c) by a combination of cash and CU Stock. The value of the CU Stock delivered as payment is deemed to be the closing price of such stock as the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of CU Stock occurred.

           Upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1983 Plan.

           THE CU BOARD, BASED UPON ADVICE OF COUNSEL, HAS DETERMINED THAT THE MERGER IS NOT A TERMINATING EVENT AS DEFINED IN THE 1983 PLAN.
           The sole holder of options under the 1983 Plan is David Rainer, director and President of CU Bancorp who holds options to purchase 49,030 shares, of which 29,418 are currently exercisable at a purchase price of $5.00. This option will expire in June 2002.

           FIRST AMENDED AND RESTATED 1985 EMPLOYEE STOCK OPTION PLAN

           In October 1985 the shareholders approved the adoption of, and in October 1987 the shareholders approved the amendment to, the First Amended and Restated CU Bancorp 1985 Employee Stock Option Plan ("1985 Plan") which provides for the issuance of Incentive Stock Options or Non-Qualified Stock Options to full time employees of CU Bancorp and its subsidiaries. The 1985 Plan provides for the issuance of options to purchase 350,000 shares of CU Stock. As of December 31, 1995, there were 243,250 shares subject to outstanding options, 62,828 shares had been issued upon exercise of options, and no shares were available for future grants. The 1985 Plan expired during 1995, although options granted pursuant to the 1995 Plan continue to be outstanding and options continue to be exercisable pursuant to the provisions of the 1985 Plan and individual stock option agreements.

           The exercise price of options under the 1985 Plan is due in full upon exercise and may be paid (a) in cash, (b) by delivering shares of CU Stock equal in value to the exercise price, subject to certain limitations for shares of stock previously acquired upon exercise of an incentive stock option, or (c) a combination of cash and CU Stock. The value of the CU Stock delivered as payment is deemed to be the closing price of such stock as the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of CU Stock occurred.
           Upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding under the 1985 Plan immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), any option outstanding under the 1985 Plan shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1985 Plan.
           THE CU BOARD, BASED UPON ADVICE OF COUNSEL, HAS DETERMINED THAT THE MERGER IS NOT A TERMINATING EVENT AS DEFINED IN THE 1985 PLAN.

           Information as to options granted pursuant to the 1985 Plan to executive officers is contained in the section "Compensation of Directors and Executive Officers." At December 31, 1995 the following options issued under the 1985 Plan were outstanding:

                                                 Number of Shares
            Director        Number of Shares        Exercisable         Price          Term
            --------        ----------------     ----------------       -----          ----
                                                                        $4.88-        6/2/02-
Stephen G. Carpenter             99,000               54,000            $5.13         2/16/03

                                                                        $5.00-       6/16/02-
David I. Rainer                  30,970               13,581            $6.88         4/8/03

                                                                        $6.00-        4/8/03-
Patrick Hartman                  20,000                8,000            $6.88         8/4/03

                                                                        $4.75-       8/31/02-
Anne Williams                    20,000               11,000            $6.00         8/4/03

All employees as                                                                       8/90-
a group                         243,250              139,690            $5.42*        4/8/03

*  Average Price

           1993 EMPLOYEE STOCK OPTION PLAN

           In October, 1993, the CU Board adopted and approved, subject to shareholder approval, the CU Bancorp 1993 Employee Stock Option Plan (the "1993 Plan"). The 1993 Plan was approved by requisite vote of the shareholders on December 17, 1993. There were 400,000 shares reserved for option issuances under the 1993 Plan. At December 31, 1995, options for 360,000 shares had been granted under the 1993 Plan, there were 354,000 shares outstanding under the 1993 Plan and there were 46,000 shares available for grant under the 1993 Plan. All full time employees of CU Bancorp and CU Bank are eligible to participate.

           Options issued under the 1993 Plan shall, in the discretion of a committee appointed by the CU Board (as described below), be either Incentive Stock Options or Non-Qualified Stock Options.

           The 1993 Plan is administered by the Compensation Committee.
           Under the 1993 Plan, the Compensation Committee selects the eligible participants to whom options will be granted, the type of option to be granted, the exercise price of each option, the number of shares covered by such option and the other terms and conditions of each option. The eligible employees are able to receive Incentive Stock Options and Non-Qualified Stock Options; provided, however, that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of CU Bancorp) shall not exceed one hundred thousand dollars ($100,000). Should it be determined that any Incentive Stock Option granted exceeds such maximum, such

Incentive Stock Option shall be considered to be a Non-Qualified Stock Option to the extent, but only to the extent, of such excess.

           None of the options are exercisable within the first 12 months from the date of the grant. Each option becomes exercisable in the following four cumulative annual installments: 25% on the first anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

           The exercise price of CU Stock acquired pursuant to an option granted under the 1993 Plan shall be paid in cash, in whole shares of CU Stock owned by the optionee having a fair market value on the exercise date equal to the option price of the shares being purchased, or a combination of stock and cash.

           Under the 1993 Plan, no option may extend more than ten years from the date of grant. Except in the event of termination of employment due to death, disability or termination for cause, options will terminate three months after an employee optionee ceases to be employed by CU Bancorp or its subsidiaries, unless the options by their terms were scheduled to terminate earlier.
           The 1993 Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). The Compensation Committee notifies each optionee not less than thirty days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in each of the 1993 Plan. The Compensation Committee may also suspend or terminate the 1993 Plan at any time. Unless sooner terminated, the 1993 Plan shall terminate ten years from the effective date, October 27, 1993, of the 1993 Plan. No options may be granted under the 1993 Plan while the 1993 Plan is suspended or after the 1993 Plan is terminated. Rights and obligations under any option granted pursuant to the 1993 Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1993 Plan, except with the consent of the person to whom the stock option was granted.
           THE COMPENSATION COMMITTEE, BASED UPON ADVICE OF COUNSEL, HAS DETERMINED THAT THE MERGER IS NOT A TERMINATING EVENT AS DEFINED IN THE 1993 PLAN.

           1995 RESTRICTED STOCK PLAN

           In March 1995 the CU Board adopted, and the shareholders approved on June 29, 1995, the CU Bancorp 1995 Restricted Stock Plan (the "1995 Restricted Stock Plan"). During 1995, 19,000 shares in the aggregate of the 75,000 shares subject to the 1995 Restricted Stock Plan were issued to 26 of CU Bank's employees.

           The only executive officers to receive Restricted Stock were Ms. Williams and Mr. Hartman who each received 1,500 shares.
           The issuance of Restricted Stock is intended to provide a vehicle through which CU Bancorp can reward employees for their past service and encourage their continued service and their stock ownership in CU Bancorp. Restricted Stock is common stock issued by CU Bancorp, subject to restrictions on sale or transfer (more fully described below) which continue until such time as may be specified in the 1995 Restricted Stock Plan or the granting documents. An employee holding Restricted Stock is entitled to receive cash dividends when and as declared, and to vote the shares. At such time as the conditions set forth in the 1995 Restricted Stock Plan or the granting documents are satisfied, the restrictions lapse. The primary conditions set forth in the 1995 Restricted Stock Plan are the lapse of time and continued employment by or its subsidiaries. If the employee's employment is terminated before the restrictions lapse, or if any conditions are not fulfilled, the restricted stock ( or that portion of it as to which the restrictions have not lapsed) must be returned to CU Bancorp.

           The number of shares of CU Stock reserved for issuance under the 1995 Restricted Stock Plan is 75,000. All employees of CU Bancorp and its subsidiaries are eligible to participate in the 1995 Restricted Stock Plan.

           Under the 1995 Restricted Stock Plan, the employees of CU Bancorp are eligible to receive Restricted Stock. The Compensation Committee will determine which employees and the amount of Restricted Stock to be granted to each. Subject to the rights of the Compensation Committee to vary the restrictions under the 1995 Restricted Stock Plan, each grant shall conform to the following:

           Restrictions with regard to 25% of any award shall expire and terminate upon the second anniversary of the grant. Thereafter restrictions shall expire and terminate as to an additional 25% of such award on each anniversary of the grant thereof.

           The restrictions on the common stock issued pursuant to the 1995 Restricted Stock Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp (or its principal subsidiary) with another corporation in which CU Bancorp (or its principal subsidiary) is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or any other transaction in which more than 50% of the ownership of CU Bancorp is transferred (a "Terminating Event"). The CU Board or the Compensation Committee (as the case may be) may also suspend or terminate the 1995 Restricted Stock Plan at any time. No grants may be made under the 1995 Restricted Stock Plan after the third anniversary of the date of adoption of the 1995 Restricted Stock Plan. Rights and obligations under any Restricted Stock granted pursuant to the 1995 Restricted Stock Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1995 Restricted Stock Plan, except with the consent of the person to whom the Restricted Stock was granted.

           THE CU BOARD, BASED UPON ADVICE OF COUNSEL, HAS DETERMINED THAT THE MERGER IS A TERMINATING EVENT FOR PURPOSES OF THE 1995 RESTRICTED STOCK PLAN. ALL RESTRICTED STOCK PREVIOUSLY GRANTED WILL VEST IN THE RECIPIENTS, FREE OF RESTRICTIONS, AT THE EFFECTIVE TIME. THE CU BOARD HAS RESOLVED TO TERMINATE THE 1995 RESTRICTED STOCK PLAN AS TO ANY UNISSUED SHARES AT THE EFFECTIVE TIME, AND HAS PROPOSED A NEW 1996 RESTRICTED STOCK PLAN FOR APPROVAL OF THE SHAREHOLDERS (SEE PROPOSAL NUMBER 8 HEREIN).

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee, which consists solely of outside directors, determines and administers the compensation of CU Bank's executive officers. The present membership of the Compensation Committee consists of Paul
W. Glass and Ronald S. Parker. CU Bancorp does not pay any direct compensation to its executive officers, except pursuant to the stock option and restricted stock plans. The executive officers of CU Bancorp are compensated by CU Bank for their services to CU Bank, and receive benefits under various CU Bank employee benefit plans. The Compensation Committee oversees the compensation programs of the officers of CU Bank and also serves as a Compensation Committee for CU Bank. The Compensation Committee is responsible for establishing compensation programs for executive officers of CU Bancorp and CU Bank designed to attract, motivate, reward and retain key executives responsible for the success of the corporation as a whole; administering and maintaining such programs in a manner that will benefit the long term interests of CU Bancorp and its shareholders; and determining the compensation of CU Bancorp and CU Bank's executive officers. The Committee also advises on the selection, development and performance of executive officers of CU Bancorp and its subsidiary. This report is presented by the Compensation Committee as the Compensation Committee for CU Bancorp and CU Bank. None of the members of the Compensation Committee is an employee of CU Bank or CU Bancorp, nor have any of the members been an employee in the past. The Compensation Committee provides the following report on executive compensation.

           Notwithstanding anything to the contrary set forth in CU Bancorp's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Joint Proxy Statement/Prospectus, in whole or in part, the following Report, and the performance graph shall not be incorporated by reference into any such filings.

OVERALL PHILOSOPHY

           In view of the past history of CU Bancorp and in what the Compensation Committee believes is in the best interests of the shareholders in building long term value, the Compensation Committee has adopted a philosophy to accentuate long term profitability over short term compensation. However, it is expected that development of a compensation strategy is a dynamic process that will continue to provide the appropriate mix of long term incentive and current reward. The Compensation Committee views the executive compensation program as a major factor in the competitive strategy of CU Bank. The program's goal is to attract, provide incentive to and retain competent managers whose goals are aligned with those of CU Bancorp's shareholders. To this end, it is the ongoing responsibility of the Compensation Committee to establish and administer an executive compensation program that fosters competency in management, provides high caliber executive talent and both recognizes and motivates performance in the short and long term.

           Among the CU Board's requirements of management are the following, none of which is assigned any particular weight or emphasis: (i) develop strategies to deliver strong market franchises and build shareholder wealth over the long term; (ii) recommend appropriate strategic and operating plans; (iii) maintain effective control of operations; (iv) measure performance against peers; (v) strong, principled and ethical leadership; (vi) assure sound succession planning and management development; (vii) sound organizational structure; (viii) inform the CU Board regularly regarding the status of key initiatives; (ix) no surprises; (x) CU Board meetings which are well planned, allow meaningful participation and provide for timely resolution of issues; and
(xi) advance CU Board materials which contain the right amount of information and are received sufficiently in advance of meetings.

           The Compensation Policy of CU Bancorp is threefold. First it seeks to align compensation with profitability of CU Bancorp and enhancement of shareholder value. Second, it seeks to serve to attract, motivate and retain the most qualified professionals to CU Bancorp as employees by providing competitive compensation packages and seeking employees with diverse and sophisticated experience. Finally, it is designed to put a substantial portion of employee compensation "at risk," by designing long term compensation and option plans the value of which is dependent on long term profitability of CU Bancorp but to balance that with the realistic needs of the employees for current income.

RECRUITMENT OF MANAGEMENT PERSONNEL
           In seeking executive officers, it is CU Bancorp's strategy to seek highly credentialed, experienced bankers and other professionals, with proven skills. The Compensation Committee acknowledges that these requirements may result in recruitment of individuals whose primary experience is in much larger and more sophisticated institutions, with concomitant compensation requirements. It is the philosophy of CU Bancorp to command the best talent available at all levels, to position CU Bancorp to take advantage of growth, strategic acquisition and other opportunities in the future, which may require such a sophisticated management group. The Compensation Committee believes that CU Bank's current chief executive officer, chief operating officer and top executive group reflects the successful satisfaction of the Board's recruitment objectives.


COMPENSATION PHILOSOPHY


           The Compensation Committee believes it has in place a performance-driven executive incentive plan to reflect the philosophy set forth above, in tandem with an executive performance evaluation system. CU Bancorp's goal is to be competitive with those financial institutions which the Compensation Committee deems to be similar, and in this manner to attract and retain top financial institution executives. Similarity will be determined on a number of factors, of which size may or may not be a significant determinant. Other factors will include, but not be limited to, similar business strategy and customer base, financial condition and results of operation, individual contributions and teamwork, and level and type of professional experience. Informal surveys of such institutions will be conducted or reviewed on a periodic basis.

           The philosophy of the Compensation Committee is oriented toward compensation and performance systems that merge the interests of the shareholders and management by placing emphasis on rewards tied to various financial measures. The goal of all compensation and the evaluation system is to motivate and monitor the exceptional executive performances that will be required for CU Bank to achieve its strategic business objectives.

           The compensation and performance system rewards employees based on the achievement of corporate and individual objectives by providing annual variable compensation awards. The corporate objectives are outlined, in part, in the strategic plan of CU Bancorp and its subsidiary, and include the attainment of specific levels of return on equity and return on assets which are for future periods.

           There are three major components of CU Bancorp's executive officer compensation: (i) base salary; (ii) annual incentive awards (bonuses); and (iii) long-term incentive awards (stock options and restricted stock). The process utilized by the Compensation Committee in determining executive officer compensation levels for all of these components is based upon the Compensation Committee's subjective judgment and takes into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. Among the factors considered by the committee are the recommendations of the chief executive officer with respect to the compensation of CU Bancorp's other key executive officers. The Compensation Committee conducts an annual review of performance by the chief executive officer, and the chief operating officer, at a meeting which neither the chief executive officer nor any other officer attend.

BASE SALARY

           The Compensation Committee believes that the chief executive officer base salary (and total compensation package) is in line with both the goals of CU Bancorp discussed above and is in the top quartile of similarly situated executive salaries. The Compensation Committee believes that such level of compensation is acceptable based on the background, experience and sophistication of the chief executive officer, which is in line with the standards discussed above. Based on this information, and providing no substantial change in the data, the Compensation Committee would expect base salary increases for the chief executive officer and executive officers to be related primarily to changes in the cost of living and changes in duties or responsibilities, unless the survey material suggests adjustments are in order.

BONUSES

           Bonuses will be related to achievement of corporate and individual goals, some of which will be established as part of the review process and some of which will relate to CU Bancorp's strategic planning. The goal of bonuses is to motivate the exceptional executive performances which will be required in order for CU Bank to achieve its strategic business objectives, to monitor the achievement of these objectives, and to reward extraordinary effort. The general pool available for bonuses will be determined after review of CU Bancorp's profitability, and thereafter the individual benchmarks will be reviewed. It is expected that bonuses will constitute the primary cash compensation increases in the near term.

LONG-TERM COMPENSATION / STOCK OPTIONS AND RESTRICTED STOCK

           The long-term plan will make awards based upon the achievement of corporate and individual objectives which will enable CU Bank to reach financial goals determined in its strategic planning process. The financial goals include increasing profitability, the attainment of specific levels of return on equity and return on assets. The magnitude of awards under the plan will be determined by increases in the value of CU Stock, thus increasing the plan participants' incentive to achieve the goals of shareholders. It is the philosophy of the Compensation Committee to provide the potential for long-term incentives to all employees of CU Bank.

           Stock options and Restricted Stock grants, will also be utilized to encourage executive officers to have a stake in CU Bancorp, encourage them to remain with CU Bancorp and to align their interests more fully with those of the other shareholders.

SPECIAL DEDUCTION LIMIT
           Section 162 (m) of the Code limits federal income tax deductions for compensation paid after 1993 to CU Bancorp's chief executive officer and its four other most highly compensated officers to $1,000,000 per year per individual, but includes an exception for performance based compensation that satisfies certain conditions. CU Bancorp has not adopted performance based compensation which qualifies under these provisions, and does not believe that in the ordinary course, compensation to any executive officer will exceed or approach such $1,000,000 cap and the Compensation Committee will monitor compensation to minimize the impact of this provision. It is the intent of CU Bancorp to retain the deduction for compensation, to the extent possible. Based on the current level of compensation to executives of CU Bancorp and the level contemplated for the immediate future, it is believed that this limitation will not materially affect CU Bancorp, except for some unforeseen circumstance.

SHAREHOLDER RETURN GRAPH

The following line graph compares the total cumulative shareholder return on CU Stock, based upon quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poors 500, and the Montgomery Securities Western Bank Monitor Southern California Proxy Index of selected bank stocks. The graph assumes $100 invested on December 31, 1990, in CU Stock and each of the indices.

                       [CU Stock Price Performance CHART]

Source:              Montgomery Securities Western Bank Monitor

The following table sets forth the data points for the performance graph.

                                                    December 31,

                   1990            1991          1992          1993          1994          1995
                   ----            ----          ----          ----          ----          ----
CU BANCORP          100            56.56         49.55         79.19         79.19        117.09
S&P 500             100           130.37        140.30        154.46        156.50        215.32
SO. CA PROXY        100           100.98        100.50        122.83        140.10        177.81

SOURCE:              Montgomery Securities Western Bank Monitor

INDEBTEDNESS OF MANAGEMENT

           Some of CU Bancorp's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, CU Bank in the ordinary course of CU Bank's business, and CU Bank expects to have such limited ordinary banking transactions with such persons in the future. CU Bank has adopted a policy that it generally will not make new loans to directors, with the exception of loans fully secured by cash. In the opinion of the management of CU Bank and except as provided below, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar credit worthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although CU Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with CU Bank's respective lending policies and statutory lending limits, and prior approval of the CU Board is required for these loans.
           There were no loans to directors, executive officers or their immediate family or associates as of March 31, 1996.
OTHER MATERIAL TRANSACTIONS

           Except as set forth below, there are no other existing or proposed material transactions between CU Bancorp or CU Bank and any of CU Bancorp's directors, executive officers or beneficial owners of five percent or more of CU Stock, or the immediate family or associates of any of the foregoing persons.

           In 1993, prior to his election as a director of CU Bancorp, Kenneth Bernstein entered into an agreement with CU Bank to assist in collection of a large charged off credit. In exchange for Mr. Bernstein's assistance, CU Bank agreed to pay him 50% of amounts recovered on such credit (after deduction of legal fees). Although CU Bank, with Mr. Bernstein's assistance, located the debtor, the debtor subsequently filed bankruptcy and no amounts have been recovered.

           The members of the CU Board hold options under the CU Bancorp 1994 which have not yet vested and which will not vest by reason of the Merger unless the Merger constitutes a Terminating Event as defined in the 1994 Plan.

           The CU Board has determined that the Merger is not a Terminating Event as defined in the 1994 Plan because CU Bancorp is the surviving corporation in the Merger. However, director Close has indicated that he disagrees with the CU Board's interpretation and maintains that the existing options should all be exercisable immediately prior to the Merger.


           If the Merger were to constitute a Terminating Event under the 1994 Plan, all directors, including Mr. Close, would be able to exercise all options held by them under the 1994 Plan prior to the Merger. Further, since the "terminating event" definition in each of the CU Bancorp's other pre-1994 stock option plans is substantially similar to the definition in the 1994 Plan, such other stock option plans would terminate by reason of the Merger and all stock options thereunder would vest.


           Based upon the advice of counsel and a review of the provisions of the 1994 Plan, the remaining members of the CU Board (which constitute a majority of the CU Board), have unanimously concluded that

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the 1994 Plan will not terminate by reason of the Merger. The CU Board believes that this conclusion is consistent with the intent of the 1994 Plan and is mandated by the clear language of the 1994 Plan.

           Mr. Close has not indicated whether or not he will take any affirmative action to enforce his interpretation of the 1994 Plan.

REGULATORY AGREEMENTS

           In November 1993, CU Bank was informed by the OCC, that the OCC had terminated the formal written agreement (the "Agreement") with the OCC entered into in June 1992, based upon CU Bank's compliance with the provisions of the Agreement.

           In November 1993, the Federal Reserve Bank of San Francisco terminated a Memorandum of Understanding with CU Bancorp, originally entered into in August 1992. The termination of the Memorandum of Understanding was taken in recognition of CU Bancorp's compliance with these requirements.

PROPOSAL NUMBER 4.

                 APPROVAL OF THE 1996 OPTION PLAN PROVIDING FOR
                    THE ISSUANCE OF OPTIONS TO PURCHASE UP TO
                      375,000 SHARES OF CU STOCK THEREUNDER

SUMMARY OF THE NEW STOCK OPTION PLAN

           On April 22, 1996, the CU Board adopted and approved, subject to shareholder approval, the 1996 Option Plan.

           As a result of the expiration of two of CU Bancorp's employee stock option plans and the lack of shares available to be granted under the remaining 1993 Plan, the CU Board has adopted this new 1996 Option Plan which is substantially similar to the 1993 Plan in all material respects.

           The 1996 Option Plan is designed to provide a vehicle through which CU Bancorp can continue to grant options to key employees of CU Bancorp and CU Bank. The CU Board believes that CU Bancorp's long-standing policy of encouraging stock ownership by its key employees in part through the granting of stock options has enhanced CU Bancorp's ability to retain and attract such persons. The CU Board continues to believe that a stock option program is an important factor in retaining, motivating and attracting key employees and recommends approval of the 1996 Option Plan.
           The following discussion summarizes the principal features of the 1996 Option Plan. This description is qualified in its entirety by reference to the full text of the 1996 Option Plan, copies of which are available for review at CU Bancorp's principal office.
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
PURPOSE

           The purpose of the 1996 Option Plan is to strengthen CU Bancorp by encouraging stock ownership of CU Bancorp by employees of CU Bancorp and CU Bank. The 1996 Option Plan also seeks to heighten the desire of such key employees to remain with CU Bancorp.

           CU Bancorp intends that the options issued under the 1996 Option Plan shall, in the discretion of the CU Board or a committee appointed by the CU Board, be either Incentive Stock Options, or Non- Qualified Stock Options.

ADMINISTRATION

           The 1996 Option Plan is administered by the CU Board unless and until the CU Board delegates administration to a committee (the "Committee") appointed by the CU Board, which shall consist of not less than two non-employee members of the CU Board. Each member of a Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Exchange Act. The CU Board or the Committee (as the case shall be) shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the 1996 Option Plan.

SHARES RESERVED

           The number of shares of CU Stock reserved for issuance upon exercise of options granted under the 1996 Option Plan is 350,000. If any option granted under the 1996 Option Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available for grant.

ELIGIBILITY

           All employees of CU Bancorp or its subsidiaries are eligible to participate in the 1996 Option Plan.

TERMS OF STOCK OPTIONS
           Under the 1996 Option Plan, the CU Board or the Committee (as the case may be) shall select the participants to whom options will be granted, the type of option to be granted, the exercise price of each option, the number of shares covered by such option and the other terms and conditions of each option. The eligible employees are able to receive Incentive and Non-Qualified Stock Options; provided, however, that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of CU Bancorp) shall not exceed one hundred thousand dollars ($100,000). Should it be determined that any Incentive Stock Option granted exceeds such maximum, such Incentive Stock Option shall be considered to be a non-qualified stock option and not to qualify for treatment as an Incentive Stock Option under Section 422 of the Code to the extent, but only to the extent, of such excess.
           None of the options will be exercisable within the first 12 months from the date of the grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first

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
anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

           The exercise price of each option granted pursuant to the 1996 Option Plan shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of the stock subject to the Incentive Stock Option may not be less than one hundred ten percent (110%) for Incentive Stock Options where the optionee owns stock possessing more than ten percent (10%) of the total combined voting power of CU Stock.

ADJUSTMENTS UPON CHANGES IN STOCK

           If the outstanding shares of CU Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of CU Bancorp, without receipt of consideration by CU Bancorp, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted.

EXPIRATION, TERMINATION AND TRANSFER OF OPTIONS

           Under the 1996 Option Plan, no option may extend more than ten years from the date of grant. Except in the event of termination of employment due to death, disability or termination for cause, options will terminate three months after an employee optionee ceases to be employed by CU Bancorp or its subsidiaries unless the options by their terms were scheduled to terminate earlier. If such termination was due to such optionee's permanent and total disability, or such optionee's death, the option, by its terms, may be exercisable for one year after such termination of employment. If the employee optionee's employment is terminated for cause, the option terminates immediately, unless such termination is waived by the CU Board or the Committee. An option by its terms may only be transferred by will or by laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

TERMINATION AND AMENDMENT OF THE 1996 OPTION PLAN

           The 1996 Option Plan will terminate when all shares available for grant have been acquired through the exercise of options or ten years from the effective date, whichever is earlier. The 1996 Option Plan will also terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. Rights and obligations under any option granted pursuant to the 1996 Option Plan, while in effect, shall not be altered or impaired by suspension or termination of any of the 1996 Option Plan, except with the consent of the person to whom the stock option was granted.

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FEDERAL INCOME TAX CONSEQUENCES

           The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the 1996 Option Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. State and local tax consequences may differ. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

           Incentive Stock Options and Non-Qualified Stock Options are treated differently for federal income tax purposes. Incentive Stock Options are intended to comply with the requirements of Section 422 of the Code. Non-Qualified Stock Options need not comply with such requirements.
           An optionee is not taxed on the grant or exercise of an Incentive Stock Option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for the purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an Incentive Stock Option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an Incentive Stock Option before satisfying the one- and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain the year of disposition. The amount of ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the Incentive Stock Option. CU Bancorp is not entitled to an income tax deduction on the grant or exercise of an Incentive Stock Option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, CU Bancorp will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.
           An optionee is not taxed on the grant of a Non-Qualified Stock Option. Upon exercise however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. CU Bancorp is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. CU Bancorp does not receive a deduction for this gain.

GRANT OF OPTIONS

           No options have been granted to date under the 1996 Option Plan and all grants are discretionary with the Committee. Therefore it cannot be determined at this time if any executive officers of CU Bancorp will receive options pursuant to the 1996 Option Plan, although all executive officers are eligible.

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
THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 4 AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 4, UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 4.

APPROVAL OF THE 1996 OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CU STOCK PRESENT, OR REPRESENTED AT THE CU MEETING (PROVIDING A QUORUM IS PRESENT). UNDER APPLICABLE CALIFORNIA LAW, AN ABSTENTION WILL BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL AND A BROKER NON-VOTE WILL NOT BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL.

PROPOSAL NUMBER 5.

                 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN AS
                    CU BANCORP'S INDEPENDENT ACCOUNTANTS FOR
                    THE FISCAL YEAR ENDING DECEMBER 31, 1996.

           The Audit Committee of the CU Board has selected Arthur Andersen to serve as independent accountants, to examine the financial statements of CU Bancorp and its consolidated subsidiary, CU Bank, for its fiscal year ending December 31, 1996. Arthur Andersen has served as CU Bancorp's independent accountants since 1981. In recognition of the important role of the independent public accountants the CU Board has determined that its selection of the independent public accountants should be submitted to the shareholders for review and ratification.

           Arthur Andersen has also served as the independent accountants for Home Bancorp.

           In the event the appointment is not ratified through the affirmative vote of a majority of the shares of CU Stock represented and voting at a duly held meeting (at which a quorum is present), the adverse vote will be deemed to be an indication to the CU Board that it should consider selection of other independent accountants for 1997. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current fiscal year, it is the intention of the CU Board that the appointment of Arthur Andersen for the year 1996 will stand unless for other reasons the CU Board deems it necessary or appropriate to make a change. The CU Board also retains the power to appoint another independent accounting firm to replace an accounting firm ratified by the shareholders in the event the CU Board determined that the interests of CU Bancorp require such a change.

           Arthur Andersen has no direct or material financial interest in CU Bancorp. A representative of Arthur Andersen is expected to attend the CU Meeting, with the opportunity to make a statement and respond to appropriate questions.

THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 5, AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 5 UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 5.

RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CU STOCK REPRESENTED AND VOTING AT A DULY HELD MEETING (AT WHICH A QUORUM IS PRESENT). UNDER APPLICABLE CALIFORNIA LAW, AN ABSTENTION WILL BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL AND BROKER NON-VOTE WILL NOT BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL.

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TRANSACTIONS IN CONNECTION WITH THE MERGER

PROPOSAL NUMBER 6.

                TO AMEND OF THE CU BANCORP BYLAWS EFFECTIVE UPON
                  THE EFFECTIVE TIME TO INCREASE THE AUTHORIZED
                      NUMBER OF DIRECTORS TO NOT LESS THAN
                        SEVEN AND NOT MORE THAN THIRTEEN.

           The Bylaws of CU Bancorp, as amended in Proposal Number 2 above, provide that the number of directors of CU Bancorp may be not less than six and not more than eleven, with the exact number to be fixed from time to time by resolution of the CU Board or by action of the shareholders. The Merger Agreement requires that the Board of Directors immediately following the Merger consist of five (5) members of the current CU Board and five (5) members of the current Home Board.
           The CU Board believes it to be in the best interests of the Surviving Company that the Bylaws provide flexibility in the event of the resignation of a director or the identification of an additional director, to permit the Board of Directors of the Surviving Company to configure the Board, in a manner which in its opinion is in the best interests of the shareholders, without the necessity and expense of seeking shareholder approval between meetings.
           For this reason, the CU Board has determined that the range of directors should be increased upon the Effective Time to reflect the increased size of the Board, but to leave opportunity for flexibility should a director resign and the Board not choose a replacement or should a qualified director candidate become available. The proposal herein would increase the authorized number of directors to a number not less than SEVEN AND NOT MORE THAN THIRTEEN. THE CU BOARD PLANS TO FIX THE EXACT NUMBER AT TEN. THEREAFTER, CHANGES MAY BE MADE FROM TIME TO TIME BY RESOLUTION OF THE CU BOARD OR ACTION OF THE SHAREHOLDERS.

THE CU BOARD RECOMMENDS A VOTE FOR AN AMENDMENT OF SECTION 3.2 OF THE CU BANCORP BYLAWS AS FOLLOWS:

           SECTION 3.2. NUMBER OF DIRECTORS. The affairs of the corporation shall be managed by a board of directors consisting of not less than seven (7) nor more than thirteen (13) directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.2 (i) by resolution duly adopted by the board of directors; or (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote, or by the written consent of the holders of a majority of the outstanding shares entitled to vote or of the board of directors; or
           (iii) by approval of the shareholders (as defined in Section 153 of the General Corporation Law).

THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 6 AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 6, UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 6.

APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF CU STOCK ENTITLED TO VOTE. IN THE EVENT THAT THIS PROPOSAL IS NOT APPROVED, THE EXISTING RANGE OF DIRECTORS WOULD REMAIN THE SAME. IN ANY CASE, UPON THE EFFECTIVE TIME, THE CU BOARD WILL INCREASE THE AUTHORIZED NUMBER OF DIRECTORS TO TEN (10) AND APPOINT FIVE MEMBERS OF THE CURRENT HOME BOARD TO THE CU BOARD.

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PROPOSAL NUMBER 7.

         TO APPROVE A CU BANCORP CONVERSION STOCK OPTION PLAN TO PROVIDE
              FOR THE ASSUMPTION OF AND TO ASSUME OUTSTANDING HOME
                  BANCORP STOCK OPTIONS AT THE EFFECTIVE TIME.

           The Merger Agreement provides that all outstanding Home Options shall be assumed by CU Bancorp in connection with the Merger and after the Effective Time shall be options to purchase CU Stock. Assumption of the Home Options will be implemented through adoption of the Conversion Plan. This plan is contingent upon completion of the Merger and will become effective upon the Effective Time. The following discussion summarizes the principal features of the Conversion Plan. This description is qualified in its entirety by reference to the full text of the Conversion Plan, copies of which are available for review at CU Bancorp's principal office.

PURPOSE

           The purpose of the Conversion Plan is to provide for the assumption of Home Options as required in the Merger Agreement.

ADMINISTRATION
           The Conversion Plan is administered by the CU Board which may delegate the administration of the Conversion Plan to a committee composed of not less than two members of the CU Board, none of whom is eligible to participate in the Conversion Plan. The interpretations and construction of any provision of the Conversion Plan is within the sole discretion of the CU Board or its committee, whose determination is final and binding.
ELIGIBILITY

           Optionees under the Conversion Plan shall be limited to holders of Home Options upon the Effective Time.

TERMS OF OPTIONS

           All of the Home Options issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be deemed options granted pursuant to the Conversion Plan. The options shall be to purchase the number of shares of CU Stock equal to the Conversion Ratio times the number of shares of Home Stock subject to the Home Options, provided, however, that no option shall be deemed granted by CU Bancorp to acquire a fractional share of CU Stock.

           Options granted under the Conversion Plan may be either Incentive Stock Options or Non-Qualified Stock Options and become exercisable in accordance with terms established at the time of grant. Subject to the provisions of the Conversion Plan, all options granted are exercisable on such terms and conditions as the Board or Committee determines. Each option is evidenced by a stock option agreement between CU Bancorp and the optionee setting forth the terms and conditions of the option. The term of an option granted under the Conversion Plan may not exceed ten years. Additionally, all of the Home Options are fully vested, and will continue to be fully vested.

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
           The exercise price for Incentive Stock Options may not be less than 100% of the fair market value, as adjusted, of a share of CU Bancorp Common Stock on the date of grant. If the optionee, at the time an Incentive Stock Option is granted owns stock possessing more than 10% of the total voting power of all classes of stock, the exercise price may not be less than 110% of the fair market value on the date of grant.

           The Conversion Plan provides that options are nonassignable and nontransferable, other than by will or the laws of descent and distribution, and may be exercised only by the employee while he or she is employed by CU Bancorp.

           The assumption by CU Bancorp of the Home Options is subject to the following limitations: (i) the excess of the aggregate fair market value of the shares of CU Stock subject to an option immediately after the assumption, over the aggregate option exercise price of such shares of CU Stock shall not be greater than the excess of the aggregate fair market value of the shares subject to the Home Option immediately before the assumption, over the aggregate option exercise price of such shares of Home Stock; (ii) for any option on a share by share comparison, the ratio of the option exercise price to the fair market value of the CU Stock subject to the option immediately after the assumption shall not be more favorable to the optionee than the ratio of the Home Option exercise price to the fair market value of the Home Stock subject to the option immediately before the assumption, and (iii) the optionee shall not receive additional benefits under the Conversion Plan which he/she did not have under a Home Option.

           Subject to earlier exercise by the holders thereof, it is expected that 138,336 Home Options to purchase 138,336 shares of Home Stock will be assumed by CU Bancorp and will become approximately 194,915 options to purchase 194,915 shares of CU Stock (subject to adjustments related to market price at the Effective Time as discussed above).


           Options to purchase CU Stock issued and outstanding immediately prior to the Effective Time will not be affected by the Merger.

           All of the Home Options issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time be assumed by and be deemed to be options granted by the Surviving Company pursuant to the Conversion Plan, to purchase that number of shares of CU Stock equal to the Conversion Ratio times the number of shares of Home Stock subject to the option, provided however, that no option shall be deemed granted by the Surviving Company to acquire a fractional share of CU Stock.

           To the extent that the assumption of a Home Option by the Surviving Company would result in the issuance of an option to purchase a fractional share of CU Stock, such fractional share option shall be canceled, and the aggregate exercise price of the option to purchase shares of CU Stock shall be reduced by the proportionate amount of the aggregate exercise price attributable to the fractional share.

THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 7 AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 7, UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 7.

APPROVAL OF THE CONVERSION PLAN IS A CONDITION PRECEDENT TO THE MERGER.

APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CU STOCK PRESENT, OR REPRESENTED AT THE CU MEETING (PROVIDING A QUORUM IS PRESENT). UNDER APPLICABLE CALIFORNIA LAW, AN ABSTENTION WILL BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL AND A BROKER NON VOTE WILL NOT BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL.

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PROPOSAL NUMBER 8.

          TO AMEND THE 1996 OPTION PLAN TO INCREASE NUMBER OF SHARES OF
              CU STOCK WHICH CAN BE ISSUED PURSUANT TO SUCH PLAN.

           In April 1996, the CU Board adopted the 1996 Option Plan, subject to approval by the shareholders no later than one year thereafter. Providing the shareholders have approved such 1996 Option Plan by vote on Proposal Number 4 herein, the CU Board proposes that the 1996 Option Plan be amended to increase the number of shares allocated and reserved for issuance pursuant to the 1996 Option Plan from 375,000 to 750,000, effective immediately following the Effective Time.


           Following the Merger, CU Bancorp will have approximately 11,239,395 shares outstanding representing 1,474 shareholders, which represents an increase of 112% in outstanding shares. The number of employees of CU Bancorp and its subsidiary, on a consolidated basis, immediately after the Merger will reflect an approximately 75-100% increase.


           In order to reflect the desire to be able to provide incentive and rewards to the larger employee base, the CU Board believes that additional shares of CU Stock should be allocated and reserved for issuance pursuant to the 1996 Option Plan. The CU Board has adopted an amendment to the 1996 Option Plan providing for the allocations and reservation of 375,000 additional shares of CU Stock for issuance pursuant to the 1996 Option Plan, which would increase the total shares allocated and reserved for issuance of options pursuant to the 1996 Option Plan to 750,000. Less than 500 shares of CU Stock remain available for issuance of stock options in connection with the 1993 Plan, the only other employee option plan currently in force.

THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 8 AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 8, UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 8.

APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CU STOCK PRESENT, OR REPRESENTED AT THE CU MEETING (PROVIDING A QUORUM IS PRESENT). UNDER APPLICABLE CALIFORNIA LAW, AN ABSTENTION WILL BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL AND A BROKER NON VOTE WILL NOT BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL.

PROPOSAL NUMBER 9.

                  TO APPROVE THE 1996 RESTRICTED STOCK PLAN TO
                     REPLACE THE 1995 RESTRICTED STOCK PLAN.

EXISTING RESTRICTED STOCK PLAN

           On March 28, 1995 the CU Board adopted and approved, subject to shareholder approval, the 1995 Restricted Stock Plan. The 1995 Restricted Stock Plan was approved by the shareholders in June, 1995. During 1995 and 1996, 30,500 shares of Restricted Stock were issued to 30 employees of CU Bank. The CU Board has determined, based upon advice of counsel, that pursuant to the provisions of the 1995 Restricted Plan, the Merger will constitute a "Terminating Event" which will accelerate all vesting of the Restricted Stock previously granted. As a result of a Terminating Event, restrictions will no longer be applicable to the stock issued pursuant to such 1995 Restricted Stock Plan and all holders of Restricted Stock shall receive the shares free of restriction, Therefore, on April 22, 1996, the CU Board resolved to terminate the 1995 Restricted Stock Plan (as to shares not previously issued) and adopted and approved, subject to shareholder approval, the 1996 Restricted Stock Plan which is identical to the 1995 Restricted Stock Plan in all respects other than the number of shares allocated to it, which have been increased to reflect the greater size, capitalization and employee base of CU Bancorp after the Merger and the period of restriction which has been modified to commence elimination of restriction one year after issuance rather than two years, as in the prior plan. The 1996 Restricted Stock Plan will become effective immediately following the Effective Time and the termination of the 1995 Restricted Stock Plan in connection therewith.

SUMMARY OF THE RESTRICTED STOCK PLAN

           The 1996 Restricted Stock Plan is intended to provide a vehicle through which CU Bancorp can reward employees for their past service and encourage their continued service and their stock ownership in CU Bancorp. The following discussion summarizes the principal features of the 1996 Restricted Stock Plan. This description is qualified in its entirety by reference to the full text of the 1996 Restricted Stock Plan, copies of which are available for review at CU Bancorp's principal office.

           Restricted Stock is common stock issued by CU Bancorp, subject to restrictions on sale or transfer (more fully described below) which continue until such time as may be specified in the 1996 Restricted Stock Plan or the granting documents. An employee holding Restricted Stock is entitled to receive cash dividends when and as declared, and to vote the shares. At such time as the conditions set forth in the 1996 Restricted Stock Plan or the granting documents are satisfied, the restrictions lapse. The primary conditions set forth in the 1996 Restricted Stock Plan are the lapse of time and continued employment by CU Bancorp. If the employee's employment is terminated before the restrictions lapse, or if any conditions are not fulfilled, the restricted stock (or that portion of it as to which the restrictions have not lapsed) must be returned to CU Bancorp.

PURPOSE

           The purpose of the 1996 Restricted Stock Plan is to strengthen CU Bancorp by providing to employees added incentives for high levels of performance and to encourage stock ownership in CU Bancorp. The 1996 Restricted Stock Plan seeks to accomplish these goals by providing a means whereby such employee of CU Bancorp may be given an opportunity to benefit from increase of stock value and growth in the value of CU Stock without the necessity of additional payment to realize the benefits of the stock. The 1996 Restricted Stock Plan is also intended to enable CU Bancorp and its subsidiaries to compete effectively for and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of CU Bancorp and its subsidiaries.

ADMINISTRATION
           The 1996 Restricted Stock Plan will be administered by a Committee, to the extent possible under applicable law. The Committee will have discretion in the amount of shares to be granted to any party, the restrictions applicable to the shares and other matters under the 1996 Restricted Stock Plan. Each member of a Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Exchange Act. The CU Board or the Committee (as the case shall be) shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the 1996 Restricted Stock Plan.

SHARES RESERVED

           The number of shares of CU Stock reserved for issuance under the 1996 Restricted Stock Plan is 175,000. If any an employee is required under the terms of the 1996 Restricted Stock Plan to return the Restricted Shares to CU Bancorp (or if such shares automatically are canceled), such shares shall again become available for the 1996 Restricted Stock Plan.

ELIGIBILITY

           All employees of CU Bancorp and its subsidiaries are eligible to participate in the 1996 Restricted Stock Plan.

GRANTS, VESTING AND RESTRICTIONS UNDER THE RESTRICTED STOCK PLAN

           Under the 1996 Restricted Stock Plan, the employees of CU Bancorp are eligible to receive Restricted Stock. The Committee will determine which employees and the amount of Restricted Stock to be granted to each. Subject to the rights of the Committee to vary the restrictions under the 1996 Restricted Stock Plan, each grant shall conform to the following:

           Restrictions with regard to 20% of the stock subject to the grant shall expire and terminated upon the first anniversary of the grant. Thereafter restrictions shall expire and terminate as to an additional 20% of such award on each anniversary of the grant thereof.
           If a participant ceases to be an employee of CU Bancorp (for any reason other than death, disability or retirement (as defined in CU Bancorp's 401-K Plan) prior to the expiration and termination of any restrictions on a grant of Restricted Stock, such Restricted Stock shall be automatically forfeited and returned to CU Bancorp. In the event of death, retirement or disability of an employee then any Restricted Shares shall become free and clear of any restrictions and all restrictions shall automatically expire and terminate. In the event that a participant elects to retire before the normal retirement age (as defined in CU Bancorp's 401-K Plan) the Committee, in its discretion, shall determine whether all or any portion of the Restricted Stock then owned by such participant shall be forfeited or become free of such restrictions.
ADJUSTMENTS UPON CHANGES IN STOCK

           If the outstanding shares of CU Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of CU Bancorp, without receipt of consideration by CU Bancorp, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares of Restricted Stock available under the 1996 Restricted Stock Plan or previously granted. Adjustments under this section shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Restricted Stock Plan on account of any such adjustment.

TRANSFER OF RESTRICTED STOCK

           Restricted Stock by its terms may only be transferred by will or by laws of descent and distribution upon the death of the optionee, and shall not be transferable during the optionee's lifetime.

TERMINATION AND AMENDMENT OF THE 1996 RESTRICTED STOCK PLAN

           The restrictions on the common stock issued pursuant to the 1996 Restricted Stock Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp (or its principal subsidiary) with another corporation in which CU Bancorp (or its principal subsidiary) is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or any other transaction in which more than 50% of the ownership of the Corporation is transferred (a "Terminating Event"). The CU Board or the Committee (as the case may be) may also suspend or terminate the 1996 Restricted Stock Plan at any time. No grants may be made under the 1996 Restricted Stock Plan after the third anniversary of the date of adoption of the 1996 Restricted Stock Plan. Rights and obligations under any Restricted Stock granted pursuant to the 1996 Restricted Stock Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1996 Restricted Stock Plan, except with the consent of the person to whom the Restricted Stock was granted.

           The 1996 Restricted Stock Plan may be amended by the CU Board or the Committee (as the case may be) at any time. However, except as otherwise provided in the 1996 Restricted Stock Plan relating to adjustments upon changes in stock (e.g., stock splits or stock dividends), no amendment shall be effective unless approved by the affirmative vote of a majority of the shares of CU Stock present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by the unanimous written consent of the holders of all outstanding shares of CU Stock entitled to vote, if the amendment will: (a) increase the number of shares reserved under the 1996 Restricted Stock Plan; (b) materially modify the requirements as to eligibility for participation in the 1996 Restricted Stock Plan; or (c) materially increase the benefits accruing to participants under the 1996 Restricted Stock Plan. Notwithstanding the foregoing, shareholder approval need not be obtained to effect any such amendment if the CU Board or the Committee (as the case may be) determines that such approval is not otherwise required under applicable law and that the failure to obtain such approval will not adversely affect the 1996 Restricted Stock Plan under the Code.

FEDERAL INCOME TAX CONSEQUENCES

           The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the 1996 Restricted Stock Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual Participants, which may substantially alter or modify the federal income tax consequences herein discussed.

           During the period of restrictions, and as long as Restricted Stock remains both nontransferable and subject to a substantial risk of forfeiture, there are generally no tax consequences resulting from the award of Restricted Stock for either the recipient or CU Bancorp. At such time as the Restricted Stock either becomes transferable or is no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount the recipient paid for it, if any. However the recipient may elect, within 30 days after receipt of the award of Restricted Stock, to report the fair market value of the restricted stock subject to the award (valued as if it were unrestricted) as ordinary income at the time of receipt.

           CU Bancorp will receive a compensation deduction equal to the ordinary income recognized by the recipient when so recognized. If such an election is made and the restrictions on the stock fail to lapse for any reason, the recipient will not be entitled to a deduction. For accounting purposes, CU Bancorp recognizes a compensation expense during the period of vesting according to the rules of the Financial Accounting Standards Board.

           When stock that was formerly Restricted Stock is sold or otherwise disposed of, the tax treatment will depend on whether the recipient made the election described above. If the recipient did not make the election, disposition of the stock will result in a long or short term capital gain or loss, depending on the length of time from the date the restrictions lapsed to the date of the sale or other disposition, in an amount equal to the difference between the amount received on disposition and the greater of the amount the recipient paid for the stock or the fair market value of the stock on the date the restrictions lapsed. If the recipient made the election, disposition of the stock will result in a long or short term capital gain or loss, depending on the length of time from the award to the date of disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the recipient for the Restricted Stock, if any, and the amount recognized by the recipient as ordinary income at the time of the award.

           If, as a result of a Terminating Event (see above) an employee's Restricted Stock vests free of restrictions, the additional economic value attributable to the acceleration, if any, may be deemed a "parachute payment" if such value, when combined with all other payments resulting from the change of control (if any), equals or exceeds 300% of the employee's average annual taxable compensation over the five preceding calendar years. In such case, the excess of the total parachute payment over such average annual taxable compensation is subject to a 20% non deductible excise tax, in addition to any income tax payable, CU Bancorp is not entitled to deduct the portion of the parachute payment that is subject to such excise tax. In such an event or in the event of changes in applicable law, if the aggregate compensation of the executive officer would exceed such limit, the deductibility of awards of Restricted Stock cannot be assured.

GRANT OF OPTIONS

           No options have been granted to date under the 1996 Restricted Stock Plan and all grants are discretionary with the Committee. Therefore, it cannot be determined at this time if any executive officers of CU Bancorp will receive options pursuant to the 1996 Restricted Stock Plan, although all executive officers are eligible.

THE CU BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER 9 AND WILL VOTE ALL PROXIES HELD BY IT FOR PROPOSAL NUMBER 9, UNLESS A SHAREHOLDER DIRECTS OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 9.

APPROVAL OF THE 1996 RESTRICTED STOCK PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CU STOCK PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT A DULY HELD MEETING (AT WHICH A QUORUM IS PRESENT). UNDER APPLICABLE CALIFORNIA LAW, AN ABSTENTION WILL BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL AND A BROKER NON VOTE WILL NOT BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL.

PROPOSAL NUMBER 10.

        TO APPROVE AMENDMENTS TO THE 1994 PLAN TO AMEND THE 1994 PLAN TO
          CHANGE THE VESTING OF OPTIONS GRANTED UNDER THE 1994 PLAN AND
            TO AMEND THE DEFINITION OF "TERMINATING EVENT" UNDER THE
               1994 PLAN TO INCLUDE A CHANGE IN CONTROL OF 60% OR
                   MORE OF THE CU STOCK, EFFECTIVE IMMEDIATELY
                          FOLLOWING THE EFFECTIVE TIME.
           On April 27, 1994, the CU Board adopted and approved subject to shareholder approval, the 1994 Plan, which was approved by the shareholders of CU Bancorp at the 1994 Annual Meeting of Shareholders. 200,000 shares were reserved for options under the 1994 Plan. All non-employee directors of CU Bancorp are eligible to participate in the 1994 Plan. The 1994 Plan is intended to provide a vehicle through which CU Bancorp can reward directors for the risks of directorship, encourage their continued service through the knowledge that options will be regularly granted and encourage their stock ownership in CU Bancorp.
           Grants under the 1994 Plan are automatic and are not discretionary. Each director on the date of an annual meeting of shareholders is automatically granted 5,000 shares, except that the Chairman (if he is not an employee of CU Bancorp or its subsidiary) receives an additional 2,500 shares.

           Options granted under the 1994 Plan currently vest over a four year period in 25% increments, commencing the March 31 following the date of grant. As presently drafted, the 1994 Plan will terminate upon a terminating event, including but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or the resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). Counsel for CU Bancorp has advised CU Bancorp that the Merger does not constitute a Terminating Event.

           The CU Board has approved two amendments to the 1994 Plan. The first amendment would change the vesting schedule for options granted under the 1994 Plan after the Effective Time to provide that options would completely vest on the March 31 first following the date of grant. As a result, within one year from the date of any grant of options pursuant to the 1994 Plan, all options granted at such date would be fully exercisable.

           The second amendment would provide that any event resulting in a change in control of 60% or more of the CU Stock, or a transfer of power to vote 60% or more of the outstanding shares of CU Stock, at any date after the Effective Time, would be a "Terminating Event" under the 1994 Plan and would cause all options not previously vested to be vested and exercisable.

           The CU Board has proposed and approved these amendments to more accurately reflect the intent that the options are intended to reward directors for past service and not necessarily to retain directors, since the retention of directors is largely at the discretion of the shareholders. Moreover, the CU Board anticipates that in future merger or acquisition transactions (or in the event of a sale of a large portion of CU Stock), additional members may be added to the CU Board, possibly necessitating the resignation of current directors (as is the case in the Merger). The CU Board believes that it would be an undue hardship on such resigning directors to forfeit stock options granted but not vested, given their contribution to the transaction which necessitates their resignation.

           These amendments will not affect the rights of option holders in connection with the Merger.

THE CU BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL NUMBER 10 AND INTENDS TO VOTE ALL SHARES HELD BY IT FOR PROPOSAL 10, UNLESS A SHAREHOLDER SPECIFIES OTHERWISE AND URGES YOU TO VOTE FOR PROPOSAL NUMBER 10.

APPROVAL OF THE AMENDMENTS TO THE 1994 PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CU STOCK PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT A DULY HELD MEETING (AT WHICH A QUORUM IS PRESENT). UNDER APPLICABLE CALIFORNIA LAW, AN ABSTENTION WILL BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL AND A BROKER NON VOTE WILL NOT BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AND WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL.
                              SHAREHOLDER PROPOSALS

           Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders which is desired to be presented in CU Bancorp's proxy statement with respect to such meeting, should submit such proposal to CU Bancorp at its principal place of business no later than December 15, 1996, which is 120 days prior to the anticipated mailing date of the proxy materials for the 1997 Annual Meeting.

                                  OTHER MATTERS

           Management is not aware of any other matters to come before the CU Meeting. If any other matter not mentioned in this Joint Proxy
Statement/Prospectus is brought before the CU Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


           CU BANCORP WILL SUPPLY TO SHAREHOLDERS WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF CU BANCORP'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS AMENDED ON FORM 10-K/A INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF REASONABLE CHARGES. WRITTEN REQUESTS SHOULD BE DIRECTED TO PATRICK HARTMAN, CHIEF FINANCIAL OFFICER, CU BANCORP, 16030 VENTURA BOULEVARD, ENCINO, CALIFORNIA 91436.

                INFORMATION CONCERNING HOME BANCORP MEETING ONLY

ELECTION OF DIRECTORS

           The Bylaws of Home Bancorp provide that the number of directors shall be not fewer than seven nor more than eleven until changed by amendment of Home Bancorp's Articles of Incorporation or by a Bylaw amendment duly adopted by the vote or written consent of Home Bancorp's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a Bylaw or amendment thereof duly adopted by the vote or written consent of Home Bancorp's shareholders or by the Home Board. The number of directors to be elected at the Meeting has been fixed at nine by the Home Board.
           The persons listed below, other than Keith W. Barnes and Susan Monsoor, will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and have qualified. Each of such nominees are present members of the Home Board. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said nine nominees, or as many thereof as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Home Board. Management has no reason to believe that any nominee will become unavailable to serve as a director of Home Bancorp.

           At the Effective Time and pursuant to the Merger Agreement, the Board of Directors of the Surviving Company will consist of five members of the current CU Board and five members from the Home Board. It is currently contemplated that the five members of the Home Board who will serve as directors of the Surviving Company are Donald A. Buschenfield, J. Richard Denham, Randall
G. Elston, Donald G. Martin and James P. Staes. For information on the members of the CU Board who will serve on the Surviving Company's Board of Directors, see "INFORMATION CONCERNING CU BANCORP MEETING ONLY -- DIRECTORS AND EXECUTIVE OFFICERS."
           Management knows of no person who, as of the Home Record Date, owned beneficially more than five percent (5%) of the outstanding Home Stock, except for Ruth A. Martin, who is a nominee for director.

           The following table sets forth certain information, as of the Home Record Date, with respect to the persons to be nominated by the Home Board for election as directors, the named executive officers(1) and for the directors and executive officers(2) of Home Bancorp as a group:

                                                                      COMMON STOCK BENEFICIALLY                    PERCENT
NAME                                                                   OWNED ON JUNE 7, 1996(3)                   OF CLASS (4)
- ----                                                                  ------------------------                   ------------
Keith W. Barnes                                                              8,978(5)                                  *
Donald A. Buschenfield                                                     103,339(6)                                2.37%
J. Richard Denham                                                           11,422(7)                                   *
Randall G. Elston                                                           28,725(8)                                   *
Roger K. Freeman, MD                                                        12,664                                      *
Donald G. Martin (9)                                                       130,027                                   2.90%
Ruth A. Martin(10) (11)                                                    370,917                                   8.51%
Susan Monsoor                                                                6,000(12)                                  *
Bill Neal                                                                   20,661(13)                                  *
George W. Post                                                              60,026(14)                               1.37%
James P. Staes                                                             56,631(15)                                1.30%
Directors and executive officers as a
Group (10 persons)                                                         809,500(16)                              19.21%

- ---------------------------------------

*          Less than 1%

 (1) As used throughout this Joint Proxy Statement/Prospectus, the term "named executive officers" means the chief executive officer of Home Bank and the two most highly compensated executive officers of Home Bancorp or Home Bank, other than the chief executive officer, who received salary and bonus compensation of more than $100,000 during 1995. The principal executive officer of Home Bancorp does not receive any compensation for serving in such capacity and she is, therefore, not treated herein as a named executive officer. Home Bancorp's named executive officers are James P. Staes, Bill Neal and Keith W. Barnes.

 (2) As used throughout this Proxy Statement, the term "executive officer" means, with respect to Home Bancorp, the chairman of the Board, president, senior vice president/chief financial officer and vice president/corporate secretary of Home Bancorp and the executive vice president/chief operating officer of Home Bank.

 (3) Except as otherwise noted, includes shares held by such person's spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home, shares held in a family trust and shares held in individual retirement accounts. Such persons have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information set forth in the other footnotes to this table.

 (4) Percentage ownership figures are computed by dividing the total number of shares beneficially owned (including shares which the individual (or group) has the right to acquire within 60 days of the Home Record Date) by the sum of the total number of shares outstanding on the Home Record Date plus the number of shares the individual (or group) has the right to acquire within 60 days of the Home Record Date.

 (5) Includes 4,901 shares which Mr. Barnes has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to Home Bancorp's stock option plans (the "Stock Option Plans") .

 (6) Includes 1,106 shares which Mr. Buschenfield has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.

 (7) Includes 5,106 shares which Mr. Denham has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.

 (8) Includes 5,106 shares which Mr. Elston has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.


 (9)       Donald G. Martin is the son of Home Bancorp Chairman Ruth A. Martin.

(10) Mrs. Martin's business address is 2633 Cherry Avenue, Signal Hill, California 90806.

(11)       Mrs. Martin is the mother of director Donald G. Martin.

(12) Includes 6,000 shares which Ms. Monsoor has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.

(13) Includes 5,155 shares which Mr. Neal has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.

(14) Includes 4,863 shares which Mr. Post has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.

(15) Includes 13,785 shares which Mr. Staes has the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.

(16) Includes 46,022 shares which the directors and executive officers of Home Bancorp have the right to acquire within sixty days of the Home Record Date by the exercise of stock options vested pursuant to the Stock Option Plans.


DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF HOME BANCORP

The following table sets forth certain information as of the Home Record Date, with respect to the directors, nominees for election as directors and executive officers of Home Bancorp.

Name                                         Age       Biographical Information
- ----                                         ---       ------------------------
Keith W. Barnes                              50        Keith W. Barnes has been Senior Vice President and Chief Financial
                                                       Officer of Home Bancorp from May 1988 to present and of Home Bank from July 1986 to present.  He served as Vice President and Chief Financial
                                                       Officer of Home Bancorp from July 1986 to May 1988 and as Senior Vice
                                                       President, Cashier of Home Bank from July 1982 to June 1986.  Mr. Barnes has been with Home Bank since 1974 and has been in banking industry for
                                                       27 years.

Donald A. Buschenfield                       80        Donald A. Buschenfield has been a Vice President of Home Bancorp since
                                                       1982 and a director of Home Bancorp since 1981.  Mr. Buschenfield is also the Vice Chairman of Home Bank and a former Home Bank executive officer.  He has been a director of Home Bank since 1970.  Mr.
                                                       Buschenfield has served as a consultant to Home Bank since 1985.  (See
                                                       "Director Compensation").

J. Richard Denham                            63        J. Richard Denham has been a Vice President of Home Bancorp since 1982 and has been a director of Home Bank and Home Bancorp since 1981.  Mr.
                                                       Denham is the owner of Cement Tool Co./D & G Manufacturing Company, which is engaged in industrial development.  He served as Chief of Police for the City of Signal Hill, California from 1967 to 1979.  Mr. Denham became a rancher and industrial developer after leaving the Signal Hill
                                                       Police Department in 1979.   Since January 1984, Mr. Denham has been
                                                       breeding and training Andalusian horses.

Randall G. Elston, MAI                        42       Randall G. Elston has been a director of Home Bancorp since 1987, and of
                                                       Home Bank since March 1992.  He is a real estate appraiser and has, since
                                                       1982, owned Elston Enterprises, Inc., a corporation doing business under the name Pacific Real Estate Appraisal.

Roger K. Freeman, MD                          61       Roger K. Freeman, MD, has been a director of Home Bancorp and Home
                                                       Bank since August 19, 1992.  Dr. Freeman has been a Professor of
                                                       Obstetrics and Gynecology at UC Irvine since 1975.  He was the Medical
                                                       Director of Women's Services at Long Beach Memorial Medical Center
                                                       from 1975 to 1990, and has been a Senior Fellow with Memorial Health
                                                       Service since 1990.  He also served as Senior Vice President of Women's
                                                       Services at Long Beach Memorial Hospital from January 1992 through
                                                       December 1992.

Name                                         Age       Biographical Information
- ----                                         ---       ------------------------
Donald G. Martin, CPA                         48       Donald G. Martin has been a director of Home Bancorp since December,
                                                       1993 and of Home Bank since February 1994.   Since 1970, Mr. Martin has
                                                       been involved in the agricultural industry in South Dakota where he maintains an interest in cattle ranching.  He has also been a practicing
                                                       Certified Public Accountant since 1980.  Mr. Martin is the son of Ruth A.
                                                       Martin, Chairman of the Board of Home Bancorp and Home Bank.

Ruth A. Martin                                81       Ruth A. Martin has been the Chairman of the Home Board since 1986 and served as its President from 1986 to February 1993.  She has also been
                                                       Chairman of the Board of Home Bank since 1986.  Mrs. Martin has been a director of Home Bank and Home Bancorp since 1983.  She formerly served as Area Administrator for the State Department of Mental Health
                                                       from which position she retired in January 1981.  Mrs. Martin is the mother of Donald G. Martin, a director of Home Bancorp and Home Bank.

Susan Monsoor                                 40       Susan Monsoor has been Vice President/Corporate Secretary of Home Bank since February 1989 and Corporate Secretary of Home Bancorp and Home
                                                       Bank since April 1987.  She was appointed Vice President/Corporate
                                                       Secretary of Home Bancorp in February 1993.  Prior to joining Home Bank,
                                                       Ms. Monsoor was employed in the legal field for 12 years.

Bill Neal                                     65       Bill Neal has been a director of Home Bancorp since May 1993, and of
                                                       Home Bank since August 1992.  He has served as the Executive Vice
                                                       President and Chief Operating Officer of Home Bank since January 1989.
                                                       He has been with Home Bank since 1974 and has been in the banking industry for 36 years.

George W. Post                                71       George W. Post retired as Executive Vice President of Home Bank in
                                                       October 1992, a position he held from October 1990.  He has been and continues to serve as a director of Home Bancorp and Home Bank since
                                                       October 1990.  Prior to the acquisition of The Torrance National Bank
                                                       ("TTNB") by Home Bank, Mr. Post had served as President and Chief
                                                       Executive Officer of TTNB from 1973 to October 1990.  Mr. Post had also served as a director and Chairman of the Board of TTNB from 1973 to
                                                       October 1990.

James P. Staes                               57        James P. Staes served as Home Bancorp's Chief Executive Officer and Vice
                                                       Chairman from 1985 to 1987.  He served as Home Bancorp's President from 1986 to 1987 and from February 1993 to present.  Mr. Staes served as a director of Home Bancorp since 1985 (except from May 1987 to May
                                                       1988).  Mr. Staes has also served as a director of Home Bank and its
                                                       President since 1984 and as Chief Executive Officer of Home Bank since
                                                       1985.  Previously, Mr. Staes served as President and Chief Executive
                                                       Officer of the Bank of Manhattan from 1982 to 1983.  Mr. Staes has been in the banking industry for 28 years.

THE BOARD OF DIRECTORS AND COMMITTEES

           In July 1994, the Boards of Directors of Home Bancorp and Home Bank formed joint committees of their respective Boards of Directors. Therefore, Home Bancorp and Home Bank have a Joint Executive Committee, Joint Long Term Planning Committee, Joint Audit Committee and Joint Personnel/ Compensation Committee. Home Bancorp has no standing Nominating Committee; however, the procedures for nominating Directors, other than by the Home Board itself, are set forth in Home Bancorp's Bylaws and in the Notice of Annual Meeting which accompanies this Joint Proxy Statement/Prospectus.

           The Joint Executive Committee, which consists of Ruth A. Martin (Chairman), Donald A. Buschenfield, Donald G. Martin, Bill Neal and James P. Staes, met three times during 1995. The Joint Executive Committee reviews and assists in implementing all Home Bancorp and Home Bank operational policies and makes recommendations to the Boards of Directors of Home Bancorp and Home Bank in all areas of management policy.

           The Joint Audit Committee, which consists of Randall G. Elston (Chairman), Donald A. Buschenfield, J. Richard Denham, Donald G. Martin, Ruth A. Martin (as an ex-officio member) and George W. Post, met six times during 1995. The Joint Audit Committee provides assistance and advice to the Board of Directors relating to auditing and related matters and facilitates communication among the Board of Directors of Home Bank, Home Bank's management, the internal auditing staff and the independent accountants. The Committee reviews all internal, external, and regulatory audit reports and examinations, and reviews internal controls and the recommendations of the auditors and/or examiners.

           The Joint Personnel/Compensation Committee, which consists of Roger
K. Freeman, MD, (Chairman), Donald A. Buschenfield, J. Richard Denham, Donald G. Martin, Ruth A. Martin and James P. Staes (as an ex-officio, non-voting member), met one time during 1995. This committee reviews the performance of all executive officers of Home Bank and makes compensation recommendations to the Board of Directors of Home Bank.

           The Long Term Planning Committee, which consists of James P. Staes (Chairman), Donald A. Buschenfield, Roger K. Freeman, MD, Ruth A. Martin, Bill Neal and George W. Post, met three times during 1995. This committee explores strategic alternatives to increase profitability of Home Bancorp, including but not limited to acquisitions, mergers and/or a possible sale of Home Bancorp. The meetings of this Committee involved discussions of the Merger. Due to the importance of the matters discussed, the entire Home Board attended all three meetings.

           During the fiscal year ended December 31, 1995, the Home Board held a total of thirteen meetings. Each person who was a director of Home Bancorp during 1995 attended at least 75% of the aggregate of (i) the total number of such meetings and (ii) the total number of meetings held by all committees of the Board on which such director served during 1995.
REPORT OF THE PERSONNEL/COMPENSATION COMMITTEE OF HOME BANK

           The executive officers of Home Bancorp do not receive compensation except in their capacities as employees of Home Bank or as directors of Home Bancorp or Home Bank.

           Home Bank applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of Home Bank result from the coordinated efforts of all individuals working toward common objectives. Home Bank strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

           The goals of the executive compensation program are to align compensation with business objectives and performance and to enable Home Bank to attract, retain and reward executive officers who contribute to the long-term success of Home Bank. Home Bank's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all of Home Bank's employees:

           Home Bank pays competitively. Home Bank is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, Home Bank regularly compares its pay practices with those of other banks and sets its pay parameters based on this review. Home Bank's primary source for competitive pay rates is the California Bankers Association yearly Compensation Survey.

           Home Bank pays for relative sustained performance. Executive officers are rewarded based upon both corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profits and performance relative to competitors. Individual performance is evaluated by reviewing progress in organizational and management areas against set objectives and the degree to which teamwork and Bank values are fostered.

           Home Bank strives for fairness in the administration of pay. Home Bank strives to achieve a balance with respect to the compensation paid to a particular individual and the compensation paid to other executives both inside Home Bank and by others employed within the banking industry and performing similar functions.

           Home Bank believes that employees should understand the performance evaluation and pay administration process. The process of assessing performance is as follows:

           1. At the beginning of the performance cycle, the evaluating manager sets objectives and key goals.

           2. The evaluating manager gives the employee ongoing feedback on performance.

           3. At the end of the performance cycle, the manager evaluates the accomplishments of the objectives/key goals.

           4. The manager compares the results to the results of peers within Home Bank.

           5. The manager communicates the comparative results to the employee.

           6. The comparative results affect decisions on salary options.

COMPENSATION PROGRAMS

           Home Bank has had a long and successful history employing a simple total compensation program that consists of cash and equity-based compensation. Having a compensation program that allows Home Bank to successfully attract and retain key employees permits Home Bank to provide useful products and services to customers, enhance shareholder value, foster teamwork and adequately reward employees. The programs are:

           Salary.   Home Bank sets the base salary for employees.
           Home Bank Profit Sharing and Retirement Savings Plan. Home Bank has a profit-sharing plan (the "Profit Sharing Plan") under which it distributes to all employees, including executive officers, a percentage of profits before taxes and other adjustments. Home Bank believes that all employees share the responsibility of achieving profits. Accordingly, it shares a portion of these profits with all eligible employees. The same profit-sharing percentage applies to each employee, with the payment determined by applying this percentage to the individual's salary level. Contributions to the profit-sharing plan are discretionary on the part of the Home Board. For 1995, the Home Board committed to contributing 10% of pre-tax profits to the Profit Sharing Plan. The dollar amount contributed for 1995 was $496,585.

           In addition to the Profit Sharing Plan, Home Bank has a 401(k) savings plan for employees. This retirement savings plan allows eligible employees to set aside pre-tax salary dollars toward their retirement. To increase employee participation in the plan, in 1994 the Home Board voted to contribute a matching dollar amount up to $200 for each $1 that an employee contributed to their individual 401(k) plan. For the 1995 plan year, this match equaled $35,763 which was deducted from the overall profit sharing contribution prior to the year end allocation of profit sharing.
           Home Bank Stakeholders (R) Incentive Compensation Plan. One of the components of Home Bank's mission statement is the focus on long-term shareholder value. Home Bank has adopted a Stakeholders (R) Incentive Compensation Plan, hereinafter referred to as "Plan", to reward employees for increases in long-term shareholder value. The goal is to balance profit and growth with productivity and quality. The incentive program consists of incentive payments tied to specific goals established and communicated to participants before the start of the performance period. At the outset, Home Bank and team budget goals are established then rewards are linked to the success at meeting and exceeding these goals at the end of the performance period.

           Plan rewards initially consist of funding Home Bank's Profit Sharing Plan based on meeting an established bankwide budget goal. Additional cash bonuses are rewarded for any profits generated by performance levels above those specified for in Home Bank's and the individual team's budgeted goals. All employees of Home Bank are eligible to participate in the Plan, and rewards are linked not only to Home Bank's overall results, but the team contributions to those results. The total cash incentive pay earned for 1995 was $209,065.

           Stock Option Program. Home Bank believes that stock-based performance compensation arrangements are beneficial in aligning employees' and shareholders' interest. The stock option program is also utilized to encourage employees to continue in the employ of Home Bank. To facilitate these objectives, Home Bank has, since 1950, granted stock options to employees through various stock option plans. Stock options have been granted at the discretion of the Board of Directors based on the recommendations of the Personnel/Compensation Committee. Home Bancorp's Stock Option Plan expired on March 12, 1995; however, options already granted and outstanding may still be exercised in the future in accordance with their terms.

CEO COMPENSATION

           As with each of the other executive officers, the compensation paid to Mr. Staes as chief executive officer of Home Bank is a combination of salary and equity-based incentive compensation. To determine his salary, the Personnel/Compensation Committee considered information regarding the salaries paid to CEOs of banks and thrift institutions with assets of between $250,000,000 and $500,000,000, both in and outside the State of California. To determine incentive compensation, the Personnel/Compensation Committee measured Mr. Staes' performance against the goals set for him by the Board. The Committee evaluated Mr. Staes' performance on factors which focused on the long-term health and growth of Home Bank. The continued attention given to Home Bancorp's quality of service, including actions taken under Mr. Staes' leadership were also considered by the Personnel/Compensation Committee in determining Mr. Staes' compensation.

           The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act or the Exchange Act, except to the extent that Home Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     JOINT PERSONNEL/COMPENSATION COMMITTEE


Roger K. Freeman, MD, Chairman
Donald A. Buschenfield
J. Richard Denham
Donald G. Martin
Ruth A. Martin
James P. Staes  (ex-officio, non-voting)



EXECUTIVE COMPENSATION

           No executive officer of Home Bancorp received cash compensation during the year ended December 31, 1995, except in his or her capacity as an executive officer of Home Bank, and except for directors' fees paid by Home Bancorp and Home Bank to members of their respective Boards of Directors. The following table sets forth the aggregate cash compensation that Home Bancorp and its subsidiaries paid to or accrued on behalf of each of (i) the chief executive officer of Home Bank during 1995 (the principal executive officer of Home Bancorp does not receive any compensation for serving in such capacity), and
(ii) the four most highly compensated individuals, other than the chief executive officer, whose aggregate cash compensation exceeded $100,000 (two persons) ("named executive officers"), in each case, for fiscal 1993, 1994 and 1995:

                                                    SUMMARY COMPENSATION TABLE
                                                    --------------------------

                                                                                      LONG TERM COMPENSATION
                                                                               ----------------------------------
                                               ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                                   ------------------------------------------- ---------------------------------------------------
             (a)             (b)        (c)          (d)           (e)(3)
      NAME & PRINCIPAL      YEAR      SALARY        BONUS          OTHER          STOCK      OPTIONS/       LTIP         ALL OTHER
      ----------------      ----      ------        -----          -----
          POSITION                      ($)          ($)          COMP ($)       AWARDS       S A R'S     PAYOUTS          COMP
          --------                      ---          ---          --------       ------       -------     -------          ----
                                                                                                                            (5)
JAMES P. STAES              1995      201,066        3,820        21,154          N / A        N / A       N / A          11,792
(1)(2)(4)                   1994      201,066       30,000        20,959          N / A        N / A       N / A           9,560
PRESIDENT & CEO,            1993      187,923       12,000        21,378          N / A        N / A       N / A           4,220
HOME BANK

BILL G. NEAL (1)(4)         1995      119,474        2,270        22,396          N / A        N / A       N / A           9,433
EVP & COO,                  1994      119,474        5,496        22,398          N / A        N / A       N / A           8,612
HOME BANK                   1993      107,508       10,000        21,692          N / A        N / A       N / A           2,486

KEITH W. BARNES                1995          92,926        1,766            4,993    N / A        N / A       N / A       7,382
(1)(4)                         1994          92,926        7,209            3,956    N / A        N / A       N / A       6,604
SR. V P & C F O,               1993          86,419        3,000            4,257    N / A        N / A       N / A       1,964
HOME BANCORP

- ------------------------------------

(1)    1995 BONUS NUMBERS REPRESENT COMPENSATION ACCRUED IN 1995 AND PAID IN
       1996.

(2)    1994 BONUS NUMBER INCLUDES $30,000 FOR STAES ACCRUED IN 1994 AND PAID IN
       1995.

(3) REPRESENTS PERSONAL COMPENSATION RECOGNIZED FOR THE USE OF VEHICLES PROVIDED BY HOME BANCORP. OTHER COMPENSATION FOR MESSRS. STAES AND NEAL ALSO INCLUDES $14,400 FOR 1995, 1994 AND 1993 WHICH REPRESENTS DIRECTORS FEES PAID IN EACH OF THOSE YEARS.

(4)    1993 BONUS NUMBERS REPRESENT COMPENSATION ACCRUED IN 1993 AND PAID IN
       1994.

(5)    REPRESENTS ANNUAL PROFIT SHARING CONTRIBUTION.

RETENTION AGREEMENTS

           Effective June 30, 1995, Mr. Staes, president and chief executive officer of Home Bank, entered into an agreement (the "Staes Retention Agreement") with Home Bank pursuant to which Mr. Staes would become entitled to receive two years' base annual salary (or $402,132) payable in 48 substantially equal installments over a two-year period upon the occurrence of a "change of control" of Home Bancorp or Home Bank (as defined in such agreement). Ten other key employees of Home Bancorp or Home Bank, including Messrs. Neal and Barnes, entered into similar agreements (the "Employee Retention Agreements" and together with the Staes Retention Agreement, the "Original Retention Agreements") with Home Bank effective June 30, 1995. Pursuant to the Employee Retention Agreements, each of the ten employees would be entitled to receive the equivalent of one years' base annual salary, payable in 24 substantially equal installments over a one-year period, upon a "change of control" of Home Bancorp or Home Bank. Accordingly, Messrs. Neal and Barnes would become entitled to receive $119,474 and $92,926, respectively, under the Employee Retention Agreements.

           The purpose of the Original Retention Agreements was to (i) minimize the distraction to senior managers occasioned by threats of abrupt changes in control of Home Bancorp or Home Bank and to permit such managers to concentrate on the business and operation of Home Bancorp and Home Bank and (ii) enhance the ability of Home Bank to retain the services of such managers. The Original Retention Agreements did not contemplate the Merger, and the payment terms set forth in such agreements will not be triggered by the consummation of the Merger. The spirit of the Original Retention Agreements, however, was to compensate the aforementioned persons in the event of a substantial change of control of Home Bancorp or Home Bank. As such, the Home Board believes the parties to the Original Retention Agreements should be compensated upon the consummation of the Merger on the terms set forth in such agreements. Based on this belief, Home Bank intends to enter into Retention Agreements with the aforementioned persons prior to the consummation of the Merger. The Retention Agreements, when executed, will supersede the Original Retention Agreements. The terms and provisions of the Retention Agreements are substantially similar to those of the Original Retention Agreements, except that the Retention Agreements are effective only upon the consummation of the Merger or some similar transaction between CU Bancorp and Home Bancorp (rather than upon a "change of control") and, with respect to Mr. Staes, his Retention Agreement includes provisions requiring Mr. Staes to provide certain consulting services for a one-year period after the

48 month payment term and prohibits Mr. Staes for a three-year period after the Effective Time from serving as a director or executive officer of another bank, savings and loan association, credit union or thrift and loan which has an office within five miles of a branch office of Home Bank. Total payments to be made by the Surviving Company under the Retention Agreements are approximately $1.2 million. Payments under the Retention Agreements will be made whether or not the recipient is employed by the Surviving Company.

PENSION PLAN

           Salaried employees of Home Bancorp and Home Bank over 21 years of age are also eligible to participate in Home Bancorp's Pension Plan (the "Pension Plan"). As of January 1, 1990, employees must complete one consecutive year of service to Home Bancorp with a minimum of 1,000 hours worked per year in order to become eligible to participate in this plan. (Between January 1, 1989 and December 31, 1989 employees had to complete two such years of continuous service and prior to January 1, 1989 employees had to complete three such years of continuous service.)

           The normal annual retirement benefit under the Pension Plan at age 65 is based upon an annual accrued amount over the career of the participant. The annual amount accrued for individuals for each year after 1988 is calculated as the sum of (i) 1.15% of annual pay over $10,000; (ii) 1.75% of annual pay over $10,000 for each year of benefit service through 35 years; (iii) 1.50% of annual pay for each year of benefit service over 35 years; and (iv) any earned benefit under the Pension Plan on December 30, 1988.

           Effective January 31, 1994, Home Bancorp terminated the accrual of pension benefits for pension plan participants, and all funding for the Pension Plan was terminated effective on such date. In December, 1994, the Home Board voted to terminate the Pension Plan effective April 3, 1995. Accrued benefits will be transferred to employees participating in the Pension Plan in the form of either an annuity or a rollover into the employee's 401(k) savings account, at the option of the employee.

                               PENSION PLAN TABLE

                          Pension Benefits Available At
                              Normal Retirement Age

James P. Staes
President & CEO                                                $26,923

Bill Neal
EVP & COO                                                      $21,332

Keith W. Barnes
Sr. VP & CFO                                                   $16,951

STOCK OPTION EXERCISES AND HOLDINGS

           The following table contains information on stock option exercises in fiscal 1995 by the named executive officers and the number and value of their respective unexercised options at December 31, 1995:

                                             AGGREGATED OPTION/SAR EXERCISES IN 1995

          (a)                 (b)              (c)                      (d)                                    (e)
                                                          ------------------------------          ----------------------------
                                                                Number of Securities
                                                               Underlying Unexercised                 Value of Unexercised
                                                                 Options / SAR's at                   In-the-Money Options/
                                                                      12/31/95                          SAR's at 12/31/95
                                                          ------------------------------          ----------------------------
                             Shares
                            Acquired          Value
          Name                 On           Realized      Exercisable      Unexercisable          Exercisable      Unexercisable
          ----                 --           --------      -----------      -------------          -----------      -------------
                            Exercise
                            --------
James P. Staes               N / A            N / A          13,785            N / A               $40,390            N / A
President & CEO

Bill Neal                    1,500           $1,470           9,655            N / A               $28,289            N / A
EVP & COO

Keith W. Barnes              N / A            N / A           4,901            N / A               $14,360            N / A
Sr. VP & CFO



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           No member of Home Bank's Personnel/Compensation Committee served as an officer or employee of Home Bank in 1995, except James P. Staes (who became an ex-officio member of the Committee in January 1993, with no voting rights.) Each member of the Personnel/Compensation Committee, other than Messrs. Donald
G. Martin and Roger K. Freeman, MD, served as an officer of Home Bancorp during 1995. However, none of such individuals received any compensation from Home Bancorp or Home Bank for serving in such capacities, other than Committee fees.

PERFORMANCE GRAPH

           Set forth below is a line graph comparing the yearly percentage in cumulative total shareholder return on Home Stock since December 31, 1990 with the cumulative total return of the Standard & Poor's 500 stock index and of a selected financial peer group index consisting of Southern California banks and bank holding companies ranging in asset size from $140,000,000 to $2,050,000,000.

                 [COMPARISON OF 6 YEAR CUMULATIVE TOTAL RETURN
                 OF COMPANY, BROAD MARKET AND PEER GROUP GRAPH]

Source:  Montgomery Securities  Western Bank Monitor

           The following table sets forth the data points for the above graph.

                                                                   DECEMBER 31,

                              1990                1991           1992                1993                 1994           1995
                              ----                ----           ----                ----                 ----           ----
HOME BANCORP                   100               105.22          62.70               74.65               76.44          109.66

S&P 500                        100               130.37         140.30              154.46              156.50          215.32

SO. CA PROXY                   100               100.98         100.50              122.83              140.19          177.81


           The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act or the Exchange Act, except to the extent that Home Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

           Directors of Home Bancorp are currently paid fees of $300 for monthly Home Board meetings, with the exception of the Chairman of the Board who is paid $900. Directors also receive $200 for attending any special meetings of the Home Board. In addition, non-salaried directors receive $200 for attendance at each meeting of a joint Board committee of which they are a member. The Chairman of the Board receives the use of an automobile. No other agreements or arrangements exist with respect to remuneration for services as a director of Home Bancorp. Home Bancorp paid aggregate compensation of $46,000 to its directors during 1995 pursuant to the foregoing arrangements.
           Directors of Home Bank are currently paid fees of $900 for monthly Home Bank Board meetings, with the exception of the Chairman of the Board who is paid $1,500. Directors also receive $200 for attending any special meetings of the Home Board. In addition, non-salaried directors receive $200 for attendance at each meeting of a joint Board committee of which they are a member. The Vice Chairman of the Board receives the use of an automobile. No other agreements or arrangements exist with respect to remuneration for services as a director of Home Bank. Home Bank paid aggregate compensation of $117,400 to its directors during 1995 pursuant to the foregoing arrangements.
           During 1995, Home Bank contracted with Donald A. Buschenfield, Vice Chairman of Home Bank and a Director of Home Bancorp, to act as a consultant to Home Bank. Under the terms of the Consulting Agreement, Mr. Buschenfield advises Home Bank on insurance, loan, investment and shareholder matters. Mr. Buschenfield was paid a sum of $2,000 per month, for an aggregate of $24,000 during 1995.

CERTAIN TRANSACTIONS

           Some of the directors and officers of Home Bancorp and Home Bank and the companies with which they are associated have financial dealings with, or customers of, and have banking transactions with Home Bank in the ordinary course of Home Bank's business. Home Bank expects to have banking transactions with such persons in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of management of Home Bank, did not involve more than a normal risk of repayment or present other unfavorable features.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16

           Under Section 16(a) of the Exchange Act, Home Bancorp's directors, executive officers and any persons holding ten percent or more of Home Stock are required to report their ownership of Home Stock and any changes in that ownership to the Commission and to furnish Home Bancorp with copies of such reports. Specific due dates for these reports have been established and Home Bancorp is required to report in this Joint Proxy Statement/Prospectus any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the Commission during the fiscal year ended December 31, 1995, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, with the exception of one Form 5, which was filed on February 8, 1996 for Roger K. Freeman, MD.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Home Board has appointed Arthur Andersen as independent accountants for Home Bancorp for its fiscal year ending December 31, 1996. Arthur Andersen has served as Home Bancorp's independent accountants since 1986. Arthur Andersen has served as CU Bancorp's independent accounts since 1981. It is anticipated that a representative or representatives of Arthur Andersen will be present at the Home Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. All professional services rendered by Arthur Andersen during 1995 were furnished at customary rates and terms.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS

           Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for Home Bancorp's 1997 Annual Meeting of Shareholders must be submitted by a shareholder sufficiently far in advance so that it is received by Home Bancorp prior to December 15, 1996, in a form that complies with applicable regulations.

OTHER MATTERS
           Management does not know of any matters to be presented to the shareholders at the Home Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Home Board, and authority to do so is included in the proxy.

ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS IS HOME BANCORP'S ANNUAL REPORT ON FORM 10-K AS AMENDED ON FORM 10-K/A. UPON WRITTEN REQUEST TO SUSAN MONSOOR, VICE PRESIDENT AND CORPORATE SECRETARY OF HOME BANCORP, AT 2633 CHERRY AVENUE, SIGNAL HILL, CALIFORNIA 90806, HOME BANCORP WILL PROVIDE FREE OF CHARGE TO ANY SHAREHOLDER HEREBY SOLICITED, AN ADDITIONAL COPY OF HOME BANCORP'S 1995 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE REASONABLE EXPENSES OF HOME BANCORP INCURRED IN FURNISHING THE EXHIBITS. A COPY OF HOME BANK'S ANNUAL DISCLOSURE STATEMENT PREPARED PURSUANT TO PART 350 OF THE FEDERAL DEPOSIT INSURANCE CORPORATION'S RULES AND REGULATIONS WILL BE FURNISHED UPON REQUEST BY WRITING HOME BANK AT THE ADDRESS SHOWN ABOVE OR BY CALLING HOME BANK AT (310) 988-9691.

                                  LEGAL MATTERS

           Certain legal matters in connection with the issuance of the shares of CU Stock will be reviewed for CU Bancorp by Anita Y. Wolman, Esq., General Counsel for CU Bancorp, and for Home Bancorp by Manatt, Phelps & Phillips, LLP.

                                     EXPERTS

           CU BANCORP. The audited financial statements and schedules of CU Bancorp incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

           HOME BANCORP. The audited financial statements and schedules of Home Bancorp incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  APPENDIX A




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            HOME INTERSTATE BANCORP,

                                   HOME BANK,

                                 CU BANCORP AND

                  CALIFORNIA UNITED BANK, NATIONAL ASSOCIATION





                                January 10, 1996

                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS.................................................................................    1

ARTICLE II        THE MERGER AND RELATED MATTERS..............................................................    7

         2.1.     The Merger..................................................................................    7
         2.2.     Fractional Shares...........................................................................    8
         2.3.     Exchange Procedures.........................................................................    8
         2.4.     Dissenting Shares...........................................................................    9
         2.5.     Effect of  Merger. .........................................................................    9
         2.6.     Name of Surviving Company...................................................................    9
         2.7.     Articles of Incorporation and Bylaws of Surviving Company...................................    9
         2.8.     Directors and Officers of Surviving Company. ...............................................    9
         2.9.     Options.....................................................................................   10
         2.10.    Warrant  ...................................................................................   10

ARTICLE III       THE CLOSING.................................................................................   11

         3.1.     Closing Date.  .............................................................................   11
         3.2.     Execution of Merger Agreements..............................................................   11
         3.3.     Documents to be Delivered...................................................................   11

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF HOME AND HOME BANK........................................   11

         4.1.     Incorporation, Standing and Power.  ........................................................   11
         4.2.     Capitalization..............................................................................   12
         4.3.     Subsidiaries.  .............................................................................   12
         4.4.     Financial Statements.  .....................................................................   12
         4.5.     SEC/Regulatory Filings.  ...................................................................   12
         4.6.     Authority of Home and Home Bank.............................................................   13
         4.7.     Insurance...................................................................................   13
         4.8.     Title to Assets.  ..........................................................................   14
         4.9.     Real Estate. ...............................................................................   14
         4.10.    Litigation.  ...............................................................................   14
         4.11.    Taxes.......................................................................................   14
         4.12.    Compliance with Laws and Regulations.  .....................................................   15
         4.13.    Performance of Obligations..................................................................   15
         4.14.    Employees.  ................................................................................   16
         4.15.    Brokers and Finders.  ......................................................................   16
         4.16.    Material Contracts. ........................................................................   16

                           TABLE OF CONTENTS (CONT'D.)

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         4.17.    Absence of Material Change.   ..............................................................   18
         4.18.    Licenses and Permits.  .....................................................................   18
         4.19.    No Material Liabilities; Environmental......................................................   18
         4.20.    Employee Benefit Plans......................................................................   18
         4.21.    Corporate Records.  ........................................................................   21
         4.22.    Offices and ATMs............................................................................   21
         4.23.    Operating Losses............................................................................   21
         4.24.    Loan Portfolio.   ..........................................................................   21
         4.25.    Power of Attorney.  ........................................................................   22
         4.26.    Disclosure Documents and Applications.  ....................................................   22
         4.27.    Accuracy and Currentness of Information Furnished.  ........................................   22
         4.28.    Loan Servicing Portfolio....................................................................   22
         4.29.    Certain Interests...........................................................................   22
         4.30.    Investment Securities.......................................................................   22

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF CU AND CU BANK............................................   23

         5.1.     Incorporation, Standing and Power...........................................................   23
         5.2.     Capitalization..............................................................................   23
         5.3.     Subsidiaries.  .............................................................................   23
         5.4.     Financial Statements........................................................................   24
         5.5.     SEC/Regulatory Filings......................................................................   24
         5.6.     Authority of CU and CU Bank.  ..............................................................   24
         5.7.     Insurance.  ................................................................................   25
         5.8.     Title to Assets.............................................................................   25
         5.9.     Real Estate.................................................................................   25
         5.10.    Litigation.  ...............................................................................   25
         5.11.    Taxes.......................................................................................   26
         5.12.    Compliance with Laws and Regulations........................................................   27
         5.13.    Performance of Obligations..................................................................   27
         5.14.    Employees.  ................................................................................   27
         5.15.    Brokers and Finders.........................................................................   27
         5.16.    Material Contracts..........................................................................   27
         5.17.    Absence of Material Change.   ..............................................................   29
         5.18.    Licenses and Permits.  .....................................................................   29
         5.19.    No Material Liabilities; Environmental......................................................   29
         5.20.    Employee Benefit Plans......................................................................   30
         5.21.    Corporate Records...........................................................................   32
         5.22.    Offices and ATMs............................................................................   32
         5.23.    Operating Losses.  .........................................................................   32
         5.24.    Loan Portfolio..............................................................................   32
         5.25.    Power of Attorney...........................................................................   33

                           TABLE OF CONTENTS (CONT'D.)

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         5.26.    Disclosure Documents and Applications.......................................................   33
         5.27.    Accuracy and Currentness of Information Furnished...........................................   33
         5.28.    Loan Servicing Portfolio....................................................................   33
         5.29.    Certain Interests...........................................................................   33
         5.30.    Investment Securities.  ....................................................................   34

ARTICLE VI        COVENANTS OF HOME AND HOME BANK PENDING EFFECTIVE
                  TIME OF THE MERGERS.........................................................................   34

         6.1.     Limitation on Home's and Home Bank's Conduct Prior to Effective Time.  .....................   34
         6.2.     No Solicitation, etc........................................................................   36
         6.3.     Affirmative Conduct of Home and Home Bank Prior to Effective Time...........................   36
         6.4.     Access to Information.......................................................................   38
         6.5.     Filings.  ..................................................................................   38
         6.6.     Notices; Reports.  .........................................................................   38
         6.7.     Home Shareholders' Meeting.   ..............................................................   39
         6.8.     Bank Merger.  ..............................................................................   39
         6.9.     Filings; Applications.......................................................................   39
         6.10.    Certain Loans and Other Extensions of Credit.   ............................................   39
         6.11.    Termination of Home Stock Option Plan. .....................................................   40
         6.12.    Environmental Audit.  ......................................................................   40
         6.13.    D&O Coverage.  .............................................................................   40

ARTICLE VII       COVENANTS OF CU AND CU BANK PENDING EFFECTIVE TIME
                  OF THE MERGERS..............................................................................   40

         7.1.     Limitation on CU's and CU Bank's Conduct Prior to Effective Time............................   40
         7.2.     No Solicitation, etc........................................................................   42
         7.3.     Affirmative Conduct of CU and CU Bank Prior to Effective Time...............................   43
         7.4.     Access to Information.......................................................................   45
         7.5.     Filings.  ..................................................................................   45
         7.6.     Notices; Reports............................................................................   45
         7.7.     CU Shareholders' Meeting....................................................................   46
         7.8.     Bank Merger.................................................................................   46
         7.9.     Filings; Applications.......................................................................   46
         7.10.    Certain Loans and Other Extensions of Credit................................................   46
         7.11.    CU Stock Option Plan........................................................................   47
         7.12.    Dividends.  ................................................................................   47
         7.13.    Articles of Incorporation...................................................................   47

                           TABLE OF CONTENTS (CONT'D.)

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ARTICLE VIII      GENERAL COVENANTS...........................................................................   47

         8.1.     Best Efforts................................................................................   47
         8.2.     Public Announcements........................................................................   47
         8.3.     S-4 and the Proxy Statement.................................................................   47
         8.4.     Merger of Home Bank and CU Bank.............................................................   47

ARTICLE IX        CONDITIONS PRECEDENT TO THE MERGERS.........................................................   48

         9.1.     Shareholder Approval........................................................................   48
         9.2.     No Judgments or Orders......................................................................   48
         9.3.     Regulatory Approvals........................................................................   48
         9.4.     Tax Opinion.................................................................................   48
         9.5.     Pooling of Interests Accounting Treatment...................................................   48
         9.6.     S-4 and Proxy Statement.....................................................................   48
         9.7.     Dissenters..................................................................................   48

ARTICLE X         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HOME AND
                  HOME BANK ..................................................................................   49

         10.1.    Legal Opinion...............................................................................   49
         10.2.    Representations and Warranties; Performance of Covenants....................................   49
         10.3.    Authorization of Mergers; Option Plan.......................................................   49
         10.4.    Absence of Certain Changes..................................................................   49
         10.5.    Officers' Certificate.......................................................................   49
         10.6.    Fairness Opinion............................................................................   50
         10.7.    Directors' Voting Agreements................................................................   50
         10.8.    Home Warrant Agreement......................................................................   50
         10.9.    Appointment of Directors....................................................................   50
         10.10.   Validity of Transactions....................................................................   50
         10.11.   Third Party Consents........................................................................   50
         10.12.   NASDAQ Listing..............................................................................   50
         10.13.   CU Board....................................................................................   50
         10.14.   Non-Performing Loans.  .....................................................................   50

ARTICLE XI        CONDITIONS PRECEDENT TO OBLIGATIONS OF CU AND CU BANK.......................................   50

         11.1.    Legal Opinion...............................................................................   51
         11.2.    Representations and Warranties; Performance of Covenants....................................   51
         11.3.    Authorization of Mergers....................................................................   51
         11.4.    Regulatory Approvals and Related Conditions.................................................   51
         11.5.    Third Party Consents........................................................................   51

                           TABLE OF CONTENTS (CONT'D.)

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         11.6.    Absence of Certain Changes..................................................................   51
         11.7.    Officers' Certificate.......................................................................   51
         11.8.    Fairness Opinion............................................................................   51
         11.9.    Validity of Transactions....................................................................   52
         11.10.   Blue Sky Matters............................................................................   52
         11.11.   Insurance Coverage..........................................................................   52
         11.12.   Directors' Voting Agreements................................................................   52
         11.13.   CU Warrant Agreement........................................................................   52
         11.14.   Affiliate Agreements........................................................................   52
         11.15.   Non-Performing Loans........................................................................   52
         11.16.   Absence of Excess Remediation...............................................................   52

ARTICLE XII       EMPLOYEE BENEFITS...........................................................................   52

         12.1.    Employee Benefits...........................................................................   52

ARTICLE XIII      TERMINATION.................................................................................   53

         13.1.    Termination.................................................................................   53
         13.2.    Termination Date............................................................................   53
         13.3.    Effect of Termination.......................................................................   54

ARTICLE XIV       MISCELLANEOUS...............................................................................   54

         14.1.    Expenses....................................................................................   54
         14.2.    Notices.....................................................................................   54
         14.3.    Successors and Assigns......................................................................   55
         14.4.    Counterparts................................................................................   55
         14.5.    Effect of Representations and Warranties....................................................   55
         14.6.    Third Parties...............................................................................   55
         14.7.    Lists; Exhibits; Integration................................................................   55
         14.8.    Knowledge...................................................................................   55
         14.9.    Governing Law...............................................................................   55
         14.10.   Schedules...................................................................................   55
         14.11.   Captions....................................................................................   55
         14.12.   Severability................................................................................   55
         14.13.   Waiver and Modification.....................................................................   56
         14.14.   Attorney's Fees.............................................................................   56
         14.15.   Jury Waiver.................................................................................   57

                           TABLE OF CONTENTS (CONT'D.)

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EXHIBITS

         Exhibit A         Agreement of Merger
         Exhibit B         Bank Merger Agreement
         Exhibit C         CU Warrant Agreement
         Exhibit D         Home Warrant Agreement
         Exhibit E         CU Legal Opinion
         Exhibit F         CU Shareholders' Agreement

         Exhibit G         Manatt, Phelps & Phillips Legal Opinion
         Exhibit H         Home Shareholders' Agreement
         Exhibit I         Home Affiliate Letter

ANNEX I                    List of Home Directors Signing Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

                  This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 10th day of January, 1996, by and between Home Interstate Bancorp, a California corporation ("Home"), and Home Bank, a California chartered commercial bank ("Home Bank"), and CU Bancorp, a California corporation ("CU"), and California United Bank, National Association, a national banking association ("CU Bank").

                                 R E C I T A L S

                  WHEREAS, Home and CU desire to effect a merger (the "Merger") in accordance with the terms of this Agreement and the Agreement of Merger (as defined herein).

                  WHEREAS, the respective Boards of Directors of Home and CU believe that the proposed Merger, on the terms and conditions set forth herein, is in the best interests of their respective corporations and shareholders.

                  WHEREAS, Home and CU intend to cause the Merger (the "Bank Merger") of Home Bank and CU Bank at the Effective Time (as hereinafter defined) or as soon thereafter as practicable.

                  WHEREAS, Home, Home Bank, CU Bancorp and CU Bank desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

                  NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

         1.1. "Affiliate" of, or a person "Affiliated" with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         1.2. "Agreement of Merger" means the Agreement of Merger to be entered into by and between Home and CU substantially in the form of Exhibit A hereto, but subject to any changes that may be necessary to conform to any requirements of any regulatory agency having authority over the Merger.

         1.3. "Alternative Transaction" means any of the following involving Home or Home Bank for purposes of Section 6.2 or CU or CU Bank for purposes of
Section 7.2: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Home or Home Bank or CU or CU Bank (as applicable) representing 10% or more of consolidated assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of Home or Home Bank or CU or CU Bank (as applicable); a tender offer or exchange offer for at least 10% of the outstanding shares of Home or CU (as applicable); a solicitation of proxies in opposition to approval of the Merger by Home's shareholders or CU's shareholders (as applicable); or a public announcement of a proposal, plan, or intention to do any of the foregoing.

         1.4.     "Arthur Andersen" means Arthur Andersen, LLP.

         1.5.     "ATM" has the meaning set forth in Section 4.22.

         1.6. "Average Price of CU Stock" means the average of the Closing Price of CU Stock (as defined below) for the 10 consecutive trading days immediately preceding the one trading day prior to the Effective Time (subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the NASDAQ and on which trading in CU Stock has not been halted or suspended. In the event CU pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the CU Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of CU Stock.

         1.7.     "Bank Merger" means the merger of Home Bank with and into CU
Bank.

         1.8. "Bank Merger Agreement" means the Agreement of Merger between CU Bank and Home Bank, substantially in the form of Exhibit B hereto.

         1.9. "BHC Act" means the Bank Holding Company Act of 1956, as amended.

         1.10. "Business Day" means any day other than Saturday, Sunday or a day on which commercial banks in California are authorized or required to be closed.

         1.11. "California Secretary" means the Secretary of State of the State of California.

         1.12. "Closing" means the consummation of the Merger (as defined herein) on the Closing Date (as defined herein) at the offices of Manatt, Phelps & Phillips, 11355 West Olympic Boulevard, Los Angeles, California, or at such other place as the parties may agree upon.

         1.13. "Closing Date" means a Business Day to be designated by the Parties.

         1.14. "Closing Price of CU Stock" means the closing price of CU Stock as reported on the NASDAQ and reprinted in the Western Edition of the Wall Street Journal.

         1.15.    "Code" means the Internal Revenue Code of 1986, as amended.

         1.16.    "Conversion Ratio" has the meaning set forth in Section
2.1(c).

         1.17. "Corporate Bank Merger" means the proposed merger of Corporate Bank, a California banking corporation, with and into CU Bank.

         1.18.    "Covered Loan" has the meaning set forth in Section 4.24.

         1.19. "CU Bank Stock" means the common stock, $5.00 par value, of CU Bank.

         1.20. "CU Options" means options to purchase CU Stock pursuant to the CU Stock Option Plan.

         1.21.    "CU Schedules" has the meaning set forth in Section 7.3(k).

         1.22.    "CU Scheduled Contracts" has the meaning set forth in Section
5.16.

         1.23. "CU Shareholders' Meeting" means the meeting of CU's shareholders referred to in Section 7.7 hereof.

         1.24.    "CU Stock" means the common stock, no par value, of CU.

         1.25. "CU Stock Option Plan" means, collectively, the (i) the 1983 Employee Stock Option Plan, (ii) 1985 Employee Stock Option Plan, (iii) 1987 Special Stock Option Plan, (iv) 1993 Employee Stock Option Plan, (v) Non Employee Director Stock Option Plan, and (vi) 1995 Restricted Stock Plan.

         1.26. "CU Supplied Information" has the meaning set forth in Section 5.26.

         1.27. "CU Warrant" means the warrant issued to CU pursuant to the CU Warrant Agreement.

         1.28. "CU Warrant Agreement" means the Warrant Agreement entered into between CU and Home and attached hereto as Exhibit C, pursuant to which the CU Warrant is issued.

         1.29. "Dissenting Shares" means any shares of CU Stock or Home Stock (as defined herein) that are (i) issued and outstanding immediately prior to the Effective Time of the Merger and (ii) "dissenting shares" as that term is defined in Section 1301 (b) of the California Corporations Code.

         1.30. "Effective Time" means the date and time of the filing of the Agreement of Merger with the California Secretary.

         1.31. "Environmental Law" means any federal, state, provincial or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of persons, including employees, to Hazardous Substances or other products, materials or chemicals; (C) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemical or other substances from industrial or commercial activities; or (D) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution transportation, handling, storage and disposal. For the purposes of this definition the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended,

42 U.S.C. Section 7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 2601 et seq; (5) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; (6) The Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Section 1101 et seq.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and (10) all comparable state and local laws, laws of other jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code Section 25300 et seq.

         1.32. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.33. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.34. "Exchange Agent" means the financial institution appointed by CU with the consent of Home, to effect the exchange contemplated by Article II hereof.

         1.35.    "FDIC" means the Federal Deposit Insurance Corporation.

         1.36. "FDIC Filings of Home" means all reports, registration statements, proxy statements or other filings made by Home or Home Bank with the FDIC during the time period from January 1, 1992 through the date of this Agreement.

         1.37. "Financial Statements of CU" means (i) the audited consolidated financial statements and notes thereto of CU and the related opinions thereon included in CU's Annual Reports on Form 10-K for the years ended December 31, 1992, 1993 and 1994, (ii) the unaudited consolidated interim financial statements and notes thereto of CU included in CU's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995.

         1.38. "Financial Statements of Home" means (i) the audited consolidated financial statements and notes thereto of Home and the related opinions thereon included in Home's Annual Reports on Form 10-K for the years ended December 31, 1992, 1993 and 1994 and (ii) the unaudited consolidated interim financial statements and notes thereto of Home included in Home's Quarterly Reports on Form 1O-Q for the quarters ended March 31, June 30 and September 30, 1995.

         1.39.    "FRB" means the Board of Governors of the Federal Reserve
System.

         1.40. "FRB Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU or CU Bank with the FRB during the time period from January 1, 1992 through the date of this Agreement.

         1.41. "FRB Filings of Home" means all reports, registration statements, proxy statements or other filings made by Home or Home Bank with the FRB during the time period from January 1, 1992 through the date of this Agreement.

         1.42. "Hazardous Substances" means (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity;" (ii) oil, petroleum or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to Persons on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         1.43. "Home Bank Stock" means the common stock, $0.40 par value per share, of Home Bank.

         1.44.    "Home Employee Plans" has the meaning set forth in Section
4.20.

         1.45. "Home Options" means options to purchase Home Stock pursuant to the Home Stock Option Plan.

         1.46.    "Home Real Property" has the meaning set forth in Section 4.9.

         1.47.    "Home Scheduled Contracts" has the meaning set forth in
Section 4.16.

         1.48.    "Home Schedules" has the meaning set forth in Section 6.3(k).

         1.49. "Home Shareholders' Meeting" means the meeting of Home's shareholders referred to in Section 6.7 hereof.

         1.50.    "Home Stock" means the common stock, no par value, of Home.

         1.51. "Home Stock Option Plan" means the Home Interstate Bancorp Stock Option Plan, which plan expired on March 12, 1995.

         1.52.    "Home Supplied Information" has the meaning set forth in
Section 4.26.

         1.53. "Home Warrant" means the warrant issued to Home pursuant to the Home Warrant Agreement.

         1.54. "Home Warrant Agreement" means the Warrant Agreement entered between Home and CU and attached hereto as Exhibit D, pursuant to which the Home Warrant is issued.

         1.55. "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

         1.56.    "IRS" means the Internal Revenue Service.

         1.57.    "Montgomery" means Montgomery Securities.

         1.58. "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         1.59. "New Stock Option Plan" means the CU Stock Option Plan to be established in connection with the Merger.

         1.60. "Non-Performing Loans" means loans or investments held by Home Bank or CU Bank which are (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest, (ii) classified as "loss," "doubtful," "substandard," "other assets especially mentioned" or "special mention," or (iii) on non-accrual status in accordance with Home Bank's or CU Bank's, as the case may be, loan review procedures.

         1.61.    "OCC" means the Office of the Comptroller of the Currency.

         1.62. "OCC Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU or CU Bank with the OCC during the time period from January 1, 1992 through the date of this Agreement.

         1.63.    "Operating Loss" has the meaning set forth in Section 4.23.

         1.64. "Other Real Estate Owned" means any real property owned or acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted for in good faith.

         1.65. "Party" means either Home, Home Bank, CU or CU Bank and "Parties" shall mean Home, Home Bank, CU and CU Bank.

         1.66. "Person" means any individual, corporation, association, partnership, joint venture, other entity, government or governmental department or agency.

         1.67.    "Phase I Reports" has the meaning set forth in Sesction 6.12.

         1.68.    "Phase II Assessments" has the meaning set forth in Section
6.12.

         1.69. "Proposed Retention Agreements" means the Retention Agreements to be entered into between Home Bank and certain executive officers of Home Bank, pursuant to which certain key employees of Home Bank shall receive certain payments as a result of the transactions contemplated hereby.

         1.70. "Proxy Statement" means the Joint Proxy Statement and Prospectus that is used to solicit proxies for the Home Shareholders' Meeting and CU Shareholders' Meeting and to offer and sell the shares of CU Stock to be issued in connection with the Merger.

         1.71. "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

         1.72.    "SEC" means the Securities and Exchange Commission.

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
         1.73. "SEC Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU with the SEC during the time period from January 1, 1992 through the date of this Agreement.

         1.74. "SEC Filings of Home" means all reports, registration statements, proxy statements or other filings made by Home with the SEC during the time period from January 1, 1992 through the date of this Agreement.

         1.75.    "Secured Loan" has the meaning set forth in Section 4.24.

         1.76.    "Securities Act" means the Securities Act of 1933, as amended.

         1.77. "S-4" means the registration statement on Form S-4 to be filed with the SEC relating to the registration under the Securities Act of the CU Stock to be issued in connection with the Merger.

         1.78. "Superintendent" means the Superintendent of Banks of the State of California.

         1.79. "Surviving Company" means the corporation surviving the Merger.

         1.80.    "Transferred Employees" has the meaning set forth in Section
12.1.

         1.81. "Understanding" means any contract, agreement, understanding, commitment or offer, whether written or oral, which may become a binding obligation if accepted by another Person.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

         2.1. The Merger. The Merger shall become effective upon the filing of the Agreement of Merger with the California Secretary in accordance with the provisions of the California Corporations Code. At the Effective Time, the following transactions will be deemed to have occurred simultaneously:

                  (a) Home shall be merged with and into CU, and the separate corporate existence of Home shall cease.

                  (b) Subject to Section 2.4(a), each share of CU Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Company and shall not be converted or otherwise affected by the Merger.

                  (c) Subject to Sections 2.2 and 2.4(b), each share of Home Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically canceled and cease to be an issued and outstanding share of Home Stock and shall be converted into 1.409 shares of CU Stock (the "Conversion Ratio").

         2.2. Fractional Shares. No fractional shares of CU Stock shall be issued in the Merger. In lieu thereof, each holder of Home Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest thousandth) obtained by multiplying (a) the Average Price of CU Stock times (b) the fraction of the share of CU Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

         2.3.     Exchange Procedures.

                  (a) On or before the Effective Time, CU will deliver to the Exchange Agent certificates representing a sufficient number of shares of CU Stock issuable in the Merger and funds representing a sufficient amount of cash payable in lieu of fractional shares in the Merger.

                  (b) Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of Home Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the Effective Time, deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of CU Stock ("New Certificates"), together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

                  (c) Until Old Certificates have been surrendered and exchanged as herein provided, each outstanding Old Certificate shall represent, on and after the Effective Time, the right to receive the shares of CU Stock and/or the cash into which the number of shares of Home Stock shown thereon have been converted, as provided herein. No dividends or other distributions that are declared on CU Stock will be paid to Persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such Persons in accordance with the terms of such CU Stock. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  (d) No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered shall have been registered, it shall be a condition of such issuance that the Person requesting such issuance shall properly endorse the certificate or certificates and shall pay to CU any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of CU that such taxes have been paid or are not payable.

                  (e) Any CU Stock or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not issued pursuant to this Section 2.3 at the end of six months from the Effective Time shall be returned to CU.

                  (f) Notwithstanding anything to the contrary set forth in Sections 2.3(c) and 2.3(d) hereof, if any holder of Home Stock shall be unable to surrender his Old Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an indemnity bond in form and substance reasonably satisfactory to CU.

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
                  (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of CU Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of CU Stock for the account of the Persons entitled thereto.

         2.4.     Dissenting Shares.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares of CU Stock which have not effectively withdrawn or lost their rights under Section 1309 shall remain issued and outstanding shares of common stock of Surviving Company after the Effective Time, subject to the right to receive such consideration as shall be determined pursuant to Chapter 13 of the California Corporations Code.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares of Home Stock which have not effectively withdrawn or lost their rights under Section 1309 shall not be converted pursuant to Section 2.1 (c), but shall be entitled to receive such consideration as shall be determined pursuant to Chapter 13 of the California Corporations Code.

         2.5. Effect of Merger. By virtue the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Home and CU shall be vested in and be held and enjoyed by the Surviving Company, without further act or deed, and all the estates and interests of every kind of Home and CU, including all debts due to either of them, shall be as effectively the property of the Surviving Company as they were of Home and CU, and the title to any real estate vested by deed or otherwise in either Home or CU shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Home and CU shall be preserved unimpaired and all debts, liabilities and duties of Home and CU shall be debts, liabilities and duties of the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         2.6. Name of Surviving Company. The name of the Surviving Company shall be mutually agreed upon by the Parties.

         2.7. Articles of Incorporation and Bylaws of Surviving Company. Subject to any changes in the Articles of Incorporation resulting from the Parties' agreement as to the name of the Surviving Company as provided in
Section 2.6, the Articles of Incorporation and Bylaws of CU as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the Surviving Company.

         2.8.     Directors and Officers of Surviving Company.

                  (a) At the Effective Time, the Board of Directors of the Surviving Company will consist of the five directors designated by the Board of Directors of Home and the five directors designated by the Board of Directors of CU.

                  (b) At the Effective Time, Stephen Carpenter will become the Chairman and Chief Executive Officer, James Staes will become Vice Chairman and David Rainer will become President and Chief Operating Officer of the Surviving Company.

         2.9.     Options.

                  (a) Subject to Section 2.9(b), (c) and (d), each Home Option issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be assumed by and be deemed to be options granted by the Surviving Company pursuant to the New Stock Option Plan to purchase that number of shares of CU Stock equal to the Conversion Ratio times the number of shares of Home Stock subject to the option; provided, however, that no option shall be deemed granted by the Surviving Company to acquire a fractional share of CU Stock.

                  (b) Assumption of such options shall be contingent upon the Closing and upon the execution prior to the Closing by the particular optionee, CU and Home of a new option agreement providing for the assumption and conversion of the Home Options. Assumption by CU of the Home Options will be pursuant to the terms of the New Stock Option Plan providing for the assumption of such options, which plan shall be contingent upon approval of the CU shareholders.

                  (c) To the extent that the assumption of a Home Option by the Surviving Company would result in the issuance of an option to purchase a fractional share of CU Stock, such fractional share option shall be canceled, and the aggregate exercise price of the option to purchase shares of CU Stock shall be reduced by the proportionate amount of the aggregate exercise price attributable to the fractional share.

                  (d) The assumption by the Surviving Company of Home Options pursuant to the New Stock Option Plan shall be subject to the following limitations:

                           (i) The excess of the aggregate fair market value of the shares of CU Stock subject to an option immediately after the assumption over the aggregate option exercise price of such shares of CU Stock shall not be greater than the excess of the aggregate fair market value of the shares subject to the Home Option immediately before the assumption over the aggregate option exercise price of such shares of Home Stock.

                           (ii)     For any option, on a share by share
                  comparison, the ratio of the option exercise price to the fair market value of the CU Stock subject to the option immediately after the assumption shall not be more favorable to the optionee than the ratio of the Home Option exercise price to the fair market value on the Home Stock subject to the option immediately before the assumption.

                           (iii) The optionee shall not receive additional benefits under the Surviving Company option which he did not have under the Home Option.

                  (e) Each CU Option issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         2.10. Warrant. Concurrent with the execution of this Agreement, CU and Home have executed each of the Home Warrant Agreement and the CU Warrant Agreement, pursuant to which agreements CU has issued to Home the Home Warrant and Home has issued to CU the CU Warrant, granting the holder of each such warrant the right to purchase up to 19.9% of the issued and outstanding shares of capital stock of the other party, on a fully diluted basis (as more specifically set forth in the Home Warrant Agreement and CU Warrant Agreement), on the terms, and subject to the conditions set forth in such agreements.

                                   ARTICLE III

                                   THE CLOSING

         3.1.     Closing Date. The Closing shall take place on the Closing
Date.

         3.2. Execution of Merger Agreements. As soon as practicable after execution of this Agreement, the Agreement of Merger shall be executed by Home and CU. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the California Secretary as required by applicable laws and regulations.

         3.3. Documents to be Delivered. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF HOME AND HOME BANK

         Home and Home Bank represent and warrant to CU as follows:

         4.1. Incorporation, Standing and Power. Home has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is registered as a bank holding company under the BHC Act. Home Bank has been duly incorporated and is validly existing as a state chartered Bank under the laws of the State of California and is a member of the Federal Reserve System, and its deposits are insured by the FDIC in the manner and to the extent provided by law. Home and Home Bank have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. Neither the scope of the business of Home or Home Bank nor the location of any of their respective properties requires that Home or Home Bank be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of Home on a consolidated basis.

         4.2.     Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Home consists of 20,000,000 shares of Home Stock, of which 4,187,954 shares are outstanding, and 3,000,000 shares of serial preferred stock, none of which is outstanding. All of the outstanding shares of Home Stock are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for Home Options covering 168,134 shares of Home Stock granted pursuant to the Home Stock Option Plan, and 1,082,224 shares covered by the CU Warrant, there were no outstanding options, warrants or other rights in or with respect to the unissued shares of Home Stock or Home serial preferred stock nor any securities convertible into such stock, and Home is not obligated to issue any additional shares of Home Stock or preferred stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Schedule 4.2 sets forth the name of each holder of a Home Option, the number of shares of Home Stock covered by each such Home Option, the exercise price per share and the expiration date of each such Home Option.

                  (b) As of the date of this Agreement, the authorized capital stock of Home Bank consists of 4,000,000 shares of Home Bank Stock, of which1,938,746 shares are outstanding and all of which are owned of record by Home. All the outstanding shares of Home Bank Stock are duly authorized, validly issued, fully paid and nonassessable (except for assessments that may be made by order of the Superintendent pursuant to the Section 662 of the California Finance Code). There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Home Bank Stock or any other securities convertible into such stock, and Home Bank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

         4.3. Subsidiaries. Except for Home Bank, a wholly owned subsidiary of Home, Home does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or other voting interest in any corporation, partnership, joint venture or other entity.

         4.4. Financial Statements. Home has previously furnished to CU a copy of the Financial Statements of Home. The Financial Statements of Home: (a) present fairly the consolidated financial condition of Home as of the respective dates indicated and its consolidated results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for all foreseeable loan losses and other contingencies; and (d) are based on the books and records of Home and Home Bank.

         4.5. SEC/Regulatory Filings. Since January 1, 1990, Home and Home Bank have filed all reports, registrations and statements that were required to be filed with the (i) FDIC; (ii) the FRB; (iii) the SEC; and (iv) any other applicable federal, state or local governmental or regulatory authority. Home has previously furnished to CU a copy of the SEC Filings, FDIC Filings and FRB Filings of Home. As of their respective dates, the SEC Filings, FDIC Filings and FRB Filings of Home complied in all material respects

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
with the requirements of their respective forms and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.6. Authority of Home and Home Bank. The execution and delivery by Home and Home Bank of this Agreement, by Home of the Agreement of Merger and by Home Bank of the Bank Merger Agreement and, subject to the requisite approval of the shareholders of Home and the sole shareholder of Home Bank, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Home and Home Bank, and this Agreement is, and the Agreement of Merger and Bank Merger Agreement will be upon execution by the respective parties thereto, a valid and binding obligation of Home or Home Bank or both of them, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b) (6) (D). Except as set forth in Schedule 4.6, neither the (i) execution and delivery by Home and Home Bank of this Agreement, by Home of the Agreement of Merger or by Home Bank of the Bank Merger Agreement; (ii) the consummation of the Merger or Bank Merger or the transactions contemplated herein or therein; nor (iii) compliance by Home and Home Bank with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Home or Home Bank is a party, or by which Home or Home Bank or any of their respective properties or assets is bound, if in any such circumstances, such event could have consequences materially adverse to Home on a consolidated basis; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Home or Home Bank or any of their respective properties or assets, if such violation could have consequences materially adverse to Home on a consolidated basis. Except as set forth in the Home Schedules, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Home or Home Bank, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Home and Home Bank of this Agreement, by Home of the Agreement of Merger, by Home and Home Bank of the Bank Merger Agreement, or the consummation by Home and Home Bank of the Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Home and the sole shareholder of Home Bank; (ii) such approvals as may be required by the FRB and the OCC; (iii) the filing of the Agreement of Merger with the California Secretary; (iv) the filing of the Bank Merger Agreement with the OCC; and (v) the filing with and the approval by the SEC of the S-4 and Proxy Statement.

         4.7. Insurance. Home and Home Bank have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are appropriate for their respective businesses, operations, properties and assets. All such insurance policies and bonds are in full force and effect. To the knowledge of Home and Home Bank and except as set forth on Schedule 4.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. To the knowledge of Home and Home Bank and except as set forth on
Schedule 4.7, neither Home nor Home Bank is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth on Schedule 4.7 is a list of all policies of insurance carried and owned by Home or Home Bank, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. Home has delivered to CU a copy of each such policy of insurance.

         4.8. Title to Assets. Home and Home Bank have good and marketable title to all their respective material properties and assets, other than real property, owned or stated to be owned by Home or Home Bank, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except: (a) as set forth in the Financial Statements of Home; (b) for liens or encumbrances for current taxes not yet due; (c) for liens or encumbrances incurred in the ordinary course of business; (d) for liens that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Home on a consolidated basis; or (e) as set forth on Schedule 4.8.

         4.9. Real Estate. Schedule 4.9 sets forth a list of real property, including leaseholds, owned or leased by Home or Home Bank (the "Home Real Property"). Home or Home Bank has good and marketable title to the Home Real Property, and valid leasehold interests in the leaseholds, described on Schedule 4.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for liens and encumbrances of public record; (d) for such imperfections of title, liens and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described on Schedule 4.9.

         4.10.    Litigation. Except as set forth in the SEC Filings of Home or
Schedule 4.10, there is no private or governmental suit, claim, action or proceeding pending, nor to Home's or Home Bank's knowledge, threatened against Home or Home Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Home or Home Bank that has had or may have a material adverse effect upon the business, financial condition or results of operations of Home on a consolidated basis or the transactions contemplated hereby or which may involve a payment by Home in excess of $50,000 of applicable insurance coverage. Also, except as disclosed in the SEC Filings of Home or on
Schedule 4.10, there are no material judgments, decrees, stipulations or orders against Home or Home Bank enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. Home has previously provided to CU summary reports of Home's and Home Bank's attorneys relating to all pending litigation to which Home or Home Bank is a party and which names Home or Home Bank as a defendant or cross- defendant and a true, correct and complete list of all pending litigation in which Home or Home Bank is a named party.

         4.11.    Taxes.

                  (a) Home and/or Home Bank have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by it and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. Home and/or Home

         Bank have filed all required payroll tax returns, have fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by Home and/or Home Bank in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of Home and/or Home Bank and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of Home, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. Schedule 4.11 sets forth the date or dates through which the IRS has examined the federal tax returns of Home and/or Home Bank and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Home and/or Home Bank. Schedule 4.11 also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Home and/or Home Bank and lists each tax case of Home and/or Home Bank currently pending in audit, at the administrative appeals level or in litigation. Schedule 4.11 further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to Home and/or Home Bank within the last twelve (12) months. Except as set forth in Schedule 4.11, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Home. To the knowledge of Home, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Schedule 4.11.

                  (b) Except as set forth on Schedule 4.11(b), neither Home nor Home Bank is a party to any safe harbor lease within the meaning of
         Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Neither Home nor Home Bank is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Home nor Home Bank is a "consenting corporation" under Section 341(f) of the Code. Neither Home nor Home Bank has agreed, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         4.12. Compliance with Laws and Regulations. To Home's and Home Bank's knowledge, neither of them is in default under or in breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any governmental agency having authority over either of them, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of Home on a consolidated basis. No investigation or review by any governmental entity or regulatory authority with respect to Home or Home Bank is pending or, to the knowledge of Home or Home Bank, threatened, nor has any such governmental entity or regulatory authority indicated to Home or any Affiliate of Home any intention to conduct the same, other than those the outcome of which would not have a material adverse affect on the business, financial condition or results of operations of Home on a consolidated basis.

         4.13. Performance of Obligations. Home and Home Bank have performed in all material respects all of the obligations required to be performed by them to date, and to the best of their knowledge, are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other

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
covenant to which either of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of Home on a consolidated basis. Except for loans and leases made by Home Bank in the ordinary course of business, to Home's or Home Bank's knowledge, no party with whom Home or Home Bank has an agreement that is of material importance to the business of Home on a consolidated basis is in default thereunder.

         4.14. Employees. There are no controversies pending or threatened between Home or Home Bank and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operation of Home on a consolidated basis. Neither Home nor Home Bank is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong. Except as previously disclosed in writing to CU, there are no Understandings with respect to the employment of any officer or employee of Home or Home Bank which are not terminable by Home or Home Bank without liability on not more than thirty (30) days' notice. Except as disclosed in the Home Financial Statements or as previously disclosed in writing to CU, all material sums due for employee compensation have been paid or accrued and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Home Employee Plan have been duly and adequately paid or provided for in accordance with plan documents. Except for the Proposed Retention Agreements and as set forth on Schedule 4.14, as of the date hereof, no director, officer or employee of Home or Home Bank is entitled to receive any payment or any amount under any existing Home Employee Plan, Understanding, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement, the Agreement of Merger or the Bank Merger.

         4.15. Brokers and Finders. Except for any agreements among Home, CU and Montgomery, and any fees payable thereunder, neither Home nor Home Bank is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

         4.16. Material Contracts. Except as set forth on Schedule 4.16 hereto (all items listed or required to be listed on Schedule 4.16 being referred to herein as "Home Scheduled Contracts"), neither Home nor Home Bank is a party or otherwise subject to:

                  (a) any employment, deferred compensation, bonus or consulting contract that requires payment by Home or Home Bank of $50,000 or more per annum;

                  (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract not terminable by Home on 30 days' or less notice and which requires payment by Home or Home Bank of $10,000 or more per annum;

                  (c) any contract or agreement that restricts Home (or would restrict any Affiliate of Home after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

                  (d) any lease of real or personal property providing for annual lease payments by or to Home or Home Bank in excess of $100,000 per annum other than (i) financing leases entered into in the ordinary course of business in which Home or Home Bank is lessor and (ii) leases of real property presently used by Home Bank as banking offices;

                  (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Home or Home Bank (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $100,000 or more;

                  (f) any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

                  (g) other than agreements entered into in the ordinary course of business, including sales of Other Real Estate Owned, any agreement for the sale of any property or assets in which Home or Home Bank has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

                  (h) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business and reflected in the Financial Statements of
         Home);

                  (i) any restrictive covenant contained in any deed to or lease of real property owned or leased by Home or Home Bank (as lessee) that materially restricts the use, transferability or value of such property;

                  (j) any guarantee or indemnification which involves the sum of $100,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

                  (k) any supply, maintenance or landscape contracts not terminable by Home or Home Bank without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

                  (l) any agreement which would be terminable other than by Home or Home Bank as a result of the consummation of the transactions contemplated by this Agreement;

                  (m) any contract of participation with any other bank in any loan entered into by Home or Home Bank subsequent to December 31, 1994 in excess of $100,000 or any sales of assets of Home or Home Bank with recourse of any kind to Home or Home Bank except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

                  (n) any other Understanding of any other kind not terminable on 30 days' or less notice which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by Home or Home Bank other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business; or

                  (o) any Understanding that is otherwise material to the business, financial condition, results of operations or prospects of Home or Home Bank.

Home has delivered to CU copies of all Home Scheduled Contracts, including all amendments and supplements thereto.

         4.17. Absence of Material Change. Since December 31, 1994, the businesses of Home and Home Bank have been conducted, only in the ordinary course, in the same manner as theretofore conducted and there has not occurred any event that has had or may reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Home on a consolidated basis.

         4.18. Licenses and Permits. Home and Home Bank have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Home on a consolidated basis. The properties and operations of Home and Home Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

         4.19.    No Material Liabilities; Environmental.

                  (a) Schedule 4.19 sets forth all material liabilities of Home and Home Bank, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the Home Financial Statements, except for liabilities incurred or accrued since December 31, 1994 in the ordinary course of business, none of which has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Home on a consolidated basis. Except as set forth in Schedule 4.19, neither Home nor Home Bank knows of any basis for the asserting against it of any liability, obligation or claim that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of Home on a consolidated basis.

                  (b) Except as set forth on Schedule 4.19(b) or the Phase I Reports or Phase II Assessments, to the actual knowledge of the executive officers of Home and Home Bank, (i) there has not been any generation, use, handling, transportation, treatment, storage, release, or disposal of any Hazardous Substance in connection with the conduct of business of Home or Home Bank that has resulted or is likely to result in any liability under any Environmental Law in excess of $1,000,000; (ii) there has never been a use of the Home Real Property that has resulted, or is likely to result in any liability under any Environmental Law in excess of $1,000,000; (iii) no underground storage tanks or surface impoundments are on or in the Home Real Property; and
         (iv) no Hazardous Substances are contained on, under or migrating from or located on any of the Home Real Property.

         4.20.    Employee Benefit Plans.

                  (a) Schedule 4.20 sets forth and describes all employee benefit plans and any collective bargaining agreements or labor contracts in which Home or Home Bank participates, or by which

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
         they are bound, including, without limitation; (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits; (iii) any written employment agreement and any other employment agreement not terminable at will; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (collectively, the "Home Employee Plans"). Except as set forth in Schedule 4.20, (i) there are no negotiations, demands or proposals that are pending or threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (ii) Home is in compliance with the material reporting and disclosure requirements of Part 1 of Subtitle IB of ERISA and the corresponding provisions of the Code to the extent applicable to all such employee benefit plans; (iii) Home has performed all of its obligations under all such employee benefit plans and employment agreements required to be performed heretofore; and (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of Home and Home Bank, threatened against any such employee benefit plans and employment agreements or the assets of such plans, and to the best knowledge of Home, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans.

                  (b) The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on Schedule 4.20 have been duly authorized by the Board of Directors of Home. Except as set forth in Schedule 4.20, each such plan and associated trust intended to be qualified under Section 401(a) and to be exempt from tax under Section 501(a) of the Code, respectively, has either received a favorable determination letter from the IRS, has applied for such a determination letter or will apply for such a determination letter before the expiration of the remedial amendment period set forth in Section 401(b) of the Code, as the IRS may extend such period, and to the best knowledge of Home and Home Bank, no event has occurred that will or could give rise to disqualification of any such plan which is intended to be qualified under Section 401(a) of the Code or loss of the exemption from tax of any such trust which is intended to be exempt from tax under Section 501(a) of the Code. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans which could subject Home or Home Bank to an excise tax or penalty. To the best knowledge of Home and Home Bank, no employee of Home or Home Bank has engaged in any transactions which could subject Home or Home Bank to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in Section 302(2) of ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan which is required to be funded under Part 3 of Subtitle IB of ERISA and Section 412 of the Code); nor has Home or Home Bank failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the

         Tax Reform Act of 1986 and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

                  (c) Neither Home nor Home Bank sponsors or participates in, or has sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

                  (d) Neither Home nor Home Bank sponsors or participates in, or has sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such plan.

                  (e) All group health plans of Home or Home Bank (including any plans of Affiliates of Home that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of
         Section 4980B of the Code to the extent such requirements are applicable.

                  (f) There have been no acts or omissions by Home or Home Bank that have given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code which could be imposed on Home or Home Bank.

                  (g) Except as described in Section 4.20(j), neither Home or Home Bank maintains any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by Home or Home Bank or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Home or Home Bank, in either case as a result of the consummation of the transactions contemplated by the Agreement.

                  (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                  (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made, or will be made before the expiration of the remedial amendment period set forth under Section 401(b) of the Code, as such period may be extended by the IRS.

                  (j) Schedule 4.20 sets forth the name of each director, officer, employee, agent or representative of Home or Home Bank and every other person entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan or Understanding as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance or other benefit plan or Understanding. Home has furnished CU with true and correct copies of all documents with respect to the plans and agreements referred to in Schedule 4.20 delivered as of the date of the Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of Home and Home Bank referred to in Schedule 4.20 delivered as of the date of the Agreement, Home has furnished CU with true and correct copies of (i) a copy of the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants to the extent required;
         (ii) the most recent determination letter from the IRS; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles or on the cash method of accounting applied on a consistent basis.

         4.21. Corporate Records. The minute books of Home and Home Bank accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of Home and Home Bank and contain true and complete copies of the Articles of Incorporation, Bylaws and other charter documents, and all amendments thereto.

         4.22. Offices and ATMs. Schedule 4.22 sets forth the headquarters of Home and Home Bank (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Home Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on Schedule 4.22, neither Home nor Home Bank maintains any other office or ATM nor conducts business at any other location. Neither Home nor Home Bank has applied for or received permission to open any additional branch or operate at any other location.

         4.23. Operating Losses. Schedule 4.23 sets forth a list of any Operating Loss (as herein defined) which has occurred at Home Bank during the period after September 30, 1995. To the knowledge of Home or Home Bank, no action has been taken or omitted to be taken by any employee of Home or Home Bank that has resulted in the incurrence by Home Bank of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss after September 30, 1995, which, net of any insurance proceeds payable in respect thereof, would exceed $25,000. For purposes of this Agreement "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, merchant credit card processing, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines or other similar acts or occurrences.

         4.24. Loan Portfolio. All loans or other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of Home or Home Bank are, in all material respects, legal, enforceable and authorized under applicable federal and state laws and regulations, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as previously disclosed in writing to CU, no loans or investments held by Home Bank are, as of September 30, 1995 (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (ii) classified as "loss," "doubtful," "substandard," "special mention," or "criticized" by any federal or state banking regulators; or (iii) on a non-accrual status in accordance with Home Bank's loan review procedures. None of such investments are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and

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
the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. Except as previously disclosed in writing to CU, Home Bank has no loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of Home Bank which are not on substantially the same terms (including interest rates, repayment terms and collateral) as would be available for comparable transactions with persons of similar creditworthiness who are not Affiliates of Home Bank. For each outstanding loan or extension of credit or commitment to make a loan or extension of credit where the original principal amount is in excess of $50,000 and which by its terms is either secured by collateral ("Secured Loan") or supported by a guaranty or similar obligation ("Covered Loan"), in the case of each Secured Loan, to the best knowledge of Home Bank, the security interest has been perfected and, in the case of each Covered Loan, the guaranty or similar obligation has been executed and delivered to Home Bank and is still in full force and effect.

         4.25. Power of Attorney. Neither Home nor Home Bank has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

         4.26. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of Home or Home Bank ("Home Supplied Information") for inclusion in the documents to be filed with the SEC, FRB, the FDIC, or any other governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.27. Accuracy and Currentness of Information Furnished. The representations and warranties made by Home or Home Bank hereby or in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading.

         4.28. Loan Servicing Portfolio. Except as set forth on Schedule 4.28, Home Bank services no loans owned in whole or in part by other parties.

         4.29. Certain Interests. Schedule 4.29 sets forth a description of each instance in which an executive officer or director of Home or Home Bank (a) has any material interest in any property, real or personal, tangible or intangible, used by or in connection with the business of Home or Home Bank; (b) is indebted to Home or Home Bank except for normal business expense advances; or
(c) is a creditor (other than as a deposit holder of Home Bank) of Home or Home Bank except for amounts due under normal salary and related benefits or reimbursement of ordinary business expenses. Except as set forth in Schedule 4.29, all such arrangements are arm's length transactions pursuant to normal commercial terms and conditions.

         4.30. Investment Securities. Except as set forth on Schedule 4.30, all investment securities held by Home or Home Bank are legal investments under applicable law and regulations.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF CU AND CU BANK

         CU and CU Bank represent and warrant to Home and Home Bank as follows:

         5.1. Incorporation, Standing and Power. CU has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is registered as a bank holding company under the BHC Act. CU Bank has been duly incorporated and is validly existing as a national banking association under the laws of the United States, and is authorized by the OCC to conduct a general banking business; CU Bank's deposits are insured by the FDIC in the manner and to the extent provided by law. CU and CU Bank have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. Neither the scope of the business of CU or CU Bank nor the location of any of their respective properties requires that CU or CU Bank be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of CU on a consolidated basis.

         5.2.     Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of CU consists of 24,000,000 shares of CU Stock, of which 4,621,450 shares are outstanding, and 10,000,000 shares of serial preferred stock, none of which are outstanding. All of the outstanding shares of CU Stock are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for employee stock options covering 729,240 shares of CU Stock granted pursuant to the CU Stock Option Plan, outstanding warrants covering 7,500 shares of CU Stock and 1,492,390 shares covered by the Home Warrant, there were no outstanding options, warrants or other rights in or with respect to the unissued shares of CU Stock or CU serial preferred stock nor any securities convertible into such stock. Except with respect to the approximately 648,871 shares of CU Stock to be issued in connection with the Corporate Bank Merger, CU is not obligated to issue any additional shares of CU Stock or preferred stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Schedule 5.2 sets forth the name of each holder of a CU Option, the number of shares of CU Stock covered by each such CU Option, the exercise price per share and the expiration date of each CU Option.

                  (b) As of the date of this Agreement, the authorized capital stock of CU Bank consists of 540,000 shares of CU Bank Stock, of which 472,973 shares are outstanding and all of which are owned of record by CU. All the outstanding shares of CU Bank Stock are duly authorized, validly issued, fully paid and nonassessable (except as provided for in 12 U.S.C. Section55). There are no outstanding options, warrants or other rights in or with respect to the unissued shares of CU Bank Stock or any other securities convertible into such stock, and CU Bank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

         5.3. Subsidiaries. Except for CU Bank, a wholly owned subsidiary of CU, CU does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or other voting interest in any corporation, partnership, joint venture or other entity.

         5.4. Financial Statements. CU has previously furnished to Home a copy of the Financial Statements of CU. The Financial Statements of CU: (a) present fairly the consolidated financial condition of CU as of the respective dates indicated and its consolidated results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for all foreseeable loan losses and other contingencies; and (d) are based on the books and records of CU and CU Bank.

         5.5. SEC/Regulatory Filings. Since January 1, 1990, CU and CU Bank have filed all reports, registrations, and statements that were required to be filed with the (i) OCC; (ii) the FRB; (iii) the SEC; and (iv) any other applicable federal, state or local or governmental or regulatory authority. CU has previously furnished to Home a copy of the SEC Filings of CU, OCC Filings of CU, and the FRB Filings of CU. As of their respective dates, the SEC Filings of CU, the OCC Filings of CU and the FRB Filings of CU complied in all material respects with the requirements of their respective forms and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6. Authority of CU and CU Bank. The execution and delivery by CU and CU Bank of this Agreement, by CU of the Agreement of Merger and by CU Bank of the Bank Merger Agreement and, subject to the requisite approval of the shareholders of CU and the sole shareholder of CU Bank, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of CU and CU Bank, and this Agreement is, and the Agreement of Merger and Bank Merger Agreement will be upon execution by the respective parties thereto, a valid and binding obligation of CU or CU Bank or both of them, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b) (6) (D). Except as set forth in
Schedule 5.6, neither the (i) execution and delivery by CU and CU Bank of this Agreement, by CU of the Agreement of Merger or by CU Bank of the Bank Merger Agreement; (ii) the consummation of the Merger or Bank Merger or the transactions contemplated herein or therein; nor (iii) compliance by CU and CU Bank with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of their respective Articles of Incorporation or Association, as amended, as the case may be, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CU or CU Bank is a party, or by which CU or CU Bank or any of their respective properties or assets is bound, if in any such circumstances, such event could have consequences materially adverse to CU on a consolidated basis; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CU or CU Bank or any of their respective properties or assets, if such violation could have consequences materially adverse to CU on a consolidated basis. Except as set forth in the CU Schedules, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of CU or CU Bank, and no consent of, approval of or notice to any other Person, is required in connection with the

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
execution and delivery by CU and CU Bank of this Agreement, by CU of the Agreement of Merger, by CU Bank of the Bank Merger Agreement, or the consummation by CU and CU Bank of the Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of CU and the sole shareholder of CU Bank; (ii) such approvals as may be required by the FRB and the OCC; (iii) the filing of the Agreement of Merger with the California Secretary; (iv) the filing of the Bank Merger Agreement with the OCC; and (v) the filing with and the approval by the SEC of the S-4 and the Proxy Statement.

         5.7. Insurance. CU and CU Bank have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are appropriate for their respective businesses, operations, properties and assets. All such insurance policies and bonds are in full force and effect. To the knowledge of CU and CU Bank and except as set forth on Schedule 5.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. To the knowledge of CU and CU Bank and except as set forth on Schedule 5.7, neither CU nor CU Bank is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth on Schedule 5.7 is a list of all policies of insurance carried and owned by CU or CU Bank, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. CU has delivered to Home a copy of each such policy of insurance.

         5.8. Title to Assets. CU and CU Bank have good and marketable title to all their respective material properties and assets, other than real property, owned or stated to be owned by CU or CU Bank, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except:
(a) as set forth in the Financial Statements of CU; (b) for liens or encumbrances for current taxes not yet due; (c) for liens or encumbrances incurred in the ordinary course of business; (d) for liens that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of CU on a consolidated basis; or (e) as set forth on Schedule 5.8.

         5.9. Real Estate. Schedule 5.9 sets forth a list of real property, including leaseholds, owned or leased by CU or CU Bank (the "CU Real Property"). CU or CU Bank has good and marketable title to the CU Real Property, and valid leasehold interests in the leaseholds, described on Schedule 5.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for liens and encumbrances of public record; (d) for such imperfections of title, liens and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described on Schedule 5.9.

         5.10.    Litigation. Except as set forth in the SEC Filings of CU or
Schedule 5.10, there is no private or governmental suit, claim, action or proceeding pending, nor to CU's or CU Bank's knowledge, threatened against CU or CU Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of CU or CU Bank that has had or may have a material adverse effect upon the business, financial condition or results of operations of CU on a consolidated basis or the transactions contemplated hereby or which may involve a payment by CU in excess of $50,000 of applicable insurance coverage. Also, except as disclosed in the SEC Filings of CU or on Schedule 5.10, there are no material judgments, decrees, stipulations or orders against CU or CU

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
Bank enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. CU has previously provided to Home summary reports of CU's and CU Bank's attorneys relating to all pending litigation to which CU or CU Bank is a party and which names CU or CU Bank as a defendant or cross-defendant and a true, correct and complete list of all pending litigation in which CU or CU Bank is a named party.

         5.11.    Taxes.

                  (a) CU and/or CU Bank have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by it and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. CU and/or CU Bank have filed all required payroll tax returns, have fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by CU and/or CU Bank in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of CU and/or CU Bank and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of CU, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. Schedule 5.11 sets forth the date or dates through which the IRS has examined the federal tax returns of CU and/or CU Bank and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of CU and/or CU Bank. Schedule 5.11 also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from CU and/or CU Bank and lists each tax case of CU and/or CU Bank currently pending in audit, at the administrative appeals level or in litigation. Schedule 5.11 further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to CU and/or CU Bank within the last twelve (12) months. Except as set forth in
         Schedule 5.11, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of CU. To the knowledge of CU, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Schedule 5.11.

                  (b) Neither CU nor CU Bank is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Neither CU nor CU Bank is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(i)(A)(ii) of the Code. Neither CU nor CU Bank is a "consenting corporation" under Section 341(f) of the Code. Neither CU nor CU Bank has agreed, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         5.12. Compliance with Laws and Regulations. To CU's and CU Bank's knowledge, neither of them is in default under or in breach of any provision of their respective Articles of Incorporation or Association, as amended, as the case may be, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any governmental agency having authority over either of them, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of CU on a consolidated basis. No investigation or review by any governmental entity or regulatory authority with respect to CU or CU Bank is pending or, to the knowledge of CU or CU Bank, threatened, nor has any such governmental entity or regulatory authority indicated to CU or any Affiliate of CU an intention to conduct the same, other than those the outcome of which would not have a material adverse affect on the business, financial condition or results of operation of CU on a consolidated basis.

         5.13. Performance of Obligations. CU and CU Bank have performed in all material respects all of the obligations required to be performed by them to date, and to the best of their knowledge, are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which either of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of CU on a consolidated basis. Except for loans and leases made by CU Bank in the ordinary course of business, to CU's or CU Bank's knowledge, no party with whom CU or CU Bank has an agreement that is of material importance to the business of CU on a consolidated basis is in default thereunder.

         5.14. Employees. There are no controversies pending or threatened between CU or CU Bank and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operation of CU on a consolidated basis. Neither CU nor CU Bank is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong. Except as previously disclosed in writing to Home, there are no understandings with respect to the employment of any officer or employee of CU or CU Bank which are not terminable by CU or CU Bank without liability on not more than thirty (30) days notice. Except as disclosed in the CU Financial Statements or as previously disclosed in writing to CU, all material sums due for employee compensation have been paid or accrued and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any CU Employee Plan have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 5.14, as of the date hereof, no director, officer or employee of CU or CU Bank is entitled to receive any payment or any amount under any existing CU Employee Plan, Understanding, agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement, the Agreement of Merger or the Bank Merger.

         5.15. Brokers and Finders. Except for any agreements among CU, Home and Montgomery, and any fees payable thereunder, neither CU nor CU Bank is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

         5.16. Material Contracts. Except as set forth on Schedule 5.16 hereto (all items listed or required to be listed on Schedule 5.16 being referred to herein as "CU Scheduled Contracts"), neither CU nor CU Bank is a party or otherwise subject to:

                  (a) any employment, deferred compensation, bonus or consulting contract that requires payment by CU or CU Bank of $50,000 or more per annum;

                  (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract not terminable by CU on 30 days' or less notice and which requires payment by CU or CU Bank of $10,000 or more per annum;

                  (c) any contract or agreement that restricts CU (or would restrict any Affiliate of CU after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

                  (d) any lease of real or personal property providing for annual lease payments by or to CU or CU Bank in excess of $100,000 per annum other than (i) financing leases entered into in the ordinary course of business in which CU or CU Bank is lessor and (ii) leases of real property presently used by CU Bank as banking offices;

                  (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of CU or CU Bank (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $100,000 or more;

                  (f) any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

                  (g) other than agreements entered into in the ordinary course of business, including sales of Other Real Estate Owned, any agreement for the sale of any property or assets in which CU or CU Bank has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

                  (h) except for any subordinated debt that may be assumed by CU Bank in connection with the Corporate Bank Merger, any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business and reflected in the Financial Statements of CU);

                  (i) any restrictive covenant contained in any deed to or lease of real property owned or leased by CU or CU Bank (as lessee) that materially restricts the use, transferability or value of such property;

                  (j) any guarantee or indemnification which involves the sum of $100,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

                  (k) any supply, maintenance or landscape contracts not terminable by CU or CU Bank without penalty on 30 days or less notice and which provides for payments in excess of $25,000 per annum;

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
                  (l) any agreement which would be terminable other than by CU or CU Bank as a result of the consummation of the transactions contemplated by this Agreement;

                  (m) any contract of participation with any other bank in any loan entered into by CU or CU Bank subsequent to December 31, 1994 in excess of $100,000 or any sales of assets of CU or CU Bank with recourse of any kind to CU or CU Bank except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

                  (n) any other Understanding of any other kind not terminable on 30 days' or less notice which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by CU or CU Bank other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business; or

                  (o) any Understanding that is otherwise material to the business, financial condition, results of operations or prospects of CU or CU Bank.

CU has delivered to Home copies of all Scheduled Contracts, including all amendments and supplements thereto.

         5.17. Absence of Material Change. Since December 31, 1994, the businesses of CU and CU Bank have been conducted, only in the ordinary course, in the same manner as theretofore conducted and there has not occurred any event that has had or may reasonably be expected to have a material adverse effect in the business, financial condition or results of operation of CU on a consolidated basis.

         5.18. Licenses and Permits. CU and CU Bank have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of CU on a consolidated basis. The properties and operations of CU and CU Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

         5.19.    No Material Liabilities; Environmental.

                  (a) Schedule 5.19 sets forth all material liabilities of CU and CU Bank, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the CU Financial Statements, except for liabilities incurred or accrued since December 31, 1994 in the ordinary course of business, none of which has had or could reasonably be expected to have had a material adverse effect on the business, financial condition, results of operations or prospects of CU on a consolidated basis. Except as set forth in Schedule 5.19, neither CU nor CU Bank knows of any basis for the asserting against it of any liability, obligation or claim that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of CU on a consolidated basis.

                  (b) Except as set forth on Schedule 5.19(b), to the actual knowledge of the executive officers of CU and CU Bank, (i) there has not been any generation, use, handling, transportation,

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
         treatment, storage, release, or disposal of any Hazardous Substance in connection with the conduct of business of CU or CU Bank that has resulted or is likely to result in any liability under any Environmental Law in excess of $1,000,000; (ii) there has never been a use of the CU Real Property that has resulted, or is likely to result in any liability under any Environmental Law in excess of $1,000,000;
         (iii) no underground storage tanks or surface impoundments are on or in the CU Real Property; and (iv) no Hazardous Substances are contained or located on any of the CU Real Property.

         5.20.    Employee Benefit Plans.

                  (a) Schedule 5.20 sets forth and describes all employee benefit plans and any collective bargaining agreements or labor contracts in which CU or CU Bank participates, or by which they are bound, including, without limitation, (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits; (iii) any written employment agreement and any other employment agreement not terminable at will; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (collectively, the "CU Employee Plans"). Except as set forth in
         Schedule 5.20, (i) there are no negotiations, demands or proposals that are pending or threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (ii) CU is in compliance with the material reporting and disclosure requirements of Part 1 of Subtitle IB of ERISA and the corresponding provisions of the Code to the extent applicable to all such employee benefit plans; (iii) CU has performed all of its obligations under all such employee benefit plans and employment agreements required to be performed heretofore; and (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of CU and CU Bank, threatened against any such employee benefit plans and employment agreements or the assets of such plans, and to the best knowledge of CU, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans.

                  (b) The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on Schedule 5.20 have been duly authorized by the Board of Directors of CU. Except as set forth in
         Schedule 5.20, each such plan and associated trust intended to be qualified under Section 401(a) and to be exempt from tax under Section 501(a) of the Code, respectively, has either received a favorable determination letter from the IRS, has applied for such a determination letter or will apply for such a determination letter before the expiration of the remedial amendment period set forth in Section 401(b) of the Code, as the IRS may extend such period, and to the best knowledge of CU and CU Bank, no event has occurred that will or could give rise to disqualification of any such plan which is intended to be qualified under Section 401(a) of the Code or loss of the exemption from tax of any such trust which is intended to be exempt from tax under Section 501(a) of the Code. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans which could subject CU of CU Bank to an excise tax or penalty. To the best knowledge of CU and CU Bank, no employee of CU or CU Bank has engaged in any transactions which could subject CU or CU Bank to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in Section 302(2) of ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan which is required to be funded under Part 3 of Subtitle IB of ERISA and Section 412 of the Code); nor has CU or CU Bank failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

                  (c) Neither CU nor CU Bank sponsors or participates in, or has sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

                  (d) Neither CU nor CU Bank sponsors or participates in, or has sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such plan.

                  (e) All group health plans of CU or CU Bank (including any plans of Affiliates of CU that must be taken into account under
         Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                  (f) There have been no acts or omissions by CU or CU Bank that have given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code which could be imposed on CU or CU Bank.

                  (g) Except as described in Section 5.20(j), neither CU or CU Bank maintains any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by CU or CU Bank or pursuant to which any other benefit will accrue or vest in any director, officer or employee of CU or CU Bank, in either case as a result of the consummation of the transactions contemplated by the Agreement.

                  (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                  (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made, or will be made before the expiration of the remedial amendment period set forth under Section 401(b) of the Code, as such period may be extended by the IRS.

                  (j) Schedule 5.20 sets forth the name of each director, officer, employee, agent or representative of CU or CU Bank and every other person entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan or Understanding as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance or other benefit plan or Understanding. CU has furnished Home with true and correct copies of all documents with respect to the plans and agreements referred to in
         Schedule 5.20 delivered as of the date of the Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of CU and CU Bank referred to in Schedule 5.20 delivered as of the date of the Agreement, CU has furnished Home with true and correct copies of (i) a copy of the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants to the extent required; (ii) the most recent determination letter from the IRS; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions
         (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles or on the cash method of accounting applied on a consistent basis.

         5.21. Corporate Records. The minute books of CU and CU Bank accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of CU and CU Bank and contain true and complete copies of the Articles of Incorporation or Association, Bylaws and other charter documents, and all amendments thereto.

         5.22. Offices and ATMs. Schedule 5.22 sets forth the headquarters of CU and CU Bank (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by CU Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on Schedule 5.22, neither CU nor CU Bank maintains any other office or ATM nor conducts business at any other location. Neither CU nor CU Bank has applied for or received permission to open any additional branch nor operate at any other location.

         5.23. Operating Losses. Schedule 5.23 sets forth a list of any Operating Loss (as herein defined) which has occurred at CU Bank during the period after September 30, 1995. To the knowledge of CU or CU Bank, no action has been taken or omitted to be taken by any employee of CU Bank that has resulted in the incurrence by CU Bank of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss after September 30, 1995, which, net of any insurance proceeds payable in respect thereof, would exceed $25,000. For purposes of this Agreement "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, merchant credit card processing, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines or other similar acts or occurrences.

         5.24. Loan Portfolio. All loans or other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of CU or CU Bank are,

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
in all material respects, legal, enforceable and authorized under applicable federal and state laws and regulations, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as previously disclosed in writing to Home, no loans or investments held by CU Bank are, as of September 30, 1995 (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (ii) classified as "loss," "doubtful," "substandard," "special mention," or "criticized" by any federal or state banking regulators; or (iii) on a non-accrual status in accordance with CU Bank's loan review procedures. None of such investments are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. Except as previously disclosed in writing to Home, CU Bank has no loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of CU Bank which are not on substantially the same terms (including interest rates, repayment terms and collateral) as would be available for comparable transactions with persons of similar creditworthiness who are not Affiliates of CU Bank. In the case of each Secured Loan, to the best knowledge of CU Bank, the security interest has been perfected and, in the case of each Covered Loan, the guaranty or similar obligation has been executed and delivered to CU Bank and is still in full force and effect.

         5.25. Power of Attorney. Neither CU nor CU Bank has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

         5.26. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of CU or CU Bank ("CU Supplied Information") for inclusion in the documents to be filed with the SEC, FRB, the OCC, or any other governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.27. Accuracy and Currentness of Information Furnished. The representations and warranties made by CU or CU Bank hereby or in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading.

         5.28. Loan Servicing Portfolio. Except as set forth on Schedule 5.28, CU Bank services no loans owned in whole or in part by other parties.

         5.29. Certain Interests. Schedule 5.29 sets forth a description of each instance in which an executive officer or director of CU or CU Bank (a) has any material interest in any property, real or personal, tangible or intangible, used by or in connection with the business of CU or CU Bank; (b) is indebted to CU or CU Bank except for normal business expense advances; or (c) is a creditor (other than as a deposit holder of CU Bank) of CU or CU Bank except for amounts due under normal salary and related benefits or reimbursement of ordinary business expenses. Except as set forth in Schedule 5.29, all such arrangements are arm's length transactions pursuant to normal commercial terms and conditions.

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
         5.30. Investment Securities. Except as set forth on Schedule 5.30, all investment securities held by CU or CU Bank are legal investments under applicable law and regulations.

                                   ARTICLE VI

                         COVENANTS OF HOME AND HOME BANK
                      PENDING EFFECTIVE TIME OF THE MERGERS

         Home and Home Bank covenant and agree with CU and CU Bank as follows:

         6.1. Limitation on Home's and Home Bank's Conduct Prior to Effective Time. Between the date hereof and the Effective Time, except as contemplated by this Agreement, Home and Home Bank agree to conduct their respective businesses only in the normal and customary manner and in accordance with sound banking practices, and Home and Home Bank shall not, without the prior written consent of CU (which consent shall not be unreasonably withheld and which consent (except with respect to subparagraph (h) of this Section 6.1) shall be deemed granted if within five (5) business days of CU's receipt of written notice of a request for prior written consent, written notice of objection is not received by Home):

                  (a) issue any Home Stock (except pursuant to the exercise of Home Options outstanding as of the date hereof), Home preferred stock, Home Bank Stock, Home Bank preferred stock, any other securities (including long term debt) of Home or Home Bank or any rights, options or securities to acquire any Home Stock, Home preferred stock, Home Bank Stock, Home Bank preferred stock or any other securities (including long term debt) of Home or Home Bank;

                  (b) except in accordance with Home's customary and past practice of paying dividends in an amount equal to $.085 per quarter, declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of, Home Stock;

                  (c) except as may be required to effect the transactions contemplated herein, amend its respective Articles of Incorporation or its Bylaws;

                  (d) grant any general or uniform increase in the rate of pay of employees or employee benefits;

                  (e) grant any material increase in salary, incentive compensation or employee benefits or pay any bonus to any Person except for payments in the ordinary course of business consistent with past practices or pursuant to the Proposed Retention Agreements or any pre-existing contract, arrangement or bonus plan;

                  (f) make any capital expenditure in excess of $100,000, except for ordinary repairs, renewals and replacements;

                  (g) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with

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
         any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

                  (h) grant or commit to grant any new extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of ten percent (10%) or more of the outstanding Home Stock, or to any corporation, partnership, trust or other entity controlled by any such person, except consistent with practices and policies in existence as of the date of this Agreement;

                  (i) close or open any offices at which business is conducted;

                  (j) adopt or amend any Home Employee Plan or other benefit plan or arrangement of any such type except for such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement, except for the Proposed Retention Agreements;

                  (k) change any of Home's or Home Bank's policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of Home's business or operations on a consolidated basis, except such changes as may be required in the opinion of Home's or Home Bank's management to respond to economic or market conditions or as may be required by the rules of the American Institute of Certified Public Accountants or Financial Accounting Standards Board or by applicable governmental authorities;

                  (l) grant any Person a power of attorney or similar authority;

                  (m) make any material investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other Person, except for investments made in the ordinary course of business consistent with past practice;

                  (n) amend, modify or terminate, except in accordance with its terms, any Home Scheduled Contract or enter into any agreement or contract that would be a Home Scheduled Contract under Section 4.16;

                  (o) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restraint of any kind against or in respect of any property or right of Home and/or Home Bank;

                  (p) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Home or Home Bank, except in the ordinary course of business consistent with past practice;

                  (q) make any extraordinary payment to any Person, other than with respect to the Proposed Retention Agreements; or

                  (r) except as required by law, take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as tax free reorganizations under Section 368 of the Code.

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
         6.2.     No Solicitation, etc.

                  (a) Home and Home Bank shall not, and shall cause each of their respective officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, solicit, initiate or, except as contemplated by Section 6.2(b) hereof, encourage, entertain or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any Alternative Transaction, other than the Alternative Transaction contemplated by this Agreement.

                  (b) Home or Home Bank shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect, any Alternative Transaction with or involving any Person other than CU or CU Bank, unless Home or Home Bank shall have received an unsolicited written offer from a Person other than CU or CU Bank to effect an Alternative Transaction and the Board of Directors of Home determines, based on an opinion of counsel, that in the exercise of the fiduciary obligations of the Board of Directors such information should be provided to or such discussions or negotiations undertaken with the Person submitting such unsolicited written offer.

                  (c) Home will promptly communicate to CU the terms of any proposal which it may receive in respect of any Alternative Transaction and will keep CU informed as to the status of any actions, including negotiations or discussions, taken pursuant to subsection (b) of this
         Section 6.2.

         6.3.     Affirmative Conduct of Home and Home Bank Prior to Effective
Time.   Between the date hereof and the Effective Time, Home and Home Bank shall:

                  (a) use and devote their respective best efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve their respective relationships and goodwill with account holders, borrowers, employees and others having business relationships with Home or Home Bank;

                  (b) use their respective best efforts to keep in full force and effect all of the existing material permits and licenses of Home or Home Bank;

                  (c) use their respective best efforts to maintain insurance coverage at least equal to that now in effect on all properties for which they are responsible and on their respective business operations;

                  (d) perform their respective material contractual obligations and not become in material default on any thereof;

                  (e) duly and timely file all reports and returns required to be filed with any federal, state or local governmental authority, unless any extensions have been duly granted by such authority;

                  (f) duly observe and conform to all lawful requirements applicable to their respective businesses that are material to the business of Home on a consolidated basis;

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
                  (g) maintain their respective assets and properties in good condition and repair, normal wear and tear excepted;

                  (h) promptly advise CU in writing of any event or any other transaction within Home's or Home Bank's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding Home Stock prior to the record date fixed for the Home Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

                  (i) promptly notify CU regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Home and/or Home Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Home and/or Home Bank;

                  (j) furnish to CU, as soon as practicable, and in any event within fifteen days after it is prepared, (i) a copy of any report submitted to the board of directors of Home or Home Bank, provided, however, that Home need not furnish to CU communications of Home's legal counsel regarding Home's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, Superintendent or any other governmental or regulatory entity, and
         (iii) monthly unaudited consolidated balance sheets and consolidated statements of operations of Home;

                  (k) not later than the 25th day of each calendar month, amend or supplement the Schedules prepared and delivered pursuant to
         Article IV (the "Home Schedules") to ensure that the information set forth in such Home Schedules accurately reflects the then-current status of Home and Home Bank. Home shall further amend or supplement the Home Schedules as of the Closing Date if necessary to reflect any additional information that needs to be included in the Home Schedules;

                  (l) use their respective best efforts to obtain any third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of Home on a consolidated basis or that is contemplated or required in connection with this Agreement, the Merger or Bank Merger;

                  (m) promptly notify CU of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding or notice of any claim against Home or Home Bank or any of their assets; and

                  (n) prepare and timely file all tax returns and amendments thereto required to be filed by them on or before the Closing Date. CU shall have a reasonable opportunity to review all such returns and amendments thereto on a pre-filing basis. Home and Home Bank shall discharge all taxes, assessments and governmental charges in the nature of taxes upon or against it or any of its

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
         properties or assets, and all tax liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such manner not to cause any material adverse effect upon the condition (financial or otherwise) or operations of Home or Home Bank; and (ii) Home and Home Bank shall have set aside on their books appropriate reserves in the amount of the demanded principal imposition together with interest and penalties relating thereto, if any.

         6.4. Access to Information. Home and Home Bank will afford CU and its representatives, counsel, accountants, agents and employees access during normal business hours to all of their respective businesses, operations, properties, books, files and records and will do everything reasonably necessary to enable CU and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of Home and Home Bank and the condition thereof and to update such examination at such intervals as CU shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Home and Home Bank and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Home and Home Bank. Upon the request of CU, Home will request that Arthur Andersen provide reasonable access to auditors' work papers with respect to the businesses and properties of Home and Home Bank, including tax accrual work papers prepared for Home and/or Home Bank during the preceding sixty (60) months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Home or Home Bank is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of CU of the right to rely upon the representations and warranties made by Home and Home Bank herein; provided, that CU shall disclose in writing to Home any fact or circumstance it may discover which CU believes renders any representation or warranty made by Home or Home Bank hereunder incorrect in any respect. CU covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning Home and Home Bank so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or any of the public information of any applications required to be filed with any governmental or regulatory agency to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Home and Home Bank.

         6.5. Filings. Home and Home Bank agree that through the Effective Time, each of their respective reports, registrations, statements and other filings required to be filed with any applicable governmental or regulatory authority will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the governmental or regulatory body with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity or entities to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved.

         6.6. Notices; Reports. Home and Home Bank will promptly notify CU of any event of which Home or Home Bank obtains knowledge which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of Home on a consolidated basis

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
or in the event that Home or Home Bank determines that either is unable to fulfill any of the conditions to the performance of CU's obligations hereunder, as set forth in Articles IX or XI herein, and Home and Home Bank will furnish CU
(i) as soon as available, and in any event within thirty (30) days after it is prepared, any report by Home or Home Bank for submission to the Board of Directors of Home or Home Bank, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Home to its shareholders or other security holders, and all reports filed by Home or Home Bank with the SEC, FRB or FDIC, and (iii) such other existing reports as CU may reasonably request relating to Home or Home Bank.

         6.7. Home Shareholders' Meeting. Promptly after the execution of this Agreement, Home will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Home shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of Home shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding Home Stock to approve this Agreement and the transactions contemplated hereby.

         6.8. Bank Merger. Home and Home Bank shall (i) take all necessary corporate and other action, to effect the Bank Merger; (ii) execute, deliver and, where appropriate, file any and all documents necessary or desirable to effect the Bank Merger; and (iii) take and cause Home Bank to take any other action to permit the consummation of any transactions contemplated in connection with the Bank Merger. Neither Home nor Home Bank shall take any action that would prevent the performance of the Bank Merger.

         6.9. Filings; Applications. Home and Home Bank will cooperate with CU in the preparation of the Proxy Statement and S-4 and the statements or applications to be filed to obtain the necessary regulatory approvals to consummate the transactions contemplated by this Agreement. Home and Home Bank covenant and agree that all information furnished by Home or Home Bank for inclusion in the Proxy Statement and S-4 and in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Merger and the Bank Merger will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         6.10. Certain Loans and Other Extensions of Credit. Home Bank will promptly inform CU of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of Home or Home Bank as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). Home Bank will furnish CU, as soon as practicable, and in any event within 15 days after the end of each calendar month, schedules, including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into 30-89 and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by Home or Home Bank to any Home or Home Bank director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock

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
of Home, including with respect to each such loan or lease the identity and, to the knowledge of Home, the relation of the borrower to Home or Home Bank, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

         6.11. Termination of Home Stock Option Plan. Home will take all steps necessary to cause the Home Stock Option Plan to be terminated as of or prior to the Effective Time, and will cause any options outstanding thereunder to be either exercised (accompanied with the payment provided for in such exercised option) on or before the Effective Time, or for those options not so exercised, to obtain at the earliest practicable date and prior to the Effective Time a revised stock option contract with each holder of such unexercised options, incorporating such terms as may be necessary in order to make such option contracts consistent with the New Stock Option Plan.

         6.12. Environmental Audit. Home shall deliver to CU a Phase I Environmental Assessment Report with respect to the property listed on Schedule
4.9 (the "Phase I Reports"), in a form reasonably satisfactory to CU. The Parties agree to share equally any and all costs incurred in obtaining the Phase 1 Reports requested after the date hereof in connection with this Section 6.12. Based on the Parties' review of the Phase I Reports, the Parties shall determine, in good faith based on a reasonable assessment of the results of the Phase I Reports, whether to obtain Phase II Site Assessments ("Phase II Assessments") for any Home Real Property. The Parties shall mutually agree on the environmental consultant to prepare any such Phase II Assessment and shall share equally any and all costs incurred in obtaining such Phase II Assessments. If the amount of remediation expenses related to the Home Real Property, as set forth in the Phase II Assessments, is estimated to exceed $1,000,000, then Home shall have an additional ninety (90) days from the date of receipt of such Phase II Assessments within which to cure the excessive remediation costs and to reduce the estimated costs of remediation to an amount below $1,000,000.

         6.13. D&O Coverage. Home shall obtain (i) coverage for a period of 36 months following the Effective Time for the directors and officers of Home and Home Bank under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations then now possessed by Home covering acts or omissions occurring prior to the Effective Time and (ii) coverage for a period of at least 36 months following the Effective Time under a bankers' blanket bond which is no less protective in terms of coverage or limitations then now possessed by Home which covers losses incurred prior to the Effective Time and actions related to this Agreement.

                                   ARTICLE VII

                           COVENANTS OF CU AND CU BANK
                      PENDING EFFECTIVE TIME OF THE MERGERS

         CU and CU Bank covenant and agree with Home and Home Bank as follows:

         7.1. Limitation on CU's and CU Bank's Conduct Prior to Effective Time. Between the date hereof and the Effective Time, except as contemplated by this Agreement, CU and CU Bank agree to conduct their respective businesses only in the normal and customary manner and in accordance with sound banking practices, and CU and CU Bank shall not, without prior written consent of Home (which consent shall not be unreasonably withheld and which consent (except with respect to subparagraph (h) of this Section 7.1) shall be deemed granted if within five (5) business days of Home's receipt of written notice of a request for prior written consent, written notice of objection is not received by CU):

                  (a) except in connection with the Corporate Bank Merger, issue any CU Stock (except pursuant to the exercise of CU Options outstanding as of the date hereof), CU preferred stock, CU Bank Stock, CU Bank preferred stock, any other securities (including long term debt) of CU or CU Bank or any rights, options or securities to acquire any CU Stock, CU preferred stock, CU Bank Stock, CU Bank preferred stock or any other securities (including long term debt) of CU or CU Bank;

                  (b) except in accordance with CU's customary and past practice of paying dividends in an amount equal to $.02 per quarter, declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of, CU Stock;

                  (c) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Association, as the case may be, or its Bylaws; provided, however, that CU Bank shall be permitted to amend and restate its Articles of Association in the form previously submitted to Home's counsel;

                  (d) grant any general or uniform increase in the rate of pay of employees or employee benefits;

                  (e) grant any material increase in salary, incentive compensation or employee benefits or pay any bonus to any Person except for payments in the ordinary course of business consistent with past practices or pursuant to any pre-existing contract, arrangement or bonus plan;

                  (f) make any capital expenditure in excess of $100,000, except for ordinary repairs, renewals and replacements;

                  (g) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

                  (h) grant or commit to grant any new extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of ten percent (10%) or more of the outstanding CU Stock, or to any corporation, partnership, trust or other entity controlled by any such person, except consistent with practices and policies in existence as of the date of this Agreement;

                  (i) close or open any offices at which business is conducted except in connection with Corporate Bank Merger;

                  (j) adopt or amend any CU Employee Plan or other benefit plan or arrangement of any such type except for such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement;

                  (k) change any of CU's or CU Bank's policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of CU's business or operations on a consolidated basis, except such changes as may be required in the opinion of CU's or CU Bank's management to respond to economic or market conditions or as may be required by the rules of the American Institute of Certified Public Accountants or Financial Accounting Standards Board or by applicable governmental authorities;

                  (l) grant any Person a power of attorney or similar authority;

                  (m) make any material investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other Person, except for investments made in the ordinary course of business consistent with past practice;

                  (n) amend, modify or terminate, except in accordance with its terms, any CU Scheduled Contract or enter into any agreement or contract that would be a CU Scheduled Contract under Section 5.16;

                  (o) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restraint of any kind against or in respect of any property or right of CU and/or CU Bank;

                  (p) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to CU or CU Bank, except in the ordinary course of business consistent with past practice;

                  (q)      make any extraordinary payment to any Person; or

                  (r) except as required by law, take or cause to be taken any action which would prevent the transactions contemplated hereby form qualifying as tax free reorganizations under Section 368 of the Code.

         7.2.     No Solicitation, etc.

                  (a) CU and CU Bank shall not, and shall cause each of their respective officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, solicit, initiate or, except as contemplated by Section 7.2(b) hereof, encourage, entertain or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any Alternative Transaction, other than the Alternative Transaction contemplated by this Agreement.

                  (b) CU or CU Bank shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise

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
         cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect any Alternative Transaction with or involving any Person other than Home or Home Bank, unless CU or CU Bank shall have received an unsolicited written offer from a Person other than Home or Home Bank to effect an Alternative Transaction and the Board of Directors of CU determines, based on an opinion of counsel, that in the exercise of the fiduciary obligations of the Board of Directors such information should be provided to or such discussions or negotiations undertaken with the Person submitting such unsolicited written offer.

                  (c) CU will promptly communicate to Home the terms of any proposal which it may receive in respect of any Alternative Transaction and will keep Home informed as to the status of any actions, including negotiations or discussions, taken pursuant to subsection (b) of this
         Section 7.2.

         7.3. Affirmative Conduct of CU and CU Bank Prior to Effective Time. Between the date hereof and the Effective Time, CU and CU Bank shall:

                  (a) use and devote their respective best efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve their respective relationships and goodwill with account holders, borrowers, employees and others having business relationships with CU or CU Bank;

                  (b) use their respective best efforts to keep in full force and effect all of the existing material permits and licenses of CU or CU Bank;

                  (c) use their respective best efforts to maintain insurance coverage at least equal to that now in effect on all properties for which they are responsible and on their respective business operations;

                  (d) perform their respective material contractual obligations and not become in material default on any thereof;

                  (e) duly and timely file all reports and returns required to be filed with any federal, state or local governmental authority, unless any extensions have been duly granted by such authority;

                  (f) duly observe and conform to all lawful requirements applicable to their respective businesses that are material to the business of CU on a consolidated basis;

                  (g) maintain their respective assets and properties in good condition and repair, normal wear and tear excepted;

                  (h) promptly advise Home in writing of any event or any other transaction within CU's or CU Bank's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding CU Stock prior to the record date fixed for the CU Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

                  (i) promptly notify Home regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of CU and/or CU Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of CU and/or CU Bank;

                  (j) furnish to Home, as soon as practicable, and in any event within fifteen days after it is prepared (i) a copy of any report submitted to the board of directors of CU or CU Bank, provided, however, that CU need not furnish to Home communications of CU's legal counsel regarding CU's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, OCC or any other governmental or regulatory entity, and (iii) monthly unaudited consolidated balance sheets and consolidated statements of operations of CU;

                  (k) not later than the 25th day of each calendar month, amend or supplement the Schedules prepared and delivered pursuant to
         Article IV (the "CU Schedules") to ensure that the information set forth in such CU Schedules accurately reflects the then-current status of CU and CU Bank; provided, however, that any such amendment or supplement required solely as a result of the Corporate Bank Merger shall be due not later than the 60th day after the consummation of the Corporate Bank Merger. CU shall further amend or supplement the CU Schedules as of the Closing Date if necessary to reflect any additional information that needs to be included in the CU Schedules;

                  (l) use their respective best efforts to obtain any third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of CU on a consolidated basis or that is contemplated or required in connection with the Merger or Bank Merger;

                  (m) promptly notify Home of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding, or notice of any claim against CU or CU Bank or any of their assets; and

                  (n) prepare and timely file all tax returns and amendments thereto required to be filed by them on or before the Closing Date. Home shall have a reasonable opportunity to review all such returns and amendments thereto on a pre-filing basis. CU and CU Bank shall discharge all taxes, assessments and governmental charges in the nature of taxes upon or against it or any of its properties or assets, and all tax liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such manner not to cause any material adverse effect upon the condition (financial or otherwise) or operations of CU or CU Bank; and (ii) CU and CU Bank shall have set aside on their books appropriate reserves in the amount of the demanded principal imposition together with interest and penalties relating thereto, if any.

         7.4. Access to Information. CU and CU Bank will afford Home and its representatives, counsel, accountants, agents and employees access during normal business hours to all of their respective businesses, operations, properties, books, files and records and will do everything reasonably necessary to enable Home and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of CU and CU Bank and the condition thereof and to update such examination at such intervals as Home shall deem appropriate. Upon the consummation of the Corporate Bank Merger, CU and CU Bank will afford Home and its representatives everything reasonably necessary to evaluate and make a complete examination of the Corporate Bank Merger. Such examination shall be conducted in cooperation with the officers of CU and CU Bank and in such a manner as to minimize any disruption of, or interference with, the normal business operations of CU and CU Bank. Upon the request of Home, CU will request that Arthur Andersen provide reasonable access to auditors' work papers with respect to the businesses and properties of CU and CU Bank, including tax accrual work papers prepared for CU and/or CU Bank during the preceding sixty
(60) months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that CU or CU Bank is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of Home of the right to rely upon the representations and warranties made by CU and CU Bank herein; provided, that Home shall disclose in writing to CU any fact or circumstance it may discover which Home believes renders any representation or warranty made by CU or CU Bank hereunder incorrect in any respect. Home covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning CU and CU Bank so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or any of the public information of any applications required to be filed with any governmental or regulatory agency to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to CU and CU Bank.

         7.5. Filings. CU and CU Bank agree that through the Effective Time, each of their respective reports, registrations, statements and other filings required to be filed with any applicable governmental or regulatory authority will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the governmental or regulatory body with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity or entities to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved.

         7.6. Notices; Reports. CU and CU Bank will promptly notify Home of any event of which CU or CU Bank obtains knowledge which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of CU on a consolidated basis or in the event that CU or CU Bank determines that either is unable to fulfill any of the conditions to the performance of Home's obligations hereunder, as set forth in Articles IX or XI herein, and CU and CU Bank will furnish Home (i) as soon as available, and in any event within thirty (30) days after it is prepared, any report by CU or CU Bank for submission to the Board of Directors of CU or CU Bank, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by CU to

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
its shareholders or other security holders, and all reports filed by CU or CU Bank with the SEC, FRB or FDIC, and (iii) such other existing reports as Home may reasonably request relating to CU or CU Bank.

         7.7. CU Shareholders' Meeting. Promptly after the execution of this Agreement, CU will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of CU shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of CU shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding CU Stock to approve this Agreement and the transactions contemplated hereby.

         7.8. Bank Merger. CU and CU Bank shall (i) take all necessary corporate and other action to effect the Bank Merger; (ii) execute, deliver and, where appropriate, file any and all documents necessary or desirable to permit the Bank Merger; and (iii) take and cause CU Bank to take any other action to permit the consummation of the Bank Merger. Neither CU nor CU Bank shall take any action that would prevent performance of the Bank Merger.

         7.9. Filings; Applications. CU and CU Bank will prepare promptly and file the Proxy Statement, the S-4 and any statements or applications necessary to obtain the regulatory approvals required to consummate the transactions contemplated by this Agreement. CU and CU Bank covenant and agree that all information included by CU or CU Bank in the Proxy Statement and S-4 and in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Merger and the Bank Merger, and other transactions contemplated by this Agreement, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         7.10. Certain Loans and Other Extensions of Credit. CU Bank will promptly inform Home of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of CU or CU Bank as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). CU Bank will furnish Home, as soon as practicable, and in any event within 15 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into 30-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by CU or CU Bank to any CU or CU Bank director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock of CU, including with respect to each such loan or lease the identity and, to the knowledge of CU, the relation of the borrower to CU or CU Bank, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

         7.11. CU Stock Option Plan. CU will take all steps necessary to adopt the New Stock Option Plan and take any other actions necessary or appropriate as of or prior to the Effective Time, in order to effect the transactions contemplated by Section 2.9. CU shall recommend that its shareholders approve the New Stock Option Plan and the Board of Directors of CU shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the outstanding CU Stock to approve such New Stock Option Plan.

         7.12. Dividends. Subject to applicable law and regulations and the good faith determination of the Surviving Company Board of Directors, it is the intention of CU that the Surviving Company shall pay quarterly dividends to its shareholders for each of the eight quarters following the Effective Time in an amount per share which is no less than $.06 per share.

         7.13. Articles of Incorporation. CU will take all steps necessary to amend its Articles of Incorporation, including without limitation obtaining shareholder approval at the CU Shareholders' meeting, to effect any name change of the Surviving Company agreed upon by the Parties in accordance with Section 2.6.

                                  ARTICLE VIII

                                GENERAL COVENANTS

         The parties hereto hereby mutually covenant and agree with each other as follows:

         8.1. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

         8.2. Public Announcements. CU and Home will consult with each other before any Party hereto issues any press release or makes any public statement with respect to this Agreement or the transactions contemplated hereby, and except as may be required by applicable law or any listing agreement, neither CU nor Home will issue any such press release or make any such public statement prior to such consultation.

         8.3. S-4 and the Proxy Statement. Home and CU shall use their respective best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable. CU shall take any action required to be taken under any applicable state securities laws in connection with the issuance of CU Stock in the Merger, and Home shall furnish all information concerning Home as may be reasonably requested in connection with any such action. Each Party shall immediately notify the other Party in writing in the event that such Party becomes aware that the S-4 or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the S-4 or the Proxy Statement otherwise is required to be amended or supplemented, which notice shall specify, in reasonable detail, the circumstances thereof.

         8.4. Merger of Home Bank and CU Bank. The parties agree to use their reasonable efforts between the date of this Agreement and the Closing to take all actions necessary or desirable, including the filing of any regulatory applications, so that the Bank Merger will occur substantially concurrently with, or

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
as soon as practicable after, the Effective Time. A copy of the Bank Merger Agreement is attached hereto as Exhibit B. The original of such Bank Merger Agreement shall be executed and delivered as soon as practicable after the execution and delivery of this Agreement.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO THE MERGERS

         The obligations of each of the Parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

         9.1. Shareholder Approval. The transactions contemplated hereby shall have received all requisite approvals of the shareholders of CU, CU Bank, Home and Home Bank.

         9.2. No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger or the Bank Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

         9.3. Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any governmental authority, including, without limitation, those of the FRB and the OCC shall have been obtained or granted for the Merger and Bank Merger and the transactions contemplated hereby, and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

         9.4. Tax Opinion. CU and Home shall have received an opinion from Manatt, Phelps & Phillips or Arthur Andersen that the Merger and the Bank Merger will not result in the recognition of gain or loss for federal income tax purposes to CU, CU Bank, Home or Home Bank, nor will the issuance of the CU Stock result in the recognition of gain or loss by the holders of Home Stock who receive such stock in connection with the Merger.

         9.5. Pooling of Interests Accounting Treatment. Arthur Andersen shall have confirmed in writing to CU and Home that the Merger and Bank Merger will qualify for pooling of interests accounting treatment.

         9.6. S-4 and Proxy Statement. The S-4 shall have become effective under the Securities Act and shall not be subject to any stop order or proceeding seeking a stop order and copies of the Proxy Statement shall have been mailed to every shareholder of record of CU and Home on the record date not less than 20 days prior to the date of the shareholders' meetings called to act upon the Merger.

         9.7. Dissenters. The sum of (i) the shares of Home Stock that will not be converted into CU Stock due to the exercise of dissenters' rights granted under the California Corporations Code and (ii) the shares of CU Stock that become Dissenting Shares shall not exceed 10% of the aggregate number of issued and outstanding shares of Home Stock and CU Stock.

                                    ARTICLE X

          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HOME AND HOME BANK

         All of the obligations of Home and Home Bank to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Home and Home Bank:

         10.1. Legal Opinion. Home and Home Bank shall have received the opinion of Anita Wolman, general counsel of CU and CU Bank, dated as of the Closing Date, in substantially the form of Exhibit E hereto.

         10.2. Representations and Warranties; Performance of Covenants. All covenants, terms and conditions of this Agreement to be complied with and performed by CU and CU Bank at or before the Closing Date shall have been complied with and performed in all material respects; the representations and warranties of CU and CU Bank contained in Article V hereof shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made with respect to the CU Schedules as updated in accordance with Section 7.3(k).

         10.3.    Authorization of Mergers; Option Plan.

                  (a) All actions necessary to authorize the execution, delivery and performance of this Agreement, the Agreement of Merger and the Bank Merger Agreement by CU and CU Bank, as the case may be, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of CU and CU Bank, as the case may be, as required by applicable law, and CU and CU Bank shall have full power and right to merge pursuant to the Agreement of Merger and Bank Merger Agreement, respectively.

                  (b) The shareholders of CU shall have voted in favor of the adoption of the New Stock Option Plan.

         10.4. Absence of Certain Changes. Between the date of this Agreement and the Effective Time, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of CU on a consolidated basis, whether or not such event, change or effect is reflected in the CU Schedules as amended or supplemented after the date of this Agreement.

         10.5. Officers' Certificate. There shall have been delivered to Home and Home Bank on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of CU certifying , to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

         10.6. Fairness Opinion. Home shall have received a letter from Piper Jaffray Inc., dated as of a date within five (5) days of the mailing of the Proxy Statement and S-4 to the shareholders of Home, to the

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
effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Home.

         10.7. Shareholder's Voting Agreements. Concurrently with the execution of this Agreement, the CU directors shall have executed and delivered to Home an agreement substantially in the form of Exhibit F.

         10.8. Home Warrant Agreement. Concurrently with the execution of this Agreement, CU shall have executed and delivered to Home the Home Warrant and the Home Warrant Agreement.

         10.9. Appointment of Directors. All necessary action shall have been taken to have the five persons designated by Home elected or appointed to serve, from and after the Effective Time, as directors of Surviving Company.

         10.10. Validity of Transactions. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Home or Home Bank hereunder, shall be subject to the approval, to be reasonably exercised, of Manatt, Phelps & Phillips, special counsel for Home and Home Bank.

         10.11. Third Party Consents. CU and CU Bank shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the Bank Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

         10.12. NASDAQ Listing. The shares of CU Stock issuable pursuant to this Agreement shall have been duly authorized for listing, subject to notice of issuance, on the NASDAQ, National Market System or any other national exchange on which the shares of CU Stock may be listed.

         10.13. CU Board. All necessary action shall have been taken to have the five persons designated by CU elected or appointed to serve, from and after the Effective Time, as directors of the Surviving Company and CU shall have delivered to Home the written resignations of those directors of CU who will not be serving on the Surviving Company's Board of Directors.

         10.14. Non-Performing Loans. CU Bank's Non-Performing Loans shall not exceed 75% of (i) the shareholders' equity of CU Bank plus (ii) the loan loss reserves of CU Bank.

                                   ARTICLE XI

              CONDITIONS PRECEDENT TO OBLIGATIONS OF CU AND CU BANK

         All of the obligations of CU and CU Bank to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CU and CU Bank:

         11.1. Legal Opinion. CU and CU Bank shall have received the opinion of Manatt, Phelps & Phillips., special counsel to Home and Home Bank, dated as of the Closing Date, in substantially the form of Exhibit G hereto.

         11.2. Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by Home or Home Bank at or before the Closing Date shall have been complied with and performed in all material respects; the representations and warranties of Home and Home Bank contained in Article IV hereof shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made with respect to the Home Schedules as updated in accordance with Section 7.3(j).

         11.3. Authorization of Mergers. All actions necessary to authorize the execution, delivery and performance of this Agreement, the Agreement of Merger and the Bank Merger Agreement by Home and Home Bank, as the case may be, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Boards of Directors and shareholders of Home and Home Bank, as the case may be, as required by applicable law, and Home and Home Bank shall have full power and right to merge pursuant to the Agreement of Merger and Bank Merger Agreement, respectively.

         11.4. Regulatory Approvals and Related Conditions. Any governmental and regulatory approvals and consents which are referred to in this Agreement and are required to consummate the Merger and the Bank Merger shall have been granted without the imposition of conditions that are or would have become applicable to CU or the Surviving Bank and that CU reasonably and in good faith concludes would materially adversely affect the consolidated financial condition or operations of CU or otherwise would be materially burdensome to CU on a consolidated basis and all applicable waiting periods shall have expired.

         11.5. Third Party Consents. Home and Home Bank shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and Bank Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

         11.6. Absence of Certain Changes. Between the date of this Agreement and the Effective Time, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Home on a consolidated basis, whether or not such event, change or effect is reflected in the Home Schedules as amended or supplemented after the date of this Agreement.

         11.7. Officers' Certificate. There shall have been delivered to CU on the Closing Date a certificate executed by the President and the Chief Financial Officer of each of Home and Home Bank certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.5 and 11.6.

         11.8. Fairness Opinion. CU shall have received a letter from Van Kasper & Company dated as of a date within five (5) days of the mailing of the Proxy Statement to the shareholders of CU, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of CU.

         11.9. Validity of Transactions. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to CU hereunder, shall be subject to the approval, to be reasonably exercised, of Anita Wolman, general counsel of CU.

         11.10. Blue Sky Matters. The issuance of the CU Stock in the Merger shall have been qualified or registered with the appropriate governmental entity under state securities or Blue Sky laws, and such qualifications or registrations are in effect on the Closing Date.

         11.11. Insurance Coverage. Home shall have obtained (i) coverage for a period of 36 months following the Effective Time for the directors and officers of Home and Home Bank under a directors' and officers' liability insurance policy covering acts or omissions occurring prior to the Effective Time and (ii) coverage for a period of at least 36 months following the Effective Time under a bankers' blanket bond which is no less protective in terms of coverage or limitations than possessed by Home prior to the Effective Time which covers losses incurred prior to the Effective Time and actions related to this Agreement.

         11.12. Shareholder's Voting Agreements. Concurrently with the execution of this Agreement, the Home directors shall have executed and delivered to CU an agreement substantially in the form of Exhibit H.

         11.13. CU Warrant Agreement. Concurrently with the execution of this Agreement, Home shall have executed and delivered to CU the CU Warrant and the CU Warrant Agreement.

         11.14. Affiliate Agreements. Those persons listed on Annex I hereto shall have executed and delivered to CU an agreement in substantially the form of Exhibit I.

         11.15. Non-Performing Loans. Home Bank's Non-Performing Loans shall not exceed 75% of (i) the shareholders' equity of Home Bank as of the month end prior to the Effective Time plus (ii) the loan loss reserves of Home Bank.

         11.16. Absence of Excess Remediation. Subject to Home's right to cure pursuant to Section 6.12 hereto, the Home Real Property, based on a reasonable analysis of the Phase II Assessments, shall not require remediation expenses in excess of $1,000,000.

                                   ARTICLE XII

                                EMPLOYEE BENEFITS

         12.1. Employee Benefits. At and as of the Effective Time the former officers and employees of Home and Home Bank who become officers and employees of the Surviving Bank ("Transferred Employees") shall, in that capacity, be entitled to participate in all employee benefits and benefit programs of the Surviving Bank in accordance with the terms of such employee benefit programs. Surviving Bank shall recognize such Transferred Employees' service with Home and Home Bank for purposes of eligibility and vesting under all such benefit programs. Surviving Bank shall also cover under its health plans, without the application of any pre-existing limitation or exclusion, all Transferred Employees and their covered dependents who are covered under similar Home or Home Bank health plans as of the Closing Date and who change coverage to Surviving Bank's health plans at the time such Transferred Employees are first provided the option to enroll in Surviving Bank's health plans.

                                  ARTICLE XIII

                                   TERMINATION

         13.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

                  (a)      By mutual agreement of the parties, in writing;

                  (b) By Home or CU immediately upon the failure of the shareholders of Home or CU to approve this Agreement and the transactions contemplated hereby;

                  (c) By Home immediately upon expiration of twenty (20) days from delivery of written notice by Home to CU of CU's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Home from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Home and Home Bank or cured by CU prior to expiration of such twenty (20) day period);

                  (d) By CU immediately upon expiration of twenty (20) days from delivery of written notice by CU to Home of Home's or Home Bank's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by CU and CU Bank from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by CU or cured by Home or Home Bank, as the case may be, prior to expiration of such twenty (20) day period);

                  (e) By Home or CU upon the expiration of thirty (30) days after any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, all parties hereto agree to submit the application to the regulatory authority that has denied; or refused to grant the approval, consent or qualification requested; or

                  (f) By Home, if any conditions set forth in Article X shall not have been met, by CU if any conditions set forth in Article XI shall not have been met, or by Home or CU, if any conditions set forth in Article IX shall not have been met by September 30, 1996, or such earlier time as it becomes apparent that such conditions cannot be met.

         13.2. Termination Date. This Agreement shall be terminated if the Closing Date shall not have occurred by September 30, 1996, unless extended in writing by the parties.

         13.3. Effect of Termination. No termination of this Agreement under this Article XIII for any reason or in any manner shall release, or be construed as so releasing, CU or CU Bank or Home or Home Bank from their respective obligations under the CU Warrant Agreement or Home Warrant Agreement, the last sentence of Section 6.4, Section 7.4 or under Section 14.1 hereof, or any party hereto from any liability or damage to any other party hereto arising out of in connection with or otherwise relating to, directly or indirectly, said party's material breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1. Expenses. Each party hereto shall pay its own costs and expenses, including but not limited to those of its attorneys and accountants, in connection with this Agreement, the Agreement of Merger, the Bank Merger and the transactions covered and contemplated hereby and thereby. Notwithstanding the foregoing, CU and Home shall share equally the cost of printing the Proxy Statement and S-4.

         14.2. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

 To CU or CU Bank:                  16030 Ventura Boulevard
                                    Encino, California  91436-4487
                                    Attention:  Stephen G. Carpenter
                                    Facsimile Number:  (818) 907-5024

      With a copy to:               Anita Wolman, Esq.
                                    16030 Ventura Boulevard
                                    Encino, California  91436-4487

To Home or Home Bank:               Home Bancorp
                                    2633 Cherry Avenue
                                    Signal Hill, California  90806
                                    Attention:  Jim Staes
                                    Facsimile Number: (310) 426-4526

      With copies to:               Manatt, Phelps & Phillips
                                    11355 West Olympic Boulevard
                                    Los Angeles, California 90064
                                    Attention: Barbara S. Polsky, Esq.
                                    Facsimile Number: (310) 312-4224

         Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or sent by facsimile transmission, or on the third business day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

         14.3. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         14.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one original document.

         14.5. Effect of Representations and Warranties. The representations and warranties contained in this Agreement or the Schedules shall terminate immediately after the Effective Time.

         14.6. Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto.

         14.7. Lists; Exhibits; Integration. Each Schedule, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Schedules and letters need not be attached to each copy of this Agreement. This Agreement, together with such Schedules, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         14.8. Knowledge. In all representations and warranties concerning the knowledge of Home, Home Bank, CU or CU Bank, wherever included herein, the only knowledge imputed to Home, Home Bank, CU or CU Bank shall be the knowledge of their respective officers at the level of senior vice-president and above.

         14.9. Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         14.10. Schedules. The Schedules are an integral part of this Agreement, and each Schedule shall be applicable as if set forth in full in the text hereof. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth in any Schedule. In the event there is any representation contained in this Agreement that is modified by a Schedule, said representation shall also be modified by any other applicable information contained in any other Schedule.

         14.11. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

         14.12. Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

         14.13. Waiver and Modification. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement, the Agreement of Merger and Bank Merger Agreement, when executed and delivered, may be modified or amended by action of the Boards of Directors of CU, CU Bank, Home or Home Bank without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

         14.14. Attorney's Fees. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

         14.15. JURY WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                            CU BANCORP

                                            By:_______________________________
                                            Name:
                                            Title:

                                            CALIFORNIA UNITED BANK,
                                            NATIONAL ASSOCIATION

                                            By:_______________________________
                                            Name:
                                            Title:

                                            HOME INTERSTATE BANCORP

                                            By:_______________________________
                                            Name:
                                            Title:

                                            HOME BANK

                                            By:_______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                               AGREEMENT OF MERGER

                  THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of this _____ day of ___________, 1996, by and between CU Bancorp, a California corporation ("CU") and Home Interstate Bancorp, a California corporation ("Home"), with reference to the following facts:

                                    RECITALS

                  1. CU is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 24,000,000 shares of no par value common stock ("CU Stock") of which, on the date hereof, there are [4,467,318] shares issued and outstanding and 10,000,000 shares of serial preferred stock, none of which is outstanding..

                  2. Home is a corporation duly organized, validly existing and in good standing under the laws of the State of California with authorized capital of 20,000,000 shares of common stock, no par value ("Home Stock") of which, on the date hereof, there are [4,187,954] shares issued and outstanding.

                  3. The respective Boards of Directors of CU and Home deem it desirable and in the best interests of their respective corporations and stockholders that Home be merged (the "Merger") with and into CU as provided in this Merger Agreement pursuant to the laws of the State of California and that CU be the surviving company (the "Surviving Company").

                  4. In connection with the Merger, CU and Home, and their respective wholly-owned banking subsidiaries, entered into an Agreement and Plan of Reorganization, dated as of January 10, 1996 (the "Reorganization Agreement").

                  NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Merger, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  Upon consummation of the Merger at the Effective Time (as defined in Article IX hereof), Home shall be merged with and into CU which shall thereupon be the Surviving Company, and the separate corporate existence of Home shall cease.

                                   ARTICLE II
                                      NAME

                  The name of the Surviving Company shall be "_____________".

                                   ARTICLE III
                            ARTICLES OF INCORPORATION

                  The Articles of Incorporation of CU as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Articles of Incorporation of the Surviving Company.

                                   ARTICLE IV
                                     BYLAWS

                  The Bylaws of CU as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Bylaws of the Surviving Company.

                                    ARTICLE V
                                    DIRECTORS

                  The following persons shall, at and after the Effective Time, serve as the Directors of the Surviving Company until its next annual meeting of shareholders or until such time as their successors have been elected and qualified:

                           [insert names of directors]

                                   ARTICLE VI
                     RIGHTS AND DUTIES OF SURVIVING COMPANY

                  At and after the Effective Time, all rights, privileges, powers and franchises and all property and assets of every kind and description of CU and Home shall be vested in and be held and enjoyed by the Surviving Company, without further act or deed, and all the estates and interests of every kind of CU and Home, including all debts due to either of them, shall be as effectively the property of the Surviving Company as they were of CU and Home, and the title to any real estate vested by deed or otherwise in either CU or Home shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of CU and Home shall be preserved unimpaired and all debts, liabilities and duties of CU and Home shall be debts, liabilities and duties of the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                   ARTICLE VII
                              CONVERSION OF SHARES

                  In and by virtue of the Merger and at the Effective Time, pursuant to this Merger Agreement, the shares of CU Stock and Home Stock outstanding at the Effective Time shall be converted as follows:

                  (a) Effect on the Home Stock. Each share of Home Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically canceled and cease to be an issued and outstanding share of Home Stock and shall be converted into the right to receive 1.409 shares of CU Stock. No fractional shares of CU Stock shall be issued in the Merger. CU will pay or cause to be paid cash in lieu of fractional shares of CU Stock which would otherwise be issuable as provided above.

                  (b) Effect on CU Stock. Each share of CU Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain outstanding and shall for all purposes be deemed to represent, one share of common stock of the Surviving Company.

                                  ARTICLE VIII
                                 FURTHER ACTION

                  The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Company title to and possession of all of CU's and Home's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.

                                   ARTICLE IX
                                 EFFECTIVE TIME

                  The Merger will become effective upon the filing, in accordance with Section 1103 of the California Corporations Code, of a copy of this Merger Agreement and all other requisite accompanying certificates in the office of the California Secretary of State (the "Secretary"). The date and time of such filing with the Secretary is referred to herein as to the "Effective Time."

                                    ARTICLE X
                             SUCCESSORS AND ASSIGNS

                  This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by either party without the written consent of the other.

                                   ARTICLE XI
                                  GOVERNING LAW

                  This Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

                                   ARTICLE XII
                                   TERMINATION

                  This Merger Agreement may, by the mutual consent and action of the Boards of Directors of CU and Home, be abandoned at any time before or after approval thereof by the shareholders of CU and Home, but not later than the filing of this Merger Agreement with the Secretary pursuant to Section 1103 of the California Corporations Code.

                  IN WITNESS WHEREOF, CU and Home, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

                                         CU BANCORP

                                         By:_________________________
                                                  President

                                         ____________________________
                                                  Secretary

                                         HOME INTERSTATE BANCORP

                                         By:__________________________
                                                  President

                                         _____________________________
                                                  Secretary

                                                                       EXHIBIT B

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") is made and entered into as of this _____ day of ___________, 1996, by and between California United Bank, National Association, a national banking association ("CU Bank") and Home Bank, a California corporation ("Home Bank"), with reference to the following facts:

                                    RECITALS

         1. CU Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with authorized capital of 540,000 shares of $5.00 par value common stock ("CU Bank Stock") of which, on the date hereof, there are [472,973] shares issued and outstanding. CU Bank has surplus of $____ and undivided profits, including capital reserves, of $______ as of _____________. CU Bank is the wholly owned subsidiary of CU Bancorp, a California corporation.

         2. Home Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of California with authorized capital of [ ] shares of common stock, [ ] par value ("Home Stock") of which, on the date hereof, there are [ ] shares issued and outstanding. Home Bank has surplus of $______ and undivided profits, including capital reserves, of $_____ as of _______. Home Bank is the wholly owned subsidiary of Home Interstate Bancorp, a California corporation.

         3. The respective Boards of Directors of CU Bank and Home Bank, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of 12 U.S.C. Section 215a, deem it desirable and in the best interests of their respective corporations and shareholders that Home Bank be merged (the "Bank Merger") with and into CU Bank as provided in this Bank Merger Agreement pursuant to the laws of the United States of America and that CU Bank be the surviving bank (the "Surviving Bank").

         4. In connection with the Merger, CU Bank, CU Bancorp, a California corporation ("CU"), Home Bank and Home Interstate Bancorp, a California corporation ("Home"), entered into an Agreement and Plan of Reorganization, dated as of January 10, 1996 (the "Reorganization Agreement").

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Bank Merger, the parties hereto agree as follows:

                                    ARTICLE I
                                 THE BANK MERGER

         Upon consummation of the Bank Merger at the Effective Time of the Bank Merger (as defined in Article XI hereof), Home Bank shall be merged with and into CU Bank which shall thereupon be the Surviving Bank, and the separate corporate existence of Home Bank shall cease.

                                   ARTICLE II
                              SHAREHOLDER APPROVAL

         This Agreement shall be ratified and approved by the written consent of the shareholders of each of Home Bank and CU Bank owning at least two-thirds of the outstanding capital stock.

                                   ARTICLE III
                                      NAME

         The name of the Surviving Bank shall be "___________."

                                   ARTICLE IV
                             ARTICLES OF ASSOCIATION

         The Articles of Association of CU Bank as in effect immediately prior to the Effective Time of the Bank Merger shall, at and after the Effective Time of the Bank Merger, continue to be the Articles of Association of the Surviving Bank.

                                    ARTICLE V
                                     BYLAWS

         The Bylaws of CU Bank as in effect immediately prior to the Effective Time of the Bank Merger shall, at and after the Effective Time of the Bank Merger, continue to be the Bylaws of the Surviving Bank.

                                   ARTICLE VI
                                    DIRECTORS

         The following persons shall, at and after the Effective Time of the Bank Merger, serve as the Directors of the Surviving Bank until its next annual meeting of shareholders or until such time as their successors have been elected and qualified:

                           [insert names of directors]

                                   ARTICLE VII
                       RIGHTS AND DUTIES OF SURVIVING BANK

         At and after the Effective Time of the Bank Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of CU Bank and Home Bank shall be vested in and be held and enjoyed by the Surviving Bank, without further act or deed, and all the estates and interests of every kind of CU Bank and Home Bank, including all debts due to either of them, shall be as effectively the property of the Surviving Company as they were of CU Bank and Home Bank, and the title to any real estate vested by deed or otherwise in either CU Bank or Home Bank shall not revert or be in any way impaired by reason of the Bank Merger; and all rights of creditors and liens upon any property of CU Bank and Home Bank shall be preserved unimpaired and all debts, liabilities and duties of CU Bank and Home Bank shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                  ARTICLE VIII
                              CONVERSION OF SHARES

         In and by virtue of the Bank Merger and at the Effective Time of the Bank Merger, pursuant to this Bank Merger Agreement, the shares of CU Bank Stock and Home Bank Stock outstanding at the Effective Time of the Bank Merger shall be converted as follows:

         (a) Effect on the Home Bank Stock. Each share of Home Bank Stock issued and outstanding immediately prior to the Effective Time of the Bank Merger, except for shares as to which dissenters' rights are perfected pursuant to 12 U.S.C. 215a(b) ("Perfected Dissenting Shares") shall, on and after the Effective Time of the Bank Merger, be automatically canceled and cease to be an issued and outstanding share of Home Bank Stock.

         (b) Effect on CU Bank Stock. Each share of CU Bank Stock issued and outstanding immediately prior to the Effective Time of the Bank Merger, except for Perfected Dissenting Shares, shall, on and after the Effective Time of the Bank Merger, remain outstanding and shall for all purposes be deemed to represent, one share of common stock of the Surviving Bank.

                                   ARTICLE IX
                       CAPITAL STRUCTURE OF SURVIVING BANK

         The amount of capital stock of the Surviving Bank shall be $_____, divided into ____ shares of common stock, each of $___ par value, and at the time the Bank Merger shall become effective the Surviving Bank shall have a surplus of $____ and undivided profits of $______, including capital reserves, which when combined with the Surviving Bank's capital and surplus will be equal to the combined capital structures of Home Bank and CU Bank as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between ______ and the Effective Time of the Bank Merger.

                                    ARTICLE X
                                 FURTHER ACTION

         The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Bank title to and possession of all of CU Bank's and Home Bank's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Agreement.

         CU Bank and Home Bank agree that solely for the purpose of completing the merger of Home Bank with and into CU Bank or obtaining any necessary regulatory approval therefor or approving, signing, ratifying or confirming any related Bank Merger Agreement or conferring any necessary or appropriate corporate authority related thereto or taking any other corporate act or satisfying any other corporate requirement necessary therefor, the board of directors of the Surviving Bank, as it will be constituted upon the effectiveness of the Bank Merger, may act as such in advance of such effectiveness, and CU, the shareholder of the Surviving Bank upon such effectiveness, may act as such in advance of such effectiveness.

                                   ARTICLE XI
                        EFFECTIVE TIME OF THE BANK MERGER

         The Bank Merger will become effective in accordance with 12 U.S.C. 215a at the time specified in the approval to be issued by the Comptroller of the Currency. The date and time of such approval specified by the Comptroller is referred to herein as to the "Effective Time of the Bank Merger."

                                   ARTICLE XII
                             SUCCESSORS AND ASSIGNS

         This Bank Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Bank Merger Agreement may not be assigned by either party without the written consent of the other.

                                  ARTICLE XIII
                                   TERMINATION

         This Bank Merger Agreement may, by the mutual consent and action of the Boards of Directors of CU Bank and Home Bank, be abandoned at any time before or after approval thereof by the shareholders of CU Bank and Home Bank, but not later than the Effective Time of the Bank Merger. This Agreement shall automatically be terminated and of no further force and effect if, prior to the Effective Time of the Bank Merger, the Reorganization Agreement is terminated in accordance with the terms thereof.

                                   ARTICLE XIV
                    SATISFACTION OF CONDITION AND OBLIGATIONS

         (a) The obligations of CU Bank to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of CU Bank and CU under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by CU Bank.

         (b) The obligations of Home Bank to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of Home and Home Bank under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in party, by Home Bank.

         IN WITNESS WHEREOF, CU Bank and Home Bank, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Bank Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

                                            CALIFORNIA UNITED BANK,
                                            NATIONAL ASSOCIATION

                                            By:
                                               -------------------------
                                                    President

                                            ----------------------------
                                                    Secretary

DIRECTORS OF
CALIFORNIA UNITED BANK, N.A.



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                                      B-5

                                            HOME BANK

                                            By:
                                               --------------------------
                                                     President

                                            -----------------------------
                                                     Secretary

DIRECTORS OF HOME BANK



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                                      B-6

                                                                       EXHIBIT C

                           WARRANT PURCHASE AGREEMENT

              This WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of January 10, 1996, between CU Bancorp, a California corporation ("CU"), and Home Interstate Bancorp, a California corporation ("Home") is made with reference to the following:

                                    RECITALS

         A. CU, California United Bank, National Association, a wholly owned subsidiary of CU ("CU Bank"), Home and Home Bank, a wholly owned subsidiary of Home ("Home Bank"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") whereby Home and Home Bank would be merged with and into CU and CU Bank, respectively (collectively, the "Merger").

         B. As partial consideration to Home for entering into the Merger Agreement, CU has agreed to issue to Home a warrant entitling the holder thereof to purchase up to 19.9% (or 1,492,390) of the outstanding common stock of CU ("Common Stock"), assuming the exercise of all Warrants (as hereafter defined), and all other options, warrants or other securities convertible into Common Stock, subject to such restrictions and conditions as may be imposed by bank regulatory authorities having jurisdiction over Home and CU, respectively.

         C. Concurrent with the execution of this Agreement, Home and CU shall enter into a separate warrant agreement, with substantially identical terms and conditions as are set forth in this Agreement, pursuant to which Home shall issue to CU a warrant entitling the holder thereof, upon the occurrence of certain events as set forth in such agreement, to purchase up to 19.9% (on a fully diluted basis) of the outstanding common stock of Home.

         D. Terms used herein and not otherwise defined shall have the meanings ascribed to them in Article VI hereof.

              In consideration of these premises and of the representations, covenants and agreements hereinafter set forth, CU and Home hereby agree as follows:

                                    ARTICLE I
                          ISSUANCE AND SALE OF WARRANT

                  Section 1.1 Issuance and Sale of the Warrant. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, and in consideration for the execution and delivery of the Merger Agreement, CU hereby issues to Home one or more warrants (such warrants, together with any warrants issued pursuant to Section 1.4, the


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"Warrants") entitling the holder thereof to purchase in the aggregate 1,492,390 duly authorized and newly issued shares of Common Stock, subject to adjustment as provided below. The Warrants being issued at the time of the execution of this Agreement will be evidenced by a single certificate in the form of Exhibit A hereto. All Warrants issued pursuant to Section 1.4 will be evidenced by one or, at Home's request, more certificates in the form of Exhibit A hereto, dated the date of their issuance, exercisable at the adjusted exercise price at the time in effect for the Warrants issued pursuant to this Section 1.1.

              Section 1.2 Warrant Price. The initial exercise price at which shares of Common Stock may be acquired pursuant to exercise of the Warrants shall be $9.834 per share (the "Warrant Price"), subject to adjustment as provided in Section 1.4.

              Section 1.3 Exercise of Warrants.

              (a) The Warrants may be exercised in whole or in part only after the occurrence of an Acquisition Event.

              (b) As used herein, an "Acquisition Event" means any of the following events:

                    (i) any person (other than Home or an Affiliate of Home)
              shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Common Stock;

                    (ii) CU or CU Bank, without having received Home's prior
              written consent or except as permitted by the Merger Agreement, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Home or any Affiliate of Home to (A) effect a merger, consolidation or similar transaction involving CU or CU Bank, (B) sell, lease or otherwise dispose of assets of CU or CU Bank representing 10% or more of the consolidated assets of CU or CU Bank, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of CU or CU Bank (any of the foregoing an "Acquisition Transaction");

                    (iii) any person (other than Home or Home Bank or CU or CU
              Bank in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined in the Exchange Act) shall have been


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
              formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Common Stock; or

                    (iv) the holders of Common Stock shall not have approved the
              Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or CU's Board of Directors shall have withdrawn or modified in a manner adverse to Home the recommendation of CU's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Home) shall have (A) publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction or (B) filed an application (or given a notice), whether in draft or final form, under the BHC Act or the Change in Bank Control Act for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

              (c) In the event Home is entitled to and wishes to exercise the Warrants, it shall send to CU a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three Business Days nor later than 60 Business Days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, Home shall promptly file the required notice or application for approval, shall promptly notify CU of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

              (d) At the closing referred to in subsection (c), Home shall pay to CU the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Warrants in immediately available funds by wire transfer to a bank account designated by CU, provided that failure or refusal of CU to designate such a bank account shall not preclude Home from exercising the Warrants.

              (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d), CU shall deliver to Home a certificate or certificates representing the number of shares of Common stock purchased by Home.

              (f) Upon the giving by Home to CU of the written notice of exercise of the Warrants provided for under subsection (c) and the tender of the applicable purchase price in immediately available funds, Home shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of CU shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Home. CU shall pay all expenses, and any and all federal, state and local taxes or other charges that may be payable in connection with the preparation, issue and delivery of stock certificates hereunder in the name of Home.

              Section 1.4 Additional Warrants; Adjustments to Warrant Price and Number of Shares. The number of shares to which the Warrants may be exercised and the Warrant Price shall be subject to adjustment as provided below:

                   (a) Additional Warrants. If CU shall, on one or more occasions after the date hereof, issue additional shares of Common Stock, and if, as a result of any such issuance the shares of Common Stock issued or issuable upon the exercise of Warrants issued pursuant to Section 1.1 hereof shall represent less than 19.9% of the outstanding Common Stock, assuming the exercise of all Warrants and all other options, warrants or other securities convertible into Common Stock, CU shall issue to Home, promptly upon Home's demand, without further consideration, Warrants to purchase a number of authorized but unissued shares of Common Stock which, when added to the shares issued or issuable upon the exercise of such previously issued Warrants, would represent 19.9% as the case may be of the outstanding Common Stock.

                   (b) Adjustment for Stock Splits and Combinations. If CU at any time or from time to time after the date of this Agreement effects a subdivision of the Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if CU at any time or from time to time after the date of this Agreement combines the outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                   (c) Adjustment for Certain Dividends and Distributions. In the event CU at any time or from time to time after the date of this Agreement makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection (c) as of the time of actual payment of such dividends or distributions.

                   (d) Adjustments for Other Dividends and Distributions. In the event CU at any time or from time to time after the date of this Agreement makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of CU other than shares of Common Stock, then in each such event provision shall be made so that the holders of Warrants shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of CU which they would have received had their Warrants been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of exercise of the Warrants, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 1.4.

                   (e) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 1.4), then and in any such event each holder of Warrants shall have the right thereafter to receive upon exercise of the Warrants the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrants might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided in this Section 1.4.

                   (f) Reorganization, Mergers, Consolidations and Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 1.4), or a merger or consolidation of CU with or into another corporation, or the sale of all or substantially all of CU's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property of CU, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise of the Warrants would have been entitled in such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1.4 and the other terms and conditions with respect to the rights of the holders of the Warrants after the reorganization, merger, consolidation or sale to the end that the provisions of this Agreement, including this Section
1.4 (including adjustment of the Warrant Price then in effect and number of shares purchasable upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                   (g)   Sale of Shares Below Warrant Price.

                         (i) If at any time or from time to time after the date
of this Agreement, CU issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (c) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection
(b) above, for an Effective Price (as hereinafter defined) less than the Warrant Price (or, if an adjusted Warrant Price shall be in effect by reason of a previous adjustment, then less than such adjusted Warrant Price) then and in each such case the then existing Warrant Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying that Warrant Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock Deemed Outstanding at the close of business on the day next preceding the date of such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by CU for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price, and (ii) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the date of such issuance after giving effect to such issuance of Additional Shares of Common Stock. For purposes of this paragraph (i), "Common Stock Deemed Outstanding" at any given time shall mean the sum of (1) the number of shares of Common Stock actually outstanding at that time, (2) the number of Additional Shares of Common Stock then deemed to have been issued under paragraphs (iii) or (iv) of this subsection (g) and (3) the number of shares of Common Stock then issuable upon exercise of stock options to the extent not already deemed to have been issued under paragraphs (iii) or (iv) of this subsection (g).

                         (ii) For the purpose of making any adjustment required
under this subsection (g), the consideration received by CU for any issuance or sale of securities shall (i) to the extent it consists of cash be computed at the net amount of cash received by CU after deduction of any expenses payable by CU and any underwriting or similar commissions, compensation or concessions paid or allowed by CU in connection with such issue or sale, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of CU for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                         (iii) For the purpose of the adjustment required under
this subsection (g), if at any time or from time to time after the date of this Agreement CU issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then in each case CU shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by CU for the issuance of such rights or options or Convertible Securities plus, in the case of such options or rights, the amounts of consideration, if any, payable to CU upon the exercise of such options or rights and, in the case of Convertible Securities, the amounts of consideration, if any, payable to CU upon conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Warrant Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or be canceled without having been exercised, the Warrant Price adjusted upon the issuance of such options, rights or Convertible Securities shall be readjusted to the Warrant Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by CU upon such exercise, plus the consideration, if any, actually received by CU for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by CU (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                         (iv) For the purpose of the adjustment required under
this subsection (g), if at any time or from time to time after the date of this Agreement CU issues or sells any rights or options for the purchase of Convertible Securities, then in each such case CU shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by CU for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to CU upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to CU (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Warrant Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph (iii) above for the readjustment of the Warrant Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply in like manner to the rights, options and Convertible Securities referred to in this paragraph
(iv).

                         (v) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued by CU after the date of this Agreement whether or not subsequently reacquired or retired by CU, other than (i) shares of Common Stock issued upon exercise of the Warrants and (ii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause or shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded, or shares issued by way of dividend or other distribution on, or resulting from any subdivision or combination of, shares of Common stock excluded from the definition of "Additional Shares of Common Stock" by the foregoing provision. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by CU under this subsection (g), into the aggregate consideration received or deemed to have been received by CU for such issue under this subsection (i).

                                   ARTICLE II
                 REPURCHASE OF WARRANTS AND LIMITATIONS ON SALE

              Section 2.1 Repurchase of Warrants.

                   (a) Prior to the occurrence of an Acquisition Event, CU shall have no right to repurchase the Warrants and Home shall have no right to require CU to repurchase the Warrants.

                   (b) At any time after the occurrence of an Acquisition Event, CU shall have the right to purchase (or to cause a person designated by CU to purchase), and Home shall have the right to require that CU repurchase (or, if CU shall so elect, cause a person designated by CU to purchase), (i) all (but not fewer than all) the Warrants at the time beneficially owned by Home and its Affiliates at the Warrant Call Price in effect for such Warrants on the date of closing (as provided below) and (ii) all (but not fewer than all) of the shares of Common Stock purchased by Home and its Affiliates pursuant to this Agreement with respect to which Home has beneficial ownership at a price equal to the aggregate market value for such shares as of the date of closing (as provided below). Any purchase pursuant hereto shall take place on a Business Day specified in a notice given by CU to Home or by Home to CU, as the case may be (but in no event prior to the 30th day following the date of any such notice to Home or later than the 30th day following the date of any such notice to CU).

                   (c) The closing of any repurchase of Warrants pursuant to this Section 2.1 shall take place at 10:00 a.m. Los Angeles Time, on the date set forth in the applicable notice given by CU or Home, as the case may be, at the office of Home at the address set forth in Section 8.1. The amount payable to Home and its Affiliates upon any repurchase of Warrants shall be paid in lawful money of the United States by a federal funds check or a wire transfer of immediately available funds to an account designated by Home. Upon receipt of such payment, Home shall deliver or cause to be delivered to CU the certificates representing all the Warrants being repurchased free and clear of any liens, security interests, charges or encumbrances.

         Section 2.2 Certain Determinations of Market Value. The calculation of the Market Value, as required herein, shall be calculated in accordance with this Section 2.2. In the event that Market Value is to be determined pursuant to the terms hereof and there is not an established trading market for shares of Common Stock, or more than 50% of the outstanding shares of Common Stock are held beneficially or of record by persons, each of whom owns (individually or together with members of any group of which such persons are members) 5% or more of the outstanding shares of Common Stock, then Home may elect to have an investment banking firm mutually agreeable to CU and Home determine (i) whether, in the opinion of such investment banking firm, as a result of the absence of an established trading market or the concentration of stock holdings, Market Value (determined in accordance with the provisions of the definition of Market Value in Article VI) does not accurately reflect the fair market value of a block of 1,000 shares of Common Stock on the date as of which Market Value is to be determined, and (ii) if such investment banking firm determines that Market Value (as so determined) does not accurately reflect such fair market value, such investment banking firm shall make determination of the fair market value of a share of Common Stock on the date as of which Market Value is to be determined, based on whatever factors it deems relevant, as soon as possible and shall promptly give written notice to Home and CU of its determination. The fees of such investment banking firm in connection with such determination shall be paid by Home. Such determination shall be final and binding on the parties hereto and the fair market value so determined shall, if higher than the Market Value that would otherwise apply, be the Market Value of a share of Common Stock. In the event such determination is not transmitted to Home and CU prior to the scheduled closing date with respect to any repurchase of Warrants or Common Stock, the scheduled closing of such transaction shall not be postponed, and CU shall make such payments on the closing date as are required based on the Market Value of a share of Common Stock determined as if Home had not made an election under this Section 2.4. Within three Business Days after such investment banking firm's determination is made and conveyed to Home and CU in writing, CU shall make a payment to Home, or Home shall make a payment to CU, as the case may be, equal to the difference between the amount paid on the closing date and the amount that would have been so payable had such amount been determined on the basis of such investment banking firm's determination of the Market Value of a share of Common Stock.

         Section 2.3 Limit on Proceeds. Home agrees, as long as CU shall not have defaulted in its obligations to repurchase Warrants pursuant to Section 2.1, to pay over to CU any amount by which the profits received by Home and its Affiliates upon the sale or transfer of Warrants (net of all selling expenses, underwriting discounts, and commissions and other expenses incurred by Home in connection with such exercise and sale) shall exceed $5,000,000.

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                                   ARTICLE III

                    RESTRICTIONS ON TRANSFERABILITY OF STOCK;
                     COMPLIANCE WITH SECURITIES ACT OF 1933

         Section 3.1 Restrictions on Transferability. The Warrants acquired by Home or any Affiliate of Home pursuant to this Agreement and the Common Stock issuable upon exercise of such Warrants and any shares of capital stock received or issued in respect thereof, including, without limitation, securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (such Warrants and all such shares of Common Stock and securities being collectively called the "Restricted Stock") shall not be hypothecated, nor shall any claim or liability exist, nor shall any agreement, written or oral, be entered into by Home or any Affiliate of Home which would cause any claim or liability to exist with respect to the Restricted Stock, and the Restricted Stock shall not be transferred except upon the conditions, to the extent applicable, specified in this Article III. Home will cause any proposed transferee of Restricted Stock held by Home or any other Affiliate of Home to agree to take ownership of such Restricted Stock subject to the provisions, to the extent applicable, of this Article III; provided, however, that the provisions of this Article shall cease to apply to any Restricted Stock which shall have been sold in a registered public offering in accordance with the provisions of this Article III. Home represents that it is purchasing the Restricted Stock for its own account and not with a view to or for sale in connection with any distribution of such Restricted Stock.

         Section 3.2 Restrictive Legend; Notice of Proposed Transfers.

              (a) Each certificate representing Restricted Stock shall (unless otherwise permitted by the provisions of paragraph (b) of this Section) be stamped or otherwise imprinted with a legend in substantially the following form:

         THESE SHARES/WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES/WARRANTS MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SAID ACT OR (ii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. THE TRANSFERABILITY OF THESE SHARES/ WARRANTS IS FURTHER SUBJECT TO THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JANUARY 10, 1996, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF CU BANCORP.

              (b) Each holder of a certificate representing Restricted Stock by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.2(b). Prior to any proposed transfer of any Restricted Stock other than pursuant to a registration under the Securities Act, the holder thereof shall give written notice to CU of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer of the Restricted Stock to be transferred and shall be accompanied by an unqualified written opinion of counsel reasonably satisfactory to CU to the effect that such proposed transfer may be effected without registration under the Securities Act. Subject to Section 3.11 hereof, upon delivery to CU of such notice and such opinion of counsel, the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of such notice delivered by the holder to CU. Each certificate evidencing Restricted Stock transferred as above provided shall bear the appropriate restrictive legend set forth in paragraph (a) above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above shall be to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

         Section 3.3 No Transfers Prior to Acquisition Event. Notwithstanding anything to the contrary set forth in this Agreement or the Restricted Stock, neither Home nor any Affiliate of Home shall sell, transfer or otherwise dispose of all or any portion of the Warrants owned by it, other than to an Affiliate of Home, except after the occurrence of an Acquisition Event; provided, however, that following an Acquisition Event, if CU or Home shall give notice of its election to exercise its rights under Section 2.1, then such right of Home and its Affiliates to sell, transfer or otherwise dispose of the Restricted Stock shall no longer be exercised unless CU shall have defaulted in its obligation to repurchase such Restricted Stock on the date specified in any notice.

         Section 3.4 Limitations on Transferees and Manner of Transfer.

              (a) In the event that Home and its Affiliates become entitled pursuant to the provisions of Section 3.3 to sell, transfer or otherwise dispose of Restricted Stock, such Restricted Stock may be sold or transferred (subject to Section 3.11 hereof) only (i) to a third party (or a third party and its Affiliates) in a transaction which complies with the provisions of paragraph (b) of this Section or (ii) to one or more underwriters or dealers in connection with a broad public distribution complying with the provisions of paragraph (c) of this Section of the shares of Common Stock issuable pursuant to the exercise of the transferred Warrants (such shares being hereinafter referred to as the "Underlying Shares"). The provisions of this Section shall only apply to sales, transfers or dispositions by Home and its Affiliates, and shall not apply to sales, transfers or dispositions by transferees of Home or its Affiliates (except that any sale or disposition by dealers or underwriters shall be conducted in accordance with the applicable provisions of this Section and further except that all resales shall be made in accordance with the Securities
Act).

              (b) Home and its Affiliates shall be entitled, subject to the other applicable provisions of this Article III (including Section 3.11) and
Section 2.1, to sell or transfer Restricted Stock in one or more transactions exempt from the registration requirements of Section 5 of the Securities Act; provided, however, that the aggregate number of shares of Restricted Stock sold or transferred to any single purchaser and persons known to Home to be Affiliates of or persons acting in concert with such purchaser in any such transaction shall be limited to that amount of Restricted Stock which, when taken together with the Restricted Stock theretofore sold or transferred to such purchaser and such Affiliates and persons, would not, upon the exercise in full of the Warrants so

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transferred, permit the acquisition of more than 2% of the then outstanding shares of Common Stock, determined as of the date of such sale or transfer. For purposes of the immediately preceding sentence, it shall be assumed that all Warrants, if any, that already have been sold or transferred by Home and its Affiliates are still outstanding and have not been exercised in whole or in part to purchase shares of Common Stock.

              (c) Warrants owned by Home and its Affiliates, unless sold to CU or an Affiliate of CU or in compliance with paragraph (b) of this Section, may only be sold or transferred to one or more underwriters or dealers in accordance with the provisions of this paragraph. Home and its Affiliates may, subject to the terms and conditions set forth in this paragraph (c), sell or transfer Warrants in whole or in part to one or more underwriters or dealers who agree in writing with Home, prior to the effective time of any such sale or transfer, to exercise such Warrants and offer and sell the Underlying Shares either (i) to the public in a public offering registered under the Securities Act (or any successor federal securities laws) pursuant to a distribution in which no single purchaser and its Affiliates will, to the knowledge of such underwriters or dealers, acquire Underlying Shares representing more than 2% of the then outstanding shares of Common Stock or (ii) in other transactions complying with the requirements of paragraph (b) above. Notwithstanding any other provision of this Agreement to the contrary, the exercise of any Warrants transferred to underwriters or dealers in accordance with this Section and the acquisition by such underwriters or dealers of shares of Common Stock pursuant to such exercise may be made simultaneously on the date of the closing of the sale or transfer by Home or its Affiliates of the relevant Warrants to such underwriters or dealers, provided CU is given written notice of the date of such closing at least five Business Days prior thereto. At any such closing, against payment of the exercise price for shares of Common Stock to be acquired pursuant to the exercise of Warrants, CU will deliver or cause to be delivered certificates representing the Underlying Shares to such underwriters or dealers, in such names and denominations as it or they shall designate not fewer than two Business Days prior to such closing.

         Section 3.5 "Demand" Registration. From and after such date as Home and its Affiliates become entitled pursuant to Section 3.4 to sell or transfer any Restricted Stock, CU shall, if requested by Home, as expeditiously as possible, use its best efforts to effect the registration of the Restricted Stock (which CU has been requested to register on a form in general use under the Securities Act (or any successor federal securities law) selected by CU, in order to permit the sale or other disposition of such Restricted Stock in accordance with the intended method of sale or other disposition set forth in the request (subject to the provisions of Section 3.4(c)). The right to require registration of the Restricted Stock under this Section 3.5 may only be exercised once unless Home is advised in writing by its investment banking firm (a copy of which advice shall be supplied to CU) that, in the opinion of such firm, an additional or two additional registrations are appropriate to maximize the benefits to Home of the proposed distribution of Restricted Stock, in which event Home may exercise once or twice more, as applicable, its rights under this Section 3.5. Upon the issuance of a stop order or injunction, CU may withdraw any such registration statement and abandon the proposed offering which Home shall have demanded, in which case Home's right shall be reinstated.

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         Section 3.6 "Piggyback" Registration. From and after such date as Home and its Affiliates become entitled pursuant to Section 3.4 to sell or transfer any Restricted Stock, if at any time CU proposes to register any of its securities under the Securities Act (or any successor federal securities law), whether or not for sale for its own account (except with respect to registration statements filed with respect to the issuance of securities under employee benefit plans), it will give written notice to Home of its intention to do so. Upon the written request of Home, given within 15 calendar days after receipt of CU's notice, CU will use its best efforts to cause to be included in the shares to be covered by the registration statement proposed to be filed by CU, in accordance with the request of Home, the Restricted Stock to be sold by dealers or underwriters in accordance with the provisions of Section 3.4; provided, however, that CU need not include such Restricted Stock in such registration statement if CU is advised in writing by its investment banking firm (a copy of which advise shall be supplied to Home) that the inclusion of such securities shall, in the opinion of such firm, materially interfere with the orderly sale and distribution of the CU securities being sold by it. CU may, in its sole discretion and without the consent of Home, withdraw any such registration statement and abandon the proposed offering in which Home shall have requested to participate pursuant to this Section.

         Section 3.7 Registration Procedures and Expenses.

              (a)   If and whenever CU is required by the provisions of this
Article III to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act (or any successor federal securities law), Home and its Affiliates (including the underwriters in the case of a registration of Underlying Shares) (individually referred to as a "selling holder" or "holder" and collectively referred to as "selling holders" or "holders") will furnish in writing such information as is reasonably requested by CU for inclusion in the registration statement relating to such offering and such other information and documentation as CU shall reasonably request, and CU will, as expeditiously as possible:

                    (i) prepare and file with the SEC or any other federal agency at the time administering the Securities Act (or a successor federal securities law) a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding 90 days;

                    (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act;

                    (iii) furnish to each selling holder of Restricted Stock being registered such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act (or any successor federal securities law), and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock being registered owned by such seller;

                    (iv) furnish, at the request of any holder or holders of securities being registered pursuant to this Article III, on the date that such securities are delivered to the underwriters for sale pursuant to such registration or if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective (A) an opinion dated such date of independent counsel representing CU for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, stating that such registration statement has become effective under the Securities Act (or such successor law) and that (a) to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act (or such successor federal securities law); (b) the registration statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (or such successor law) and the applicable rules and regulations of the SEC thereunder, except that such counsel need express no opinion as to financial information or information provided by selling holders contained therein; (c) such counsel (subject to such customary limitation on the scope of their investigation as shall be set forth in such opinion) has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading except that such counsel need express no opinion as to financial information or information provided by selling holders contained therein; (d) the descriptions in the registration statement and in the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and all contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed as required; and
(B) a letter dated such date, from the independent certified public accountants of CU, addressed to the underwriters, if any, and to the holder or holders by or on behalf of whom a request is made, stating that they are independent certified public accountants within the meaning of the Securities Act (or such successor law) and that in the opinion of such accountants the financial statements and other financial data of CU included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act (or such successor law). Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holder of Restricted Stock being registered may reasonably request;

                    (v) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling holder of such Restricted Stock shall reasonably request and do any and all other acts and things which may be necessary or reasonably desirable to enable such seller to consummate the public sale or other disposition in such jurisdictions as may be requested by such seller; provided, however, that CU shall have no obligation to qualify to do business in any jurisdiction or to file a general consent to service of process in any jurisdiction;

                    (vi) notify each selling holder of Restricted Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or any successor Federal securities law), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                    (viii) provide a transfer agent and registrar for all Restricted Stock covered by such registration statement not later than the effective date of such registration statement;

                    (ix) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange, if any, on which any of the Common Stock is then listed (unless such Common Stock is already so listed) if such listing is then permitted under the rules of such exchange or with the NASDAQ, National Market System; and

                    (x) undertake to take such further actions as may be reasonably requested by the underwriters.

              (b) If any registration statement pursuant to Section 3.5 or 3.6 shall have been declared effective and, in the judgment of CU, (A) any event shall occur or state of facts exist (other than as described in clause (B)) which requires a notice to the selling holders of Restricted Stock pursuant to clause (vi) of paragraph (a) of this Section 3.7 or (B) the offering at the time of Restricted Stock pursuant to such registration statement would adversely affect, or would be improper in view of, a public offering, financing, reorganization, recapitalization, merger, consolidation, acquisition, or other similar transaction, or negotiations, discussions or pending proposals with respect thereto, immediately upon receipt of notice to such effect from CU, Home shall cease to offer or sell any Restricted Stock registered thereunder and cease to deliver or use the prospectus in use thereunder. In the case of any matter described in clause (A), CU shall, as promptly as practicable, furnish to each selling holder a reasonable number of copies of a supple-ment to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In the case of any matter described in clause (B), CU shall promptly notify Home at such times as, in CU's judgment, such offering may be recommended (which shall be no later than 90 days following such suspension); provided that Home may, in its sole discretion, discontinue such offering with respect to the Restricted Stock covered thereby, in which event Home shall be entitled to "demand" registration rights hereunder to the full extent as if such offering had not been requested.

         All expenses incurred by CU in complying with Sections 3.5 and 3.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disburse ments of counsel for CU and blue sky fees and expenses are herein called "Registration Expenses," except for all underwriting discounts and selling commissions applicable to the sales, all fees and disbursements of counsel for any selling holder or holders (including counsel designated by any seller for a "due diligence" investigation of CU) and the expense of any special audits incident to or required by such registration, all of which are herein called "Selling Expenses." CU shall pay all Registration Expenses and the selling holder or holders of Restricted Stock being registered shall pay all Selling Expenses.

         Section 3.8 Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act (or any successor Federal securities law) pursuant to this Article III, CU will indemnify and hold harmless each underwriter of such Restricted Stock, Home and its Affiliates as the transferors of the Restricted Stock or any portion thereof to underwriters, and each other person, if any, who controls such seller, assignor or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter, assignor or controlling person may become subject under the Securities Act (or such successor law) or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock shall have been registered under the Securities Act (or such successor law), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such seller, transferor and underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CU will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to CU through an instrument executed by such seller, transferor or underwriter specifically for use in the preparation thereof; and provided further that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, CU shall not have any such liability with respect thereto to such seller, transferor or underwriter or any person who controls such seller, transferor or underwriter within the meaning of Section 15 of the Securities Act if such seller, transferor or underwriter or any person on their behalf delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

         In the event of any registration of any Restricted Stock under the Securities Act (or a successor Federal securities law) pursuant to this Article III, each seller of such Restricted Stock (other than any underwriter or dealer purchasing Underlying Shares), and Home and its Affiliates, as transferors of Restricted Stock, severally and not jointly, will indemnify and hold harmless CU, each person, if any who controls CU within the meaning of Section 15 of the Securities Act, each officer of CU who signs the registration statement and each director of CU against any and all such losses, claims, damages, or liabilities arising out of or based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any such registration statement, prospectus, amendment or supplement, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to CU by or on behalf of such seller or transferor specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement; provided, however, that, if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller or transferor shall not have any such liability with respect thereto to CU, any person who controls CU within the meaning of Section 15 of the Securities Act, any officer of CU who signed the registration statement of any director of CU if CU or any person on their behalf delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person; and provided further that the liability of any such seller or transferor so to indemnify shall be limited to an amount equal to the amount received by such seller upon the sale of such Restricted Stock pursuant to such registration statement, or by such transferor from the seller, as the case may be.

         Payments in respect of indemnifications required by this Section 3.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. Any party which proposes to assert the right to be indemnified under this Section 3.8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 3.8, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 3.8. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. An indemnifying party shall not be liable for employed counsel to assume the defense of such action. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In no event shall an indemnifying party be required to pay for more than one counsel for an indemnified party, exclusive of local counsel.

         Section 3.9 Obligations of CU with Respect to Underwritten Offering. In the event that Restricted Stock shall be sold pursuant to a registration statement in an underwritten offering pursuant to Section 3.5, CU agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limiting the generality of the foregoing, customary provisions with respect to indemnification by CU of the underwriters of such offering. CU shall have the right to approve the managing underwriters for such offering (which in no event shall include an affiliate of Home); provided, however, that such approval shall not be unreasonably withheld.

         Section 3.10 Rule 144 Requirements. CU shall undertake to make publicly available and available to the holders of Restricted Stock, pursuant to Rule 144 of the SEC under the Securities Act, such information as shall be necessary, and to take such further action as any such holder may reasonably request, to enable the holders of Restricted Stock to make sales of Restricted Stock pursuant to the Rule. CU shall furnish to any holder of Restricted Stock upon request (after the preceding sentences shall have become applicable), a written statement executed by CU as to the steps it has taken to comply with the current public information requirements of Rule 144.

         Section 3.11 Rights of First Refusal.

              (a) In the event Home or its Affiliates intend, at any time after the occurrence of an Acquisition Event to sell, transfer or dispose of any Restricted Stock (other than to an Affiliate of Home in a transaction not intended to circumvent the transfer restrictions contained in this Agreement) other than (i) pursuant to a sale or transfer of Warrants to one or more underwriters or dealers in accordance with
Section 3.4(c) (in which case Section 3.11(b) shall govern) or (ii) at any time after CU has failed for any reason to repurchase such Restricted Stock pursuant to Article II hereof on the closing date scheduled for such repurchase, then:

                    (i) Home shall notify CU in writing of its or its Affiliate's intention to sell, transfer or dispose of such Restricted Stock specifying the number of shares or amount of Warrants, as the case may be, proposed to be disposed of, the identity or identities of the prospective purchaser or purchasers thereof, the proposed purchase price therefor and the material terms of any agreement relating thereto (the "Sale Notice"); and

                    (ii) CU shall have the right, by written notice of its exercise of its right of first refusal given to Home within 15 calendar days after CU's receipt of such notice of intention from Home, to purchase (or to cause a Person designated by CU to purchase) all, but not less than all of, the Restricted Stock specified in such notice of intention for cash at the gross price set forth therein (including broker's commissions and other transaction costs of Home or its Affiliate to be paid or absorbed by the prospective purchaser) if the terms set forth in such notice of intention provide for a cash sale. If the purchase price specified in such notice of intention include any property other than cash, the purchase price at which CU shall be entitled to purchase shall be (x) the amount of cash included in the purchase price specified in such notice of intention plus (y) property, to the extent feasible, substantially similar to the property described in such notice of intention and in any case of equivalent value to such property (as agreed to by CU and Home, or as determined by a nationally recognized investment banking firm selected by Home and CU).

         If CU shall have exercised its right of first refusal under this paragraph (a) (including the designation of another purchaser as referred to in the next subparagraph), the closing of the purchase of the Restricted Stock as to which such right CU shall have been exercised shall take place as promptly as practicable, but in no event more than 10 Business Days after CU gives notice of such exercise, and if such closing does not occur within such 10 days, such right of first refusal provided for herein (including any assignment thereof) shall be null and void and of no further force and effect with respect to such Restricted Stock and this Section 3.11 shall no longer apply to any sale or dispo sition or proposed sale or disposition of such Restricted Stock; provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, CU shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated, or
(ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed.

         If CU elects not to exercise, or fails to exercise or cause to be exercised, its right of first refusal provided in this paragraph (a) within the time specified for such exercise or if the Federal Reserve Board or any other regulatory authority disapproves of CU's proposed purchase, Home and its Affiliates shall be free thereafter for a period of 90 days to consummate the sale, transfer or other disposition with any purchaser or purchasers of the Restricted Stock who shall have been specified in the sale notice at the price (or at any price in excess of such price) and on substantially the terms specified therein.

         The right of first refusal provided for in this paragraph (a) may only be exercised with respect to the initial sale, transfer or other disposition of the Restricted Stock by Home or an Affiliate (whether in blocks or as a whole) to a person that is not an Affiliate of Home and not to subsequent sales, transfers or other dispositions by purchasers of Restricted Stock.

              (b) If Home or its Affiliates at any time propose to transfer any Warrants to any underwriters or dealers pursuant to the provisions of
Section 3.4, other than at any time after CU has failed for any reason to repurchase such Warrants pursuant to Article II hereof on the closing date scheduled for such repurchase, then Home shall first notify CU in writing of such intention, specifying the Warrants which it proposes to sell or transfer and the name or names of the proposed dealers or of the proposed managing underwriters in the underwriting syndicate to which the sale or transfer is proposed to be made. CU shall have the right, exercisable by written notice given to Home 15 calendar days after CU's receipt of notice from Home pursuant to the immediately preceding sentence, to repurchase, or to cause a third party designated by CU to purchase, all, but not fewer than all, the Warrants proposed to be sold or transferred on the terms and conditions hereinafter set forth. Any notice given by CU of exercise of its repurchase rights under this paragraph (b) shall specify a place in Los Angeles and a Business Day not earlier than 10 days and not later than 15 days after the date of such notice for the closing of the repurchase of the Warrants being repurchased. The purchase price payable to CU or its designee for the repurchase of Warrants pursuant to this paragraph (b) shall be a cash price equal to the product of (x) the number of Underlying Shares covered by the relevant Warrants (calculated as of the date of the closing of the repurchase) and (y) the Share Price on such date. At the closing of a sale of Warrants pursuant to the foregoing provisions, CU or its designee will make payment to Home of the aggregate price for the Warrants to be repurchased in one of the manners set forth in Section 2.1(c). At such closing, Home shall deliver to CU or its designee the certificates representing the Warrants to be repurchased and CU shall deliver to Home replacement certificates representing the Warrants (if any) which are not to be repurchased but were covered by the certificate or certificates surrendered by Home. Any election by CU pursuant to this paragraph to exercise its repurchase rights in respect of Warrants shall be irrevocable. In the event CU fails timely to exercise its repurchase rights in respect of Warrants within the period specified above during which it must do so or notifies Home in writing prior to the expiration of such period that it does not intend to exercise such rights or its designee fails to repurchase Warrants on the date set for the closing of such a purchase, Home and its Affiliates shall be free thereafter to consummate the sale and transfer of the Warrants specified in this notice to CU under this paragraph to any underwriters or dealers who agree to exercise the Warrants and sell the Underlying Shares in accordance with the provisions of Section 3.4(c), and this
Section 3.11 shall no longer apply to such sale or transfer of such Warrants.

              (c) Home shall have the right to withdraw any notice given by it pursuant to this Section 3.11 at any time before CU shall have given notice of its intention to exercise its right of first refusal hereunder (including by designation of another purchaser).

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CU

         CU represents and warrants to Home that:

         Section 4.1 Authorization of Agreement; No Conflicts.

              (a) The execution and delivery of this Agreement by CU and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CU. This Agreement has been duly executed and delivered by CU and constitutes a valid and binding obligation of CU, enforceable in accordance with its terms.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default or loss of a material benefit under any provision of the articles of incorporation, articles or association or bylaws of CU or CU Bank or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CU or CU Bank or their respective properties, other than any such conflict, violation, default or loss which will not have a material adverse effect on CU or CU Bank. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by CU and CU Bank or the consummation by CU of the transactions contemplated hereby except for any approvals required to be obtained pursuant to the BHC Act or the Policy State ment of the Board of Governors of the Federal Reserve System on Nonvoting Equity Investments by Bank Holding Companies, 12 C.F.R. Section 225.143 (the "FRB Guidelines"), or any other applicable laws, for the execution and delivery of this Agreement and the issuance of the Warrants by CU.

         Section 4.2 Authorized Stock CU has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock upon the exercise of the Warrants terminates, will have reserved for issuance, upon exercise of the Warrants, shares of Common Stock necessary for Home to exercise the Warrants, and CU will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to this Agreement. The shares of Common Stock to be issued upon due exercise of the Warrants, including all additional shares of Common Stock or other securities which may be issuable pursuant to this

Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of CU.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF HOME

         Home represents and warrants to CU that:

         Section 5.1 Due Execution of Agreement; No Conflicts.

              (a) This Agreement has been duly executed and delivered by Home and constitutes a valid and binding obligation of Home, enforceable in accordance with its terms.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the certificate of incorporation or By-laws of Home or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order decree, statute, law, ordinance, rule or regulation applicable to Home or its respective properties, other than any such conflict, violation, default or loss which (i) will not have a material adverse effect on Home and its Subsidiaries taken as a whole. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Govern mental Entity is required in connection with the execution and delivery of this Agreement by Home or the consummation by Home of the transactions contemplated hereby, except for (a) filings required in order to obtain Requisite Regulatory Approvals, and (b) any approvals required to be obtained pursuant to the BHC Act, or the FRB Guidelines or any other applicable law for the execution and delivery of this Agreement by CU, Home and the issuance of the Warrants.

                                   ARTICLE VI

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the meanings set forth below.

         "Affiliate" or "affiliate" shall mean, with respect to any corporation, any person that, directly or indirectly, controls or is controlled by or is under common control with such corporation.

         "BHC Act" means the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of California, on which banks are open for substantially all their banking business in Los Angeles.

         "Change in Bank Control Act" means the Change in Bank Control Act of 1978, as amended.

         "Covered Shares" shall mean on any date, with respect to any Warrants, the maximum number of shares of Common Stock that would be purchasable upon the exercise on such date of such Warrants, assuming that such Warrants may be exercised on such date to purchase the maximum number of shares of Common Stock purchasable pursuant to the terms thereof (including the limitations contained in the second paragraph of the certificate evidencing each such Warrant) without regard to any provision therein (other than such limitations) or in this Agreement or in any law limiting the right of any holder of such Warrants to acquire shares otherwise purchasable thereunder.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality.

         "Market Value" shall mean, on any date, the average of the closing sale prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded, or, if the Common Stock is not at the time listed on any national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on the 10 trading days immediately preceding such date, (or such fewer number of trading days immediately preceding such date for which shares of Common Stock have been listed for trading on such exchange or quoted on NASDAQ); provided, however, that if Home seeks a determination of the fair market value of a share of Common Stock pursuant to the provisions of Section 2.2, Market Value shall, if required pursuant to the terms of such Section, mean the fair market value of a share of Common Stock on such date determined pursuant to such Section.

         "Person" or "person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Regulatory Authority" shall mean any United States federal or state government or governmental authority the approval of which is legally required for consummation of the Merger.

         "Requisite Regulatory Approvals" shall mean all material permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the issuance of the Covered Shares under applicable federal laws of the United States or applicable laws of any state having jurisdiction over Home or CU.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share Price" shall mean, with respect to any Warrants, the amount by which, on the date of the Acquisition Event triggering the exercisability of the Warrants (i) the Warrant Price on such date is less than (ii) the greatest of:

                    (i) the Market Value of a share of Common Stock on such date; and

                    (ii) the highest price paid on or prior to such date for a share of Common Stock (including in any merger or consolidation) by a purchaser or group of purchasers acting in concert of 50% or more of the outstanding shares of Common Stock, or, in the case of a purchaser of 50% or more of the consolidated assets of CU (as shown on the books of CU), the Market Value of a share of Common Stock on the date of consummation of such asset acquisition.

         "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

         "Voting Stock" shall mean the stock entitling the holders thereof to vote in the election of the directors or trustees of the corporation, association, or other business entity in question, except that it shall not include any stock so entitling the holders thereof to vote only upon the happening of a contingency, whether or not such contingency has occurred.

         "Warrant Call Price" shall mean, when used with respect to any Warrant, the product of (i) the number of Covered Shares on such date and (ii) the Share Price on such date; provided that the Warrant Call Price with respect to any Warrant shall in no event exceed (x) the quotient obtained by dividing $5,000,000 by the number of Covered Shares subject to all the outstanding Warrants multiplied by (y) the number of Covered Shares subject to such Warrant.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination. Subject to Section 7.2, this Agreement may be terminated in the following circumstances:

              (a) at the effective time of the Merger, as set forth in the Merger Agreement;

              (b) at the termination of the Merger Agreement prior to the occurrence of an Acquisition Event; or

              (c)   two years after the occurrence of an Acquisition Event.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1(c), the rights of the parties hereto shall forthwith become void; provided that, if the Agreement shall terminate pursuant to Section 7.1(c) and any party has filed an application to purchase securities with any regulatory authority, the Agreement shall not terminate as provided in
Section 7.1(c), but shall remain in full force and effect until the day which is 30 Business Days (plus any applicable waiting periods) after the receipt or denial of regulatory approval or consent, at which time the Agreement shall then terminate.

         Section 7.3 Indemnification for Breach. Each party to this Agreement agrees to indemnify and hold harmless the other party against any loss, claim, damage or liability arising out of or based upon a Default of this Agreement by such defaulting party in accordance with the procedures set forth in the last paragraph of Section 3.8 of this Agreement.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

              (a)   If to CU at:
                    16030 Ventura Boulevard
                    Encino, CA  91436
                    Attn: Stephen G. Carpenter
                    Fax:  (818) 907-5024

                    with a copy to:
                    Anita Wolman, Esq.
                    16030 Ventura Boulevard
                    Encino, CA  91436
                    Fax:  (818) 907-5024

              (b)   If to Home at:
                    2633 Cherry Avenue
                    Signal Hill, CA  90806
                    Attn:  James Staes
                    Phone:  (310) 988-9600
                    Fax:  (310) 426-4526

                    with a copy to:

                    Manatt, Phelps & Phillips
                    11355 West Olympic Boulevard
                    Los Angeles, California  90064
                    Attn:  Barbara S. Polsky, Esq.
                    Fax:  (310) 312-4224

         Section 8.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or the duly authorized committees thereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties hereto agree to make such amendments as may be necessary to respond to the request of any Regulatory Authority with respect to this Agreement.

         Section 8.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

         Section 8.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as contemplated in this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) except as contemplated in this Agreement, shall not be assigned by operation of law or otherwise. CU and Home agree that, except as required by law, it shall not issue any press release with respect to the transactions contemplated by this Agreement without consulting with each other party hereto.

         Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, CU and Home have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                            CU BANCORP



                                            By:
                                               ---------------------------------



                                            HOME INTERSTATE BANCORP



                                            By:
                                               ---------------------------------

                                                                       EXHIBIT A

                                     WARRANT

No.

January 10, 1996                                                1,492,390 Shares

                                   CU BANCORP

         This is to certify that, for value received and subject to the terms and conditions provided for in a Warrant Purchase Agreement dated as of January 10, 1996 (the "Agreement") by and between Home Interstate Bancorp, a California corporation ("Home"), and CU Bancorp, a California corporation ("CU"), pursuant to which Home and its assigns are entitled to purchase from CU, on the terms and conditions set forth therein, 1,492,390 fully paid and nonassessable shares of common stock of CU ("Common Stock"), subject to adjustment as provided in the Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         This Warrant may be exercised by the holder (except any holder which shall not be permitted by the Bank Holding Company Act of 1956, as amended ("BHC Act"), or other applicable law to own, or shall not have obtained all regulatory approvals required by such Act or other applicable law as a precondition to its ownership of, the shares of Common Stock covered hereby) as to the whole or any part of the shares of Common Stock covered hereby at any time when such exercise shall be permitted under the terms of this Warrant, by surrender of this Warrant at the principal office of CU or at the office of any transfer agent for the Warrant and upon payment to CU of the Warrant Price for shares so purchased by wire transfer to a bank account designated by CU. Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of shares of Common Stock (or of the other securities or property to which it is entitled upon such exercise) purchased hereunder for all purposes, and certificates for shares so purchased shall be delivered to the purchaser. If this Warrant shall be exercised in respect of a part of the shares of Common Stock covered hereby, the holder shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised, but otherwise identical hereto.

         This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of CU, for new Warrants of this tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase not less than 1,000 shares of Common Stock (except to the extent necessary to round out the balance of the number of shares purchasable hereunder).

         CU covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). CU further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, CU will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each such reservation of shares use its best efforts to procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed, or if CU Shares are not then listed on a stock exchange on NASDAQ National Market System.

         The rights of the holder of this Warrant shall be subject to the following further terms and conditions:

         Section 1.1 CU shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock or shares of Common Stock held in treasury, for the purpose of effecting the exercise of this Warrant, the full number of shares of Common Stock then issuable upon the exercise of this and all other outstanding Warrant, computed on the assumption that the adjustments required by Section 1.11 hereof have become effective, in the event such is not then the case.

         Section 1.2 CU will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock upon exercise of this Warrant. CU shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Warrant or Warrants to be exercised, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to CU the amount of any such tax, or has established, to the satisfaction of CU, that such tax has been paid.

         Section 1.3 This Warrant shall not entitle the holder of any rights of a shareholder of CU, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of CU.

         Section 1.4 Subject to Section 1.5 and the terms and conditions set forth in the Agreement, this Warrant and all rights hereunder are transferable (in whole or in part), on the books of CU by the registered holder thereof in person or by duly authorized attorney, upon surrender of this Warrant, properly endorsed, to CU (or if CU shall have notified the registered holder hereof of the appointment of an independent transfer agent for Warrants, then to such transfer agent). As used herein the term "this Warrant" shall mean and include any Warrant or Warrants hereafter issued in consequence of transfers of this Warrant in whole or in part.

         Section 1.5 THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO THIS WARRANT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. THE TRANSFERABILITY OF THIS WARRANT IS FURTHER SUBJECT TO THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JANUARY 10, 1996, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF CU BANCORP.

         Section 1.6 The holder of this Warrant, by the acceptance hereof, agrees that prior to the exercise of any Warrants, at a time when said Warrants have not been registered under the Securities Act or any similar Federal statute, it will, if it has not requested or is then not entitled to such registration pursuant to the provisions of Article III of the Agreement, deliver to CU a written representation that it is acquiring the shares of Common Stock issuable upon the exercise of such Warrants for its own account for investment, and not with a view to, or for sale in connection with, any distribution thereof, and not with any present intention of distributing or selling the same.

         Section 1.7 (a)   This Warrant shall terminate and be of no further
force or effect as provided in Article VII of the Agreement.

                     (b) Notwithstanding any other provision contained herein, this Warrant and the rights conferred hereby shall terminate, and the full consideration paid by Home for this Warrant shall be immediately due and payable to Home, if CU or Home receives written notice from the Federal Reserve Board to the effect that the execution and delivery of the Agreement or the issuance of the Warrants is not consistent with Section 3 of the BHC Act.

         Section 1.8 This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         Section 1.9 This Warrant incorporates by reference all of the terms and conditions of the Agreement.

                                            CU BANCORP



                                            By:
                                               ---------------------------------

                                                                       EXHIBIT D

                           WARRANT PURCHASE AGREEMENT

         This WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of January 10, 1996, between CU Bancorp, a California corporation ("CU"), and Home Interstate Bancorp, a California corporation ("Home") is made with reference to the following:

                                    RECITALS

         A. CU, California United Bank, National Association, a wholly owned subsidiary of CU ("CU Bank"), Home and Home Bank, a wholly owned subsidiary of Home ("Home Bank"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") whereby Home and Home Bank would be merged with and into CU and CU Bank, respectively (collectively, the "Merger").

         B. As partial consideration to CU for entering into the Merger Agreement, Home has agreed to issue to CU a warrant entitling the holder thereof to purchase up to 19.9% (or 1,082,224 shares) of the outstanding common stock of Home ("Common Stock"), assuming the exercise of all Warrants (as hereafter defined), and all other options, warrants or other securities convertible into Common Stock, subject to such restrictions and conditions as may be imposed by bank regulatory authorities having jurisdiction over CU and Home, respectively.

         C. Concurrent with the execution of this Agreement, CU and Home shall enter into a separate warrant agreement, with substantially identical terms and conditions as are set forth in this Agreement, pursuant to which CU shall issue to Home a warrant entitling the holder thereof, upon the occurrence of certain events as set forth in such agreement, to purchase up to 19.9% (on a fully diluted basis) of the outstanding common stock of CU.

         D. Terms used herein and not otherwise defined shall have the meanings ascribed to them in Article VI hereof.

         In consideration of these premises and of the representations, covenants and agreements hereinafter set forth, Home and CU hereby agree as follows:

                                    ARTICLE I
                          ISSUANCE AND SALE OF WARRANT

         Section 1.1 Issuance and Sale of the Warrant. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, and in consideration for the execution and delivery of the Merger Agreement, Home hereby issues to CU one or more warrants (such warrants, together with any warrants issued pursuant to Section 1.4, the

"Warrants") entitling the holder thereof to purchase in the aggregate 1,082,224 duly authorized and newly issued shares of Common Stock, subject to adjustment as provided below. The Warrants being issued at the time of the execution of this Agreement will be evidenced by a single certificate in the form of Exhibit A hereto. All Warrants issued pursuant to Section 1.4 will be evidenced by one or, at CU's request, more certificates in the form of Exhibit A hereto, dated the date of their issuance, exercisable at the adjusted exercise price at the time in effect for the Warrants issued pursuant to this Section 1.1.

         Section 1.2 Warrant Price. The initial exercise price at which shares of Common Stock may be acquired pursuant to exercise of the Warrants shall be $12.050 per share (the "Warrant Price"), subject to adjustment as provided in
Section 1.4.

         Section 1.3 Exercise of Warrants.

         (a) The Warrants may be exercised in whole or in part only after the occurrence of an Acquisition Event.

         (b) As used herein, an "Acquisition Event" means any of the following events:

               (i) any person (other than CU or an Affiliate of CU) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Common Stock;

               (ii) Home or Home Bank, without having received CU's prior written consent or except as permitted by the Merger Agreement, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than CU or any Affiliate of CU to (A) effect a merger, consolidation or similar transaction involving Home or Home Bank, (B) sell, lease or otherwise dispose of assets of Home or Home Bank representing 10% or more of the consolidated assets of Home or Home Bank, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Home or Home Bank (any of the foregoing an "Acquisition Transaction");

               (iii) any person (other than Home or Home Bank or CU or CU Bank in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined in the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Common Stock; or

               (iv) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Home's Board of Directors shall have withdrawn or modified in a manner adverse to CU the recommendation of Home's Board of Directors with respect to the Merger Agreement, in each case after any person (other than CU) shall have (A) publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction or (B) filed an application (or given a notice), whether in draft or final form, under the BHC Act or the Change in Bank Control Act for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (c) In the event CU is entitled to and wishes to exercise the Warrants, it shall send to Home a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three Business Days nor later than 60 Business Days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, CU shall promptly file the required notice or application for approval, shall promptly notify Home of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

         (d) At the closing referred to in subsection (c), CU shall pay to Home the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Warrants in immediately available funds by wire transfer to a bank account designated by Home, provided that failure or refusal of Home to designate such a bank account shall not preclude CU from exercising the Warrants.

         (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d), Home shall deliver to CU a certificate or certificates representing the number of shares of Common stock purchased by CU.

         (f) Upon the giving by CU to Home of the written notice of exercise of the Warrants provided for under subsection (c) and the tender of the applicable purchase price in immediately available funds, CU shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Home shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to CU. Home shall pay all expenses, and any and all federal, state and local taxes or other charges that may be payable in connection with the preparation, issue and delivery of stock certificates hereunder in the name of CU.

         Section 1.4 Additional Warrants; Adjustments to Warrant Price and Number of Shares. The number of shares to which the Warrants may be exercised and the Warrant Price shall be subject to adjustment as provided below:

         (a) Additional Warrants. If Home shall, on one or more occasions after the date hereof, issue additional shares of Common Stock, and if, as a result of any such issuance the shares of Common Stock issued or issuable upon the exercise of Warrants issued pursuant to Section 1.1 hereof shall represent less than 19.9% of the outstanding Common Stock, assuming the exercise of all Warrants and all other options, warrants or other securities convertible into Common Stock, Home shall issue to CU, promptly upon CU's demand, without further consideration, Warrants to purchase a number of authorized but unissued shares of Common Stock which, when added to the shares issued or issuable upon the exercise of such previously issued Warrants, would represent 19.9% as the case may be of the outstanding Common Stock.

         (b) Adjustment for Stock Splits and Combinations. If Home at any time or from time to time after the date of this Agreement effects a subdivision of the Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if Home at any time or from time to time after the date of this Agreement combines the outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (c) Adjustment for Certain Dividends and Distributions. In the event Home at any time or from time to time after the date of this Agreement makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection (c) as of the time of actual payment of such dividends or distributions.

         (d) Adjustments for Other Dividends and Distributions. In the event Home at any time or from time to time after the date of this Agreement makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of Home other than shares of Common Stock, then in each such event provision shall be made so that the holders of Warrants shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of Home which they would have received had their Warrants been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of exercise of the Warrants, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 1.4.

         (e) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 1.4), then and in any such event each holder of Warrants shall have the right thereafter to receive upon exercise of the Warrants the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrants might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided in this Section 1.4.

         (f) Reorganization, Mergers, Consolidations and Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 1.4), or a merger or consolidation of Home with or into another corporation, or the sale of all or substantially all of Home's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property of Home, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise of the Warrants would have been entitled in such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section
1.4 and the other terms and conditions with respect to the rights of the holders of the Warrants after the reorganization, merger, consolidation or sale to the end that the provisions of this Agreement, including this Section 1.4 (including adjustment of the Warrant Price then in effect and number of shares purchasable upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.


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         (g)   Sale of Shares Below Warrant Price.

              (i) If at any time or from time to time after the date of this Agreement, Home issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (c) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection
(b) above, for an Effective Price (as hereinafter defined) less than the Warrant Price (or, if an adjusted Warrant Price shall be in effect by reason of a previous adjustment, then less than such adjusted Warrant Price) then and in each such case the then existing Warrant Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying that Warrant Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock Deemed Outstanding at the close of business on the day next preceding the date of such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by Home for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price, and (ii) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the date of such issuance after giving effect to such issuance of Additional Shares of Common Stock. For purposes of this paragraph (i), "Common Stock Deemed Outstanding" at any given time shall mean the sum of (1) the number of shares of Common Stock actually outstanding at that time, (2) the number of Additional Shares of Common Stock then deemed to have been issued under paragraphs (iii) or (iv) of this subsection (g) and (3) the number of shares of Common Stock then issuable upon exercise of stock options to the extent not already deemed to have been issued under paragraphs (iii) or (iv) of this subsection (g).

              (ii) For the purpose of making any adjustment required under this subsection (g), the consideration received by Home for any issuance or sale of securities shall (i) to the extent it consists of cash be computed at the net amount of cash received by Home after deduction of any expenses payable by Home and any underwriting or similar commissions, compensation or concessions paid or allowed by Home in connection with such issue or sale, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of Home for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

              (iii) For the purpose of the adjustment required under this subsection (g), if at any time or from time to time after the date of this Agreement Home issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then in each case Home shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by Home for the issuance of such rights or options or Convertible Securities plus, in the case of such options or rights, the amounts of consideration, if any, payable to Home upon the exercise of such options or rights and, in the case of Convertible Securities, the amounts of consideration, if any, payable to Home upon conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Warrant Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or be canceled without having been exercised, the Warrant Price adjusted upon the issuance of such options, rights or Convertible Securities shall be readjusted to the Warrant Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by Home upon such exercise, plus the consideration, if any, actually received by Home for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by Home (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

              (iv) For the purpose of the adjustment required under this subsection (g), if at any time or from time to time after the date of this Agreement Home issues or sells any rights or options for the purchase of Convertible Securities, then in each such case Home shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by Home for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to Home upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to Home (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Warrant Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph (iii) above for the readjustment of the Warrant Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply in like manner to the rights, options and Convertible Securities referred to in this paragraph
(iv).


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
              (v) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by Home after the date of this Agreement whether or not subsequently reacquired or retired by Home, other than (i) shares of Common Stock issued upon exercise of the Warrants and (ii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause or shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded, or shares issued by way of dividend or other distribution on, or resulting from any subdivision or combination of, shares of Common stock excluded from the definition of "Additional Shares of Common Stock" by the foregoing provision. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by Home under this subsection (g), into the aggregate consideration received or deemed to have been received by Home for such issue under this subsection (i).

                                   ARTICLE II
                 REPURCHASE OF WARRANTS AND LIMITATIONS ON SALE

         Section 2.1  Repurchase of Warrants.

              (a) Prior to the occurrence of an Acquisition Event, Home shall have no right to repurchase the Warrants and CU shall have no right to require Home to repurchase the Warrants.

              (b) At any time after the occurrence of an Acquisition Event, Home shall have the right to purchase (or to cause a person designated by Home to purchase), and CU shall have the right to require that Home repurchase (or, if Home shall so elect, cause a person designated by Home to purchase), (i) all (but not fewer than all) the Warrants at the time beneficially owned by CU and its Affiliates at the Warrant Call Price in effect for such Warrants on the date of closing (as provided below) and (ii) all (but not fewer than all) of the shares of Common Stock purchased by CU and its Affiliates pursuant to this Agreement with respect to which CU has beneficial ownership at a price equal to the aggregate Market Value for such shares as of the date of closing (as provided below). Any purchase pursuant hereto shall take place on a Business Day specified in a notice given by Home to CU or by CU to Home, as the case may be (but in no event prior to the 30th day following the date of any such notice to CU or later than the 30th day following the date of any such notice to Home).

              (c)   The closing of any repurchase of Warrants pursuant to this
Section 2.1 shall take place at 10:00 a.m. Los Angeles Time, on the date set forth in the applicable notice given by Home or CU, as the case may be, at the office of CU at the address set forth in Section 8.1. The amount payable to CU and its Affiliates upon any repurchase of Warrants shall be paid in lawful money of the United States by a federal funds check or a wire transfer of immediately available funds to an account designated by CU. Upon receipt of such payment, CU shall deliver or cause to be delivered to Home the certificates representing all the Warrants being repurchased free and clear of any liens, security interests, charges or encumbrances.

         Section 2.2 Certain Determinations of Market Value. The calculation of the Market Value, as required herein, shall be calculated in accordance with this section 2.2 In the event that Market Value is to be determined pursuant to the terms hereof and there is not an established trading market for shares of Common Stock, or more than 50% of the outstanding shares of Common Stock are held beneficially or of record by persons, each of whom owns (individually or together with members of any group of which such persons are members) 5% or more of the outstanding shares of Common Stock, then CU may elect to have an investment banking firm mutually agreeable to Home and CU determine (i) whether, in the opinion of such investment banking firm, as a result of the absence of an established trading market or the concentration of stock holdings, Market Value (determined in accordance with the provisions of the definition of Market Value in Article VI) does not accurately reflect the fair market value of a block of 1,000 shares of Common Stock on the date as of which Market Value is to be determined, and (ii) if such investment banking firm determines that Market Value (as so determined) does not accurately reflect such fair market value, such investment banking firm shall make determination of the fair market value of a share of Common Stock on the date as of which Market Value is to be determined, based on whatever factors it deems relevant, as soon as possible and shall promptly give written notice to CU and Home of its determination. The fees of such investment banking firm in connection with such determination shall be paid by CU. Such determination shall be final and binding on the parties hereto and the fair market value so determined shall, if higher than the Market Value that would otherwise apply, be the Market Value of a share of Common Stock. In the event such determination is not transmitted to CU and Home prior to the scheduled closing date with respect to any repurchase of Warrants or Common Stock, the scheduled closing of such transaction shall not be postponed, and Home shall make such payments on the closing date as are required based on the Market Value of a share of Common Stock determined as if CU had not made an election under this Section 2.4. Within three Business Days after such investment banking firm's determination is made and conveyed to CU and Home in writing, Home shall make a payment to CU, or CU shall make a payment to Home, as the case may be, equal to the difference between the amount paid on the closing date and the amount that would have been so payable had such amount been determined on the basis of such investment banking firm's determination of the Market Value of a share of Common Stock.

         Section 2.3 Limit on Proceeds. CU agrees, as long as Home shall not have defaulted in its obligations to repurchase Warrants pursuant to Section 2.1, to pay over to Home any amount by which the profits received by CU and its Affiliates upon the sale or transfer of Warrants (net of all selling expenses, underwriting discounts, and commissions and other expenses incurred by CU in connection with such exercise and sale) shall exceed $5,000,000.

                                   ARTICLE III
                    RESTRICTIONS ON TRANSFERABILITY OF STOCK;
                     COMPLIANCE WITH SECURITIES ACT OF 1933

         Section 3.1 Restrictions on Transferability. The Warrants acquired by CU or any Affiliate of CU pursuant to this Agreement and the Common Stock issuable upon exercise of such Warrants and any shares of capital stock received or issued in respect thereof, including, without limitation, securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (such Warrants and all such shares of Common Stock and securities being collectively called the "Restricted Stock") shall not be hypothecated, nor shall any claim or liability exist, nor shall any agreement, written or oral, be entered into by CU or any Affiliate of CU which would cause any claim or liability to exist with respect to the Restricted Stock, and the Restricted Stock shall not be transferred except upon the conditions, to the extent applicable, specified in this Article III. CU will cause any proposed transferee of Restricted Stock held by CU or any other Affiliate of CU to agree to take ownership of such Restricted Stock subject to the provisions, to the extent applicable, of this Article III; provided, however, that the provisions of this Article shall cease to apply to any Restricted Stock which shall have been sold in a registered public offering in accordance with the provisions of this
Article III. CU represents that it is purchasing the Restricted Stock for its own account and not with a view to or for sale in connection with any distribution of such Restricted Stock.

         Section 3.2 Restrictive Legend; Notice of Proposed Transfers.

              (a) Each certificate representing Restricted Stock shall (unless otherwise permitted by the provisions of paragraph (b) of this Section) be stamped or otherwise imprinted with a legend in substantially the following form:

         THESE SHARES/WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES/WARRANTS MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SAID ACT OR (ii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. THE TRANSFERABILITY OF THESE SHARES/ WARRANTS IS FURTHER SUBJECT TO THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JANUARY 10, 1996, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF HOME INTERSTATE BANCORP.

              (b) Each holder of a certificate representing Restricted Stock by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.2(b). Prior to any proposed transfer of any Restricted Stock other than pursuant to a registration under the Securities Act, the holder thereof shall give written notice to Home of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer of the Restricted Stock to be transferred and shall be accompanied by an unqualified written opinion of counsel reasonably satisfactory to Home to the effect that such proposed transfer may be effected without registration under the Securities Act. Subject to Section 3.11 hereof, upon delivery to Home of such notice and such opinion of counsel, the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of such notice delivered by the holder to Home. Each certificate evidencing Restricted Stock transferred as above provided shall bear the appropriate restrictive legend set forth in paragraph (a) above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above shall be to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

         Section 3.3 No Transfers Prior to Acquisition Event. Notwithstanding anything to the contrary set forth in this Agreement or the Restricted Stock, neither CU nor any Affiliate of CU shall sell, transfer or otherwise dispose of all or any portion of the Warrants owned by it, other than to an Affiliate of CU, except after the occurrence of an Acquisition Event; provided, however, that following an Acquisition Event, if Home or CU shall give notice of its election to exercise its rights under Section 2.1, then such right of CU and its Affiliates to sell, transfer or otherwise dispose of the Restricted Stock shall no longer be exercised unless Home shall have defaulted in its obligation to repurchase such Restricted Stock on the date specified in any notice.

         Section 3.4 Limitations on Transferees and Manner of Transfer.

              (a) In the event that CU and its Affiliates become entitled pursuant to the provisions of Section 3.3 to sell, transfer or otherwise dispose of Restricted Stock, such Restricted Stock may be sold or transferred (subject to Section 3.11 hereof) only (i) to a third party (or a third party and its Affiliates) in a transaction which complies with the provisions of paragraph (b) of this Section or (ii) to one or more underwriters or dealers in connection with a broad public distribution complying with the provisions of paragraph (c) of this Section of the shares of Common Stock issuable pursuant to the exercise of the transferred Warrants (such shares being hereinafter referred to as the "Underlying Shares"). The provisions of this Section shall only apply to sales, transfers or dispositions by CU and its Affiliates, and shall not apply to sales, transfers or dispositions by transferees of CU or its Affiliates (except that any sale or disposition by dealers or underwriters shall be conducted in accordance with the applicable provisions of this Section and further except that all resales shall be made in accordance with the Securities Act).

              (b) CU and its Affiliates shall be entitled, subject to the other applicable provisions of this Article III (including Section 3.11) and
Section 2.1, to sell or transfer Restricted Stock in one or more transactions exempt from the registration requirements of Section 5 of the Securities Act; provided, however, that the aggregate number of shares of Restricted Stock sold or transferred to any single purchaser and persons known to CU to be Affiliates of or persons acting in concert with such purchaser in any such transaction shall be limited to that amount of Restricted Stock which, when taken together with the Restricted Stock theretofore sold or transferred to such purchaser and such Affiliates and persons, would not, upon the exercise in full of the Warrants so transferred, permit the acquisition of more than 2% of the then outstanding shares of Common Stock, determined as of the date of such sale or transfer. For purposes of the immediately preceding sentence, it shall be assumed that all Warrants, if any, that already have been sold or transferred by CU and its Affiliates are still outstanding and have not been exercised in whole or in part to purchase shares of Common Stock.

              (c) Warrants owned by CU and its Affiliates, unless sold to Home or an Affiliate of Home or in compliance with paragraph (b) of this Section, may only be sold or transferred to one or more underwriters or dealers in accordance with the provisions of this paragraph. CU and its Affiliates may, subject to the terms and conditions set forth in this para graph (c), sell or transfer Warrants in whole or in part to one or more underwriters or dealers who agree in writing with CU, prior to the effective time of any such sale or transfer, to exercise such Warrants and offer and sell the Underlying Shares either (i) to the public in a public offering registered under the Securities Act (or any successor federal securities laws) pursuant to a distribution in which no single purchaser and its Affiliates will, to the knowledge of such underwriters or dealers, acquire Underlying Shares representing more than 2% of the then outstanding shares of Common Stock or (ii) in other transactions complying with the requirements of paragraph (b) above. Notwithstanding any other provision of this Agreement to the contrary, the exercise of any Warrants transferred to underwriters or dealers in accordance with this Section and the acquisition by such underwriters or dealers of shares of Common Stock pursuant to such exercise may be made simultaneously on the date of the closing of the sale or transfer by CU or its Affiliates of the relevant Warrants to such underwriters or dealers, provided Home is given written notice of the date of such closing at least five Business Days prior thereto. At any such closing, against payment of the exercise price for shares of Common Stock to be acquired pursuant to the exercise of Warrants, Home will deliver or cause to be delivered certificates representing the Underlying Shares to such underwriters or dealers, in such names and denominations as it or they shall designate not fewer than two Business Days prior to such closing.

         Section 3.5 "Demand" Registration. From and after such date as CU and its Affiliates become entitled pursuant to Section 3.4 to sell or transfer any Restricted Stock, Home shall, if requested by CU, as expeditiously as possible, use its best efforts to effect the registration of the Restricted Stock (which Home has been requested to register on a form in general use under the Securities Act (or any successor federal securities law) selected by Home, in order to permit the sale or other disposition of such Restricted Stock in accordance with the intended method of sale or other disposition set forth in the request (subject to the provisions of Section 3.4(c)). The right to require registration of the Restricted Stock under this Section 3.5 may only be exercised once unless CU is advised in writing by its investment banking firm (a copy of which advice shall be supplied to Home) that, in the opinion of such firm, an additional or two additional registrations are appropriate to maximize the benefits to CU of the proposed distribution of Restricted Stock, in which event CU may exercise once or twice more, as applicable, its rights under this
Section 3.5. Upon the issuance of a stop order or injunction, Home may withdraw any such registration statement and abandon the proposed offering which CU shall have demanded, in which case CU's right shall be reinstated.

         Section 3.6 "Piggyback" Registration. From and after such date as CU and its Affiliates become entitled pursuant to Section 3.4 to sell or transfer any Restricted Stock, if at any time Home proposes to register any of its securities under the Securities Act (or any successor federal securities law), whether or not for sale for its own account (except with respect to registration statements filed with respect to the issuance of securities under employee benefit plans), it will give written notice to CU of its intention to do so. Upon the written request of CU, given within 15 calendar days after receipt of Home's notice, Home will use its best efforts to cause to be included in the shares to be covered by the registration statement proposed to be filed by Home, in accordance with the request of CU, the Restricted Stock to be sold by dealers or underwriters in accordance with the provisions of Section 3.4; provided, however, that Home need not include such Restricted Stock in such registration statement if Home is advised in writing by its investment banking firm (a copy of which advise shall be supplied to CU) that the inclusion of such securities shall, in the opinion of such firm, materially interfere with the orderly sale and distribution of the Home securities being sold by it. Home may, in its sole discretion and without the consent of CU, withdraw any such registration statement and abandon the proposed offering in which CU shall have requested to participate pursuant to this Section.

         Section 3.7 Registration Procedures and Expenses.

              (a)   If and whenever Home is required by the provisions of this
Article III to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act (or any successor federal securities law), CU and its Affiliates (including the underwriters in the case of a registration of Underlying Shares) (individually referred to as a "selling holder" or "holder" and collectively referred to as "selling holders" or "holders") will furnish in writing such information as is reasonably requested by Home for inclusion in the registration statement relating to such offering and such other information and documentation as Home shall reasonably request, and Home will, as expeditiously as possible:

                    (i) prepare and file with the SEC or any other federal agency at the time administering the Securities Act (or a successor federal securities law) a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding 90 days;

                    (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act;

                    (iii) furnish to each selling holder of Restricted Stock being registered such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act (or any successor federal securities law), and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock being registered owned by such seller;

                    (iv) furnish, at the request of any holder or holders of securities being registered pursuant to this Article III, on the date that such securities are delivered to the underwriters for sale pursuant to such registration or if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective (A) an opinion dated such date of independent counsel representing Home for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, stating that such registration statement has become effective under the Securities Act (or such successor law) and that (a) to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act (or such successor federal securities law); (b) the registration statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (or such successor law) and the applicable rules and regulations of the SEC thereunder, except that such counsel need express no opinion as to financial information or information provided by selling holders contained therein; (c) such counsel (subject to such customary limitation on the scope of their investigation as shall be set forth in such opinion) has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading except that such counsel need express no opinion as to financial information or information provided by selling holders contained therein; (d) the descriptions in the registration statement and in the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and all contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed as required; and (B) a letter dated such date, from the independent certified public accountants of Home, addressed to the underwriters, if any, and to the holder or holders by or on behalf of whom a request is made, stating that they are independent certified public accountants within the meaning of the Securities Act (or such successor law) and that in the opinion of such accountants the financial statements and other financial data of Home included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act (or such successor law). Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holder of Restricted Stock being registered may reasonably request;

                    (v) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling holder of such Restricted Stock shall reasonably request and do any and all other acts and things which may be necessary or reasonably desirable to enable such seller to consummate the public sale or other disposition in such jurisdictions as may be requested by such seller; provided, however, that Home shall have no obligation to qualify to do business in any jurisdiction or to file a general consent to service of process in any jurisdiction;

                    (vi) notify each selling holder of Restricted Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or any successor Federal securities law), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                    (viii) provide a transfer agent and registrar for all Restricted Stock covered by such registration statement not later than the effective date of such registration statement;

                    (ix) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange, if any, on which any of the Common Stock is then listed (unless such Common Stock is already so listed) if such listing is then permitted under the rules of such exchange or with the NASDAQ, National Market System; and

                    (x) undertake to take such further actions as may be reasonably requested by the underwriters.

              (b) If any registration statement pursuant to Section 3.5 or 3.6 shall have been declared effective and, in the judgment of Home, (A) any event shall occur or state of facts exist (other than as described in clause (B)) which requires a notice to the selling holders of Restricted Stock pursuant to clause (vi) of paragraph (a) of this Section 3.7 or (B) the offering at the time of Restricted Stock pursuant to such registration statement would adversely affect, or would be improper in view of, a public offering, financing, reorganization, recapitalization, merger, consolidation, acquisition, or other similar transaction, or negotiations, discussions or pending proposals with respect thereto, immediately upon receipt of notice to such effect from Home, CU shall cease to offer or sell any Restricted Stock registered thereunder and cease to deliver or use the prospectus in use thereunder. In the case of any matter described in clause (A), Home shall, as promptly as practicable, furnish to each selling holder a reasonable number of copies of a supple-ment to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In the case of any matter described in clause (B), Home shall promptly notify CU at such times as, in Home's judgment, such offering may be recommended (which shall be no later than 90 days following such suspension); provided that CU may, in its sole discretion, discontinue such offering with respect to the Restricted Stock covered thereby, in which event CU shall be entitled to "demand" registration rights hereunder to the full extent as if such offering had not been requested.

         All expenses incurred by Home in complying with Sections 3.5 and 3.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disburse ments of counsel for Home and blue sky fees and expenses are herein called "Registration Expenses," except for all underwriting discounts and selling commissions applicable to the sales, all fees and disbursements of counsel for any selling holder or holders (including counsel designated by any seller for a "due diligence" investigation of Home) and the expense of any special audits incident to or required by such registration, all of which are herein called "Selling Expenses." Home shall pay all Registration Expenses and the selling holder or holders of Restricted Stock being registered shall pay all Selling Expenses.

         Section 3.8 Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act (or any successor Federal securities law) pursuant to this Article III, Home will indemnify and hold harmless each underwriter of such Restricted Stock, CU and its Affiliates as the transferors of the Restricted Stock or any portion thereof to underwriters, and each other person, if any, who controls such seller, assignor or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter, assignor or controlling person may become subject under the Securities Act (or such successor law) or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock shall have been registered under the Securities Act (or such successor law), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such seller, transferor and underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Home will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Home through an instrument executed by such seller, transferor or underwriter specifically for use in the preparation thereof; and provided further that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, Home shall not have any such liability with respect thereto to such seller, transferor or underwriter or any person who controls such seller, transferor or underwriter within the meaning of Section 15 of the Securities Act if such seller, transferor or underwriter or any person on their behalf delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

         In the event of any registration of any Restricted Stock under the Securities Act (or a successor Federal securities law) pursuant to this Article III, each seller of such Restricted Stock (other than any underwriter or dealer purchasing Underlying Shares), and CU and its Affiliates, as transferors of Restricted Stock, severally and not jointly, will indemnify and hold harmless Home, each person, if any who controls Home within the meaning of Section 15 of the Securities Act, each officer of Home who signs the registration statement and each director of Home against any and all such losses, claims, damages, or liabilities arising out of or based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any such registration statement, prospectus, amendment or supplement, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to Home by or on behalf of such seller or transferor specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement; provided, however, that, if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller or transferor shall not have any such liability with respect thereto to Home, any person who controls Home within the meaning of Section 15 of the Securities Act, any officer of Home who signed the registration statement of any director of Home if Home or any person on their behalf delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person; and provided further that the liability of any such seller or transferor so to indemnify shall be limited to an amount equal to the amount received by such seller upon the sale of such Restricted Stock pursuant to such registration statement, or by such transferor from the seller, as the case may be.

         Payments in respect of indemnifications required by this Section 3.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. Any party which proposes to assert the right to be indemnified under this Section 3.8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 3.8, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 3.8. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. An indemnifying party shall not be liable for employed counsel to assume the defense of such action. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In no event shall an indemnifying party be required to pay for more than one counsel for an indemnified party, exclusive of local counsel.

         Section 3.9 Obligations of Home with Respect to Underwritten Offering. In the event that Restricted Stock shall be sold pursuant to a registration statement in an underwritten offering pursuant to Section 3.5, Home agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limiting the generality of the foregoing, customary provisions with respect to indemnification by Home of the underwriters of such offering. Home shall have the right to approve the managing underwriters for such offering (which in no event shall include an affiliate of CU); provided, however, that such approval shall not be unreasonably withheld.

         Section 3.10 Rule 144 Requirements. Home shall undertake to make publicly available and available to the holders of Restricted Stock, pursuant to Rule 144 of the SEC under the Securities Act, such information as shall be necessary, and to take such further action as any such holder may reasonably request, to enable the holders of Restricted Stock to make sales of Restricted Stock pursuant to the Rule. Home shall furnish to any holder of Restricted Stock upon request (after the preceding sentences shall have become applicable), a written statement executed by Home as to the steps it has taken to comply with the current public information requirements of Rule 144.

         Section 3.11 Rights of First Refusal.

              (a) In the event CU or its Affiliates intend, at any time after the occurrence of an Acquisition Event to sell, transfer or dispose of any Restricted Stock (other than to an Affiliate of CU in a transaction not intended to circumvent the transfer restrictions contained in this Agreement) other than (i) pursuant to a sale or transfer of Warrants to one or more underwriters or dealers in accordance with Section 3.4(c) (in which case Section 3.11(b) shall govern) or (ii) at any time after Home has failed for any reason to repurchase such Restricted Stock pursuant to
Article II hereof on the closing date scheduled for such repurchase, then:

                    (i) CU shall notify Home in writing of its or its Affiliate's intention to sell, transfer or dispose of such Restricted Stock specifying the number of shares or amount of Warrants, as the case may be, proposed to be disposed of, the identity or identities of the prospective purchaser or purchasers thereof, the proposed purchase price therefor and the material terms of any agreement relating thereto (the "Sale Notice"); and

                    (ii) Home shall have the right, by written notice of its exercise of its right of first refusal given to CU within 15 calendar days after Home's receipt of such notice of intention from CU, to purchase (or to cause a Person designated by Home to purchase) all, but not less than all of, the Restricted Stock specified in such notice of intention for cash at the gross price set forth therein (including broker's commissions and other transaction costs of CU or its Affiliate to be paid or absorbed by the prospective purchaser) if the terms set forth in such notice of intention provide for a cash sale. If the purchase price specified in such notice of intention include any property other than cash, the purchase price at which Home shall be entitled to purchase shall be (x) the amount of cash included in the purchase price specified in such notice of intention plus (y) property, to the extent feasible, substantially similar to the property described in such notice of intention and in any case of equivalent value to such property (as agreed to by Home and CU, or as determined by a nationally recognized investment banking firm selected by CU and Home).

         If Home shall have exercised its right of first refusal under this paragraph (a) (including the designation of another purchaser as referred to in the next subparagraph), the closing of the purchase of the Restricted Stock as to which such right Home shall have been exercised shall take place as promptly as practicable, but in no event more than 10 Business Days after Home gives notice of such exercise, and if such closing does not occur within such 10 days, such right of first refusal provided for herein (including any assignment thereof) shall be null and void and of no further force and effect with respect to such Restricted Stock and this Section 3.11 shall no longer apply to any sale or disposition or proposed sale or disposition of such Restricted Stock; provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, Home shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated, or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed.

         If Home elects not to exercise, or fails to exercise or cause to be exercised, its right of first refusal provided in this paragraph (a) within the time specified for such exercise or if the Federal Reserve Board or any other regulatory authority disapproves of Home's proposed purchase,

CU and its Affiliates shall be free thereafter for a period of 90 days to consummate the sale, transfer or other disposition with any purchaser or purchasers of the Restricted Stock who shall have been specified in the sale notice at the price (or at any price in excess of such price) and on substantially the terms specified therein.

         The right of first refusal provided for in this paragraph (a) may only be exercised with respect to the initial sale, transfer or other disposition of the Restricted Stock by CU or an Affiliate (whether in blocks or as a whole) to a person that is not an Affiliate of CU and not to subsequent sales, transfers or other dispositions by purchasers of Restricted Stock.

              (b) If CU or its Affiliates at any time propose to transfer any Warrants to any underwriters or dealers pursuant to the provisions of Section 3.4, other than at any time after Home has failed for any reason to repurchase such Warrants pursuant to Article II hereof on the closing date scheduled for such repurchase, then CU shall first notify Home in writing of such intention, specifying the Warrants which it proposes to sell or transfer and the name or names of the proposed dealers or of the proposed managing underwriters in the underwriting syndicate to which the sale or transfer is proposed to be made. Home shall have the right, exercisable by written notice given to CU 15 calendar days after Home's receipt of notice from CU pursuant to the immediately preceding sentence, to repurchase, or to cause a third party designated by Home to purchase, all, but not fewer than all, the Warrants proposed to be sold or transferred on the terms and conditions hereinafter set forth. Any notice given by Home of exercise of its repurchase rights under this paragraph (b) shall specify a place in Los Angeles and a Business Day not earlier than 10 days and not later than 15 days after the date of such notice for the closing of the repurchase of the Warrants being repurchased. The purchase price payable to Home or its designee for the repurchase of Warrants pursuant to this paragraph (b) shall be a cash price equal to the product of (x) the number of Underlying Shares covered by the relevant Warrants (calculated as of the date of the closing of the repurchase) and (y) the Share Price on such date. At the closing of a sale of Warrants pursuant to the foregoing provisions, Home or its designee will make payment to CU of the aggregate price for the Warrants to be repurchased in one of the manners set forth in Section 2.1(c). At such closing, CU shall deliver to Home or its designee the certificates representing the Warrants to be repurchased and Home shall deliver to CU replacement certificates representing the Warrants (if any) which are not to be repurchased but were covered by the certificate or certificates surrendered by CU. Any election by Home pursuant to this paragraph to exercise its repurchase rights in respect of Warrants shall be irrevocable. In the event Home fails timely to exercise its repurchase rights in respect of Warrants within the period specified above during which it must do so or notifies CU in writing prior to the expiration of such period that it does not intend to exercise such rights or its designee fails to repurchase Warrants on the date set for the closing of such a purchase, CU and its Affiliates shall be free thereafter to consummate the sale and transfer of the Warrants specified in this notice to Home under this paragraph to any underwriters or dealers who agree to exercise the Warrants and sell the Underlying Shares in accordance with the provisions of Section 3.4(c), and this
Section 3.11 shall no longer apply to such sale or transfer of such Warrants.

              (c) CU shall have the right to withdraw any notice given by it pursuant to this Section 3.11 at any time before Home shall have given notice of its intention to exercise its right of first refusal hereunder (including by designation of another purchaser).

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF HOME

         Home represents and warrants to CU that:

         Section 4.1 Authorization of Agreement; No Conflicts.

              (a) The execution and delivery of this Agreement by Home and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Home. This Agreement has been duly executed and delivered by Home and constitutes a valid and binding obligation of Home, enforceable in accordance with its terms.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default or loss of a material benefit under any provision of the articles of incorporation, articles or association or bylaws of Home or Home Bank or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Home or Home Bank or their respective properties, other than any such conflict, violation, default or loss which will not have a material adverse effect on Home or Home Bank. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by Home and Home Bank or the consummation by Home of the transactions contemplated hereby except for any approvals required to be obtained pursuant to the BHC Act or the Policy Statement of the Board of Governors of the Federal Reserve System on Nonvoting Equity Investments by Bank Holding Companies, 12 C.F.R. Section 225.143 (the "FRB Guidelines"), or any other applicable laws, for the execution and delivery of this Agreement and the issuance of the Warrants by Home.

         Section 4.2 Authorized Stock Home has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock upon the exercise of the Warrants terminates, will have reserved for issuance, upon exercise of the Warrants, shares of Common Stock necessary for CU to exercise the Warrants, and Home will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to this Agreement. The shares of Common Stock to be issued upon due exercise of the Warrants, including all additional shares of Common Stock or other securities which may be issuable pursuant to this

Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Home.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF CU

         CU represents and warrants to Home that:

         Section 5.1 Due Execution of Agreement; No Conflicts.

              (a) This Agreement has been duly executed and delivered by CU and constitutes a valid and binding obligation of CU, enforceable in accordance with its terms.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the certificate of incorporation or By-laws of CU or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order decree, statute, law, ordinance, rule or regulation applicable to CU or its respective properties, other than any such conflict, violation, default or loss which (i) will not have a material adverse effect on CU and its Subsidiaries taken as a whole. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by CU or the consummation by CU of the transactions contemplated hereby, except for (a) filings required in order to obtain Requisite Regulatory Approvals, and (b) any approvals required to be obtained pursuant to the BHC Act, or the FRB Guidelines or any other applicable law for the execution and delivery of this Agreement by Home, CU and the issuance of the Warrants.

                                   ARTICLE VI
                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the meanings set forth below.

         "Affiliate" or "affiliate" shall mean, with respect to any corporation, any person that, directly or indirectly, controls or is controlled by or is under common control with such corporation.

         "BHC Act" means the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of California, on which banks are open for substantially all their banking business in Los Angeles.

         "Change in Bank Control Act" means the Change in Bank Control Act of 1978, as amended.

         "Covered Shares" shall mean on any date, with respect to any Warrants, the maximum number of shares of Common Stock that would be purchasable upon the exercise on such date of such Warrants, assuming that such Warrants may be exercised on such date to purchase the maximum number of shares of Common Stock purchasable pursuant to the terms thereof (including the limitations contained in the second paragraph of the certificate evidencing each such Warrant) without regard to any provision therein (other than such limitations) or in this Agreement or in any law limiting the right of any holder of such Warrants to acquire shares otherwise purchasable thereunder.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality.

         "Market Value" shall mean, on any date, the average of the closing sale prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded, or, if the Common Stock is not at the time listed on any national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on the 10 trading days immediately preceding such date, (or such fewer number of trading days immediately preceding such date for which shares of Common Stock have been listed for trading on such exchange or quoted on NASDAQ); provided, however, that if CU seeks a determination of the fair market value of a share of Common Stock pursuant to the provisions of Section 2.2, Market Value shall, if required pursuant to the terms of such Section, mean the fair market value of a share of Common Stock on such date determined pursuant to such Section.

         "Person" or "person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Regulatory Authority" shall mean any United States federal or state government or governmental authority the approval of which is legally required for consummation of the Merger.

         "Requisite Regulatory Approvals" shall mean all material permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the issuance of the Covered Shares under applicable federal laws of the United States or applicable laws of any state having jurisdiction over CU or Home.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share Price" shall mean, with respect to any Warrants, the amount by which, on the date of the Acquisition Event triggering the exercisability of the Warrants(i) the Warrant Price on such date is less than (ii) the greatest of:

                    (i) the Market Value of a share of Common Stock on such date; and

                    (ii) the highest price paid on or prior to such date for a share of Common Stock (including in any merger or consolidation) by a purchaser or group of purchasers acting in concert of 50% or more of the outstanding shares of Common Stock, or, in the case of a purchaser of 50% or more of the consolidated assets of Home (as shown on the books of Home), the Market Value of a share of Common Stock on the date of consummation of such asset acquisition.

         "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

         "Voting Stock" shall mean the stock entitling the holders thereof to vote in the election of the directors or trustees of the corporation, association, or other business entity in question, except that it shall not include any stock so entitling the holders thereof to vote only upon the happening of a contingency, whether or not such contingency has occurred.

         "Warrant Call Price" shall mean, when used with respect to any Warrant, the product of (i) the number of Covered Shares on such date and (ii) the Share Price on such date; provided that the Warrant Call Price with respect to any Warrant shall in no event exceed (x) the quotient obtained by dividing $5,000,000 by the number of Covered Shares subject to all the outstanding Warrants multiplied by (y) the number of Covered Shares subject to such Warrant.

                                   ARTICLE VII
                                   TERMINATION

         Section 7.1 Termination. Subject to Section 7.2, this Agreement may be terminated in the following circumstances:

              (a) at the effective time of the Merger, as set forth in the Merger Agreement;

              (b) at the termination of the Merger Agreement prior to the occurrence of an Acquisition Event; or

              (c)   two years after the occurrence of an Acquisition Event.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1(c), the rights of the parties hereto shall forthwith become void; provided that, if the Agreement shall terminate pursuant to Section 7.1(c) and any party has filed an application to purchase securities with any regulatory authority, the Agreement shall not terminate as provided in
Section 7.1(c), but shall remain in full force and effect until the day which is 30 Business Days (plus any applicable waiting periods) after the receipt or denial of regulatory approval or consent, at which time the Agreement shall then terminate.

         Section 7.3 Indemnification for Breach. Each party to this Agreement agrees to indemnify and hold harmless the other party against any loss, claim, damage or liability arising out of or based upon a Default of this Agreement by such defaulting party in accordance with the procedures set forth in the last paragraph of Section 3.8 of this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

              (a)  If to CU at:

                   16030 Ventura Boulevard
                   Encino, CA  91436
                   Attn:  Stephen G. Carpenter
                   Fax:  (818) 907-5024

                   with a copy to:

                   Anita Wolman, Esq.
                   16030 Ventura Boulevard
                   Encino, CA  91436
                   Fax:  (818) 907-5024

              (b)  If to Home at:

                   2633 Cherry Avenue
                   Signal Hill, CA  90806
                   Attn:  James Staes
                   Phone:  (310) 988-9600
                   Fax:  (310) 426-4526

                   with a copy to:

                   Manatt, Phelps & Phillips
                   11355 West Olympic Boulevard
                   Los Angeles, California  90064
                   Attn:  Barbara S. Polsky, Esq.
                   Fax:  (310) 312-4224

         Section 8.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or the duly authorized committees thereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties hereto agree to make such amendments as may be necessary to respond to the request of any Regulatory Authority with respect to this Agreement.

         Section 8.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

         Section 8.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as contemplated in this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) except as contemplated in this Agreement, shall not be assigned by operation of law or otherwise. Home and CU agree that, except as required by law, it shall not issue any press release with respect to the transactions contemplated by this Agreement without consulting with each other party hereto.

         Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Home and CU have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                            CU BANCORP



                                            By:
                                               ---------------------------------


                                            HOME INTERSTATE BANCORP



                                            By:
                                               ---------------------------------

                                                                       EXHIBIT A

                                     WARRANT

No. 1

January 10, 1996                                                1,082,224 Shares

                             HOME INTERSTATE BANCORP

         This is to certify that, for value received and subject to the terms and conditions provided for in a Warrant Purchase Agreement dated as of January 10, 1996 (the "Agreement") by and between Home Interstate Bancorp, a California corporation ("Home"), and CU Bancorp, a California corporation ("CU"), pursuant to which CU and its assigns are entitled to purchase from Home, on the terms and conditions set forth therein, 1,082,224 fully paid and nonassessable shares of common stock of Home ("Common Stock"), subject to adjustment as provided in the Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         This Warrant may be exercised by the holder (except any holder which shall not be permitted by the Bank Holding Company Act of 1956, as amended ("BHC Act"), or other applicable law to own, or shall not have obtained all regulatory approvals required by such Act or other applicable law as a precondition to its ownership of, the shares of Common Stock covered hereby) as to the whole or any part of the shares of Common Stock covered hereby at any time when such exercise shall be permitted under the terms of this Warrant, by surrender of this Warrant at the principal office of Home or at the office of any transfer agent for the Warrant and upon payment to Home of the Warrant Price for shares so purchased by wire transfer to a bank account designated by Home. Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of shares of Common Stock (or of the other securities or property to which it is entitled upon such exercise) purchased hereunder for all purposes, and certificates for shares so purchased shall be delivered to the purchaser. If this Warrant shall be exercised in respect of a part of the shares of Common Stock covered hereby, the holder shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised, but otherwise identical hereto.

         This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of Home, for new Warrants of this tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase not less than 1,000 shares of Common Stock (except to the extent necessary to round out the balance of the number of shares purchasable hereunder).

         Home covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Home further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Home will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each such reservation of shares use its best efforts to procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed, or if Home Shares are not then listed on a stock exchange on NASDAQ National Market System.

         The rights of the holder of this Warrant shall be subject to the following further terms and conditions:

         Section 1.1 Home shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock or shares of Common Stock held in treasury, for the purpose of effecting the exercise of this Warrant, the full number of shares of Common Stock then issuable upon the exercise of this and all other outstanding Warrant, computed on the assumption that the adjustments required by Section 1.11 hereof have become effective, in the event such is not then the case.

         Section 1.2 Home will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock upon exercise of this Warrant. Home shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Warrant or Warrants to be exercised, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Home the amount of any such tax, or has established, to the satisfaction of Home, that such tax has been paid.

         Section 1.3 This Warrant shall not entitle the holder of any rights of a shareholder of Home, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of Home.

         Section 1.4 Subject to Section 1.5 and the terms and conditions set forth in the Agreement, this Warrant and all rights hereunder are transferable (in whole or in part), on the books of Home by the registered holder thereof in person or by duly authorized attorney, upon surrender of this Warrant, properly endorsed, to Home (or if Home shall have notified the registered holder hereof of the appointment of an independent transfer agent for Warrants, then to such transfer agent). As used herein the term "this Warrant" shall mean and include any Warrant or Warrants hereafter issued in consequence of transfers of this Warrant in whole or in part.

         Section 1.5 THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO THIS WARRANT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. THE TRANSFERABILITY OF THIS WARRANT IS FURTHER SUBJECT TO THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JANUARY 10, 1996, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF HOME INTERSTATE BANCORP.

         Section 1.6 The holder of this Warrant, by the acceptance hereof, agrees that prior to the exercise of any Warrants, at a time when said Warrants have not been registered under the Securities Act or any similar Federal statute, it will, if it has not requested or is then not entitled to such registration pursuant to the provisions of Article III of the Agreement, deliver to Home a written representation that it is acquiring the shares of Common Stock issuable upon the exercise of such Warrants for its own account for investment, and not with a view to, or for sale in connection with, any distribution thereof, and not with any present intention of distributing or selling the same.

         Section 1.7   (a)   This Warrant shall terminate and be of no further
force or effect as provided in Article VII of the Agreement.

                       (b) Notwithstanding any other provision contained herein, this Warrant and the rights conferred hereby shall terminate, and the full consideration paid by CU for this Warrant shall be immediately due and payable to CU, if Home or CU receives written notice from the Federal Reserve Board to the effect that the execution and delivery of the Agreement or the issuance of the Warrants is not consistent with Section 3 of the BHC Act.

         Section 1.8 This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         Section 1.9 This Warrant incorporates by reference all of the terms and conditions of the Agreement.

                                            HOME INTERSTATE  BANCORP

                                            By:
                                               ---------------------------------

                                                                      EXHIBIT E


                        FORM OF OPINION OF CU'S COUNSEL


         The opinion of counsel required by section 10.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to CU and CU Bank, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Agreement).

        1. CU Bank is a national banking association duly incorporated, validly existing and in good standing under the laws of the State of California and is authorized by the OCC to conduct a general banking business. The deposits of the Bank are insured by the FDIC in the manner and to the fullest extent permitted by law.

        2. CU is a California corporation duly incorporated, validly existing and in good standing under the laws of the state of California. CU is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

        3. Each of CU and CU Bank have all necessary corporate power and authority to own or lease its properties and assets, and to carry on its business as now conducted. Neither the scope of the business of CU and CU Bank nor the location of any of their respective properties requires that any of them be licensed to do business in any jurisdiction other than the State of California, where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operations, business, affairs, properties (collectively, the "Business Condition") of CU on a consolidated basis.

         4. The authorized capital of CU and CU Bank is as set forth in Sections 5.2(a) and 5.2(b), respectively, of the Agreement. All of the outstanding shares of CU Bank Stock and CU Stock are duly authorized, validly issued, fully paid and nonassessable (except, in the case of the CU Bank Stock, as provided for in 12 U.S.C. Section 55). To our knowledge, except for the CU Options and the warrant referred to in section 5.2 of the Agreement the the Home Warrant, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of CU Stock or CU Bank Stock or any other securities convertible into CU Stock or CU Bank Stock and neither CU or CU Bank is obligated to issue any additional shares of CU Stock or CU Bank Stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

        5. The execution and delivery by each of CU and CU Bank of the Agreement, the execution and delivery by CU of the Agreement of Merger, the execution and delivery by CU Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of CU and CU

Bank, as applicable. Each of the Agreement, the Agreement of Merger and the Bank Merger Agreement, as applicable, constitutes a valid and binding obligation of CU and CU Bank, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally; (ii) general equitable principles; or (iii) Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

        6. Neither the execution and delivery by CU of the Agreement or the Agreement of Merger, or by CU Bank of the Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated thereby, nor compliance by CU or CU Bank with any of the provisions thereof, will (i) conflict with or result in the breach of, or default under any provision of the articles of incorporation or bylaws of CU or CU Bank, (ii) to our knowledge, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which either CU or CU Bank is a party, or by which either CU or CU Bank or any of their respective properties or assets is bound, except where such breach or default would not have a material adverse effect on the Business Condition of CU on a consolidated basis; or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to either CU or CU Bank or any of their respective properties or assets, except where such violation would not have a material adverse effect on the Business Condition of CU on a consolidated basis.

        7. No consent or approval of, notice to or filling with, any governmental authority having jurisdiction over any aspect of the business or assets of either CU or CU Bank is required in connection with the execution and delivery of the Agreement, the Agreement of Merger and the Bank Merger Agreement and the consummation of the transactions contemplated thereby, except such notices and approvals as may be required under federal and state securities laws, by the FRB and the OCC.

        8. Except as to those matters set forth on Schedule 5.10 of the Agreement, to our knowledge, (i) there is no private or governmental suit, claim, action or proceeding pending, nor private or governmental suit, claim, action or proceeding threatened against either CU or CU Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of either CU or CU Bank; and (ii) there are no judgments, decrees stipulations or orders against either CU or CU Bank enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of either CU or CU Bank in any area.

        9. The Proxy Statement for use at the shareholders' meeting required pursuant to Section 7.7 of the Agreement, as of the date of mailing and the date of the shareholders' meeting, complied as to form in all material respects with the requirements of the Exchange Act and all applicable rules and regulations thereunder.

        Counsel shall further state that although counsel has necessarily assumed the correctness and completeness of the statements made by CU or CU Bank in the Proxy Statement and takes no responsibility therefor, such counsel has, in the course of the preparation of the Proxy Statement, had conferences with representatives of CU and CU Bank with respect thereto, and that its examination of the Proxy Statement and its discussions in the above-mentioned conferences did not disclose to it any information which has caused such counsel to believe that the Proxy Statement at the time of mailing and at the time of the meeting of CU's shareholders contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except that such counsel need express no belief or opinion as to financial statements, including any notes thereto, or other financial or statistical data or as to any information supplied by CU).

        In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officers or officers of CU or CU Bank or CU's registrar and transfer agent. The opinion need refer only to matters of California and federal law, and such counsel may expressly exclude any opinions as to choice of law matters, antitrust matters and (except as set forth in paragraph 9) securities law matters and may add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to CU.

                                                                       EXHIBIT F

                           CU SHAREHOLDER'S AGREEMENT

                 This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of January 10, 1996, is entered into by and among Home Bank, a California banking corporation ("Home Bank"), Home Interstate Bancorp, a California corporation ("Home"), and ___________________________ (the "Shareholder").


                                 R E C I T A L S

         A. Home, Home Bank, CU Bancorp, a California corporation ("CU"), and California United Bank, National Association, a national banking association, entered into that certain Agreement and Plan of Reorganization dated as of January 10, 1996 (the "Reorganization Agreement").

         B. The Shareholder is a beneficial shareholder of shares of common stock, no par value, of CU (the "CU Stock").

         C.   The Shareholder is a director of CU.

         D. As an inducement to Home and Home Bank to enter into the Reorganization Agreement, and in order to ensure pooling-of-interests accounting treatment for the Merger contemplated by the Reorganization Agreement, the Shareholder desires to enter into this Agreement.

         E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Home, Home Bank and Shareholder agree as follows:

                                    ARTICLE I

                             SHAREHOLDER'S AGREEMENT

         1.1 Agreement to Vote. Shareholder shall vote or cause to be voted at any meeting of shareholders of CU to approve the principal terms of the Reorganization Agreement, the Merger and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of CU Stock as to which

Shareholder has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting (the "Record Date").

         1.2 Legend. The Shareholder agrees to stamp, print or type on the face of his certificates of CU Stock evidencing the Shares the following legend:

                   "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE,
               HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE 10TH DAY OF JANUARY, 1996 BY AND AMONG HOME INTERSTATE BANCORP, HOME BANK AND (THE RECORD OWNER HEREOF), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF HOME BANK"

         1.3 Restrictions on Dispositions. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the Shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of Home or
(ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

         1.4 Shareholder Approval. The Shareholder, in his capacity as a director, shall (i) recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby at the Shareholders' Meeting and (ii) advise the CU shareholders to reject any subsequent proposal or offer received by CU relating to any Alternative Transaction or purchase, sale, acquisition, merger or other form of business combination involving CU or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that the Shareholder shall not be obligated to take any action specified in clause (ii) if the Board of Directors of CU is advised in writing by outside legal counsel (Loeb and Loeb, or such other counsel that is reasonably acceptable to Home and Home Bank) that, in the exercise of his fiduciary duties, a director of CU should not take such action.

         1.5 Restrictions on Disposition of CU Stock After the Merger. Notwithstanding any other provisions of this Agreement to the contrary, none of the shares of CU Stock held by the undersigned at the Effective Time of the Merger will be sold, transferred or otherwise disposed of and the undersigned will not in any other way reduce the undersigned's risk of ownership or investment in any of the shares of CU Stock so held by the undersigned until financial results covering a period of at least thirty (30) days of combined operations of CU and Home following the Effective Time of the Merger have been published by CU (provided that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the CU Stock except as provided herein).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to Home and Home Bank that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1   Ownership and Related Matters.

              (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares beneficially owned by Shareholder and the nature of Shareholder's voting power with respect thereto. Within five Business Days after the Record Date, the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

              (b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

         2.2 Authorization and Binding Agreement. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

         2.3 Non-contravention. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or
(d) violate any law, rule or regulation to which the Shareholder or the Shareholder's spouse is subject.

                                   ARTICLE III

                                     GENERAL

         3.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

         3.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 Specific Performance. The Shareholder, Home and Home Bank each expressly acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, Home and Home Bank would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder, Home and Home Bank agree that Home and Home Bank shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

         3.4 Termination. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Merger or the termination of the Reorganization Agreement in accordance with its terms. Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

         3.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Home, Home Bank or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.8 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to Home and Home Bank, addressed to:

         Home Interstate Bancorp
         2633 Cherry Avenue
         Signal Hill, California 90806
         Attention:  James Staes
         Telecopier Number:  (310) 426-4526

With a copy addressed to:

         Manatt, Phelps & Phillips
         11355 West Olympic Blvd.
         Los Angeles, CA 90064
         Attention:  Barbara S. Polsky, Esq.
         Telecopier No:  (310) 312-4224

If to Shareholder, addressed to:

         -----------------------------------

         -----------------------------------

         -----------------------------------

         -----------------------------------

With a copy addressed to:

         Anita Wolman, Esq.
         CU Bancorp
         16030 Ventura Boulevard
         Encino, California 91436-4224
         Telecopier No:  (818) 907-5024

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.9 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

         3.10 Severability and the Like If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.11 Waiver of Breach. Any failure or delay by Home and Home Bank in enforcing any provision of his Agreement shall not operate as a waiver thereof. The waiver by Home and Home Bank of a breach of any provision of this Agreement shall not operate as a waiver thereof. The waiver by Home and Home Bank of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

         IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                            HOME INTERSTATE BANCORP



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            HOME BANK



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            SHAREHOLDER


                                            ------------------------------------
                                                     (Shareholder's Name)

                                 SPOUSAL CONSENT


         I am the spouse of __________________, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.




                                            ------------------------------------
                                                (Shareholder's Spouse's Name)

                                                                      EXHIBIT G

                       FORM OF OPINION OF HOME'S COUNSEL


        The opinion of counsel required by section 11.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to CU and CU Bank, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Agreement).

        1. Home Bank is a California state-chartered bank duly incorporated, validly existing and in good standing under the laws of the State of California and is authorized by the Superintendent of Banks of the State of California to conduct a general banking business. The deposits of the Bank are insured by the FDIC in the manner and to the fullest extent permitted by law.

        2. Home is a California corporation duly incorporated, validly existing and in good standing under the laws of the state of California. Home is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

        3. Each of Home and Home Bank have all necessary corporate power and authority to own or lease its properties and assets, and to carry on its business as now conducted. Neither the scope of the business of Home, Home Bank nor the location of any of their respective properties requires that any of them be licensed to do business in any jurisdiction other than the State of California, where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation, business, affairs, properties (collectively, the "Business Condition") of Home on a consolidated basis.

        4. The authorized capital of Home and Home Bank is as set forth in Sections 4.2(a) and 4.2(b), respectively, of the Agreement. All of the outstanding shares of Home Bank Stock and Home Stock are duly authorized, validly issued, fully paid and nonassessable (except, in the case of the Home Bank Stock, as provided for in Section 662 of the California Financial Code). To our knowledge, except for the Home Options referred to in section 4.2 of the Agreement and the CY Warrant, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Home Bank Stock or Home Bank Stock or any other securities convertible into Home Stock or Home Bank Stock and neither Home or Home Bank is obligated to issue any additional shares of Home Stock or Home Bank Stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

        5. The execution and delivery by each of Home and Home Bank of the Agreement, the execution and delivery by Home of the Agreement of Merger, the execution and delivery by Home Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Home and Home Bank, as applicable. Each of the Agreement, the Agreement of Merger and the Bank Merger Agreement, as applicable, constitutes a valid and binding obligation of Home and Home Bank, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally; (ii) general equitable principles or; (iii) Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

        6. Neither the execution and delivery by Home of the Agreement or the Agreement of Merger, or by Home Bank of the Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated thereby, nor compliance by Home or Home Bank with any of the provisions thereof, will (i) conflict with or result in the breach of, or default under any provision of the articles of incorporation or bylaws of Home or Home Bank, (ii) to our knowledge, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which either Home or Home Bank is a party, or by which either Home or Home Bank or any of their respective properties or assets is bound, except where such breach or default would not have a material adverse effect on the Business Condition of Home on a consolidated basis; or
(iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to either Home or Home Bank or any of their respective properties or assets, except where such violation would not have a material adverse effect on the Business Condition of Home on a consolidated basis.

        7. No consent or approval of, notice to or filing with, any governmental authority having jurisdiction over any aspect of the business or assets of either Home or Home Bank is required in connection with the execution and delivery of the Agreement, the Agreement of Merger and the Bank Merger Agreement and the consummation of the transactions contemplated thereby, except such notices and approvals as may be required under federal and state securities laws, by the FRB and the OCC.

        8. Except as to those matters set forth on Section 4.10 of the Agreement, to our knowledge, (i) there is no private or governmental suit, claim, action or proceeding pending, nor private or governmental suit, claim, action or proceeding threatened against either Home or Home Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of either Home or Home Bank; and (ii) there are no judgments, decrees, stipulations or orders against either Home or Home Bank enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of either Home or Home Bank in any area.

        9. The Proxy Statement for use at the shareholders' meeting required pursuant to Section 6.7 of the Agreement, as of the date of mailing and the date of the shareholders' meeting, complied as to form in all material respects with the requirements of the Exchange Act and all applicable rules and regulations thereunder.

        Counsel shall further state that although counsel has necessarily assumed the correctness and completeness of the statements made by Home or Home Bank in the Proxy Statement and takes no responsibility therefor, such counsel has, in the course of the preparation of the Proxy Statement, had conferences with representatives of Home and Home Bank with respect thereto, and that its examination of the Proxy Statement and its discussions in the above-mentioned conferences did not disclose to it any information which has caused such counsel to believe that the Proxy Statement at the time of mailing and at the time of the meeting of Home's shareholders contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except that such counsel need express no belief or opinion as to financial statements, including any notes thereto, or other financial or statistical data or as to any information supplied by Home).

        In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of Home or Home Bank or Home's registrar and transfer agent. The opinion need refer only to matters of California and federal law, and such counsel may expressly exclude any opinions as to choice of law matters, antitrust matters and (except as set forth in paragraph 9) securities law matters and may add other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to CU.

                                                                       EXHIBIT H

                          HOME SHAREHOLDER'S AGREEMENT

         This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of January 10, 1996, is entered into by and among California United Bank, National Association, a national banking association ("CU Bank"), CU Bancorp, a California corporation ("CU"), and ___________________________ (the
"Shareholder").

                                 R E C I T A L S

         A. CU Bank, CU, Home Interstate Bancorp, a California corporation ("Home"), and Home Bank, a California banking corporation ("Home Bank"), entered into that certain Agreement and Plan of Reorganization dated as of January 10, 1996 (the "Reorganization Agreement").

         B. The Shareholder is a beneficial shareholder of shares of common stock, no par value, of Home (the "Home Stock").

         C.   The Shareholder is a director of Home.

         D. As an inducement to CU Bank and CU to enter into the Reorganization Agreement, and in order to ensure pooling-of-interests accounting treatment for the Merger contemplated by the Reorganization Agreement, the Shareholder desires to enter into this Agreement.

         E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, CU Bank, CU and Shareholder agree as follows:

                                    ARTICLE I

                             SHAREHOLDER'S AGREEMENT

         1.1 Agreement to Vote. Shareholder shall vote or cause to be voted at any meeting of shareholders of Home to approve the principal terms of the Reorganization Agreement, the Merger and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of Home Stock as to which Shareholder has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting (the "Record Date").

         1.2 Legend. The Shareholder agrees to stamp, print or type on the face of his certificates of Home Stock evidencing the Shares the following legend:

                    "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE,
               HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE 10TH DAY OF JANUARY, 1996 BY AND BETWEEN CU BANCORP, CALIFORNIA UNITED BANK, N.A. AND (THE RECORD OWNER HEREOF), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF CU BANCORP."

         1.3 Restrictions on Dispositions. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the Shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of CU or
(ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

         1.4 Shareholder Approval. The Shareholder shall, in his capacity as a director, (i) recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby at the Home Shareholders' Meeting and (ii) advise the Home shareholders to reject any subsequent proposal or offer received by Home relating to any Alternative Transaction or purchase, sale, acquisition, merger or other form of business combination involving Home or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that the Shareholder shall not be obligated to take any action specified in clause (ii) if the Board of Directors of Home is advised in writing by outside legal counsel (Manatt, Phelps & Phillips, or such other counsel that is reasonably acceptable to CU and CU Bank) that, in the exercise of his fiduciary duties, a director of Home should not take such action.

         1.5 Restrictions on Disposition of CU Stock Received Pursuant to the Merger. Notwithstanding any other provisions of this Agreement to the contrary, none of the shares of CU Stock to be received by the undersigned pursuant to the Merger will be sold, transferred or otherwise disposed of and the undersigned will not in any other way reduce the undersigned's risk of ownership or investment in any of the shares of CU Stock so received by the undersigned until financial results covering a period of at least thirty (30) days of combined operations of CU and Home following the Effective Time of the Merger have been published by CU (provided that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the CU Stock except as provided herein).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to CU and CU Bank that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1   Ownership and Related Matters.

               (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares beneficially owned by Shareholder and the nature of Shareholder's voting power with respect thereto. Within five Business Days after the Record Date, the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

               (b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

         2.2 Authorization and Binding Agreement. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

         2.3 Non-contravention. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or
(d) violate any law, rule or regulation to which the Shareholder or the Shareholder's spouse is subject.

                                   ARTICLE III

                                     GENERAL

         3.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

         3.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 Specific Performance. The Shareholder, CU and CU Bank each expressly acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, CU and CU Bank would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder, CU and CU Bank agree that CU and CU Bank shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

         3.4 Termination. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Merger or the termination of the Reorganization Agreement in accordance with its terms. Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

         3.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by CU, CU Bank or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.8 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to CU and CU Bank, addressed to:

         CU Bancorp
         16030 Ventura Boulevard
         Encino, California 91436-4487
         Attention:  Stephen G. Carpenter

With a copy addressed to:

         Anita Wolman, Esq.
         CU Bancorp
         16030 Ventura Boulevard
         Encino, California 91436-4487
         Telecopier No: (818) 907-5024

If to Shareholder, addressed to:

         -----------------------------------

         -----------------------------------

         -----------------------------------

         -----------------------------------

With a copy addressed to:

         Manatt, Phelps & Phillips
         11355 West Olympic Blvd.
         Los Angeles, CA 90064
         Attention:  Barbara S. Polsky, Esq.
         Telecopier No:  (310) 312-4224

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.9 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

         3.10 Severability and the Like. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.11 Waiver of Breach. Any failure or delay by CU and CU Bank in enforcing any provision of his Agreement shall not operate as a waiver thereof. The waiver by CU and CU Bank of a breach of any provision of this Agreement shall not operate as a waiver thereof. The waiver by CU and CU Bank of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

         IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                             CU BANCORP



                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             CALIFORNIA UNITED BANK,
                                             NATIONAL ASSOCIATION



                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             SHAREHOLDER



                                             -----------------------------------
                                                    (Shareholder's Name)

                                 SPOUSAL CONSENT

         I am the spouse of __________________, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

                                            ------------------------------------
                                               (Shareholder's Spouse's Name)

                                                               EXHIBIT I
                                                                  to
                                                              APPENDIX A

CU Bancorp
16030 Ventura Boulevard
Encino, California  91436-4487
Attention:  Stephen G. Carpenter

Ladies and Gentlemen:

                   Reference is made to the Agreement and Plan of Reorganization, dated as of January 10, 1996 (the "Agreement"), by and among CU Bancorp, a California corporation ("CU"), California United Bank, National Association, a national banking association ("CU Bank"), Home Interstate Bancorp, a California corporation ("Home"), and Home Bank, a California banking corporation ("Home Bank"), which Agreement provides, among other things, for the merger (the "Merger") of CU with and into Home in a transaction in which shares of common stock of Home ("Home Stock") will be automatically canceled and shall be converted into 1.409 shares of common stock of CU ("CU Stock"), as more fully provided for in the Agreement.

                   The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended, (the "Securities Act"); that the undersigned may be deemed to be an "affiliate" of Home within the meaning of Rule 145; and that, accordingly, the shares of CU Stock which the undersigned may acquire in connection with the Merger may only be disposed of in conformity with the provisions hereof.

                   The capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

                   1. The undersigned, after inquiry of any agent with discretionary power to transfer the undersigned's shares of Home Stock, represents, warrants and agrees as follows:

                      (a) The undersigned has full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform his or its obligations hereunder.

                      (b) The undersigned is currently the owner of that number of shares of Home Stock set forth in Schedule 1 hereto (the "Home Shares") and has held the Home Shares at all times since January 1, 1995 unless otherwise set forth in Schedule 1.

                      (c) The undersigned shall not purchase, sell, transfer or otherwise dispose of, or reduce the undersigned's risk of ownership or investment in any of the Home Shares prior to the Merger. The undersigned agrees to the placement of a restrictive legend on his or her certificates representing Home Shares which legend shall set forth these restrictions. Such legend shall be placed on the certificates concurrently with the execution of this Agreement or as soon thereafter as practicable.

                      (d) The undersigned will not sell, transfer or dispose of any shares of CU Stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the CU Stock except as provided herein.)

                      (e) The undersigned has no present plan or intent to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a "Sale") of CU Stock to be received by the undersigned pursuant to the Merger.

                      (f) The undersigned has not engaged in a Sale of any shares of Home Stock at any time since January 1, 1995 unless otherwise set forth in Schedule 1.

                      (g) The undersigned has no present plan or intent to (i) engage in a Sale of the Home Shares (other than in exchange for CU Stock pursuant to the Merger), or (ii) exercise dissenters' rights in connection with the Merger.

                      (h) The representations contained herein shall be true and correct at all times from the date hereof through the Effective Time.

                      (i) The undersigned has consulted such legal and financial counsel as the undersigned deems appropriate in connection with the execution of this Affiliate's Agreement.

                   2. CU agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act.

                   3. CU acknowledges that the provision of Section 1(d) of this Affiliate's Agreement will be satisfied as to any sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for CU reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by CU in connection with a proposed disposition, the undersigned shall furnish to CU a copy of a "no action" letter or other communication from the staff of the SEC or an opinion of counsel in form and substance satisfactory to CU and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act. It is agreed and understood that the undersigned may rely upon CU's representation, warranty and agreement in Section 2 above in complying with this Section 3.

                   4. The undersigned also understands that stop transfer instructions will be given to CU's transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CU BANCORP, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CU BANCORP."

                   CU agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with.

                   5. This Affiliate's Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding the Restricted Securities as collateral.

                   6. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

                   7. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED BY THIS AGREEMENT.

                   IN WITNESS WHEREOF, the undersigned has executed the foregoing Affiliate's Agreement as of the date first above written.

                                             Very truly yours,





Agreed to and Accepted:

CU BANCORP

By:____________________________
Title:_________________________

                                                                EXHIBIT 2.(C)

                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  By and Among
                            HOME INTERSTATE BANCORP,
                                   HOME BANK,
                                 CU BANCORP AND
                  CALIFORNIA UNITED BANK, NATIONAL ASSOCIATION


        This Amendment No. 1 (the "Amendment") to the Agreement and Plan of Reorganization dated January 10, 1996 (the "Agreement") by and among Home Interstate Bancorp ("Home"), Home Bank ("Home Bank"), CU Bancorp ("CU") and California United Bank, National Association ("CU Bank") (collectively, the "Parties"), is entered into as of March __, 1996 by and among the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.


                                R E C I T A L S

        WHEREAS, the Agreement provides, among other things, that the Parties intend to cause the merger of Home Bank, a state bank, with and into CU Bank, a national Bank, at the Effective Time or as soon as practicable thereafter;

        WHEREAS, after discussions with various bank regulatory agencies and an assessment of the relative costs and benefits of a state bank versus a national bank, the Parties have decided to modify the original structure of the proposed merger between Home Bank and CU Bank, as set forth in the Agreement, to provide for the merger of CU Bank with and into Home Bank, with Home Bank surviving the merger (the "Surviving Bank"); and

        WHEREAS, the Surviving Bank, following the consummation of the merger between CU Bank and Home Bank, will operate as a state bank;

        WHEREAS, as a result of the revised structure of the proposed merger between CU Bank and Home Bank, certain terms and provisions of the Agreement require modification;


                               A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

        1. Section 1.7 shall be amended to read in its entirety as follows:

                "'Bank Merger' means the merger of CU Bank with and into Home Bank, with Home Bank surviving the Merger."

        2. As a result of the foregoing amendment, Sections 1.79, 1.80 and 1.81, as originally set forth in the Agreement, shall become Sections 1.80,
1.81 and 1.82, respectively.

        3. Section 1.79 shall be amended to read in its entirety as follows:

                "1.79 'Surviving Bank' means Home Bank, following the consummation of the Bank Merger."

        4. The last sentence of Section 4.6 shall be amended to read in its entirety as follows:

                "Except as set forth in the Home Schedules, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Home or Home Bank, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Home and Home Bank of this Agreement, by Home of the Agreement of Merger, by Home and Home Bank of the Bank Merger Agreement, or the consummation by Home and Home Bank of the Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Home and the sole shareholder of Home Bank; (ii) such approvals as may be required by the FRB and the Superintendent; (iii) the filing of the Agreement of Merger with the California Secretary; (iv) the filing of the Bank Merger Agreement with the Superintendent and the California Secretary; and (v) the filing with and approval by the SEC of the S-4 and the Proxy Statement.

        5. Section 4.26 shall be amended to read in its entirety as follows:

                "4.26 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of Home or Home Bank ("Home Supplied Information") for inclusion in the documents to be filed with the SEC, FRB, the Superintendent, or any governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

        6. The last sentence of Section 5.6 shall be amended to read in its entirety as follows:

                "Except as set forth in the CU Schedules, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of CU or CU Bank, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by CU and CU Bank of this Agreement, by CU of the Agreement of Merger, by CU Bank of the Bank Merger Agreement, or the consummation by CU and CU Bank of the Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of CU and the sole shareholder of CU Bank; (ii) such approvals as may be required by the FRB and the Superintendent; (iii) the filing of the Agreement of Merger with the California Secretary; (iv) the filing of the Bank Merger Agreement with the Superintendent and the California Secretary; and (v) the filing with the approval by the SEC of the S-4 and the Proxy Statement."

        7. Section 5.26 shall be amended to read in its entirety as follows:

                "5.26 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of CU or CU Bank ("CU Supplied Information") for inclusion in the documents to be filed with the SEC, FRB, the Superintendent, or any other governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

        8. Section 6.3(j) shall be amended to read in its entirety as follows:

                "(j) furnish to CU, as soon as practicable, and in any event within thirty days after it is prepared, (i) a copy of any report submitted to the board of directors of Home or Home Bank, provided, however, that Home need not furnish to CU communications of Home's legal counsel regarding Home's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, Superintendent or any other governmental or regulatory entity, (iii) monthly unaudited consolidation balance sheets and consolidated statements of operations of Home; (iv) all proxy statements, information statements, financial statements, reports, sent by Home to its shareholders or other security holders, and (v) such other existing reports as CU may reasonably request relating to Home or Home Bank."

        9.      Section 6.6 shall be amended to read in its entirety as follows:

                "6.6 Notices; Reports. Home and Home Bank will promptly notify CU of any event of which Home or Home Bank obtains knowledge which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of Home on a consolidated basis or in the event that Home or Home Bank determines that either is unable to fulfill any of the conditions to the performance of CU's obligations hereunder, as set forth in Articles IX or XI herein."

        10. Section 7.3(j) shall be amended to read in its entirety as follows:

                "(j) furnish to Home, as soon as practicable, and in any event within thirty days after it is prepared (i) a copy of any report submitted to the board of directors of CU or CU Bank, provided, however, that CU need not furnish to Home communications of CU's legal counsel regarding CU's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorney's work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, OCC or any other governmental or regulatory entity, (iii) monthly unaudited consolidated balance sheets and consolidated statements of operations of CU, (iv) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by CU to its shareholders or other security holder, and (v) such other existing reports as Home may reasonably request relating to CU or CU Bank."

        11.     Section 7.6 shall be amended to read in it entirety as follows:

                "7.6 Notices; Reports. CU and CU Bank will promptly notify Home of any event of which CU or CU Bank obtains knowledge which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of CU on a consolidated basis or in the event that CU or CU Bank determines that either is unable to fulfill any of the conditions to the performance of Home's obligations hereunder, as set forth in Articles IX or XI herein."

        12.     Section 9.3 shall be amended to read in its entirety as follows:

                "9.3 Regulatory Approvals." To the extent required by applicable law or regulation, all approvals or consents of any governmental authority, including, without limitation, those of the FRB and the Superintendent shall have been obtained or granted for the Merger and Bank Merger and the transactions contemplated hereby, and the applicable waiting period under all laws have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied."

        13.     Section 9.4 shall be amended to read in its entirety as follows:

                "9.4 Tax Opinion. CU and Home shall have received an opinion from Arthur Andersen that the Merger and the Bank Merger will not result in the recognition of gain or loss for federal income tax purposes to CU, CU Bank, Home or Home Bank, nor will the issuance of the CU Stock result in the recognition of gain or loss by the holders of Home Stock who receive such stock in connection with the Merger."

        14. Section 10.5 shall be amended to read in its entirety as follows:

                "10.5 Officer's Certificate. There shall have been delivered to Home on the Closing Date a certificate executed by the President and the Chief Financial Officer of each of CU and CU Bank certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.11."

        15. Section 10.14 shall be amended to read in its entirety as follows:

                "10.14 Non-Performing Loans. CU Bank's Non-Performing Loans shall not exceed 75% of (i) the shareholder's equity of CU Bank as of the month end prior to the Effective Time plus (ii) the loan loss reserves of CU Bank."

        16. The last sentence of Section 11.2 shall be amended to read in its entirety as follows:

                "It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made with respect to the Home Schedules as updated in accordance with Section 6.3(k)."

        17. Section 12.1 shall be amended to read in its entirety as follows:

                "At and as of the Effective Time, the former officers and employees of Home and CU Bank who become officers and employees of the Surviving Company or Surviving Bank ("Transferred Employees") shall, in that capacity, be entitled to participate in all employee benefits and benefit programs of the Surviving Company or Surviving Bank, as the case may be, in accordance with the terms of such employee benefit programs. Surviving Company or Surviving Bank, as the case may be, shall recognize such Transferred Employees' service with Home and CU Bank for purposes of eligibility and vesting under all benefit programs. Surviving Company or Surviving Bank, as the case may be, shall also cover under its health plans, without the application of any pre-existing limitation or exclusion, all Transferred Employees and their covered dependents who are covered under similar Home or CU Bank health plans as of the Closing Date and who change coverage to Surviving Company's or Surviving Bank's health plans, as the case may be, at the time such Transferred Employees are first provided the option to enroll in Surviving Company's or Surviving Bank's health plans."

        18. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

        IN WITNESS WHEREOF, the parties to this Amendment have duly executed this Amendment as of the day and year first above written.

                                CU BANCORP


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:




                                CALIFORNIA UNITED BANK, NATIONAL ASSOCIATION


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:




                                HOME INTERSTATE BANCORP


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:




                                HOME BANK


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT B

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") is made and entered into as of this ___ day of ______, 1996, by and between Home Bank, a California corporation ("Home Bank"), and California United Bank, National

ASSOCIATION, A NATIONAL BANKING ASSOCIATION ("CU BANK"), WITH REFERENCE TO THE FOLLOWING FACTS:

                                    RECITALS

     1. CU Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with authorized capital of 540,000 shares of $5.00 par value common stock ("CU Bank Stock") of which, on the date hereof, there are 472,973 shares issued and outstanding. CU Bank is the wholly owned subsidiary of CU Bancorp, a California corporation ("CU").

     2. Home Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of California with authorized capital of 4,000,000 shares of common stock, $0.40 par value ("Home Bank Stock"), of which, on the date hereof, there are 1,938,746 shares issued and outstanding. Home Bank is the wholly owned subsidiary of Home Interstate Bancorp, a California corporation ("Home").

     3. The respective Boards of Directors of CU Bank and Home Bank, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, deem it desirable and in the best interests of their respective corporations and shareholders that CU Bank be merged (the "Bank Merger") with and into Home Bank as provided in this Bank Merger Agreement pursuant to the laws of the State of California and that Home Bank be the surviving bank (the "Surviving Bank").

     4. CU Bank, CU, Home Bank and Home entered into an Agreement and Plan of Reorganization, dated as of January 10, 1996, as amended ___________, 1996 (the "Reorganization Agreement"), which provides for the merger of CU Bank with and into Home Bank (the "Bank Merger") in accordance with this Bank Merger Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Bank Merger, the parties hereto agree as follows:

                                   ARTICLE I

                                THE BANK MERGER

     Upon consummation of the Bank Merger at the Effective Time of the Bank Merger (as defined in Article IX hereof), CU Bank shall be merged with and into Home Bank which shall thereupon be the Surviving Bank, and the separate corporate existence of CU Bank shall cease.

                                   ARTICLE II

                                      NAME

     The name of the Surviving Bank shall be "____________________."

                                  ARTICLE III

                           ARTICLES OF INCORPORATION

     The Articles of Incorporation of Home Bank as in effect immediately prior to the Effective Time of the Bank Merger shall, at and after the Effective Time of the Bank Merger, continue to be the Articles of Incorporation of the Surviving Bank.

                                   ARTICLE IV

                                     BYLAWS

     The Bylaws of Home Bank as in effect immediately prior to the Effective Time of the Bank Merger shall, at and after the Effective Time of the Bank Merger, continue to be the Bylaws of the Surviving Bank.

                                   ARTICLE V

                                   DIRECTORS

     The following persons shall, at and after the Effective Time of the Bank Merger, serve as the Directors of the Surviving Bank until its next annual meeting of shareholders or until such time as their successors have been elected and qualified:

                          [INSERT NAMES OF DIRECTORS]

                                   ARTICLE VI

                      RIGHTS AND DUTIES OF SURVIVING BANK

     At and after the Effective Time of the Bank Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of CU Bank and Home Bank shall be vested in and be held and enjoyed by the Surviving Bank, without further act or deed, and all the estates and interests of every kind of CU Bank and Home Bank, including all debts due to either of them, shall be as effectively the property of the Surviving Company as they were of CU Bank and Home Bank, and the title to any real estate vested by deed or otherwise in either CU Bank or Home Bank shall not revert or be in any way impaired by reason of the Bank Merger; and all rights of creditors and liens upon any property of CU Bank and Home Bank shall be preserved unimpaired and all debts, liabilities and duties of CU Bank and Home Bank shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                  ARTICLE VII

                              CONVERSION OF SHARES

     In and by virtue of the Bank Merger and at the Effective Time of the Bank Merger, pursuant to this Bank Merger Agreement, the shares of Home Bank Stock and CU Bank Stock outstanding at the Effective Time of the Bank Merger shall be converted as follows:

     (a) Effect on the Home Bank Stock. Each share of Home Bank Stock issued and outstanding immediately prior to the Effective Time of the Bank Merger shall, on and after the Effective Time of the Bank Merger, remain outstanding and shall for all purposes be deemed to represent one share of common stock of the Surviving Bank.

     (b) Effect on CU Bank Stock. Each share of CU Bank Stock issued and outstanding immediately prior to the Effective Time of the Bank Merger shall, on and after the Effective Time of the Bank Merger, be automatically canceled and cease to be an issued and outstanding share of CU Bank Stock.

                                  ARTICLE VIII

                                 FURTHER ACTION

     The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Bank title to and possession of all of CU Bank's and Home Bank's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Agreement.

                                   ARTICLE IX

                       EFFECTIVE TIME OF THE BANK MERGER

     The Bank Merger will become effective upon the filing, in accordance with
Section 4887 of the California Financial Code, of a copy of this Bank Merger Agreement (bearing the certification of the Secretary of State of the State of California) and all other requisite accompanying certificates in the office of the California Superintendent of Banks (the "Superintendent"). The date and time of such filing with the Superintendent is referred to herein as to the "Effective Time".

                                   ARTICLE X

                             SUCCESSORS AND ASSIGNS

     This Bank Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Bank Merger Agreement may not be assigned by either party without the written consent of the other.

                                   ARTICLE XI

                                  TERMINATION

     This Bank Merger Agreement may, by the mutual consent and action of the Boards of Directors of CU Bank and Home Bank, be abandoned at any time before or after approval thereof by the shareholders of CU Bank and Home Bank, but not later than the Effective Time of the Bank Merger. This Agreement shall automatically be terminated and of no further force and effect if, prior to the Effective Time of the Bank Merger, the Reorganization Agreement is terminated in accordance with the terms thereof.

                                  ARTICLE XII

                   SATISFACTION OF CONDITION AND OBLIGATIONS

     (a) The obligations of CU Bank to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of CU Bank and CU under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by CU Bank.

     (b) The obligations of Home Bank to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of Home and Home Bank under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in party, by Home Bank.

                                  ARTICLE XIII

                                 GOVERNING LAW

     This Bank Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

     IN WITNESS WHEREOF, CU Bank and Home Bank, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Bank Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

                                  CALIFORNIA UNITED BANK,

                                  NATIONAL ASSOCIATION


                                  By:_____________________________________
                                         President

                                  ________________________________________
                                         Secretary


                                  HOME BANK


                                  By:_____________________________________
                                         President

                                  ________________________________________
                                         Secretary

                                  APPENDIX B




                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 10-K

   [X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1995.
                                       OR
   [ ] Transition Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          For the transition period from ____________ to ____________.

                         Commission file number 0-11008

                                   CU BANCORP
                                  -----------
             (Exact name of registrant as specified in its charter)

                  California                       95-3657044
               (State or other jurisdiction)     (I.R.S. Employer
          of incorporation or organization)     Identification Number)

                            16030 Ventura Boulevard
                 Encino, California                       91436
                 ----------------------------------------------
             (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code (818) 907-9122
                                                          --------------

        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                                (title of class)

Indicate by check mark whether the registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 month (or for shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.  Yes    x      No
                                        -------      -------

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 220.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K [ x ]

The aggregate market value of the voting stock held by non-affiliates of the registrant as of February 28, 1996: $53,134,221
                                     -----------

Common Stock, no par value -
- ----------------------------
The number of shares outstanding of the issuer's classes of common stock as of February 28, 1996:

Common Stock, no par value 5,285,333 shares
- -------------------------------------------

DOCUMENTS INCORPORATED BY REFERENCE

Part III is hereby incorporated by reference from sections of the Registrant's Definitive Proxy Statement which will be filed within 120 days of fiscal year ended December 31, 1995.


This document contains 60 pages.
Exhibit Page begins on Page 61

TABLE OF  CONTENTS

                 Item
Part             Number    Item                                                  Page
- --------------------------------------------------------------------------------------

I                  1.               Business                                        4

I                  2.               Properties                                     21

I                  3.               Legal Proceedings                              22

I                  4.               Submission of Matters to a Vote                22
                                    of Security Holders

I                  4.A.             Executive Officers of the Registrant           22

II                 5.               Market for the Company's Common Stock          25
                                    and Related Stockholder Matters

II                 6.               Selected Financial Data                        25

II                 7.               Management's Discussion and Analysis
                                    of Financial Condition and Results
                                    of Operations                                  26

II                 8.               Financial Statements and Supplementary
                                    Data                                           38

II                 9.               Changes in and Disagreements with              *
                                    Accountants on Accounting and
                                    Financial Disclosure

III                10.              Directors and Executive Officers of            **
                                    the Company

III                11.              Executive Compensation                         **

III                12.              Security Ownership of Certain                  **
                                    Beneficial Owners and Management

III                13.              Certain Relationships and Related              **
                                    Transaction

IV                 14.              Exhibits, Financial Statement
                                    Schedules and Reports on Form 8-K              58



 * This item is omitted because it is either inapplicable or the answer thereto is in the negative.

**       Incorporated by reference from the Company's proxy statement which will be filed within 120 days of fiscal year ended December 31, 1995.

PART I

Item 1.          BUSINESS

General Development of Business

                 CU Bancorp, (the "Company") was incorporated under the laws of the State of California on September 3, 1981. It is the parent of California United Bank, a National Banking Association (the "Bank") which is a wholly owned subsidiary of the Company and the sole subsidiary of the Company.

DESCRIPTION OF BUSINESS

Commercial Banking Business

         CU Bancorp is a California corporation incorporated in 1981 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company does not conduct any activities other than in connection with its ownership of the Bank which is CU Bancorp's sole subsidiary. The company functions primarily as the sole stockholder of the Bank and establishes general policies and activities for the Bank. The Bank was founded in April 1982 and provides an extensive range of commercial banking services.

         The Bank is a commercial bank which delivers a mix of banking products and services to middle market businesses, the entertainment industry and high net worth individuals. The Bank offers lending, deposit, accounts receivable financing, letters of credit, cash management, SBA and international trade services from seven full -service offices. The Bank's primary focus is to engage in middle market lending to businesses, professionals, the entertainment industry, and high net-worth individuals. While the Bank does not actively solicit retail or consumer banking business, it offers these services primarily to owners, officers, and employees of its business customers, and customers of accounting and business management firms with which the Bank regularly does business.

         The Entertainment Division specializes in meeting the banking needs of Southern California's entertainment industry, including motion picture and television financing, record labels, talent agencies, business managers, commercial houses and a variety of other related business activities. This division offers certain specialty products aimed at the entertainment industry and related individuals.

         The SBA division offers financing alternatives to businesses in the Bank's market through the use of government guaranteed loans. This division offers both term and shorter term credit products.

         The International Trade Services Group offers a broad range of
services to support the import/export activities of customers.   The division
has direct correspondent relationships with major overseas banks, providing business customers with a broad international reach. The division facilitates a wide variety of international banking transactions, including letters of credit, short term trade related financing, domestic and foreign collections, wire transfers, standby commitments and government assisted programs.

         The Bank attracts customers and deposits by offering a personalized approach and a high degree of service. The key to the Bank's deposit generation is personal contacts and services rather than rate competition. A significant portion of its business is with business customers who conduct substantially all of their banking business with the Bank.

         Either alone or in concert with correspondent banks, the Bank offers a wide variety of credit and deposit services to its customers. Management believes that its current and prospective customers favorably respond to the individualized tailored banking services that the Bank provides. Deposit services, which the Bank offers, include personal and business checking accounts and savings accounts, insured money market deposit accounts, interest-bearing negotiable orders of withdrawal ("NOW") accounts, and time certificates of deposit, along with IRA and Keogh accounts. The Bank offers sophisticated on line banking capabilities to customers through its electronic banking programs. The Bank has not requested and does not have regulatory approval to offer trust services; nor does it have any present intention to seek such approval. The Bank has made arrangements with a number of trust companies to refer prospective customers, in connection with which the Bank may receive a referral fee.

         Continued development of a diversified commercial oriented deposit and lending base is the Bank's highest priority. Loans and time and demand deposits are actively solicited by the directors, officers, and employees of the Bank. The executive and senior officers of the Bank have had substantial experience in soliciting bank deposits and in serving the comprehensive banking needs of small and mid-size businesses.

         During 1995, the Bank serviced the commercial banking business from five offices including: its head office at 16030 Ventura Boulevard, in Encino, California 91436, a suburb of Los Angeles; an office in West Los Angeles, located at 10880 Wilshire Boulevard, Los Angeles California 90024, in the Westwood commercial and retail district, with close freeway access; a Ventura County (Camarillo) Regional Office; a South Bay Regional office in Gardena, California; and a San Gabriel Valley Regional Office, located in City of Industry, which serves the San Gabriel Valley and northern Orange County. In January 1996, the Bank added branches in Santa Ana and Anaheim in Orange County as a result of its merger with Corporate Bank.

         In January 1996, the Company completed the acquisition of Corporate Bank of Santa Ana California which was merged into the Bank. Corporate Bank served both small and mid market business entities, as well as offering certain consumer based products such as home equity lines of credit and auto loans and leases. It is contemplated that upon full integration of the Corporate Bank business that the business of these offices will mirror those of the Bank as a whole.


         On January 10, 1996, the Bank announced an agreement to merge with Home Interstate Bancorp, parent of Home Bank, based in the South Bay.
The merger with Home Bank is expected to be completed in mid - 1996, and will create a Bank with 22 branches and over $800 million in assets.



         Historical Regulatory Matters

         In 1992, the Bank and Bancorp both consented to agreements with their primary regulators, a Formal Agreement with the OCC and a Memorandum of Understanding with the Federal Reserve Bank of San Francisco. In June of 1992, a new management team replaced substantially all of prior management. In November of 1993, following the first OCC examination subsequent to new management's implementation of internal controls and other new management techniques, the OCC released The Bank from the Formal Agreement and later that same month the Federal Reserve Bank of San Francisco determined that Bancorp had met all the requirements of the Memorandum of Understanding and terminated that document. The Bank's capital ratios, as of December 31, 1995, are in excess of all minimums imposed by law and regulation and qualify to rate the Bank as a "well capitalized" bank. For further information see Note 16 to the Financial Statements.

         The Formal Agreement required the implementation of certain policies and procedures for the operation of the Bank to improve lending operations and management of the loan portfolio. The Formal Agreement required the Bank to maintain a Tier 1 risk weighted capital ratio of 10.5% and a 6% Tier 1 capital ratio based on adjusted total assets. The Formal Agreement mandated the adoption of a written program to essentially reduce criticized assets, maintain adequate loan loss reserves and improve bank administration, real estate appraisal, asset review management and liquidity policies, and restricted the payment of dividends.

         The agreement specifically required the Bank to: 1) create a compliance committee; 2) have a competent chief executive officer and senior loan officer, satisfactory to the OCC, at all times; 3) develop a plan for supervision of management; 4) create and implement policies and procedures for loan administration; 5) create a written loan policy; 6) develop and implement an asset review program; 7) develop and implement a written program for the maintenance of an adequate Allowance for Loan and Lease Losses, and review the adequacy of the Allowance; 8) eliminate criticized assets; 9) develop and implement a written real estate appraisal policy; 10) obtain and improve procedures regarding credit and collateral documentation; 11) develop a strategic plan; 12) develop a capital program to maintain adequate capital (this provision also restricts the payment of dividends by the Bank unless :(a) the Bank is in compliance with its capital program; (b) the Bank is in compliance with 12 U.S.C. Sections 55 and 60; and (c) with the prior written approval of the OCC Regional Administrator; 13) develop and implement a written liquidity, asset and liability management policy; 14) document and support the reasonableness of any management and other fees to any director or other party;
15) correct violations of law; and 16) provide reports to the OCC regarding compliance.

         The Company's Memorandum of Understanding ("MOU") with the Federal Reserve required: 1) a plan to improve the financial condition of CU Bancorp and the Bank; 2) development of a formal policy regarding the relationship of CU Bancorp and the Bank, with regard to dividends, intercompany transactions, tax allocation and management or service fees; 3) a plan to assure that CU Bancorp has sufficient cash to pay its expenses; 4) ensure that regulatory reporting is accurate and submitted on a timely basis; 5) prior approval of the Federal Reserve Bank prior to the payment of dividends; 6) prior approval of the Federal Reserve Bank prior to CU Bancorp incurring any debt and 7) quarterly reporting regarding the condition of the Company and steps taken regarding the Memorandum of Understanding.

                 The release of both agreements indicates that the Company has complied with the Formal Agreement and the Memorandum of Understanding, including improvement of asset and management quality, the development and implementation of policies and procedures as well as reporting methodologies and the maintenance of the required capital ratios.

The Company

         Bancorp is a legal entity separate and distinct from the Bank. There are various legal limitations on the ability of the Bank to finance or otherwise supply funds to Bancorp. In particular, under federal banking law, a national bank, such as the Bank, may not declare a dividend that exceeds undivided profits, and the approval of the OCC is required if the total of all dividends declared in any calendar year exceeds such bank's net profits, as defined, for that year combined with its retained net profits for the preceding two years. In addition, federal law significantly limits the extent to which the Bank may supply funds to Bancorp, whether through direct extensions of credit or through purchases of securities or assets, issuance of guarantees or the like. Generally, any loan made by the Bank to Bancorp must be secured by certain kinds and amounts of collateral and is limited to 10% of the Bank's capital and surplus (as defined), and all loans by the Bank to Bancorp are limited to 20% of the Bank's capital and surplus. The Bank may extend credit to Bancorp without regard to these restrictions to the extent such extensions of credit are secured by specific kinds of collateral such as obligations of or guaranteed by the U.S. Government or its agencies and certain bank deposits.

Mortgage Banking

         Until November 1993, the Bank operated in two distinct segments, commercial banking and mortgage banking. The Bank sold the origination portion of its mortgage banking division in November 1993 to Republic Bancorp of Ann Arbor Michigan. This division had been established in February of 1988. The purpose of this division was to underwrite residential mortgages and subsequently sell them into the secondary market. Mortgages were originated on both a servicing retained and servicing released basis.

Substantially all the loans originated by this division were presold to institutional investors or government agencies and are only originated subject to this forward commitment.

         The Bank retained the mortgage servicing portfolio after the sale of the division, although it retained the former division to service the loans.
At December 31, 1995 substantially all of the mortgage loan servicing portfolio
had been sold.   See Management's Discussion and Analysis for further
amplification on operating contributions of this division and the effect of the sale.

Entertainment Division

         The Bank's entertainment division, based in its West Los Angeles Regional Office, is designed specifically to serve the needs of accountants and business managers serving artists and other entertainment industry related companies and individuals, while providing a more diverse source of deposits for the Bank as a whole.

Customers and Business Concentration

         The Bank believes that there is no single customer whose loss would have a material adverse effect on the Bank. At year end 1995, the Bank obtained approximately 7.2% of its deposits from companies associated with the
real estate business, primarily title and escrow companies.   While this
appears to be a significant deposit concentration, because these deposits are attributable to a large number of companies in a diverse market (from small single family homes to larger projects), the Bank does not believe there is a problematical concentration in any one industry. To account for seasonal and economic variations in this industry, the Bank has taken a number of steps to insure liquidity. Regarding business concentrations in both lending and deposit activities, see Management's Discussion and Analysis.

Competition

         The Company does not conduct any business unrelated to the business of the Bank and thus is affected by competition only in the Banking industry.

         The Bank's primary commercial banking market area consists of the area encompassed in an approximately sixty mile radius from the downtown Los Angeles area, including much of Ventura County, the San Fernando Valley, Beverly Hills, West Los Angeles, the San Gabriel Valley, the South Bay area and metropolitan areas of the City and County of Los Angeles. The Bank also serves Orange County.

         The banking and financial services business in California generally, and in the Bank's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. The Bank competes for loans and deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers.
Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Bank. In order to compete with the other financial services providers, the Bank principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs. In those instances where the Bank is unable to accommodate a customer's needs, the Bank will arrange for those services to be provided by its correspondents.

         To compete with major financial institutions, the Bank relies upon specialized services, responsive handling of customer needs, local promotional activity, and personal contacts by its officers, directors, and staff, as opposed to large multi-branch banks which compete primarily by rate and location of branches.

For customers whose loan demands exceed the Bank's lending limit, the Bank seeks to arrange for such loans on a participation basis with correspondent banks.

         In the past, an independent bank's principal competitors for deposits and loans have been other banks (particularly major banks), savings and loan associations, and credit unions. To a lesser extent, competition was also provided by thrift and loans, mortgage brokerage companies, and insurance companies. In the past several years, the trend has been for other financial intermediaries to offer financial services traditionally offered by banks. Other institutions, such as brokerage houses, credit card companies, and even retail establishments, have offered new investment vehicles such as money-market funds or cash advances on credit card accounts. This led to increased cost of funds for most financial institutions. Even within the Banking industry, the trend has been towards offering more varied services, such as discount brokerage, often through affiliate relationships. The direction of federal legislation seems to favor and foster competition between different types of financial institutions and to encourage new entrants into the financial services market. However, it is not possible to forecast the impact such developments will have on commercial banking in general, or on the Bank in particular.

Effect of Governmental Policies and Recent Legislation

         Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by the Bank on its deposits and its other borrowings and the interest rate received by the Bank on loans extended to its customers and securities held in the Bank's portfolio comprise the major portion of the Company's earnings. These rates are highly sensitive to many factors that are beyond the control of the Bank. Accordingly, the earnings and growth of the Company are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

         The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

         From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory and other professional agencies. The likelihood of any major legislative changes and the impact such changes might have on the Company are impossible to predict. See "Item 1. Business - Supervision and Regulation."

Supervision and Regulation

         Bank holding companies and banks are extensively regulated under both federal and state law. Set forth below is a summary description of certain laws which relate to the regulation of the Company and the Bank. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         The Company

         The Company, as a registered bank holding company, is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company is required to file with the Federal

Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may conduct examinations of the Company and its subsidiaries.

         The Federal Reserve Board may require that the Company terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, the Company must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming its equity securities.

         Under the BHCA and regulations adopted by the Federal Reserve Board, a bank holding company and its nonbanking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, the Company is required by the Federal Reserve Board to maintain certain levels of capital. See "Item 1. Business - Supervision and Regulation - Capital Standards."

         The Company is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of the Company and another bank holding company.

         The Company is prohibited by the BHCA, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries. However, the Company, subject to the prior approval of the Federal Reserve Board, may engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making any such determination, the Federal Reserve Board is required to consider whether the performance of such activities by the Company or an affiliate can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

         The FRB has determined, by regulation, that certain activities are so closely related to banking as to be a proper incident thereto within the meaning of the BHC Act. These activities include, but are not limited to: opening an industrial loan company, industrial bank, Morris Plan Bank, mortgage company, finance company, credit card company, or factoring company; performing certain data processing operations; providing investment and financial advice; operation as a trust company in certain instances; selling traveler's checks, U.S. Savings Bonds, and certain money orders; providing certain courier services; providing real estate appraisals; providing management consulting advice to non affiliated depository institutions in some instances; acting as an insurance agent for certain types of credit related insurance; leasing property or acting as agent, broker, or advisor for leasing property on a "full payout basis"; acting as a consumer financial counselor, including tax planning and return preparation; performing futures, options, and advisory services, check guarantee services and discount brokerage activities; operating a collection or credit bureau; or performing personal property appraisals.

         Recent amendments to this list allow bank holding companies to own savings associations, arrange commercial real estate equity financing, engage in certain securities brokerage activities, underwrite and deal in government obligations and money market instruments, conduct foreign exchange advisory and transactional services, act as a futures commission merchant, provide investment advice on financial futures and options on futures, provide consumer financial counseling, provide tax planning and preparation, operate a check guarantee service, operate a collection agency, and operate a credit bureau. The Company has no present intention to engage in any of such newly permitted activities.

         The FRB has determined that certain other activities are not so closely related to banking as to be a proper incident thereto within the meaning of the BHC Act. Such activities include: real estate brokerage and syndication; real estate development; property management; underwriting of life insurance not related to credit transactions; and, with certain exceptions previously noted, securities underwriting and equity funding. The area of securities underwriting is under review and will likely be expanded. In the future, the FRB may add or delete from the list of activities permissible for bank holding companies.

         Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both. This doctrine has become known as the "source of strength" doctrine. Although the United States Court of Appeals for the Fifth Circuit found the Federal Reserve Board's source of strength doctrine invalid in 1990, stating that the Federal Reserve Board had no authority to assert the doctrine under the BHCA, the decision, which is not binding on federal courts outside the Fifth Circuit, was recently reversed by the United States Supreme Court on procedural grounds. The validity of the source of strength doctrine is likely to continue to be the subject of litigation until definitively resolved by the courts or by Congress.

         The Company is also a bank holding company within the meaning of
Section 3700 of the California Financial Code. As such, the Company and its subsidiaries are subject to examination by, and may be required to file reports with, the California State Banking Department.

         Finally, the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, including but not limited to, filing annual, quarterly and other current reports with the Securities and Exchange Commission.

         The Bank

         The Bank, as a national banking association, is subject to primary supervision, examination and regulation by the Comptroller of the Currency (the "Comptroller"). If, as a result of an examination of a Bank, the Comptroller should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the Bank's operations are unsatisfactory or that the Bank or its management is violating or has violated any law or regulation, various remedies are available to the Comptroller. Such remedies include the power to enjoin "unsafe or unsound practices," to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the Bank, to assess civil monetary penalties, and to remove officers and directors. The FDIC has similar enforcement authority, in addition to its authority to terminate a Bank's deposit insurance in the absence of action by the Comptroller and upon a finding that a Bank is in an unsafe or unsound condition, is engaging in unsafe or unsound activities, or that its conduct poses a risk to the deposit insurance fund or may prejudice the interest of its depositors. The Bank is not currently subject to any such actions by the Comptroller or the FDIC.

         The deposits of the Bank are insured by the FDIC in the manner and to the extent provided by law. For this protection, the Bank pays a semiannual statutory assessment. See "Item 1. Business - Supervision and Regulation Premiums for Deposit Insurance." The Bank is also subject to certain regulations of the

Federal Reserve Board and applicable provisions of California law, insofar as they do not conflict with or are not preempted by federal banking law.

         Various other requirements and restrictions under the laws of the United States and the State of California affect the operations of the Bank. Federal and California statutes and regulations relate to many aspects of the Bank's operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, capital requirements and disclosure obligations to depositors and borrowers. Further, the Bank is required to maintain certain levels of capital. See "Item 1. Business - Supervision and Regulation - Capital Standards."

         Restrictions on Transfers of Funds to the Company by the Bank

         The Company is a legal entity separate and distinct from the Bank. The Company's ability to pay cash dividends is limited by state law.

         There are statutory and regulatory limitations on the amount of dividends which may be paid to the Company by the Bank. The prior approval of the Comptroller is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits (as defined) for the preceding two years, less any transfers to surplus.

         The Comptroller also has authority to prohibit the Bank from engaging in activities that, in the Comptroller's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the Comptroller could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the Comptroller and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which the Bank or the Company may pay. The Superintendent may impose similar limitations on the conduct of California-chartered banks. See "Item 1. Business - Supervision and Regulation - Prompt Corrective Regulatory Action and Other Enforcement Mechanisms" and - "Capital Standards" for a discussion of these additional restrictions on capital distributions.

         At present, substantially all of the Company's revenues, including funds available for the payment of dividends and other operating expenses, is, and will continue to be, primarily dividends paid by the Bank and exercise of options and warrants to purchase shares of the Company.

         The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, the Company or other affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of the Company or other affiliates. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by the Bank to or in the Company or to or in any other affiliate is limited to 10% of the Bank's capital and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20% of the Bank's capital and surplus (as defined by federal regulations). Additional restrictions on transactions with affiliates may be imposed on the Bank under the prompt corrective action provisions of federal law. See "Item 1. Business
- - Supervision and Regulation - Prompt Corrective Action and Other Enforcement Mechanisms."

         Capital Standards

         The Federal Reserve Board, the Comptroller and the FDIC have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

         A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which includes off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital consists primarily of common stock, retained earnings, noncumulative perpetual preferred stock (cumulative perpetual preferred stock for bank holding companies) and minority interests in certain subsidiaries, less most intangible assets. Tier 2 capital may consist of a limited amount of the allowance for possible loan and lease losses, cumulative preferred stock, long term preferred stock, eligible term subordinated debt and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%.

         In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets is
3%.   For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3%
minimum, or 4% to 5%.   In addition to these uniform risk-based capital
guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

         In August 1995, the federal banking agencies adopted final regulations specifying that the agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates. The final regulations, however, do not include a measurement framework for assessing the level of a bank's exposure to interest rate risk, which is the subject of a proposed policy statement issued by the federal banking agencies concurrently with the final regulations. The proposal would measure interest rate risk in relation to the effect of a 200 basis point change in market interest rates on the economic value of a bank. Banks with high levels of measured exposure or weak management systems generally will be required to hold additional capital for interest rate risk. The specific amount of capital that may be needed would be determined on a case-by-case basis by the examiner and the appropriate federal banking agency. Because this proposal has only recently been issued, the Bank currently is unable to predict the impact of the proposal on the Bank if the policy statement is adopted as proposed.

         In January 1995, the federal banking agencies issued a final rule relating to capital standards and the risks arising from the concentration of credit and nontraditional activities. Institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities and who fail to adequately manage these risks, will be required to set aside capital in excess of the regulatory minimums. The federal banking agencies have not imposed any quantitative assessment for determining when these risks are significant, but have identified these issues as important factors they will review in assessing an individual bank's capital adequacy.

         In December 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by such policy statement is the sum of (a) assets classified loss; (b) 50 percent of assets classified doubtful;
(c) 15 percent of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming 12 months.

         Federally supervised banks and savings associations are currently required to report deferred tax assets in accordance with SFAS No. 109. See "Item 1. Business -- Supervision and Regulation -- Accounting Changes." The federal banking agencies recently issued final rules, effective April 1, 1995, which limit the amount of deferred tax assets that are allowable in computing an institution's regulatory capital. The standard has been in effect on an interim basis since March 1993. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. Deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of (i) the amount that can be realized within one year of the quarter-end report date, or (ii) 10% of Tier 1 Capital. The amount of any deferred tax in excess of this limit would be excluded from Tier 1 Capital and total assets and regulatory capital calculations.

         Future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends. The banking agencies have issued a final rule which requires them to revise their risk based capital guidelines to ensure that their standards take adequate account of interest rate risk ("IRR"). These amendments to risk-based capital guidelines had not been finalized for banks as of December 31, 1995.

         The following table presents the amounts of regulatory capital and the capital ratios for the Bank, compared to its minimum regulatory capital requirements as of December 31, 1995.

                                    December 31, 1995
                                    -----------------
 Minimum
 Capital
 Requirement                                 Actual                          Ratio
 -----------                                 ------                          -----
 Leverage ratio                               10.52%                         4.0%
 Tier 1 risk-based ratio                      14.92                          4.0
 Total risk-based ratio                       16.19                          8.0


         Prompt Corrective Action and Other Enforcement Mechanisms

         Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law required each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

         In September 1992, the federal banking agencies issued uniform final regulations implementing the prompt corrective action provisions of federal law. An insured depository institution generally will be classified in the following categories based on capital measures indicated below:

  "Well capitalized"                           "Adequately capitalized"
  ------------------                           ------------------------
  Total risk-based capital of 10%;             Total risk-based capital of 8%;
  Tier 1 risk-based capital of 6%; and         Tier 1 risk-based capital of 4%; and
  Leverage ratio of 5%.                        Leverage  ratio of 4% (3% if
                                               the institution receives the
                                               highest rating from its
                                               primary regulator)

  "Undercapitalized"                           "Significantly undercapitalized"
  ------------------                           --------------------------------
  Total risk-based capital less than 8%;       Total risk-based capital less than 6%;
  Tier 1 risk-based capital less than 4%;      or Tier 1 risk-based capital less than 3%; or
  Leverage ratio less than 4% (3% if the       Leverage ratio less than 3%.
  institution receives the highest rating
  from its primary regulator)

  "Critically undercapitalized"
  -----------------------------
  Tangible equity to total assets less than 2%.

         An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratio actually warrants such treatment.

         The law prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency, subject to asset growth restrictions and required to obtain prior regulatory approval for acquisitions, branching and engaging in new lines of business. Any undercapitalized depository institution must submit an acceptable capital restoration plan to the appropriate federal banking agency 45 days after becoming undercapitalized. The appropriate federal banking agency cannot accept a capital plan unless, among other things, it determines that the plan
(i) specifies the steps the institution will take to become adequately capitalized, (ii) is based on realistic assumptions and (iii) is likely to succeed in restoring the depository institution's capital. In addition, each company controlling an undercapitalized depository institution must guarantee that the institution will comply with the capital plan until the depository institution has been adequately capitalized on an average basis during each of four consecutive calendar quarters and must otherwise provide adequate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time the institution became undercapitalized or (b) the amount which is necessary to bring the institution into compliance with all capital standards applicable to such institution as of the time the institution fails to comply with its capital restoration plan. Finally, the appropriate federal banking agency may impose any of the additional restrictions or sanctions that it may impose on significantly undercapitalized institutions if it determines that such action will further the purpose of the prompt correction action provisions.

         An insured depository institution that is significantly undercapitalized, or is undercapitalized and fails to submit, or in a material respect to implement, an acceptable capital restoration plan, is subject to additional restrictions and sanctions. These include, among other things: (i) a forced sale of voting shares to raise capital or, if grounds exist for appointment of a receiver or conservator, a forced merger; (ii) restrictions on transactions with affiliates; (iii) further limitations on interest rates paid on deposits; (iv) further restrictions on growth or required shrinkage; (v) modification or termination of specified activities;
(vi) replacement of directors or senior executive officers; (vii) prohibitions on the receipt of deposits from correspondent institutions; (viii) restrictions on capital distributions by the holding companies of such institutions; (ix) required divestiture of subsidiaries by the institution; or (x) other restrictions as determined by the appropriate federal banking agency. Although the appropriate federal banking agency has discretion to determine which of the foregoing restrictions or sanctions it will seek to impose, it is required to force a sale of voting shares or merger, impose restrictions on affiliate transactions and impose restrictions on rates paid on deposits unless it determines that such actions would not further the purpose of the prompt corrective action provisions. In addition, without the prior written approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to its senior executive officers or provide compensation to any of them at a rate that exceeds such officer's average rate of base compensation during the 12 calendar months preceding the month in which the institution became undercapitalized.

         Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. For example, a critically undercapitalized institution generally would be prohibited from engaging in any material transaction other than in the ordinary course of business without prior regulatory approval and could not, with certain exceptions, make any payment of principal or interest on its subordinated debt beginning 60 days after becoming critically undercapitalized. Most importantly, however, except under limited circumstances, the appropriate federal banking agency, not later than 90 days after an insured depository institution becomes critically undercapitalized, is required to appoint a conservator or receiver for the institution. The board of directors of an insured depository institution would not be liable to the institution's shareholders or creditors for consenting in good faith to the appointment of a receiver or conservator or to an acquisition or merger as required by the regulator.

         In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease and desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

         Safety and Soundness Standards

         In July 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by FDICIA. The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

         In December 1992, the federal banking agencies issued final regulations prescribing uniform guidelines for real estate lending. The regulations, which became effective on March 19, 1993, require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

         Appraisals for "real estate related financial transactions" must be conducted by either state certified or state licensed appraisers for transactions in excess of certain amounts. State certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally related transactions" must now comply with the agencies' appraisal standards. Federally related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing or refinancing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage-backed securities.

         Premiums for Deposit Insurance

         Federal law has established several mechanisms to increase funds to protect deposits insured by the Bank Insurance Fund ("BIF") administered by the FDIC. The FDIC is authorized to borrow up to $30 billion from the United States Treasury; up to 90% of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. The result of these provisions is that the assessment rate on deposits of BIF members could increase in the future. The FDIC also has authority to impose special assessments against insured deposits.

         The FDIC implemented a final risk-based assessment system, as required by FDICIA, effective January 1, 1994, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of any such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," 1.25%, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were .023% of deposits. On August 8, 1995, the FDIC announced that the designated reserve ratio had been achieved and, accordingly, issued final regulations adopting an assessment rate schedule for BIF members of 4 to 31 basis points effective on June 1, 1995. On November 14, 1995, the FDIC further reduced deposit insurance premiums to a range of 0 to 27 basis points effective for the semi-annual period beginning January 1, 1996.

         Under the risk-based assessment system, a BIF member institution such as the Bank is categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three categories based on supervisory evaluations by its primary federal regulator (in the Bank's case, the Comptroller). The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C). The capital ratios used by the Comptroller to define well-capitalized, adequately capitalized and undercapitalized are the same in the Comptroller's prompt corrective action regulations. The BIF assessment rates are summarized below; assessment figures are expressed in terms of cents per $100 in deposits.


Assessment Rates Effective Through the First Half of 1995

                                                    Group A       Group B         Group C
                                                    -------------------------------------
         Well Capitalized . . . . . . . . . . . .      23           26              29
         Adequately Capitalized . . . . . . . . .      26           29              30
         Undercapitalized . . . . . . . . . . . .      29           30              31


Assessment Rates Effective through the Second Half of 1995

                                                     Group A        Group B        Group C
                                                     -------------------------------------
         Well Capitalized . . . . . . . . . . . .        4            7             21
         Adequately Capitalized . . . . . . . . .        7           14             28
         Undercapitalized . . . . . . . . . . . .       14           28             31

Assessment Rates Effective January 1, 1996

                                                     Group A        Group B        Group C
                                                     -------------------------------------
         Well Capitalized . . . . . . . . . . . .       0*           3              17
         Adequately Capitalized . . . . . . . . .       3           10              24
         Undercapitalized . . . . . . . . . . . .      10           24              27

         *Subject to a statutory minimum assessment of $1,000 per semi-annual period (which also applies to all other assessment risk classifications).

         At December 31, 1995, the Bank was well capitalized (Group A).

         A number of proposals have recently been introduced in Congress to address the disparity in bank and thrift deposit insurance premiums. On September 19, 1995, legislation was introduced and referred to the House Banking Committee that would, among other things: (i) impose a requirement on all SAIF member institutions to fully recapitalize the SAIF by paying a one-time special assessment of approximately 85 basis points on all assessable deposits as of March 31, 1995, which assessment would be due as of January 1, 1996; (ii) spread the responsibility for FICO interest payments across all FDIC-insured institutions on a pro-rata basis, subject to certain exceptions;
(iii) require that deposit insurance premium assessment rates applicable to SAIF member institutions be no less than deposit insurance premium assessment rates applicable to BIF member institutions; (iv) provide for a merger of the BIF and the SAIF as of January 1, 1998; (v) require savings associations to convert to state or national bank charters by January 1, 1998; (vi) require savings associations to divest any activities not permissible for commercial banks within five years; (vii) eliminate the bad-debt reserve deduction for savings associations, although savings associations would not be required to recapture into income their accumulated bad-debt reserves; (viii) provide for the conversion of savings and loan holding companies into bank holding companies as of January 1, 1998, although unitary savings and loan holding companies authorized to engage in activities as of September 13, 1995 would have such authority grandfathered (subject to certain limitations); and (ix) abolish the OTS and transfer the OTS' regulatory authority to the other federal banking agencies. The legislation would also provide that any savings association that would become undercapitalized under the prompt corrective action regulations as a result of the special deposit premium assessment could be exempted from payment of the assessment, provided that the institution would continue to be subject to the payment of semiannual assessments under the current rate schedule following the recapitalization of the SAIF. The legislation was considered and passed by the House Banking Committee's Subcommittee on Financial Institutions on September 27, 1995, and has not yet been acted on by the full House Banking Committee.

         On September 20, 1995, similar legislation was introduced in the Senate, although the Senate bill does not include a comprehensive approach for merging the savings association and commercial bank charters. The Senate bill remains pending before the Senate Banking Committee.

         The future of both these bills is linked with that of pending budget reconciliation legislation since some of the major features of the bills are included in the Seven-Year Balanced Budget Reconciliation Act. The budget bill, which was passed by both the House and Senate on November 17, 1995 and vetoed by the President on December 6, 1995, would: (i) recapitalize the SAIF through a special assessment of between 70 and 80 basis points on deposits held by institutions as of March 31, 1995; (ii) provide an exemption to this rule for weak institutions, and a 20% reduction in the SAIF-assessable deposits of so-called "Oakar banks;" (iii) expand the assessment base for FICO payments to include all FDIC-insured institutions; (iv) merge the BIF and SAIF on January 1, 1998, only if no insured depository institution is a savings association on that date; (v) establish a special reserve for the SAIF on January 1, 1998; and
(vi) prohibit the FDIC from setting semiannual assessments in excess of the amount needed to maintain the reserve ratio of any fund at the designated reserve ratio. The bill does not include a provision to merge the charters of savings associations and commercial banks.

         In light of ongoing debate over the content and fate of the budget bill, the different proposals currently under consideration and the uncertainty of the Congressional budget and legislative processes in general, management cannot predict whether any or all of the proposed legislation will be passed, or in what form. Accordingly, the effect of any such legislation on the Bank cannot be determined.

         Interstate Banking and Branching

         In September 1994, the Riegel-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") became law. Under the Interstate Act, beginning one year after the date of enactment, a bank holding company that is adequately capitalized and managed may obtain approval under the BHCA to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five year existence requirement.

         The Interstate Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. The Interstate Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

         In October 1995, California adopted "opt in" legislation under the Interstate Act that permits out-of-state banks to acquire California banks that satisfy a five-year minimum age requirement (subject to exceptions for supervisory transactions) by means of merger or purchases of assets, although entry through acquisition of individual branches of California institutions and de novo branching into California are not permitted. The Interstate Act and the California branching statute will likely increase competition from out-of-state banks in the markets in which the Company operates, although it is difficult to assess the impact that such increased competition may have on the Company's operations.

         Community Reinvestment Act and Fair Lending Developments

         The Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods. The Bank's compliance with CRA is monitored by the Comptroller, which assigns the Bank a publicly available CRA rating. An assessment of CRA compliance is required by both the Comptroller and the Federal Reserve Board in connection with applications for approval of certain activities such as mergers with or acquisitions of other banks or bank holding companies. In April of 1995, the federal regulatory agencies issued a comprehensive revision to the rules governing CRA compliance. In assigning a CRA rating to a bank, the new regulations place greater emphasis on measurements of performance in the areas of lending (specifically the bank's home mortgage, small business, small farm and community development loans), investment (the bank's community development investments) and service (the bank's community development services and the availability of its retail banking services), although examiners are still given a degree of flexibility in taking into account unique characteristics and needs of the bank's community and its capacity and constraints in meeting such needs. The new regulations also require increased collection and reporting of data regarding certain kinds of loans. Although the new regulations became generally effective on July 1, 1995, various provisions have different effective dates, and the new CRA evaluation criteria will go into effect for examinations beginning on July 1, 1997. Although management cannot predict the impact of the substantial changes in the new rules on the Bank's CRA rating, it will continue to take steps to comply with the requirements in all respects.

         In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities. The Comptroller has rated the Bank "satisfactory" in complying with its CRA obligations.

         In May 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. In March 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact.

         Accounting Changes

         In February 1992, the Financial Accounting Standards Board ("FASB") issued SFAS No. 109, "Accounting for Income Taxes," which superseded SFAS No. 96 of the same title. SFAS No. 109, which was adopted by the Company effective January 1, 1993, employs an asset and liability approach in accounting for income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws. Adoption by the Company of SFAS No. 109 did not have a material impact on the Company's results of operations.


         In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled debt restructurings. SFAS No. 114 states that a loan is impaired when it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contracted terms of the loan agreement. A creditor is required to measure impairment by discounting expected future cash flows at the loan's effective interest rate, or by reference to an observable market price, or by determining that foreclosure is probable. SFAS No. 114 also clarifies the existing accounting for in-substance foreclosures by stating that a collateral-dependent real estate loan would be reported as real estate owned only if the lender had taken possession of collateral.

         SFAS No. 118 amended SFAS No. 114, to allow a creditor to use existing methods for recognizing interest income on an impaired loan. To accomplish that it eliminated the provisions in SFAS No. 114 that described how a creditor should report income on an impaired loan. SFAS No. 118 did not change the provisions in SFAS No. 114 that require a creditor to measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends the disclosure requirements in SFAS No. 114 to require information about the recorded investments in certain impaired loans and about how a creditor recognizes interest income related to those impaired loans. The Company adopted SFAS No. 114 and No. 118 as of January 1, 1995. The Bank had previously measured the allowance for loan losses using methods similar to that prescribed in SFAS 114. As a result, no additional provision was required by the adoption of this pronouncement.

         In December 1990, FASB issued SFAS No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions" effective for fiscal years beginning after December 15, 1992. In November 1992, FASB issued Statement of Financial Standards No. 112, "Employers' Accounting For Post-Employment Benefits," effective for fiscal years beginning after December 15, 1993. SFAS No. 106 and SFAS No. 112 focus primarily on post-retirement health care benefits. The Company does not provide post-retirement benefits, and SFAS No. 106 and SFAS No. 112 will have no impact on net income in 1996.

         In May 1993, the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" addressing the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments would be classified in three categories and accounted for as follows: (i) debt and equity securities that the entity has the positive intent and ability to hold to maturity would be classified as "held to maturity" and reported at amortized cost; (ii) debt and equity securities that are held for current resale would be classified as trading securities and reported at fair value, with unrealized gains and losses included in operations; and (iii) debt and equity securities not classified as either securities held to maturity or trading securities would be classified as securities available for sale, and reported at fair value, with unrealized gains and losses excluded from operations and reported as a separate component of shareholders' equity. The Company adopted SFAS No. 115 in 1993. The adoption of SFAS 115 did not have a material impact on the financial position or results of operations of the Bank.

EMPLOYEES

                 As of December 31, 1995, the Company had three employees, its
President ,Chief Executive Officer and Chief Financial Officer.    At December
31, 1995, the Bank had 115 full-time employees or equivalents. Of these employees, 11 held titles of senior vice president or above. At December 31, 1995, none of the executive officers of the Bank served pursuant to written employment agreements. None of the Company's or the Bank's employees are represented by a labor union. The Company considers its relationship and the Bank's relationship with each company's respective employees to be excellent.


Item 2.          PROPERTIES

                 The principal offices of the Company are located in a multi-story office building located at 16030 Ventura Boulevard, Encino, California 91364 for which it pays a monthly rental of $60,000. The lease contains a ceiling on cost on living adjustments of 5% per year. The lease is renewable. The Bank also has certain month to month or short term leases for offices in West Los Angeles, the South Bay, Ventura and the San Gabriel Valley. Each of these leases is short term in nature and is not material to the Company. Management believes that the existing leases will provide for their space requirements for the foreseeable future, at least until the completion of the proposed merger with Home Interstate Bancorp.

Item 3.          LEGAL PROCEEDINGS

                 In the normal course of business the Bank occasionally becomes a party to litigation. In the opinion of management, based upon consultation with legal counsel, pending or threatened litigation involving the Bank will have no adverse material effect upon its financial condition, or results of operations. For further information, see Note 15 to the Consolidated Financial Statements of the Company.

Item 4.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 No matters were presented for a vote of shareholders during fourth quarter 1995.

Item 4(A).       EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are brief summaries of the background and business experience of each of the directors and executive officers of the Company and the Bank as of December 31, 1995:

                                      POSITION AND         POSITION AND         DIRECTOR OF
                                      ------------         ------------         -----------
                                      OFFICE WITH CU       OFFICE WITH THE      COMPANY AND BANK
                                      --------------       ---------------      ----------------
 NAME                        AGE      BANCORP              BANK                 SINCE:
 ----                        ---      -------              ----                 ------
 Kenneth L. Bernstein         53      Director            Director                  1994

 Stephen G. Carpenter         56      Chairman, Chief     Chairman, Chief           1992
                                      Executive Officer   Executive Officer

 Richard H. Close             51      Director,           Director,                 1981
                                      Secretary           Secretary

 Paul W. Glass                50      Director            Director                  1984

 Ronald S. Parker             51      Director            Director                  1993

 David I. Rainer              39      Director,           Director,                 1992
                                      President, Chief    President, Chief
                                      Operating Officer   Operating Officer

         None of the directors or officers of CU Bancorp or CU Bank were selected pursuant to any arrangement or understanding other than with the directors and officers of CU Bancorp and CU Bank acting in their capacities as such. There are no family relationships between any two or more of the directors, or officers.

         Set forth below are brief summaries of the background and business experience, including principal occupation, of the directors.

         KENNETH L. BERNSTEIN, was elected to the Board of CU Bancorp and CU Bank in December 1993, and assumed the positions in February 1994. He is the President of BFC Financial Corporation and has served in such capacity since 1965. BFC Financial Corporation performs a variety of service for both the finance industry and clients of that industry.

         STEPHEN G. CARPENTER, joined CU Bank in 1992 from Security Pacific National Bank where he was Vice Chairman in charge of middle market lending from July 1989 to June 1992. Mr. Carpenter was previously employed at Wells Fargo Bank from July 1980 to July 1989, where he was an Executive Vice President. He assumed the additional role of Chairman of CU Bank in February, 1994 and Chairman of CU Bancorp in 1995.

         RICHARD H. CLOSE has been a principal in the law firm of Shapiro, Rosenfeld & Close, a Professional Corporation, in Los Angeles, California, since 1977.

         PAUL W. GLASS is a certified public accountant and has been a principal in the accountancy firm of Glass & Rosen, in Encino, California, since 1980.

         RONALD S. PARKER has been the Chairman of Parker, Mulcahy & Associates, a regional merchant banking firm, since May 1992. Prior to that he was the Executive Vice President and Group Head of the Corporate Banking Group of Security Pacific National Bank from March of 1991 to May of 1992. He held a similar position at Wells Fargo National Bank from 1984 to 1991. Mr. Parker resigned from the Board in December 1993. He was reappointed in 1994.

         DAVID I. RAINER was appointed Executive Vice President of CU Bank in June 1992 and assumed the position of Chief Operating Officer in late 1992. He assumed the additional title of President of CU Bank in February, 1994 and President and Chief Operating Officer of CU Bancorp in 1995. He was elected to the Board of Directors of CU Bancorp and California United Bank in 1993. From July 1989 to June 1992, Mr. Rainer was employed by Bank of America (Security Pacific National Bank) where he held the position of Senior Vice President. From March 1989 to July 1989, Mr. Rainer was a Senior Vice President at Faucet & Company, where he co-managed a stock and bond portfolio. From July 1982 to March 1989, Mr. Rainer was employed by Wells Fargo Bank, where he held the positions of Vice President and Manager.

         No director, officer or affiliate of CU Bancorp or of CU Bank, no owner of record or beneficially of more than five percent of any class of voting securities of CU Bancorp or no associate of any such director, officer or affiliate is a party adverse to CU Bancorp or CU Bank in any material pending legal proceed

         The following are officers of CU Bancorp and the Bank as of December 31, 1995:

                                            POSITION AND        POSITION AND
                                            OFFICES WITH THE    OFFICES WITH         OFFICER
 NAME                               AGE     COMPANY             THE  BANK            SINCE
 ----                               ---     -------             ---------            -----
 STEPHEN G. CARPENTER               56      Director, Chief     Chairman, Chief      1992
                                            Executive Officer   Executive Officer

 DAVID I. RAINER                    39      Director,           Director,            1992
                                            President, Chief    President, Chief
                                            Operating Officer   Operating Officer

 ANNE WILLIAMS                      38      Chief Credit        Chief Credit         1992
                                            Officer             Officer

 PATRICK HARTMAN                    46      Chief Financial     Chief Financial      1992
                                            Officer             Officer

         Set forth below are brief summaries of the background and business experience, including principal occupation, of the executive officers of CU Bancorp who have not previously been discussed herein.

         PATRICK HARTMAN has been employed by CU Bank since November, 1992. Prior to assuming his present positions he was Senior Vice President/Chief Financial Officer for Cenfed Bank for a period during 1992. Mr. Hartman held the post of Senior Vice President/Chief Financial Officer of Community Bank, Pasadena, California, for thirteen years.

         ANNE WILLIAMS joined CU Bank in 1992 as Senior Loan Officer. She was named to the position of Chief Credit Officer in July 1993. Prior to that time she spent five years at Bank of America / Security Pacific National Bank, where she was a credit administrator in asset based lending, for middle market in the Los Angeles Area. Ms. Williams was trained at Chase Manhattan Bank in New York, and was a commercial lender at Societe Generale in Los Angeles and Boston Five Cents Savings Bank where she managed the corporate lending group.

PART II

ITEM 5.  MARKET FOR COMPANY'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         See Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" for information relative to the market for the Company's Common Stock.

Holders of Company's Common Stock

         As of the close of business on December 31, 1995 there were 416 record holders of the Company's issued and outstanding Common Stock.


ITEM 6.  SELECTED FINANCIAL DATA

                           CU BANCORP AND SUBSIDIARY

Amounts in thousands of dollars, except per share data and amounts expressed as percentages

                                                              AS OF THE YEARS ENDED DECEMBER 31,
                                               1995            1994           1993            1992            1991
                                               ----            ----           ----            ----            ----
CONSOLIDATED BALANCE SHEET DATA

Securities held to maturity                   $  66,735     $   74,153      $   88,034    $   84,724       $   59,533
Securities available for sale                     6,345
Net loans                                       183,696        167,175         134,148       193,643          273,126
Total earning assets                            289,276        261,328         251,559       281,723          429,480
Total assets                                    325,309        304,154         279,206       353,923          516,762
Total deposits                                  284,510        264,181         238,928       318,574          473,125
Total shareholders' equity                       33,006         29,744          26,990        24,632           32,598
Regulatory risk based capital ratio               16.19%         15.40%          16.71%        12.87%           12.31%
Regulatory capital leverage ratio                 10.52%         10.44%           9.16%         6.12%            6.91%
Allowance for loan losses to:
   Period end total loans                          3.64%          4.25%           4.63%         6.28%            4.33%
   Nonperforming loans                              677%        20,631%            473%           95%              75%
   Nonperforming assets                             677%        20,631%            283%           95%              59%

 CONSOLIDATED OPERATING RESULTS
 Net interest income                          $  15,536      $  13,881      $   14,431     $  20,625       $   25,681
 Other operating income                           2,065          5,408          26,423        21,499           10,537
 Provision for loan losses                            0              0             450        17,090           14,267
 Operating expenses                              12,554         14,735          36,883        37,493           27,843
 Net income (loss)                                2,894          2,574           2,098        (8,190)          (3,637)
 Fully diluted income/(loss) per              $     .60      $     .56       $    0.47     $   (1.90)      $    (0.83)
      common & equivalent share
 Net interest margin                               5.68%          5.99%           5.86%         6.07%            6.99%
 Return on average shareholders'                   9.38%          9.12%           8.12%       (26.06)%         (10.27)%
      equity
 Return on average assets                          0.97%          0.97%           0.69%        (1.89)%          (0.76)%
 Cash dividends per common share              $     .08          -----           -----         -----       $    0.150

ITEM 7. MANAGEMENT DISCUSSION AND ANALYSIS

OVERVIEW

The Company earned $2.9 million, or $0.60 per share, during in 1995, compared to $2.6 million, or $0.56 per share, in 1994 and $2.1 million, or $.47 per share in 1993. Composition of the earnings has changed substantially in 1995. Prior to that, a substantial portion of the Bank's earnings had been attributable to the Mortgage Banking operation, which was sold in November 1993. The Mortgage origination operation contributed about two thirds of the earnings for 1993, and approximately 56% of the earnings in 1994 were attributable to a gain on the sale of mortgage servicing rights retained when the origination operation was sold. Since then, the earnings of the core commercial bank have grown steadily as the mortgage related income has been eliminated. For the year ended December 31, 1995, income related to sales of mortgage servicing was less than 8% of the Bank's earnings.

The Bank's asset quality ratios continue to be exceptionally strong.  At
December 31, 1995, nonperforming assets were $1    million, compared with $36
thousand in 1994. The Bank did not have any real estate acquired through foreclosure at December 31, 1995 or December 31, 1994. The Bank's allowance for loan losses as a percent of both nonperforming loans and nonperforming assets at December 31, 1995 was 677%, compared to 1994 levels of 20,631%.

Capital ratios are strong, substantially exceeding levels required for the "well capitalized" category established by bank regulators. The Total Risk-Based Capital Ratio was 16.19%, the Tier 1 Risk-Based Capital Ratio was 14.92%, and the Leverage Ratio was 10.52% at December 31, 1995, compared to 15.40%, 14.12%, and 10.44%, respectively, at year-end 1994. Regulatory requirements for Total Risk-Based, Tier 1 Risk-Based, and Leverage capital ratios are a minimum of 8%, 4%, and 3%, respectively, and for classification as well capitalized, 10%, 6%, and 5%, respectively.

The Bank's strong capital and asset quality position allows the Bank to continue to grow its core business which provides relationship based services to middle market customers and positions the Bank for its acquisition strategy. During the year ended December 31, 1995, the Bank generated approximately $135 million in new loan commitments, compared with about $121 million and $101 million for the comparable periods of 1994 and 1993.

The Bank announced actions taken in 1995 and early 1996 that supplement the Bank's successful internal growth with strategically selected mergers and acquisitions. In March of 1995, the Bank had announced the signing of an agreement to acquire Corporate Bank, a Santa Ana based community bank with approximately $70 million in assets. This purchase was completed in January of 1996. In January 1996, the Bank also announced the signing of an agreement to merge with Home Interstate Bancorp, the parent of Home Bank, based in the South Bay. This merger, targeted to be completed near the end of the second quarter of 1996, would create a combined bank with over $800 million in assets and 22 branches.



BALANCE SHEET ANALYSIS

LOAN PORTFOLIO COMPOSITION AND CREDIT RISK

The Bank's loan portfolio at December 31, 1995 has maintained the high standards of credit quality that have been established as the commercial loan portfolio has been built over the past three years. Non performing assets have been reduced to insignificant levels and exposures to real estate have been greatly reduced to consist primarily of loans secured by real estate made to the Bank's core middle market customers as a secondary part of their total business relationship.

Total loans at December 31, 1995 increased by $16 million during the year. Portfolio growth in the last three quarters of 1995 were partially offset by the decline of $6 million in the first quarter of 1995. Loan paydowns for the first quarter were unusually high, with Entertainment related loans declining $7 million as a number of project related loans paid off, combined with normal payoffs and seasonality in the commercial portfolio.

The Bank's focus on middle market lending, in its infancy at year-end 1992, gained momentum in 1993 and further accelerated in 1994. Total loans increased $34 million during 1994. Offsetting this, the remaining Held for Sale mortgages of $10.4 million at December 31, 1993 were sold in the first quarter of 1994. Excluding this planned liquidation, loans increased by $44 million, or 34%, for the year ended December 31, 1994.


TABLE 1  LOAN PORTFOLIO COMPOSITION

Amounts in thousands of dollars

                                        1995              1994              1993              1992              1991
                                  --------------------------------------------------------------------------------------
Commercial & Industrial Loans     $164,966    87%   $142,885    82%   $ 93,549    67%   $ 87,999    43%   $127,553    45%
 Real Estate Loans:
   Commercial                       20,190    10      26,528    15      28,901    21      35,751    17      38,437     1
   Held for Sale                         0                 0            10,426     7      40,167    19      40,350    14
   Mortgages                         5,470     3       4,773     3       6,559     5      36,320    18      52,785    19
   Construction                          0               416             1,226             2,392     1      14,368     5
Term federal funds sold                  0                 0                 0             4,000     2      12,000     4
                                  --------   ---    --------   ---    --------   ---    --------   ---    --------   ---
Total loans net of unearned
   fees                           $190,626   100%   $174,602   100%   $140,661   100%   $206,629   100%   $285,493   100%
                                  ========   ===    ========   ===    ========   ===    ========   ===    ========   ===


TABLE 1A: LOAN PORTFOLIO MATURITIES AT DECEMBER 31, 1995
(in Thousands)

                                                     WITHIN           AFTER ONE        AFTER
                                                      ONE             BUT WITHIN       FIVE
                                                      YEAR            FIVE YEARS       YEARS           TOTAL
                                                    --------          ----------       ------         --------
 Commercial & Industrial Loans                      $126,834           $33,029         $5,103         $164,966
 Real Estate - Commercial & Mortgage                   6,918            15,797          2,945           25,660
                                                    --------           -------         ------         --------
 Total loans                                        $133,752           $48,826         $8,048         $190,626
                                                    ========           =======         ======         ========
 Loans due after one year with
    predetermined interest rates                                        $3,911         $1,464
 Loans due after one year with
    floating or adjustable rates                                        44,915          6,584
                                                                       -------         ------
                                                                       $48,826         $8,048
                                                                       =======         ======




Table 1a above summarizes the maturities of the loan portfolio based upon the contractual terms of the loans. The Bank does not automatically rollover any loans at maturity. Maturing loans must go through the Bank's normal credit approval process in order to receive a new maturity date.

The Bank lending effort is focused on business lending to middle market customers. Current credit policy permits commercial real estate lending generally only as part of a complete commercial banking relationship with a middle market customer. Commercial real estate loans are secured by first or second liens on office buildings and other structures. The loans are secured by real estate that had appraisals in excess of loan amounts at origination.

Monitoring and controlling the Bank's allowance for loan losses is a continuous process. All loans are assigned a risk grade, as defined by credit policies, at origination and are monitored to identify changing circumstances that could modify their inherent risks. These classifications are one of the criteria considered in determining the adequacy of the allowance for loan losses.

The amount and composition of the allowance for loan losses is as follows:

TABLE 2  ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

Amounts in thousands of dollars

                                                                               DECEMBER 31,
                                                1995             1994             1993             1992             1991
                                                ----             ----             ----             ----             ----
 Amounts in thousands of dollars
 Commercial & Industrial Loans                 $6,594           $7,096           $5,699          $11,597           $11,147
 Real estate loans - Held for Sale                  0                0               67              368                90
 Real estate loans - Mortgages                      0                0              225              249                28
 Real estate loans - Construction                   0                0               10               62               100
 Other loans                                        0                0                0               19                 0
                                               ------          -------           ------          -------           -------
 Loans                                          6,594            7,096            6,001           12,295            11,365
 Unfunded commitments and letters of
   credit                                         336              331              512              691             1,002
                                               ------           ------           ------          -------           -------
 Total Allowance for loan losses               $6,930           $7,427           $6,513          $12,986           $12,367
                                               ======           ======           ======          =======           =======



Adequacy of the allowance is determined using management's estimates of the risk of loss for the portfolio and individual loans. Included in the criteria used to evaluate credit risk are, wherever appropriate, the borrower's cash flow, financial condition, management capabilities, and collateral valuations, as well as industry conditions. A portion of the allowance is established to address the risk inherent in general loan categories, historic loss experience, portfolio trends, economic conditions, and other factors. Based on this assessment a provision for loan losses may be charged against earnings to maintain the adequacy of the allowance. The allocation of the allowance based upon the risks by type of loan, as shown in Table 2, implies a degree of precision that is not possible when using judgments. While the systematic approach used does consider a variety of segmentations of the portfolio, management considers the allowance a general reserve available to address risks throughout the entire loan portfolio.


Activity in the allowance, classified by type of loan, is as follows:



TABLE 3   ANALYSIS OF THE CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

Amounts in thousands of dollars

                                                                1995           1994           1993            1992           1991
                                                                ----           ----           ----            ----           ----
 Balance at January 1                                          $7,427         $6,513        $12,986        $12,367          $4,128
                                                                -----          -----         ------         ------           -----
 Loans charged off:
    Real estate secured loans                                     529            486          3,266          4,425           1,220
    Commercial loans secured and unsecured loans                  543            820          6,582         12,562           5,422
    Loans to individuals, installment and other loans              17            107            901            813             258
                                                                   --            ---            ---            ---             ---
 Total charge-offs                                              1,089          1,413         10,749         17,800           6,900
                                                                -----          -----         ------         ------           -----
 Recoveries of loans previously charged off:
    Real estate secured loans                                      58            586            393            249              15
    Commercial loans secured and unsecured                        522          1,735          3,189          1,001             819
    Loans to individuals, installment and                          12              6            244             79              38
                                                                   --              -            ---           ----            ----
 Total recoveries of loans previously charged off                 592          2,327          3,826          1,329             872
                                                                  ---          -----          -----          -----            ----
 Net charge-offs                                                  497           (914)         6,923         16,471           6,028
 Provision for loan losses                                          0              0            450         17,090          14,267
                                                                   --              -            ---         ------          ------
 Balance at December 31                                        $6,930         $7,427         $6,513        $12,986         $12,367
                                                                =====          =====          =====         ======          ======
 Net loan charge-offs (recoveries) as a percentage
    of average gross loans outstanding during the
    year ended December 31                                        .28%         (0.61)%         3.49%          6.70%           2.36%
                                                                 ====        =======          =====          =====           =====



The Bank's policy concerning nonperforming loans is more conservative than is generally required. It defines nonperforming assets as all loans ninety days or more delinquent, loans classified nonaccrual, and foreclosed, or in substance foreclosed real estate. Nonaccrual loans are those whose interest accrual has been discontinued because the loan has become ninety days or more past due. In addition, it includes loans where there exists reasonable doubt as to the full and timely collection of principal or interest. When a loan is placed on nonaccrual status, all interest previously accrued but uncollected is reversed against operating results. Subsequent payments on nonaccrual loans are treated as principal reductions. At December 31, 1995, nonperforming loans amounted to $1 million compared with $36 thousand at December 31, 1994.

Potential problem loans are defined as loans as to which there are serious doubts about the ability of the borrowers to comply with present loan repayment terms. It is the policy of the Bank to place all potential problem loans on nonaccrual status. At December 31, 1995, therefore, the Bank had no potential problem loans other than those disclosed in Table 4 as nonperforming loans.


TABLE 4:  NONPERFORMING ASSETS

Amounts in thousands of dollars


                                                                                             DECEMBER 31,
                                                                1995             1994          1993         1992          1991
                                                                ----             ----          ----         ----          ----
Loans not performing (1)                                       $1,024            $36         $  378        $ 8,978      $14,955
Insubstance foreclosures                                            0              0          1,000          4,652        1,512
                                                               ------            ---         -------       -------      -------
Total nonperforming loans                                       1,024             36          1,378         13,630       16,467
Other real estate owned                                             0              0            920              0        4,564
                                                               ------            ---         -------       -------      -------
Total nonperforming assets                                     $1,024            $36         $2,298        $13,630      $21,031
                                                               ======           ====         ======        =======      =======

Allowance for loan losses as a percent of:
Nonperforming loans                                               677%        20,631%            473%           95%          75%
Nonperforming assets                                              677         20,631             283            95           59
Nonperforming assets as a percent of total assets                 0.3              0             0.8           3.8          4.2
Nonperforming loans as a percent of total loans                   0.5              0             1.0           6.6          5.8

Note 1:
Loans not performing                                           $1,024            $36         $     9       $ 2,895       $4,783
Performing as agreed                                                0              0             369         1,075        1,531
Partial performance                                                 0              0               0         5,008        8,641
                                                               ------            ---         -------       -------     --------
Not performing                                                 $1,024            $36         $   378       $ 8,978      $14,955
                                                               ======            ===         =======       =======     ========
Nonaccrual:
Loans                                                          $1,024            $36         $   378       $ 7,728      $11,357
Troubled debt restructurings                                        0              0               0         1,250        1,326
Loans past due ninety or more days(a):                              0              0               0             0        2,272


(a) Past due with respect to principal and/or interest and continuing to accrue interest.




SECURITIES


The Securities Held to Maturity portfolio totaled $67 million at December 31, 1995, compared with $74 million at year-end 1994. In the fourth quarter of 1995, the Bank performed a one-time reassessment of the designations of securities as held to maturity or available for sale, in accordance with a special report issued by the Financial Accounting Standards Board on the subject of investments. As a result of this assessment, $5.9 million of collateralized mortgage obligations were transferred out of the held to maturity portfolio into the available for sale portfolio.

The Securities Available for Sale portfolio totaled $6.3 million at December 31, 1995, with no investments being included in this category in 1994. Included in the December 31, 1995 balance is an unrealized gain of $143 thousand.


There have been no realized gains or losses on securities in 1995 or 1994. Gains of $77 thousand were realized in 1993. At December 31, 1995, there were unrealized gains of $623 thousand and losses of $244 thousand in the securities held to maturity portfolio.

Additional information concerning securities is provided in the footnotes to the accompanying financial statements.

OTHER REAL ESTATE OWNED

There was no Other Real Estate Owned on the Bank's balance sheet at December 31, 1995 and 1994. The Bank's policy is to carry properties acquired in foreclosure at fair value less estimated selling costs, which is determined using recent appraisal values adjusted, if necessary, for other market conditions. Loan balances in excess of fair value are charged to the allowance for loan losses when the loan is reclassified to other real estate. Subsequent declines in fair value are charged against a valuation allowance for other real estate owned, created by charging a provision to other operating expenses.
The Bank has not had any significant expenses related to Other Real Estate Owned in 1995 or 1994. In 1993, expenses related to Other Real Estate Owned totaled $234 thousand.

DEPOSIT CONCENTRATION

Prior to 1992, the Bank's focus on real estate-related activities resulted in a concentration of deposit accounts from title insurance and escrow companies.
As the Bank has changed its focus to commercial lending, the amounts of title and escrow related deposits has declined for the past three years. These deposits are generally noninterest bearing transaction accounts that contribute to the Bank's interest margin. Noninterest expense related to these deposits is included in other operating expense. The Bank monitors the profitability of these accounts through an account analysis procedure.

The Bank offers products and services allowing customers to operate with increased efficiency. A substantial portion of the services, provided through third party vendors, are automated data processing and accounting for trust balances maintained on deposit at the Bank. These and other banking related services, such as deposit courier services, will be limited or charged back to the customer if the deposit relationship profitability does not meet the Bank's expectations.

Noninterest bearing deposits represent nearly the entire title and escrow relationship. These balances have been reduced substantially as the Bank focused on middle market business loans. The balance at December 31, 1995, was $20 million compared to $44 million at December 31, 1994. The bank has greatly reduced their reliance on title and escrow deposits, with these relationships representing approximately 7% of deposits in 1995, and 17% at year end 1994.



TABLE 5  REAL ESTATE ESCROW AND TITLE
INSURANCE COMPANY DEPOSITS  AMOUNTS IN
THOUSANDS OF DOLLARS

                                                                                                 AVERAGE BALANCE
                                                             YEAR ENDED                          12 MONTHS ENDED
                                                          DECEMBER 31, 1995                     DECEMBER 31, 1995
                                                          -----------------                     -----------------
                                                             PERCENT OF      PERCENT               PERCENT OF         PERCENT
                                                               TOTAL           OF                     TOTAL             OF
                                                 AMOUNT       DEPOSITS       CLASS     AMOUNT       DEPOSITS          CLASS
                                               --------   ---------------    ------    ------   ---------------       --------
 1995 Balances
 Noninterest bearing demand deposits           $19,633         6.9%          20.9%     $21,747         7.6%           23.1%
 Interest-bearing demand & savings deposits        877          .3             .5        1,274          .5              .7
                                               -------         ---                     -------
 Total deposit concentration                   $20,510         7.2%                    $23,021         8.1%
                                               =======         ====                    =======         ====

 1994 Balances                                 $45,645        17.3%                    $46,171         19.8%
                                               =======        =====                    =======         =====


The Bank had $45 million in certificates of deposit larger than $100 thousand dollars at December 31, 1995. The maturity distribution of these deposits is relatively short term, with $31 million maturing within 3 months and $43 million maturing within 12 months.

LIQUIDITY AND INTEREST RATE SENSITIVITY


The objective of liquidity management is to ensure the Bank's ability to meet cash requirements. The liquidity position is managed giving consideration to both on and off-balance sheet sources and demands for funds.

Sources of liquidity include cash and cash equivalents (net of Federal Reserve requirements to maintain reserves against deposit liabilities), securities eligible for pledging to secure borrowings from dealers pursuant to repurchase agreements, loan repayments, deposits, and borrowings from a $25 million overnight federal funds line available from a correspondent bank. Potential significant liquidity requirements are withdrawals from noninterest bearing demand deposits and funding of commitments to loan customers.


From time to time the Bank may experience liquidity shortfalls ranging from one to several days. In these instances, the Bank will either purchase federal funds, and/or sell securities under repurchase agreements. These actions are intended to bridge mismatches between funding sources and requirements, and are designed to maintain the minimum required balances. The Bank has had no Fed Funds purchased or borrowings under repurchase agreements during 1994 or 1995.


During 1994 and 1995, loan growth for the Bank outpaced growth of deposits from the Banks commercial customers. The Bank funded this growth, combined with the Bank's reduced concentration in title and escrow deposits, in part with certificates of deposit from customers from outside the Bank's normal service area. These out of area deposits are certificates of deposit of $90,000 or greater, that are priced competitively with similar certificates from other financial institutions throughout the country. At December 31, 1995, the Bank had approximately $83 million of these out of area deposits, up from $55 million at December 31, 1994. The Bank's experience with raising out of area deposits for the past two years indicates that the balances are quite stable when priced to the current market.


The Bank's portfolio of large certificates of deposit (those of $100 thousand or more), includes both deposits from its base of commercial customers and out of area deposits. At December 31, 1995 this funding source was 17% of average deposits, compared to 16% at December 31, 1994.


TABLE 6   INTEREST RATE MATURITIES OF EARNING ASSETS AND FUNDING LIABILITIES AT
DECEMBER 31, 1995

Amounts in thousands of dollars

                                                                           AMOUNTS MATURING OR REPRICING IN
                                                      -------------------------------------------------------------------------
                                                                        MORE THAN     MORE THAN       MORE THAN
                                                                     3 MONTHS BUT  6 MONTHS BUT    9 MONTHS BUT
                                                        LESS THAN       LESS THAN     LESS THAN       LESS THAN       12 MONTHS
                                                         3 MONTHS        6 MONTHS      9 MONTHS       12 MONTHS          & OVER
 Amounts in thousands of dollars                      -----------   ------------   ------------    -----------        ---------
 Earning Assets
  Gross Loans                                            $184,535        $    421        $   294        $    82         $ 5,293
  Investments                                               6,973           4,505          5,049          5,109          51,444
 Federal funds sold & other                                32,500               0              0              0               0
                                                         --------        --------        -------        -------         -------
    Total earning assets                                  224,008           4,926          5,343          5,191          56,738
                                                         --------        --------        -------        -------         -------
 Interest bearing deposits:
   Savings and interest bearing demand                     74,413               0              0              0               0
   Time certificates of deposit:
    Under $100                                             33,766          17,141          5,451          7,390           7,118
    $100 or more                                           31,164           8,233          1,100          2,351           2,284
    Non interest bearing demand deposits                   13,920               0              0              0               0
                                                         --------        --------        -------        -------         -------
    Total interest bearing liabilities                    153,263          25,374          6,551          9,741           9,402
                                                         --------        --------        -------        -------         -------
 Interest rate sensitivity gap                             70,745         (20,448)        (1,208)        (4,550)         47,336
                                                         --------        --------        -------        -------         -------
 Cumulative interest rate sensitivity gap                  70,745          50,297         49,089         44,539          91,875
 Off balance sheet financial instruments                        0               0              0              0               0
                                                                -               -             --              -               -
 Net cumulative gap                                      $ 70,745        $ 50,297        $49,089        $44,539         $91,875
                                                         ========        ========        =======        =======         =======
 Adjusted cumulative ratio of rate sensitive
 assets to rate sensitive liabilities(1)                     1.46%           1.28%          1.27%          1.23%           1.45%
                                                            =====           =====          =====           ====           =====

(1) Ratios greater than 1.0 indicate a net asset sensitive position. Ratios less than 1.0 indicate a liability sensitive position. A ratio of 1.0 indicates risk neutral position.

Assets and liabilities shown on Table 5 are categorized based on contractual maturity dates. Maturities for those accounts without contractual maturities are estimated based on the Bank's experience with these customers. Noninterest bearing deposits of title and escrow companies, having no contractual maturity dates, are considered subject to more volatility than similar deposits from commercial customers. The net cumulative gap position shown in the table above indicates that the Bank does not have a significant exposure to interest rate fluctuations during the next twelve months.

CAPITAL

Total shareholders' equity was $33 million at December 31, 1995, compared to $30 million at year-end 1994. This increase was due to earnings, plus the exercise of stock options and warrants. The Bank is guided by statutory capital requirements, which are measured with three ratios, two of which are sensitive to the risk inherent in various assets and which consider off-balance sheet activities in assessing capital adequacy. During 1995 and 1994, the Bank's capital levels substantially exceeded the "well capitalized" standards, the highest classification established by bank regulators.



 TABLE 7  CAPITAL RATIOS

                                                                                   REGULATORY STANDARDS
                                                                                   --------------------
                                                 DEC  31,         DEC  31,         WELL -
                                                   1995             1994         CAPITALIZED        MINIMUM
                                                  -------          -------       -----------       --------
         Total Risk Based Capital                 16.19%             15.40%        10.00%            8.00%
         Tier 1 Risk Based Capital                14.92              14.12          6.00             4.00
         Equity to Average Assets                 10.52              10.44          5.00             3.00




In February of 1995, the Company declared a dividend of $.02 per share payable March 13, 1995 to shareholders of record February 20, 1995. The Company also declared a dividend of $.02 per share for the quarter ended June 30, 1995, payable September 4, 1995 to shareholders of record August 15, 1995. During the third quarter, the company declared a dividend $.02 per share, payable November 27 to shareholders of record November 13. For the fourth quarter of 1995, the company declared a dividend of $.02 per share, payable February 28 to shareholders of record January 31. The dividend payout ratio was 13% for the year ending December 31, 1995. No dividends were paid in 1994 .

The common stock of the Company is listed on the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market Systems where it trades under the symbol CUBN.



TABLE 8  STOCK PRICES - UNAUDITED


                                                                   1995                      1994
                                                           -------------------        ------------------
                                                             HIGH         LOW          HIGH         LOW
                                                            -----        -----        -----        -----
         First Quarter                                      $7.50        $6.75        $7.50        $6.50
         Second Quarter                                      7.50         6.88         7.00         5.75
         Third Quarter                                       8.75         6.94         7.50         6.00
         Fourth Quarter                                     10.25         8.38         8.00         6.75

EARNINGS BY LINE OF BUSINESS

Prior to the sale of the mortgage origination operation in November, 1993, the Bank operated a commercial bank and a mortgage bank as two distinct business segments. Since 1994, real estate lending is generally only done as part of a commercial banking relationship. After 1993, therefore, the Bank operates as only a single segment, the commercial banking operation. Table 9 shows the pre-tax operating contributions.



TABLE 9  PRE-TAX OPERATING CONTRIBUTION BY LINE OF BUSINESS (i)

Amounts in thousands of dollars


                                                    1995             1994                              1993
                                                   ------           ------          --------------------------------------------
                                                                                                     COMMERCIAL        MORTGAGE
                                                  CONSOLIDATED     CONSOLIDATED     CONSOLIDATED       BANKING          BANKING
                                                  ------------     ------------     ------------       -------          -------
 Net interest income                                 $15,536          $13,881          $14,431          $13,844           $587
 Provisions for loan losses                                0                0              450              200            250
                                                           -                -              ---              ---            ---
 Risk adjusted net interest income                    15,536           13,881           13,981           13,644            337
 Noninterest revenue                                   1,682            2,836           24,940            1,032         23,908
                                                       -----            -----           ------            -----         ------
 Total revenues                                       17,218           16,717           38,921           14,676         24,245
                                                      ------           ------           ------           ------         ------
 Salaries and related benefits                         6,834            6,335           11,020            6,151          4,869
 Other operating expenses                              5,720            7,800           25,416            7,738         17,678
                                                       -----            -----           ------            -----         ------
 Total operating expenses                             12,554           14,135           36,436           13,889         22,547
                                                      ------           ------           ------           ------         ------
 Operating income                                      4,664            2,582            2,485              787          1,698
 Gain on sale of mortgage origination                                                    1,483
   operation
 Gain on sale of mortgage servicing                      383            2,572
   portfolio
 Restructuring charge                                                    (600)
 Reserve for branch relocation                             -                -             (447)
                                                      ------           ------           ------
 Income before taxes                                  $5,047           $4,554           $3,521             $787           $1,698
                                                      ======           ======           ======             ====           ======

(i) Inter-divisional transactions for 1993 have been eliminated at the division level.

NET INTEREST INCOME AND INTEREST RATE RISK


Net interest income is the difference between interest and fees earned on earning assets and interest paid on funding liabilities. Net interest income was $15.5 million for the year ended December 31, 1995 compared to $13.9 million in 1994 and $14.4 million in 1993. The change in 1995 is attributable to changes in volume and deposit mix. The Bank's net interest income has improved with the growth of the commercial loan portfolio from 1994 to 1995. This improvement was offset in part by the change in deposit mix away from non interest bearing title and escrow deposits, and the increase in certificates of deposit. The change in 1994 is primarily attributable to lower levels of average loans and deposits in 1994 being offset by favorable rate variations.


TABLE 10  ANALYSIS OF CHANGES IN NET INTEREST INCOME (1)

Amounts in thousands of dollars
Increases(Decreases)

                                                      YEAR ENDED DECEMBER 31,                 YEAR ENDED DECEMBER 31,
                                                       1995 COMPARED TO 1994                   1994 COMPARED TO 1993
                                               ---------------------------------      -------------------------------------
                                               Volume          Rate        Total        Volume           Rate        Total
                                               ------         -----       ------       -------          ------      -------
         Interest Income
         Loans, net                            $3,032         $1,625       $4,657       $(4,466)         $2,015     $(2,451)
         Investments                              124            691          815         1,149             175       1,324
         Federal Funds Sold                       531            444          975           213             251         464
                                                -----         ------       ------       -------          ------      ------
             Total interest income              3,687          2,760        6,447        (3,104)          2,441        (663)
                                                -----         ------       ------       -------          ------      ------
         Interest Expense
         Interest bearing deposits:
           Demand                                 341           (457)        (116)          185             (49)        136
           Savings                                (22)            40           18           (73)             13         (60)
           Time Certificates of deposit:
             Under $100                         2,761            531        3,292          (179)            197          18
             $100 or more                       1,129            557        1,686          (177)            166         (11)

         Federal funds purchased/Repos              0              0            0           (79)             (0)        (79)
         Other borrowings                         (70)           (18)         (88)         (135)             18        (117)
                                                -----         ------       ------       -------          ------      ------
             Total interest expense             4,139            653        4,792          (458)            345        (113)
                                                -----         ------       ------       -------          ------      ------
             Net interest income                $(452)        $2,107       $1,655       $(2,646)         $2,096      $ (550)
                                                ======        ======       ======      ========          ======     ========

(1) The change in interest income or interest expense that is attributable to both change in average balance and average rate has been allocated to the changes due to (i) average balance and (ii) average rate in proportion to the relationship of the absolute amounts of the changes in each.


Yields on earning assets were approximately 8.9% for the year ended December 31, 1995, compared to 7.8% in 1994 and 7.6% in 1993. The higher average yield on earning assets in 1995 is the result of both an increase in the prime rate from an average of 7.1% in 1994 to an average of 8.8% in 1995, and an increasing percentage of assets being held in loans.


The higher average yield on earning assets in 1994 is largely due to the higher yield on loans as the prime rate began to rise in 1994. The average prime rate of 7.1% compares with 6% for 1993. Through October 8, 1993, net interest income continued to benefit from an interest rate swap agreement, discussed below.


Rates on interest bearing liabilities resulted in an average cost of funds of 4.2% in 1995, compared with 3.0% for the comparable period of 1994 and 2.9% for 1993. In addition to the generally higher level of interest rates in 1995, certificates of deposit represent a higher proportion of the funding liabilities, rather than lower cost money market or savings accounts.


Expressing net interest income as a percent of average earning assets is referred to as margin. Margin was 5.66% for 1995, compared to 5.99% in 1994 and 5.85% for 1993. The Bank's margin is strong because it has funded itself with a significant amount of noninterest bearing deposits. Margin in 1995 is somewhat lower than 1994 due to the lower level of non interest bearing title and escrow deposits in the current year. Margin in 1994 was higher than 1993 as the benefits of rising interest rates offset the maturing of the interest rate swap agreement discussed below.


Through October 8, 1993, the Bank continued to benefit from an interest rate swap agreement entered into October 8, 1991, which had a notional amount of $100 million. Under this arrangement, the Bank received a fixed rate of 8.18% and paid interest at prime rate, which was 6.0% during 1993. The income earned from the interest rate swap agreement was $0 in 1994 and 1995, compared to $1.7 million in 1993.


TABLE 11  AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME

Amounts in thousands of dollars



                                               1995                               1994                           1993
                                  ------------------------------   ------------------------------  ------------------------------
                                             Interest                          Interest                        Interest
                                            Income or   Yield or              Income or  Yield or             Income or  Yield or
                                  Balance    Expense      Rate     Balance    Expense     Rate     Balance     Expense     Rate
                                  -------    -------      ----     -------    --------    ----     -------     -------     ----
Interest Earning Assets
 Loans, Net(1)                    $170,511   $18,693     10.96%   $141,878    $14,036     9.89%   $188,967     $16,487     8.72%
 Investments(2)                     70,569     3,818      5.41      66,891      2,966     4.43      37,534       1,558     4.15
 Certificates of Deposit
  in other banks                        48         2      4.17       1,010         39     3.88       4,102         123     3.00
 Federal Funds Sold                 32,614     1,893      5.80      22,100        918     4.15      15,927         454     2.85
                                  --------   -------     -----    --------    -------    -----    --------     -------     ----
 Total Earning Assets              273,742    24,406      8.92     231,879     17,959     7.74     246,530      18,622     7.55
                                             -------     -----                -------     ----                 -------     ----
Non Earning Assets
 Cash & Due From Banks              22,294                          29,559                          41,243
 Other Assets                        7,774                           7,351                          15,645
                                  --------                        --------                        --------
Total Assets                      $303,810                        $268,789                        $303,418
                                  ========                        ========                        ========
Interest Bearing Liabilities
 Demand                           $ 87,815     1,614      1.84    $ 71,821      1,730     2.41    $ 64,179       1,594     2.48
 Savings                             9,101       273      3.00       9,893        255     2.58      12,741         315     2.47
Time Certificates of Deposits
 Less Than $100                     68,103     4,289      6.30      22,144        997     4.50      26,577         979     3.68
 More Than $100                     40,959     2,459      6.00      19,713        773     3.92      24,737         784     3.17
Federal Funds Purchased/
  Repos                                  0         0         0           0          0        0       2,712          79     2.91
                                  --------   -------     -----    --------    -------     ----    --------     -------     ----
Total Interest Bearing
  Liabilities                      205,978     8,635      4.19     123,571      3,755     3.04     130,945       3,751     2.86
Non Interest Bearing Deposits       58,088         0         0     109,004          0        0     137,485           0        0
                                  --------   -------     -----    --------    -------     ----    --------     -------     ----
Total Deposits                     264,066     8,635      3.27     232,575      3,755     1.61     268,431       3,751     1.40
Other Borrowings                     3,791       235      6.20       4,909        323     6.58       6,964         440     6.32
                                  --------   -------     -----    --------    -------     ----    --------     -------     ----
Total Funding Liabilities          267,857     8,870      3.31     237,484      4,078     1.72     275,395       4,191     1.52
                                             -------     -----                -------     ----                 -------     ----
Other Liabilities                    5,085                           3,264                           2,175
Shareholders' Equity                30,868                          28,006                          25,848
                                  --------                        --------                        --------
Total Liabilities and
  Shareholders' Equity            $303,810                        $268,754                        $303,418
                                  ========                        ========                        ========
Net Interest Income                          $15,536      5.68%               $13,881     5.99%                $14,431     5.85%
                                             =======      ====                =======     ====                 =======     ====
Shareholders' Equity to
  Total Assets                       10.16%                          10.42%                           8.52%
                                     =====                           =====                            ====




(1) Non-accrual loans are included in average loan balances, and loan fees earned have been included in interest income on loans.
(2) Tax exempt securities do not materially affect reported yields.




OTHER OPERATING INCOME

A significant portion of other operating income in 1994 was earned as mortgage servicing rights were sold for a gain of $2.6 million. The Bank reported a gain of $383 thousand on the sale of mortgage servicing in 1995, representing final settlement payments received related to open issues on servicing sales from prior quarters. At year end 1995, the Bank did not own any further servicing rights.


The majority of other operating income for 1993 was earned as the Mortgage Banking Operation originated and sold mortgage loans.

The Mortgage Banking Operation earned fee income on loans originated and gains as loans were sold to permanent investors. Loans for which servicing was retained were conventional mortgages under approximately $200 thousand which were sold to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and other institutional investors. Excess servicing rights were capitalized, and related gains recognized, based on the present value of the servicing cash flows discounted over a period of seven years. When loan prepayments occurred within this period, the remaining capitalized cost associated with the loan was written off.

The servicing rights were retained by the Bank following sale of the mortgage origination operation. The Bank entered into an agreement with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to dispose of any remaining portion of this portfolio by the end of 1994 because, with the sale of the mortgage origination operation, the Bank was no longer a qualified seller/servicer of such loans. During 1994, the bank sold the retained servicing rights realizing gains of $2.6 million in 1994 and $383 thousand in 1995.


The trends and composition of other operating income are shown in the following table.


TABLE 12 OTHER OPERATING INCOME

Amounts in thousands of dollars

                                                          1995          1994                           1993
                                                          ----          ----                           ----
                                                                                     COMMERCIAL      MORTGAGE
                                                      CONSOLIDATED   CONSOLIDATED      BANKING        BANKING      CONSOLIDATED
                                                      ------------   ------------     --------       --------      ------------
    Documentation fees                                        $104            $99          $104           $826            $930
    Gain on sale of SBA loans                                  262             65
    Other service fees and charges                           1,177          1,100           851            399           1,250
    Gain on sale of mortgage servicing                         383          2,572
    Gain on sale of other real estate owned                    139            585
    Gain on sale of mortgage origination operation                                                       1,483           1,483
    Processing fees                                                                                      1,143           1,143
    Capitalization of excess servicing rights                                                              207             207
    Fees on loans sold                                                         15                        1,182           1,182
    Premium on sales of mortgage loans                                        (8)                       18,022          18,022
    Gain on sale of securities                                                               77                             77
    Service income                                                            980                        2,129           2,129
                                                            ------         ------        ------        -------         -------
    Total                                                   $2,065         $5,408        $1,032        $25,391         $26,423
                                                            ======         ======        ======        =======         =======




OPERATING EXPENSE

Total operating expenses for the Bank were $12.6 million year ended December 31, 1995 , compared to $14.7 million in 1994 and $36.9 million for 1993. The year ended December 31, 1995 reflected lower expenses, in part because of a reduction in FDIC insurance premiums paid, from $.23 to $.04 per $100 of deposits. The current level of operating expense is deemed to be adequate and will be leveraged further as the core middle market business is expanded.

The Bank restructured its branch operations functions in 1994, re-engineering its entire work flow and information handling activities. This resulted in a one time charge of $600 thousand for severance pay and other expenses associated with the changes to the operating policies and procedures. Operating expense for the commercial bank excluding this charge was

$12.6 million in 1995, compared to $14.1 million in 1994 and $13.9 million in 1993. Operating expenses for the consolidated Bank declined in 1994, primarily due to the sale of the mortgage origination operation at the end of 1993.

Expenses for the Mortgage Banking Division were $22.5 million in 1993. Premium on sales of mortgage loans included in other operating income is directly related to these expenses and subject to the same factors and conditions. The premium on sales of mortgage loans was $18.0 million in 1993.

PROVISION FOR LOAN LOSSES

The Bank has made no provision for loan losses in 1995 or 1994 , compared with $450 thousand for 1993. No loan loss provision has been deemed necessary for 1995 and 1994, due to the declining levels of nonperforming assets, net recoveries received in 1994, and the strong reserve position. The relationship between the level and trend of the allowance for loan losses and nonperforming assets, combined with the results of the ongoing review of credit quality, determine the level of provisions.

LEGAL AND REGULATORY


In the normal course of business the Bank occasionally becomes a party to litigation. In the opinion of management, based upon consultation with legal counsel, the Bank believes that pending or threatened litigation involving the Bank will have no adverse material effect upon its financial condition, or results of operations.

Since June 1992, the Bank has developed a very positive and proactive relationship with its primary regulators. Results of regular safety and soundness examinations have documented the progress the Bank has achieved. Management is committed to the continuation of this process and maintaining our high standing with our regulators. The following comments refer to regulatory situations that existed in prior years that are reflected in the prior period financial statements provided herein. All of these situations have been successfully resolved and repaired as management transitioned the Bank to its present condition and performance.


In June 1992, the Bank entered into an agreement with the Office of the Comptroller of the Currency (OCC), the Bank's primary federal regulator, which required the implementation of certain policies and procedures for the operation of the bank to improve lending operations and management of the loan portfolio. In November 1993, after completion of its annual examination, the OCC released the Bank from the Formal Agreement. Following this, the Federal Reserve Bank of San Francisco ("Fed") notified the Company on November 29, 1993, that the Memorandum of Understanding, which it had signed, was terminated because the requirements of the agreement were satisfied.


MARKET EXPANSION AND ACQUISITIONS

The Bank is committed to expanding the market penetration of the commercial bank, including the creation of new branches and pursuing acquisition
opportunities.   During 1995, the Bank converted its former loan production offices in Ventura County, the San Gabriel Valley and the South Bay to full service banking offices in improved facilities. This expanded the Bank's branch system to five full service locations serving the greater Los Angeles area.

In March, 1995, the Company entered into an agreement to acquire Santa Ana based Corporate Bank. The agreement was subsequently amended in October 1995 and the transaction was completed on January 12, 1996 for stock and cash. This acquisition brings two Orange County branches to the Bank, representing an important geographic expansion.

Table 13 is an approximation of how the Bank's balance sheet would have appeared had the acquisition of Corporate Bank closed by December 31, 1995:

On January 10, 1996, the Bank announced an agreement to merge with Home Interstate Bancorp, parent of Home Bank, based in the South Bay. The merger with Home Bank is expected to be completed in mid - 1996, and will create a Bank with 22 branches and over $800 million in assets.


Table 13: Pro Forma Balance Sheet

                                                                                                      Pro Forma
                                                     California United          Corporate Bank        Combined
                                                     -----------------         ---------------        --------
                                                     Bank
                                                     ----
 Cash and due from banks                                     $28,376            $   4,479          $  32,855
 Federal funds sold                                           32,500               13,000             45,500
                                                              ------               ------             ------
 Total cash and cash equivalents                              60,876               17,479             78,355

 Securities held to maturity                                  66,735                                  66,735
 Securities available for sale                                 6,345                4,336             10,681
 Loans, net                                                  183,696               46,079            228,675
 Other real estate owned                                           0                    0                  0
 Premises and other assets                                     7,657                1,635             13,186
                                                               -----                -----             ------

 Total Assets                                               $325,309              $69,529           $397,632
                                                            ========              =======           ========

 Demand deposits                                            $ 94,099              $26,354           $120,453
 Savings and interest bearing demand                          74,413               22,511             96,924
 Time deposits                                               115,998               12,258            128,256
                                                             -------               ------            -------
          Total deposits                                     284,510               61,123            345,633

 Other Liabilities                                             7,796                1,628             12,504

 Shareholders' equity                                         33,003                6,778             39,495
                                                              ------                -----            -------

 Total Liabilities and shareholders' equity                 $325,309              $69,529           $397,632
                                                            ========              =======           ========


Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                                                  Page
- ---------------------------------------------------                                                  ----
1.  Report of Independent Public Accountants dated January 19, 1996                                   39
2.  Consolidated Statements of Financial Condition as of December 31, 1995 and 1994;                  40
3.  Consolidated Statements of Income for the Years Ended December 31, 1995, 1994, and 1993,          41
4.  Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31,
    1995, 1994, and 1993;                                                                             42
5.  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994, and 1993;      43
6.  Notes to Consolidated Financial Statements - December 31, 1995                                    44

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of CU Bancorp and Subsidiary:

We have audited the accompanying consolidated statements of financial condition of CU Bancorp and Subsidiary (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CU Bancorp and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Los Angeles, California
January  19, 1996

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           CU BANCORP AND SUBSIDIARY


                                                                                                   DECEMBER 31,
  Amounts in thousands of dollars, except share data                                        1995                 1994
                                                                                           -----                -----
  ASSETS
  Cash and due from banks                                                                $28,376              $35,397
  Federal funds sold                                                                      32,500               20,000
                                                                                          ------               ------
          Total cash and cash equivalents                                                 60,876               55,397

  Securities held to maturity (Market value of $67,114 and $71,423                        66,735               74,153
         at December 31, 1995 and 1994, respectively)
  Securities available for sale, at market value                                           6,345                    0
                                                                                           -----                    -
          Total Securities                                                                73,080               74,153
  Loans, (Net of allowance for loan losses of $6,930 and
          $7,427 at December 31, 1995 and 1994, respectively)                            183,696              167,175
  Premises and equipment, net                                                              1,111                  996
  Other real estate owned, net                                                                 0                    0
  Accrued interest receivable and other assets                                             6,546                6,433
                                                                                           -----                -----
  Total Assets                                                                          $325,309             $304,154
                                                                                        ========             ========

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
          Demand, non-interest bearing                                                   $94,099             $112,034
          Savings and interest bearing demand                                             74,413               67,896
          Time deposits under $100                                                        70,866               47,836
          Time deposits of $100 or more                                                   45,132               36,415
                                                                                          ------               ------
                     Total deposits                                                      284,510              264,181

  Accrued interest payable and other liabilities                                           7,793               10,229
                                                                                           -----               ------
          Total liabilities                                                              292,303              274,410
                                                                                         -------              -------
  Commitments and contingencies
  Shareholders' equity:
          Preferred stock, no par value:
                   Authorized -- 10,000,000 shares
                   No shares issued or outstanding in 1995 or 1994                            --                   --
          Common stock, no par value:
                   Authorized - 24,000,000 shares
                   Issued and outstanding - 4,636,462 in 1995, and 4,467,318 in 1994      27,264               26,430

  Retained earnings                                                                        5,841                3,314
  Unrealized gain on securities available for sale, net of taxes                              83                   --
  Unearned Compensation                                                                    (182)                   --
                                                                                           -----                  ---
  Total Shareholders' equity                                                              33,006               29,744
                                                                                          ------               ------
  Total liabilities and shareholders' equity                                            $325,309             $304,154
                                                                                        ========             ========

       The accompanying notes are an integral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF INCOME                     CU BANCORP AND SUBSIDIARY

                                                                                                FOR THE YEARS ENDED DECEMBER 31,
 Amounts in thousands of dollars, except per share data                                     1995             1994             1993
                                                                                        --------         --------         --------
 REVENUE FROM EARNING ASSETS:
     Interest and fees on loans                                                          $18,693          $14,036          $14,761
     Benefits of interest rate hedge transactions                                              0                0            1,726
     Interest on taxable investment securities                                             3,781            2,947            1,525
     Interest on tax exempt securities                                                        37               19               33
     Interest on time deposits with other financial institutions                               2               39              123
     Interest on federal funds sold                                                        1,893              918              454
                                                                                          ------           ------           ------
                           Total revenue from earning assets                              24,406           17,959           18,622
                                                                                          ------           ------           ------
 COST OF FUNDS:
          Interest on savings and interest bearing demand                                  1,887            1,985            1,909
          Interest on time deposits under $100                                             4,289              997              979
          Interest on time deposits of $100 or more                                        2,459              773              784
          Interest on federal funds purchased & securities sold under                          0                0               79
            agreements to repurchase
          Interest on other borrowings                                                       235              323              440
                                                                                          ------           ------           ------
                           Total cost of funds                                             8,870            4,078            4,191
                                                                                          ------           ------           ------
                  Net revenue from earning assets before provision for loan               15,536           13,881           14,431
                    losses

 PROVISION FOR LOAN LOSSES                                                                     0                0              450
                                                                                          ------           ------           ------
                  Net revenue from earning assets                                         15,536           13,881           13,981
                                                                                          ------           ------           ------
 OTHER OPERATING REVENUE:
          Capitalization of excess servicing rights                                            0                0              207
          Servicing income - mortgage loans sold                                               0              980            2,129
          Service charges and other fees                                                   1,682            1,121              955
          Fees on loans sold                                                                   0               15            1,182
          Premium on sales of mortgage loans                                                   0              (8)           18,022
          Other fees and charges - mortgage                                                    0              143            2,368
          Gain on sale of mortgage servicing portfolio                                       383            2,572                0
          Gain on sale of mortgage origination operation                                       0                0            1,483
          Gain on sale of other real estate owned                                              0              585                0
          Gain on sale of investment securities (before taxes of $11 in 1993)                  0                0               28
          Gain on sale of securities available for sale (before taxes of $20 in                0                0               49
            1993)                                                                              -                -               --
                           Total other operating revenue                                   2,065            5,408           26,423
                                                                                           -----           ------           ------
 OTHER OPERATING EXPENSES:
          Salaries and related benefits                                                    6,834            6,335           11,020
          Selling expenses - mortgage loans                                                    0              333           12,193
          Restructuring Charge                                                                 0              600                0
          Other operating expenses                                                         5,720            7,467           13,670
                                                                                          ------           ------           ------
                           Total operating expenses                                       12,554           14,735           36,883
                                                                                          ------           ------           ------
 Income before provision for income taxes                                                  5,047            4,554            3,521
 Provision for  income taxes                                                               2,153            1,980            1,423
                                                                                          ------           ------           ------
 NET INCOME                                                                               $2,894           $2,574           $2,098
                                                                                          ======           ======           ======
 EARNINGS PER COMMON AND EQUIVALENT SHARE                                                  $0.60            $0.56           $ 0.47
                                                                                           =====            =====           ======

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                  CU BANCORP AND SUBSIDIARY

                                                          COMMON STOCK
                                                      ----------------------------------------------------------------------------
Amounts in thousands of dollars except share data                                        UNREALIZED GAIN
                                                        NUMBER              RETAINED      ON SECURITIES       UNEARNED
                                                      OF SHARES   AMOUNT    EARNINGS    AVAILBLE FOR SALE   COMPENSATION    TOTAL
                                                      ----------------------------------------------------------------------------
Balance at December 31, 1992                          4,366,850   $25,990     $(1,358)                                     $24,632
  Exercise of stock options                              57,456       260           0                                          260
  Net income for the year                                     0         0       2,098                                        2,098
                                                      ---------   -------     -------         ---               -----      -------
Balance at December 31, 1993                          4,424,306    26,250         740                                       26,990
  Exercise of stock options                               1,000         5           0                                            5
  Exercise of director warrants                          42,012       175           0                                          175
Net Income for the year                                       0         0       2,574                                        2,574
                                                      ---------   -------     -------         ---               -----      -------
Balance at December 31, 1994                          4,467,318    26,430       3,314                                       29,744
  Exercise of stock options                              15,120        87                                                       87
  Exercise of director warrants                         135,024       562                                                      562
  Cash dividend declared ($.08 per share)                                        (367)                                        (367)
  Restricted stock issued                                19,000       185                                       $(185)           0
  Compensation expense                                                                                              3            3
  Unrealized gains on securities available
    of sale, net of tax                                                                       $83                               83

Net Income for the year                                       0         0       2,894           0                   0        2,894
                                                      ---------   -------     -------         ---               -----      -------
Balance at December 31, 1995                          4,636,462   $27,264     $ 5,841         $83               $(182)     $33,006
                                                      =========   =======     =======         ===               =====      =======

The accompanying notes are an integral part of these consolidated statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
CU BANCORP AND SUBSIDIARY

         Amounts in thousands of dollars                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                                       1995        1994          1993
                                                                                       -----       -----         ----
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                            $2,894      $2,574       $2,098
                                                                                       ------      ------       ------
 Adjustments to reconcile net income to net cash provided by operating activities:
          Provision for depreciation and amortization                                     553         459          821
          Amortization of real estate mortgage servicing rights                             0          15          983
          Provision for losses on loans and other real estate owned                         0           0          450
          Provision (benefit) of deferred taxes                                         1,138     (1,180)        1,510
          Gain on sale of investment securities, net                                        0           0         (77)
          Increase/(decrease) in other assets                                           (785)       3,781        2,628
          Increase/(decrease) in other liabilities                                    (2,845)     (3,035)        2,582
          (Increase)/decrease in accrued interest receivable                            (526)       (766)          494
          Increase/(decrease) in deferred loan fees                                     (130)         160           48
          Capitalization of excess mortgage servicing rights                                0           0        (207)
          Increase/(decrease) in accrued interest payable                                 412        (24)         (11)
          Net amortization of (discount)/premium on investment securities                 610         972           48
          Accrued benefits from interest rate hedge transactions                            0           0          485
                                                                                       ------      ------       ------
                           Total adjustments                                          (1,573)         382        9,754
                                                                                       ------      ------       ------
                           Net cash provided by operating activities                    1,321       2,956       11,852
                                                                                       ------      ------       ------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from investment securities sold or matured                                   17,782      52,882       78,545
 Purchase of investment securities                                                   (17,176)    (39,973)     (81,826)
 Net decrease in time deposits with other financial institutions                            0       1,377        1,979
 Net (increase)/decrease in loans                                                    (16,391)    (33,187)       58,997
 Purchases of premises and equipment, net                                               (668)       (531)          290
                                                                                       ------      ------       ------
                           Net cash provided (used in) by investing activities       (16,453)    (19,432)       57,985
                                                                                     --------    --------       ------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase/(decrease) in demand and savings deposits                              (11,418)    (11,949)     (81,848)
 Net increase/(decrease) in time certificates of deposit                               31,747      37,202        2,202
 Proceeds from exercise of stock options and director warrants                            649         180          260
 Cash dividend paid                                                                     (367)           0            0
                                                                                       ------      ------       ------
                           Net cash provided (used) by financing activities            20,611      25,433     (79,386)
                                                                                       ------      ------     --------
 Net increase (decrease) in cash and cash equivalents                                   5,479       8,957      (9,549)
 Cash and cash equivalents at beginning of year                                        55,397      46,440       55,989
                                                                                       ------      ------      -------
 Cash and cash equivalents at end of year                                             $60,876     $55,397      $46,440
                                                                                      =======     =======      =======

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the year:
          Interest                                                                     $8,457      $4,102       $4,179
          Taxes                                                                         2,400       2,201
 Supplemental disclosure of noncash investing activities:
          Loans transferred to OREO                                                         0         700        1,503

The accompanying notes are an integral part of these consolidated statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CU BANCORP AND SUBSIDIARY
DECEMBER 31, 1995
(Amounts in thousands unless otherwise specified)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

CU Bancorp, a bank holding company (the Company), is a California corporation. The accounting and reporting policies of the Company and its subsidiary conform with generally accepted accounting principles and general practice within the banking industry. The following comments describe the more significant of those policies.

(a) Principles of consolidation --
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, California United Bank N.A. (the
Bank). All significant transactions and accounts between the Company and the Bank have been eliminated in the consolidated financial statements.

(b) Investment portfolio --
The Bank's investment portfolio is separated into two groups, Securities Held to Maturity and Securities Available for Sale. Securities are segregated in accordance with management's intention regarding their retention. Accounting for each group of securities follows the requirements of SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities". The adoption of SFAS 115 in 1993 did not have a material impact on the financial position or results of operations of the Bank.

The Bank has the intent and ability to hold Securities Held to Maturity until maturity. Securities in this classification are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis. This approach approximates the effective interest method. Gains and losses recognized on the sale of investment securities are based upon the adjusted cost and determined using the specific identification method.

Securities Available for Sale are those where management has the willingness to sell under certain conditions. This category of securities is carried at current market value with unrealized gains or losses recognized as a tax affected adjustment to shareholders' equity in the statement of financial condition.

(c) Loans --
Loans are carried at face amount, less payments collected, allowance for loan losses, and unamortized deferred fees. Interest on loans is accrued monthly on a simple interest basis. The general policy of the Bank is to discontinue the accrual of interest and transfer loans to non-accrual (cash basis) status where reasonable doubt exists with respect to the timely collectibility of such interest. Payments on non-accrual loans are accounted for using a cost recovery method. No interest income is recorded on non-accrual loans.

Loan origination fees and commitment fees, offset by certain direct loan origination costs, are deferred and recognized over the contractual life of the loan as a yield adjustment.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can reasonably be anticipated. Management considers the nature of the portfolio, current economic conditions, historical loan loss experience, and other factors in determining the adequacy of the allowance. The allowance is based on estimates and ultimate losses may differ from current estimates. These estimates are reviewed periodically and as adjustments become necessary, they are charged to earnings in the period in which they become known. The allowance is increased by provisions charged to operating expenses, increased for recoveries of loans previously charged-off, and reduced by charge-offs.


The Bank adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," and SFAS 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," as of January 1, 1995. SFAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance included in the allowance for loan losses. The Bank had previously measured the allowance for loan losses using methods similar to the prescribed in SFAS 114. As a result, no additional provision was required by the adoption of this pronouncement.

The Bank considers all loans where reasonable doubt exists as to the payment of interest or principal to be impaired loans. All loans that are ninety days or more past due are automatically included in this category. An impaired loan will be charged off when the Bank determines that repayment of principal has become unlikely or subject to a lengthy collection process. All loans that are six months or more past due and not well secured or in the process of collection are charged off.

(d) Mortgage Banking Division --
The bank's real estate Mortgage Banking Division became operational in 1988. The mortgage origination operation was sold November 10, 1993. The Bank carried the first trust deed loans generated and held for sale by this Operation at the lower of aggregate cost or market. As of December 31, 1993, cost approximated market value. All loan inventory held for sale by this division had been sold prior to the end of 1994.

During 1993, the Bank capitalized $207 in connection with the right to service real estate mortgage loans originated in that Operation. This excess servicing asset, included in other assets, was initially capitalized at its discounted present value and amortized over a period of five to seven years. Amortization for 1995, 1994, and 1993, was $0, $15, and $983 respectively.

(e) Premises and equipment --
Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful life of the asset. Amortization is computed on the straight-line method over the useful life of leasehold improvements or the remaining term of the lease, whichever is shorter.

(f) Other real estate owned --
Other real estate owned, acquired through direct foreclosure or deed in lieu of foreclosure, is recorded at the lower of the loan balance or estimated fair market value. When a property is acquired, any excess of the loan balance over the estimated fair market value is charged to the allowance for loan losses. Subsequently, the assets are recorded at the lower of the new cost basis at foreclosure or fair market value less estimated selling expenses. Subsequent write-downs, if any, are included in other operating expenses in the period in which they become known. Gains or losses on sales are recorded in conformity with standards which apply to accounting for sales of real estate. The Bank had no real estate owned at December 31, 1995, and at December 31, 1994.


(g) Interest Rate Derivatives --
The Company enters into interest rate hedge agreements which involve the exchange of fixed and floating rate interest payments periodically over the life of the agreement without the exchange of the underlying principal amounts. The differential to be paid or received is accrued as interest rate change and recognized over the life of the agreements as an adjustment to interest expense.

Fees received in connection with loan commitments are deferred in other liabilities until the loan is advanced and are then recognized over the term of the loan as an adjustment of the yield. Fees on commitments that expire unused are recognized in fees and commission revenue at expiration. Fees received for guarantees are recognized as fee revenue over the term of the guarantees.

(h) Income taxes --
As discussed in Note 8, effective January 1, 1993, the Bank adopted the Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period.

(i) Earnings per share (amounts in whole numbers) --
Earnings per share are computed based on the weighted average number of shares and common stock equivalents outstanding during each year of 4,857,221 in 1995, 4,593,103 in 1994, and 4,489,861 in 1993, retroactively restated for stock dividends and stock splits. Common stock equivalents include the number of shares issuable on the exercise of outstanding options and warrants reduced by the number of shares that could have been purchased with the proceeds from the exercise of the options and warrants plus any tax benefits, based on the average price of common stock.

(j) Statements of cash flows --
The Company presents its cash flows using the indirect method and reports certain cash receipts and payments arising from customer loans and deposits, and deposits placed with other financial institutions on a net basis. For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

(k) Post-retirement benefits --
The Company provides no post-retirement benefits. Accordingly, the accounting prescribed by Statement of Financial Accounting Standards No. 106 "Accounting for Post-Retirement Benefits" has no effect on the Company's consolidated financial statements.

(l) Stock-Based Compensation
In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation". SFAS 123 requires all companies to change what they disclose about their employee stock-based compensation plans, recommends that they change how they account for these plans and requires those companies who do not change their accounting to disclose what their earnings and earnings per share would have been if they had changed their method of accounting pursuant to this pronouncement. The Company has elected to continue to account for their Stock-Based Compensation in accordance with Accounting Principles Board Opinion (APBO 25) and to adopt only the disclosure requirements of SFAS 123. As a result, the adoption of SFAS 123 will not have an impact on the financial position or results of operations of the company.

(m) Reclassifications --
Certain amounts have been reclassified in the prior years to conform to classifications followed in 1995.

(n) Accounting Estimates --
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. NATURE OF OPERATIONS --

The Bank engages in the commercial banking business serving the greater Southern California metropolitan area, with offices located in the San Fernando Valley, West Los Angeles, the San Gabriel Valley , the South Bay portion of the County of Los Angeles, and Ventura County. The Bank's primary focus is to engage in middle market lending to businesses, professionals, the entertainment industry and high net-worth individuals. Retail or consumer banking business is generally limited to the owners, officers and employees of its commercial customers, and customers of accounting and business management firms with which the Bank regularly does business. Deposit services which the Bank offers include personal and business checking accounts and savings accounts, insured money market deposit accounts, NOW accounts, and time certificates of deposits, along with IRA and Keogh accounts. The Bank also provides other customary banking services incidental to maintaining the commercial customer relationships.

3. AVERAGE FEDERAL RESERVE BALANCES --

The average cash reserve balances required to be maintained at the Federal Reserve Bank, under the Federal Reserve Act and Regulation D, were approximately $2.4 million and $6.0 million for the years ended December 31, 1995 and 1994, respectively.


4. INVESTMENT PORTFOLIO --

A summary of Securities Held to Maturity at December 31, 1995 and 1994, is as follows:


 HELD  TO MATURITY                                                       GROSS       GROSS
                                                             BOOK      UNREALIZED  UNREALIZED     MARKET
                                                             VALUE       GAINS       LOSSES        VALUE
                                                             -----       -----       ------        -----
 1995
 U.S. Treasury securities                                   $66,704       $623       $  (244)     $67,083
 U.S. Government agency securities                               31        --                          31
                                                            -------       ----       -------      -------
 Total investment portfolio                                 $66,735       $623       $  (244)     $67,114
                                                            =======       ====       =======      =======

 1994
 U.S. Treasury securities                                   $67,140         --       $(2,535)     $64,605
 U.S. Government agency securities                              105         --            --          105
 State and municipal bonds                                      750       $  9            --          759
 Mortgage-backed securities                                   5,725         --          (204)       5,521
 Federal Reserve Bank stock                                     433         --            --          433
                                                            -------       ----       -------      -------
 Total investment portfolio                                 $74,153       $  9       $(2,739)     $71,423
                                                            =======       ====       =======      =======



A summary of Securities Available for Sale for December 31, 1995 is as follows:

 AVAILABLE  FOR SALE                                                     GROSS        GROSS
                                                             BOOK      UNREALIZED   UNREALIZED    MARKET
                                                            VALUE        GAINS        LOSSES      VALUE
                                                            ------        ----          --        ------
 1995
 Mortgage -backed securities                                $5,769        $143                    $5,912
 Federal Reserve Bank stock                                    433          --          --           433
                                                            ------        ----          --        ------
                                                            $6,202        $143          $0        $6,345
                                                            ======        ====          ==        ======



Investments with a book value of $27,900 and $29,200 were pledged as of December 31, 1995 and 1994, respectively, to secure court deposits and for other purposes as required or permitted by law. Included in interest on investments in 1995, 1994, and 1993, is $0, $19, and $33, respectively, of interest from tax-exempt securities.

Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

The amortized cost and market value of Securities Held to Maturity as of December 31, 1995, by maturity, are shown below.

                                                AMORTIZED                 MARKET
                                                  COST        YIELD       VALUE
                                                  ----        -----       -----
 Due in one year or less                         $21,714       5.3%      $21,691
 Due after one through five years                 45,021       5.6        45,423
                                                 -------                 -------
                                                 $66,735                 $67,114
                                                 =======                 =======

At December 31, 1995, the securities available for sale portfolio consisted of Federal Reserve Bank stock and mortgage backed securities. The Federal Reserve Bank stock, with a 6% yield, has no stated maturity. The actual maturity of the mortgage-backed securities is determined by the rate of repayment of the loan pools collateralizing the securities. Actual cash maturities of the Bank's mortgage-backed securities, with an approximate yield of 7%, are expected to be from one to five years.


In December 1995, as permitted by a Special report of the Financial Accounting Standards Board "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities", the Bank made a one time transfer of investment securities into the Available for Sale portfolio. These securities had an amortized cost and market value of $5,769 and $5,912, respectively.


At December 31, 1994, there were no Securities Available for Sale.

Proceeds from the sales and maturities of debt securities during 1995, 1994, and 1993 were $17,722, $52,882, and $78,545, respectively. Gains of $0, $0, and $77 were realized on those transactions. There were no realized losses on sales in 1995, 1994, and 1993.

5. LOANS --
The loan portfolio, net of unamortized deferred fees of $522 at December 31, 1995, and $652 at December 31, 1994, consisted of the following:


                                                             DECEMBER 31,
                                                       1995               1994
                                                   ------------         --------
 Commercial and industrial loans                     $164,966           $142,885
 Commercial real estate loans                          20,190             26,528
 Real estate loans -- mortgages                         5,470              4,773
 Real estate loans -- construction                          0                416
                                                     --------           --------
 Gross Loans                                          190,626            174,602
 Less - Allowance for loan losses                      (6,930)            (7,427)
                                                     --------           --------
 Net loans                                           $183,696           $167,175
                                                     ========           ========


At December 31, 1995, the Bank had $1,000 in impaired loans, against which a loss allowance of $318 has been provided. The recorded loss allowance for all impaired loans has been calculated based on the present value of expected cash flows discounted at the loan's effective interest rate. All impaired loans are on nonaccrual status, and as such no interest income is recognized. The Bank had an average investment in impaired loans of approximately $352 for the year ended December 31, 1995.

Total non-performing loans were $1,024 and $36 at December 31, 1995 and 1994,
respectively.   The interest income, which would have been recognized had
non-accrual loans been current, amounted to $ 82, $6, and $469, in 1995, 1994, and 1993, respectively. No interest income has been reported on non-accrual loans for the years 1995, 1994, or 1993.



An analysis of the activity in the allowance for loan losses is as follows:

                                                                  1995           1994            1993
                                                                 ------        --------        --------
 Balance, beginning of period                                    $ 7,427        $ 6,513        $ 12,986
 Loans charged off                                                (1,089)        (1,413)        (10,749)
 Recoveries on loans previously charged off                          592          2,327           3,826
 Provision for loan losses                                             0              0             450
                                                                 -------        -------        --------
 Balance, end of period                                          $ 6,930        $ 7,427        $  6,513
                                                                 =======        =======        ========

6.  LOANS TO RELATED PARTIES --

There were no loans to directors and their affiliates for the years ended 1995 and 1994.

7.  PREMISES AND EQUIPMENT --
Book value of premises and equipment is as follows:

                                                                  December 31,

                                                            1995                  1994
                                                           ------                ------
 Furniture, fixtures and equipment                         $4,056                $3,796
 Leasehold improvements                                       834                   690
                                                           ------                ------
 Cost                                                       4,890                 4,486
 Less - accumulated depreciation and amortization           3,779                 3,490
                                                           ------                ------
 Net Book Value                                            $1,111                $  996
                                                           ======                ======



The amounts of depreciation and amortization included in noninterest expense were $553, $459, and $821 for the years ended December 31, 1995, 1994 and 1993, respectively, and are based on estimated lives of 1 to 10 years for furniture, fixtures and equipment, and leasehold improvements.


The Bank leases facilities under renewable operating leases. Rental expense for premises included in occupancy expenses were $833 in 1995, $741 in 1994, $1,133 in 1993. As of December 31, 1995, the approximate future lease payable under the lease commitments is as follows:


         Year ended December 31,--
         1996                                        $   851
         1997                                            851
         1998                                            811
         1999                                            790
         2000                                            215
         Thereafter                                        0
                                                      ------
                                                      $3,518
                                                      ======




8.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments are defined as cash, evidence of an ownership interest in an entity or a contract that both imposes contractual obligations and rights to exchange cash, and/or other financial instruments on the parties to the transaction.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash, Due From Banks and Federal Funds Sold
For these short term investments, the carrying amount is a reasonable estimate of fair value.

Securities
Quoted market prices are available for substantially all of the securities owned by the Bank, both in the Held to Maturity and Available for Sale portfolios. These market quotes have been used to estimate fair value.

Loans
The fair value of loans was estimated by discounting the future cash flows using current market rates adjusted for approximated credit risk, operating costs and interest rate risk inherent in the portfolios. Future cash flows are
aggregated based upon the payment terms and maturities of the loans.   The
discount rate is calculated as the sum of the risk-free rate, a credit quality factor, an operating expense factor and a prepayment option price. The risk-free rate is based on the U.S. treasury curve for the stated maturity.
The credit quality factor is based on a combination of the Bank's loss experience and industry standards for various categories of loans. The operating expense factor is based on an internal analysis of the Bank's costs to deliver and service products.

Deposit Liabilities
Fair value for deposit liabilities without contractual maturities is equal to the carrying value of those liabilities. This includes the bank's demand deposits, NOW, savings and money market accounts. Fair value for certificates of deposit are calculated by discounting the future cash flows using a current market rate. The Bank's certificate of deposit portfolio has a fair value which reasonably approximates carrying value, due to the short duration of the portfolio.


Off Balance Sheet Items
The Bank's loan commitments are generally for variable rate loans representing current market rates of interest. The Bank's letters of credit are generally short term and are at terms consistent with the current market. Current valuation of these off balance sheet instruments is immaterial. See footnote 11 for further description of these commitments.

                                             DECEMBER 31, 1995                      DECEMBER 31, 1994
                                      BOOK VALUE,        ESTIMATED             BOOK VALUE,        ESTIMATED
                                         NET             FAIR VALUE                NET            FAIR VALUE
                                      -----------        ----------            -----------        ----------
 Cash & Due From Banks                  $ 28,376          $ 28,376               $  35,397         $ 35,397
 Federal Funds Sold                       32,500            32,500                  20,000           20,000
 Securities                               72,937            73,459                  74,153           71,423
 Loans                                   183,696           191,352                 167,175          175,023
 Certificates of Deposit                 115,998           116,798                  84,251           84,251
 Other Deposit Liabilities               168,512           168,512                 179,930          179,930
 Other Borrowed Money                      3,768             3,768                   3,794            3,794
 Off Balance Sheet Items                       0                 0                       0                0




Estimations of fair value of financial instruments are subject to significant uncertainty because active and liquid markets do not exist for a majority of them. The estimates include assumptions concerning financial conditions, risk characteristics, expected future losses, and market interest levels, among other factors, and if changed could have a significant impact on them. The resulting presentations of estimated fair value is not necessarily indicative of the value realizable in an actual exchange of financial instruments.


9.  INCOME TAXES -

The provisions (benefits) for income taxes for the years ended December 31, 1995, 1994 and 1993 for financial reporting were as follows:



                                                                     1995               1994            1993
                                                                    ------             ------          ------
 Current -
      Federal                                                       $  614           $  2,876          $  (89)
      State                                                            401                284               2
                                                                    ------             ------          ------
         Total current provision                                     1,015              3,160             (87)
                                                                    ------             ------          ------
 Deferred -
      Federal                                                          891             (1,404)          1,268
      State                                                            247                224             242
                                                                    ------             ------          ------
         Total deferred provisions                                   1,138             (1,180)          1,510
                                                                    ------             ------          ------
         Total provisions for income taxes                          $2,153             $1,980          $1,423
                                                                    ======             ======          ======

As of December 31, 1995 and 1994, the temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                        DECEMBER 31,       DECEMBER 31,
                                                                            1995               1994
                                                                        ------------       ------------
 Allowance for loan losses                                               $  3,084            $ 3,348
 Deferred loan fees                                                             0                294
 Depreciation                                                                 138                196
 Other expense accruals                                                       898              1,631
                                                                         --------            -------
         Total deferred tax assets                                          4,120              5,469
                                                                         --------            -------

 Accretion of discounts on securities                                        (140)                 0
 Unrealized gain on securities available for sale                             (60)                 0
 State tax expense                                                           (188)              (353)
 Other                                                                         (1)                (1)
                                                                         --------            -------
        Total deferred tax liabilities                                       (389)              (354)
 Valuation allowance                                                       (1,218)            (1,404)
                                                                         --------            -------
 Net deferred tax asset                                                  $  2,513            $ 3,711
                                                                         ========            =======



The Bank maintains a valuation reserve against net deferred tax assets to reflect the inherent uncertainty of the ultimate realization of those assets. The value of the Bank's largest deferred tax assets represent expenses, such as the loan loss provision, which will become deductible on a future tax
return when an actual loss is incurred.    Realization of deferred tax assets
are dependent on the availability of taxable income in the future or prior years to offset these deductions. Because the State of California does not currently allow net operating loss carrybacks, realization of deferred tax assets related to California Franchise Taxes is subject to a greater degree of uncertainty.



The provisions (benefits) for income taxes varied from the Federal statutory rate of 34% for 1995, 1994, and 1993, for the following reasons:

                                                          1995                       1994                        1993
                                                 --------------------         ------------------         ----------------------
                                                  Amount        Rate          Amount       Rate          Amount           Rate
                                                  ------        -----         ------       ----          ------          ------
 Provisions (benefit) for income at               $1,716        34.0%         $1,548       34.0%          $1,198          34.0 %
      statutory rate
 Interest on state and municipal bonds
      and other tax exempt transactions              (22)       (.5%)           (25)        (.5%)            (25)          (.7)%
 State franchise taxes, net of federal
      income tax benefit                             428         8.5%            335        7.3%             256           7.3 %
 Other, net                                           31          .6%            122        2.7%              (6)         (0.2)%
                                                  ------        ----          ------       ----           ------          ----
                                                  $2,153        42.6%         $1,980       43.5%          $1,423          40.4 %
                                                  ======        ====          ======       ====           ======          ====


The total net deferred tax of $2,513 in 1995 and $3,711 in 1994 is included in Other Assets in the Consolidated Statements of Financial Condition.


At December 31, 1993, the Company had a California Franchise Tax carryforward of $1.9 million, with the entire operating loss carryforward being utilized in 1994. The Bank had no operating loss carryforwards at December 31, 1994 or 1995.


10.  SHAREHOLDERS' EQUITY -

The Company has three employee stock option plans. The 1983 plan, which authorized the issuance of 400,075 shares of common stock, and the 1985 plan, which authorized the issuance of 350,000 shares of common stock, expired in 1993 and 1995 respectively. The 1993 plan, authorizing the issuance of 400,000 shares of common stock, expires in 2003. Options are granted at a price not less than the fair market value of the stock at the date of grant. Options under these plans expire up to ten years after the date of grant. The options granted under the 1983 and 1985 plans are incentive stock options, as defined in the Internal Revenue Code. Options under the 1993 plan can be either incentive stock options or non- qualified options. No shares remain available for future grants for the 1983 and 1985 plans, although outstanding options remain and are exercisable over the period designated by those plans.


In 1987, a special stock option plan was approved that is limited to directors of the Company and provides for the issuance of 120,960 shares of common stock. The plan expires in 1997. Options granted under the plan are non-qualified stock options. Each of the directors of the Company, at the time the special stock option plan was approved, received stock options to purchase 15,120 shares at $5.78 per share, which was in excess of the then prevailing market price. Options expire 10 years after the date of grant. There are no remaining options available for grant under the 1987 special stock plan.

In 1994, a non-employee director stock option plan was approved that provides for the issuance of 200,000 shares of common stock. The plan expires in 2004. Options granted under the plan are non-qualified stock options. During 1994, options were granted to purchase 27,500 shares at $6.25 per share , which was equal to the market price at the date of grant. During 1995, 27,500 options were granted at $6.88 per share. Options expire 10 years from the date of grant

The following table summarizes information on stock options outstanding for the years ended December 31, 1995 and 1994, as follows:



                                                       1995                       1994
                                                       ----                       ----
                                               Average                    Average
                                                Price       Shares         Price       Shares
                                                -----       ------         -----       ------
 Options outstanding beginning of year          $5.98       629,410        $5.55       355,906

 Granted                                        $7.07       125,500        $6.59       289,500
 Exercised                                      $5.78       (15,120)       $4.75        (1,000)
 Canceled                                       $8.91        (8,270)       $7.78       (14,996)
                                                            -------                    -------

 End of year                                    $6.14       731,520        $5.98       629,410
                                                            =======                    =======



During 1994, 1,000 non-qualified stock options under the 1985 plan were exercised at $4.75 per share. In 1995, 15,120 non-qualified stock options under the 1987 plan were exercised at $5.78 per share. No other stock options were exercised in 1994 or 1995.


The following information is presented concerning the stock option plans as of December 31, 1995:

                                       SHARES SUBJECT TO                                NUMBER OF SHARES
                                            OPTION          RANGE OF EXERCISE PRICES      EXERCISABLE
                                       -----------------    ------------------------    ----------------
 Employee plans
 1983 Plan                                   49,030                  $5.00                   29,418
 1985 Plan                                  243,250              $4.75 - $15.21             139,690
 1993 Plan                                  256,000              $6.63 - $7.13               68,603

 Non employee directors plan
 1987 Plan                                   30,240                  $5.78                   30,240
 1994 Plan                                  153,000              $6.25 - $6.85                6,875





In 1984, certain members of the Board of Directors were granted warrants to purchase up to 360,067 shares of common stock at $4.17 per share, primarily for guaranteeing a capital note issued by the Company. These warrants became exercisable when the capital note was paid off in 1987, and had a maturity date of February 15, 1995. During 1995, all outstanding warrants were exercised. During 1995 and 1994, warrants for 135,024 and 57,012 shares were exercised. In 1994, warrants to purchase 7,500 shares of common stock at the fair market value at date of grant of $7.00 per share, with an expiration date of February 1, 1999 , were issued to the former chairman of the board.


On June 29, 1995, the Company's shareholders approved adoption of a CU Bancorp 1995 Restricted Stock Plan, providing for the issuance of Common Stock to employees, subject to restrictions on sale or transfer. The restrictions on sale or transfer expire over a period of five years. During 1995, 19,000 restricted shares were issued with a market value of $185. This amount was recorded as unearned compensation and is shown as a separate component of shareholders' equity. Unearned compensation is being amortized to expense over the five year vesting period, with expense of $3 recorded for 1995.


11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND COMMITMENTS AND CONTINGENCIES --

The consolidated statements of financial condition do not reflect various commitments relating to financial instruments which are used in the normal course of business. These instruments include commitments to extend credit, standby and commercial letters of credit, and interest rate floor and swap agreements. Management does not anticipate that the settlement of these financial instruments will have a material adverse effect on the Bank's financial position.

These financial instruments carry various degrees of credit and market risk. Credit risk is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Market risk is the possibility that future changes in market prices may make a financial instrument less valuable.

The Bank primarily grants commercial and real estate loan commitments with variable rates of interest and maturities of one year or less to customers in the greater Los Angeles area. The contractual amounts of commitments to extend credit and standby and commercial letters of credit represent the amount of credit risk. Since many of the commitments and letters of credit are expected to expire without being drawn, the contractual amounts do not necessarily represent future cash requirements. For interest rate floor and swap agreements, the notional amounts do not represent exposure to credit loss.

Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank evaluates the creditworthiness of each customer. The amount of collateral obtained, if deemed necessary by the Bank upon the extension of credit, is based upon management's evaluation. Collateral held varies, but may include securities, accounts receivable, inventory, personal property, equipment, and income- producing commercial or residential property.

Standby letters of credit are provided to customers to guarantee their performance, generally in the production of goods and services or under contractual commitments in the financial markets. Standby letters of credit generally have terms of up to one year.

Commercial letters of credit are issued to customers to facilitate foreign and domestic trade transactions. They represent a substitution of the Bank's credit for the customer's credit. Such letters of credit are generally short term in nature and are collateralized by the merchandise covered by the transaction. At December 31, 1995 and 1994 there were $1.0 million and $1.5 million outstanding, respectively. These amounts reduce the availability under the applicable customer's loan facility.

Interest rate swaps and floors may be created to hedge certain assets and liabilities of the Bank. These transactions involve either an exchange of fixed or floating rate payment obligations on an underlying notional amount. In the case of a rate floor, there is a guaranteed payment of a rate differential on a notional amount, should a specific market rate fall below a specific agreed upon level. Credit risk related to interest rate swaps is limited to the interest receivable from the counterparty less the interest owed that party or, in the case of rate floors, to interest receivable on the differential between the specific rate contracted in the floor agreement and actual rates in effect at various settlement dates. Market risk fluctuates with interest rates.

The following is a summary of various financial instruments with off-balance sheet risk at December 31,1995 and 1994:

                                                        DECEMBER 31,
                                                        ------------
 AMOUNTS IN MILLIONS OF DOLLARS                   1995                1994
                                                  ----                ----
 Standby letters of credit                       $   3              $    7
 Undisbursed loans                                  87                  69

In response to continued economic declines and anticipating interest rate declines, the Bank entered into an interest rate swap agreement effective October 8, 1991, for $100 million. Terms of this agreement were that the Bank would receive a fixed rate of 8.18% over two years in exchange for paying the average prime rate. Accrued benefits from this transaction amounted to $1,726 in 1993, and are included in interest income. Amounts due the Bank or counterparty were settled quarterly. This agreement expired on October 8, 1993.

In the normal course of business, the Company occasionally becomes a party to litigation. See footnote 15.

12. OTHER OPERATING EXPENSES --

Other operating expenses included the following:

                                                                       1995                 1994                  1993
                                                                       ----                 ----                  ----
 Promotional expenses                                                  $273                 $264                  $393
 Data processing for customers                                          564                  737                   920
 Director and advisory fees                                             104                  107                   146
 Legal fees                                                             109                  455                 1,370
 Other professional fees                                                356                  419                   495
 Messenger services                                                     357                  408                   583
 Other data processing fees                                             438                  301                   455
 Regulatory assessments                                                 357                  648                 1,036
 Expenses for other real estate owned                                     1                   22                   234
 Amortization of mortgage servicing rights                                0                   15                   983
 Occupancy expense                                                    1,840                1,710                 2,488
 Reserve for branch relocation                                            0                   58                   447
 Other                                                                1,321                2,323                 4,120
                                                                     ------               ------               -------
 Total operating expenses                                            $5,720               $7,467               $13,670
                                                                     ======               ======               =======


13.  CONDENSED FINANCIAL INFORMATION OF CU BANCORP --

At December 31, 1995 and 1994, the condensed unconsolidated balance sheets of the Company are as follows:


                                                                                      DECEMBER 31,
                                                                                1995                 1994
                                                                                ----                 ----
 Balance Sheets
      Cash                                                                   $   590             $    426
      Prepaid expenses                                                             0                    0
      Investment in California United Bank N.A.                               32,681               29,507
                                                                              ------               ------
           Total assets                                                      $33,271              $29,933
                                                                             =======              =======

         Other liabilities                                                      $268                 $189
      Shareholders' equity                                                    33,003               29,744
                                                                              ------               ------
          Total liabilities and shareholders' equity                         $33,271              $29,933
                                                                             =======              =======

For the years ended December 31, 1995, 1994, and 1993, the condensed unconsolidated statements of income of the Company are as follows:

                                                        DECEMBER 31,
                                              1995         1994         1993
                                              ----         ----         ----
 Statements of Income
   Equity in earnings of the Bank            $3,090       $2,785       $2,265
   Operating expenses                           210          221          167
   Interest Income                               14            9            0
                                             ------       ------       ------
       Net income                            $2,894       $2,573       $2,098
                                             ======       ======       ======




For the years ended December 31, 1995, 1994 and 1993, the condensed unconsolidated statements of cash flows are as follows:

Amounts in thousands of dollars

                                                                         1995         1994         1993
                                                                         ----         ----         ----
 Cash flows from operating activities
   Net income                                                           $ 2,894      $ 2,573      $ 2,098
   Equity in undistributed earnings of subsidiaries                      (3,090)      (2,785)      (2,265)
   Other, net                                                                78          115           85
                                                                        -------      -------      -------
     Net cash (used) by operations                                         (118)         (97)         (82)

 Cash flows from financing activities
   Proceeds from exercise of stock options and director warrants            649          180          260
   Cash dividend paid                                                      (367)          --           --
                                                                        -------      -------      -------
     Net cash provided by financing activities                              282          180          260

 Net increase in cash and cash equivalents                                  164           83          178
 Cash and cash equivalents at  beginning of the year                        426          343          165
                                                                        -------      -------      -------
 Cash and cash equivalents at end of year                               $   590      $   426      $   343
                                                                        =======      =======      =======




Under National banking law, the Bank is limited in its ability to declare dividends to the Company to the total of its net income for the year, combined with its retained net income for the preceding two years less any required transfers to surplus. The effect of this law was to preclude the bank from declaring any dividends at December 31, 1994 and 1993. The Bank has received permission from the OCC to pay dividends to the Company in 1995, in anticipation of the cash dividends paid by the Company. No dividends were actually paid by the Bank in 1995,1994 or 1993.

14. SUBSEQUENT EVENTS

In March of 1995, the Bank had announced the signing of an agreement to acquire Corporate Bank, a Santa Ana based community bank with approximately $70 million in assets. This purchase was completed in January 1996, with Corporate Bank being acquired in exchange for the issuance of approximately 649 thousand shares of CU Bancorp common stock and $1.7 million cash. The acquisition of Corporate Bank will be reflected using the purchase method of accounting in the first quarter of 1996. Also in January 1996, the Bank announced the signing of an agreement to merge with Home Interstate Bancorp, the parent of Home Bank, based in the South Bay. Home Bank provides retail and business banking from its principal office in Signal Hill and fourteen additional branch locations. The agreement with Home Bank provides for the combination to be effected through the exchange of common stock, and is expected to be accounting for as a pooling of interests. This merger, which is targeted to be completed near the end of the second quarter of 1996, would create a combined bank with over $800 million in assets and 22 branches.

15.  LEGAL MATTERS



     In the normal course of business the Bank occasionally becomes a party to litigation. In the opinion of management, based upon consultation with legal counsel, the Bank believes that pending or threatened litigation involving the Bank will have no adverse material effect upon its financial condition, or results of operations.


Until third quarter 1995, the Bank was a defendant in multiple lawsuits related to the failure of two real estate investment companies, Property Mortgage Company, Inc., ("PMC") and S.L.G.H., Inc. ("SLGH"). The lawsuits, consisted of a federal action by investors in PMC and SLGH (the "Federal Investor Action"), at least three state court actions by groups of Investors (the "State Investor Actions"), and an action filed by the Resolution Agent for the combined and reorganized bankruptcy estate of PMC and SLGH (the "Neilson" Action). An additional action was filed by an individual investor and his related pension and profit sharing plans (the "Individual Investor Action"). Other defendants in these multiple actions and in related actions include financial institutions, title companies, professionals, business entities and individuals, including the principals of PMC and SLGH. The Bank was a depository bank for PMC, SLGH and related companies and was a lender to certain principals of PMC and SLGH ("Individual Loans"). Plaintiffs alleged that PMC/SLGH was or purported to be engaged in the business of raising money from investors by the sale and issuance of interests in loans evidenced by promissory notes secured by real property. Plaintiffs alleged that false representations were to the Bank's conduct with regard to the depository accounts, the lending relationship with the principals and certain collateral taken , pledged by PMC and SLGH in conjunction with the Individual Loans. The lawsuits alleged inter alia violations of federal and state securities laws, fraud, negligence, breach of fiduciary duty, and conversion as well as conspiracy and aiding and abetting counts with regard to these violations. The Bank denied all allegations of wrongdoing. Damages in excess of $100 million were alleged, and compensatory and punitive damages were sought generally against all defendants, although no specific damages were prayed for with regard to the Bank. A former officer and director of the Bank was also been named as a defendant.

     The Bank entered into a settlement agreement with the representatives of the various plaintiffs, which has now been consummated, with the dismissal of all of the above referenced cases, with prejudice, against the Bank, its officers and directors, with the exception of the officer/director previously named pending. Court approval of these settlements has been received. In connection with the settlement, the Bank released its security interest in certain disputed collateral and cash proceeds thereof, which the Bank received from PMC, SLGH, or the principals, in connection with the Individual Loans. This collateral had been a subject of dispute in the Neilson Action, with both the Bank and the representatives of PMC/SLGH asserting the right to such collateral. All the Individual Loans have been charged off. The Bank also made a cash payment to the Plaintiffs in connection with the settlement. The effect of this settlement on CU Bancorp or the Bank's financial statements was immaterial. In connection with the settlement the Bank assigned its rights, if any, under various insurance policies, to the Plaintiffs. The settlement does not resolve the claims asserted against the officer/director. The Bank is still providing a defense to its former director/officer who continues as a defendant and who retains his rights of indemnity, if any, against the Bank arising out of his status as a former employee. At this time the only viable claims which appear to remain against the former director/employee are claims of negligence in connection with certain depository relationships with PMC/SLGH. While the Bank's Director and Officer Liability Insurer has not acknowledged coverage of any potential judgment or cost of defense, the Insurer is on notice of the action and has participated in various aspects of the case.


16.  REGULATORY MATTERS

Since June 1992, the Bank has developed a very positive and proactive relationship with its primary regulators. Results of regular safety and soundness examinations have documented the progress the Bank has achieved. Management is committed to the continuation of this process and maintaining a high standing with the regulators. The following comments refer to regulatory situations that existed in prior years that are reflected in the prior period financial statements provided herein. All of these situations have been successfully resolved and repaired as management transitioned the Bank to its present condition and performance.

     On November 2, 1993, the Office of the Comptroller of the Currency ("OCC"), after completion of their annual examination of the Bank, terminated the Formal Agreement entered into in June, 1992. In December 1993, the Fed terminated the Memo of Understanding entered into in August, 1992.

     The Formal Agreement had been entered into in June 1992 and required the implementation of certain policies and procedures for the operation of the Bank to improve lending operations and management of the loan portfolio. The Formal Agreement required the Bank to maintain a Tier 1 Risk Weighted Capital ratio of 10.5% and a 6.0% Tier 1 Leverage Ratio. The Formal Agreement mandated the adoption of a written program to essentially reduce criticized assets, maintain adequate loan loss reserves and improve bank administration, real estate appraisal, asset review management and liquidity policies, and restricted the payment of dividends.

     The agreement specifically required the Bank to: 1) create a compliance committee; 2) have a competent chief executive officer and senior loan officer, satisfactory to the OCC, at all times; 3) develop a plan for supervision of management; 4) create and implement policies and procedures for loan administration; 5) create a written loan policy; 6) develop and implement an asset review program; 7) develop and implement a written program for the maintenance of an adequate Allowance for Loan and Lease Losses, and review the adequacy of the Allowance; 8) eliminate criticized assets; 9) develop and implement a written real estate appraisal policy; 10) obtain and improve procedures regarding credit and collateral documentation; 11) develop a strategic plan; 12) develop a capital program to maintain adequate capital (this provision also restricts the payment of dividends by the Bank unless (a) the Bank is in compliance with its capital program; (b) the Bank is in compliance with 12 U.S.C. Section 55 and 60 and (c) the Bank receives the prior written approval of the OCC District Administrator); 13) develop and implement a written liquidity, asset and liability management policy; 14) document and support the reasonableness of any management and other fees to any director or other party; 15) correct violations of law; and 16) provide reports to the OCC regarding compliance.

     The Memorandum of Understanding was executed in August 1992 and  required
1) a plan to improve the financial condition of CU Bancorp and the Bank; 2) development of a formal policy regarding the relationship of CU Bancorp and the Bank, with regard to dividends, inter-company transactions, tax allocation and management or service fees; 3) a plan to assure that CU Bancorp has sufficient cash to pay its expenses; 4) ensure that regulatory reporting is accurate and submitted on a timely basis; 5) prior approval of the Federal Reserve Bank prior to the payment of dividends; 6) prior approval of the Federal Reserve Bank prior to CU Bancorp incurring any debt and 7) quarterly reporting regarding the condition of the Company and steps taken regarding the Memorandum of Understanding.

Item 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                 ACCOUNTING AND FINANCIAL DISCLOSURES

                 NONE.


Part III

Incorporated by reference from Registrant's definitive proxy statement to be filed within 120 days of fiscal year ended December 31, 1995.



Part IV.     Exhibits, Financial Statement Schedules and Reports on Form 8 K.

         (A)

                 (1) and (2)  Financial Statements and Financial Statement
                              Schedules - See index at Item 8 of this report.


                 (3)            Exhibits

                          2.      Plan of Acquisition, Reorganization
                                  arrangement, liquidation or succession.

                                  a)  Amended and Restated Agreement and Plan
                                   of Reorganization between CU Bancorp,
                                   California United Bank, N.A. and Corporate
                                   Bank dated October 11, 1995 -- incorporated by reference from Registrant's Registration Statement on Form S-4 dated October 26, 1995 (33-63729).


                                  b)  Agreement and Plan of Reorganization
                                   dated January 10, 1996 between CU Bancorp and California United Bank, N.A. and Home Interstate Bancorp and Home Bank and Exhibits thereto.


                                  c)  Amendment Number One to Agreement and
                                   Plan of Reorganization between CU Bancorp and California United Bank, N.A. and Home Interstate Bancorp and Home Bank.


                           10.     Material Contracts

                                   a)  CU Bancorp Restricted Stock Plan

                           11.     Statements re computation of per share
                                   earnings
                                   See footnote 1(i) to the financial
                                   statements included at Item 8 of this
                                   report.

                           21.     Subsidiaries of the Registrant

                           27.     Financial Data Schedule

SIGNATURES

             Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 28, 1996                 C U  BANCORP



                                STEPHEN G. CARPENTER
                                By
                                 Stephen G. Carpenter
                                 President and Chief
                                 Executive Officer



                                PATRICK HARTMAN
                                By
                                 Patrick Hartman
                                 Chief Financial Officer

             Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                                Title                 Date
- ---------                                               -------                ----
KENNETH BERNSTEIN                                       Director               March 28, 1996

_________________
Kenneth Bernstein


STEPHEN G. CARPENTER

__________________________________                      Director,              March 28, 1996
Stephen G. Carpenter                                    Chairman/
                                                        Chief Executive
                                                        Officer



________________________________                        Director               March 28, 1996
Richard H. Close                                        Secretary



PAUL W. GLASS

___________________________________                     Director               March 28, 1996
Paul W. Glass


RONALD S. PARKER                                        Director               March 28, 1996

____________________
Ronald S. Parker


DAVID I. RAINER

____________________                                     Director,             March 28, 1996
David I. Rainer                                          President, Chief
                                                         Operating Officer

Supplemental Information to be Furnished with Reports Filed Pursuant to Section 15(d) of the Act by Registrant Which Have Not Registered Securities Pursuant to Section 12 of the Act.
    The proxy statement with respect to the annual meeting of the shareholders shall be furnished to shareholder subsequent to the filing of this Form 10-K and shall also be furnished to the Securities and Exchange Commission.

EXHIBIT INDEX


         2. Plan of Acquisition, Reorganization arrangement, liquidation or succession.

                             a) Amended and Restated Agreement and Plan of
                                Reorganization between CU Bancorp,
                                California United Bank, N.A. and Corporate
                                Bank dated October 11, 1995 --
                                incorporated March 28, 1996 by reference from Registrant's Registration Statement on Form S-4 dated October 26, 1995 (33-63729).


                             b) Agreement and Plan of Reorganization dated
                                January 10, 1996 between CU Bancorp and
                                California United Bank, N.A. and Home
                                Interstate Bancorp and Home Bank and
                                Exhibits thereto.


                             c) Amendment Number One to Agreement and Plan
                                of Reorganization between CU Bancorp and California United Bank, N.A. and Home Interstate Bancorp and Home Bank.


                     10.     Material Contracts

                              a)  CU Bancorp Restricted Stock Plan

                     11. Statements re computation of per share earnings See footnote 1(i) to the financial statements included at item 8 to this report.

                     21.     Subsidiaries of the Registrant

                     27.     Financial Data Schedule

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

                              AMENDMENT NUMBER ONE
                                   FORM 10-K


/X/ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 1995.
                 OR
/ / Transition Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from        to          .

Commission file number 0-11008

                                  C U BANCORP
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                95-3657044
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification Number)

16030 VENTURA BOULEVARD
ENCINO, CALIFORNIA                         91436
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (818) 907-9122

Securities registered pursuant to Section 12(b) of the Act: NONE

Securities registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                                (TITLE OF CLASS)

Indicate by check mark whether the registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 month (or for shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for
the past 90 days.  Yes   x         No
                        ---           ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 220.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K /x/

The aggregate market value of the voting stock held by non-affiliates of the registrant as of February 28, 1995: $ 53,134,221 Common Stock, no par value -

The number of shares outstanding of the issuer's classes of common stock as of February 28, 1995: Common Stock no par value 5,285,333 shares


DOCUMENTS INCORPORATED BY REFERENCE

None
This document contains 20     pages.

The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Annual Report on Form 10- K as set forth in the pages attached hereto:

Form 10-K for the year ended December 31, 1995 is hereby amended to include Part III, Items 10,11,12 and 13.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                            CU BANCORP
                            (Registrant)


                            By:  /s/ STEPHEN G.  CARPENTER

                            ---------------------------------------------------
                                 Stephen G.  Carpenter, Chief Executive Officer


                            By:  /s/ PATRICK HARTMAN

                            ---------------------------------------------------
                                 Patrick Hartman, Chief Financial Officer


Date: April 25, 1996

ITEM 10.                   DIRECTORS AND EXECUTIVE OFFICERS


         The following table provides information as of the April 8, 1996 with respect to Director of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to stock ownership of the directors.

                                   POSITION AND           POSITION AND          DIRECTOR OF
                                   OFFICE WITH CU         OFFICE WITH THE       COMPANY AND
NAME                       AGE     BANCORP                BANK                  BANK SINCE:
- ----                       ---     --------------         ---------------       -----------
Kenneth L. Bernstein       53      Director               Director              1994

Stephen G. Carpenter       56      Chairman, Chief        Chairman, Chief       1992
                                   Executive Officer      Executive Officer

Richard H. Close           51      Director, Secretary    Director, Secretary   1981

Paul W. Glass              50      Director               Director              1984

Ronald S. Parker           51      Director               Director              1993

David I. Rainer            39      Director, President,   Director,             1992
                                   Chief Operating        President, Chief
                                   Officer                Operating Officer


         None of the directors or officers of CU Bancorp or CU Bank were selected pursuant to any arrangement or understanding other than with the directors and officers of CU Bancorp and CU Bank acting in their capacities as such. There are no family relationships between any two or more of the directors, or officers and none serve as directors of any company required to report under the Exchange Act, or any investment company registered under the Investment Company Act of 1940, as amended.

         Set forth below are brief summaries of the background and business experience, including principal occupation, of the CU Board of Directors.

         KENNETH L. BERNSTEIN, was elected to the Board of CU Bancorp and CU Bank in December 1993, and assumed the positions in February 1994. He is the President of BFC Financial Corporation and has served in such capacity since 1965. BFC Financial Corporation performs a variety of services for both the finance industry and clients of that industry.

         STEPHEN G. CARPENTER, joined CU Bank in 1992 from Security Pacific National Bank where he was Vice Chairman in charge of middle market lending from July 1989 to June 1992. Mr. Carpenter was previously employed at Wells Fargo Bank from July 1980 to July 1989, where he was an Executive Vice President. He assumed the additional role of Chairman of CU Bank in February, 1994 and Chairman of CU Bancorp in 1995.

         RICHARD H. CLOSE has been a principal in the law firm of Shapiro, Rosenfeld & Close, a Professional Corporation, in Los Angeles, California, since 1977.

         PAUL W. GLASS is a certified public accountant and has been a principal in the accountancy firm of

Glass & Rosen, in Encino, California, since 1980.

         RONALD S. PARKER has been the Chairman of Parker, Mulcahy & Associates, a regional merchant banking firm, since May 1992. Prior to that he was the Executive Vice President and Group Head of the Corporate Banking Group of Security Pacific National Bank from March of 1991 to May of 1992. He held a similar position at Wells Fargo National Bank from 1984 to 1991. Mr. Parker resigned from the Board in December 1993. He was reappointed in 1994.

         DAVID I. RAINER was appointed Executive Vice President of CU Bank in June 1992 and assumed the position of Chief Operating Officer in late 1992. He assumed the additional title of President of CU Bank in February, 1994 and President and Chief Operating Officer of CU Bancorp in 1994. He was elected to the CU Board and Bank Board in 1993. From July 1989 to June 1992, Mr. Rainer was employed by Bank of America (Security Pacific National Bank) where he held the position of Senior Vice President. From March 1989 to July 1989, Mr. Rainer was a Senior Vice President at Faucet & Company, where he co-managed a stock and bond portfolio. From July 1982 to March 1989, Mr. Rainer was employed by Wells Fargo Bank, where he held the positions of Vice President and Manager.

         No director, officer or affiliate of CU Bancorp or of CU Bank, no owner of record or beneficially of more than five percent of any class of voting securities of CU Bancorp or no associate of any such director, officer or affiliate is a party adverse to CU Bancorp or CU Bank in any material pending legal proceedings to which CU Bancorp or CU Bank is a party.

EXECUTIVE OFFICERS

         Set forth below is certain information as of April 8, 1996 with respect to each of the executive officers of CU Bancorp.


                                    POSITION AND            POSITION AND
                                    OFFICES WITH THE        OFFICES WITH            OFFICER
NAME                      AGE       COMPANY                 THE BANK                SINCE
- ----                      ---       ----------------        ------------            -------
STEPHEN G. CARPENTER      56        Director, Chief         Chairman, Chief         1992
                                    Executive Officer       Executive Officer

DAVID I. RAINER           39        Director, President,    Director, President,    1992
                                    Chief Operating         Chief Operating
                                    Officer                 Officer

PATRICK HARTMAN           45        Chief Financial         Chief Financial         1992
                                    Officer                 Officer

ANNE WILLIAMS             37        Chief Credit Officer    Chief Credit Officer    1992


         Set forth below are brief summaries of the background and business experience, including principal occupation, of the executive officers of CU Bancorp who have not previously been discussed herein.

         PATRICK HARTMAN has been employed by CU Bank since November, 1992. Prior to assuming his present positions he was Senior Vice President/Chief Financial Officer for Cenfed Bank for a period during 1992. Mr. Hartman held the post of Senior Vice President/Chief Financial Officer of Community Bank, Pasadena, California, for thirteen years.

         ANNE WILLIAMS joined CU Bank in 1992 as Senior Loan Officer. She was named to the position of Chief Credit Officer in July 1993. Prior to that time she spent five years at Bank of America / Security Pacific National Bank, where she was a credit administrator in asset based lending, for middle market in the Los Angeles Area. Ms. Williams was trained at Chase Manhattan Bank in New York, and was a commercial lender at Societe Generale in Los Angeles and Boston Five Cents Savings Bank where she managed the corporate lending group.

ITEM 11.                  EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following information is furnished with respect to (i) the chief executive officer of CU Bancorp and (ii) each of the other executive officers of CU Bancorp (including officers of CU Bank who may be deemed to be executive officers of CU Bancorp), who served as executive officers during 1995 and earned over $100,000 (the "Named Executives").

                                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                                Long Term Compensation
                              ---------------------------------------------  -----------------------------------------------------

                                                                                      Award                Payouts
                                                                             --------------------------    -------
                                                                             Restricted     Securities
                                                               Other Annual     Stock      Underlying        LTIP      All Other
 Name and Principal Position  Year     Salary       Bonus      Compensation   Award(s)    Options/SAR's    Payouts   Compensation
 ---------------------------  ----     ------       -----      ------------  ----------   -------------    -------   ------------
                                                                                (4)
Stephen G. Carpenter - Chief  1993   $250,000    $ 50,000      $12,000(2)           0         25,000           0      $1,882(3)
Executive Officer / Chief     1994   $256,250    $ 50,000      $13,440(2)                    100,000                  $2,250(3)
Executive Officer - CU        1995   $263,937    $100,000(5)   $14,250(2)                          0                  $2,250(3)
Bank(1)

David I. Rainer - Chief       1993   $200,000    $100,000      $12,000(2)           0         25,000           0      $3,000(3)
Operating Officer /           1994   $205,000    $ 50,000      $12,330(2)           0         75,000                  $2,250(3)
President and Chief           1995   $211,150    $100,000(5)   $12,330(2)           0              0                  $2,250(3)
Operating Officer - CU Bank
(1)

Patrick Hartman - Senior      1993   $138,000    $      0      $ 8,450(2)           0         20,000           0           0
Vice President Chief          1994   $140,021    $ 13,000      $ 8,653(2)           0         10,000                       0
Financial Officer / Chief     1995   $143,452    $ 25,000(5)   $ 8,668(2)     $14,595         12,500                  $  450(3)
Financial Officer - CU Bank

Anne Williams- Executive      1993   $103,400    $ 25,000      $ 7,800(2)           0          5,000           0      $1,439(3)
Vice President Chief Credit   1994   $124,000    $ 15,000      $ 8,092(2)           0         10,000                  $2,085(3)
Officer / Chief Credit        1995   $128,960    $ 37,500(5)   $ 8,095(2)     $14,595         12,500                  $2,250(3)
Officer - CU Bank

(1) CU Bancorp provides memberships in certain clubs for certain executives, the use of which primarily relates to CU Bancorp business. The value of the personal use, if any, of all such benefits cannot be specifically determined and is not reported in the table.

(2)  Consists of amounts paid for automobile allowances and term life insurance.

(3)  Consists of CU Bancorp's matching portion of 401-K Plan contributions.

(4) Grants pursuant to CU Bancorp 1995 Restricted Stock Plan. 25% of any grant of Restricted Stock vests at the second anniversary of the grant. At each anniversary thereafter, an additional 25% of the grant becomes vested. Dividends are payable on the Restricted Stock, at the amount and times payable to all holders of CU Stock. The Restricted Stock does not have any preferential or special dividend provisions. At December 31, 1995, 19,000 shares of Restricted Stock had been granted at an aggregate market value at December 31, 1995 of $194,750 or $10.25 per share and at date of grant at an aggregate market value of $185,000 or $9.73 per share. The holders named in the table above at December 31, 1995, held an aggregate of 3000 shares of Restricted Stock at an aggregate market value of $30,750 or $10.25 per share or $15,375 for each of Mr. Hartman and Ms. Williams. The vesting of the Restricted Stock is not subject to performance based conditions, other than lapse of time and continued service.

(5) In addition, discretionary bonuses paid in 1995 with regard to services in 1994 of Messrs. Carpenter, Rainer, and Hartman and Ms. Williams were $60,000, $60,000, $25,000 and $30,000, respectively.

STOCK OPTIONS

The table on the following page contains information concerning the grant of stock options during the fiscal year ended December 31, 1995 to the Named
Executives:

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF
 INDIVIDUAL                                                                           STOCK PRICE APPRECIATION FOR
  GRANTS                                                                                    THE OPTION TERM

                                            % OF TOTAL
                                           OPTIONS/SARS     EXERCISE
                         OPTIONS/SARS       GRANTED TO      OR BASE
                            GRANTED        EMPLOYEES IN       PRICE       EXPIRATION
        Name             (1)(2)(3)(4)      FISCAL YEAR      ($ / SH)         DATE             5%            10%
- -----------------        ------------      ------------     --------      ----------          --            ---
Stephen Carpenter               0                    0        --              --              --             --

David Rainer                    0                    0        --              --              --             --

Patrick Hartman            12,500                 12.4%      $7.125         2/28/05         $56,011       $141,943

Anne Williams              12,500                 12.4%      $7.125         2/28/05         $56,011       $141,943


            (1) The options are exercisable in 20% increments commencing one year subsequent to grant and are exercisable over a six year period, provided however, that certain options shall vest fully upon the occurrence of certain significant events that include a merger or dissolution of CU Bancorp where CU Bancorp is not the surviving corporation, or sale of substantially all CU Bancorp's assets. As of April 8, 1996 options equal to the amounts set forth in the section herein entitled "Security Ownership of Certain Beneficial Owners and Management", above were vested. The vested portion of each option may be exercised at any time prior to its expiration by tendering the exercise price in cash, check or in shares of CU Stock, valued at fair market value on the date of exercise. Each option will terminate three months after termination of employment for any reason other than death or disability. In the event of termination due to death or disability, the option will terminate no later than one year after such termination. Each option is not transferable other than by will or the laws of distribution and is not exercisable by anyone other than the optionee during his lifetime. If the outstanding shares of stock of CU Bancorp are increased, decreased or changed into or exchanged for, a different number or kind of shares or securities of CU Bancorp, without receipt of consideration by CU Bancorp, a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options shall be made. Subject to certain limitations in the Plan, each option may be amended by mutual agreement of the optionee and CU Bancorp.

            (2) The exercise price of all options is adjustable in connection with stock dividends, stock splits and similar events.

            (3) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing market price per share at the grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the CU Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of CU Stock underlying the option at December 31, 1995. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the CU Stock. There can be no assurance that the rate of appreciation presented in this table will be achieved.

         (4) Reflects the number of shares of CU Stock underlying the options granted to the Named Executives during the year. Each of the options was granted pursuant to CU Bancorp's 1985, or 1993 Plans.

No options were exercised during 1995 by any of the named parties in the Compensation Table. No exercise price of any option previously granted to any executive officer was adjusted or amended ("repriced") during 1995.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                             VALUE OF UNEXERCISED
                                       NUMBER OF UNEXERCISED                 IN-THE-MONEY OPTIONS
                                        OPTIONS AT 12/31/95                      AT 12/31/95
                                   ---------------------------           ---------------------------
    NAME                           EXERCISABLE / UNEXERCISABLE           EXERCISABLE / UNEXERCISABLE
- ---------------                    ---------------------------           ---------------------------
S. Carpenter                             87,253 / 111,747                    $409,142 / $466,983

D. Rainer                                  66,179 /88,821                    $316,495 / $372,803

Patrick Hartman                           10,499 / 32,001                     $37,809 / $109,378

Anne Williams                             13,500 / 29,000                    $66,188 / $ 110,687



OTHER MATTERS RELATED TO COMPENSATION

OTHER COMPENSATION / GOLDEN PARACHUTES

         Mr. Carpenter and Mr. Rainer do not have employment contracts, However, in the event that there is a change in control ("Change of Control") of CU Bank or its parent company (including a change of more than 50% of the current shareholders of CU Bancorp), Mr. Carpenter and Mr. Rainer will each be entitled to any accrued but unpaid bonus at that time. THIS ARRANGEMENT WAS ENTERED INTO IN 1992. Additionally, in the event of a Change of Control, if a position commensurate with either of their current positions with CU Bank is not offered and either elects to resign, CU Bank will pay the resigning party, subject to non-disapproval by the regulators, 12 months' compensation.

         During 1993, CU Bank sold its mortgage origination network and certain related loan production offices. In connection with that transaction, compensation was required by prior agreement to be paid to the two officers who had founded the mortgage banking division and who managed that business with regard to the value of the mortgage servicing portfolio (which was retained by CU Bank) and related to the profitability of the division. As a result, each of Messrs. Douglas Jones and Daniel LuVisi received total compensation of $900,507 for the period January 1, 1993 through the sale date of November 10, 1993, including $714,126 related to bonuses and other payments based on profitability and value of the mortgage servicing portfolio. Messrs. Jones and LuVisi resigned from their positions with CU Bank concurrently with the sale of the mortgage origination network, to be employed by the purchaser of the network.

COMPENSATION OF DIRECTORS

         Directors of CU Bancorp receive no compensation for attending meetings of the CU Board. However, the directors of CU Bancorp also serve as directors of CU Bank. CU Bank paid the sum of between $3,800 and $1,600 per month during 1995 to each director of CU Bank, depending on the number and type of meetings attended by the director. The Director Compensation Plan ties director compensation to board and committee meeting attendance and is also designed to be substantially similar in total compensation to similar banking institutions. Directors who are also salaried employees of CU Bank do not receive any additional compensation for activities as directors. Eligible directors receive:
(i) $1,000 per regular monthly board meeting; and (ii) $200 per committee meeting (for committees for which they are members). During 1995, director compensation ranged from $23,400 at the highest to $22,000 at the least, for the entire year, and totaled $100,400 in the aggregate for the year 1995. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with CU Bancorp and CU Bank executive officers and others regarding the business and affairs of CU Bancorp and CU Bank. Current Directors also participate in the CU Bancorp 1994 Non-Employee Director Stock Option Plan as more fully set forth below. The CU Board does not have a mandatory retirement policy, nor are any retirement benefits paid.

ADDITIONAL DIRECTOR COMPENSATION

         CU Bancorp has two director stock option plans, one of which has no options available for grant. In addition, in the past, as more fully described below, CU Bancorp has issued and sold warrants to purchase CU Stock to certain directors.

         1987 SPECIAL (DIRECTOR) STOCK OPTION PLAN

         On October 20, 1987, the shareholders of CU Bancorp approved the 1987 Special Stock Option Plan ("Special Plan") for CU Bancorp's directors, to encourage them to continue as directors, give them additional incentive as directors and reward them for past services. This Special Plan was limited to directors of CU Bancorp and CU Bank and provided for the issuance of 120,960 authorized but previously unissued shares of CU Stock. Only options which do not qualify as "incentive stock options" ("Non- qualified Stock Options") under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), may be issued. Pursuant to the shareholders' approval of the Special Plan, each then current director received options to purchase 15,120 shares. THERE ARE NO ADDITIONAL OPTIONS CURRENTLY AVAILABLE FOR GRANT UNDER THE SPECIAL PLAN. The majority of the current directors do not have any options, pursuant to the Special Plan. Options terminate 90 days after a director ceases being a director.

         On October 20, 1987, when the shareholders approved the Special Plan, the directors received such options with an exercise price of $5.791 per share which was not less than fair market value on such date. The options have an exercise period of ten years and are currently fully vested.

         Pursuant to the Special Plan, payment for the exercise of options must be received in full prior to the issuance of shares. Payment may be made (a) in cash, (b) by delivery of shares of CU Stock previously owned by the optionee (to the extent legally permissible), or (c) in a combination of CU Stock and cash. The Special Plan also enables an optionee the possibility to satisfy tax withholding amounts due upon exercise with shares of CU Stock rather than cash, by either delivering already owned shares of CU Stock or withholding from the shares of CU Stock to be issued upon exercise that number of shares which, based on the value of the CU Stock, would satisfy the tax withholding amounts due. Since CU Stock is listed on NASDAQ, the value of the CU Stock delivered as payment or withheld is deemed to be the closing price of the stock on the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of CU Stock occurred.

         Directors hold options under the Special Plan at December 31, 1995 as follows:


                                              Number of Shares                     Termination
Director              Number of Shares          Exercisable            Price          Date
- --------              ----------------        ----------------         -----       -----------
 Close                     15,120                  15,120             $5,791        10/20/97

 Glass                     15,120                  15,120             $5,791        10/20/97


         DIRECTOR WARRANTS

         In May 1985, the shareholders ratified the grant to certain directors at that time, of warrants to purchase 30,006 shares each, a total of 330,066 shares of CU Stock, over a ten-year period as compensation for the personal guarantees of a capital note of CU Bancorp in the amount of $1,250,000 from First Interstate Bank of California. Director Glass received an identical warrant to purchase 30,006 shares, at a later date. To comply with regulatory capital requirements by supporting CU Bancorp's additional asset growth, CU Bancorp issued the capital note, for which the lender required the guarantees by the directors in connection with the purchase of such capital note. The exercise price of such warrants of $4.17 per share was the weighted average price of the CU Stock for the 60 days prior to April 2, 1984, the date on which First Interstate Bank of California approved the purchase of the capital note. The purchase price of each warrant to purchase 30,006 shares was $750. As of March 31, 1995, all of these warrants had been exercised and there are currently no warrants from this program outstanding.

         In January 1994, the CU Board awarded former chairman of the board Dr. Jon P. Goodman warrants to purchase 7,500 shares of stock at fair market value on date of grant which was $7.00, in recognition of her services to CU Bancorp, in view of the fact that she was the only long term director without such incentive, and in connection with her resignation. Dr. Goodman also received special compensation of $30,000 at the same time.

         CU BANCORP 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         On April 27, 1994, the CU Board adopted and approved, subject to shareholder approval, the 1994 Plan, which was approved by the shareholders of CU Bancorp at the 1994 Annual Meeting of Shareholders. 200,000 shares were reserved for options under the 1994 Non-Employee Director Plan. All non-employee directors of CU Bancorp are eligible to participate in the 1994 Non-Employee Director Plan. The following discussion summarizes the principal features of the 1994 Plan. This description is qualified in its entirety by reference to the full text of the 1994 Plan, copies of which are available for review at CU Bancorp's principal office.

         The 1994 Plan is administered by a Committee, to the extent possible under applicable law. The Committee will not have any discretion in the amount of options to be granted to any party, the price of any option or the term and exercisability of any option. Option grants shall be automatic as described herein and shall not be variable by the Committee. Each member of a Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Exchange Act. The CU Board or the Committee (as the case shall be) shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the

Plan.  Options issued under the 1994 Plan are Non-Qualified Stock Options.

         Under the 1994 Plan, non-employee directors of CU Bancorp on the date of each annual meeting receives Non-Qualified Stock Options. The 1994 Plan provides for the grant of options to non-employee directors, without any action on the part of the Committee, only upon the following terms and conditions: (i) each person who was a director of CU Bancorp on July 1, 1994 received Non-Qualified Stock Options to acquire 5,000 shares of CU stock. The Chairman of the Board on July 1, 1994 received options to purchase an additional 2,500 shares of CU Stock; (ii) each person who is a director of CU Bancorp on the day following an Annual Meeting of Shareholders after 1994 receives Non-Qualified options to acquire 5,000 shares of CU Stock, provided that the person who is then the Chairman of the Board receives options to purchase an additional 2,500 shares of CU Stock (in the event the shares available under the 1994 Plan are insufficient to make any such grant, all grants made thereunder on such date shall be prorated); (iii) none of the options will be exercisable until the March 31 next following the date of grant. Each option becomes exercisable in the following four cumulative annual installments: 25% on the first March 31 following the date of the grant; an additional 25% on the second March 31 following the date of the grant; an additional 25% on the third March 31 following the date of the grant; and the last 25% on the fourth March 31 following the date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option;
(iv) subject to earlier termination as provided elsewhere in the 1994 Plan, each option shall expire ten (10) years from the date the option was granted or twelve months following the termination of directorship (except for termination for cause), whichever is first; and (v) the exercise price of each option shall be equal to one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

         The exercise price of CU Stock acquired pursuant to an option shall be paid in cash, in whole shares of CU Stock owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable evaluation method) equal to the option price of the shares being purchased, or a combination of stock and cash, equal in the aggregate to the option price of the shares being purchased.

         The 1994 Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). The CU Board or the Committee (as the case may be) shall notify each optionee not less than thirty (30) days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1994 Plan. The CU Board or the Committee (as the case may be) may also suspend or terminate the 1994 Plan at any time. Unless sooner terminated, the 1994 Plan shall terminate ten (10) years from the effective date, of the 1994 Plan. No options may be granted under the 1994 Plan while the 1994 Plan is suspended or after the 1994 Plan is terminated. Rights and obligations under any option granted pursuant to the 1994 Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1994 Plan, except with the consent of the person to whom the stock option was granted.

         Directors hold options under the 1994 Plan at December 31, 1995 as follows:

                                        Number of Shares                Termination
 Director          Number of Shares       Exercisable        Price         Date
- ---------          ----------------     ----------------     -----      -----------
                                                            $6.25-        7/1/04-
Bernstein               10,000               1,250          $6.88        6/30/05

                                                            $6.25-        7/1/04-
Close                   10,000               1,250          $6.88        6/30/05
                                                            $6.25-        7/1/04-
Glass                   15,000               1,875          $6.88        6/30/05

                                                            $6.25-        7/1/04-
Parker                  10,000               1,250          $6.88        6/30/05


EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLANS

         CU Bancorp has three stock option plans, pursuant to which options have in the past been granted to employees. Two of the plans have terminated and no further grants may be made pursuant to these plans, although options granted under such plans continue to vest and are eligible to be exercised over the period specified in the stock option agreements. Each of the plans is substantially similar as to the material provisions thereof, as described below. The three plans were adopted at intervals of two and eight years and were designed to augment options available after substantial depletion of the prior plan through grants and exercises of options.

         1983 EMPLOYEE STOCK OPTION PLAN

         In April 1983, CU Bancorp adopted the CU Bancorp 1983 Employee Stock Option Plan ("1983 Plan") which the shareholders approved in May 1983. The 1983 Plan provided for the issuance of both "incentive stock options" within the meaning of Section 422A of the Code ("Incentive Stock Options") and Non-Qualified Stock Options. The number of shares of CU Stock reserved for issuance under the 1983 Plan was 400,075. As of December 1, 1995, there were 49,030 shares subject to outstanding options under the 1983 Plan . NO SHARES REMAIN AVAILABLE FOR FUTURE GRANTS. THE 1983 PLAN HAS EXPIRED BY ITS TERMS, ALTHOUGH OUTSTANDING OPTIONS REMAIN AND ARE EXERCISABLE OVER THE PERIOD DESIGNATED IN THE 1983 PLAN AND IN INDIVIDUAL STOCK OPTION AGREEMENTS. Options are generally exercisable in equal increments over a five year period and are outstanding for a total of ten years.

         The exercise price of options under the 1983 Plan was equal to at least 100% of the fair market value of the CU Stock as of the date of grant. The exercise price is due in full upon exercise and may be paid (a) in cash, (b) by delivering shares of CU Stock equal in value to the exercise price, subject to certain limitations for shares of stock previously acquired upon exercise of an incentive stock option, or (c) by a combination of cash and CU Stock. The value of the CU Stock delivered as payment is deemed to be the closing price of such stock as the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of CU Stock occurred.

         Upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1983 Plan.

         The sole holder of options under the 1988 Plan is David Rainer, Director and President of CU Bancorp who holds options to purchase 49,030 shares, of which 29,418 are currently exercisable at a purchase price of $5.00. This option will expire in June 2002.


         FIRST AMENDED AND RESTATED 1985 EMPLOYEE STOCK OPTION PLAN

         In October 1985 the shareholders approved the adoption of, and in October 1987 the shareholders approved the amendment to, the First Amended and Restated CU Bancorp 1985 Employee Stock Option Plan ("1985 Plan") which provides for the issuance of Incentive Options or Non-Qualified Stock Options to full time employees of CU Bancorp and its subsidiaries. The 1985 Plan provides for the issuance of options to purchase 350,000 shares of CU Stock. As of December 31, 1995, there were 243,250 shares subject to outstanding options, 62,828 shares had been issued upon exercise of options, and no shares were available for future grants. The 1985 Plan expired during 1995, although options granted pursuant to the 1995 Plan continue to be outstanding and options continue to be exercisable pursuant to the provisions of the 1985 Plan and individual stock option agreements.

         The exercise price of options under the 1985 Plan is due in full upon exercise and may be paid (a) in cash, (b) by delivering shares of CU Stock equal in value to the exercise price, subject to certain limitations for shares of stock previously acquired upon exercise of an incentive stock option, or (c) a combination of cash and CU Stock. The value of the CU Stock delivered as payment is deemed to be the closing price of such stock as the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of CU Stock occurred.

         Upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding under the 1985 Plan immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), any option outstanding under the 1985 Plan shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1985 Plan.

         Information as to options granted pursuant to the 1985 Plan to executive officers is contained in the section "Compensation of Directors and Executive Officers". At December 31, 1995 the following options issued under the 1985 Plan were outstanding:

                                                       Number of Shares
   Director                   Number of Shares            Exercisable         Price             Term
- -----------------             ----------------         ----------------       -----             ----
                                                                              $4.88-            6/2/02-
Stephen Carpenter                  99,000                  54,000             $5.13            2/16/03

                                                                              $6.00-            4/8/03-
Patrick Hartman                    20,000                  8,000              $6.88             8/4/03

                                                                              $5.00-           6/16/02-
David Rainer                       30,970                  13,581             $6.88             4/8/03

                                                                              $4.75-           8/31/02-
Anne Williams                      20,000                  11,000             $6.00             8/4/03

All employees as                                                                                 8/90-
a group                            243,250                139,690             $5.42*            4/8/03

 *  Average Price

         1993 EMPLOYEE STOCK OPTION PLAN

         In October, 1993, the CU Board adopted and approved, subject to shareholder approval, the CU Bancorp 1993 Employee Stock Option Plan (the " 1993 Plan"). The 1993 Plan was approved by requisite vote of the shareholders on December 17, 1993. There were 400,000 shares reserved for option issuances under the 1993 Plan. At December 31, 1995 options for 360,000 shares had been granted under the 1993 Plan, there were 354,000 shares outstanding under the 1993 Plan and there were 46,000 shares available for grant under the 1993 Plan. All full time employees of CU Bancorp and its subsidiary are eligible to participate.

         Options issued under the 1993 Plan shall, in the discretion of a committee appointed by the CU Board (as described below), be either Incentive Stock Options or options which do not qualify as incentive stock options ("Non-Qualified Stock Options").

         The 1993 Plan is administered by a committee (the "Committee") appointed by the CU Board, which shall consist of not less than two members of the CU Board. Each member of the Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Exchange Act. The Committee shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the 1993 Plan. At the present time the Compensation Committee serves as the Stock Option Committee.

         Under the 1993 Plan, the Committee shall select the eligible participants to whom options will be granted, the type of option to be granted, the exercise price of each option, the number of shares covered by such option and the other terms and conditions of each option. The eligible employees are able to receive Incentive and Non-Qualified Stock Options; provided, however, that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of CU Bancorp) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any Incentive Stock Option granted exceeds such maximum, such Incentive Stock Option shall be considered to be a Non-Qualified Stock Option to the extent, but only to the extent, of such excess.

         None of the options are exercisable within the first 12 months from the date of the grant. Each option becomes exercisable in the following four cumulative annual installments: 25% on the first anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

         The exercise price of CU Stock acquired pursuant to an option granted under the 1993 Plan shall be paid in cash, in whole shares of CU Stock owned by the optionee having a fair market value on the exercise date equal to the option price of the shares being purchased, or a combination of stock and cash.

         Under the 1993 Plan, no option may extend more than ten (10) years from the date of grant. Except in the event of termination of employment due to death, disability or termination for cause, options will terminate three (3) months after an employee optionee ceases to be employed by CU Bancorp or its subsidiaries, unless the options by their terms were scheduled to terminate earlier.

         The 1993 Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp with another corporation in which CU Bancorp is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). The Committee shall notify each optionee not less than thirty (30) days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in each of the 1993 Plan. The Committee may also suspend or terminate the 1993 Plan at any time. Unless sooner terminated, the 1993 Plan shall terminate ten (10) years from the effective date, October 27, 1993, of the 1993 Plan. No options may be granted under the 1993 Plan while the 1993 Plan is suspended or after the 1993 Plan is terminated. Rights and obligations under any option granted pursuant to the 1993 Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1993 Plan, except with the consent of the person to whom the stock option was granted.


         1995 RESTRICTED STOCK PLAN

         In March 1995 the CU Board adopted, and the shareholders approved on June 29, 1995, the CU Bancorp Restricted 1995 Stock Plan (the "1995 Restricted Stock Plan"). During 1995, 19,000 shares in the aggregate of the 75,000 shares subject to the 1995 Restricted Stock Plan were issued to 26 of CU Bank's employees.

         The only executive officers to receive Restricted Stock were Ms. Williams and Mr. Hartman who each received 1,500 shares.

         The issuance of restricted stock is intended to provide a vehicle through which CU Bancorp can reward employees for their past service and encourage their continued service and their stock ownership in CU Bancorp. Restricted Stock is common stock issued by CU Bancorp, subject to restrictions on sale or transfer (more fully described below) which continue until such time as may be specified in the 1995 Restricted Stock Plan or the granting documents. An employee holding Restricted Stock is entitled to receive cash dividends when and as declared, and to vote the shares. At such time as the conditions set forth in the 1995 Restricted Stock Plan or the granting documents are satisfied, the restrictions lapse. The primary conditions set forth in the 1995 Restricted Stock Plan are the lapse of time and continued employment by or its subsidiaries. If the employee's employment is terminated before the restrictions lapse, or if any conditions are not fulfilled, the restricted stock ( or that portion of it as to which the restrictions have not lapsed) must be returned to CU Bancorp.

         The number of shares of CU Stock reserved for issuance under the 1995 Restricted Stock Plan is 75,000. All employees of CU Bancorp and its subsidiaries are eligible to participate in the Plan.

         Under the 1995 Restricted Stock Plan, the employees of CU Bancorp are eligible to receive Restricted Stock. The Committee will determine which employees and the amount of Restricted Stock to be granted to each. Subject to the rights of the Committee to vary the restrictions under the 1995 Restricted Stock Plan, each grant shall conform to the following:

         Restrictions with regard to 25% of any award shall expire and terminate upon the second anniversary of the grant. Thereafter restrictions shall expire and terminate as to an additional 25% of such award on each anniversary of the grant thereof.

         The restrictions on the common stock issued pursuant to the 1995 Restricted Stock Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of CU Bancorp (or its principal subsidiary) with another corporation in which CU Bancorp (or its principal subsidiary) is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or any other transaction in which more than 50% of the ownership of the Corporation is transferred (a "Terminating Event"). The CU Board or the Committee (as the case may be) may also suspend or terminate the 1995 Restricted Stock Plan at any time. No grants may be made under the 1995 Restricted Stock Plan after the third anniversary of the date of adoption of the 1995 Restricted Stock Plan. Rights and obligations under any Restricted Stock granted pursuant to the 1995 Restricted Stock Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1995 Restricted Stock Plan, except with the consent of the person to whom the Restricted Stock was granted.

ITEM 12.         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                 The following table sets forth information as of the April 8, 1996 pertaining to beneficial ownership of CU Bancorp Common Stock ("CU Stock") by persons known to CU Bancorp to own five percent or more of such stock, current directors of CU Bancorp, and all directors and officers of CU Bancorp as a group. The information contained herein has been obtained from CU Bancorp's records, from information furnished directly by the individual or entity to CU Bancorp, or from various filings made by the named individuals with the Commission.

                 CU Bancorp is of the opinion that there is no person who possesses, directly or indirectly, the power to direct or cause to direct the management and policies of CU Bancorp, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract, or otherwise.

                                                                              AMOUNT AND NATURE OF
                                                                              BENEFICIAL                 PERCENT OF
    NAME OF BENEFICIAL OWNER                RELATIONSHIP WITH COMPANY         OWNERSHIP(1)(2)(3)         CLASS(4)
    ------------------------                -------------------------         --------------------       ----------
    Kenneth L. Bernstein                    Director, Nominee                          25,980                0.49

    Stephen G. Carpenter                    Director, Nominee, President,              93,253                1.73
                                            Chief Executive Officer

    Richard H. Close                        Director, Nominee                         118,913                2.24

    Paul W. Glass                           Chairman, Director Nominee                100,653                1.89

    Ronald S. Parker                        Director, Nominee                           7,250                0.14

    David I. Rainer                         Director, Nominee, Chief                   66,179                1.27
                                            Operating Officer

    Anne Williams                           Chief Credit Officer                       16,500                0.31

    Patrick Hartman                         Chief Financial Officer                    13,499                0.25

    FBL Investment Advisory                 Beneficial Owner of More Than 5%          536,100                11.6
    Services, Inc.

    Dimensional Fund Advisors Inc.(6)       Beneficial Owner of More Than 5%          262,796(6)             4.97

    All directors and nominees as a
    group (6 in number)                     Directors/Nominees                        414,228                7.55

    ALL CURRENT EXECUTIVE OFFICERS
    AND DIRECTORS AS A GROUP
    (8 IN NUMBER)(7)(8)(9)                                                            447,227                8.00
- --------------------------------------                                               --------

(1) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

(2) Includes as if currently outstanding the following shares subject to options which are exercisable within 60 days.

                                                 OPTIONS
                     DIRECTOR                  EXERCISABLE
                -----------------              -----------
                Kenneth Bernstein                  1,250

                Stephen Carpenter                 87,253

                Richard Close                     16,370

                Paul Glass                        16,995

                Ronald Parker                      1,250

                David Rainer                      66,179

                Anne Williams                     15,000

                Patrick Hartman                   11,999

(3) Shares issuable pursuant to options which may be exercised within 60 days are deemed to be issued and outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.

(4)      Only common stock is outstanding.

(5) FBL Investment Advisory Services, Inc. 5400 University Avenue, West Des Moines, IA is an Investment Advisor registered under the Investment Advisors Act of 1940 and was deemed to have beneficial ownership of 536,100 shares or (11.86%) of CU Stock as of December 31, 1995. According to a Schedule 13-g, the shares are owned on behalf various investment advisory clients of the reporting person which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from a sale of such securities. None of such clients individually own more than five percent except for FBL Series Fund, Inc. - Growth Common Stock Portfolio, Md. Corp.; which through ownership of 251,000 common shares had a pecuniary interest of 5.47 at December 31, 1995.

(6) Dimensional Fund Advisors, Inc., a registered investment advisor is deemed to have sole voting power over 203,356 shares and sole dispositive power over 262,796 shares of CU Stock as of December 31, 1995. Persons who are officers of Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust") each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 38,000 additional shares which are owned by the Fund and 21,440 shares which are owned by the Trust. All Securities are owned by advisory clients of Dimensional Fund Advisors, Inc., no one to the knowledge of DFA owns more than 5%. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares.

(7) The listing of individuals as executive officers in this table or elsewhere in this Joint Proxy Statement/Prospectus should not be interpreted as an indication that such individuals are considered to be executive officers of CU Bancorp or CU Bank for any other purposes.

(8) Includes as if currently outstanding 216,296 shares subject to options held by directors and executive officers which are exercisable within 60 days from the CU Record Date.

(9) The address of all listed individuals, with the exception of Dimensional Fund Advisers, Inc. and FBL Investment is c/o CU Bancorp, 16030 Ventura Boulevard, Encino, California 91436. The address of Dimensional Fund Advisers, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The address of FBL Investment Advisory Securities, Inc. is 5400 University Avenue, West Des Moines, IA.


ITEM 13.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

         Some of CU Bancorp's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, CU Bank in the ordinary course of CU Bank's business, and CU Bank expects to have such limited ordinary banking transactions with such persons in the future. CU Bank has adopted a policy that it generally will not make new loans to Directors, with the exception of loans fully secured by cash. In the opinion of the management of CU Bank and except as provided below, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar credit worthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although CU Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with CU Bank's respective lending policies and statutory lending limits, and prior approval of the CU Board is required for these loans.

         There were no loans to directors, executive officers or their immediate family or associates as of December 31, 1995.

OTHER MATERIAL TRANSACTIONS

         Except as set forth below, there are no other existing or proposed material transactions between CU Bancorp and CU Bank and any of CU Bancorp's directors, executive officers, or beneficial owners of five percent or more of CU Stock, or the immediate family or associates of any of the foregoing persons.

         In 1993, prior to his election as a director of CU Bancorp, Kenneth Bernstein entered into an agreement with CU Bank to assist in collection of a large charged off credit. In exchange for Mr. Bernstein's assistance, CU Bank agreed to pay him 50% of amounts recovered on such credit (after deduction of legal fees). Although CU Bank, with Mr. Bernstein's assistance, located the debtor, the debtor subsequently filed bankruptcy and no amounts have been recovered.

REGULATORY AGREEMENTS

         In November 1993, CU Bank was informed by the Office of the Comptroller of the Currency ("OCC"), that the OCC had terminated the formal written agreement (the "Agreement") with the OCC entered into in June 1992, based upon CU Bank's compliance with the provisions of the Agreement.

         In November 1993, the Federal Reserve Bank of San Francisco terminated a Memorandum of Understanding with CU Bancorp, originally entered into In August, 1992. The termination of the MOU was taken in recognition of CU Bancorp's compliance with these requirements.

                                  APPENDIX C

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM 10-K

MARK ONE:

         /x/ ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (Fee required)

              For the fiscal year ended DECEMBER 31, 1995


         / / TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee required)

              For the transition period _____ to _____.

         Commission File No. 0-11160


                             HOME INTERSTATE BANCORP
             (Exact Name of Registrant as Specified in its Charter)

          CALIFORNIA                                    95-3657758
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

2633 CHERRY AVENUE, SIGNAL HILL, CALIFORNIA                   90806
(address of Principal Executive Offices)                    (ZIP Code)

       Registrant's Telephone Number, Including Area Code: (310) 988-9600

        Securities registered pursuant to Section 12(b) of the Act: NONE

                        Securities registered pursuant to

                           Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                       Yes  X                           No
                           ---                             ---

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of the Form 10-K or any amendment to this Form 10-K. / /

     As of JANUARY 26, 1996, the aggregate market value of the voting shares held by non-affiliates (all persons other than executive officers, directors or greater than 10% shareholders) of the Registrant was approximately

                                  $47,023,976.

             An aggregate of 4,212,280 shares of common stock were
                        outstanding at JANUARY 26, 1996.

                       DOCUMENTS INCORPORATED BY REFERENCE

        1996 Proxy Statement                               Part III

================================================================================

                                     PART I

ITEM 1.  BUSINESS

THE COMPANY

     Home Interstate Bancorp (the "Company") is a corporation which was organized under the laws of the State of California on September 17, 1979 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company's principal asset is the capital stock of Home Bank (the "Bank"), which became its wholly-owned subsidiary on November 8, 1982.

     The Company's principal business is to serve as a holding company for the Bank and its principal source of income is derived from dividends paid by the Bank. The payment of dividends to the Company by the Bank is subject to restrictions that could limit the Company's payment of dividends to its shareholders. As of December 31, 1995, the Company had total consolidated assets of approximately $424,000,000, total consolidated net loans and leases of approximately $208,000,000 and total consolidated deposits of approximately $369,000,000.

THE BANK

     The Bank is a corporation which was organized under the laws of the State of California on February 10, 1950. The Bank was licensed by the California State Banking Department and commenced operations as a state-chartered bank on October 28, 1950. The Bank is a member of the Federal Reserve System. The deposits of each of the Bank's clients are insured up to the maximum extent permitted by law. The Bank provides a wide range of banking services to individuals and business concerns located in and around its primary service areas. Those services include personal and business checking accounts, NOW and savings accounts and time certificates of deposit. The Bank offers a variety of special banking and financial services to its customers, which include collection accounting, telephone transfers between accounts, travelers' checks, money orders, safe deposit boxes, discount stock brokerage and notary services. The Bank acts as a merchant depository for cardholder drafts. The Bank also has walk-up, drive-through and ATM facilities with extended hours for customers' convenience.

     The Bank's primary service areas are southern Los Angeles County and certain portions of Orange County. The Bank's service areas encompass a diverse economy which includes commercial, retail, manufacturing, agricultural, health care, recreational and governmental sectors. The Bank conducts its business through fifteen full service branches in Los Angeles County and Orange County. Ten of those offices are located in Los Angeles County in the cities of Signal Hill, Redondo Beach, Paramount, Hacienda Heights, Lynwood, Manhattan Beach, Torrance, Lomita and two in San Pedro. The other five offices are located in Orange County in the cities of Los Alamitos, Westminster, Fountain Valley, Brea and Irvine. The Bank's main office is located in Signal Hill, California.

     Most of the Bank's deposits are obtained from small and medium-sized businesses, professionals and individuals. As of December 31, 1995, the Bank had approximately 44,763 deposit accounts, representing 23,331 non-interest bearing (demand) accounts with balances totaling approximately $132,208,000, for an average balance per account of approximately $5,667; 17,407 savings, interest-bearing demand and money market accounts with balances totaling approximately $153,891,000 for an average balance per account of approximately $8,841; and 4,025 time certificate of deposit accounts with balances totaling approximately $82,932,000 for an average balance per account of approximately $20,604.

     The Bank's lending activities are concentrated in four primary areas: commercial loans, real estate construction loans, other real estate loans and installment loans. At December 31, 1995, these four categories accounted for approximately 37%, 8%, 39% and 16%, respectively, of the Bank's loan portfolio. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY -- Financial Condition -- Loans."

     The Bank's commercial loan department provides personalized financial services to the diverse commercial and professional businesses in its primary service areas. However, it does not concentrate on any single industry. The Bank's commercial credit services include accounts receivable financing, equipment financing, working capital and growth loans, SBA loans and letters of credit. Significant emphasis is placed on the borrower's earning history, capitalization, secondary sources of financing repayment (e.g., accounts receivable) and highly liquid collateral (e.g., time deposits or marketable securities).

     The Bank makes real estate construction loans and a variety of other real estate loans. The primary focus of the Bank's real estate construction activity is to provide short-term loans (less than one year) to local individuals and developers for the construction of single family residences and small commercial developments in the Bank's primary service areas. The Bank also provides limited short term real estate financing to individuals and corporations in its primary service areas. The Bank further offers home improvement and real estate equity loans to individuals in its primary service areas. Also, the Bank's installment and consumer loans include automobile, home improvement, home equity loans and other secured and unsecured lines of credit.

     Although the Bank does not directly offer trust or international banking services, such services are offered by the Bank indirectly through correspondent institutions.

     Neither the Company nor the Bank holds any patents, licenses (other than licenses obtained by the Bank from bank regulatory authorities), franchises or concessions.

RECENT EVENTS

         On January 10, 1996, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") by and among the Company, the Bank, CU Bancorp ("CU") and California United Bank, National Association ("CUB"), a wholly-owned subsidiary of CU pursuant to which the Company will merge (the "Merger") with and into CU. Under the terms of the Agreement, shareholders of the Company will receive 1.409 shares of CU common stock for each share of the Company's common stock. It is anticipated that the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code and will be accounted for as a pooling of interests. The exchange of stock is expected to result in the Company's shareholders owning approximately 52% of the combined company, and CU shareholders owning approximately 48%.

         The combined company will be under the management of the current CU Chairman and Chief Executive Officer, Stephen G. Carpenter, as Chairman and Chief Executive Officer, the Company's President and Chief Executive Officer, James P. Staes, as Vice Chairman, and current CU President, David I. Rainer, as President. It is anticipated that the Board of Directors of the combined company will be comprised of five of the current directors from each of the Company and CU. At December 31, 1995, CU had total assets of $325,309,000 and total shareholders' equity of $33,006,000.

COMPETITION

         The banking and financial services business in California generally, and in the Bank's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. The Bank competes for loans and deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Bank. In order to compete with the other financial services providers, the Bank principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs. In those instances where the Bank is unable to accommodate a customer's needs, the Bank will arrange for those services to be provided by its correspondents.

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

         Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by the Bank on its deposits and its other borrowings and the interest rate received by the Bank on loans extended to its customers and securities held in the Bank's portfolio comprise the major portion of the Company's earnings. These rates are highly sensitive to many factors that are beyond the control of the Bank. Accordingly, the earnings and growth of the Company are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

         The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

         From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory and other professional agencies. For example, legislation was recently introduced in Congress that would merge the deposit insurance funds applicable to commercial banks and savings associations and impose a one-time assessment on savings associations to recapitalize the deposit insurance fund applicable to savings associations. In addition, legislation has been proposed that would repeal the current statutory restrictions on affiliations between commercial banks and securities firms. Under the proposed legislation, bank holding companies would be allowed to control both a commercial bank and a securities affiliate, which could engage in the full range of investment banking activities, including corporate underwriting. The likelihood of any major legislative changes and the impact such changes might have on the Company are impossible to predict. See "ITEM 1. BUSINESS - Supervision and Regulation."

SUPERVISION AND REGULATION

         Bank holding companies and banks are extensively regulated under both federal and state law. Set forth below is a summary description of certain laws which relate to the regulation of the Company and the Bank. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

THE COMPANY

         The Company, as a registered bank holding company, is subject to regulation under the BHCA. The Company is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may conduct examinations of the Company and its subsidiaries.

         The Federal Reserve Board may require that the Company terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, the Company must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming its equity securities.

         Under the BHCA and regulations adopted by the Federal Reserve Board, a bank holding company and its nonbanking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, the Company is required by the Federal Reserve Board to maintain certain levels of capital. See "ITEM 1. BUSINESS -- Supervision and Regulation - Capital Standards."

         The Company is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of the Company and another bank holding company.

         The Company is prohibited by the BHCA, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries. However, the Company, subject to the prior approval of the Federal Reserve Board, may engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making any such determination, the Federal Reserve Board is required to consider whether the performance of such activities by the Company or an affiliate can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

         Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both. This doctrine has become known as the "source of strength" doctrine. Although the United States Court of Appeals for the Fifth Circuit found the Federal Reserve Board's source of strength doctrine invalid in 1990, stating that the Federal Reserve Board had no authority to assert the doctrine under the BHCA, the decision, which is not binding on federal courts outside the Fifth Circuit, was recently reversed by the United States Supreme Court on procedural grounds. The validity of the source of strength doctrine is likely to continue to be the subject of litigation until definitively resolved by the courts or by Congress.

         The Company is also a bank holding company within the meaning of
Section 3700 of the California Financial Code. As such, the Company and its subsidiary are subject to examination by, and may be required to file reports with, the California State Banking Department.

         Finally, the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, including but not limited to, filing annual, quarterly and other current reports with the Securities and Exchange Commission.

THE BANK

         The Bank, as a California state chartered bank and a member of the Federal Reserve System, is subject to primary supervision, periodic examination and regulation by the California Superintendent of Banks ("Superintendent") and the Federal Reserve Board. If, as a result of an examination of a bank, the Federal Reserve Board should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the bank's operations are unsatisfactory or that the bank or its management is violating or has violated any law or regulation, various remedies are available to the Federal Reserve Board. Such remedies include the power to enjoin "unsafe or unsound" practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the bank, to assess civil money penalties, to remove officers and directors and ultimately to terminate a bank's deposit insurance, which for a California state-chartered bank would result in a revocation of the bank's charter. The Superintendent has many of the same remedial powers.

         The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") in the manner and to the extent provided by law. For this protection, the Bank pays a semiannual statutory assessment. See "ITEM 1. BUSINESS - Supervision and Regulation - Premiums for Deposit Insurance." Because the Bank's deposits are insured by the FDIC, the Bank is also subject to certain FDIC rules and regulations.

         Various requirements and restrictions under the laws of the State of California and the United States affect the operations of the Bank. State and federal statutes and regulations relate to many aspects of the Bank's operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices and capital requirements. Further, the Bank is required to maintain certain levels of capital. See "ITEM 1. BUSINESS - Supervision and Regulation - Capital Standards."

RESTRICTIONS ON DIVIDENDS BY THE COMPANY AND TRANSFERS OF FUNDS TO THE COMPANY BY THE BANK

         The Company is a legal entity separate and distinct from the Bank. The Company's ability to pay cash dividends is limited by state law.

         There are statutory and regulatory limitations on the amount of dividends which may be paid to the Company by the Bank. California law restricts the amount available for cash dividends by state-chartered banks to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Notwithstanding this restriction, a bank may, with the prior approval of the Superintendent, pay a cash dividend in an amount not exceeding the greater of the retained earnings of the Bank, the net income for such bank's last preceding fiscal year, and the net income of the bank for its current fiscal year.

         As a Federal Reserve Board member bank, there are separate limitations imposed under applicable Federal Reserve Board regulations with respect to the Bank's ability to pay dividends to the Company. In particular, the prior approval of the Federal Reserve Board is required if the total of all dividends declared by a Federal Reserve Board member bank in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits (as defined) for the preceding two years, less any transfers to surplus or to a fund for the retirement of preferred stock. Such authority may be delegated to the local Federal Reserve Bank under certain circumstances.

         The Federal Reserve Board also has the authority to prohibit the Bank from engaging in activities that, in the Federal Reserve Board's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the Federal Reserve Board could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the Federal Reserve Board has established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under its jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which the Bank or the Company may pay. The Superintendent may impose similar limitations on the conduct of California-chartered banks. See "ITEM 1. BUSINESS
- - Supervision and Regulation - Prompt Corrective Regulatory Action and Other Enforcement Mechanisms" and - "Capital Standards" for a discussion of these additional restrictions on capital distributions.

         The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, the Company or other affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of the Company or other affiliates. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by the Bank to or in the Company or to or in any other affiliate is limited to 10% of the Bank's capital and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20% of the Bank's capital and surplus (as defined by federal regulations). California law also imposes certain restrictions with respect to transactions involving the Company and other controlling persons of the Bank. Additional restrictions on transactions with affiliates may be imposed on the Bank under the prompt corrective action provisions of federal law. See "ITEM 1. BUSINESS -- Supervision and Regulation - Prompt Corrective Regulatory Action and Other Enforcement Mechanisms."

CAPITAL STANDARDS

         The Federal Reserve Board has adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

         A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which includes off balance sheet items, against both total qualifying capital (the sum of tier 1 capital and limited amounts of tier 2 capital) and tier 1 capital. Tier 1 capital consists primarily of common stock, retained earnings, noncumulative perpetual preferred stock (cumulative perpetual preferred stock for bank holding companies) and minority interests in certain subsidiaries, less most intangible assets. Tier 2 capital may consist of a limited amount of the allowance for possible loan and lease losses, cumulative preferred stock, long term preferred stock, eligible term subordinated debt and certain other instruments with some characteristics of equity. The inclusion of elements of tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of tier 1 capital to risk-adjusted assets of 4%.

         In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of tier 1 capital to total assets is 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum, or 4% to 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

         In August 1995, the federal banking agencies adopted final regulations specifying that the agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates. The final regulations, however, do not include a measurement framework for assessing the level of a bank's exposure to interest rate risk, which is the subject of a proposed policy statement issued by the federal banking agencies concurrently with the final regulations. The proposal would measure interest rate risk in relation to the effect of a 200 basis point change in market interest rates on the economic value of a bank. Banks with high levels of measured exposure or weak management systems generally will be required to hold additional capital for interest rate risk. The specific amount of capital that may be needed would be determined on a case-by-case basis by the examiner and the appropriate federal banking agency. Because this proposal has only recently been issued, the Bank currently is unable to predict the impact of the proposal on the Bank if the policy statement is adopted as proposed.

         In January 1995, the federal banking agencies issued a final rule relating to capital standards and the risks arising from the concentration of credit and nontraditional activities. Institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities and who fail to adequately manage these risks, will be required to set aside capital in excess of the regulatory minimums. The federal banking agencies have not imposed any quantitative assessment for determining when these risks are significant, but have identified these issues as important factors they will review in assessing an individual bank's capital adequacy.

         In December 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by such policy statement is the sum of (a) assets classified loss; (b) 50 percent of assets classified doubtful; (c) 15 percent of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming 12 months.

         Future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends.

         The following table presents the amounts of regulatory capital and the capital ratios for the Bank, compared to its minimum regulatory capital requirements, as of December 31, 1995.

                                                      December 31, 1995
                                                      -----------------
                                                                           Minimum
                                                     Actual                Capital
                                                     ------
(In thousands)                               Amount          Ratio       Requirement
                                             ------          -----       -----------
Leverage ratio .....................         $44,793         10.69%           4.0%
                                             -------         -----
Tier 1 risk-based ratio ............         $44,793         16.42%           4.0%
                                             -------         -----
Total risk-based ratio .............         $47,906         17.56%           8.0%
                                             -------         -----

PROMPT CORRECTIVE ACTION AND OTHER ENFORCEMENT MECHANISMS

        Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law required each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

        In September 1992, the federal banking agencies issued uniform final regulations implementing the prompt corrective action provisions of federal law. An insured depository institution generally will be classified in the following categories based on capital measures indicated below:

        "Well capitalized"                             "Adequately capitalized"
        Total risk-based capital of 10%;               Total risk-based capital of 8%;
        Tier 1 risk-based capital of 6%; and           Tier 1 risk-based capital of 4%; and
        Leverage ratio of 5%.                          Leverage ratio of 4% (3% if the institution receives
                                                       the highest rating from its primary regulator)

        "Undercapitalized"                             "Significantly undercapitalized"
        Total risk-based capital less than 8%;         Total risk-based capital less than 6%;
        Tier 1 risk-based capital less than 4%; or     Tier 1 risk-based capital less than 3%; or
        Leverage ratio less than 4% (3% if the         Leverage ratio less than 3%.
        institution receives the highest rating
        from its primary regulator)

        "Critically undercapitalized"
        Tangible equity to total assets less than 2%.

        An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratio actually warrants such treatment.

        The law prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency, subject to asset growth restrictions and required to obtain prior regulatory approval for acquisitions, branching and engaging in new lines of business. Any undercapitalized depository institution must submit an acceptable capital restoration plan to the appropriate federal banking agency 45 days after becoming undercapitalized. The appropriate federal banking agency cannot accept a capital plan unless, among other things, it determines that the plan (i) specifies the steps the institution will take to become adequately capitalized,
(ii) is based on realistic assumptions and (iii) is likely to succeed in restoring the depository institution's capital.

        In addition, each company controlling an undercapitalized depository institution must guarantee that the institution will comply with the capital plan until the depository institution has been adequately capitalized on an average basis during each of four consecutive calendar quarters and must otherwise provide adequate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time the institution became undercapitalized or (b) the amount which is necessary to bring the institution into compliance with all capital standards applicable to such institution as of the time the institution fails to comply with its capital restoration plan. Finally, the appropriate federal banking agency may impose any of the additional restrictions or sanctions that it may impose on significantly undercapitalized institutions if it determines that such action will further the purpose of the prompt correction action provisions.

        An insured depository institution that is significantly undercapitalized, or is undercapitalized and fails to submit, or in a material respect to implement, an acceptable capital restoration plan, is subject to additional restrictions and sanctions. These include, among other things: (i) a forced sale of voting shares to raise capital or, if grounds exist for appointment of a receiver or conservator, a forced merger; (ii) restrictions on transactions with affiliates; (iii) further limitations on interest rates paid on deposits; (iv) further restrictions on growth or required shrinkage; (v) modification or termination of specified activities; (vi) replacement of directors or senior executive officers; (vii) prohibitions on the receipt of deposits from correspondent institutions; (viii) restrictions on capital distributions by the holding companies of such institutions; (ix) required divestiture of subsidiaries by the institution; or (x) other restrictions as determined by the appropriate federal banking agency.

        Although the appropriate federal banking agency has discretion to determine which of the foregoing restrictions or sanctions it will seek to impose, it is required to force a sale of voting shares or merger, impose restrictions on affiliate transactions and impose restrictions on rates paid on deposits unless it determines that such actions would not further the purpose of the prompt corrective action provisions. In addition, without the prior written approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to its senior executive officers or provide compensation to any of them at a rate that exceeds such officer's average rate of base compensation during the 12 calendar months preceding the month in which the institution became undercapitalized.

        Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. For example, a critically undercapitalized institution generally would be prohibited from engaging in any material transaction other than in the ordinary course of business without prior regulatory approval and could not, with certain exceptions, make any payment of principal or interest on its subordinated debt beginning 60 days after becoming critically undercapitalized. Most importantly, however, except under limited circumstances, the appropriate federal banking agency, not later than 90 days after an insured depository institution becomes critically undercapitalized, is required to appoint a conservator or receiver for the institution. The board of directors of an insured depository institution would not be liable to the institution's shareholders or creditors for consenting in good faith to the appointment of a receiver or conservator or to an acquisition or merger as required by the regulator.

        In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease and desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

SAFETY AND SOUNDNESS STANDARDS

        In July 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by Federal Deposit Insurance Corporation Improvement Act ("FDICIA"). The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

        In December 1992, the federal banking agencies issued final regulations prescribing uniform guidelines for real estate lending. The regulations, which became effective on March 19, 1993, require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

        Appraisals for "real estate related financial transactions" must be conducted by either state certified or state licensed appraisers for transactions in excess of certain amounts. State certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally related transactions" must now comply with the agencies' appraisal standards. Federally related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing or refinancing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage-backed securities.

PREMIUMS FOR DEPOSIT INSURANCE

        Federal law has established several mechanisms to increase funds to protect deposits insured by the Bank Insurance Fund ("BIF") administered by the FDIC. The FDIC is authorized to borrow up to $30 billion from the United States Treasury; up to 90% of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. The result of these provisions is that the assessment rate on deposits of BIF members could increase in the future. The FDIC also has authority to impose special assessments against insured deposits.

        The FDIC implemented a final risk-based assessment system, as required by FDICIA, effective January 1, 1994, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of any such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," 1.25%, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were .023% of deposits. On August 8, 1995, the FDIC announced that the designated reserve ratio had been achieved and, accordingly, issued final regulations adopting an assessment rate schedule for BIF members of 4 to 31 basis points effective on June 1, 1995. On November 14, 1995, the FDIC further reduced deposit insurance premiums to a range of 0 to 27 basis points effective for the semi-annual period beginning January 1, 1996.

        Under the risk-based assessment system, a BIF member institution such as the Bank is categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three categories based on supervisory evaluations by its primary federal regulator (in the Bank's case, the FDIC). The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C). The capital ratios used by the FDIC to define well-capitalized, adequately capitalized and undercapitalized are the same in the FDIC's prompt corrective action regulations. The BIF assessment rates are summarized below; assessment figures are expressed in terms of cents per $100 in deposits.

            Assessment Rates Effective Through the First Half of 1995

                                           Group A     Group B      Group C
        Well Capitalized ...........          23          26          29
        Adequately Capitalized .....          26          29          30
        Undercapitalized ...........          29          30          31

           Assessment Rates Effective through the Second Half of 1995

                                           Group A     Group B     Group C
        Well Capitalized ...........           4           7          21
        Adequately Capitalized .....           7          14          28
        Undercapitalized ...........          14          28          31

                   Assessment Rates Effective January 1, 1996

                                          Group A       Group B     Group C
        Well Capitalized ..........           0*           3          17
        Adequately Capitalized ....           3           10          24
        Undercapitalized ..........          10           24          27


        *Subject to a statutory minimum assessment of $1,000 per semi-annual period (which also applies to all other assessment risk classifications).

        A number of proposals have recently been introduced in Congress to address the disparity in bank and thrift deposit insurance premiums. On September 19, 1995, legislation was approved by the House Banking Committee that would, among other things: (i) impose a requirement on all Savings Association Insurance Fund ("SAIF") member institutions to fully recapitalize the SAIF by paying a one-time special assessment of approximately 85 basis points on all assessable deposits as of March 31, 1995, which assessment would be due as of January 1, 1996, (ii) spread the responsibility for Financing Corporation ("FICO") interest payments across all FDIC-insured institutions on a pro-rata basis, subject to certain exceptions, (iii) require that deposit insurance premium assessment rates applicable to SAIF member institutions be no less than deposit insurance premium assessment rates applicable to BIF member institutions, (iv) provide for a merger of the BIF and the SAIF as of January 1, 1998, (v) require savings associations to convert to state or national bank charters by January 1, 1998, (vi) require savings associations to divest any activities not permissible for commercial banks within five years, (vii) eliminate the bad-debt reserve deduction for savings associations, although savings associations would not be required to recapture into income their accumulated bad-debt reserves, (viii) provide for the conversion of savings and loan holding companies into bank holding companies as of January 1, 1998, although unitary savings and loan holding companies authorized to engage in activities as of September 13, 1995 would have such authority grandfathered (subject to certain limitations) and (ix) abolish the Office of Thrift Supervision ("OTS") and transfer the OTS's regulatory authority to the other federal banking agencies. The legislation would also provide that any savings association that would become undercapitalized under the prompt corrective action regulations as a result of the special deposit premium assessment could be exempted from payment of the assessment, provided that the institution would continue to be subject to the payment of semiannual assessments under the current rate schedule following the recapitalization of the SAIF.

        On September 20, 1995, similar legislation was introduced in the Senate. The Senate proposal would similarly impose a one-time special assessment on savings associations in order to recapitalize the SAIF, and includes provisions similar to certain others contained in the House legislation. Unlike the House legislation, however, the Senate bill does not include a comprehensive approach for merging the savings association and commercial bank charters. The Senate bill remains pending before the Senate Banking Committee.

        The future of both of these bills is linked with that of pending budget reconciliation legislation since some of the major features of the bills are included in the Seven-Year Balanced Budget Reconciliation Act (the "Reconciliation Act"). The Reconciliation Act, which was passed by both the House and Senate on November 17, 1995 and vetoed by the President on December 6, 1995, would: (i) recapitalize the SAIF through a special assessment of between 70 and 80 basis points on deposits held by SAIF member institutions as of March 31, 1995; (ii) provide an exemption from this requirement for certain weaker institutions and a 20% reduction in the SAIF-assessable deposits of so-called "Oakar banks"; (iii) expand the assessment base for FICO payments to include all FDIC-insured institutions; (iv) merge the BIF and SAIF on January 1, 1998, but only if no insured depository institution is a savings association on that date;
(v) establish a special reserve for the SAIF on January 1, 1998; and (vi) prohibit the FDIC from setting semiannual assessments in excess of the amount needed to maintain the reserve ratio of any fund at the designated reserve ratio. The Reconciliation Act does not include a provision to merge the charters of savings associations and commercial banks.

        In light of the different proposals currently under consideration and the uncertainty of the legislative process generally, management cannot predict whether the proposed legislation will be passed or in what form. Accordingly, the effect of any such legislation on the Bank cannot be determined.

INTERSTATE BANKING AND BRANCHING

        In September 1994, the Riegel-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") became law. Under the Interstate Act, beginning one year after the date of enactment, a bank holding company that is adequately capitalized and managed may obtain approval under the BHCA to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five year existence requirement.

        The Interstate Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. The Interstate Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

        In October 1995, California adopted "opt in" legislation under the Interstate Act that permits out-of-state banks to acquire California banks that satisfy a five-year minimum age requirement (subject to exceptions for supervisory transactions) by means of merger or purchases of assets, although entry through acquisition of individual branches of California institutions and de novo branching into California are not permitted. The Interstate Act and the California branching statute will likely increase competition from out-of-state banks in the markets in which the Company operates, although it is difficult to assess the impact that such increased competition may have on the Company's operations.

COMMUNITY REINVESTMENT ACT AND FAIR LENDING DEVELOPMENTS

        The Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods. In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities. The Federal Reserve Board has rated the Bank "satisfactory" in complying with its CRA obligations.

        In May 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. In March 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact.

ACCOUNTING CHANGES

        In October 1994, the FASB issued SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." This statement addresses additional disclosure requirements for derivatives and other complex financial instruments. The Company adopted SFAS No. 119 on December 31, 1994. The disclosure required by SFAS No. 119 at December 31, 1995 is presented in Note 3 to the Company's Consolidated Financial Statements. SEE "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA."

COMPLIANCE WITH ENVIRONMENTAL REGULATION

    Management of the Company and its subsidiary is unaware of any material effect upon the Company's and the Bank's capital expenditures, earnings or competitive position as a result of compliance with Federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. Based on current Federal, state and local environmental laws and regulations, the Company does not intend to make any material capital expenditures for environmental control facilities for either the remainder of its current fiscal year or its succeeding fiscal year.

EMPLOYEES

    As of December 31, 1995, the Company and its wholly-owned subsidiary had a total of 198 full-time employees and 58 part-time/flex employees. The management of the Company believes that its employee relations are satisfactory.

ITEM 2. PROPERTIES

    The Bank owns both the land and the buildings at its office facilities at the following locations:

LOCATION                               USE OF FACILITIES                   SQUARE FEET OF OFFICE SPACE
- --------                               -----------------                   ---------------------------
Redondo Beach                          Branch Office                                        7,774
    1217 North Catalina Avenue
    Redondo Beach, California

Paramount                              Branch Office                                        9,706
    15943 Paramount Boulevard
    Paramount, California

Paramount                              Warehouse                                           12,353
    15625 Lakewood Boulevard
    Paramount, California

Hacienda Heights                       Branch Office                                        7,623
    2040 South Hacienda Boulevard
    Hacienda Heights, California

Fountain Valley                        Branch Office                                        6,978
    17010 Magnolia Avenue
    Fountain Valley, California

Lynwood                                Branch Office                                        8,134
    3645 Imperial Highway
    Lynwood, California

Signal Hill                            Branch Office/Administration                        36,369
    2633 Cherry Avenue
    Signal Hill, California

Los Alamitos                           Branch Office                                        7,915
    10942 Pine Street
    Los Alamitos, California

Torrance                               Branch Office                                        6,112
    2860 W. Sepulveda Boulevard
    Torrance, California

Lomita                                 Branch Office                                        2,160
    2270 Pacific Coast Highway
    Lomita, California

San Pedro                              Branch Office                                        7,318
    740 S. Gaffey Street
    San Pedro, California

    The Bank owns in fee the buildings and leases the land at its office facilities at the following locations:

                                                                                     MONTHLY RENT OF
                                                                SQUARE FEET           GROUND LEASE              TERM OF
LOCATION                            USE OF FACILITIES         OF OFFICE SPACE        AS OF 12/31/95          GROUND LEASE
- --------                            -----------------         ---------------        --------------          ------------
Brea                                Branch Office                 6,483                $ 1,556           2/9/76 to 2/9/2001
   1643 East Imperial Highway                                                                            with two ten year
   Brea, California                                                                                      options

Manhattan Beach                     Branch Office                 6,050                $ 6,541           5/1/80 to 4/30/2000
   3300 North Sepulveda Boulevard                                                                        with two ten year
   Manhattan Beach, California                                                                           options

Westminster                         Branch Office                 8,094                $ 1,902           1/1/74 to 12/31/2011
   535 Westminster Mall                                                                                  with two ten year
   Westminster, California                                                                               options

         The Bank leases its office facilities at the following locations:

                                                                                    MONTHLY RENT OF
                                                                SQUARE FEET           GROUND LEASE             TERM OF
LOCATION                            USE OF FACILITIES         OF OFFICE SPACE        AS OF 12/31/95             LEASE
- --------                            -----------------         ---------------        --------------             -----
Irvine                              Branch Office                  6,278                $14,031          11/1/80 to 11/1/2009
   4180 Barranca Parkway
   Irvine, California

North San Pedro                     Branch Office                  4,000               $  7,970          7/15/94 to 2/12/99
   1090 N. Western Ave                                                                                   with three five year
   San Pedro, California                                                                                 options

         The Company does not directly own or lease any property. Its administrative offices are located at the Bank's headquarters in Signal Hill.

    ITEM 3. LEGAL PROCEEDINGS

         In the normal course of doing business, the Company and the Bank occasionally becomes a party to litigation. Currently, there are two cases pending against the Bank which relate to certain depository accounts that were opened for varying periods from twenty-nine days to four months. In the opinion of management, and the Bank's legal counsel, the disposition of all pending litigation involving the Company and the Bank will have no adverse material effect upon its financial condition and results of operations.

    ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None.

                                     PART II

ITEM 5. MARKET FOR COMPANY'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

     The Company's Common Stock is traded in the over-the-counter market, but is not included for quotation on the National Association of Securities Dealers Automated Quotation System, nor is it listed on any exchange. Trading in the Company's Common Stock has been infrequent, and such trades cannot be characterized as constituting an active trading market. Management is aware of six securities dealers which make a market for the Company's Common Stock: (1) Burford Capital/GBS, La Crescenta, California; (2) Crowell Weedon & Co., Los Angeles, California; (3) Dean Witter Reynolds, Inc., Long Beach, California;
(4) Hoefer & Arnett, Inc., San Francisco, California; (5) Ryan, Beck & Co., West Orange, New Jersey; and (6) Smith Barney, Harris Upham & Co., Inc., Los Angeles, California.

     The information set forth in the table below summarizes high and low bid prices as reported by Crowell Weedon & Co., a market maker for the Company's Common Stock and the volume of trading as reported by Bloomberg, for the periods indicated. The prices below do not include retail markups, mark-downs or commissions and may not necessarily have represented actual transactions. Additionally, there may have been transactions at prices other than those shown during that time.

                                     HIGH             LOW        TRADING VOLUME
                                  ----------       ---------    ----------------
         1995
            First Quarter            9.625           9.625           27,720
            Second Quarter            9.75           9.625           83,265
            Third  Quarter           12.00            9.75          165,690
            Fourth Quarter           12.25           11.25           32,175

         1994
            First Quarter            10.25            9.50           70,311
            Second Quarter           10.25            9.50           70,000
            Third  Quarter           10.50           9.875           82,700
            Fourth Quarter           10.75           9.625           66,600


     On December 31, 1995, there were approximately 1,067 shareholders of record of the Company's Common Stock.

DIVIDENDS

     During 1995 the Company declared cash dividends in the aggregate of $1,654,754 or $.41 per share and paid cash dividends in the aggregate of $1,298,778 or $.325 per share. In January 1996, the Company paid cash dividends in the aggregate of $358,008 or $.085 per share. During 1994 the Company paid cash dividends of $1,141,305 or $.30 per share. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Capital Resources." All per share amounts disclosed in this Annual Report, except cash dividends per share, are adjusted to give effect to five percent stock dividends declared in the fourth quarters of 1995, 1994 and 1991.

     As a bank holding company without significant assets other than its equity interest in the Bank, the Company's ability to pay dividends primarily depends upon the dividends it receives from the Bank which, in turn, are subject to certain limitations. The Company's ability to pay dividends is also limited by state corporation law. See "ITEM 1. BUSINESS-- Supervision and Regulation -- Restrictions on Dividends by the Company and Transfers of Funds to the Company by the Bank."

ITEM 6.       SELECTED CONSOLIDATED FINANCIAL DATA.

     The following table sets forth certain selected consolidated financial data for the Company as of and for each of the years in the five-year period ended December 31, 1995. This table is qualified in its entirety by the detailed information and financial statements presented elsewhere herein and should be read in conjunction with the Company's Consolidated Financial Statements and Notes related thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations contained herein (dollars in thousands, except per share data).

                                                      1995              1994             1993             1992             1991
                                                 ------------       -----------       ----------      -----------      -----------
SUMMARY STATEMENT OF INCOME DATA
   Interest income                                $    31,651       $    28,983       $   27,118       $   31,851       $   38,895
   Interest expense                                     7,155             6,415            6,736           10,054           16,607
                                                   ----------       ----------       ----------        ----------       ----------
   Net interest income before loss provision           24,496            22,568           20,382           21,797           22,288

   Provision for possible loan losses                   2,100               800              750            6,000            2,150
   Non-interest income                                  5,213             4,507            7,758            5,636            5,644
   Non-interest expense                                21,872            21,299           20,341           20,466           25,646
   Net gain (loss) on other real estate owned            (614)             (488)          (1,209)            (337)               0
                                                  -----------       -----------       ----------       ----------       ----------


   Earnings before income taxes                         5,123             4,488            5,840              630              136
   Provision (benefit) for income taxes                 1,359             1,169            2,215              188             (879)
                                                  -----------       -----------       ----------       ----------       ----------
     Net income                                   $     3,764       $     3,319       $    3,625       $      442       $    1,015
                                                  ===========       ===========       ==========       ==========       ==========

SUMMARY BALANCE SHEET DATA (YEAR END)
   Net loans                                      $   208,110       $   195,831       $  196,471       $  233,290       $  255,757
   Allowance for loan losses                            3,113             2,818            3,573            4,011            3,782
   Investment securities:

     Taxable                                          125,814           166,055          108,501           79,968           55,887
     Non-Taxable                                        7,082             6,881           10,685           17,979           39,055
     Unrealized gains (losses), net                       990            (5,056)           1,935                0                0
   Earning  assets                                    358,719           378,485          333,230          344,647          354,680
   Total assets                                       423,792           439,632          391,300          408,974          422,956
   Interest-bearing deposits                          236,823           256,860          229,725          252,108          273,389
   Total deposits                                     369,031           392,269          335,800          361,907          375,123
   Shareholders' equity (6)                            51,416            45,654           47,411           43,649           45,156

PER SHARE DATA
Net Income (1)                                    $       .90       $       .80       $      .87       $      .10       $      .24
Book value (1)(2)                                       12.28             10.93            11.35            10.35            10.59
Cash dividends declared                                   .41               .30             .225              .30              .60
Weighted average shares outstanding (1)             4,177,865         4,175,207        4,175,084        4,214,630        4,272,609

SELECTED FINANCIAL RATIOS
   Return on average shareholders' equity                7.78%             7.14%            8.04%            1.01%            2.21%
   Return on average assets                               .89%              .77%             .90%             .11%             .23%
   Net interest spread (3)                               5.76%             5.37%            5.20%            5.17%            4.31%
   Net interest yield (4)                                6.76%             6.18%            5.98%            6.13%            5.80%
   Nonaccrual loans to total loans                       1.53%             3.32%            2.05%            1.29%             .73%
   Nonperforming assets (5) to average
     total assets                                        1.94%             2.26%            2.00%            2.84%            3.09%
   Net charge-offs to average loans                       .87%              .78%             .55%            2.32%             .46%
   Tier 1 Capital to risk weighted assets               16.96%            16.25%           16.07%           13.28%           12.32%
   Total capital to risk weighted assets                18.09%            17.30%           17.32%           14.53%           13.51%
   Leverage ratio (Tier 1 Capital to
     total average assets)                              11.05%            10.17%           10.38%            9.21%            8.94%
   Average total shareholders' equity to
     average total assets                               11.38%            10.82%           11.23%           10.49%           10.46%
   Total interest expense to gross
     interest income                                    22.61%            22.13%           24.84%           31.57%           42.70%
   Loans to deposits at period end                      56.39%            49.92%           58.51%           64.46%           68.18%
   Cash dividends declared to net income                43.97%            34.38%           23.50%          258.22%          221.52%


- --------------------------
(footnotes on the following page)

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following analysis of the Company's consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements of the Company and the notes related thereto presented elsewhere in this Annual Report.

FINANCIAL CONDITION

GENERAL

     The Company's consolidated assets were approximately $423,792,000 at December 31, 1995, a decrease of 3.60% or $15,840,000 from December 31, 1994, which had consolidated assets of approximately $439,632,000. Cash and cash equivalents increased 8.98% or $4,401,000, of which federal funds sold increased $7,800,000 and cash and due from banks decreased $3,399,000. Securities held to maturity at December 31, 1995, totaled $13,131,000, as compared to $-0- at December 31, 1994. Securities available for sale, net of unrealized gains (losses) decreased 28.07% or $47,125,000 and net loans increased 6.27% or $12,279,000 when comparing December 31, 1995 to December 31, 1994. Deposits decreased 5.92% or $23,238,000 when comparing the same periods. The reduction in securities available for sale reflects the sale of such securities to fund the contraction in deposits, primarily in the area of savings and interest bearing demand deposits as deposit customers sought alternatives for higher yields on their investment dollars. Securities available for sale were also utilized to expand the loan portfolio and to replenish overnight federal funds that had experienced a drop earlier in the year as a result of the contraction in deposits. Management utilizes overnight federal funds as a vehicle that allows immediate funding for loan commitments and potentially large deposit withdrawals while earning interest income. Real estate owned at December 31, 1995 increased 126.11% or $2,743,000 compared to December 31, 1994. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Nonperforming Loans and Real Estate Owned." The allowance for possible loan losses at December 31, 1995 increased 10.47% or $295,000 compared to December 31, 1994. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Allowance for Possible Loan Losses." At December 31, 1994, assets increased 12.35% or $48,332,000 from December 31, 1993, which had total assets of $391,300,000. The increase in total assets for the year ended December 31, 1994 compared to December 31, 1993, was primarily in securities available for sale which increased 38.61%, loans decreased 0.70% and deposits increased 16.82%. As the demand for loans remained low in 1994, the cash flow from the increase in deposits was used to purchase securities. The significant increase in deposits was a result of two purchase and assumption agreements with the FDIC in 1994. See "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA --
Note 15 Purchase and Assumption of Certain Assets and Liabilities."

- ----------------------------
(footnotes from the previous page)

(1) Net income per share and book value per share were restated to reflect the effect of a 5% stock dividend issued in 1995, 1994 and 1991.

(2) Represents common shareholders' equity divided by the number of shares outstanding at period end without giving effect to the possible dilutive effect of the exercise of outstanding stock options which is deemed by management to be immaterial.

(3) Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities. The net interest spread is not computed on a tax equivalent basis.

(4) Represents net interest income as a percentage of average interest-earning assets. The net interest yield is not computed on a tax equivalent basis.

(5) Nonperforming assets consist of non-accrual loans, loans past due 90 days or more, restructured loans, non-accrual securities and real estate owned.

(6)  Shareholders' equity includes $580,000, $(2,956,000) and $989,000 of unrealized gains (losses), net of deferred taxes at December 31, 1995, 1994 and 1993, respectively.

     Shareholders' equity was $51,416,000 at December 31, 1995, which reflects an increase of 12.62% or $5,762,000 from December 31, 1994. This increase includes a change of $3,536,000 in net unrealized gains on securities available for sale, net of deferred taxes. Shareholders' equity was $45,654,000 at December 31, 1994, which reflects a decrease of 3.71% or $1,757,000 from December 31, 1993. This decrease includes a change of $3,945,000 in net unrealized losses on securities available for sale, net of deferred taxes. The Company's regulatory capital to assets ratios at December 31, 1995 continued to remain at levels well above regulatory requirements. The Company's capital to asset ratios at December 31, 1995 and December 31, 1994, were 16.96% and 16.25% for tier 1 capital to risk weighted assets, 18.09% and 17.30% for total capital to risk weighted assets and 11.05% and 10.17% for the leverage ratio (tier 1 capital to total average assets), respectively.

MERGERS AND ACQUISITIONS

     On January 10, 1996, the Company entered into a definitive agreement to merge with and into CU Bancorp, a California corporation and parent of California United Bank, National Association. Under the terms of the definitive agreement, shareholders of the Company will receive 1.409 shares of CU Bancorp stock for each share of the Company's stock. The definitive agreement is subject to shareholder and regulatory approval and is expected to be completed by the end of the second quarter 1996. At December 31, 1995 CU Bancorp had total assets of $325,309,000 and total shareholders' equity of $33,006,000.

     In October 1995, the Bank entered into a deposit purchase agreement with Southern California Bank to purchase the deposits of their Signal Hill office. Upon regulatory approval the Bank consummated the purchase on February 20, 1996. The deposits purchased in the transaction totaled in aggregate $1,656,000 which reflects less than 1% of total deposits and assets of the Bank.

     In April and July of 1994, the Bank entered into Purchase and Assumption Agreements (P & A Agreements) with the FDIC. See "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA -- Note 15 Purchase and Assumption of Certain Assets and Liabilities." Under the terms of the P & A Agreement for the Mechanics National Bank (MNB) and the FDIC Consortium Agreement effective April 1, 1994, the Bank was named as lead bank. As lead bank, a fee was paid to the Bank and the Bank was allowed to collect certain other administrative fees from the other Consortium Members. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Other Operating Revenue." Two branch operations of MNB were acquired creating a new Paramount office facility into which the Bank then merged its existing Paramount office and the MNB Torrance office was merged into the Bank's existing Torrance office. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Other Operating Expense." The Bank's old Paramount office is currently being used as a warehouse facility and the Bank opted not to keep the Torrance facility of MNB.

     Under the terms of the P & A Agreement for the Bank of San Pedro effective July 15, 1994, the Bank was the sole institution involved. The Bank of San Pedro originally had six branch locations of which the Bank opted to keep two facilities open and merged the other four into other offices depending on their location. Some of the employees of the Bank of San Pedro were hired to staff the two new locations.

LOANS

     Net loans totaled $208,110,000 at December 31, 1995, an increase of 6.27% or $12,279,000 from December 31, 1994, which totaled $195,831,000. This modest increase is primarily in the areas of real estate construction and other real estate loans. Other real estate loans primarily consists of commercial loans secured by first trust deeds on commercial real estate. Due to the easing of interest rates by the Federal Reserve Board in 1995 loan requests shifted into real estate commercial and construction loans. Some commercial customers felt that it was the right time to purchase their own facility or expand into larger facilities. Notwithstanding the purchase of loans under the P & A Agreement for the Bank of San Pedro, net loans decreased 0.33% or $640,000 from December 31, 1994 to December 31, 1993. The decrease from December 31, 1993 to December 31, 1994 reflected a slow demand for loans. Net loans to total assets comprised 49.11%, 44.54% and 50.21% at December 31, 1995, 1994 and 1993, respectively. The ratio of total
average loans to total average deposits was 55.58%, 52.55% and 61.72% for the years ended December 31, 1995, 1994 and 1993, respectively.

     Commercial loans totaled approximately $79,600,000 at December 31, 1995, a decrease of 17.85% or $17,300,000, which totaled approximately $96,900,000 at December 31, 1994. Commercial loans increased 9.99% or $8,800,000 at December 31, 1994 from December 31, 1993, which totaled approximately $88,100,000. Commercial lending is on a non-speculative basis primarily to professionals and companies with sales from less than $1,000,000 to $15,000,000 or more annually. The commercial loan portfolio is diversified with no major concentration in any specific industry. The decrease of commercial loans in 1995, is primarily due to an apparent shifting of loan demand to real estate commercial. Management cannot predict what effect new regulatory issues, Federal Reserve Board's monetary policies or consumer confidence in the economy will have on the loan portfolio.

     Accounts receivable loans, (which are included in commercial loans), totaled approximately $7,100,000 at December 31, 1995, a decrease of 16.47% or $1,400,000 from December 31, 1994, which had accounts receivable loans of approximately $8,500,000. These loans increased 88.89% or $4,000,000 from December 31, 1993, which had accounts receivable loans of approximately $4,500,000. The decrease in 1995 was due to payments on outstanding balances exceeding the advances on available lines. The increase in 1994 was primarily due to the lifting of a self imposed moratorium in the fourth quarter of 1993 which allowed for new accounts receivable lending. Accounts receivable loans are administered by a separate department of professionals who periodically audit and examine each borrower.

     Real estate construction loans totaled approximately $16,900,000 at December 31, 1995, an increase of 69.00% or $6,900,000 from December 31, 1994, which totaled approximately $10,000,000. Real estate construction loans decreased 58.51% or $14,100,000 at December 31,1994 from December 31, 1993, which totaled approximately $24,100,000. The increase in 1995 was due to new construction lending stimulated by lower interest rates. The decrease in 1994 was due primarily to the decline in demand for construction loans reflecting the weak real estate market in Southern California in 1994 and 1993. The Company's real estate construction loans are primarily for single family homes located within its market area. The majority of these homes are designed for first time and middle income buyers. The Company provides interim construction financing for both residential and commercial projects.

     Other real estate loans totaled approximately $83,000,000 at December 31, 1995, an increase of 27.30% or $17,800,000 from December 31, 1994, which totaled approximately $65,200,000. Other real estate loans increased 2.68% or $1,700,000 at December 31, 1994 from December 31, 1993, which had other real estate loans that totaled approximately $63,500,000. This category of loans includes commercial loans secured by first trust deeds on commercial real estate. Such loans totaled approximately $66,000,000 and $43,700,000 or 79.52% and 67.02% of all other real estate loans at December 31, 1995 and 1994, respectively. The increase in 1995 was primarily due to the desire of commercial customers to own their facility or expand into larger facilities. These loans are not intended as permanent financing of real estate, but are secured by commercial real estate with maturity dates normally running from three to seven years with certain exceptions for exceptional borrowers, properties and purposes. At the conclusion of the term of these loans, approximately 50% of them are refinanced for short terms after reevaluating the loan to ensure that it meets the Bank's current lending and pricing standards.

     Another segment of the real estate loan portfolio is home equity lines of credit tied to the prime rate which totaled approximately $8,400,000 or 10.12% of other real estate loans at December 31, 1995. This is a decrease of 6.66% or $600,000 from December 31, 1994, which totaled approximately $9,000,000 or 13.80%. Home equity lines of credit decreased 19.64% or $2,200,000 at December 31, 1994 from December 31, 1993, which had home equity lines of credit that totaled approximately $11,200,000 or 17.64%. The decreases in 1995 and 1994 were due to payoffs from refinances as consumers took advantage of the lower interest rate environment. The interest rates began to rise in March 1994 and then began to drop in 1995, as a direct result of Federal Reserve Board's monetary policy which has influenced the amount of refinancing activity. These lines of credit are to individuals secured by first or second deeds of trust on their primary single family residences. The Bank uses third party appraisers who are either state licensed or certified to appraise such properties. The Bank does not make long term conventional real estate mortgage loans and as such does not offer adjustable rate mortgages.

     The Company is subject generally to the fluctuations in the California residential and commercial real estate market and in particular to the markets in Los Angeles and Orange County. Current general economic conditions and, more specifically, real estate market conditions could have a significant impact on the Company's real estate and construction loan portfolio. A continued decline in real estate values and/or the demand for residential and commercial real estate in California or in the Los Angeles and Orange County areas could have an adverse impact upon the financial condition and results of operations of the Company. The Company has underwriting procedures designed to identify what it believes to be acceptable levels of risk.

     Installment loans totaled approximately $33,600,000 at December 31, 1995, an increase of 24.44% or $6,600,000 from December 31, 1994, which totaled approximately $27,000,000. Installment loans increased 9.31% or $2,300,000 at December 31, 1994 from December 31, 1993, which had installment loans that totaled approximately $24,700,000. Dealer originated automobile loans totaled approximately $21,400,000 at December 31, 1995, an increase of 57.35% or $7,800,000 from December 31, 1994, which had loans of $13,600,000. December 31, 1994 dealer originated automobile loans showed an increase of 24.77% or $2,700,000 from December 31, 1993. The Company attributes the increase of these loans to improved efficiencies of the centralized consumer loan department and increased focus on dealer financing. The Company offers a wide variety of direct new and used automobile financing whose loan terms vary depending upon the length and amount of the loan, the type and value of the automobile and the creditworthiness of the borrower.

     In addition, the Company offers other types of consumer installment loans such as personal loans, fixed rate home equity loans and home improvement loans. These loans are made on a direct simple interest basis and totaled approximately $12,200,000 at December 31, 1995, compared with approximately $13,400,000 at December 31, 1994, a decrease of 8.96% or $1,200,000. At December 31, 1994, these loans decreased 2.19% or $300,000 compared with approximately $13,700,000 at December 31, 1993. These decreases were attributed to the interest rate environment and significant amounts of home mortgage refinancing activities.

     Under regulations governing California state-chartered banks, the Bank may lend up to 15% of its adjusted capital on an unsecured basis and 25% of its adjusted capital on a secured basis to any one borrower; however, the total of such secured and unsecured loans cannot exceed 25% of the Bank's adjusted capital. As of December 31, 1995, the Bank's loan limits under these regulations were $7,935,000 on an unsecured basis and $13,225,000 on a secured basis. As of December 31, 1994, the Bank's loan limits under these regulations were $6,800,000 on an unsecured basis and $11,400,000 on a secured basis.

     In the ordinary course of doing business, the Bank has granted loans to certain officers, directors and their affiliates. These loans were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with other customers. They did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to insiders are submitted to the Loan Committee prior to being presented to the Bank's Board of Directors for their approval. The Bank's Board of Directors has adopted a policy that all director loans must be collateralized to the extent of the amount of credit approved. The outstanding balances of such loans totaled approximately $1,100,000, $1,200,000 and $1,300,000 at December 31, 1995, 1994 and 1993,
respectively. All present loans are current as to interest and principal.

     The Company had standby and commercial letters of credit aggregating $2,800,000 at December 31, 1995 compared with $5,000,000, $5,200,000, $5,200,000 and $6,200,000 at December 31, 1994, 1993, 1992 and 1991, respectively. In addition, the Bank had commitments to grant real estate construction loans and commercial loans plus the undisbursed portions of existing construction loans, lines of credit and optional advance notes totaling $49,500,000 and $38,900,000 at December 31, 1995 and 1994, respectively.

     The following table sets forth the amount of total loans outstanding in each category at the dates indicated (dollars in thousands):

                                                                               DECEMBER 31,
                                                ------------------------------------------------------------------------
                                                  1995            1994            1993            1992            1991
                                                --------        --------        --------        --------        --------
Commercial                                      $ 79,567        $ 96,900        $ 88,138        $106,154        $121,241
Real estate-- construction                        16,933          10,000          24,133          34,018          28,067
Real estate-- other                               82,992          65,174          63,540          63,397          59,151
Installment                                       33,588          27,007          24,659          34,735          52,486
All other loans (including overdraft)              1,635           1,771           1,640           1,707           1,682
                                                --------        --------        --------        --------        --------
   Total gross loans                             214,715         200,852         202,110         240,011         262,627
Less: Unearned discounts and fees                  3,492           2,203           2,066           2,710           3,088
Less: Allowance for possible loan losses           3,113           2,818           3,573           4,011           3,782
                                                --------        --------        --------        --------        --------
   Total net loans                              $208,110        $195,831        $196,471        $233,290        $255,757
                                                ========        ========        ========        ========        ========

NONPERFORMING LOANS AND REAL ESTATE OWNED

     Nonperforming loans totaled $3,338,000 at December 31, 1995, a decrease of 49.77% or $3,307,000 compared to $6,645,000 at December 31, 1994. The $3,338,000 represents 1.58% of total loans. Of the $6,645,000 at December 31, 1994, $579,000 was charged-off, $3,526,000 was transferred to real estate owned and $2,228,000 was received in payments. The $3,338,000 includes $3,232,000 in non-accrual loans and $106,000 in loans past due 90 days or more and still accruing interest. The $3,232,000 in non-accrual on December 31, 1995, includes $2,972,000 added since December 31, 1994. Of the $3,232,000 in non-accrual loans, $3,207,000 is secured by deeds of trust and $25,000 is secured by other collateral. Of loans in non-accrual status $1,910,000 is represented by loans to related entities which are secured by real estate, having an approximate loan to value ratio of 70% (based on appraisals of various dates which have been discounted to reflect current market condition and/or actual pending sales transactions). Management has set a specific reserve of $251,000 on the $1,910,000 and it is believed to be sufficient to absorb any anticipated loss. The next largest non-accrual loan had a balance of $466,000 at December 31, 1995 with a specific reserve of $50,000. This loan is participated with another financial institution and it is secured by a deed of trust. Loans 90 days or more past due and still accruing increased $54,000 compared to December 31, 1994.

     The Company considers a loan to be nonperforming when any one of the following events occur: (a) any installment of principal or interest is 90 days past due; or (b) the loan is placed on non accrual status. The Company's policy is to classify loans which are delinquent in interest or principal for a period of 90 days as non-accrual loans unless management determines that the loan is adequately collateralized and in the process of collection or other circumstances exist which would justify the treatment of the loan as fully collectable. Accrual of interest on loans and leases is discontinued when management believes, after considering economic and business conditions, and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Interest income is subsequently recognized on non-accrual loans only to the extent cash payments are received or until, in management's judgment, the borrower's ability to make periodic interest and principal payments is no longer doubtful, in which case the credit is returned to accrual status.

     Under the provisions of SFAS No. 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Creditors are required to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

     The Bank has defined impaired loans as individual loans or relationships of $250,000 or more and not currently accruing interest. As permitted by these new standards, the Bank excludes from its calculations smaller balance, homogeneous loans such as consumer installment loans and lines of credit, and direct finance leases. In determining whether a loan is impaired or not, the Bank applies its normal loan review procedures in making that judgment. Loans which the Bank expects to collect in full and for which an insignificant delay, i.e., 45 days past due, or an insignificant shortfall in amount of payments is anticipated are not considered impaired. The Bank measures impairment on a loan-by-loan basis using either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral dependent.

     At December 31, 1995, the Bank had $2,868,000 in impaired loans and a related loss allowance of $356,000. Of the $2,868,000 of impaired loans, all of which were non-accruing, $200,000 was measured using the present value method and $2,668,000 was measured using the fair value of the collateral. The average balance of impaired loans for the year ended December 31, 1995 was $4,626,000. No income was recognized in 1995 on impaired loans.

     Problem loans and nonperforming loans are monitored on a regular basis by Credit Administration. In addition, a Special Assets Committee, which includes members of senior management and the Board of Directors, reviews these loans as does the Bank's Directors Audit Committee. Periodic review is also performed by a third party auditor.

     Real estate owned totaled $4,918,000 at December 31, 1995, an increase of 126.11% or $2,743,000 from the $2,175,000 at December 31, 1994. The increase is primarily due to the foreclosure of five properties. Three of the these foreclosure actions resulted in properties representing 66% of the total real estate owned balance at December 31, 1995. One is a 60 unit manufactured housing complex valued at $2,300,000, the second is made up of two theaters valued at $675,000 and the third is a gas station valued at $250,000. During 1995, seven other properties were transferred to real estate owned and subsequently sold. They included a theater in Newport Beach, Ca., an auto repair facility in San Pedro, Ca., a single family residence in Long Beach, Ca., an unimproved lot in Cota de Caza, an office complex in Lawndale, Ca., a single family residence in Westchester and a four unit condominium project in Venice Beach. The proceeds from the sales were approximately $2,964,000. Additionally, the office complex in Torrance, Ca. which was contained in real estate owned at December 31, 1994, was sold during 1995. The proceeds from its sale was $381,000 with its related loss of approximately $94,000. Writedowns due to deterioration in value of certain properties totaled approximately $605,000 for the year ended December 31, 1995. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Other Operating Expense." Other real estate owned properties in the amount of $1,693,000 consists of 161 acres of unimproved land in Orange County, a condominium in Lomita, Ca. and office condominiums in Lawndale, Ca. Real estate owned is carried at the lower of cost or fair market value less estimated carrying costs and cost of disposition. Cost is determined at the date of acquisition as the result of a foreclosure sale and is equal to the receivable balance at that date. If the cost (plus any liabilities assumed at foreclosure) exceeds the appraised value, the carrying value of the property is written down to its fair value. During the time the property is held, all related carrying costs and losses on revaluation are expensed as incurred. Gains or losses on sales are recorded in conformity with standards that apply to the accounting for sales of real estate.

     All properties transferred into real estate owned are marketed aggressively but prudently in order to reduce exposure to unnecessary loss.

     The following table provides information with respect to the components of the Company's nonperforming loans at the dates indicated (dollars in thousands):

                                                                  DECEMBER 31,
                                      ------------------------------------------------------------------
                                       1995           1994           1993           1992           1991
                                      ------         ------         ------         ------         ------
Nonaccrual loans (1)
   Commercial                         $1,412         $1,665         $  319         $1,448         $  328
   Real estate - construction              0          1,595          3,261          1,282          1,200
   Real estate - other                 1,795          3,322            512            334             88
   Installment and other                  25             11              4              0            282
                                      ------         ------         ------         ------         ------
     Total                             3,232          6,593          4,096          3,064          1,898
                                      ------         ------         ------         ------         ------
Loans 90 days or more past
  due and still accruing (2):

   Commercial                              0              0            506            118          1,626
   Real estate - construction              0              0              0            199            803
   Real estate - other                    79              0              0            194            131
   Installment and other                  27             52             92            159            377
                                      ------         ------         ------         ------         ------
     Total                               106             52            598            670          2,937
                                      ------         ------         ------         ------         ------

     Total nonperforming loans        $3,338         $6,645         $4,694         $3,734         $4,835
                                      ======         ======         ======         ======         ======
Nonperforming loans as a
percentage
   of total loans                       1.58%          3.35%          2.35%          1.57%          1.86%
                                      ======         ======         ======         ======         ======

- -----------------------------------
(1) During the fiscal year ended December 31, 1995, 1994 and 1993, approximately $103,000, $292,000 and $240,000, respectively, of interest income related to these loans was included in net income. Additional interest income of $221,700, $412,600 and $170,400 would have been recorded for the year ended December 31, 1995, 1994 and 1993, respectively, if these loans had been paid in accordance with their original terms and had been outstanding throughout the applicable period then ended or, if not outstanding throughout the applicable period then ended, since origination.

(2) During the fiscal year ended December 31, 1995, 1994 and 1993, approximately $126,000, $1,500 and $18,300, respectively, of interest income related to these loans was included in net income.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance for possible loan losses was $3,113,000 at December 31, 1995, compared to $2,818,000, $3,573,000, $4,011,000 and $3,782,000 at December 31,
1994, 1993, 1992 and 1991, respectively. The ratio of the allowance to total loans was 1.47% at December 31, 1995, compared to 1.42%, 1.79%, 1.69% and 1.46%
at December 31, 1994, 1993, 1992 and 1991, respectively. Net charge-offs to average loans, averaged 1.01% over the same five year period. The ratio of allowance to nonperforming loans ("coverage ratio") was 93.26% at December 31, 1995, compared to 42.41%, 76.12%, 107.42% and 78.22% at December 31, 1994, 1993,
1992 and 1991, respectively. The improved coverage ratio reflects both the decline in nonperforming loans from $6,645,000 at December 31, 1994 to $3,338,000 at December 31, 1995, and an increase in the provision for loan loss of $1,300,000 in 1995, compared to 1994. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Nonperforming Loans and Real Estate Owned."

     Management maintains a problem loan list. This list includes those loans that are identified as having varying degrees of risk in excess of loans having a normal amount of risk. It is the policy of the Company to put a loan on the problem loan list if the loan develops any weakness in cash flow or security regardless of whether the loan is in a current status or not. The Company's grading system drives the loan loss reserve calculation on these loans. Nonperforming loans are contained in the problem loan list. As of December 31, 1995, the allowance for possible loan losses represented 23% of total problem loans as compared to 19% at December 31, 1994. The following table details the category distribution of management's problem loan list as of December 31, 1995 and 1994.

                                               DECEMBER 31,1995     DECEMBER 31,1994
                                               ----------------     ----------------
              Commercial                          $ 7,555,000          $ 3,887,000
              Real estate - construction            2,952,000            3,269,000
              Real estate - other                   2,416,000            7,184,000
              Installment and other                   584,000              369,000
                                                  -----------          -----------
                  Total                           $13,507,000          $14,709,000
                                                  ===========          ===========

     The Company has approximately $52,300,000 in commitments to make loans and extend additional credit under lines of credit it does not generally consider these items as a group in the analysis of the allowance for possible loan loss adequacy. Of this $52,300,000, approximately $45,500,000 is cancelable immediately or have maturities of one year or less. These commitments are conditional upon the continued financial strength of the borrower or defined collateral values in the case of accounts receivable, construction loans, or home equity loans.

     All loans in the portfolio are graded as to quality when the loan is made, each time it is renewed and when it is reviewed by the Company's external examiners. Any loan not falling into the highest quality grouping is specifically reviewed for loss potential and is given a specific dollar amount reserve. Only on loans with the highest quality rating is a historical perspective used to give a general allowance percentage.

     The allowance is based on estimates and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported against earnings in the periods in which they become known. The allowance is increased by a provision charged to operating expense and reduced by net charge-offs. The Company's current allowance for loan losses reflects monthly evaluation by management of the known risks in the portfolio and risks inherent in the present general economic outlook. These results reflect management's continuing concerted efforts at reducing potential losses and monitoring and controlling problem loans. Management believes that the current level of the allowance is adequate.

     The Company's policy as it relates to recognizing losses and charging bad debts to the allowance is determined by the secured position of the related loan. Unsecured loans are generally charged to the allowance for possible loan losses when they become 90 days or more past due and management believes that it is probable that the loan will not be collected. Secured loans are evaluated by analyzing the customers' ability to pay and the underlying current collateral values. Secured loans are internally classified as a loss and charged-off when management concludes that the value of the underlying collateral is impaired and that the borrower is unable to repay the loan.

     The following table summarizes, for the periods indicated, loan balances at the end of each period and daily averages during the period; changes in the allowance for possible loan losses arising from loans charged-off, recoveries on loans previously charged-off and additions to the allowance which have been charged to operating expense; and certain ratios relating to the allowance for possible loan losses (dollars in thousands):




                                                                                  YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------------------------------------
                                                             1995            1994            1993            1992            1991
                                                           --------        --------        --------        --------        --------

BALANCES:
   Average loans during period                             $207,577        $199,036        $217,150        $248,357        $268,385
   Loans at end of period                                   211,223         198,649         200,044         237,301         259,539
ALLOWANCE FOR POSSIBLE LOAN LOSSES:
   Balance at beginning of period                          $  2,818        $  3,573        $  4,011        $  3,782        $  2,872
                                                           --------        --------        --------        --------        --------
ACTUAL CHARGE-OFFS:
   Commercial                                                   704           1,351           2,718           7,736             920
   Real estate - construction                                   232             421             809             100             104
   Real estate - other                                        1,146               0              20               0             140
   Installment                                                  349             172             297             506             217
   Other (including overdrafts)                                  52              81              47              66              40
                                                           --------        --------        --------        --------        --------
     Total                                                    2,483           2,025           3,891           8,408           1,421

RECOVERIES ON LOANS PREVIOUSLY CHARGED-OFF:
   Commercial                                                   160             249           2,628           2,572             116
   Real estate - construction                                    24             175               0               0               0
   Real estate - other                                          454               0               0               0               0
   Installment                                                   31              42              73              60              60
   Other (including overdrafts)                                   9               4               2               5               5
                                                           --------        --------        --------        --------        --------
     Total                                                      678             470           2,703           2,637             181

   Net loan charge-offs                                       1,805           1,555           1,188           5,771           1,240
   Provision charged to operating expense                     2,100             800             750           6,000           2,150
                                                           --------        --------        --------        --------        --------
     Balance at end of period                              $  3,113        $  2,818        $  3,573        $  4,011        $  3,782
                                                           ========        ========        ========        ========        ========
RATIOS:
   Net loan charge-offs to average loans                        .87%            .78%            .55%           2.32%            .46%
   Allowance for possible loan losses to
     loans at end of period                                    1.47            1.42            1.79            1.69            1.46
   Allowance for possible loan losses to
     nonperforming loans                                      93.26           42.41           76.12          107.42           78.22
   Net loan charge-offs to allowance for
     possible loan losses                                     57.98           55.18           33.25          143.88           32.79
   Net loan charge-offs to provision
     charged to operating expense                             86.00          194.38          158.40           96.18           57.67

              ALLOCATION OF THE ALLOWANCE FOR POSSIBLE LOAN LOSSES



                                                             DECEMBER 31,
                  ---------------------------------------------------------------------------------------------------
                        1995                1994                1993                1992                1991
                  ---------------------------------------------------------------------------------------------------
                            Percent             Percent             Percent             Percent             Percent
                              of                  of                  of                  of                  of
                             loans               loans               loans               loans               loans
                              to                  to                  to                  to                  to
                   Dollar    total     Dollar    total     Dollar    total     Dollar    total     Dollar    total
                   Amount    loans     Amount    loans     Amount    loans     Amount    loans     Amount    loans
                  ---------------------------------------------------------------------------------------------------
Commercial        $   488     37.0%   $   334     48.0%    $1,248     44.0%    $2,218     45.0%    $2,451     47.0%
Real estate -
  construction        256      8.0%       371      5.0%       600     12.0%       425     14.0%        43     11.0%
Real estate -
  other               221     39.0%       889     33.0%       900     32.0%        43     26.0%        20     23.0%
Installment
  and other            63     16.0%        50     14.0%       145     12.0%        15     15.0%        56     19.0%
Unallocated         2,085      N/A      1,174      N/A        680      N/A      1,310      N/A      1,212      N/A
                   ------    -----     ------    -----     ------    -----     ------    -----     ------    -----
  Total            $3,113    100.0%    $2,818    100.0%    $3,573    100.0%    $4,011    100.0%    $3,782    100.0%
                   ======    =====     ======    =====     ======    =====     ======    =====     ======    =====




     Although management believes the allowance is adequate to absorb losses as they arise, there can be no assurance that the Company will not sustain losses in any given period which could be substantial in relation to the size of the allowance.

SECURITIES PORTFOLIO

     The Company complies with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company holds securities in two categories, available for sale and held to maturity. Securities available for sale may be held for indefinite periods of time and may be sold in response to changes in interest rates and/or other economic conditions. These securities are, in the aggregate, carried at market value. Unrealized gains or losses are calculated based on adjusted cost as described below. Unrealized gains or losses, net of deferred taxes, are recorded as a separate component of shareholders' equity. Securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and accounted for at cost, adjusted for amortization of premium and accretion of discount. During 1995, $13,158,916 of securities were purchased and added to the held to maturity portfolio.

     The Company's calculation of cost is increased by accretion of discounts and decreased by amortization of premiums, which are computed on the straight-line method that approximates the effective interest method. Such amortization and accretion are reflected in interest on securities. Realized gains or losses recognized on the sales of securities are based upon the adjusted cost and computed on the specific identification method and are classified in other operating revenue, securities gains or losses, net.

     At December 31, 1995, securities totaled $133,886,000 or 31.59% of assets, a decrease of 20.25% or $33,994,000 from December 31, 1994, which totaled $167,880,000 or 38.19% of assets. The $133,886,000 is made up of $13,131,000 classified as held to maturity and $120,755,000 classified as available for sale. At December 31, 1994, securities increased 38.61% from December 31, 1993, which totaled $121,121,000 or 30.95% of assets. The proceeds from the sale of securities in 1995 was utilized to fund a contraction in deposits, expand the loan portfolio and replenish overnight federal funds that had experienced a drop earlier in the year as a result of the contraction in deposits. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Deposits." The increase in 1994, was primarily due to funds made available from the acquisition of two banks in 1994, see "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA -- Note 15 -- Purchase and Assumption of Certain Assets and Liabilities," and decreased loan demand.

     Proceeds from sales of securities available for sale during 1995, 1994 and 1993 were $30,336,537, $5,392,285 and $7,501,774 and the proceeds from calls of securities during 1995, 1994 and 1993 were $3,970,276, $2,224,550 and
$6,117,249, respectively. Gross gains on sales for 1995, 1994 and 1993 were $162,639, $-0- and $3,181,894 and gross gains on calls were $17,898, $14,550 and
$66,193 for 1995, 1994 and 1993, respectively. Gross losses on sales were $127,947, $144,819 and $377 for 1995, 1994 and 1993, respectively.

     Included in states and political subdivisions securities at December 31, 1992 were $8,625,000 par value of eight separate issues of taxable municipal securities (the Bonds) purchased at $8,356,728. At the time of purchase, the Bonds were rated "Triple-A" by a nationally recognized rating agency and issued by Executive Life of California (Executive Life). Executive Life was seized by the California Insurance Commission on April 11, 1991 and placed in conservatorship. Executive Life subsequently defaulted on payments due the issuers because of a moratorium on all payments imposed by the California Insurance Commission. In turn, since April 15, 1991, all issues defaulted on regular interest payments. The Company placed all issues on non-accrual in 1991. At December 31, 1992 and 1991, the reported market values of the Bonds were approximately $4,416,850 and $3,450,000, respectively. Management concluded that the value of the Bonds could remain impaired for an uncertain period of time due to the possibility of potential extended litigation. Accordingly, at December 31, 1991, management elected to charge-off that portion of the Bonds which exceeded the approximate market value of $3,450,000. The amount charged-off in 1991 was $5,027,441, reducing the bonds from their book value of $8,477,441, to their market value. During 1993, the Company sold all of the Bonds for $6,623,124, resulting in a gain on sale of $3,173,124.

     Market values vary due to current interest rate fluctuations, resulting in increases and/or decreases in the underlying market price. Market values may also fluctuate due to changes in a security's credit rating or insurance backing. The Federal Reserve Bank's active management of monetary policy resulted in one increase in February 1995 and two decreases during the remainder of 1995 in the Federal Fund rates. These rates increased five times in 1994. The impact of changes in the Federal Fund rates has created broad swings in the market valuation of securities. The resulting changes in unrealized gains (losses) as mandated under SFAS No. 115 positively impacted the carrying value of securities available for sale in 1995 and negatively impacted the carrying value of securities available for sale in 1994. Capital has been impacted by these changes as well. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- General." Management's philosophy during this period has been to keep additions to the securities available for sale portfolio relatively short in maturity and additions with longer maturities added to held to maturity to minimize long term effects of interest rate fluctuations. Gross unrealized gains and losses in the securities portfolio at December 31, 1995 and 1994, were as follows:



                   HELD TO MATURITY                          1995                  1994
                   ----------------                       -----------           -----------
                   Unrealized gains                       $    73,000           $         0
                    Unrealized losses                         (25,000)                    0
                                                          -----------           -----------
                      Net unrealized gains (losses)       $    48,000           $         0
                                                          ===========           ===========


                   AVAILABLE FOR SALE                         1995                  1994
                   ------------------                     -----------           -----------

                   Unrealized gains                       $ 1,183,000           $   238,000
                   Unrealized losses                         (193,000)           (5,295,000)
                                                          -----------           -----------
                      Net unrealized gains (losses)       $   990,000           $(5,057,000)
                                                          ===========           ===========





     The tables below summarizes the cost and market value, and the distribution of the Company's investment securities as of the dates indicated (dollars in thousands):

                                                                                DECEMBER 31,
                                            ----------------------------------------------------------------------------------------
                                                     1995                           1994                               1993
                                            ------------------------        ------------------------        ------------------------
                                                             MARKET                          MARKET                          MARKET
                                              COST           VALUE            COST           VALUE           COST            VALUE
                                            --------        --------        --------        --------        --------        --------

HELD TO MATURITY
U.S. Treasury securities                    $  2,094        $  2,114        $      0        $      0        $      0        $      0
Obligations of other U.S.
  government agencies (1)                      3,253           3,295               0               0               0               0
                       -
Obligations of states and
  political sub-divisions                      6,414           6,394               0               0               0               0
Corporate securities                             653             658               0               0               0               0
Equity securities                                718             718               0               0               0               0
                                            --------        --------        --------        --------        --------        --------
   Total securities held to maturity        $ 13,132        $ 13,179        $      0        $      0        $      0        $      0
                                            ========        ========        ========        ========        ========        ========



AVAILABLE FOR SALE
U.S. Treasury securities                    $ 70,108        $ 70,876        $112,183        $109,155        $ 69,280        $ 70,395
Obligations of other U.S.
  government agencies (1)                     22,971          23,080          24,690          23,758          16,566          16,647
                       -
Obligations of states and
  political sub-divisions                      7,165           7,158          13,625          13,456          20,384          21,050
Corporate securities                          19,140          19,216          22,059          21,121          12,576          12,602
Equity securities                                380             424             380             390             380             427
                                            --------        --------        --------        --------        --------        --------
   Total securities available for sale      $119,764        $120,754        $172,937        $167,880        $119,186        $121,121
                                            ========        ========        ========        ========        ========        ========



- ---------------------------------
(footnotes on the following page)

     The following tables summarizes the contractual maturity of the Company's securities and their weighted average yields at December 31, 1995 (dollars in thousands):

                                              AFTER ONE BUT           AFTER FIVE BUT
                         WITHIN ONE YEAR    WITHIN FIVE YEARS        WITHIN TEN YEARS        AFTER TEN YEARS             TOTAL
                         ---------------    -----------------        ----------------        ---------------             -----
                                  AVERAGE               AVERAGE                AVERAGE                 AVERAGE              AVERAGE
                         COST      YIELD      COST       YIELD       COST      YIELD        COST        YIELD      COST      YIELD
                         ----      -----      ----       -----       ----      -----        ----        -----      ----      -----

HELD TO MATURITY
U.S. Treasury
  securities           $      0       0%    $  2,094       5.76%   $      0          0%   $      0           0%    $  2,094   5.76%

Obligations of
  other U.S.
  government
  agencies (1)                0       0        2,006       5.76       1,247       6.85           0           0        3,253   6.17
            _

Obligations of
  states and
  political
  subdivisions (2)            0       0        1,000       6.12         840       4.76       4,574        3.94        6,414   4.39
                _

Corporate
  securities                  0       0          653       5.17           0          0           0           0          653   5.17

Equity securities             0       0            0          0           0          0         718           0          718      0
                       --------             --------               --------               --------                 --------
   Total securities
     held to maturity  $      0       0%    $  5,753       5.75%   $  2,087       6.01%   $  5,292        3.94%    $ 13,132   5.13%
                       ========             ========               ========               ========                 ========
AVAILABLE FOR SALE
U.S. Treasury
  securities           $ 34,275    5.48%    $ 35,833       6.32%   $      0          0%   $      0           0%    $ 70,108   5.91%

Obligations of
  other U.S.
  government
  agencies (1)            4,035    5.54       16,635       5.75         180       8.02       2,121        7.87       22,971   5.93
            _

Obligations of
  states and
  political
  subdivisions (2)        3,935    6.06        2,153       5.58         974       5.72         103       10.25        7,165   5.93
                _

Corporate
  securities              8,306    5.83       10,728       6.02         106       6.18           0           0       19,140   5.94

Equity securities             0       0            0          0           0          0         380           0          380      0
                       --------             --------               --------               --------                 --------
   Total securities
     available
     for sale          $ 50,551    5.59%    $ 65,349       6.10%   $  1,260       6.08%   $  2,604        7.98%    $119,764   5.92%
                       ========             ========               ========               ========                 ========




- -----------------------------------
(1) Included in Obligations of other U.S. government agencies are $3,661,000 and $5,217,000 of mortgage backed securities at December 31, 1995 and 1994 and $0 at December 31, 1993, respectively.

(2) Yields on tax-exempt obligations have not been computed on a tax equivalent basis.

DEPOSITS

     Average deposits were $373,470,000 during the year ended December 31, 1995, which was a decrease of 1.43% or $5,420,000 from average deposits during 1994, which were $378,890,000. During 1994, average deposits increased 7.68% or $27,031,000 over 1993, when average deposits were $351,859,000. The composition of deposit accounts as a percent of total average deposits for December 31, 1995, 1994 and 1993 were (i) demand deposits, non-interest bearing: 36%, 34%, and 31%, respectively, (ii) interest-bearing demand deposits: 27%, 29% and 28%, respectively, (iii) savings deposits: 15%, 16% and 17%, respectively, (iv) time certificates deposit of $100,000 and over: 4%, 3% and 5%, respectively, and (v) other time deposits: 18%, 18% and 19%, respectively. Deposits totaled $369,031,000 at December 31, 1995, a decrease of 5.92% or $23,238,000 from
December 31, 1994, which totaled $392,269,000. Strong growth in the equities markets and related strength in the mutual funds markets attracted customer deposits away from financial institutions as evidenced by the outflow of $19,963,000 from savings and interest bearing demand deposits. During 1995, the Bank offered slightly higher rates in time certificates of deposit of $100,000 and over which was attractive to some deposit customers as indicated by an increase of $5,452,000 when compared to December 31, 1994. Other time deposits decreased $5,527,000 and demand deposits, non-interest bearing decreased $3,201,000 compared to December 31, 1994. Total deposits at December 31, 1994 increased $56,469,000 from December 31, 1993, which totaled $335,800,000. The increase in 1994 was primarily due to the assumed deposits from Mechanics National Bank and the Bank of San Pedro, see "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA -- Note 15 -- Purchase and Assumption of Certain Assets and Liabilities." During 1994, time certificates of deposit of $100,000 and over customers sought other alternatives for their investment dollars such as mutual funds and equity securities as interest rates remained low from their decline in 1993.

     The Company still enjoys a substantial base of non interest-bearing demand and savings and interest bearing demand accounts which help to maintain the net interest margin at an acceptable level, although no assurances can be given that the Company will maintain such levels of non interest-bearing deposits in the future.

     The following table summarizes the distribution of average deposits and the average rates paid for the periods indicated (dollars in thousands):

                                                                      DECEMBER 31,
                                     ------------------------------------------------------------------------------
                                              1995                        1994                         1993
                                     ---------------------       -----------------------     ----------------------
                                     AVERAGE       AVERAGE       AVERAGE        AVERAGE       AVERAGE       AVERAGE
                                     BALANCE         RATE        BALANCE         RATE         BALANCE         RATE
                                     -------         ----        -------         ----         -------         ----

Demand deposits, non-interest
  bearing                           $132,922                    $129,186                     $107,977
Interest bearing demand deposits     102,769          2.13%      107,875           2.13%       99,268          2.40%
Savings deposits                      55,215          2.23        61,562           2.28        61,963          2.51
Time certificates of deposit of
  $100,000 and over                   14,962          4.80        12,644           3.16        16,762          2.90
Other time deposits                   67,602          4.42        67,623           3.42        65,889          3.49
                                    --------                    --------                     --------

   Total deposits                   $373,470          1.91%     $378,890           1.69%     $351,859          1.91%
                                    ========                    ========                     ========




     The scheduled maturity of the Company's time deposits in denominations of $100,000 and over as of December 31, 1995 were as follows (dollars in thousands):

                                 DEPOSITS MATURING IN                      1995
                                 --------------------                      ----

                                Three months or less                     $10,839
                                Over three months through six months       5,571
                                Over six months through twelve months      1,540
                                Over twelve months                           155
                                                                         -------
                                  Total                                  $18,105
                                                                         =======

RESULTS OF OPERATIONS

NET INCOME

     For the year ended December 31, 1995, net income totaled $3,764,000, which was an increase of 13.41% or $445,000 compared to the year ended December 31, 1994, which had net income of $3,319,000. During 1994, net income decreased 8.44% or $306,000 compared to the year ended December 31, 1993, which had net income of $3,625,000. In 1995, the increase was primarily due to the increase in net interest income of $1,928,000. Total other operating revenue increased $647,000, provision for possible loan losses increased $1,300,000, total other operating expenses increased $640,000 and provision for income taxes increased $190,000. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Allowance for Possible Loan Losses and Results of Operations -- Net Revenue from Earning Assets." In 1994, the decrease in net income was primarily due to securities gains (losses), net of ($130,000) compared to $3,248,000 in 1993. This negative effect was partially offset by an increase in net interest income of approximately $2,200,000 and a decrease in provision for income taxes of $1,100,000. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Securities Available for Sale and Results of Operations -- Net Revenue from Earning Assets."

     The Company, while experiencing an increase in net interest income of 8.54% from December 31, 1994 to December 31, 1995, also improved its net interest spread and net interest yield to 5.76% and 6.76% at December 31, 1995 from 5.37% and 6.18% at December 31, 1994, respectively. In 1995, the increase in net interest income was a result of improved yields in most loan categories. This improvement was based upon reductions in non-accrual loans, focus on collection of loan related fees and a shift to more fixed rate loans that provide sustained earnings in a declining rate environment. Additionally some improvements in overall investment portfolio yields were realized during 1995. Interest rates on savings and interest bearing demand accounts remained virtually unchanged from the prior year. While the rates on time deposits increased over 1994, the overall increase in interest bearing liabilities did not overshadow the gains made in yields on earning assets. In 1994, the increase in net interest income was primarily due to the increase in volume of average earning assets of 7.15% compared to the increase in volume of average interest bearing liabilities of 2.33%. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Securities Available for Sale."

     The average yield on earning assets and average cost of funds on interest bearing liabilities was 8.73% and 2.97% compared to 7.94% and 2.57% for the years ended December 31, 1995 and 1994, respectively.

     Earnings per share for the year ended December 31, 1995, 1994 and 1993 was $.90, $.80 and $ .87, respectively. Earnings per share for 1994 and 1993 have been restated to reflect the effect of a five percent stock dividend issued in 1995 and 1994.

NET REVENUE FROM EARNING ASSETS

     Net revenue from earning assets (net interest income), which constitutes the principal source of income for the Company, is the amount by which interest earned on assets exceeds the interest paid on deposits and other borrowed funds. Changes in net interest income from period to period result from increases or decreases in the average balances (volume) of interest-earning assets and interest-bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities, the Company's ability to manage its earning asset portfolio and the availability of particular sources of funds.

     For the period ending December 31, 1995, net interest income increased 8.54% or $1,928,000 compared to the period ending December 31, 1994. Average earning assets decreased only .68 % or $2,479,000 with its related interest income increasing 9.21% or $2,668,000 when comparing the same periods. Average interest bearing liabilities decreased 3.57% or $8,923,000 with its related interest expense increasing 11.54% or $740,000. The annualized yield on average earning assets increased to 8.73% from 7.94% while annualized cost of funds on average interest bearing liabilities increased to 2.97% from 2.57%. The net interest margin or yield increased to 6.76% from 6.18%. Average non-interest bearing demand deposits increased 2.89% or $3,736,000 along with its portion of total deposits increasing to 35.59% from 34.09%. During 1995, while rates were declining based upon actions of the Federal Reserve Board, yields actually rose as the Bank improved levels of non-accrual loans and booked more fixed rate loans (increased from 27% of portfolio to 43% of the portfolio) which held their yield in the declining interest rate environment. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Net Income." The purchase and assumption agreements of the two banks during 1994 enabled the Company to increase earning assets, primarily securities, and the liabilities assumed were primarily in non-interest demand deposits with little impact on interest bearing deposits.

     A portion of the Company's net interest income is derived from fees on loans. The Company defers these fees and their associated origination costs over the life of the loan. These amounts are amortized on the interest yield method. The interest yield method mirrors the interest recognition on the loan itself and provides a more constant yield over the life of the loan. Since in excess of eighty percent (80%) of all loan fees collected are related to commercial loans and real estate construction loans with a duration of one year or less, the amortization of the related fees also corresponds to a period of 12 months or less.

     The following table shows the Company's consolidated daily average balances of assets, liabilities and shareholders' equity; the amount of interest income or interest expense; and the average yield or rate for each category of interest-earning assets and interest-bearing liabilities, the net interest spread and net interest yield for the periods indicated (dollars in thousands):



                                                                         YEARS ENDED DECEMBER 31,
                                   -------------------------------------------------------------------------------------------------
                                                 1995                              1994                              1993
                                   --------------------------------    -----------------------------     ---------------------------
                                               INTEREST     AVERAGE              INTEREST    AVERAGE               INTEREST  AVERAGE
                                   AVERAGE      INCOME/     YIELD/     AVERAGE     INCOME/    YIELD/     AVERAGE   INCOME/    YIELD/
                                   BALANCE     EXPENSE       RATE      BALANCE    EXPENSE      RATE      BALANCE   EXPENSE    RATE
                                   -------     -------       ----      -------    -------      ----      -------   -------    ----

ASSETS
Earning assets:
   Net Loans (1)(2):
     Commercial                     $ 87,527   $  9,669      11.05%   $ 89,872   $  8,836      9.83%    $ 95,656   $  8,451    8.83%
     Real estate and construction     87,500      9,910      11.33      84,807      8,441      9.95       92,050      8,624    9.37
     Installment                      30,856      2,775       8.99      22,770      2,375     10.43       27,845      3,314   11.90
     Other                             1,694        289      17.06       1,669        276     16.54        1,599        282   17.64
   Taxable securities                139,982      8,099       5.79     136,975      7,532      5.50       86,325      4,762    5.52
   Tax-exempt securities (3)           4,162        290       6.97       9,400        717      7.63       17,297      1,143    6.61
   Federal funds sold                 10,788        618       5.73      19,405        801      4.13       19,882        542    2.73
   Interest-bearing deposits              22          1       4.55         112          5         0            0          0       0
                                    --------   --------               --------   --------               --------   --------
       Total earning assets          362,531     31,651       8.73%    365,010     28,983      7.94%     340,654     27,118    7.96%
                                    --------   --------               --------   --------               --------   --------
Non-interest-earning assets:
   Cash and due from banks            39,560                            41,995                            38,381
   Premises and equipment, net        14,364                            11,486                            10,820
   Other assets                       12,048                            14,507                            15,520
                                    --------                          --------                          --------
       Total non-interest-earning
         assets                       65,972                            67,988                            64,721
                                    --------                          --------                          --------

   Less allowance for possible
     loan and investment
     securities losses                 3,372                             3,285                             4,055
                                    --------                          --------                          --------
       Total assets                 $425,131                          $429,713                          $401,320
                                    ========                          ========                          ========

LIABILITIES AND SHAREHOLDERS'
   EQUITY
Interest-bearing liabilities:
   Deposits:
     Interest-bearing demand        $102,769      2,188       2.13%   $107,875      2,296      2.13%     $99,268      2,386    2.40%
     Savings                          55,215      1,230       2.23      61,562      1,404      2.28       61,963      1,556    2.51
     Time certificates of deposit
       of $100,000 and over           14,962        718       4.80      12,644        399      3.16       16,762        486    2.90
     Other time deposits              67,602      2,991       4.42      67,623      2,311      3.42       65,889      2,299    3.49
   Federal funds purchased and
     securities sold under
     agreements to repurchase            460         28       6.09         227          5      2.20          353          9    2.55
                                    --------   --------               --------   --------               --------   --------
       Total interest-bearing
         liabilities                 241,008      7,155       2.97%    249,931      6,415      2.57%     244,235      6,736    2.76%
                                    --------   --------               --------   --------               --------   --------

Non-interest-bearing liabilities:
   Demand deposits                   132,922                           129,186                           107,977
   Other liabilities                   2,840                             4,118                             4,020
                                    --------                          --------                          --------
       Total non-interest-
        bearing liabilities          135,762                           133,304                           111,997
                                    --------                          --------                          --------
   Shareholders' equity               48,361                            46,478                            45,088
                                    --------                          --------                          --------
       Total liabilities and
         shareholders' equity       $425,131                          $429,713                          $401,320
                                    ========                          ========                          ========
   Net interest income                          $24,496                           $22,568                          $ 20,382
                                                =======                           =======                          ========
   Net interest spread                                        5.76%                            5.37%                           5.20%
                                                              ====                             ====                            ====

   Net interest yield                                         6.76%                            6.18%                           5.98%
                                                              ====                             ====                            ====


- -----------------------------
(Footnotes on following page)

     The following table sets forth the dollar amount of changes in interest earned and paid for each major category of interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average balances (volume) or changes in average interest rates. The variances attributable to both balance and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each (dollars in thousands):

                                               Year ended December 31,        Year ended December 31,       Year ended December 31,
                                                    1995 vs. 1994                  1994 vs. 1993                 1993 vs. 1992
                                            ---------------------------   ---------------------------   ---------------------------
                                                 INCREASE (DECREASE)            INCREASE (DECREASE)           INCREASE (DECREASE)
                                                  Due to changes in              Due to changes in             Due to changes in
                                            ---------------------------   ---------------------------   ---------------------------
                                             VOLUME    RATE      TOTAL     VOLUME    RATE      TOTAL     VOLUME    RATE      TOTAL
                                            -------   -------   -------   -------   -------   -------   -------   -------   -------

EARNING ASSETS -- INTEREST INCOME:
   Net Loans (1)(2):
              -  -
     Commercial                             $  (245)  $ 1,078   $   833   $  (569)  $   954   $   385   $(1,518)  $  (503)  $(2,021)
     Real estate and construction               287     1,182     1,469      (721)      538      (183)     (185)     (575)     (760)
     Installment                                785      (385)      400      (604)     (335)     (939)   (1,495)      (70)   (1,565)
     Other                                        4         9        13        12       (18)       (6)      (20)        8       (12)
   Taxable securities                           174       393       567     2,794       (24)    2,770     1,448      (722)      726
   Non-taxable securities (3)                  (400)      (27)     (427)     (602)      176      (426)     (965)     (232)   (1,197)
                           -
   Federal funds sold                          (425)      242      (183)      (16)      275       259       165       (69)       96
   Interest-bearing deposits                     (4)        0        (4)        5         0         5         0         0         0
                                            -------   -------   -------   -------   -------   -------   -------   -------   -------
       Total                                $   176   $ 2,492   $ 2,668   $   299   $ 1,566   $ 1,865   $(2,570)  $(2,163)  $(4,733)
                                            =======   =======   =======   =======   =======   =======   =======   =======   =======
DEPOSITS AND BORROWED FUNDS--
INTEREST EXPENSE:
   Interest-bearing demand
     deposits                               $  (109)  $     1   $  (108)  $   207   $  (297)  $   (90)  $    50   $  (621)  $  (571)
   Savings deposits                            (142)      (32)     (174)       (9)     (143)     (152)      229      (598)     (369)
   Time deposits of $100,000 and over            73       246       319      (130)       43       (87)     (457)     (237)     (694)
   Other time deposits                           (1)      681       680        61       (49)       12      (735)     (955)   (1,690)
   Federal funds purchased and
     securities sold under
     agreements to repurchase                    14         9        23        (3)       (1)       (4)        8        (2)        6
                                            -------   -------   -------   -------   -------   -------   -------   -------   -------
       Total                                $  (165)  $   905   $   740   $   126   $  (447)  $  (321)  $  (905)  $(2,413)  $(3,318)
                                            =======   =======   =======   =======   =======   =======   =======   =======   =======




- ----------------------
(Footnotes for the table above and on the previous page)

(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $1,559,000, $1,604,000, and $1,712,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

(2) Net of unamortized deferred fees and discounts. Non-accrual loans have been included for the purposes of this table.

(3) Yields on tax-exempt income have not been computed on a tax equivalent basis.

PROVISION FOR POSSIBLE LOAN LOSSES

     Provisions are made to the allowance for possible loan losses in amounts necessary to maintain the allowance at a level considered by management to be sufficient to provide for risks of loss inherent in the loan portfolio. To establish an adequate reserve, the evaluation of collectibility of loans is, for the most part, based upon consideration of the financial condition of the borrowers and the current general economic conditions rather than viewing loan loss potential from a historical perspective. For the year ended December 31, 1995, the provision totaled $2,100,000 compared to $800,000 for the year ended December 31, 1994. Management remained guardedly optimistic regarding the Southern California economy but it still has concerns in light of defense cutbacks and housing industry during 1995. Management will continue to review the economic conditions for Southern California and will monitor and adjust the provision for loan losses accordingly. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Loans; Nonperforming Loans and Real Estate Owned; Allowance for Possible Loan Losses and Results of Operations -- Net Income."

OTHER OPERATING REVENUE

     Other operating revenue (other income) is comprised mainly of service charges and other types of fees on deposit accounts. Competitive pressures in the area of deposit account pricing have been significant since deregulation and, while service charges are the major portion of this income category, their annual increase has been modest. Management further believes that this trend will continue for the foreseeable future. Net gains and losses on the sale of securities, gross gains on the sale of real estate owned and fees on non-deposit account services comprise the remaining portion of this category.

     For the year ended December 31, 1995, other income totaled $5,226,000 which reflects an increase of 14.13% or $647,000 from December 31, 1994, which totaled $4,579,000. Service charges increased 18.67% or $763,000, securities gains (losses) increased $183,000 and other income decreased $300,000. Service charges increased due to restructuring of fees on deposit services and a 7.5% increase in check processing volumes and other transactions volumes. Other income decreased due to the nonrecurring fees collected under a contractual arrangement with the consortium members of the Mechanics National Bank acquisition. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Mergers and Acquisitions."

     For the year ended December 31, 1994, other income totaled $4,579,000 which reflects a decrease of 40.98% or $3,179,000 from December 31, 1993, which totaled $7,758,000. Securities gains (losses), net decreased $3,378,000. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Securities Portfolio." All other income totaling $623,000 increased 40.63% or $180,000 compared to 1993, primarily due to fees collected under a contractual arrangement with the consortium members of the Mechanics National Bank acquisition. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Mergers and Acquisitions." Service charges and fees only increased 0.47% or $19,000 due to three months free service charges initially given to the customers of the Mechanics National Bank and the Bank of San Pedro when the Bank assumed their insured deposits from the FDIC.

OTHER OPERATING EXPENSE

     Other operating expenses (other expense) are comprised of several categories: salaries and employee benefits, net occupancy, legal and professional services, outside data processing, other outside services, stationery and supplies, gross losses on real estate owned and other operating expenses.

     For the year ended December 31, 1995, other expense totaled $22,499,000 which represented an increase of 2.93% or $640,000 from the year ended December 31, 1994. The primary increase was related to occupancy expense increases of 14.35% or $377,000 and salaries and employee benefits increases of 2.52% or $254,000 when comparing the same periods. These increases are related to the depreciation for the new building of the Torrance office as well as a full year of operation for the two San Pedro locations. During September the Bank completed a restructuring program designed to improve productivity. Through further centralization of repetitive tasks the Bank eliminated 41 full time equivalent positions of the 277 full time equivalent positions at December 31, 1994. Approximately $1,500,000 in annual salaries and employee benefits savings are projected for 1996, with a restructuring cost of less than $250,000 taken in the third quarter of 1995. Gross losses on real estate owned totaled $627,000 compared to $560,000 at December 31, 1994. The $627,000 of gross losses on real estate owned is comprised of $605,000 in writedowns on property values and $22,000 of actual losses on sales transactions of real estate owned. See "ITEM
7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Loans; Nonperforming Loans and Real Estate Owned". Transactional activity levels such as ATM activity was up by 16.7% and telephone response activity was up 33% from the prior year as examples of increase processing activity.

     For the year ended December 31, 1994, other expense totaled $21,859,000 which was an increase of 1.43% or $309,000 from the year ended December 31, 1993. The primary increase was related to salaries and employee benefits increase of 4.01% or $389,000 and occupancy expense increase of 5.63% or $140,000 when comparing the same periods. These increases are directly related to the purchase and assumption the Mechanics National Bank and the Bank of San Pedro. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- Mergers and Acquisitions." Losses on real estate owned decreased 53.68% or $649,000 in 1994, compared to 1993, however, future amounts cannot be determined with certainty. See "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA-- Note 11 -- Other operating expenses" for further detail of other expenses.

INCOME TAXES

     Amounts provided for income tax expense are based on income reported for financial statement purposes rather than amounts currently payable under tax laws. Deferred taxes, which arise from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. See "ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA-- Note 1 -- Summary of Significant Accounting Policies -- Income Taxes."

     For the year ended December 31, 1995, a provision of $1,359,000 in taxes was accrued resulting in an effective tax rate for the Company 26.5% as compared to 26.0% at December 31, 1994. Tax exempt income decreased 59.55% at December 31, 1995, compared to December 31, 1994. The Company's percentage of tax exempt income generated from the state and municipal bonds in the securities portfolio to gross revenue decreased to .79% from 2.14% when comparing the same periods. The Company actively managed the utilization of California State Enterprise Zone credits as they related to State tax benefits. Net income before taxes totaled $5,123,000 at December 31, 1995, compared to $4,488,000 at December 31, 1994.

     For the year ended December 31, 1994, a provision of $1,169,000 in taxes was accrued resulting in an effective tax rate for the Company of 26.0% as compared to 37.9% at December 31, 1993. The reduction in the effective rate from 1993 to 1994 is primarily due to the utilization of AMT credits in 1994. Tax exempt income decreased 37.27% at December 31, 1994, compared to December 31, 1993. The Company's percentage of tax exempt income generated from the state and municipal bonds in the securities portfolio to gross revenue decreased to 2.14% from 3.28% when comparing the same periods. Net income before taxes totaled $4,488,000 at December 31, 1994, compared to $5,840,000 at December 31, 1993.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

     The asset/liability management process determines the size and composition of the balance sheet and focuses on the management of liquidity and interest rate exposures. The purpose of liquidity and balance sheet management is to reflect the Company's ability to provide funds for day-to-day operations, meet customer needs, take advantage of interest rate market opportunities and meet the financial commitments of the Company. Funding of loan requests and commitments, purchase of attractive securities opportunities, providing for liability outflow and management of interest rate risk requires continuous analysis in order to match the maturities of categories of loans and securities with the maturities of deposits and bank-related borrowings. The Company's ability to obtain funds to replace maturing liabilities and to finance asset growth depends upon its reputation as well as the diversity and liquidity of the markets in which it participates. The Company's liquidity is normally viewed in terms of the nature and composition of the Company's sources and uses of funds. Cash, maturing securities, reductions in Federal funds sold and loan maturities and repayments provide liquidity. Purchase of Federal funds, sale of securities, sale of loan participations or sale of the Company's loans on the secondary market and utilization of other short-term borrowing facilities are all available to provide additional liquidity vehicles. Liquid assets comprised of cash and cash equivalent assets (cash, cash due from other financial institutions and Federal funds sold), U.S. Treasury securities and U.S. Government agencies securities comprised 36.03%, 41.38% and 34.88%, of total assets for the years ended December 31, 1995, 1994 and 1993, respectively.

     In addition to the foregoing, liquidity management must address any unfunded commitments to make loans, the undisbursed amounts under lines of credit and contingent liabilities under letter of credit arrangements. The commitments for unfunded loans and the undisbursed amounts under lines of credit were $49,539,000 and $38,916,000 for the years ended December 31, 1995 and 1994, respectively. Contingent liabilities under standby and commercial letter of credit arrangements were $2,806,000 and $4,950,000, for the years ended December 31, 1995 and 1994, respectively.

     In order to meet liquidity needs should normal funding sources not be readily available, the Company has established unsecured lines of credit for the purchase of Federal funds from other financial institutions. See "ITEM 1. BUSINESS -- Effect of Governmental Policies and Recent Legislation." In addition, the Company may borrow funds at the Federal Reserve Board discount window, subject to the Company's ability to supply collateral.

     As shown in the December 31, 1995, 1994 and 1993 Consolidated Statements of Cash Flows the Company's primary source of funds are deposits. Average total deposits decreased 1.43% or $5,420,000 for the year ended December 31, 1995, compared to an increase of 7.67% or $26,978,000 at December 31, 1994 and a decrease of 5.38 % or $19,998,000 at December 31, 1993. Average core deposits, the least volatile funding source (total deposits less time deposits of $100,000 and over) decreased 2.11% or $7,738,000 for the year ended December 31, 1995, compared to an increase of 9.28% or $31,096,000 for the year ended December 31, 1994 and a decrease of 1.92% or $6,575,000 for the year ended December 31, 1993. Average time deposits of $100,000 and over increased 18.33% or $2,318,000 for the year ended December 31, 1995 and decreased 24.57% or $4,118,000 for the year ended December 31, 1994, compared to a decrease 44.47% or $13,423,000 for the year ended December 31, 1993.

     The asset/liability management process involves structuring the amount, composition and repricing periods of the rate sensitive assets and rate sensitive liabilities to minimize the impact of interest rate changes on the Company's earnings. The Company places emphasis on maintaining a rate sensitive position within its guidelines to avoid broad swings in spreads and to minimize risk due to changes in interest rate. At December 31, 1995, approximately 57.06% of the Company's loans were tied to the Company's base lending rate, prime rate or were maturing within one year.

     The following table shows the amounts of gross commercial loans, real estate loans-construction, real estate loans-other and installment loans outstanding as of December 31, 1995, which, based on remaining scheduled repayments of principal, were due within one year, after one but within five years and in more than five years (dollars in thousands):

                                                                      MATURING
                                           -------------------------------------------------------------
                                                          AFTER ONE BUT
                                            WITHIN         WITHIN FIVE     MORE THAN FIVE
                                           ONE YEAR           YEARS            YEARS             TOTAL
                                           --------          --------         --------          --------

Commercial                                 $ 33,521          $ 29,751         $ 14,884          $ 78,156
Real estate - construction                   16,933                 0                0            16,933
Real estate - other                          10,497            38,830           31,869            81,196
Installment                                   1,186            28,046            4,331            33,563
Other loans                                   1,635                 0                0             1,635
                                           --------          --------         --------          --------
   Total                                   $ 63,772          $ 96,627         $ 51,084          $211,483
                                           ========          ========         ========          ========

     The following table sets forth the sensitivity of the amounts due after one year to changes in interest rates as of December 31, 1995. (dollars in thousands):

                                                                  MATURING
                                              ---------------------------------------------
                                              AFTER ONE BUT
                                               WITHIN FIVE     MORE THAN FIVE
                                                  YEARS             YEARS            TOTAL
                                                  -----             -----            -----
Loans:
   With fixed rate interest                      $ 59,897        $ 21,046         $  80,943
   With floating rate interest                     36,730          30,038            66,768
                                                 --------        --------         ---------
     Total                                       $ 96,627        $ 51,084          $147,711
                                                 ========        ========          ========


     The following table sets forth the rate sensitivity of the Company's interest-earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (interest rate sensitive assets less interest rate sensitive liabilities), cumulative interest rate sensitivity gap and the Company's interest rate sensitivity gap ratio (interest rate sensitive assets less interest rate sensitive liabilities divided by total earning assets) and the Company's cumulative interest rate sensitivity gap ratio. For the purposes of the following table, an asset or liability is considered rate sensitive within a specified period when it can be repriced or matures within such period in accordance with its contractual terms (dollars in thousands):


                                                        AFTER THREE     AFTER SIX      AFTER ONE
                                                        MONTHS BUT      MONTHS BUT     YEAR BUT
                                           WITHIN       WITHIN SIX      WITHIN ONE    WITHIN FIVE      AFTER
                                         THREE MONTHS     MONTHS           YEAR          YEARS       FIVE YEARS       TOTAL
                                          ---------      ---------      ---------      ---------     ---------     ---------

INTEREST-EARNING ASSETS:
   Loans                                  $ 128,331      $   2,634      $   4,728      $  59,276     $  16,514     $ 211,483
   Securities                                15,240          7,115         32,387         68,322         9,831       132,895
   Federal funds sold                        14,600              0              0              0             0        14,600
                                          ---------      ---------      ---------      ---------     ---------     ---------
     Total                                $ 158,171      $   9,749      $  37,115      $ 127,598     $  26,345     $ 358,978
                                          =========      =========      =========      =========     =========     =========

INTEREST-BEARING LIABILITIES:
   Interest-bearing demand
      deposits                            $  98,935      $       0      $       0      $       0     $       0     $  98,935
   Savings deposits                          52,492              0             45              0             0        52,537
   Time deposits of $100,000
     and over                                10,839          5,572          1,539            155             0        18,105
   Other time deposits                       28,117         16,994         13,568          6,167             0        64,846
                                          ---------      ---------      ---------      ---------     ---------     ---------
     Total                                $ 190,383      $  22,566      $  15,152      $   6,322     $       0     $ 234,423
                                          =========      =========      =========      =========     =========     =========
   Interest rate sensitivity gap            (32,212)       (12,817)        21,963        121,276        26,345       124,555
   Cumulative interest rate
     sensitivity gap                      $ (32,212)     $ (45,029)     $ (23,066)     $  98,210     $ 124,555     $       0
   Interest rate sensitivity
     gap ratio                                (8.97)%        (3.57)%         6.12%         33.78%         7.34%        34.70%

   Cumulative interest rate
     sensitivity gap ratio                    (8.97)%       (12.54)%        (6.43)%        27.36%        34.70%            0




     As of December 31, 1995, the Company was asset sensitive overall and liability sensitive for periods of less than one year. Asset sensitive means that rate sensitive assets exceed rate sensitive liabilities. An asset sensitive position will result in enhanced earnings in a rising interest rate environment and declining earnings in a falling interest rate environment because larger volumes of assets than liabilities will reprice. Conversely, a liability sensitive position will be detrimental to earnings in a rising interest rate environment and enhance earnings in a falling interest rate environment. The preceding table does not necessarily indicate the impact of general interest rate movement on the Company's net interest rate yield because the repricing of various asset and liability categories are discretionary, subject to competition from other financial and non-financial institutions as well as other outside pressures. Consequently, various assets and liabilities reflected may not be subject to repricing within the same period, but may in fact reprice at different times and rate levels.

CAPITAL RESOURCES

     Shareholders' equity increased 12.62% or $5,762,000 when comparing December 31, 1995 to December 31, 1994 and decreased 3.71% or $1,757,000 when comparing December 31, 1994 to December 31, 1993. The increase in shareholders' equity in 1995, was primarily due to an increase in net unrealized gains (losses) on securities related to SFAS No. 115 of $3,536,000. The decrease in 1994, was primarily due to the decrease of 398.89% in net unrealized gains (losses) on securities available for sale, net of deferred taxes. See "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition -- General; and Results of Operations -- Net Income."

     As a bank holding company, the Company is subject to capital requirements adopted by the Federal Reserve Board. The Bank, a state-chartered, member bank, is also subject to the capital requirements of the Federal Reserve Board. See "ITEM 1. BUSINESS -- Supervision and Regulation." During 1991, the Federal Reserve Board adopted capital guidelines that, among other things, established a new minimum leverage ratio for tier 1 Capital to total average assets of 3.0% for institutions with a composite CAMEL rating of 1 and 4-5% for all other institutions. The Company's leverage ratio was 11.05%, 10.17% and 10.38% at December 31, 1995, 1994 and 1993, respectively. The Bank's leverage ratio was 10.69%, 9.93% and 10.21% at December 31, 1995, 1994 and 1993, respectively. See
"ITEM 1. BUSINESS -- Supervision and Regulation -- The Company; -- The Bank."

     In December 1988, the Federal Reserve Board adopted final guidelines for "risk-based capital" which apply to banks and bank holding companies. Effective December 31, 1992, the guidelines consist of a definition of capital and a system of assigning assets and off-balance sheet items to risk categories. See "ITEM 1. BUSINESS -- Supervision and Regulation." Under the guidelines, the Company and the Bank are required to have a minimum ratio of total capital to risk-weighted assets of 8.0% and tier 1 Capital must equal 4.0% of total risk-weighted assets. At December 31, 1995, 1994 and 1993, the Company's tier 1 Capital was 16.96%, 16.25% and 16.07% and total capital was 18.09%, 17.30% and 17.32%, respectively. At December 31, 1995, 1994 and 1993, the Bank's tier 1 Capital was 16.42%, 15.89% and 15.83% and total capital was 17.56%, 16.94% and 17.08%, respectively. See "ITEM 1. BUSINESS -- Supervision and Regulation -- The Company; -- The Bank."

     Effective November 1995, the Bank became a member of the Federal Reserve System and, thereby became subject to regulation by the Federal Reserve Board in addition to the California State Banking Department. Prior to becoming a member of the Federal Reserve System, the Bank was subject to supervision and regulation by the FDIC and the California State Banking Department. As a result of the examination completed by the representatives of the FDIC in the fourth quarter of 1992, the FDIC and the Bank agreed to enter into an informal agreement in the form of a memorandum of understanding (the Memorandum), effective March 1993. Pursuant to the Memorandum, the Bank, among other things agreed to maintain a minimum ratio of tier 1 Capital to total average assets of 7.5%. Additionally, in regards to the other items which will be required under the Memorandum, the Bank undertook steps to implement certain actions or restrictions with respect to its lending and dividend activities and to adopt or revise certain internal policies and procedures. The FDIC released the Bank of the Memorandum on February 9, 1994. See "ITEM 1. BUSINESS -- Supervision and Regulation -- The Bank."

ITEM 8.       FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The following pages contain the Company's consolidated financial statements, the accompanying notes and the Report of Independent Public Accountants.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF HOME INTERSTATE BANCORP AND
SUBSIDIARY:

     We have audited the accompanying consolidated statements of financial condition of HOME INTERSTATE BANCORP (a California Corporation) and subsidiary (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of Home Interstate Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                ARTHUR ANDERSEN LLP

Orange County, California
January 26, 1996

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

HOME INTERSTATE BANCORP AND SUBSIDIARY
DECEMBER 31, 1995 AND 1994


                                                                                       1995              1994
                                                                                   ------------      ------------
ASSETS:                          Cash and due from banks                           $ 38,797,333      $ 42,196,448
                                 Federal funds sold                                  14,600,000         6,800,000
                                                                                   ------------      ------------
                                    Total of cash and cash equivalents               53,397,333        48,996,448
                                 Securities held to maturity
                                    (Approximate market value at December 31,
                                    1995 was $13,179,412)                            13,131,498                 0
                                 Securities available for sale at market value      120,754,575       167,879,862
                                                                                   ------------      ------------
                                    Total Securities                                133,886,073       167,879,862
                                 Loans                                              211,222,744       198,649,133
                                 Allowance for possible loan losses                   3,112,544         2,818,078
                                                                                   ------------      ------------
                                    Loans,  net                                     208,110,200       195,831,055
                                 Real estate owned                                    4,918,150         2,175,000
                                 Premises, furniture and equipment, net              14,365,244        13,533,471
                                 Accrued interest receivable and other assets         9,114,621        11,216,160
                                                                                   ------------      ------------
                                          TOTAL ASSETS                             $423,791,621      $439,631,996
                                                                                   ============      ============


LIABILITIES:                     Deposits:
                                    Demand deposits, non-interest bearing          $132,208,231      $135,408,787
                                    Savings and interest bearing demand deposits    153,891,411       173,853,766
                                    Time certificates of deposit of $100,000
                                      and over                                       18,104,735        12,652,699
                                    Other time deposits                              64,826,978        70,353,992
                                                                                   ------------      ------------
                                      Total Deposits                                369,031,355       392,269,244
                                 Securities sold under agreements to
                                    repurchase                                                0           100,000

                                 Accrued interest payable and other
                                    liabilities                                       3,344,304         1,609,126
                                                                                   ------------      ------------
                                          TOTAL LIABILITIES                         372,375,659       393,978,370
                                                                                   ------------      ------------

                                 Commitments and contingencies

SHAREHOLDERS' EQUITY:            Common stock (no par value)
                                    Authorized 20,000,000 shares; issued and
                                    outstanding 4,187,954 shares in 1995 and
                                    3,976,722 shares in 1994                         42,858,814        40,454,004
                                 Retained earnings                                    7,977,308         8,156,001

                                 Unrealized gains (losses) on securities
                                    available for sale, net of deferred taxes           579,840        (2,956,379)
                                                                                   ------------      ------------
                                          TOTAL SHAREHOLDERS' EQUITY                 51,415,962        45,653,626
                                                                                   ------------      ------------
                                          TOTAL LIABILITIES AND SHAREHOLDERS'
                                             EQUITY                                $423,791,621      $439,631,996
                                                                                   ============      ============



The accompanying notes are an integral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF INCOME

HOME INTERSTATE BANCORP AND SUBSIDIARY
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                               1995           1994           1993
                                                                            ----------     ----------     ----------

REVENUE FROM EARNING                Interest and fees on loans             $22,642,694    $19,928,454    $20,671,245
ASSETS:                             Interest on securities                   8,388,656      8,248,956      5,905,304
                                    Interest on federal funds sold             618,072        800,807        542,157
                                    Interest on time deposits with
                                       other financial institutions              1,112          4,547              0
                                                                           -----------    -----------    -----------
                                             TOTAL REVENUE FROM
                                               EARNING ASSETS               31,650,534     28,982,764     27,118,706
                                                                           -----------    -----------    -----------
COST OF FUNDS:                      Interest on savings and interest
                                       bearing demand deposits               3,418,623      3,699,676      3,941,414
                                    Interest on time certificates of
                                       deposit of $100,000 and over            717,921        398,959        486,441
                                    Interest on other time deposits          2,990,712      2,310,616      2,299,093
                                    Interest on securities sold
                                       under agreements to repurchase           27,755          5,625          9,290
                                                                           -----------    -----------    -----------
                                             TOTAL COST OF FUNDS             7,155,011      6,414,876      6,736,238
                                                                           -----------    -----------    -----------

                                    Net revenue from earning assets before
                                       provision for possible loan losses   24,495,523     22,567,888     20,382,468
                                    Provision for possible loan losses       2,100,000        800,000        750,000
                                                                           -----------    -----------    -----------
                                    Net revenue from earning assets         22,395,523     21,767,888     19,632,468
                                                                           -----------    -----------    -----------
OTHER OPERATING REVENUE:            Service charges and fees                 4,849,974      4,086,949      4,067,524
                                    Securities gains (losses), net              52,590       (130,269)     3,247,710
                                    Other operating revenue                    323,163        622,538        442,643
                                                                           -----------    -----------    -----------
                                             TOTAL OTHER
                                               OPERATING
                                               REVENUE                       5,225,727      4,579,218      7,757,877
                                                                           -----------    -----------    -----------

OTHER OPERATING EXPENSES:           Salaries and employee benefits          10,340,576     10,087,384      9,697,957
                                    Occupancy expense, net                   3,005,437      2,628,039      2,487,745
                                    Other operating expenses                 9,152,531      9,143,185      9,363,914
                                                                           -----------    -----------    -----------
                                             TOTAL OTHER OPERATING
                                               EXPENSES                     22,498,544     21,858,608     21,549,616
                                                                           -----------    -----------    -----------
                                    Income before provision  for
                                       income taxes                          5,122,706      4,488,498      5,840,729
                                    Provision  for income taxes              1,358,950      1,169,100      2,215,300
                                                                           -----------    -----------    -----------
                                             NET INCOME                    $ 3,763,756    $ 3,319,398    $ 3,625,429
                                                                           ===========    ===========    ===========
                                             EARNINGS PER SHARE                   $.90           $.80           $.87
                                                                           ===========    ===========    ===========



The accompanying notes are an integral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

HOME INTERSTATE BANCORP AND SUBSIDIARY
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                                                     UNREALIZED
                                                                                                       GAINS
                                                                                                    (LOSSES) ON
                                                               COMMON STOCK                         SECURITIES
                                                         ------------------------                  AVAILABLE FOR       TOTAL
                                                         NUMBER OF                    RETAINED      SALE, NET OF    SHAREHOLDERS'
                                                          SHARES        AMOUNT        EARNINGS     DEFERRED TAXES      EQUITY
                                                         ---------   ------------   ------------    ------------    ------------

Balance at December 31, 1992                             3,786,925   $ 38,556,034   $  5,093,255    $          0    $ 43,649,289
Net income                                                       0              0      3,625,429               0       3,625,429
Cash dividends declared ($.225)                                  0              0       (852,066)              0        (852,066)
Unrealized gains on securities available for sale,
   net of deferred taxes                                         0              0              0         988,834         988,834
                                                         ---------   ------------   ------------    ------------    ------------

Balance at December 31, 1993                             3,786,925     38,556,034      7,866,618         988,834      47,411,486
Net income                                                       0              0      3,319,398               0       3,319,398
Exercise of stock options                                      926          9,260              0               0           9,260
Cash dividends declared ($.30)                                   0              0     (1,141,305)              0      (1,141,305)
Stock dividend issued                                      188,871      1,888,710     (1,888,710)              0               0
Unrealized losses on securities available for sale,
   net of deferred taxes                                         0              0              0      (3,945,213)     (3,945,213)
                                                         ---------   ------------   ------------    ------------    ------------

Balance at December 31, 1994                             3,976,722     40,454,004      8,156,001      (2,956,379)     45,653,626
Net income                                                       0              0      3,763,756               0       3,763,756
Exercise of stock options                                   12,302        117,115              0               0         117,115
Cash dividends declared ($.41)                                   0              0     (1,654,754)              0      (1,654,754)
Stock dividend issued                                      198,930      2,287,695     (2,287,695)              0               0
Unrealized gains on securities available
   for sale,  net of deferred taxes                              0              0              0       3,536,219       3,536,219
                                                         ---------   ------------   ------------    ------------    ------------

Balance at December 31, 1995                             4,187,954   $ 42,858,814   $  7,977,308    $    579,840    $ 51,415,962
                                                         =========   ============   ============    ============    ============






The accompanying notes are an integral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

HOME INTERSTATE BANCORP AND SUBSIDIARY
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                                               1995            1994            1993
                                                                           -----------    ------------     ------------
CASH FLOWS          Net income                                             $ 3,763,756    $  3,319,398     $  3,625,429
                                                                           -----------    ------------     ------------
FROM OPERATING      Adjustments to reconcile net income to
                       net cash provided by operating
                       activities:
ACTIVITIES:            Provision for depreciation and amortization             897,162         713,201          740,670
                       Provision for possible loan losses                    2,100,000         800,000          750,000
                       Amortization of securities premiums                   1,625,676       1,415,114          668,506
                       Accretion of securities discounts                      (101,984)       (104,438)        (210,789)
                       Amortization of deferred loan fees and costs           (964,401)       (977,666)      (1,018,539)
                       Net (gain) loss on sale of securities
                         available for sale                                    (52,590)        130,269       (3,247,710)
                       Net loss on sale of premises, furniture
                         and equipment                                          26,156           1,965            4,137
                       Net loss on sale of real estate owned                   614,217         487,828        1,209,340
                       Net (increase) decrease in accrued
                         interest receivable and other assets                2,101,539      (1,421,095)       1,534,931
                       Net increase (decrease) in accrued
                         interest payable and other liabilities               (775,755)        566,266       (2,077,475)
                                                                           -----------    ------------     ------------
                           Total adjustments                                 5,470,020       1,611,444       (1,646,929)
                                                                           -----------    ------------     ------------
                    Net cash provided by operating activities                9,233,776       4,930,842        1,978,500
                                                                           -----------    ------------     ------------

CASH FLOWS          Proceeds from sales of securities
                       available for sale                                   30,336,537       5,392,285        7,501,774
FROM INVESTING      Proceeds from maturities / calls of
ACTIVITIES:            securities available for sale                        30,962,510      29,126,421       39,639,602
                    Purchase of securities held to maturity                (13,158,916)              0                0
                    Purchase of securities available for sale               (9,570,292)    (89,710,019)     (65,590,863)
                    Net (increase) decrease in loans                       (20,292,613)       (192,770)      33,885,924
                    Proceeds from sale of real estate owned                  3,520,503       1,693,411        3,298,010
                    Proceeds from sale of premises,
                       furniture and equipment                                  11,434             502            2,908
                    Purchase of premises, furniture and equipment           (1,766,526)     (3,130,911)        (339,924)
                                                                           -----------    ------------     ------------
                    Net cash provided by (used in) investing activities    $20,042,637    $(56,821,081)    $ 18,397,431
                                                                           -----------    ------------     ------------

CONSOLIDATED STATEMENTS OF CASH FLOWS

HOME INTERSTATE BANCORP AND SUBSIDIARY
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
(Continued)

                                                                               1995              1994              1993
                                                                               ----              ----              ----

CASH FLOWS             Net increase (decrease) in demand deposits
FROM FINANCING            and savings                                      $(23,162,911)     $ 46,125,752      $ (4,456,136)
ACTIVITIES:            Net increase (decrease) in time certificates
                           of deposit of $100,000 and over                    5,452,036           459,587        (9,699,638)
                       Net increase (decrease) in other time deposits        (5,527,014)        9,884,212       (11,951,737)
                       Net increase (decrease) in securities
                          sold under agreements to repurchase                  (100,000)       (3,900,000)        4,000,000
                       Proceeds from stock options exercised                    117,115             9,260                 0
                       Cash dividends declared                               (1,654,754)       (1,141,305)         (852,066)
                                                                           ------------      ------------      ------------
                       Net cash  provided by (used in)
                          financing activities                              (24,875,528)       51,437,506       (22,959,577)
                                                                           ------------      ------------      ------------
                       Net increase (decrease) in cash and cash
                          equivalents                                         4,400,885          (452,733)       (2,583,646)
                       Cash and cash equivalents at beginning of year        48,996,448        49,449,181        52,032,827
                                                                           ------------      ------------      ------------
                       Cash and cash equivalents at end of year            $ 53,397,333      $ 48,996,448      $ 49,449,181
                                                                           ============      ============      ============

                       Supplemental disclosure of non-cash investing
                          activities:
                       Adjustment for SFAS No. 109:
                          Increase in land and improvements                $          0      $          0      $ (1,803,542)
                          Increase in deferred tax liabilities                        0                 0         1,803,542
                       Real estate acquired in settlement of loans            6,877,870         1,009,945         3,201,627

                       Supplemental disclosure of cash flow information:
                       Cash paid during the year for:
                          Interest expense                                 $  7,156,031      $  6,304,019      $  6,869,153
                          Income taxes                                        2,880,500         1,583,700         2,169,000




The accompanying notes are an integral part of these consolidated statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HOME INTERSTATE BANCORP AND SUBSIDIARY
DECEMBER 31, 1995

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Home Interstate Bancorp (HIB), a bank holding company (the Company) is a California corporation, and parent of Home Bank (the Bank) which is a state chartered financial institution. The Bank primarily accepts deposits from and makes loans to individuals and businesses in Orange County and Los Angeles County, California.

     On January 10, 1996, the Company entered into a definitive agreement (the Agreement) to merge with CU Bancorp, a California corporation and parent of California United Bank, National Association. Under the terms of the Agreement, shareholders of the Company will receive 1.409 shares of CU Bancorp stock for each share of the Company's stock. The Agreement is subject to shareholder and regulatory approval and is expected to be completed by the end of the second quarter 1996.

     The accounting and reporting policies of the Company conform with generally accepted accounting principles and general practice within the banking industry.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The following are descriptions of the more significant accounting policies:

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of HIB and its subsidiary, the Bank. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

SECURITIES

     The Company complies with the Financial Accounting Standards Board SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company holds securities in two categories, available for sale and held to maturity. Securities available for sale may be held for indefinite periods of time and may be sold in response to changes in interest rates and/or other economic conditions. These securities are, in the aggregate, carried at market value. Unrealized gains or losses are calculated based on adjusted cost as described below. Unrealized gains or losses, net of deferred taxes, are recorded as a separate component of shareholders' equity. Securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and accounted for at cost, adjusted for amortization of premium and accretion of discount. During 1995, $13,158,916 of securities were purchased and added to the held to maturity portfolio.

     The Company's calculation of cost is increased by accretion of discounts and decreased by amortization of premiums, of which both are computed on the straight-line method that approximates the effective interest method. Such amortization and accretion are reflected in interest on securities. Realized gains or losses recognized on the sales of securities are based upon the adjusted cost and computed on the specific identification method and are classified in other operating revenue, securities gains or losses, net.

LOANS

     Loans are stated at face amount, less payments collected, the allowance for possible loan losses, unearned discounts and unamortized deferred fees. Interest on commercial, real estate and simple interest loans is computed on the principal balance outstanding. Interest on discounted installment loans is computed on the rule of 78's method over the outstanding periods of the related loans. Such methods of interest recognition generally result in level rates of return on principal balances outstanding. The general policy of the Bank is to discontinue the accrual of interest and transfer loans to non-accrual (cash-basis) status when loans become 90 days past due or when reasonable doubt exists with respect to the timely collectibility of interest or principal.

     Loan origination and commitment fees, offset by certain direct loan origination costs, are deferred and recognized over the contractual life of the loan as a yield adjustment. As unearned revenue, the net unrecognized fees and costs are reported as reductions of the loan balance.

     The allowance for possible loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management makes periodic credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, assessments of future potential problem loans and other factors in determining the adequacy of the allowance. The allowance is based on estimates, and losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs.

     On January 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", which was amended by SFAS No. 118, in October 1994. Under the new standards, the allowance for credit losses for loans that are impaired as defined, is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for collateral dependent loans. Prior to the adoption of these new standards, the Bank established reserves for impaired loans based on undiscounted cash flows or based on the fair value of collateral for collateral dependent loans. The adoption of these new standards did not have a significant impact on the level of allowances allocated to impaired loans.

     As permitted by these new standards, the Bank excludes from their calculations smaller balance, homogeneous loans such as consumer installment loans and lines of credit, and direct finance leases. In determining whether a loan is impaired or not, the Bank applies its normal loan review procedures in making that judgment. Loans which the Bank expects to collect in full and for which an insignificant delay, i.e., 45 days past due, or an insignificant shortfall in amount of payments is anticipated are not considered impaired. The Bank measures impairment on a loan-by-loan basis using either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral dependent.

REAL ESTATE OWNED

     Real estate owned represents real estate acquired through foreclosure or deed in lieu of foreclosure. Real estate owned is carried at the lower of cost or fair value less estimated carrying costs and costs of disposition. Cost is determined at the date of acquisition as the result of a foreclosure sale and is equal to the receivable balance at that date. If the cost (plus any liabilities assumed at foreclosure) exceeds the appraised value, the carrying value of the property is written down to its fair value. During the time the property is held, all related carrying costs and losses on revaluation are expensed as incurred. Gains or losses on sales are recorded in conformity with standards that apply to the accounting for sales of real estate.

PREMISES, FURNITURE AND EQUIPMENT

     Premises, furniture and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on the straight-line method over the estimated useful life of the asset or the term of the related lease, whichever is shorter. Maintenance and repairs are charged directly to other operating expense. Construction costs, including remodeling, improvements and the cost of funds to finance major projects are capitalized.

INTANGIBLE ASSETS

     On October 19, 1990, HIB consummated a merger which was accounted for as a purchase transaction, in which The Torrance National Bank (TTNB), a nationally chartered bank, was merged with and into the Bank. Goodwill resulting from the acquisition represents the excess purchase price over the fair market value of net assets acquired. Under generally accepted accounting principles, goodwill is recorded as an asset and will be amortized to expense using the straight-line method over 15 years. The total amount of goodwill resulting from this acquisition was approximately $6,562,000. The balance of $4,374,360 and $4,811,796 is included in accrued interest receivable and other assets at December 31, 1995 and 1994, respectively. Amortization of approximately $437,000 is reflected in other operating expenses for the years ended 1995, 1994 and 1993, respectively.

INCOME TAXES

     Amounts provided for income tax expense are based on income reported for financial statement purposes rather than amounts currently payable under tax laws. Deferred taxes, which arise from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach in accounting for income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws. Additionally, SFAS No. 109 requires that deferred tax assets be evaluated and a valuation allowance be established if it is "more likely than not" that all or a portion of the deferred tax asset will not be realized. The Company adopted SFAS No. 109 in 1993. Adoption of SFAS No. 109 did not have a material impact on the Company's consolidated statement of operations; however, adoption of SFAS No. 109 did result in a reclassification of deferred taxes related to real estate acquired in the 1990 merger. Under APB 11, the real estate was recorded net of its associated deferred tax liability. Under SFAS No. 109, the real estate is required to be booked at full value with the associated deferred tax liability included with other deferred tax items.

POSTRETIREMENT HEALTH BENEFITS

     The Company provides certain health care benefits for retirees. Effective July 15, 1992, the Company made significant changes to the benefits including decreases in the benefits provided and elimination of all benefits for employees who retire after December 31, 1994. The benefits require that retirees make contributions that vary by years of service and are adjusted annually. Prior to 1993, the Company recognized the cost of providing the benefits on a cash basis by expensing the insurance premiums less the required retiree contributions.

     In December of 1990, the FASB issued SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions". Under SFAS No. 106, the Company must recognize the cost of postretirement health benefits on an accrual basis instead of the current cash basis. During 1993, the Company adopted SFAS No. 106. Adoption of SFAS No. 106 did not have a material impact on the 1993 results of operations of the Company.

EARNINGS PER SHARE

     Earnings per share are computed on the basis of the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares have been retroactively adjusted to reflect a stock dividend in 1995 and 1994. If all stock options were exercised, they would not have a material dilutive effect and, therefore, have been excluded from the computation. The weighted average number of shares used to compute earnings per share was 4,177,865, 4,175,207 and 4,175,084 for 1995, 1994 and 1993,
respectively.

STATEMENT OF CASH FLOWS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

RECLASSIFICATIONS

     Certain amounts have been reclassified in the prior years to conform to the current year presentation.

NOTE 2.       AVERAGE FEDERAL RESERVE BALANCES:

     The average cash reserve balances required to be maintained by the Federal Reserve Bank were approximately $10,879,000 and $10,255,000 for the years ended December 31, 1995 and 1994, respectively.

NOTE 3.       SECURITIES:

     A summary of securities held to maturity at December 31, 1995 is as follows:

                                                                                     1995
                                                     ---------------------------------------------------------------------
                                                                          GROSS                GROSS
                                                                        UNREALIZED          UNREALIZED            MARKET
                                                        COST              GAINS               LOSSES              VALUE
                                                        ----              -----               ------              -----

    U.S. Treasury securities and obligations
       of U.S. government agencies and
       corporations                                  $ 5,347,290        $    61,718        $         0         $ 5,409,008
    Obligations of states and political
       subdivisions                                    6,413,525              5,661            (25,109)          6,394,077
    Corporate securities                                 652,783              5,644                  0             658,427
    Equity securities                                    717,900                  0                  0             717,900
                                                     -----------        -----------        -----------         -----------
        Total securities held to maturity            $13,131,498        $    73,023        $   (25,109)        $13,179,412
                                                     ===========        ===========        ===========         ===========


     A summary of securities available for sale at December 31, 1995 and 1994 is as follows:

                                                                                    1995
                                                     ----------------------------------------------------------------------
                                                                            GROSS            GROSS
                                                                          UNREALIZED        UNREALIZED           MARKET
                                                         COST               GAINS            LOSSES               VALUE
                                                     ------------       ------------       ------------        ------------
    U.S. Treasury securities and obligations
       of  U.S. government agencies  and
       corporations                                  $ 93,078,552       $    963,359       $    (85,794)       $ 93,956,117
    Obligations of states and political
       subdivisions                                     7,165,362             32,694            (39,792)          7,158,264
    Corporate securities                               19,139,801            121,280            (44,700)         19,216,381
    Equity securities                                     380,391             66,143            (22,721)            423,813
                                                     ------------       ------------       ------------        ------------
        Total securities available for sale          $119,764,106       $  1,183,476       $   (193,007)       $120,754,575
                                                     ============       ============       ============        ============




                                                                                  1994
                                                     -------------------------------------------------------------------
                                                                          GROSS             GROSS
                                                                        UNREALIZED       UNREALIZED           MARKET
                                                        COST              GAINS             LOSSES             VALUE
                                                     ------------      ------------      ------------       ------------
    U.S. Treasury securities and obligations
       of U.S. government agencies and
       corporations                                  $136,872,468      $     19,473      $ (3,979,188)      $132,912,753
    Obligations of states and political
       subdivisions                                    13,624,894           169,515          (338,159)        13,456,250
    Corporate securities                               22,058,793                 0          (938,371)        21,120,422
    Equity securities                                     380,391            49,143           (39,097)           390,437
                                                     ------------      ------------      ------------       ------------
        Total securities available for sale          $172,936,546      $    238,131      $ (5,294,815)      $167,879,862
                                                     ============      ============      ============       ============




     Included in U. S. Treasury securities and obligations of U. S. government agencies and corporations available for sale at December 31, 1995 and 1994 are several mortgage backed securities which have a cost of $3,661,375 and $5,217,111 and a market value of $3,689,384 and $4,954,170 with gross unrealized gains of $35,264 and $10,384 and gross unrealized losses of $7,255 and $273,325, respectively.

     The cost and market value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                HELD TO MATURITY                            COST        MARKET VALUE
                                                                         -----------    -----------
                                Due in one year or less                  $         0    $         0
                                Due after one year through
                                   five years                              5,753,118      5,794,683
                                Due after five years through
                                   ten years                               2,086,591      2,106,150
                                Due after ten years                        5,291,789      5,278,579
                                                                         -----------    -----------
                                    Total securities held to maturity    $13,131,498    $13,179,412
                                                                         ===========    ===========




                              AVAILABLE FOR SALE                             COST        MARKET VALUE
                                                                         ------------    ------------
                              Due in one year or less                    $ 50,551,232    $ 50,637,772
                              Due after one year through
                                 five years                                65,349,127      66,146,258
                              Due after five years through
                                 ten years                                  1,259,484       1,256,776
                              Due after ten years                           2,604,263       2,713,769
                                                                         ------------    ------------
                                  Total securities available for sale    $119,764,106    $120,754,575
                                                                         ============    ============



     Proceeds from sales of securities during 1995, 1994 and 1993 were $30,336,537, $5,392,285 and $7,501,774 and the proceeds from calls of securities during 1995, 1994 and 1993 were $3,970,276, $2,224,550 and $6,117,249, respectively. Gross gains on sales for 1995, 1994 and 1993 were $162,639, $-0-and $3,181,894 and gross gains on calls were $17,898, $14,550 and $66,193 for 1995, 1994 and 1993, respectively. Gross losses on sales were $127,947, $144,819 and $377 for 1995, 1994 and 1993, respectively.

     As of December 31, 1995 and 1994, securities carried at $17,075,620 and $18,089,066, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

     Included in interest on securities in 1995, 1994 and 1993 is $290,114, $717,161 and $1,142,785, respectively, from obligations of states and political subdivisions which are exempt from federal tax.

     Included in states and political subdivisions securities at December 31, 1992 were $8,625,000 par value of eight separate issues of taxable municipal securities (the Bonds) purchased at $8,356,728. At the time of purchase, the Bonds were rated "Triple-A" by a nationally recognized rating agency and issued by Executive Life of California (Executive Life). Executive Life was seized by the California Insurance Commission on April 11, 1991 and placed in conservatorship. Executive Life subsequently defaulted on payments due the issuers because of a moratorium on all payments imposed by the California Insurance Commission. In turn, since April 15, 1991, all issues defaulted on regular interest payments. The Company placed all issues on non-accrual in 1991. At December 31, 1992 and 1991, the reported market values of the Bonds were approximately $4,416,850 and $3,450,000, respectively. Management concluded that the value of the Bonds could remain impaired for an uncertain period of time due to the possibility of potential extended litigation. Accordingly, at December 31, 1991, management elected to charge-off that portion of the Bonds which exceeded the approximate market value of $3,450,000. The amount charged-off in 1991 was $5,027,441, reducing the bonds from their book value of $8,477,441, to their market value. During 1993, the Company sold all of the Bonds for $6,623,124, resulting in a gain on sale of $3,173,124.

NOTE 4.       LOANS:

     The loan portfolio at December 31, 1995 and 1994, consisted of the following:

                                                         1995            1994
                                                     ------------    ------------
         Commercial loans                            $ 78,155,048    $ 95,235,410
         Real estate loans - construction              16,933,018       8,404,509
         Real estate loans - other                     81,196,881      61,851,756
         Installment loans                             33,562,662      26,996,400
         Other loans                                    1,634,602       1,771,182
         Non-accrual loans                              3,232,288       6,592,877
                                                     ------------    ------------
                                                      214,714,499     200,852,134
         Less: Unearned discounts and fees              3,491,755       2,203,001
                                                     ------------    ------------
              Total loans                             211,222,744     198,649,133
         Less: Allowance for possible loan losses       3,112,544       2,818,078
                                                     ------------    ------------
               Loans, net                            $208,110,200    $195,831,055
                                                     ============    ============




     The Company has concentrated its lending activity almost exclusively to customers within the Los Angeles, Orange, Riverside and San Bernardino counties of California. Commercial and industrial loans to small and medium size companies in widely diversified industries and commercial real estate loans represent the largest component of the portfolio. These groupings of loans are followed by loans to individuals for household, family and other personal expenditures. It is judged that none of these lending activities expose the Bank to undue credit risk; however, economic conditions and real estate markets in Southern California may affect the Company's loan portfolio and underlying collateral values.

     The Company has various types of real estate loans both for development and long term financing. As of December 31, 1995 and 1994, the Company's real estate loan portfolio, excluding non-accrual loans of $1,632,355 and $4,971,000, respectively, is as follows:

                                                         1995           1994
                                                       ----------     ----------
                Construction and land development     $16,933,018    $ 8,404,509
                Mortgage - commercial                  65,273,064     43,687,269
                Mortgage - residential                 15,923,817     18,164,487
                                                       ----------     ----------
                   Total                              $98,129,899    $70,256,265
                                                      ===========    ===========


     The construction sector of the loan portfolio is widely diversified in a number of projects with an emphasis on loans for the construction of single family residential properties in the Los Angeles Basin. Substantially all the construction loans are concentrated within a close proximity to the Company's 15 locations.

     Within the diversified commercial and industrial loan portfolio there exists approximately $15,525,000 of loan commitments which are secured by accounts receivable lending loan arrangements of which approximately $7,050,000 represents the balance outstanding at December 31, 1995. These loans are closely monitored on a monthly basis by a trained asset-lending group with periodic audits performed by the Company's internal audit staff under agreements which require additional lending disciplines should any credit weakness be detected.

     Non-accruing loans totaled approximately, $3,232,288 and $6,592,877 at December 31, 1995 and 1994, respectively. Interest income that would have been recognized on non-accrual loans if they had performed in accordance with the terms of the loans was approximately $221,700 and $412,600, respectively. At December 31, 1995 and 1994, the Bank had $106,000 and $52,000 loans past due 90 days or more in interest or principal and still accruing interest.

     An analysis of the activity in the allowance for possible loan losses for the years ended December 31, 1995, 1994 and 1993, is as follows:


                                              1995            1994             1993
                                           -----------     -----------     -----------
         Balance at beginning of year      $ 2,818,078     $ 3,573,446     $ 4,011,176
         Provision for possible loan
            losses                           2,100,000         800,000         750,000
         Loans charged-off                  (2,483,502)     (2,026,835)     (3,891,205)
         Recoveries on loans previously
            charged-off                        677,968         471,467       2,703,475
                                           -----------     -----------     -----------
         Balance at end of year            $ 3,112,544     $ 2,818,078     $ 3,573,446
                                           ===========     ===========     ===========

     At December 31, 1995, the recorded investment in loans that are considered to be impaired was $2,867,862, all of which were non-accruing, with a related loss allowance of $355,563. Of the $2,867,862 of impaired loans, $200,001 was measured using the present value method and $2,667,861 was measured using the fair value of the collateral.

NOTE 5.       LOANS TO RELATED PARTIES:

     An analysis of the activity with respect to aggregate loan balances of $60,000 or more involving related parties (Officers, Directors and their affiliates) is as follows:

                               BALANCE AT        NEW LOANS                      BALANCE AT
                            DECEMBER 31, 1994  AND ADDITIONS    REPAYMENTS   DECEMBER 31, 1995
                            -----------------  -------------    ----------   -----------------

                               $1,211,017            $0         $(151,806)      $1,059,211




     All related party loans were current as to principal and interest as of December 31, 1995. In management's opinion, these loans were made in the ordinary course of business at prevailing rates and terms.

NOTE 6.       PREMISES, FURNITURE AND EQUIPMENT:

     Premises, furniture and equipment consisted of the following:

                                                        DECEMBER 31,
                                                  --------------------------
                                                     1995          1994
                                                  -----------    -----------
            Land and improvements                 $ 7,701,241    $ 7,630,658
            Building and improvements               8,561,109      8,388,387
            Furniture, fixtures and equipment       7,351,654      6,814,443
            Leasehold improvements                    273,937        257,151
                                                  -----------    -----------
                                                   23,887,941     23,090,639
            Less: Accumulated depreciation and
                  amortization                      9,522,697      9,557,168
                                                  -----------    -----------
                                                  $14,365,244    $13,533,471
                                                  ===========    ===========



     The amounts of depreciation and amortization included in net occupancy expense were $897,162, $713,201 and $740,670 in 1995, 1994 and 1993, respectively, and are based on the following estimated useful lives:

            Building and improvements                5 to 40 years
            Furniture, fixtures and equipment        5 to 10 years
            Leasehold improvements                  10 to 30 years

NOTE 7.       INCOME TAXES:

     The provision for income taxes consisted of the following:

                                  YEAR ENDED DECEMBER 31,
                       -------------------------------------------
                          1995            1994             1993
                       -----------     -----------     -----------


         CURRENT
            Federal    $ 1,417,700     $   976,900     $ 1,923,800
            State          497,900         174,700         784,400
                       -----------     -----------     -----------
                         1,915,600       1,151,600       2,708,200
                       -----------     -----------     -----------
         DEFERRED
            Federal       (320,300)         15,000        (390,600)
            State         (236,400)          2,500        (102,300)
                       -----------     -----------     -----------
                          (556,700)         17,500        (492,900)
                       -----------     -----------     -----------
                       $ 1,358,900     $ 1,169,100     $ 2,215,300
                       ===========     ===========     ===========



     The provision for income taxes includes tax of $21,600, $(54,200) and $1,342,300, related to net securities gains (losses) for 1995, 1994 and 1993, respectively. At December 31, 1995, there are no accrued federal and state income taxes. Accrued federal and state income taxes at December 31, 1994, are approximately $279,500.

     Deferred taxes arise from temporary differences in the recognition of the revenues, expenses and tax credits for tax and financial reporting purposes. The tax effects of principal temporary differences are as follows:


                                                                       YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                                  1995          1994          1993
                                                               ---------     ---------     ---------
              Allowance for possible loan losses               $(117,000)    $ 391,500     $ 137,100

              Real estate owned                                 (145,300)     (187,900)     (246,100)
              Mark to market, IRC Section 475                    (65,700)      (65,800)      263,000
              Accretion/amortization of discounts/premiums
                 on securities                                   (30,700)       61,000       (88,800)
              Depreciation                                       (43,700)      (24,700)       (6,300)
              Vacation accrual                                     7,300         4,900      (102,700)
              Pension cost                                       (55,700)     (167,300)       52,900
              Depreciation of leverage leases                    (18,100)      (15,000)     (263,400)
              State franchise taxes                              (79,200)      256,100      (231,400)
              Other                                               (8,600)     (235,300)       (7,200)
                                                               ---------     ---------     ---------
                                                               $(556,700)    $  17,500     $(492,900)
                                                               =========     =========     =========




     The provisions for income taxes varied from the Federal statutory rate of 34% for 1995, 1994 and 1993 for the following reasons:

                                                                         YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------------
                                                     1995                          1994                           1993
                                         ------------------------       ----------------------         ------------------------
                                            AMOUNT             %           Amount          %            Amount             %
                                         -----------         ----       -----------       ----         -----------         ----

 Provision for income
   taxes at statutory rate               $ 1,741,800         34.0 %     $ 1,526,100       34.0 %       $ 1,985,800         34.0 %
 Tax exempt interest                        (125,500)        (2.5)         (233,400)      (5.2)           (369,000)        (6.3)
 State franchise taxes,
    net of federal tax benefit               172,600          3.4            83,900        1.9             450,200          7.7
 Goodwill                                    153,000          3.0           149,800        3.3             148,700          2.5
 AMT                                               0          0            (367,000)      (8.2)                  0            0
 California enterprise
    zone exclusion                          (200,000)        (3.9)                0          0                   0            0
 Reversal of contingent
   reserve                                  (377,000)        (7.4)                0          0                   0            0
 Other, net                                   (6,000)        (0.1)            9,700        0.2                (400)           0
                                         -----------         ----       -----------       ----         -----------         ----
                                         $ 1,358,900         26.5%      $ 1,169,100       26.0 %       $ 2,215,300         37.9 %
                                         ===========         ====       ===========       ====         ===========         ====



     The cumulative temporary differences comprising the net deferred tax asset and (liability) are as follows:



                                                   YEAR ENDED DECEMBER 31,
                                                ---------------------------
                                                    1995          1994
                                                -----------     -----------

Allowance for possible loan losses              $   547,000     $   430,000
Real estate owned                                   717,700         572,400
Mark to market, IRC Section 475                    (131,500)       (197,200)
Accretion/amortization of discounts/premiums
   on securities                                          0         (30,700)
Depreciation                                        (87,700)       (131,400)
Vacation accrual                                     91,300          98,600
Pension cost                                              0         (55,700)
Safe harbor leases                                 (157,200)       (175,300)
State franchise taxes                               200,000         120,800
Step-up of land acquired in TTNB merger          (1,814,400)     (1,819,300)
Other                                                35,100          31,400
                                                -----------     -----------
                                                   (599,700)     (1,156,400)
Unrealized (gains) losses on securities
   available for sale                              (410,700)      2,100,300
                                                -----------     -----------
                                                $(1,010,400)    $   943,900
                                                ===========     ===========

NOTE 8.       EMPLOYEE BENEFIT PLANS:

PROFIT SHARING

     The Bank offers a trusteed profit sharing plan to employees with one year of continuous service. Contributions are determined by the Board of Directors based upon annual profits. Contributions were $496,600, $441,200 and $150,000 in 1995, 1994 and 1993, respectively.

RETIREMENT

     The Company has a non-contributory pension plan covering all employees over 21 years of age with one year of continuous service. Pension benefits are payable upon normal or early retirement and in accordance with the appropriate payment option as defined in the plan. Benefits are based on the participant's salary and years of service. Effective January 31, 1994, the Company discontinued further accrual of benefits. In January 1995, the Company notified all participants of the intent to terminate the plan effective April 13, 1995. Plan assets are currently invested in an immediate participation guarantee contract (fixed dollar account) with an insurance company.

     The pension costs for the years ended December 31, 1995, 1994 and 1993 included the following components:

                                                                      1995           1994           1993
                                                                    ----------     ----------    -----------
       Service  cost --  benefits  earned  during the period        $      0       $      0       $197,316
       Interest   cost  on   projected   benefits  obligation        162,864        130,044        221,318
       Actual return on plan assets                                 (370,451)        26,945       (691,145)
       Net amortization and deferral                                 136,661       (239,827)       451,425
                                                                    --------       --------       --------

          Total pension costs                                       $(70,926)      $(82,838)      $178,914
                                                                    ========       ========       ========


     The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated statements of financial condition at December 31, 1995 and 1994:


                                                                     1995               1994
                                                                 -----------         ------------
Actuarial present value of benefits
   obligations:
   Accumulated benefit obligation                                $ 2,507,907          $ 2,253,501
                                                                 ===========          ===========
   Vested benefit obligation                                     $ 2,432,675          $ 2,166,804
                                                                 ===========          ===========

Plan assets at fair value                                          3,734,847            3,419,862
Projected benefit obligation                                       2,507,907            2,253,501
                                                                 -----------          -----------
   Plan assets in excess of projected
   benefit obligation                                              1,226,940            1,166,361
Unrecognized net (gain) loss                                         143,078              140,564
Unrecognized prior service cost                                            0                    0
Unrecognized net transition asset
   existing at the date of initial
   application of SFAS 87                                            (38,002)             (45,835)
                                                                 -----------          -----------
   Prepaid pension cost included in plan assets                  $ 1,332,016          $ 1,261,090
                                                                 ===========          ===========


The principal assumptions were:
   Discount rates                                                       7.25%                7.25%
   Rates of increase in compensation levels                             5.76%                5.76%
   Expected long-term rate of return on plan assets                     7.50%                7.50%

NOTE 8.       EMPLOYEE BENEFIT PLANS:  (Continued)

STOCK OPTIONS

     The Bank adopted a stock option plan in 1985. The 1985 plan authorized the issuance of up to 566,549 shares of common stock at the discretion of the Board of Directors, and has an expiration date of March 12, 1995. On May 16, 1989, the shareholders approved an amendment to the 1985 plan providing the addition of 220,500 shares for future grants. Options are granted at a price not less than the fair market value of the stock at the date of grant. Options expire five years from the date granted and become exercisable at the date of grant. There were no options canceled in 1995, 1994 or 1993. The plan provides for the retroactive adjustments of options granted for the effect of stock dividends and stock splits. Stock options have been adjusted to reflect the five percent stock dividend declared in 1995 and 1994. A summary of stock option activity during 1993, 1994 and 1995 for the plan is as follows:

                                                                              STOCK OPTIONS
                                                                        ----------------------------
                                                                         NUMBER         RANGE OF
                                                                          OF           PRICES PER
                                                                         SHARES        OPTION SHARE
                                                                        -------      ---------------
       Shares under option and excercisable at December 31, 1992        196,737      $10.00 - $13.82

       Options forfeited                                                (22,167)      10.00 -  13.82
       Options exercised                                                      0
       Options granted                                                        0
                                                                        -------
       Shares under option and exercisable at December 31, 1993         174,570                10.00

       Options forfeited                                                 (6,841)               10.00
       Options exercised                                                   (926)               10.00
       Options granted(1)                                                13,340          9.52 - 9.88
                                                                        -------
       Shares under option and exercisable at December 31, 1994         180,143          9.52 - 9.88

       Options forfeited                                                 (7,713)         9.52 - 9.53
       Options exercised                                                (12,302)                9.52
       Options granted(2)                                                 8,006          9.06 - 9.40
                                                                        -------
       Shares under option and exercisable at December 31, 1995,
          with expiration dates ranging from
          July 17, 1997 through August 18, 1997                         168,134       $ 9.06 - $9.40
                                                                        =======
       Shares available for future grant at December 31, 1995                 0




(1) Grant of 5,000 shares, new options at $9.875 and 8,340 as a result of 5% stock dividend in 1994.

(2)All shares granted were as a result of the 5% stock dividend in 1995.

NOTE 9.       SHAREHOLDERS' EQUITY:

     On November 15, 1995 and October 19, 1994, the Company declared a five percent stock dividend to all shareholders of record as of December 1, 1995 and 1994 payable on December 20, 1995 and 1994. As a result of the dividend, the Company issued 198,930 and 188,871 shares of common stock (fractional shares were paid in the form of cash dividends) and capitalized retained earnings of $2,287,695 and $1,888,710 which is equal to the number of shares issued at a market value of $11.50 and $10.00 per share as of the declaration dates, respectively. No stock dividends were declared to shareholders of record during the year ended December 31, 1993. During 1995, the Company declared cash dividends in the aggregate of $1,654,754 or $.41 per share and paid cash dividends in the aggregate of $1,298,778 or $.325 per share. In January 1996, the Company paid cash dividends in the aggregate of $358,008 or $.085 per share.

     Under the Federal Reserve Board's capital guidelines, the Company is required to have a minimum ratio of total capital to risk-weighted assets of 8.0%, tier 1 capital to total risk-weighted assets of 4.0% and a leverage ratio of 3.0%. At December 31, 1995 and 1994, the Company's ratios were 18.09%, 16.96% and 11.05% and 17.30%, 16.25% and 10.17%, respectively.

NOTE 10.      COMMITMENTS AND CONTINGENCIES:

     In order to meet the financing needs of its customers in the normal course of business, the Company is a party to financial instruments with "off-balance sheet" risk. Those financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The Company does not enter into any interest rate swaps or caps or forward or futures contracts.

     The off-balance sheet risk inherent in these instruments is the possibility of loss from (1) the failure of another party to perform according to the terms of a contract that would cause a draw on a standby letter of credit, or (2) changes in market rates of interest for those few commitments and undisbursed loans which have fixed rates of interest. To minimize this risk, the Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The decision as to whether collateral should be required is based on the circumstances of each specific commitment or conditional obligation.

     Loan commitments are not usually made for more than 30 days. If rates are quoted, they are generally stated in relation to the prime rate.

     These financial instruments involve, to varying degrees, exposure to credit risk in excess of the amounts recognized in the statement of financial condition. This exposure is represented by the contractual notional amount of those instruments. As of December 31, 1995 and 1994, the contractual notional amount of these instruments was as follows:

                                                           1995           1994
                                                       -----------    -----------
      Standby and commercial letters of credit         $ 2,806,000    $ 4,950,000
      Unused consumer loans secured by real estate       6,625,000      7,376,000
      Unused commercial loans secured by real estate    18,959,000      7,894,000
      Other loan commitments                            23,955,000     23,646,000
                                                       -----------    -----------
         Total commitments                             $52,345,000    $43,866,000
                                                       ===========    ===========


     Since many of the commitments are expected to expire without being drawn upon, the amounts above do not necessarily represent future cash requirements.

     In the normal course of doing business, the Company occasionally becomes a party to litigation. Currently, there are two cases pending against the Company which relate to certain depository accounts that were opened for varying periods from twenty-nine days to four months. In the opinion of management, and the Company's legal counsel, the disposition of all pending litigation involving the Company will have no adverse material effect upon its financial condition and results of operations.

     The Company is committed through June 1998 for payments under a data processing service agreement and through March 1997 for payments under a service center processing agreement. Minimum annual payments are approximately $1,335,360 and $1,123,000, escalating over the term of the agreements to approximately $1,729,000 and $1,265,000, respectively.

NOTE 11.      OTHER OPERATING EXPENSES:

     Other operating expenses include the following:

                                                         YEAR ENDED DECEMBER 31,
                                                  ------------------------------------
                                                     1995         1994         1993
                                                  ----------   ----------   ----------
       Legal and professional services            $  641,343   $  579,793   $  606,451
       Other data processing expense               1,807,308    1,819,979    1,804,829
       Service center processing expense           1,233,847    1,165,701    1,111,355
       Other outside services                         73,295      521,679      258,952
       Stationery and supplies                       386,607      477,545      413,996
       Operating losses                              396,124      280,412      214,343
       Losses on real estate owned                   626,944      559,634    1,209,340
       Other operating expense                     3,987,063    3,738,442    3,744,648
                                                  ----------   ----------   ----------
                                                  $9,152,531   $9,143,185   $9,363,914
                                                  ==========   ==========   ==========



NOTE 12.      REGULATORY MATTERS:

     The Bank is subject to regulation by the Federal Reserve Board, Federal Deposit Insurance Corporation (FDIC) and the California State Banking Department. As a result of the examination completed by the representatives of the FDIC in the fourth quarter of 1992, the FDIC and the Bank agreed to enter into an informal agreement in the form of a memorandum of understanding (the Memorandum), effective March 1993. Pursuant to the Memorandum, the Bank, among other things agreed to maintain a minimum ratio of tier 1 capital to total average assets of 7.5%. Additionally, in regards to the other items which were required under the Memorandum, the Bank undertook steps to implement certain actions or restrictions with respect to its lending and dividend activities and to adopt or revise certain internal policies and procedures. The FDIC released the Bank of the Memorandum on February 9, 1994.

NOTE 13.      DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments.

     The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no active market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, prepayment assumptions, future expected loss experience and other such factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Additionally, the Company intends to hold the majority of its assets and liabilities to their stated maturities. Therefore, the Company does not intend to realize any significant differences between carrying value and fair value through sale or other disposition. No attempt should be made to adjust shareholders' equity to reflect the following fair value disclosures required by the standard as management believes them to be inconsistent with their philosophies and the operations of this Company.

     In addition, the fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of existing and anticipated future customer relationships and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the branch network, deferred tax assets and liabilities, real estate owned, land, furniture, fixtures and equipment and goodwill.

     Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments as of December 31, 1995 and 1994.

CASH AND FEDERAL FUNDS SOLD (SHORT-TERM INVESTMENTS)

     For cash and federal funds sold (short-term investments), the carrying amount (book value) is a reasonable estimate of fair value.

SECURITIES

     For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices of similar securities.

LOANS

     For certain homogeneous categories of loans, such as loans secured by real estate, auto loans and other consumer loans, fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For loans which are immediately repriceable, the carrying value is a reasonable estimate of fair value. The allowance for possible loan losses, plus additional discounts on certain classified loans are estimated to be a market discount of the credit risks inherent in the portfolio based upon a bulk sale concept.

DEPOSITS

     The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (SHORT-TERM BORROWINGS)

     The carrying amount (book value) of securities sold under agreements to repurchase is a reasonable estimate of fair value.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

     The fair value of commitments and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account remaining terms of the agreements. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of these unrecorded financial instruments is not material to the Company's financial position or fair value disclosures at December 31, 1995 and 1994. (See Note 10. Commitments and Contingencies, for contractual notional amounts of the instruments, contained herein).

     The estimated fair values of the Company's financial instruments are as follows:


                                                             DECEMBER 31, 1995                     December 31, 1994
                                                      ---------------------------------    ----------------------------------
                                                        CARRYING             FAIR             Carrying            Fair
                                                         AMOUNT             VALUE              Amount             Value
                                                      --------------    ---------------    ---------------    --------------
Financial Assets:
     Cash and federal funds sold                      $  53,397,000      $  53,397,000      $  48,996,000     $  48,996,000
     Securities                                         133,886,000        133,934,000        167,880,000       167,880,000
     Loans, net                                         208,110,000        207,116,000        195,831,000       191,691,000
                                                       ------------       ------------       ------------      ------------
                                                       $395,393,000       $394,447,000       $412,707,000      $408,567,000
                                                       ============       ============       ============      ============

Financial Liabilities:
     Deposits                                          $369,031,000       $369,230,000       $392,269,000      $391,620,000
     Securities sold under agreements to repurchase               0                  0            100,000           100,000
                                                       ------------       ------------       ------------      ------------
                                                       $369,031,000       $369,230,000       $392,369,000      $391,720,000
                                                       ============       ============       ============      ============

NOTE 14. CONDENSED FINANCIAL INFORMATION OF HOME INTERSTATE BANCORP (PARENT COMPANY ONLY):

     At December 31, 1995 and 1994, the condensed unconsolidated Statements of Financial Condition of the Parent Company are as follows:

                                                  1995             1994
                                              ------------    ------------
ASSETS:
   Cash and cash equivalents                  $  1,011,446    $    224,687
   Securities available for sale                   932,563         892,687
   Investment in the Bank                       49,784,997      44,536,588
   Other assets                                      6,850           6,850
                                              ------------    ------------
     TOTAL ASSETS                             $ 51,735,856    $ 45,660,812
                                              ============    ============

LIABILITIES:
   Dividends payable and other liabilities    $    319,894    $      7,186
                                              ------------    ------------


SHAREHOLDERS' EQUITY:
   Contributed capital                          42,858,814      40,454,004
   Retained earnings                             7,977,308       8,156,001
   Unrealized gains  (losses) on
     securities available for sale, net of
     deferred taxes, and equity in
     unrealized gains  (losses)  on
     securities of the Bank                        579,840      (2,956,379)
                                              ------------    ------------


     TOTAL SHAREHOLDERS' EQUITY                 51,415,962      45,653,626
                                              ------------    ------------

     TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY                                  $ 51,735,856    $ 45,660,812
                                              ============    ============



     For years ended December 31, 1995, 1994 and 1993, the condensed unconsolidated Statements of Income are as follows:


                                                1995        1994         1993
                                             ----------   ----------    --------
Dividends from the Bank                      $2,125,000   $1,281,659    $600,000
Securities gains                                      0            0       2,307
Interest and other income                        75,218       78,438      65,458
                                             ----------   ----------    --------
   Total Income                               2,200,218    1,360,097     667,765
Legal and other expenses                        271,283      163,791     151,181
                                             ----------   ----------    --------
Income before income taxes and equity  in
   undistributed income of subsidiary         1,928,935    1,196,306     516,584
Allocated income tax  benefit                    96,400       41,600      40,800
Equity in undistributed income of
   subsidiary                                 1,738,421    2,081,492   3,068,045
                                             ----------   ----------  ----------
     NET INCOME                              $3,763,756   $3,319,398  $3,625,429
                                             ==========   ==========  ==========

NOTE 14. CONDENSED FINANCIAL INFORMATION OF HOME INTERSTATE BANCORP (PARENT COMPANY ONLY): (Continued)

     For the years ended December 31, 1995, 1994 and 1993, the condensed unconsolidated Statements of Cash Flows are as follows:

                                                           1995             1994            1993
                                                        -----------     -----------     -----------

Cash flows from operating activities:
Net income                                              $ 3,763,756     $ 3,319,398     $ 3,625,429
                                                        -----------     -----------     -----------
   Adjustments  to reconcile  net income to
     net cash provided by operating activities:
   Amortization of securities premiums                        4,926           4,927           5,711
   Net gain on sale of securities                                 0               0          (2,307)
   Equity in affiliated subsidiary                       (1,738,421)     (2,081,492)     (3,068,045)
   Net decrease other assets                                      0               0          99,307
   Net increase (decrease) in dividends
     payable and other liabilities                          294,137            (642)        (41,300)
                                                        -----------     -----------     -----------
   Total adjustments                                     (1,439,358)     (2,077,207)     (3,006,634)
                                                        -----------     -----------     -----------
Net cash provided by operating activities                 2,324,398       1,242,191         618,795
                                                        -----------     -----------     -----------
Cash flows from investing activities:
   Proceeds from sales of securities                              0               0         104,895
                                                        -----------     -----------     -----------
Net cash provided by investing activities                         0               0         104,895
                                                        -----------     -----------     -----------
Cash flows from financing activities:
   Proceeds from stock options exercised                    117,115           9,260               0
   Cash dividends declared                               (1,654,754)     (1,141,305)       (852,066)
                                                        -----------     -----------     -----------
Net cash used in financing activities                    (1,537,639)     (1,132,045)       (852,066)
                                                        -----------     -----------     -----------
Net increase (decrease) in cash and cash equivalents        786,759         110,146        (128,376)
Cash and cash equivalents  at beginning of year             224,687         114,541         242,917
                                                        -----------     -----------     -----------

Cash and cash equivalents at end of year                $ 1,011,446     $   224,687     $   114,541
                                                        ===========     ===========     ===========


Supplemental disclosure of non-cash investing and
   financing activities:
Adjustment for SFAS No. 115:
   (Increase) decrease in unrealized
     gains on securities available for sale             $   (44,802)    $    68,511     $   (72,824)
   (Increase) decrease in investment in
     the Bank for unrealized gains
     (losses) on securities available for sale, net      (3,509,988)      3,910,511        (951,610)
   Increase (decrease) in deferred tax
     liabilities related to unrealized
     gains on securities available for sale                  18,571         (33,809)         35,600
   Increase (decrease) in shareholders'
     equity for unrealized gains (losses),
     net of deferred taxes                                3,536,219      (3,945,213)        988,834




     Under California banking law, the Bank is limited in its ability to declare dividends to the Company to the lesser of the retained earnings of the Bank or the net income of the Bank for its last three fiscal years, less distributions made by the Bank to the Company during such period. The effect of this law is to limit the dividends the Bank may declare at December 31, 1995 to approximately $6,841,000.

     Federal law also restricts the Bank from extending credit to the Company since any such extensions of credit are subject to strict collateral requirements.

NOTE 15.      PURCHASE AND ASSUMPTION OF CERTAIN ASSETS AND LIABILITIES:

     On April 1, 1994, the Bank entered into an Insured Deposit Purchase and Assumption Agreement (P&A Agreement) with the FDIC for the purchase and assumption of certain assets and liabilities of Mechanics National Bank, Paramount, California. Mechanics National Bank was declared insolvent and closed by the Office of the Comptroller of the Currency on April 1, 1994 and the FDIC was appointed the receiver thereof. Concurrent with the execution of the P & A Agreement, the Bank entered into a FDIC Consortium Agreement with the FDIC and California United Bank, N.A., Pacific Western National Bank, Foothill Independent Bank, Landmark Bank, Cerritos Valley Bank and De Anza National Bank (Consortium Members).

     The Bank, as agent for the Consortium Members, purchased approximately $22,535,000 of certain assets consisting principally of cash and cash equivalents, securities and Fed funds sold and assumed approximately $99,355,000 of certain liabilities consisting of deposit liabilities and accrued interest from the FDIC. The Bank purchased approximately $21,700,000 of such assets and assumed $17,100,000 of such deposits of two former Mechanics National Bank branches located in Torrance and Paramount, California. All remaining acquired assets and assumed liabilities were transferred to the Consortium Members.

     On July 15, 1994, the Bank entered into a P & A Agreement with the FDIC for certain assets and liabilities of the Bank of San Pedro (San Pedro), San Pedro, California. San Pedro was closed by the California Superintendent of Banks on July 15, 1994 and the FDIC was appointed the receiver thereof.

     The Bank purchased $12,884,000 of certain assets consisting principally of loans, cash and cash equivalents and investment securities, and assumed approximately $74,200,000 of certain liabilities consisting of insured deposit liabilities and accrued interest from the FDIC.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


     None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by this Item regarding Directors and Executive Officers of the Registrant is contained in the Company's definitive Proxy Statement for the Company's 1996 Annual Meeting of Shareholders under the heading Directors, Nominees and Executive Officers of the Company which the Company intends to file with the Commission within 120 days following the end of the Company's 1995 fiscal year pursuant to the Commission's Rule 14A promulgated under the Securities Exchange Act of 1934, as amended. Such information is incorporated herein by this reference.

ITEM 11. EXECUTIVE COMPENSATION

     The information required by this Item regarding Executive Compensation is contained in the Company's definitive Proxy Statement for the Company's 1996 Annual Meeting of Shareholders under the heading Directors, Nominees and Executive Officers of the Company which the Company intends to file with the Commission within 120 days following the end of the Company's 1995 fiscal year pursuant to the Commission's Rule 14A promulgated under the Securities Exchange Act of 1934, as amended. Such information is incorporated herein by this reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this Item regarding Security Ownership of Certain Beneficial Owners and Management is contained in the Company's definitive Proxy Statement for the Company's 1996 Annual Meeting of Shareholders under the heading Principal Shareholders and Election of Directors which the Company intends to file with the Commission within 120 days following the end of the Company's 1995 fiscal year pursuant to the Commission's Rule 14A promulgated under the Securities Exchange Act of 1934, as amended. Such information is incorporated herein by this reference.

ITEM 13.      CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The information required by this Item regarding Certain Relationships and Transactions is contained in the Company's definitive Proxy Statement for the Company's 1996 Annual Meeting of Shareholders under the heading Certain Transactions which the Company intends to file with the Commission within 120 days following the end of the Company's 1995 fiscal year pursuant to the Commission's Rule 14A promulgated under the Securities Exchange Act of 1934, as amended. Such information is incorporated herein by this reference.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

(a)(1) FINANCIAL STATEMENTS

     The following consolidated financial statements of the Company, the accompanying notes and the Report of Independent Public Accountants are included in Item 8 of this Annual Report on Form 10-K at the pages referenced below:

     ITEM                                                                                                    PAGE NO.
     ----                                                                                                    --------

1.  Report of Independent Public Accountants...................................................................  42
2.  Consolidated Statements of Financial Condition as of December 31, 1995 and 1994............................  43
3.  Consolidated Statements of Income for the Years Ended December 31, 1995, 1994 and 1993.....................  44
4.  Consolidated Statements of Changes in Shareholders' Equity
    for the Years Ended December 31, 1995, 1994 and 1993.......................................................  45
5.  Consolidated Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993..................  46
6.  Notes to Consolidated Financial Statements.................................................................  48



(a)(2) SCHEDULES.

     No Schedules are listed because they are not applicable, not material or because the information required by such schedules is included in the consolidated financial statements or the notes thereto.

(b)    REPORTS ON FORM 8-K.

     There were no reports on Form 8-K filed by the Company during the last quarter of the Company's fiscal year ended December 31, 1995.

(c)    EXHIBITS.

     Exhibits required to be filed hereunder are indexed on sequentially numbered page 70 hereof.

     The following is a list of management contracts and compensatory plans and arrangements required to be filed hereunder:

     1. The Company's 1985 Stock Option Plan, as amended; form of Incentive Stock Option Agreement; and form of Non-Qualified Stock Option Agreement, at Exhibit 4 to Registration Statement on Form S-8, No. 33-30573.

     2.  Change of Control Agreement, James P. Staes.

     3.  Change of Control Agreement, Bill Neal.

     4.  Change of Control Agreement, Keith W. Barnes.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

           SIGNATURE AND TITLE                                                      DATE
- --------------------------------------------------------------------         -----------------


/s/ Ruth A. Martin                                                           February 21, 1996
- --------------------------------------------------------------------
Ruth A. Martin, Director
Chairman of the Board

/s/ James P. Staes                                                           February 21, 1996
- --------------------------------------------------------------------
James P. Staes, Director
President


/s/ D. A. Buschenfield                                                       February 21, 1996
- --------------------------------------------------------------------
D. A. Buschenfield, Director
Vice President


/s/ J. Richard Denham                                                        February 21, 1996
- --------------------------------------------------------------------
J. Richard Denham, Director
Vice President


/s/ Randall G. Elston                                                        February 21, 1996
- --------------------------------------------------------------------
Randall G. Elston, Director


/s/ Roger K. Freeman                                                         February 21, 1996
- --------------------------------------------------------------------
Roger K. Freeman, Director


/s/ Bill Neal                                                                February 21, 1996
- --------------------------------------------------------------------
Bill Neal, Director


/s/ Donald G. Martin                                                         February 21, 1996
- --------------------------------------------------------------------
Donald G. Martin, Director


/s/ George W. Post                                                           February 21, 1996
- --------------------------------------------------------------------
George W. Post, Director


/s/ Keith W. Barnes                                                          February 21, 1996
- --------------------------------------------------------------------
Keith W. Barnes, Senior Vice President,
Chief Financial Officer, Controller and Principal Accounting Officer

     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Home Interstate Bancorp by

/s/ Keith W. Barnes
- --------------------------------------------------------------------
Keith W. Barnes, Senior Vice President,                                      Dated February 21, 1996
Chief Financial Officer, Controller and Principal Accounting Officer

                                INDEX TO EXHIBITS

                                                                                                          PAGE NUMBER IN
                                                                                                            SEQUENTIALLY
      EXHIBIT                                    DESCRIPTION OF DOCUMENT                                  NUMBERED SYSTEM
- ----------------      -------------------------------------------------------------------------------    ----------------

        1.1           Agreement and Plan of Reorganization  by and among the Company,  the Bank, CU
                      Bancorp and California  United Bank,  National  Association dated January 10,
                      1996 (1) .

        3.1           Articles of  Incorporation  of the Company  filed with the Secretary of State of the State of California  on September 17, 1979, as amended by  Certificate of  Amendment  of  Articles  of  Incorporation  filed May 20,  1988  (2).  In addition,  Certificate  of  Amendment  of  Articles of  Incorporation  of the
                      Bancorp filed with the Secretary of State of the State of
                      California on November 9, 1981 (2).

        3.2           Bylaws of the Company, adopted November 17, 1987 (amended and restated) (3).

         4.           Specimen of Common Stock Certificate (4).

        10.1          The Company's 1985 Stock Option Plan, as amended, form of
                      Incentive Stock Option Agreement, and form of
                      Non-Qualified Stock Option Agreement (5).

        10.2          Ground Lease dated  February 9, 1976,  by and between Brea Plaza  Development
                      Company, a partnership, and the Bank, for the land upon
                      which the Brea Branch Office of the Bank is located (3).

        10.3          Ground Lease dated May 16, 1980, by and between Manhattan
                      Beach Commercial Properties, a California general partnership, and Bank of Manhattan, for the land upon which the Manhattan Beach Branch Office of the Bank is located (3).

        10.4          Lease dated  December  13, 1973,  by and between  Homart  Development  Co., a
                      Delaware corporation, and the Bank for the land upon which the Westminster Branch Office of the Bank is located (3).

        10.5          Lease  dated  December  10,  1979,  by and  between  Margaret  Hills Land and
                      Exploration  Company,  as  Lessor,  and  Irvine  National  Bank,  as  Lessee,
                      assigned in February 1980 to Heritage Bank, as Lessee,  and assigned on March
                      9, 1984 to the Bank, as Lessee, for the lease of office
                      facilities for the Irvine Branch Office (3).

        10.6          Reserved

        10.7 Remote Outsourcing Agreement dated September 14, 1993, by and between Systematics, Inc., an Arkansas corporation, and the Bank (6).

        10.8 Item Processing Agreement dated March 9, 1992, by and between Systematics, Inc., an Arkansas corporation, and the Bank (6).

        10.9 Lease, proposed to be assigned to the Bank, dated July 1, 1978, by and between Lanikai Investment Company, LTD., as
                      Lessor, and Bank of San Pedro, as Lessee, and assumed on July 15, 1994 by the FDIC, as Lessee, for the lease of office facilities for the North San Pedro Branch Office
                      (7).

       10.10          Change of Control Agreement, James P. Staes (8).

       10.11          Change of Control Agreement, Bill Neal (8).

       10.12          Change of Control Agreement, Keith W. Barnes (8).

        21.0          Subsidiary of the Registrant (7).

        23.0          Consent of Arthur Andersen LLP                                                         72

        27.0          Financial Data Schedule                                                                73



- ------------------------------

(footnotes on following page)
- -----------------------------

- ------------------------------

(footnotes on from the previous page)
- -------------------------------------

(1) Incorporated by reference to the Exhibits to the Registrant's Form 8-K as filed with the Commission on February 9, 1996.

(2) Incorporated by reference to the Exhibits to the Registrant's S-4 Registration Statement, Registration No. 33-35622, as filed with the Commission on June 28, 1990.

(3) Incorporated by reference to the Registrant's 1989 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 31, 1990.

(4) Incorporated by reference to Exhibit 7 to Registrant's Registration Statement on Form S-14, Registration No. 2-75660, as filed with the Commission on January 12, 1982 and amended on August 6, 1982

(5) Incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form S-8, Registration No. 33-30573, as filed with the Commission on August 17, 1989.

(6) Incorporated by reference to the Registrant's 1993 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 29, 1994.

(7) Incorporated by reference to the Registrant's 1994 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 31, 1995.

(8) Incorporated by reference to the Exhibits 10.10, 10.11 and 10.12 to Registrant's June 30, 1995 Quarterly Report on Form 10-Q, File No. 0-11160, as filed with the Commission on July 31, 1995.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   FORM 10-K/A
                          AMENDMENT NO. 1 TO FORM 10-K

                                    MARK ONE:

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (Fee required) For the fiscal year ended DECEMBER 31, 1995

/ / TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee required)

         For the transition period ______ to ______

         Commission File No. 0-11160

                             HOME INTERSTATE BANCORP
             (Exact Name of Registrant as Specified in its Charter)

            CALIFORNIA                                           95-3657758
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

2633 CHERRY AVENUE, SIGNAL HILL, CALIFORNIA                            90806
 (address of Principal Executive Offices)                            (ZIP Code)

       Registrant's Telephone Number, Including Area Code: (310) 988-9600

        Securities registered pursuant to Section 12(b) of the Act: NONE

           Securities registered pursuant to Section 12(g) of the Act:
                           COMMON STOCK, NO PAR VALUE
                                (Title of Class)

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has ben subject to such filing requirements for the past 90 days.

                                    Yes  X  No
                                        ---    ---

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of the Form 10-K or any amendment to this Form 10-K. / /

         As of APRIL 18, 1996, the aggregate market value of the voting shares held by non-affiliates (all persons other than executive officers, directors or greater than 10% shareholders) of the Registrant was approximately

                                   $45,095,956

              An aggregate of 4,213,280 shares of common stock were
                          outstanding at APRIL 18, 1996

                                    PART III


ITEM 10.          DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

         Pursuant to the Agreement and Plan of Reorganization dated January 10, 1996, as amended March 29, 1996 (the "Merger Agreement") by and among CU Bancorp, California United Bank, National Association ("CU Bank"), a national banking association and wholly owned subsidiary of CU Bancorp, Home Interstate Bancorp ("Home Bancorp") and Home Bank ("Home Bank"), a California state chartered bank and wholly owned subsidiary of Home Bancorp, Home Bancorp will merge with and into CU Bancorp (the "Merger"), with CU Bancorp surviving the Merger (the "Surviving Company") and CU Bank will merge with and into Home Bank under the name "California United Bank." Upon consummation of the Merger, each outstanding share of Common Stock, no par value, of Home Bancorp ("Home Stock") will be converted into the right to receive 1.409 shares of CU Bancorp Common Stock, without par value. Upon consummation of the Merger, the Board of Directors of the Surviving Company will be comprised of five members from each of the current Boards of Directors of CU Bancorp and Home Bancorp. The five members from the Board of Directors of Home Bancorp (the "Home Board") are expected to be Donald A. Buschenfield, J. Richard Denham, Randall G. Elston, Donald G. Martin and James P. Staes. The following table sets forth certain information as of April 18, 1996, with respect to the directors, nominees for election as directors and executive officers of Home Bancorp.


Name                          Age     Biographical Information
- ----                          ---     ------------------------
Keith W. Barnes               50      Keith W. Barnes has been Senior Vice President and Chief Financial Officer of
                                      Home Bancorp from May 1988 to present and of Home Bank from July 1986 to present.  He served as Vice President and Chief Financial Officer of Home
                                      Bancorp from July 1986 to May 1988 and as Senior Vice President, Cashier of
                                      Home Bank from July, 1982 to June 1986.  Mr. Barnes has been with Home
                                      Bank since 1974 and has been in banking industry for 27 years.

Donald A. Buschenfield        80      Donald A. Buschenfield has been a Vice President of Home Bancorp since 1982 and a director of Home Bancorp since 1981.  Mr. Buschenfield is also the Vice
                                      Chairman of Home Bank and a former Home Bank executive officer.  He has been a director of Home Bank since 1970.  Mr. Buschenfield has served as a consultant to Home Bank since 1985.  (See "Director Compensation").

J. Richard Denham             63      J. Richard Denham has been a Vice President of Home Bancorp since 1982 and has been a director of Home Bank and Home Bancorp since 1981.  Mr. Denham is the owner of Cement Tool Co./D & G Manufacturing Company, which is engaged in industrial development.  He served as Chief of Police for the City of
                                      Signal Hill, California from 1967 to 1979.  Mr. Denham became a rancher and industrial developer after leaving the Signal Hill Police Department in 1979.
                                      Since January, 1984, Mr. Denham has been breeding and training Andalusian horses.

Randall G. Elston, MAI        42      Randall G. Elston has been a director of Home Bancorp since 1987, and of
                                      Home Bank since March, 1992. He is a real estate appraiser and has, since 1982, owned Elston Enterprises, Inc., a corporation doing business under the name
                                      Pacific Real Estate Appraisal.


Name                          Age     Biographical Information
- ----                          ---     ------------------------
Roger K. Freeman, MD           61     Roger K. Freeman, MD, has been a director of Home Bancorp and Home Bank since August 19, 1992.  Dr. Freeman has been a Professor of Obstetrics and
                                      Gynecology at UC Irvine since 1975.  He was the Medical Director of Women's
                                      Services at Long Beach Memorial Medical Center from 1975 to 1990, and has been a Senior Fellow with Memorial Health Service since 1990.  He also served as Senior Vice President of Women's Services at Long Beach Memorial
                                      Hospital from January 1992 through December 1992.

Donald G. Martin, CPA          48     Donald G. Martin has been a director of Home Bancorp since December, 1993
                                      and of Home Bank since February, 1994.   Since 1970, Mr. Martin has been
                                      involved in the agricultural industry in South Dakota where he maintains an interest in cattle ranching.  He has also been a practicing Certified Public
                                      Accountant since 1980.  Mr. Martin is the son of Ruth A. Martin, Chairman of
                                      the Board of Home Bancorp and Home Bank.

Ruth A. Martin                 81     Ruth A. Martin has been the Chairman of the Home Board since 1986 and served as its President from 1986 to February, 1993.  She has also been
                                      Chairman of the Board of Home Bank since 1986.  Mrs. Martin has been a director of Home Bank and Home Bancorp since 1983.  She formerly served as
                                      Area Administrator for the State Department of Mental Health from which position she retired in January, 1981.  Mrs. Martin is the mother of Donald G.
                                      Martin, a director of Home Bancorp and Home Bank.

Susan Monsoor                  40     Susan Monsoor has been Vice President/Corporate Secretary of Home Bank since February 1989 and Corporate Secretary of Home Bancorp and Home Bank
                                      since April 1987.  She was appointed Vice President/Corporate Secretary of
                                      Home Bancorp in February 1993.  Prior to joining Home Bank, Ms. Monsoor was employed in the legal field for 12 years.

Bill Neal                      65     Bill Neal has been a director of Home Bancorp since May, 1993, and of Home
                                      Bank since August 1992.  He has served as the Executive Vice President and
                                      Chief Operating Officer of Home Bank since January 1989.  He has been with
                                      Home Bank since 1974 and has been in the banking industry for 36 years.

George W. Post                 71     George W. Post retired as Executive Vice President of Home Bank in October
                                      1992, a position he held from October 1990.  He has been and continues to serve as a director of Home Bancorp and Home Bank since October 1990.  Prior to the acquisition of The Torrance National Bank ("TTNB") by Home Bank, Mr. Post
                                      had served as President and Chief Executive Officer of TTNB from 1973 to
                                      October 1990.  Mr. Post had also served as a director and Chairman of the
                                      Board of TTNB from 1973 to October 1990.

James P. Staes                57      James P. Staes served as Home Bancorp's Chief Executive Officer and Vice
                                      Chairman from 1985 to 1987.  He served as Home Bancorp's President from
                                      1986 to 1987 and from February 1993 to present.  Mr. Staes served as a director of Home Bancorp since 1985 (except from May 1987 to May 1988).  Mr. Staes has also served as a director of Home Bank and its President since 1984 and as
                                      Chief Executive Officer of Home Bank since 1985.  Previously, Mr. Staes served as President and Chief Executive Officer of the Bank of Manhattan from
                                      1982 to 1983.  Mr. Staes has been in the banking industry for 28 years.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Home Bancorp's directors, executive officers and any persons holding ten percent or more of Home Stock are required to report their ownership of

Home Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and to furnish Home Bancorp with copies of such reports. Specific due dates for these reports have been established and Home Bancorp is required to report in this Amendment No. 1 to Home Bancorp's Annual Report on Form 10-K ("Amendment No. 1") any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the Commission during the fiscal year ended December 31, 1995, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, with the exception of one Form 5, which was filed on February 8, 1996 for Roger K. Freeman, MD.


ITEM 11.          EXECUTIVE COMPENSATION.

         No executive officer of Home Bancorp received cash compensation during the year ended December 31, 1995, except in his or her capacity as an executive officer of Home Bank, and except for directors' fees paid by Home Bancorp and Home Bank to members of their respective Boards of Directors. The following table sets forth the aggregate cash compensation that Home Bancorp and its subsidiaries paid to or accrued on behalf of each of (i) the Chief Executive Officer of Home Bank during 1995 (the principal executive officer of Home Bancorp does not receive any compensation for serving in such capacity), and
(ii) the four most highly compensated individuals, other than the Chief Executive Officer, whose aggregate cash compensation exceeded $100,000 (two persons), ("named executive officers") in each case, for fiscal 1993, 1994 and 1995:


                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                    --------------------------------
                                        ANNUAL COMPENSATION                AWARDS          PAYOUTS
                                 ---------------------------------  --------------------------------------------
           (a)             (b)       (c)        (d)      (e)(3)       STOCK    OPTIONS/     LTIP     ALL OTHER
    NAME & PRINCIPAL                           BONUS      OTHER                                         COMP
    ----------------                           -----      -----                                         ----
        POSITION           YEAR  SALARY ($)     ($)     COMP ($)    AWARDS      S A R'S    PAYOUTS      (5)
        --------           ----  ----------     ---     --------    ------      -------    -------
JAMES P. STAES             1995      201,066      3,820     21,154    N / A      N / A      N / A         11,792
(1)(2)(4)
PRESIDENT & CEO,           1994      201,066     30,000     20,959    N / A      N / A      N / A          9,560
HOME BANK
                           1993      187,923     12,000     21,378    N / A      N / A      N / A          4,220

BILL G. NEAL (1)(4)        1995      119,474      2,270     22,396    N / A      N / A      N / A          9,433
EVP & COO,                 1994      119,474      5,496     22,398    N / A      N / A      N / A          8,612
HOME BANK
                           1993      107,508     10,000     21,692    N / A      N / A      N / A          2,486
KEITH W. BARNES            1995       92,926      1,766      4,993    N / A      N / A      N / A          7,382
(1)(4)
SR. V P & C F O,           1994       92,926      7,209      3,956    N / A      N / A      N / A          6,604
HOME BANCORP
                           1993       86,419      3,000      4,257    N / A      N / A      N / A          1,964

- ------------------------------------
(FOOTNOTES ON FOLLOWING PAGE)

(1) 1995 Bonus numbers represent compensation accrued in 1995 and paid in 1996.

(2) 1994 Bonus number includes $30,000 for Staes accrued in 1994 and paid in 1995.

(3) Represents personal compensation recognized for the use of vehicles provided by Home Bancorp. Other compensation for Messrs. Staes and Neal also includes $14,400 for 1995, 1994 and 1993 which represents Directors' Fees paid in each of those years.

(4) 1993 Bonus numbers represent compensation accrued in 1993 and paid in 1994.

(5)   Represents Annual Profit Sharing Contribution.


RETENTION AGREEMENTS

         Effective June 30, 1995, Mr. Staes, President and Chief Executive Officer of Home Bank, entered into an agreement (the "Staes Retention Agreement") with Home Bank pursuant to which Mr. Staes would become entitled to receive two years base annual salary (or $402,132) payable in 48 substantially equal installments over a two-year period upon the occurrence of a "change of control" of Home Bancorp or Home Bank (as defined in such agreement). Ten other key employees of Home Bancorp or Home Bank, including Messrs. Neal and Barnes, entered into similar agreements (the "Employee Retention Agreements" and together with the Staes Retention Agreement, the "Original Retention Agreements") with Home Bank effective June 30, 1995. Pursuant to the Employee Retention Agreements, each of the ten employees would be entitled to receive the equivalent of one year's base annual salary, payable in 24 substantially equal installments over a one-year period, upon a "change of control" of Home Bancorp or Home Bank. Accordingly, Messrs. Neal and Barnes would become entitled to receive $119,474 and $92,926, respectively, under the Employee Retention Agreements.

         The purpose of the Original Retention Agreements was to (i) minimize the distraction to senior managers occasioned by threats of abrupt changes in control of Home Bancorp or Home Bank and to permit such managers to concentrate on the business and operation of Home Bancorp and Home Bank and (ii) enhance the ability of Home Bank to retain the services of such managers. The Original Retention Agreements did not contemplate the Merger, and the payment terms set forth in such agreements will not be triggered by the consummation of the Merger. The spirit of the Original Retention Agreements, however, was to compensate the aforementioned persons in the event of a substantial change of control of Home Bancorp or Home Bank. As such, the Home Board believes the parties to the Original Retention Agreements should be compensated upon the consummation of the Merger on the terms set forth in such agreements. Based on this belief, Home Bank intends to enter into new agreements (the "Retention Agreements") with the aforementioned persons prior to the consummation of the Merger. The Retention Agreements, when executed, will supersede the Original Retention Agreements. The terms and provisions of the Retention Agreements are substantially similar to those of the Original Retention Agreements, except that the Retention Agreements are effective only upon the consummation of the Merger or some similar transaction between CU Bancorp and Home Bancorp (rather than upon a "change of control") and, with respect to Mr. Staes, his Retention Agreement includes provisions requiring Mr. Staes to provide certain consulting services for a one-year period after the 48 month payment term and prohibits Mr. Staes for a three-year period after the Effective Time from serving as a director or executive officer of another bank, savings and loan association, credit union or thrift and loan which has an office within five miles of a branch office of Home Bank. Total payments to be made by the Surviving Company under the Retention Agreements are approximately $1.2 million. Payments under the Retention Agreements will be made whether or not the recipient is employed by the Surviving Company.

STOCK OPTION EXERCISES AND HOLDINGS

         The following table contains information on stock option exercises in fiscal 1995 by the named executive officers and the number and value of their respective unexercised options at December 31, 1995:


                     AGGREGATED OPTION/SAR EXERCISES IN 1995

          (a)                (b)          (c)                  (d)                                (e)
                                                       Number of Securities               Value of Unexercised
                           Shares                     Underlying Unexercised             In-the-Money Options/
                          Acquired       Value     Options / SAR's at 12/31/95             SAR's at 12/31/95
                                                 --------------------------------    ------------------------------
          Name           On Exercise   Realized    Exercisable    Unexercisable       Exercisable   Unexercisable
          ----           -----------   --------    -----------    -------------       -----------   -------------
James P. Staes              N / A        N / A       13,785           N / A             $40,390         N / A
President & CEO

Bill Neal                   1,500       $1,470        9,655           N / A             $28,289         N / A
EVP & COO

Keith W. Barnes             N / A        N / A        4,901           N / A             $14,360         N / A
Sr. VP & CFO


PENSION PLAN

         Salaried employees of Home Bancorp and Home Bank over 21 years of age are also eligible to participate in Home Bancorp's Pension Plan (the "Pension Plan"). As of January 1, 1990, employees must complete one (1) consecutive year of service to Home Bancorp with a minimum of 1,000 hours worked per year in order to become eligible to participate in the Pension Plan. (Between January 1, 1989 and December 31, 1989 employees had to complete two (2) such years of continuous service and prior to January 1, 1989 employees had to complete three (3) such years of continuous service.)

         The normal annual retirement benefit under the Pension Plan at age 65 is based upon an annual accrued amount over the career of the participant. The annual amount accrued for individuals for each year after 1988 is calculated as the sum of (i) 1.15% of annual pay over $10,000; (ii) l.75% of annual pay over $10,000 for each year of benefit service through 35 years; (iii) l.50% of annual pay for each year of benefit service over 35 years; and (iv) any earned benefit under the Pension Plan on December 30, 1988.

         Effective January 31, 1994, Home Bancorp terminated the accrual of pension benefits for Pension Plan participants, and all funding for the Pension Plan was terminated effective on such date. In December, 1994, the Home Board voted to terminate the Pension Plan effective April 3, 1995. Accrued benefits will be transferred to employees participating in the Pension Plan in the form of either an annuity or a rollover into the employee's 401(k) savings account, at the option of the employee.


                 PENSION PLAN TABLE
            Pension Benefits Available At
                Normal Retirement Age
     -----------------------------------------
     James P. Staes
     President & CEO                   $26,923
     Bill Neal
     EVP & COO                         $21,332
     Keith W. Barnes
     Sr. VP & CFO                      $16,951

DIRECTOR COMPENSATION

         Directors of Home Bancorp are currently paid fees of $300 for monthly Home Board meetings, with the exception of the Chairman of the Board who is paid $900. Directors also receive $200 for attending any special meetings of the Home Board. In addition, non-salaried directors receive $200 for attendance at each meeting of a joint Board committee of which they are a member. The Chairman of the Board receives the use of an automobile. No other agreements or arrangements exist with respect to remuneration for services as a director of Home Bancorp. Home Bancorp paid aggregate compensation of $46,000 to its directors during 1995 pursuant to the foregoing arrangements.

         Directors of Home Bank are currently paid fees of $900 for monthly Home Bank Board meetings, with the exception of the Chairman of the Board who is paid $1,500. Directors also receive $200 for attending any special meetings of the Home Board. In addition, non-salaried directors receive $200 for attendance at each meeting of a joint Board committee of which they are a member. The Vice Chairman of the Board receives the use of an automobile. No other agreements or arrangements exist with respect to remuneration for services as a director of Home Bank. Home Bank paid aggregate compensation of $117,400 to its directors during 1995 pursuant to the foregoing arrangements.

         During 1995, Home Bank contracted with Donald A. Buschenfield, Vice Chairman of Home Bank and a Director of Home Bancorp, to act as a consultant to Home Bank. Under the terms of the Consulting Agreement, Mr. Buschenfield advises Home Bank on insurance, loan, investment and shareholder matters. Mr. Buschenfield was paid a sum of $2,000 per month, for an aggregate of $24,000 during 1995.

THE BOARD OF DIRECTORS AND COMMITTEES

         In July 1994, the Boards of Directors of Home Bancorp and Home Bank formed joint committees of their respective Boards of Directors. Therefore, Home Bancorp and Home Bank have a Joint Executive Committee, Joint Long Term Planning Committee, Joint Audit Committee and Joint Personnel/Compensation Committee.

         The Joint Personnel/Compensation Committee consists of Roger K. Freeman, MD, (Chairman), Donald A. Buschenfield, J. Richard Denham, Donald G. Martin, Ruth A. Martin and James P. Staes (as an ex-officio, non-voting member). This committee reviews the performance of all executive officers of Home Bank and makes compensation recommendations to the Board of Directors of Home Bank.

REPORT OF THE PERSONNEL/COMPENSATION COMMITTEE OF HOME BANK

         The executive officers of Home Bancorp do not receive compensation except in their capacities as employees of Home Bank or as directors of Home Bancorp or Home Bank.

         Home Bank applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of Home Bank result from the coordinated efforts of all individuals working toward common objectives. Home Bank strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

         The goals of the executive compensation program are to align compensation with business objectives and performance and to enable Home Bank to attract, retain and reward executive officers who contribute to the long-term success of Home Bank. Home Bank's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all of Home Bank's employees:

         Home Bank pays competitively. Home Bank is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, Home Bank regularly compares its pay practices with those of other banks and sets its pay parameters based on this review. Home Bank's primary source for competitive pay rates is the California Bankers Association yearly Compensation Survey.

         Home Bank pays for relative sustained performance. Executive officers are rewarded based upon both corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profits and performance relative to competitors. Individual performance is evaluated by reviewing progress in organizational and management areas against set objectives and the degree to which teamwork and Bank values are fostered.

         Home Bank strives for fairness in the administration of pay. Home Bank strives to achieve a balance with respect to the compensation paid to a particular individual and the compensation paid to other executives both inside Home Bank and by others employed within the banking industry and performing similar functions.

         Home Bank believes that employees should understand the performance evaluation and pay administration process. The process of assessing performance is as follows:

                  1. At the beginning of the performance cycle, the evaluating manager sets objectives and key goals.

                  2. The evaluating manager gives the employee ongoing feedback on performance.

                  3. At the end of the performance cycle, the manager evaluates the accomplishments of the objectives/key goals.

                  4. The manager compares the results to the results of peers within Home Bank.

                  5. The manager communicates the comparative results to the employee.

                  6. The comparative results affect decisions on salary options.

COMPENSATION PROGRAMS

         Home Bank has had a long and successful history employing a simple total compensation program that consists of cash and equity-based compensation. Having a compensation program that allows Home Bank to successfully attract and retain key employees permits Home Bank to provide useful products and services to customers, enhance shareholder value, foster teamwork and adequately reward employees. The programs are:

         Salary.  Home Bank sets the base salary for employees.

         Home Bank Profit Sharing and Retirement Savings Plan. Home Bank has a profit-sharing plan (the "Profit Sharing Plan") under which it distributes to all employees, including executive officers, a percentage of profits before taxes and other adjustments. Home Bank believes that all employees share the responsibility of achieving profits. Accordingly, it shares a portion of these profits with all eligible employees. The same profit-sharing percentage applies to each employee, with the payment determined by applying this percentage to the individual's salary level. Contributions to the profit-sharing plan are discretionary on the part of the Home Board. For 1995, the Home Board committed to contributing 10% of pre-tax profits to the Profit Sharing Plan. The dollar amount contributed for 1995 was $496,585.

         In addition to the Profit Sharing Plan, Home Bank has a 401(k) savings plan for employees. This retirement savings plan allows eligible employees to set aside pre-tax salary dollars toward their retirement. To increase employee participation in the plan, in 1994 the Home Board voted to contribute a matching dollar amount up to $200 for each $l that an employee contributed to their individual 401(k) plan. For the 1995 plan year, this match equaled $35,763 which was deducted from the overall profit sharing contribution prior to the year end allocation of profit sharing.

         Home Bank Stakeholders (R) Incentive Compensation Plan. One of the components of Home Bank's mission statement is the focus on long-term shareholder value. Home Bank has adopted a Stakeholders (R) Incentive Compensation Plan, hereinafter referred to as "Plan", to reward employees for increases in long-term shareholder value. The goal is to balance profit and growth with productivity and quality. The incentive program consists of incentive payments tied to specific goals established and communicated to participants before the start of the performance period. At the outset, Home Bank and team budget goals are established then rewards are linked to the success at meeting and exceeding these goals at the end of the performance period.

         Plan rewards initially consist of funding Home Bank's Profit Sharing Plan based on meeting an established bankwide budget goal. Additional cash bonuses are rewarded for any profits generated by performance levels above those specified for in Home Bank's and the individual team's budgeted goals. All employees of Home Bank are eligible to participate in the Plan, and rewards are linked not only to Home Bank's overall results, but the team contributions to those results. The total cash incentive pay earned for 1995 was $209,065.

         Stock Option Program. Home Bank believes that stock-based performance compensation arrangements are beneficial in aligning employees' and shareholders' interest. The stock option program is also utilized to encourage employees to continue in the employ of Home Bank. To facilitate these objectives, Home Bank has, since 1950, granted stock options to employees through various stock option plans. Stock options have been granted at the discretion of the Board of Directors based on the recommendations of the Personnel/Compensation Committee. Home Bancorp's Stock Option Plan expired on March 12, 1995; however, options already granted and outstanding may still be exercised in the future in accordance with their terms.

CEO COMPENSATION

         As with each of the other executive officers, the compensation paid to Mr. Staes as Chief Executive Officer of Home Bank is a combination of salary and equity-based incentive compensation. To determine his salary, the Personnel/Compensation Committee considered information regarding the salaries paid to CEOs of banks and thrift institutions with assets of between $250,000,000 and $500,000,000, both in and outside the State of California. To determine incentive compensation, the Personnel/Compensation Committee measured Mr. Staes' performance against the goals set for him by the Board. The Committee evaluated Mr. Staes' performance on factors which focused on the long-term health and growth of Home Bank. The continued attention given to Home Bancorp's quality of service, including actions taken under Mr. Staes' leadership were also considered by the Personnel/Compensation Committee in determining Mr. Staes' compensation.

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Amendment No. 1 into any filing under the Securities Act of 1933,as amended (the "Securities Act"), or the Exchange Act, except to the extent that Home Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     JOINT PERSONNEL/COMPENSATION COMMITTEE

Roger Freeman, MD, Chairman
Donald A. Buschenfield
J. Richard Denham
Donald G. Martin
Ruth A. Martin
James P. Staes  (ex-officio, non-voting)


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of Home Bank's Personnel/Compensation Committee served as an officer or employee of Home Bank in 1995, except James P. Staes (who became an ex-officio member of the Committee in January 1993, with no voting rights.) Each member of the Personnel/Compensation Committee, other than Messrs. Donald G. Martin and Roger K. Freeman, MD, served as an officer of Home Bancorp during 1995. However, none of such individuals received any compensation from Home Bancorp or Home Bank for serving in such capacities, other than Committee fees.


PERFORMANCE GRAPH

         Set forth on the following page is a line graph comparing the yearly percentage in cumulative total shareholder return on Home Stock since December 31, 1990 with the cumulative total return of the Standard & Poor's 500 Stock Index and of a selected financial peer group index consisting of Southern California banks and bank holding companies ranging in asset size from $140,000,000 to $2,050,000,000.

                                   [GRAPH 1]

Source:  Montgomery Securities  WESTERN BANK MONITOR


         The following table sets forth the data points for the above graph.


                                              DECEMBER 31,
                   1990       1991       1992         1993         1994       1995
                   ----       ----       ----         ----         ----       ----
HOME BANCORP       100       105.22       62.70        74.65        76.44     109.66
S&P 500            100       130.37      140.30       154.46       156.50     215.32
SO. CA PROXY       100       100.98      100.50       122.83       140.19     177.81

         The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Amendment No. 1 into any filing under the Securities Act or the Exchange Act, except to the extent that Home Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ITEM 12.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT.

         Management knows of no person who, as of April 18, 1996, owned beneficially more than five percent (5%) of the outstanding Home Stock, except for Ruth A. Martin, who is a nominee for director.

         The following table sets forth certain information, as of April 18, 1996, with respect to the persons to be nominated by the Home Board for election as directors, the named executive officers(1) and for the directors and executive officers(2) of Home Bancorp as a group:


                                             COMMON STOCK
                                          BENEFICIALLY OWNED             PERCENT
NAME                                     ON APRIL 18, 1996(3)          OF CLASS (4)
- ----                                     --------------------          ------------
Keith W. Barnes                                  8,978(5)                    *
Donald A. Buschenfield                         103,339(6)                    2.37%
J. Richard Denham                               11,422(7)                    *
Randall G. Elston                               28,725(8)                    *
Roger K. Freeman, MD                            12,664                       *
Donald G. Martin (9)                           130,027                       2.90%
Ruth A. Martin(10) (11)                        370,917                       8.51%
Susan Monsoor                                    6,000(12)                   *
Bill Neal                                       20,661(13)                   *
George W. Post                                  60,026(14)                   1.37%
James P. Staes                                  56,631(15)                   1.30%
Directors and Executive Officers as a
   Group (10 persons)                          809,500(16)                  19.21%

- ---------------------------------------

*        Less than 1%

(1) As used throughout this Amendment No. 1, the term "named executive officers" means the Chief Executive Officer of Home Bank and the two most highly compensated executive officers of Home Bancorp or Home Bank, other than the Chief Executive Officer, who received salary and bonus compensation of more than $100,000 during 1995. The principal executive officer of Home Bancorp does not receive any compensation for serving in such capacity and she is, therefore, not treated herein as a named executive officer. Home Bancorp's named executive officers are James P. Staes, Bill Neal and Keith W. Barnes.

(2) As used throughout this Amendment No. 1, the term "executive officer" means, with respect to Home Bancorp, the Chairman of the Board, President, Senior Vice President/Chief Financial Officer and Vice President/Corporate Secretary of Home Bancorp and the Executive Vice President/Chief Operating Officer of Home Bank.

(3) Except as otherwise noted, includes shares held by such person's spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home, shares held in a family trust and shares held in Individual Retirement Accounts. Such persons have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information set forth in the other footnotes to this table.

(4) Percentage ownership figures are computed by dividing the total number of shares beneficially owned (including shares which the individual (or group) has the right to acquire within 60 days of April 18, 1996) by the sum of the total number of shares outstanding on April 18, 1996 plus the number of shares the individual (or group) has the right to acquire within 60 days of April 18, 1996.

(5) Includes 4,901 shares which Mr. Barnes has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to Home Bancorp's stock option plans (the "Stock Option Plans").

(6) Includes 1,106 shares which Mr. Buschenfield has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.

(7) Includes 5,106 shares which Mr. Denham has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.

(8) Includes 5,106 shares which Mr. Elston has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.

(9)      Donald G. Martin is the son of Home Bancorp's Chairman Ruth A. Martin.

(10) Mrs. Martin's business address is 2633 Cherry Avenue, Signal Hill, California 90806.

(11)     Mrs. Martin is the mother of director Donald G. Martin.

(12) Includes 6,000 shares which Mrs. Monsoor has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.

(13) Includes 7,655 shares which Mr. Neal has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.

(14) Includes 4,863 shares which Mr. Post has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.

(15) Includes 13,785 shares which Mr. Staes has the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans

(16) Includes 48,522 shares which the directors and executive officers of Home Bancorp have the right to acquire within sixty (60) days of April 18, 1996 by the exercise of stock options vested pursuant to the Stock Option Plans.



ITEM 13.          CERTAIN TRANSACTIONS.

         Some of the directors and officers of Home Bancorp and Home Bank and the companies with which they are associated have financial dealings with, or customers of, and have banking transactions with Home Bank in the ordinary course of Home Bank's business. Home Bank expects to have banking transactions with such persons in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of management of Home Bank, did not involve more than a normal risk of repayment or present other unfavorable features.

                                     PART IV


ITEM 14.          EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS
                  ON FORM 8-K.

(a)(1)   FINANCIAL STATEMENTS

         The following consolidated financial statements of Home Bancorp, the accompanying notes and the Report of Independent Public Accountants are included in Item 8 of Home Bancorp's Annual Report on Form 10-K, filed on March 27, 1996, at the pages referenced below:


                                                                            PAGE
ITEM                                                                        NO.
- ----                                                                        ----
1.      Report of Independent Public Accountants.......................     42
2.      Consolidated Statements of Financial Condition.................     43
3.      Consolidated Statements of Income for the Years Ended
        December 31, 1995, 1994 and 1993...............................     44
4.      Consolidated Statements of Changes in Shareholders' Equity
        for the Years Ended December 31, 1995, 1994 and 1993...........     45
5.      Consolidated Statement of Cash Flows for the Years Ended
        December 31, 1995, 1994 and 1993...............................     46
6.      Notes to Consolidated Financial Statements.....................     48

(a)(2)   SCHEDULES.

         No Schedules are listed because they are not applicable, not material or because the information required by such schedules is included in the consolidated financial statements or the notes thereto.

(b)      REPORTS ON FORM 8-K.

         There were no reports on Form 8-K filed by Home Bancorp during the last quarter of Home Bancorp's fiscal year ended December 31, 1995.

(c)      EXHIBITS.

         Exhibits required to be filed hereunder are indexed on sequentially numbered page 18 hereof.

         The following is a list of management contracts and compensatory plans and arrangements required to be filed hereunder:

         1. Home Bancorp's 1985 Stock Option Plan, as amended; form of Incentive Stock Option Agreement; and form of Non-Qualified Stock Option Agreement, at
Exhibit 4 to Home Bancorp's Registration Statement on Form S-8, Registration No. 33-30573.

         2. Change of Control Agreement, James P. Staes, at Exhibit 10.10 to Home Bancorp's June 30, 1995 Quarterly Report on Form 10-Q, File No. 0-11160.

         3. Change of Control Agreement, Bill Neal, at Exhibit 10.11 to Home Bancorp's June 30, 1995 Quarterly Report on Form 10-Q, File No. 0-11160.

         4. Change of Control Agreement, Keith W. Barnes, at Exhibit 10.12 to Home Bancorp's June 30, 1995 Quarterly Report on Form 10-Q, File No. 0-11160.

         5. Form of Agreements between Home Bank and certain senior officers of Home Bancorp or Home Bank regarding retention of said officers, at Exhibit 10.5 to CU Bancorp's Registration Statement on Form S-4, Registration No. 333-02777.

         Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Home Interstate Bancorp




/s/ Keith W. Barnes                                               April 29, 1996
- -------------------------------------------------
Keith W. Barnes, Senior Vice President
Chief Financial Officer, Controller and Principal
Accounting Officer

                                INDEX TO EXHIBITS


                                                                                                    PAGE NUMBER IN
                                                                                                     SEQUENTIALLY
  EXHIBIT                                 DESCRIPTION OF DOCUMENT                                   NUMBERED SYSTEM
  -------                                 -----------------------                                   ---------------
1.1         Agreement and Plan of Reorganization by and among Home Bancorp, Home Bank, CU
            Bancorp and California united Bank, National Association dated January 10, 1996, as amended on March 29, 1996 by amendment No. 1, and Exhibits thereto.  (1)

3.1 Articles of Incorporation of Home Bancorp filed with the Secretary of State of the State of California on September 17, 1979, as amended by Certificate of Amendment of Articles of Incorporation filed May 20, 1988 (2). In addition, Certificate of Amendment of
            Articles of Incorporation of the Bancorp filed with the Secretary of State of the State of California on November 9, 1981. (2)

3.2         Bylaws of Home Bancorp, adopted November 17, 1987 (amended and restated).  (3)

4.          Specimen of Common Stock Certificate.  (4)

10.1        Home Bancorp's 1985 Stock Option Plan, as amended, form of Incentive Stock Option
            Agreement, and form of Non-Qualified Stock Option Agreement.  (5)

10.2        Ground Lease dated February 9, 1976, by and between Brea Plaza Development Company, a partnership, and Home Bank, for the land upon which the Brea Branch Office of Home
            Bank is located.  (3)

10.3        Ground Lease dated May 16, 1980, by and between Manhattan Beach
            Commercial Properties, a California general partnership, and Bank of Manhattan, for the land upon which the Manhattan Beach Branch Office of Home Bank is located. (3)

10.4 Lease dated December 13, 1979, by and between Margaret Hills Land and Expiration Company, as Lessor, and Irvine National Bank, as
            Lessee, assigned in February 1980 to Heritage Bank, as Lessee, and assigned on March 9, 1984 to Home Bank, as lessee, for the lease of office facilities for the Irvine Branch Office. (3)

10.5 Lease dated December 10, 1979, by and between Margaret Hills Land and Exploration Company, as Lessor, and Irvine National Bank, as
            Lessee, assigned in February 1980 to Heritage Bank, as Lessee, and assigned on March 9, 1984 to Home Bank, as Lessee, for the lease of office facilities for the Irvine Branch Office. (3)

10.6        Reserved.

10.7        Remote Outsourcing Agreement dated September 14, 1993, by and between Systematics, Inc., an Arkansas corporation and Home Bank.  (6)

10.8        Item Processing Agreement dated March 9, 1992, by and between Systematics, Inc., an
            Arkansas corporation, and Home Bank.  (6)

10.9 Lease, proposed to be assigned to Home Bank, dated July 1, 1978, by and between Lanikai Investment Company, LTD., as Lessor, and Bank of
            San Pedro, as Lessee, and assumed on July 15, 1994 by the FDIC, as Lessee, for the lease of office facilities for the North San Pedro
            Branch Office. (7)

10.10       Change of Control Agreement, James P. Staes.  (8)

10.11       Change of Control Agreement, Bill Neal.  (8)

10.12       Change of Control Agreement, Keith W. Barnes.  (8)

10.13       Form of Agreements between Home Bank and certain senior officers of Home Bancorp or
            Home Bank regarding retention of said officers.  (9)

21.0        Subsidiary of the Registrant.  (7)

23.0        Consent of Arthur Andersen LLP.  (10)

27.0        Financial Data Schedule.  (11)
- ---------------------------

(1) Incorporated by reference to Exhibit 2.0 to CU Bancorp's Registration Statement on Form S-4, Registration No. 333-02777, as filed with the Commission on April 24, 1996.

(2) Incorporated by reference to the Exhibits to the Registrant's S-4 Registration Statement, Registration No. 38-35622, as filed with the Commission on June 28, 1990.

(3) Incorporated by reference to the Registrant's 1989 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 31, 1990.

(4) Incorporated by reference to Exhibit 7 to the Registrant's Registration Statement on Form S-14, Registration No. 2-75660, as filed with the Commission on January 12, 1982 and amended on August 6, 1982.

(5) Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-8 Registration No. 33-30573, as filed with the Commission on August 17, 1989.

(6) Incorporated by reference to the Registrant's 1993 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 29, 1994.

(7) Incorporated by reference to the Registrant's 1994 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 31, 1995.

(8) Incorporated by reference to Exhibits 10.10, 10.11 and 10.12 to Registrant's June 30, 1995 Quarterly Report on Form 10-Q, File No. 0-11160, as filed with the Commission on July 31, 1995.

(9) Incorporated by reference to Exhibit 10.5 to CU Bancorp's Registration Statement on Form S-4, Registration No. 333-02777, as filed with the Commission on April 24, 1996.

(10) Incorporated by Reference to Exhibit 23.0 to the Registrant's 1995 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 27, 1996.

(11) Incorporated by Reference to Exhibit 27.0 to the Registrant's 1995 Annual Report on Form 10-K, File No. 0-11160, as filed with the Commission on March 27, 1996.

                                  APPENDIX D



                          CALIFORNIA CORPORATIONS CODE


                                   CHAPTER 13
                               DISSENTERS' RIGHTS


SECTION 1300. RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

                 (a)      If the approval of the outstanding shares (Section
          152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-term merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-term merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stocks split or share dividend which becomes effective thereafter.

                 (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                 (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
                          Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does apply to any shares with respect to which there exists any restrictions on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                 (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph
                          (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                 (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                 (4) Which the dissenting shareholder has submitted the endorsement, in accordance with Section 1302.

                 (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

          (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares of cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's rights under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subsection (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

          (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof
(1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to vote the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.    ENDORSEMENT OF SHARES.

          Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates or appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.    AGREED PRICE -- TIME FOR PAYMENT.

          (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

          (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.    DISSENTER'S ACTION TO ENFORCE PAYMENT.

          (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

          (b) Two or more dissenting shareholder may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

          (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305.    APPRAISERS' REPORT -- PAYMENT -- COSTS.

          (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed, by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

          (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

          (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

          (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

          (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

SECTION 1306.    DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

          To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

          Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

          Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

          Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.



\\

                                                                      OPINION
                                                                      -------
                                                                   APPENDIX G

May 3, 1996

Board of Directors
CU Bancorp
16030 Ventura Boulevard
Encino, California  91436

Members of the Board:

We understand that CU Bancorp and Home Interstate Bancorp ("Home Bancorp") have entered into an Agreement and Plan of Reorganization dated as of January 10, 1996, as amended on March 29, 1996 (the "Merger Agreement"), by and among CU Bancorp and California United Bank, National Association, a national banking association and a wholly-owned subsidiary of CU Bancorp, Home Interstate Bancorp ("Home Bancorp") and Home Bank, a California state-chartered bank and a wholly-owned subsidiary of Home Bancorp, pursuant to which, among other things, Home Bancorp will be merged with and into CU Bancorp (the "Merger") and California United Bank, National Association will be merged with and into Home Bank (the "Bank Merger"). Upon consummation of the Merger, each outstanding share of Common Stock of Home Bancorp ("Home Stock") will be converted into the right to receive 1.409 shares (the "Conversion Ratio") of CU Bancorp Common Stock, without par value ("CU Stock"), in a tax-free exchange.

You have requested our opinion as investment bankers, as to the fairness, from a financial point of view, to the shareholders of CU Bancorp of the Conversion Ratio.

We have acted for CU Bancorp and for the Board of Directors as financial advisor in connection with this transaction and will receive a fee for our services. Our fee is not contingent upon consummation of the Merger. We have not previously provided investment banking and financial advisory services to CU Bancorp.

In connection with our opinion, we have reviewed and analyzed, among other things, the following: (i) the Joint Proxy Statement/Prospectus; (ii) the Merger Agreement; (iii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of CU Bancorp and Home Bancorp for the four years in the period ended December 31, 1995; (iv) Quarterly Reports on Form 10-Q of CU Bancorp and Home Bancorp for each of the first three quarters of 1995 and the first quarter of 1996; (v) certain other publicly available financial and other information concerning CU

Board of Directors
May 3, 1996
Page 2

Bancorp and Home Bancorp and the trading markets for the publicly traded securities of CU Bancorp and Home Bancorp; and (vi) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry. Additionally, we have held discussions with senior management of CU Bancorp and of Home Bancorp concerning their past and current operations, financial condition and prospects, the proposed Merger, as well as the results of regulatory examinations. We have also discussed with the independent auditors of each institution their review of such institution's financial and accounting affairs.

We have reviewed with the senior management of CU Bancorp earnings projections for 1996 through 2000 for CU Bancorp as a stand-alone entity, assuming the Merger does not occur, prepared by CU Bancorp, as well as projected operating cost savings and certain margin enhancements expected to be achieved in each such year resulting from the Merger. We reviewed with the senior management of Home Bancorp earnings projections for 1996 through 2000 for Home Bancorp as a stand-alone entity, prepared by Home Bancorp. Such earnings projections were prepared by Home Bancorp based upon assumptions by senior management of Home Bancorp. Certain pro forma financial projections for the years 1996 through 2000 for the combined entity were mathematically derived by us based upon the projections discussed above. In certain cases, such combined pro forma financial projections included the projected operating cost savings and margin enhancements expected by CU Bancorp to be realizable in the Merger.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of such information. We have relied upon the managements of CU Bancorp and Home Bancorp as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings and margin enhancements (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings and margin enhancements reflect the best currently available estimates and good faith judgments of the applicable managements as to the expected future operating and financial performance of their respective companies, consistent with historical data, and assumed that the benefits contemplated by the Merger, as reflected in such forecasts, will be achieved. We are not experts in the evaluation of loan portfolios for purposes of assessing the

Board of Directors
May 3, 1996
Page 3

adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of CU Bancorp and Home Bancorp are in the aggregate adequate to cover such losses. We have not reviewed any individual credit files. In addition, we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of CU Bancorp or Home Bancorp, nor have we been provided with any such appraisal and assumed, with the consent of the Board of Directors of CU Bancorp, that all material assets and liabilities (including contingent or unknown liabilities) of CU Bancorp and Home Bancorp are as set forth in the financial statements of CU Bancorp and Home Bancorp, respectively. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement, and have relied, as to legal matters, exclusively on counsel to CU Bancorp and Home Bancorp, as to the accuracy of the disclosures set forth in the Merger Agreement. We have assumed that the documents to be prepared and used to effect the Merger will do so on the terms set forth in the Merger Agreement, without material modification.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the historical and current financial position and results of operations of CU Bancorp and Home Bancorp.

Our opinion is based upon an analysis of the foregoing in light of our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date thereof and the information made available to us through the date hereof. In this regard, we have assumed that there has been no material change of business, condition (financial or other) or prospects of CU Bancorp or Home Bancorp since the respective dates of the information provided to us. We have not participated in the negotiation of the Merger or the basic business decision to proceed with or to effect the Merger.

It is understood that this letter is for the information of the Board of Directors of CU Bancorp and may not be reproduced without our prior written consent, with the exception of submission to bank regulatory and securities agencies as part of regulatory applications and inclusion in the Joint Proxy Statement/Prospectus. This letter and the opinion set forth herein is not intended to be and does not

Board of Directors
May 3, 1996
Page 4

constitute a recommendation to the Board of Directors or to any shareholder of CU Bancorp with respect to how the Board of Directors or any such shareholder should vote with respect to the Merger.

Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the CU Stock of the Conversion Ratio in the Merger and does not address CU Bancorp's underlying business decision to proceed with the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Conversion Ratio is fair to the holders of CU Stock from a financial point of view.

Very truly yours,


/S/ VAN KASPER & COMPANY

VAN KASPER & COMPANY

                                                                    APPENDIX H



                   [PIPER JAFFRAY COMPANIES INC. LETTERHEAD]



June 4, 1996



The Board of Directors
Home Interstate Bancorp
2633 Cherry Avenue
Signal Hill, CA 90806


Members of the Board:

In connection with the proposed merger transaction ("Merger") whereby Home Interstate Bancorp ("Home") shall be merged with and into CU Bancorp ("Issuer") pursuant to an Agreement and Plan of Reorganization by and among Home, Home Bank, Issuer and California United Bank, National Association (the "Agreement"), you have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Home of the consideration to be received pursuant to the Agreement.

Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. For our services in rendering this opinion, Home has paid us a fee and has indemnified us against certain liabilities. In the ordinary course of its business, we and our affiliates may actively trade securities of Home and Issuer for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Additionally, from time to time, we and our affiliates may produce research materials regarding Home and Issuer.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) the Agreement dated January 10, 1996, and the amendment thereto dated March 29, 1996, (ii) publicly available information relative to Home, (iii) certain internal financial information of Home prepared for financial planning purposes and furnished by the management of Home,
(iv) certain financial and securities data of Home and companies deemed similar to Home, (v) to the extent publicly available, the financial terms of certain merger transactions deemed similar to the Merger, (vi) publicly available information relative to Issuer, (vii) certain internal financial information of Issuer prepared for financial planning purposes and furnished by the management of Issuer, (viii) certain internal financial information of the combined company resulting from the Merger (the "Combined Company") prepared for financial planning purposes and furnished by the

Home Interstate Bancorp
June 4, 1996
Page 2



management of Issuer, and (ix) certain financial and securities data of Issuer and companies deemed similar to Issuer. We visited the headquarters of Home in Los Angeles, California and had discussions with members of the management of Home concerning the financial condition, current operating results and business outlook for Home and the Combined Company and Home's plans relating to the Combined Company. We visited the headquarters of Issuer in Los Angeles, California and had discussions with members of the management of Issuer concerning the financial condition, current operating results and business outlook for Issuer and the Combined Company and Issuer's plans relating to the Combined Company.

We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Home and Issuer or otherwise made available to us, and have not attempted independently to verify such information. We have relied further upon the assurances of the managements of Home and Issuer that the information provided to us by Home and Issuer has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed, with your consent, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and as a pooling of interests transaction under generally accepted accounting principles.

In arriving at our opinion, we have not performed any appraisals or valuations of specific assets of Home or Issuer, and we express no opinion regarding the liquidation value of any entity. We have not been authorized by the Board of Directors of Home to solicit, and did not solicit, other entities for purposes of a business combination with Home. This opinion is based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Home or Issuer Common Stock have traded or may trade at any future time.

This opinion is directed to the Board of Directors of Home and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger. This opinion shall not be published or otherwise used, nor shall any public reference to us be made, without our prior written approval, except that we hereby approve of the reference to this letter in, and its inclusion as an appendix or exhibit to a proxy statement to be sent to the shareholders of Home seeking approval of the Merger.

Home Interstate Bancorp
June 4, 1996
Page 3



Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration to be received by the shareholders of Home pursuant to the Agreement is fair, from a financial point of view, to such shareholders as of the date hereof.


Sincerely,


PIPER JAFFRAY INC.

/s/ PIPER JAFFRAY INC.

                                  APPENDIX I


                                  FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

          /X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                SECURITIES EXCHANGE ACT OF 1934.

             /X/ For the Quarterly Period Ended March 31, 1996 or

Transition Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

             For the transition period from _________ to _________.


                         Commission File Number 0-11008


                                   CU BANCORP
             (Exact name of registrant as specified in its charter)

                California                                      95-3657044
      (State or other Jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification Number)

                                  818-907-9122
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE

(Former name, former address, and former fiscal year if changes since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes /X/   No / /

As of March 31, 1996, the Registrant has 5,296,583 outstanding shares of its Common stock, no par value.

                                   CU Bancorp
                          Quarter Ended March 31, 1996
                          Table of Contents - Form 10-Q

                                                                            Page

Part I. Financial Information

        Item 1.  Financial Statements

               Management's Discussion and Analysis of Financial
               Condition and Results of Operation.                            3

               Consolidated Statements of Financial Condition:
               -March 31, 1996, and December 31, 1995.                       14

               Consolidated Statements of Income:
               -Three Month Periods Ended March 31, 1996, and
               March 31, 1995.                                               15

               Consolidated Statements of Cash Flows:
               -Three Month Periods Ended March 31, 1996 and
               March 31, 1995.                                               16

               Notes to Consolidated Financial Statements                    17

               Signatures                                                    22


Part II.  Other Information

        Item 1.  Legal Proceedings                                           23

        Item 2.  Changes in Securities                                       23

        Item 3.  Defaults Upon Senior Securities                             23

        Item 4.  Submission of Matters to a Vote of Security Holder          23

        Item 5.  Other Information                                           23

        Item 6.  Exhibits and Filings on Form 8-K                            24

MANAGEMENT DISCUSSION AND ANALYSIS

OVERVIEW

The Company earned $567 thousand or $.10 per share, during the first quarter of 1996, compared to $710 thousand, or $.15 per share, during the same period in 1995. Income for the current quarter was reduced by costs totaling $.05 per share related to merger activity. Net income for the quarter ended March 31, 1996 would have been $.15 per share without the direct expenses incurred in the period related to the acquisition of Corporate Bank and the proposed merger with Home Bank. This compares with $710 thousand, or $.15 per share for the comparable quarter of last year. Earnings for the first quarter of 1995 included approximately $.02 per share attributable to a sale of mortgage servicing rights.

On January 12, 1996, the Bank completed the acquisition of Santa Ana based Corporate Bank. Inclusion of the Corporate Bank balances for the first time had a number of effects on the Bank's financial statements. Non performing assets increased to $3.8 million at March 31, 1996, up from $1 million at December 31, 1995 and $66 thousand at the end of the first quarter of 1995. Real estate acquired through foreclosure totaled $450 thousand at March 31, 1996, compared with zero at December 31, 1995 and March 31, 1995. The Bank's allowance for loan losses as a percent of loans was 243% at March 31, 1996, compared with 11503% at the comparable quarter of 1995. These asset quality ratios, even after the inclusion of the non performing assets from Corporate Bank's portfolio, remain strong.

Capital ratios are strong, substantially exceeding levels required for the "well capitalized" category established by bank regulators. The Total Risk-Based Capital Ratio was 13.60%, the Tier 1 Risk-Based Capital Ratio was 12.33%, and the Leverage Ratio was 9.41% at March 31, 1996, compared to 16.19%, 14.92%, and 10.52%, respectively, at year-end 1995. Regulatory requirements for Total Risk-Based, Tier 1 Risk-Based, and Leverage capital ratios are a minimum of 8%, 4%, and 3%, respectively, and for classification as well capitalized, 10%, 6%, and 5%, respectively.

The Bank's strong capital and asset quality position allows the Bank to continue to grow its core business which provides relationship based services to middle market customers and positions the Bank for its acquisition strategy. During the first quarter of 1996, the Bank generated approximately $33 million in new loan commitments, compared with about $31 million for the comparable period of 1995.

In January 1996, the Bank announced the signing of an agreement to merge with Home Interstate Bancorp, the parent of Home Bank, based in the South Bay. This merger, targeted to be completed in the second or third quarter of 1996, would create a combined bank with over $800 million in assets and 22 branches.



BALANCE SHEET ANALYSIS

LOAN PORTFOLIO COMPOSITION AND CREDIT RISK

The Bank's loan portfolio at March 31, 1996 has maintained the high standards of credit quality that have been established as the commercial loan portfolio has been built over the past three years. Non performing assets are at manageable levels and exposures to real estate have been greatly reduced to consist primarily of loans secured by real estate made to the Bank's core middle market customers as a secondary part of their total business relationship.

Total loans at March 31 ,1996 increased by $45 million from December 31, 1995. A significant part of the change in the loan portfolio was due to the acquisition of Corporate Bank in January 1996. Approximately $43 million of the March 31, 1996 loan balances relate to loans acquired in the Corporate Bank transaction. The remaining small increase in outstandings represents new business production more than offsetting the usual seasonal declines that occur in the first quarter in the commercial portfolio.

Table 1  Loan Portfolio Composition


Amounts in thousands of dollars                  March 31,                      December 31,                    March 31,
                                                   1996                            1995                           1995
                                                   ----                            ----                           ----
Commercial & Industrial Loans                    $177,754           75%          $159,768          84%         $136,884          78%
Real Estate Loans:
    Commercial                                     39,907           17             20,190          11            26,528          15
    Mortgages                                       7,108            3              5,470           3             4,773           3
    Construction                                    3,113            2                  0           0               416           1
                                                 --------          ---           --------         ---          --------         ---
Total Real Estate Loans                            50,128           22             25,660          14            31,717          19
Other loans                                         7,724            3              5,198           2             6,001           3
                                                 --------          ---           --------         ---          --------         ---
Total loans net of unearned fees                 $235,606          100%          $190,626         100%         $174,602         100%
                                                 ========          ====          ========         ====         ========         ====




Table 1a Loan Portfolio Maturities
(in Millions)

                                                                           Remaining Maturity
                                                                           ------------------
                                                          Within     After One but          After
                                                           One        Within Five           Five
                                                           Year          Years              Years            Total
                                                           ----          -----              -----            -----

Commercial & Industrial Loans                             $135,237      $47,139           $ 6,215           $188,591
Real Estate - Commercial & Mortgage                         11,245       30,531             5,239             47,015
                                                            ------      -------           -------           --------
Total loans                                               $146,482       77,670            11,454           $235,606
                                                          ========      =======           =======           ========
Loans  due   after  one  year  with  predetermined
interest rates                                                           21,318            3,419
Loans  due  after   one  year  with   floating   or
adjustable rates                                                         56,352            8,035
                                                                        -------           ------
                                                                        $77,670          $11,454
                                                                        =======          =======




Table 1a above summarizes the maturities of the loan portfolio based upon the contractual terms of the loans. The Bank does not automatically rollover any loans at maturity. Maturing loans must go through the Bank's normal credit approval process in order to roll a loan over to a new maturity date.

The Bank lending effort is focused on business lending to middle market customers. Current credit policy now permits commercial real estate lending generally only as part of a complete commercial banking relationship with a middle market customer. Commercial real estate loans are secured by first or second liens on office buildings and other structures. The loans are secured by real estate that had appraisals in excess of loan amounts at origination.

Monitoring and controlling the Bank's allowance for loan losses is a continuous process. All loans are assigned a risk grade, as defined by credit policies, at origination and are monitored to identify changing circumstances that could modify their inherent risks. These classifications are one of the criteria considered in determining the adequacy of the allowance for loan losses.

The amount and composition of the allowance for loan losses is as follows:

Table 2  Allocation of Allowance for Loan Losses


Amounts in thousands of dollars                   March 31,         December 31,         March 31,
                                                    1996                1995               1995
                                                    ----                ----               ----

Commercial & Industrial Loans(1)                  $7,923               $6,594             $6,392
Real estate loans - Mortgages                          0                    0                277
Real estate loans - Construction Loans               222                    0                  5
                                                  ------               ------             ------
                                                   8,145                6,594              6,674
Unfunded commitments and letters of credit            80                  336                551
                                                  ------               ------             ------
Total Allowance for loan losses                   $8,225               $6,930             $7,225
                                                  ======               ======             ======
(1) Including Commercial loans secured by
    real estate

Adequacy of the allowance is determined using management's estimates of the risk of loss for the portfolio and individual loans. Included in the criteria used to evaluate credit risk are, wherever appropriate, the borrower's cash flow, financial condition, management capabilities, and collateral valuations, as well as industry conditions. A portion of the allowance is established to address the risk inherent in general loan categories, historic loss experience, portfolio trends, economic conditions, and other factors. Based on this assessment a provision for loan losses may be charged against earnings to maintain the adequacy of the allowance. The allocation of the allowance based upon the risks by type of loan, as shown in Table 2, implies a degree of precision that is not possible when using judgments. While the systematic approach used does consider a variety of segmentations of the portfolio, management considers the allowance a general reserve available to address risks throughout the entire loan portfolio.

During the first quarter of 1996, the Bank had net charge offs of $1.6 million, compared to net recoveries of $165 thousand for the comparable period of 1995. The charge offs in 1996 are the result of applying the Bank's aggressive and disciplined approach to credit management to the portfolio acquired in the Corporate Bank transaction.

Activity in the allowance, classified by type of loan, is as follows:

Table 3   Analysis of the Changes in the Allowance for Loan Loss


Amounts in thousands of dollars                                               For the Periods Ended
                                                                 March 31,        December 31,          March 31,
                                                                  1996               1995                1995
                                                                  ----               ----                ----
Balance at January 1                                              $6,930             $7,427              $7,427
                                                                  ------             ------              ------
Loans charged off:
  Real estate secured loans                                         1058                529                   0
  Commercial loans secured and unsecured                             537                543                   0
  Loans to individuals, installment and other loans                  115                 17                   4
                                                                  ------             ------              ------
     Total charge-offs                                             1,710              1,089                   4
                                                                  ------             -----
Recoveries of loans previously charged off:
  Real estate secured loans                                           16                 58                  20
  Commercial loans secured and unsecured                             136                522                 144
  Loans to individuals, installment and other loans                    1                 12                   5
                                                                  ------             ------              ------
     Total recoveries of loans previously charged off                153                592                 169
                                                                  ------             ------              ------
Net charge-off (recovery)                                          1,557                497                (165)
Provision for loan losses                                              0                  0                   0
Allowance of acquired bank                                         2,852                  0                   0
                                                                  ------             ------              ------
Balance at end of period                                          $8,225             $6,930              $7,592
                                                                  ======             ======              ======
Net loan charge-offs (recoveries) as a percentage of
average gross loans outstanding during the period ended
                                                                     .67%               .28%              (0.98)%
                                                                  ======             ======              =======


The Bank's policy concerning nonperforming loans is more conservative than is generally required. It defines nonperforming assets as all loans ninety days or more delinquent, loans classified nonaccrual, and foreclosed, or in substance foreclosed real estate. Nonaccrual loans are those whose interest accrual has been discontinued because the loan has become ninety days or more past due or there exists reasonable doubt as to the full and timely collection of principal or interest. When a loan is placed on nonaccrual status, all interest previously accrued but uncollected is reversed against operating results. Subsequent payments on nonaccrual loans are treated as principal reductions. At March 31, 1996, nonperforming loans amounted to $3.4 million compared with $1.0 million at December 31, 1995. The increase in nonperforming assets, both loans and other real estate owned, is due to the acquisition of Corporate Bank.

Potential problem loans are defined as loans as to which there are serious doubts about the ability of the borrowers to comply with present loan repayment terms. It is the policy of the Bank to place all potential problem loans on nonaccrual status. At March 31, 1996, therefore, the Bank had no potential problem loans other than those disclosed in Table 4 as nonperforming loans.

Table 4:  Nonperforming Assets


Amounts in thousands of dollars                           March 31,         December 31,         March 31,
                                                             1996               1995               1995
                                                             ----               ----               ----

Loans not performing                                       $3,379             $1,024                $66
Other real estate owned                                       450                  0                  0
                                                           ------             ------                ---
Total nonperforming assets                                 $3,829             $1,024                $66
                                                           ======             ======                ===

Allowance for loan losses as a percent of:
          Nonperforming loans                                 243%               677%            11,503%
          Nonperforming assets                                215%               677%            11,503%
Nonperforming assets as a percent of total
     assets                                                   1.0%               0.3%                0%
Nonperforming loans as a percent of total loans
                                                              1.6%               0.5%                0%



SECURITIES

The Securities Held to Maturity portfolio totaled $89 million at March 31, 1996, compared with $67 million at year-end 1995. In the fourth quarter of 1995, the Bank performed a one-time reassessment of the designations of securities as held to maturity or available for sale, in accordance with a special report issued by the Financial Accounting Standards Board on the subject of investments. As a result of this assessment, $5.9 million of collateralized mortgage obligations were transferred out of the held to maturity portfolio into the available for sale portfolio. The collateralized mortgage obligations were subsequently sold in the first quarter of 1996 at a gain of $113 thousand.

Also included in the Held to Maturity portfolio at March 31, 1996 is approximately $20 million in commercial paper. The Bank has invested in high quality, short term commercial paper as a diversification from Federal Funds sold. Commercial paper held is less than six months in maturity, and is rated A1/P1 by Standard and Poors. At March 31, 1996, there were unrealized gains of $1 thousand and no losses in the securities held to maturity portfolio.

The Securities Available for Sale portfolio totaled $5 million at March 31, 1996 with no investments being included in this category during the first quarter of 1995. The investment portfolio of the Corporate Bank, acquired in January, 1996, was classified as available for sale at the purchase date. The securities acquired in this transaction may be sold as needed to match the investment strategies and balance sheet needs of the Bank. There was an unrealized gain of $16 thousand included in the March 31, 1996 balance, compared with an unrealized gain of $143 thousand at December 31, 1995.

In the first quarter of 1996, the Bank realized a gain of $113 thousand on the sale of securities available for sale. There were no gains or losses realized in 1995.

Additional information concerning securities is provided in the footnotes to the accompanying financial statements.


OTHER REAL ESTATE OWNED

     There was $450 thousand of Other Real Estate Owned on the Bank's balance sheet at March 31, 1996. At December 31, 1995, and March 31, 1995 the Bank had no Other Real Estate Owned. The Bank's policy is to carry properties acquired in foreclosure at fair value less estimated selling costs, which is determined using recent appraisal values adjusted, if necessary, for other market conditions. Loan balances in excess of fair value are charged to the allowance for loan losses when the loan is reclassified to other real estate. Subsequent declines in fair value are charged against a valuation allowance for other real estate owned, created by charging a provision to other operating expenses. The Bank has not had any significant expenses related to Other Real Estate Owned in 1996 or 1995.

DEPOSIT CONCENTRATION

Prior to 1992, the Bank's focus on real estate-related activities resulted in a concentration of deposit accounts from title insurance and escrow companies. As the Bank has changed its focus to commercial lending, the amounts of title and escrow related deposits has declined for the past three years. These deposits are generally noninterest bearing transaction accounts that contribute to the Bank's interest margin. Noninterest expense related to these deposits is included in other operating expense. The Bank monitors the profitability of these accounts through an account analysis procedure.

The Bank offers products and services allowing customers to operate with increased efficiency. A substantial portion of the services, provided through third party vendors, are automated data processing and accounting for trust balances maintained on deposit at the Bank. These and other banking related services, such as deposit courier services, will be limited or charged back to the customer if the deposit relationship profitability does not meet the Bank's expectations.

Noninterest bearing deposits represent nearly the entire title and escrow relationship. These balances have been reduced substantially as the Bank focused on middle market business loans. The balance at March 31, 1996 was $17 million compared to $20 million at December 31, 1995. The bank has greatly reduced their reliance on title and escrow deposits, with these relationships representing approximately 5% of deposits in the first quarter of 1996, and 7% at year end 1995.

The Bank had $55 million in certificates of deposit larger than $100 thousand dollars at March 31,1996. The maturity distribution of these deposits is relatively short term, with $37 million maturing within 3 months and the $47 million maturing within 12 months.


LIQUIDITY AND INTEREST RATE SENSITIVITY

The objective of liquidity management is to ensure the Bank's ability to meet cash requirements. The liquidity position is managed giving consideration to both on and off-balance sheet sources and demands for funds.

Sources of liquidity include cash and cash equivalents (net of Federal Reserve requirements to maintain reserves against deposit liabilities), investments in commercial paper, securities eligible for pledging to secure borrowings from dealers pursuant to repurchase agreements, loan repayments, deposits, and borrowings from a $25 million overnight federal funds line available from a correspondent bank. Potential significant liquidity requirements are withdrawals from noninterest bearing demand deposits and funding of commitments to loan customers.

From time to time the Bank may experience liquidity shortfalls ranging from one to several days. In these instances, the Bank will either purchase federal funds, and/or sell securities under repurchase agreements. These actions are intended to bridge mismatches between funding sources and requirements, and are designed to maintain the minimum required balances. The Bank has had no Fed Funds purchased or borrowings under repurchase agreements during 1995 or 1996.

During 1994 and 1995, loan growth for the Bank outpaced growth of deposits from the Banks commercial customers. The Bank funded this growth, combined with the Bank's reduced concentration in title and escrow deposits, in part with certificates of deposit from customers from outside the Bank's normal service area. These out of area deposits are certificates of deposit of $90,000 or greater, that are priced competitively with similar certificates from other financial institutions throughout the country. At March 31, 1996, the Bank had approximately $81 million of these out of area deposits, compared to $83 million at December 31, 1995. The Bank's experience with raising out of area deposits for the past two years indicates that the balances are quite stable when priced to the current market.

The Bank's portfolio of large certificates of deposit (those of $100 thousand or more), includes both deposits from its base of commercial customers and out of area deposits. At March 31, 1996 this funding source was 17% of average deposits, compared to 17% at December 31, 1995.

Table 5 Interest Rate Maturities of Earning Assets and Funding Liabilities at March 31, 1996


Amounts in thousands of dollars                                                Amounts Maturing or Repricing in
                                                                               --------------------------------

                                                                         More Than 3    More Than 6     More Than 9
                                                                          Months But     Months But     Months But
                                                                          Less Than      Less Than       Less than
                                                           Less Than       6 Months       9 Months       12 Months       12 Months
                                                           3 Months        --------       --------       ---------        & Over
                                                           --------                                                      ---------
Earning Assets
 Gross Loans                                                $204,906       $  2,445        $  2,945        $    573       $ 24,737
 Securities                                                   27,409          6,018           5,397           5,082         45,577
Federal funds sold & other                                    22,000             99               0               0              0
                                                            --------       --------        --------        --------       --------
     Total earning assets                                    254,315          8,562           8,342           5,655         70,314
                                                            --------       --------        --------        --------       --------
Interest-bearing deposits:
  Now and money market                                        81,511
  Savings                                                     11,070
  Time certificates of deposit:
    Under $100                                                30,367         11,574          11,999           5,975          7,627
     $100 or more                                             39,186          5,406           4,432           3,448          2,374
     Non interest-bearing demand deposits                     12,183              0               0               0              0
                                                            --------       --------        --------        --------       --------
     Total interest-bearing liabilities                      174,317         16,980          16,431           9,423         10,001
                                                            --------       --------        --------        --------       --------
Interest rate sensitivity gap                                 79,998         (8,418)         (8,089)          3,768         60,313
                                                            --------       --------        --------        --------       --------
Cumulative interest rate sensitivity gap                      79,998         71,580          43,582          39,814        100,127
Off balance sheet financial instruments                            0              0               0               0              0
                                                            --------       --------        --------        --------       --------
Net cumulative gap                                          $ 79,998       $ 71,580        $ 43,582          39,814        100,127
                                                            ========       ========        ========        ========       ========
Adjusted cumulative ratio of rate sensitive assets to
rate sensitive liabilities (1)                                  1.45           1.37            1.21            1.18           1.44
                                                            --------       --------        --------        --------       --------


 (1) Ratios greater than 1.0 indicate a net asset sensitive position. Ratios less than 1.0 indicate a liability sensitive position. A ratio of 1.0 indicates a risk neutral position.

Assets and liabilities shown on Table 5 are categorized based on contractual maturity dates. Maturities for those accounts without contractual maturities are estimated based on the Bank's experience with these customers. Noninterest bearing deposits of title and escrow companies, having no contractual maturity dates, are considered subject to more volatility than similar deposits from commercial customers. The net cumulative gap position shown in the table above indicates that the Bank does not have a significant exposure to interest rate fluctuations during the next twelve months.


CAPITAL

Total shareholders' equity was $38 million at March 31, 1996, compared to $33 million at year-end 1995. This increase was due to the issuance of stock to acquire Corporate Bank, and earnings and the exercise of stock options. The Bank is guided by statutory capital requirements, which are measured with three ratios, two of which are sensitive to the risk inherent in various assets and which consider off-balance sheet activities in assessing capital adequacy. During 1996 and 1995, the Bank's capital levels substantially exceeded the "well capitalized" standards, the highest classification established by bank regulators.

Table 7  Capital Ratios


                                                                                      Regulatory Standards
                                                                                      --------------------
                                            March 31,         December 31,            Well
                                              1996                1995            Capitalized           Minimum
                                              ----                ----            -----------           -------
Total Risk Based Capital                      13.60%             16.19%             10.0%                8.00%
Tier 1 Risk Base Capital                      12.33              14.92               6.0                 4.00
Equity to Average Assets                       9.41              10.52               5.0                 3.00





The Company declared and paid cash dividends totaling of $.02 per share in the first quarter of 1996. The Company paid cash dividends totaling $.02, for each of the four quarters of 1995. Subsequent to the end of the first quarter of 1996, the Company declared a dividend of $.03 per share, payable June 10, 1996 to shareholders of record May 10, 1996. The dividend payout ratio was 20% for the first quarter of 1996, compared with 13% for the comparable period of 1995.

The common stock of the Company is listed on the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market Systems where it trades under the symbol CUBN.


MARKET EXPANSION AND ACQUISITIONS

The Bank is committed to expanding the market penetration of the commercial bank, including the creation of new branches and pursuing acquisition opportunities. In March, 1995, the Company entered into an agreement to acquire Santa Ana based Corporate Bank. The agreement was subsequently amended in October 1995 and the transaction was completed on January 12, 1996 for stock and cash. This acquisition brings two Orange County branches to the Bank, representing an important geographic expansion. During 1995, the Bank converted its former loan production offices in Ventura County, the San Gabriel Valley and the South Bay to full service banking offices in improved facilities. These moves expanded the Bank's branch system to seven full service locations serving the greater Los Angeles area. See footnote I to the financial statements.

On January 10, 1996, the Bank announced an agreement to merge with Home Interstate Bancorp, parent of Home Bank, based in the South Bay. The merger with Home Bank is expected to be completed in mid - 1996, and will create a Bank with 22 branches and over $800 million in assets.


NET INTEREST INCOME AND INTEREST RATE RISK

Net interest income is the difference between interest and fees earned on earning assets and interest paid on funding liabilities. Net interest income was $4.8 million for the quarter ended March 31, 1996 compared to $ 3.8 million for the same period in 1995. The increased margin in 1996 is primarily due to the increased volumes of loans and deposits, due to both the acquisition of Corporate Bank, and the commercial loan growth generated over the past year. The change in 1995 is attributable to changes in volume and deposit mix. The Bank's net interest income improved with the growth of the commercial loan portfolio from 1994 to 1995. This improvement was offset in part by the change in deposit mix away from non interest bearing title and escrow deposits, and the increase in certificates of deposit.

Table 8  Analysis of Changes in Net Interest Income (1)


Amounts in thousands of dollars                Three months ended March 31,         Three months ended March 31,
                                                  1996 compared to 1995                1995 compared to 1994
                                                  ---------------------                ---------------------

   Increases(Decreases)                    Volume       Rate         Total        Volume      Rate          Total
   --------------------                    ------       ----         -----        ------      ----          -----

Interest Income
   Loans, net                              $1,504       $ 307        $1,197       $751        $  830        $1,581
   Investments                                235          70           305          5           254           260
   Federal Funds Sold                          78         (62)           16        162           192           354
                                           ------       -----        ------       ----        ------        ------
        Total interest income               1,817        (299)        1,518        918         1,276         2,195
                                           ------       -----        ------       ----        ------        ------
Interest Expense
   Interest-bearing deposits:
       Demand and Savings                     199        (102)           97        (37)          100            63
       Time Certificates of deposit:
           Under $100                         194         (44)          150        539           200           759
           $100 or more                       231         (51)          180        236           203           439
Federal funds purchased / Repos                 0           0             0          0             0             0
Other borrowings                               16           8            24        (42)          (22)          (64)
                                           ------       -----        ------       ----        ------        ------
        Total interest expense                640        (189)          451        696           501         1,197
                                           ------       -----        ------       ----        ------        ------
        Net interest income                $1,177       $(110)       $1,067       $222        $  775        $  998
                                           ======       =====        ======       ====        ======        ======


(1) The change in interest income or interest expense that is attributable to both change in average balance and average rate has been allocated to the changes due to (i) average balance and (ii) average rate in proportion to the relationship of the absolute amounts of the changes in each.

Yields on earning assets were approximately 8.5 % for the first quarter of 1996, compared to 8.7% yield for the same period of 1995. The lower average yield on earning assets in 1995 is the result of both a decrease in the prime rate from an average of 8.8% to an average of 8.3% in 1996, and an increasing percentage of assets being held in loans.

Rates on interest bearing liabilities resulted in an average cost of funds of
3.0 % for the first quarter of 1996, compared with 3.2% for the comparable period of 1995. The decline in rates on certificates of deposit reflected the lower interest rate environment in 1996.

Expressing net interest income as a percent of average earning assets is referred to as margin. Margin was 5.6 % for the first quarter of 1996, compared to 5.6% for the same period in 1995. The Bank's margin is strong because it has funded itself with a significant amount of noninterest bearing deposits. The deposit portfolio of Corporate Bank, which is included in the first quarter 1996 totals, was similar in composition to the Bank's deposits, resulting in very little change in the Bank's margin.

Table 9  Average Balance Sheets and Analysis of Net Interest Income


                                                  Three months ended                    Three months ended
                                                  ------------------                    ------------------
Amounts in thousands of dollars                     March 31, 1996                        March 31, 1995
                                                    --------------                        --------------
                                                       Interest      Annual                   Interest      Annual
                                                      Income or    Yield or                   Income or   Yield or
                                          Balance      Expense        Rate       Balance       Expense       Rate
                                          -------      -------        ----       -------       -------       ----
Interest Earning Assets
 Loans, Net                               $218,873     $5,610        10.25%     $160,816        $4,413       10.98%
 Investments                                88,452      1,222         5.53        71,129           915        5.15
 Certificates of Deposit
  in other banks                                99          1         4.04           149             3        6.71
 Federal Funds Sold                         40,233        517         5.14        34,489           501        5.81
                                           -------     ------        -----      --------        ------       -----
 Total Earning Assets                      347,657      7,350         8.46       266,583         5,832        8.75
Non Earning Assets
  Cash & Due From Banks                     23,947                                23,985
  Other Assets                              10,932                                 8,397
                                          --------                              --------
Total Assets                              $382,536                              $298,965
                                          --------                              --------
Interest-bearing Liabilities
  Demand and savings                        95,002        566         2.38      $ 63,740           469        2.94
Time Certificates of Deposits
  Less Than $100                            76,743      1,123         5.85        63,599           973        6.12
  More Than $100                            54,951        762         5.55        38,545           582        6.04
Fed Funds Purchased/Repos                        0          0         0.00             0             0        0.00
                                          --------     ------        -----      --------         -----       -----
Total interest-bearing                     226,696      2,451         4.32       165,884         2,024        4.88
Noninterest-bearing Deposits               109,157                                92,797
                                          --------                              --------
Total Deposits                             335,853      2,451         2.92       258,681         2,024        3.13
Other Borrowings                             4,760         82         6.89         3,798            58        6.11
                                          --------     ------        -----      --------        ------       -----
Total Funding Liabilities                  339,613      2,533         2.97       262,479         2,082        3.17
Other Liabilities                           10,058                                 6,630
Shareholders' Equity                        32,865                                29,859
                                          --------                              -------
Total Liabilities and Shareholders'
Equity                                    $382,536                              $298,968
                                          ========                              ========
Net Interest Income                                    $4,817         5.54%                     $3,750       5.63%
                                                       ======        =====                      ======      =====
Shareholders' Equity to Total Assets
                                              8.59%                                 9.99%
                                          --------                              --------




OTHER OPERATING INCOME

The Bank reported a gain of $197 thousand in the first quarter of 1995 on the sale of mortgage servicing rights, representing final settlement payments received related to open issues on servicing sales from prior quarters. No servicing sales have been made in 1996, and no further servicing rights are owned at March 31, 1996. Operating income for the first quarter of 1996 includes a gain of $113 thousand on the sale of available for sale securities.

The trends and composition of other operating income are shown in the following table.

Table 10 Other operating income

Amounts in thousands of dollars

                                                     For three months ended
                                                 March 31, 1996  March 31, 1995
                                                 --------------   --------------
Gain on sale of SBA Loans                             $  8             $100
Documentation fees                                      28               19
Other service fees and charges                         483              304
Gain on sale of securities                             113
Gain on sale of mortgage servicing portfolio             0              197
                                                      ----             ----
Total                                                 $632             $620
                                                      ====             ====


OPERATING EXPENSE

Total operating expenses for the Bank were $4.4 million for the quarter ended March 31, 1996 , compared to $3.1 million for the same period in 1995. Included in the first quarter 1996 totals is $330 thousand of direct expenses related to the Corporate Bank acquisition and the planned merger with Home Bank. These expenses include severance payments, investment banker fees and expenses of integrating Corporate Bank's operations. Because a portion of the acquisition costs are not tax deductible, the after tax effect of these expenses is approximately $260 thousand, or $.05 per share. Other increases in operating expenses relate to the additional staff and facilities acquired in the Corporate Bank transaction.


PROVISION FOR LOAN LOSSES

The Bank has made no provision for loan losses in 1996 or 1995. No loan loss provision has been deemed necessary , due to the low levels of nonperforming assets, and the strong reserve position. The relationship between the level and trend of the allowance for loan losses and nonperforming assets, combined with the results of the ongoing review of credit quality, determine the level of provisions.


LEGAL AND REGULATORY MATTERS

In June 1992, the Bank entered into an agreement with the Office of the Comptroller of the Currency (OCC), the Bank's primary federal regulator, which required the implementation of certain policies and procedures for the operation of the bank to improve lending operations and management of the loan portfolio. In November 1993, after completion of its annual examination, the OCC released the Bank from the Formal Agreement. Following this, the Federal Reserve Bank of San Francisco ("Fed") notified the Company on November 29, 1993, that the Memorandum of Understanding, which it had signed, was terminated because the requirements of the agreement were satisfied.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            CU BANCORP AND SUBSIDIARY


                                                                                              MARCH 31,     DECEMBER 31,
Amounts in thousands of dollars, except share data                                               1996            1995
                                                                                                 ----            ----

ASSETS
Cash and due from banks                                                                      $ 30,883        $ 28,376
Federal funds sold                                                                             22,000          32,500
                                                                                             --------        --------
     Total cash and cash equivalents                                                           52,883          60,876

Securities held to maturity (Market value of $84,561 and $67,114 at March 31, 1996 and         84,560          66,735
     December  31, 1995, respectively)
Securities available for sale, at market value                                                  4,923           6,345
                                                                                             --------        --------
      Total Securities                                                                         89,483          73,080
Loans, (Net of allowance for loan losses of $8,225 and  $6,930 at March 31, 1996 and
     December 31, 1995, respectively)                                                         227,381         183,696
Premises and equipment, net                                                                     1,512           1,111
Other real estate owned                                                                           450               0
Accrued interest receivable and other assets                                                   11,962           6,546
                                                                                             --------        --------
Total Assets                                                                                 $383,671        $325,309
                                                                                             ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
     Demand, non-interest bearing                                                            $119,026        $ 94,099
     Savings and interest bearing demand                                                       92,581          74,413
     Time deposits under $100                                                                  67,542          70,866
     Time deposits of $100 or more                                                             54,846          45,132
                                                                                             --------        --------
           Total deposits                                                                     333,995         284,510

Accrued interest payable and other liabilities                                                 11,495           7,793
                                                                                             --------        --------
     Total liabilities                                                                        345,491         292,303
                                                                                             --------        --------
Commitments and contingencies
Shareholders' equity:
     Preferred stock, no par value:
         Authorized -- 10,000,000 shares
         No shares issued or outstanding in 1996 or 1995                                         --              --
     Common stock, no par value:
         Authorized - 24,000,000 shares
         Issued and outstanding - 5,296,583 in 1996, and 4,636,462 in 1995                     32,148          27,264

Retained earnings                                                                               6,317           5,841
Unrealized gain on securities available for sale, net of taxes                                      9              83
Unearned Compensation                                                                            (294)           (182)
                                                                                             --------        --------
Total Shareholders' equity                                                                     38,180          33,006
                                                                                             --------        --------
Total liabilities and shareholders' equity                                                   $383,671        $325,309
                                                                                             ========        ========

                 The accompanying notes are an integral part of
                         these consolidated statements.

CONSOLIDATED STATEMENTS OF INCOME                      CU BANCORP AND SUBSIDIARY

                                                                                     FOR THE THREE MONTHS ENDED
                                                                                            MARCH 31,

Amounts in thousands of dollars, except per share data                                   1996         1995
                                                                                         ----         ----

   REVENUE FROM EARNING ASSETS:
     Interest and fees on loans                                                          $5,610       $4,413
     Interest on taxable investment securities                                            1,223          900
     Interest on tax exempt securities                                                        0           15
     Interest on time deposits with other financial institutions                              0            3
     Interest on federal funds sold                                                         517          501
                                                                                         ------       ------

       Total revenue from earning assets                                                  7,350        5,832
                                                                                         ------       ------


   COST OF FUNDS:
     Interest on savings and interest bearing demand                                        566          469
     Interest on time deposits under $100                                                 1,021          973
     Interest on time deposits of $100 or more                                              864          582
     Interest on other borrowings                                                            61           58
     Interest on subordinated notes                                                          21            0
                                                                                         ------       ------
       Total cost of funds                                                                2,533        2,082
                                                                                         ------       ------

     Net revenue from earning assets before provision for loan losses                     4,817        3,750
   PROVISION FOR LOAN LOSSES                                                                  0            0
                                                                                         ------       ------
     Net revenue from earning assets                                                      4,817        3,750
                                                                                         ------       ------

   OTHER OPERATING REVENUE:

   Other fees and charges                                                                   519          423
   Gain on sale of mortgage servicing portfolio                                               0          197
   Gain on sale of securities available for sale (before taxes of $47 in 1996)              113            0
                                                                                         ------       ------

       Total other operating revenue                                                        632          620
                                                                                         ------       ------
   OTHER OPERATING EXPENSES:

     Salaries and related benefits                                                        2,490        1,652
     Acquisition related expenses                                                           330            0
     Other operating expenses                                                             1,629        1,458
                                                                                         ------       ------
       Total operating expenses                                                           4,449        3,110
                                                                                         ------       ------
   Income before provision for income taxes                                               1,000        1,260
   Provision for  income taxes                                                              433          550
                                                                                         ------       ------
   NET INCOME                                                                            $  567       $  710
                                                                                         ======       ======
   EARNINGS PER COMMON AND EQUIVALENT SHARE                                              $ 0.10       $ 0.15
                                                                                         ======       ======


   The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS                  CU BANCORP AND SUBSIDIARY

Amounts in thousands of dollars                                                                  FOR THE QUARTER
                                                                                                  ENDED MARCH 31,
                                                                                              1996           1995
                                                                                              ----           ----


     CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                              $    567        $    710
                                                                                             --------        --------
     Adjustments to reconcile net income to net cash provided by operating activities:
          Provision for depreciation and amortization                                              98             120
          Amortization of goodwill                                                                 38               0
          Amortization of deferred compensation                                                     9               0
          Net amortization of (discount)/premium on investment securities                        (184)            145
          Provision for losses on loans and other real estate owned                                 0               0
          Provision (benefit) of deferred taxes                                                   654             298
          Gain on sale of investment securities, net                                             (113)              0
          (Increase)/decrease in other assets                                                  (1,196)           (374)
          Increase/(decrease) in other liabilities                                             (1,032)         (1,809)
          (Increase)/decrease in accrued interest receivable                                     (358)           (188)
          Increase/(decrease) in deferred loan fees                                                49              81
          Increase/(decrease) in accrued interest payable                                        (110)            202
          Accrued benefits from interest rate hedge transactions                                    0               0
                                                                                             --------        --------
                           Total adjustments                                                   (2,145)         (1,525)
                                                                                             --------        --------
                           Net cash provided by operating activities                           (1,578)           (815)
                                                                                             --------        --------

     CASH FLOWS FROM INVESTING ACTIVITIES

     Proceeds from investment securities sold or matured                                       49,835           6,023
     Purchase of investment securities                                                        (61,875)              0
     Net decrease in time deposits with other financial institutions                                0            (200)
     Purchase of business                                                                      18,316               0
     Net (increase)/decrease in loans                                                           1,773           6,093
     Purchases of premises and equipment, net                                                    (165)           (124)
                                                                                             --------        --------
                       Net cash provided (used in) by investing activities                      7,884          11,792
                                                                                             --------        --------

     CASH FLOWS FROM FINANCING ACTIVITIES

     Net increase/(decrease) in demand and savings deposits                                    (8,570)        (10,783)
     Net increase/(decrease) in time certificates of deposit                                   (5,736)         23,881
     Proceeds from exercise of stock options and director warrants                                  0             562
     Cash dividend paid                                                                           (92)            (90)
                                                                                             --------        --------
                       Net cash provided (used) by financing activities                       (14,398)         13,570
                                                                                             --------        --------
     Net increase (decrease) in cash and cash equivalents                                      (8,092)         24,547
     Cash and cash equivalents at beginning of year                                            60,876          55,397
                                                                                             --------        --------
     Cash and cash equivalents at end of year                                                $ 52,784        $ 79,944
                                                                                             ========        ========

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid during the year:
         Interest                                                                            $  2,643        $  1,880
         Taxes                                                                                      0           1,500
     Supplemental disclosure of noncash investing activities:
         Loans transferred to OREO                                                                450               0





The accompanying notes are an integral part of these consolidated statements

                   Notes to Consolidated Financial Statements
                                 March 31, 1996
                                    UNAUDITED

Note A.  BASIS OF PRESENTATION

The accounting and reporting policies of CU Bancorp ("the Company") and its wholly owned subsidiary, California United Bank, N.A. ("the Bank"), are prepared in accordance with generally accepted accounting principles used in the banking industry. All material inter company balances have been eliminated and all material interim period adjustments which, in the opinion of management, are necessary for a fair presentation of financial condition, results of operations, and cash flow have been made. All interim period adjustments that have been made have been of a normal and recurring nature.

Note B.  EARNINGS PER SHARE

Net income per share is computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the periods presented, except when the effect of the latter would be anti-dilutive. Weighted average shares outstanding for the three month period ended March 31, 1996 were 5,481,705, compared with 4,700,688 for the comparable period of 1995.

NOTE C.  SECURITIES

The Bank has the intent and ability to hold its investment securities until maturity. Accordingly, investment securities are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis, which approximates the effective interest method. Gains and losses recognized on the sale of investment securities are based upon the adjusted cost and determined using the specific identification method.

The Bank has $5 million in securities classified as "Available for sale", indicating the willingness to sell these securities under certain conditions. These securities are carried at current market value with unrealized gains or losses not recognized as current income but reported as an increase or decrease to capital in the statements of financial condition and in the statements of shareholders' equity.

The following tables set forth the book value and market value, of investment securities at March 31, 1996.

A summary of Securities Held to Maturity at March 31, 1996 is as follows:

HELD  TO MATURITY                                     Gross         Gross
                                         Book       Unrealized    Unrealized       Market
                                         Value        Gains         Losses         Value
                                         -----        -----       ----------        -----

U.S. Treasury securities                $64,630       $     1          --         $64,631
Commercial Paper                         19,909          --            --          19,909
U.S. Government Agency Securities            21          --            --              21
                                        -------       -------       -------       -------
Total investment portfolio              $84,560       $     1       $     0       $84,561
                                        =======       =======       =======       =======




A summary of Securities Available for Sale for March 31, 1996 is as follows:

AVAILABLE  FOR SALE                           Gross         Gross
                                 Book      Unrealized     Unrealized        Market
                                 Value        Gains         Losses          Value
                                 -----        -----       ----------        -----

U.S. Treasury securities         $1,482       $   14                        $1,496
U.S. Agency securities            1,000            2           --            1,002
Mortgage backed securities        1,583            0                         1,582
Federal Reserve stock               433            0                           433
Redevelopment bonds                 410            0                           410
                                 ------       ------           --           ------
                                 $4,908       $   16           $0           $4,923
                                 ======       ======           ==           ======




At March 31, 1996, investment securities with a book value of $28,558 were pledged to secure court deposits and for other purposes as required or permitted by law.

Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Note D.  AVERAGE FEDERAL RESERVE BALANCES

The average cash reserve required to be maintained at the Federal Reserve Bank was approximately $4.5 million, $2.8 million, and $3 million for the periods ending March 31, 1996, and December 31 and March 31, 1995, respectively.

Note E.  PREMISES AND EQUIPMENT

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is also computed using the straight-line method over the shorter of the useful life of the improvement or the term of the lease.

Note F.  OTHER REAL ESTATE OWNED

Real estate owned, acquired either through foreclosure or deed in lieu of foreclosure, is recorded at the lower of the loan balance or estimated fair market value. When acquired, any excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Subsequent write-downs, if any, are charged to operation expenses in the periods that they become known. There was $450 of other real estate owned as of March 31, 1996. There was no other real estate owned as of March 31, 1995, or December 31, 1995.

Note G.  INCOME TAXES

Effective January 1, 1993, the Bank implemented the provisions of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

Note H.  LOANS

Loans are carried at face amount, less payments collected, allowance for loan losses, and unamortized deferred fees. Interest on loans is accrued monthly on a simple interest basis. The general policy of the Bank is to discontinue the accrual of interest and transfer loans to nonaccrual (cash basis) status where reasonable doubt exists with respect to the timely collectibility of such interest. Payments on nonaccrual loans are accounted for using a cost recovery method.

Loan origination fees and commitment fees, offset by certain direct loan origination costs, are deferred and recognized over the contractual life of the loan as a yield adjustment.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can reasonably be anticipated. Management considers current economic conditions, historical loan loss experience, and other factors in determining the adequacy of the allowance. The allowance is based on estimates and ultimate losses may differ from current estimates. These estimates are reviewed periodically and as adjustments become necessary, they are charged to earnings in the period in which they become known. The allowance is increased by provisions charged to operating expenses, increased for recoveries of loans previously charged-off, and reduced by charge-offs.

The Bank adopted Statement of Financial Standards (SFAS) 114, "Accounting by Creditors for Impairment of a Loan," and SFAS 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," as of January 1, 1995. SFAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance included in the allowance for loan losses. The Bank had previously measured the allowance for loan losses using methods similar to the prescribed in SFAS 114. As a result, no additional provision was required by the adoption of this pronouncement.

The Bank considers all loans where reasonable doubt exists as to the payment of interest or principal to be impaired loans. All loans that are ninety days or more past due are automatically included in this category. An impaired loan will be charged off when the Bank determines that repayment of principal has become unlikely or subject to a lengthy collection process. All loans that are six months or more past due and not well secured or in the process of collection are charged off.

At March 31, 1996, the Bank had $3.8 million in impaired loans, against which a loss allowance of $590 thousand has been provided. The recorded investment in all impaired loans has been calculated based on the present value of expected cash flows discounted at the loan's effective interest rate. All impaired loans are included in nonaccrual status, and as such no interest income is recognized. For the first quarter of 1996, the Bank had an average investment in impaired loans of approximately $4.1 million.

Note I. Acquisitions

On January 12, 1996, the Company completed the acquisition of Corporate Bank, a Santa Ana, California based commercial bank. The acquisition was accounted for as a purchase. The Company issued 649 thousand shares of common stock, and paid $1.7 million in cash, for a total purchase price of $6.5 million. The acquired operations of Corporate Bank have been included in the Statement of Income from the acquisition date of January 12, 1996. The Company's income for the first quarter of 1996 would not have been materially different if the combination had been completed as of January 1, 1996. The pro forma results of operations for the first quarter of 1995, had the acquisition been completed on January 1, 1995, would have been as follows:


Net interest income                            $7,025
Income before provision for income taxes        1,309
Net income                                        713
Earnings per common and equivalent share       $  .13




The fair value of assets acquired from Corporate Bank was $72.7 million, with liabilities assumed of $68.6 million. Cash and cash equivalents acquired, net of cash paid, totaled $20 million. Goodwill of $2.4 million generated by the purchase transaction is being amortized on a straight line basis over a ten year period.

Note J.  RECLASSIFICATIONS

Certain items have been reclassified in the prior period financial statements presented herein, in order to conform to classifications followed for September 30, 1995.

Note K.  LEGAL MATTERS

In the normal course of business the Bank occasionally becomes a party to litigation. In the opinion of management, based upon consultation with legal counsel, the Bank believes that pending or threatened litigation involving the Bank will have no adverse material effect upon its financial condition, or results of operations. Until third quarter 1995, the Bank was a defendant in multiple lawsuits related to the failure of two real estate investment companies, Property Mortgage Company, Inc., ("PMC") and S.L.G.H., Inc. ("SLGH"). The lawsuits, consisted of a federal action by investors in PMC and SLGH (the "Federal Investor Action"), at least three state court actions by groups of Investors (the "State Investor Actions"), and an action filed by the Resolution Agent for the combined and reorganized bankruptcy estate of PMC and SLGH (the "Neilson" Action). An additional action was filed by an individual investor and his related pension and profit sharing plans (the "Individual Investor Action"). Other defendants in these multiple actions and in related actions include financial institutions, title companies, professionals, business entities and individuals, including the principals of PMC and SLGH. The Bank was a depository bank for PMC, SLGH and related companies and was a lender to certain principals of PMC and SLGH ("Individual Loans"). Plaintiffs alleged that PMC/SLGH was or purported to be engaged in the business of raising money from investors by the sale and issuance of interests in loans evidenced by promissory notes secured by real property. Plaintiffs alleged that false representations were made, and the investment merely constituted a "Ponzi" scheme. Other charges related to the Bank's conduct with regard to the depository accounts, the lending relationship with the principals and certain collateral taken, pledged by PMC and SLGH in conjunction with the Individual Loans. The lawsuits alleged inter alia violations of federal and state securities laws, fraud, negligence, breach of fiduciary duty, and conversion as well as conspiracy and aiding and abetting counts with regard to these violations. The Bank denied all allegations of wrongdoing. Damages in excess of $100 million were alleged, and compensatory and punitive damages were sought generally against all defendants, although no specific damages were prayed for with regard to the Bank. A former officer and director of the Bank was also been named as a defendant.

The Bank has entered into a settlement agreement with the representatives of the various plaintiffs, which has now been consummated, with the dismissal of all of the above referenced cases, with prejudice, against the Bank, its officers and directors, with the exception of the officer/director previously named pending. Court approval of these settlements has been received. In connection with the settlement, the Bank released its security interest in certain disputed collateral and cash proceeds thereof, which the Bank received from PMC, SLGH, or the principals, in connection with the Individual Loans. This collateral had been a subject of dispute in the Neilson Action, with both the Bank and the representatives of PMC/SLGH asserting the right to such collateral. All the Individual Loans have been charged off. The Bank also made a cash payment to the Plaintiffs in connection with the settlement. The effect of this settlement on CU Bancorp or the Bank's financial statements was immaterial. In connection with the settlement the Bank assigned its rights, if any, under various insurance policies, to the Plaintiffs. The settlement does not resolve the claims asserted against the officer/director. The Bank is still providing a defense to its former director/officer who continues as a defendant and who retains his rights of indemnity, if any, against the Bank arising out of his status as a former employee. At this time the only viable claims which remain against the former director/employee are claims of negligence in connection with certain depository relationships with PMC/SLGH. While the Bank's Director and Officer Liability Insurer has not acknowledged coverage of any potential judgment or cost of defense, the Insurer is on notice of the action and has participated in various aspects of the case. As of May 10, 1996, the Bank and the Insurer orally agreed that the Insurer would assume all future costs of defense of the former director/employee, and would repay the Bank $75,000 for certain of the prior costs expended. The agreement has not yet been finalized. Also during May 1996, the Bank was informed that an oral agreement for global resolution of these matters had been reached. However such a settlement is subject to a number of contingencicies and approvals.

Note L.  REGULATORY MATTERS

On November 2, 1993, the Office of the Comptroller of the Currency ("OCC"), after completion of their annual examination of the Bank, terminated the Formal Agreement entered into in June, 1992. In December 1993, the Fed terminated the Memo of Understanding entered into in August, 1992.

The Formal Agreement had been entered into in June 1992 and required the implementation of certain policies and procedures for the operation of the Bank to improve lending operations and management of the loan portfolio. The Formal Agreement required the Bank to maintain a Tier 1 Risk Weighted Capital ratio of 10.5% and a 6.0% Tier 1 Leverage Ratio. The Formal Agreement mandated the adoption of a written program to essentially reduce criticized assets, maintain adequate loan loss reserves and improve bank administration, real estate appraisal, asset review management and liquidity policies, and restricted the payment of dividends.

The agreement specifically required the Bank to: 1) create a compliance committee; 2) have a competent chief executive officer and senior loan officer, satisfactory to the OCC, at all times; 3) develop a plan for supervision of management; 4) create and implement policies and procedures for loan administration; 5) create a written loan policy; 6) develop and implement an asset review program; 7) develop and implement a written program for the maintenance of an adequate Allowance for Loan and Lease Losses, and review the adequacy of the Allowance; 8) eliminate criticized assets; 9) develop and implement a written real estate appraisal policy; 10) obtain and improve procedures regarding credit and collateral documentation; 11) develop a strategic plan; 12) develop a capital program to maintain adequate capital (this provision also restricts the payment of dividends by the Bank unless (a) the Bank is in compliance with its capital program; (b) the Bank is in compliance with 12 U.S.C. Section 55 and 60 and (c) the Bank receives the prior written approval of the OCC District Administrator); 13) develop and implement a written liquidity, asset and liability management policy; 14) document and support the reasonableness of any management and other fees to any director or other party;
15) correct violations of law; and 16) provide reports to the OCC regarding compliance.

The Memorandum of Understanding was executed in August 1992 and required 1) a plan to improve the financial condition of CU Bancorp and the Bank; 2) development of a formal policy regarding the relationship of CU Bancorp and the Bank, with regard to dividends, inter-company transactions, tax allocation and management or service fees; 3) a plan to assure that CU Bancorp has sufficient cash to pay its expenses; 4) ensure that regulatory reporting is accurate and submitted on a timely basis; 5) prior approval of the Federal Reserve Bank prior to the payment of dividends; 6) prior approval of the Federal Reserve Bank prior to CU Bancorp incurring any debt and 7) quarterly reporting regarding the condition of the Company and steps taken regarding the Memorandum of Understanding.

                                   SIGNATURES

        Pursuant to the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    CU BANCORP
                                                    May  14, 1996

                                                    By:___________________
                                                         Patrick Hartman
                                                         Chief Financial Officer

Part II - Other Information

Item 1.  Legal Proceedings

        Please refer to Note K , on page 19 above, for a complete discussion of legal and matters.

Item 2.  Changes in Securities

        None.

Item 3.  Defaults Upon Senior Securities

        None.

Item 4.  Submission of Matters to a Vote of Security Holders

        None.

Item 5.  Other Matters

Item 6.  Exhibits and Filings on Form 8-K

    (a)    Exhibits:

           (10)    Material Contracts (NONE)

    (b) Reports on Form 8-K: In a report filed on Form 8-K dated March 27, 1996, the Company reported the completion of the acquisition of Corporate Bank.

                                  APPENDIX J


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 10-Q

     MARK ONE:

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the Quarter ended MARCH 31, 1996

/ / TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the transition period from __________ to __________.

      Commission File No. 0-11160

                             HOME INTERSTATE BANCORP
             (Exact Name of Registrant as Specified in its Charter)

        CALIFORNIA                               95-3657758
(State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
  Incorporation or Organization)

       2633 CHERRY AVENUE, SIGNAL HILL, CALIFORNIA             90806 - 2033
        (address of Principal Executive Offices)                (ZIP Code)

       Registrant's Telephone Number, Including Area Code: (310) 988-9600

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed the Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes X  No
                                       ---   ---

                      Applicable only to Corporate issuers:

  Indicate the number of shares outstanding of each of the issuer's classes of
                Common Stock as of the latest practicable date.

   Common Stock -- Authorized 20,000,000 shares of non par value; issued and outstanding 4,216,780 at May 10, 1996.



================================================================================

                                     PART I

Item 1.  Financial Statements

     Following are the unaudited consolidated statements of financial condition of Home Interstate Bancorp (the "Company") and its wholly owned subsidiary, Home Bank (the "Bank") as of March 31, 1996 and December 31, 1995, and the consolidated statements of income for the quarters ended March 31, 1996 and March 31, 1995 and cash flows for the quarters ended March 31, 1996 and March 31, 1995. It is management's opinion that these statements present fairly, in all material respects, the consolidated financial condition, result of operations and cash flows of Home Interstate Bancorp and its subsidiary in conformity with generally accepted accounting principles. The accompanying notes are considered an integral part of these financial statements.

                     HOME INTERSTATE BANCORP AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Dollars in thousands)

                                                                               March 31,         December 31,
                                                                                 1996                1995
                                                                                 ----                ----


ASSETS:               Cash and due from banks                                   $ 43,766           $  38,797
                      Federal funds sold                                          12,600              14,600
                                                                                --------           ---------
                         Total of cash and cash equivalents                       56,366              53,397
                      Securities held to maturity
                         (Approximate market value at
                         March 31, 1996 and December 31, 1995 were
                         $28,257,488 and $13,179,412, respectively.)              28,634              13,131
                      Securities available for sale                              107,488             120,755
                                                                                --------           ---------
                         Securities, net                                         136,122             133,886
                      Loans                                                      215,910             211,223
                      Less:  Allowance for possible loan losses                    3,208               3,113
                                                                                --------           ---------
                         Loans,  net                                             212,702             208,110
                      Real estate owned                                            4,800               4,918
                      Premises, furniture and equipment, net                      14,434              14,366
                      Accrued interest receivable and other assets                 8,966               9,115
                                                                                --------           ---------
                               TOTAL ASSETS                                     $433,390           $ 423,792
                                                                                ========            ========


LIABILITIES:          Deposits:
                         Demand deposits, non-interest bearing                  $133,049           $ 132,208
                         Savings and interest bearing demand deposits            159,178             153,891
                         Time certificates of deposit of $100,000
                           and over                                               18,904              18,105
                         Other time deposits                                      67,139              64,827
                                                                                --------           ---------
                           Total Deposits                                        378,270             369,031
                      Securities sold under agreements to repurchase                   0                   0
                      Accrued interest payable and other liabilities               3,383               3,345
                                                                                --------           ---------
                               TOTAL LIABILITIES                                 381,653             372,376
                                                                                --------           ---------

                      Commitments and contingencies

SHAREHOLDERS'         Common stock (no par value)
  EQUITY:                Authorized 20,000,000 shares; issued and
                         outstanding 4,213,280 shares in 1996 and
                         4,187,954 shares in 1995                                 43,099              42,859
                      Retained earnings                                            8,467               7,977
                      Unrealized gains on securities available for sale,
                         net of deferred taxes                                       171                 580
                                                                                --------           ---------
                                          TOTAL SHAREHOLDERS' EQUITY
                                                                                  51,737              51,416
                                                                                --------           ---------

                      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $433,390            $423,792
                                                                                ========            ========




The accompanying notes are an integral part of these consolidated statements of financial condition.

                     HOME INTERSTATE BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

              (Dollars in thousands except for earnings per share)
               For the three months ended March 31, 1996 and 1995



                                                                         1996            1995
                                                                         ----            ----

REVENUE FROM       Interest and fees on loans                          $ 5,659         $ 5,355
  EARNING ASSETS:  Interest on securities:
                      taxable                                            1,843           2,339
                      non-taxable                                           95             116
                   Interest on Federal funds sold                          186              25
                                                                      --------        --------
                        TOTAL REVENUE FROM EARNING ASSETS                7,783           7,835
                                                                      --------        --------

COST OF FUNDS:     Interest on savings and interest bearing demand
                      deposits                                             850             880
                   Interest on time certificates of deposit of
                      $100,000 and over                                    237             132
                   Interest on other time deposits                         774             697
                   Interest on securities sold under agreements to
                      repurchase                                             1              11
                                                                      --------        --------
                            TOTAL COST OF FUNDS                          1,862           1,720
                                                                      --------        --------

                   Net revenue from earning assets before
                      provision for possible loan losses                 5,921           6,115
                   Provision for possible loan losses                      300             625
                                                                      --------        --------
                   Net revenue from earning assets                       5,621           5,490
                                                                      --------        --------

OTHER OPERATING    Service charges and fees                              1,026             991
  REVENUE:         Securities gains, net                                     0              11
                   Other operating revenue                                 275             278
                                                                      --------        --------
                            TOTAL OTHER OPERATING REVENUE                1,301           1,280
                                                                      --------        --------

OTHER OPERATING    Salaries and employee benefits                        2,298           2,746
  EXPENSES:        Occupancy expense, net                                  682             725
                   Other operating expenses                              2,428           2,243
                                                                      --------        --------
                            TOTAL OTHER OPERATING EXPENSES               5,408           5,714
                                                                      --------        --------

                   Income before provision for income taxes              1,514           1,056
                   Provision for income taxes                              664             333
                                                                      --------        --------
                            NET INCOME                                 $   850         $   723
                                                                      ========        ========

                            EARNINGS PER SHARE                        $    .20        $    .17
                                                                      ========        ========



The accompanying notes are an integral part of these consolidated statements.

                     HOME INTERSTATE BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                  For the Periods Ended March 31, 1996 and 1995
                             (Dollars in thousands)

                                                                                  1996               1995
                                                                                ----------          ---------

CASH FLOWS FROM              Net income                                         $      850          $     723
                                                                                ----------          ---------
  OPERATING ACTIVITIES:      Adjustments to reconcile net income to net
                                 cash provided by operating activities:
                                 Provision for depreciation and amortization           216                198
                                 Provision for possible loan losses                    300                625
                                 Amortization of securities premiums                   365                431
                                 Accretion of securities discounts                     (21)               (40)
                                 Amortization of deferred loan fees and costs         (300)              (170)
                                 Net gain on sale of securities                          0                (11)
                                 Net (gain) loss on sale of premises, furniture
                                   and equipment                                        (3)                31
                                 Net loss on real estate owned                         340                165
                                 Tax benefit from stock options exercised                9                  0
                                 Net decrease in accrued interest receivable
                                   and other assets                                    148                197
                                 Net increase in accrued interest payable and
                                   other liabilities                                   329                 14
                                                                                ----------          ---------
                                        Total adjustments                            1,383              1,440
                                                                                ----------          ---------
                             Net cash provided by operating activities               2,233              2,163
                                                                                ----------          ---------
CASH FLOWS FROM              Proceeds from sales of securities                           0              8,076
  INVESTING ACTIVITIES:      Proceeds from maturities of securities                 13,523              2,142
                             Purchase of securities                                (16,801)              (188)
                             Net increase in loans                                  (4,814)           (11,145)
                             Proceeds from sale of real estate owned                     0                461
                             Proceeds from sale of premises, furniture and
                                 equipment                                               3                  5
                             Purchase of premises, furniture and equipment            (284)              (867)
                                                                                ----------          ---------
                             Net cash used in investing activities                  (8,373)            (1,516)
                                                                                ----------          ---------
CASH FLOWS FROM              Net increase (decrease) in demand deposits
  FINANCING ACTIVITIES:          non-interest bearing, savings and interest
                                 bearing demand deposits                             6,127            (10,353)
                             Net increase in time certificates of deposit of
                                 $100,000 and over                                     799              1,198
                             Net increase (decrease) in other time deposits          2,312             (2,358)
                             Net decrease in securities sold under agreements
                                 to repurchase                                           0               (100)
                             Proceeds from stock options exercised                     231                  0
                             Cash dividends declared                                  (360)              (636)
                                                                                ----------          ---------
                             Net cash provided by (used in) financing
                                 activities                                          9,109            (12,249)
                                                                                ----------          ---------
                             Net increase (decrease) in cash and cash
                                 equivalents                                         2,969            (11,602)
                             Cash and cash equivalents at beginning of period       53,397             48,996
                                                                                ----------          ---------
                             Cash and cash equivalents at end of period         $   56,366          $  37,394
                                                                                ==========          =========


The accompanying notes are an integral part of these consolidated statements.

                     HOME INTERSTATE BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                    Continued
                                   (Unaudited)
                  For the Periods Ended March 31, 1996 and 1995
                             (Dollars in thousands)

                                                                                         1996               1995
                                                                                    ---------------    ---------------

SUPPLEMENTAL DISCLOSURES:        Supplemental disclosure of non-cash investing
                                 and financing activities:
                                 Adjustment of FASB 115:
                                    (Increase) decrease in unrealized gains /
                                      losses on securities available for sale         $     698          $  (2,858)
                                    Increase (decrease) in deferred tax
                                      liabilities related to unrealized gains /
                                      losses on securities available for sale              (289)             1,189
                                    Increase (decrease) in shareholders' equity
                                      for unrealized gains / losses, net of
                                      deferred taxes                                       (409)             1,669
                                    Real estate acquired in settlement of loans             222              1,843
                                 Supplemental disclosure of cash flow
                                 information Cash paid during the year for:
                                    Interest expense                                  $   1,846          $   1,710
                                    Income taxes                                              2                320

                     HOME INTERSTATE BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1996
                                   (Unaudited)

Principles of Consolidation

     The consolidated financial statements of Home Interstate Bancorp include the accounts of the Company and its wholly-owned subsidiary, the Bank. All material intercompany balances and transactions have been eliminated in the consolidation.

Principles of Presentment

     The accompanying unaudited consolidated financial statements have been prepared in condensed format and, therefore do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been reflected in the financial statements.

Accounting Changes

     The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No.
118. These standards require that impaired loans be measured based on the present value of expected future cash flows, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The statement was adopted as of January 1, 1995.

     The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ". These standards requires that impairment losses on long-lived assets to be recognized when an asset's book value exceeds its expected future cash flows (undiscounted). The statement was adopted as of January 1, 1996, and it does not have a material effect on the Company's financial statements.

     The Company adopted SFAS No. 123 "Accounting for Stock-Based Compensation". Under SFAS No. 123, companies have the option to implement a fair value-based accounting method or continue to account for employee stock options and stock purchase plans as prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". The Company has not assessed the impact on net income of adopting the new fair value accounting rules.

Earnings per Share

     Earnings per share are based upon the weighted average number of shares outstanding during each period. The effect of stock options outstanding are not materially diluting and are not, therefore, included for the purpose of earnings per share calculations. The average weighted number of shares used were 4,209,027 at March 31, 1996, 4,177,865 at December 31, 1995 and 4,175,207 at
March 31, 1995.

Statement of Cash Flows

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods. The Company made cash payments of $2,000 and $320,000 for income taxes and $1,846,000 and $1,710,000 for interest paid on deposit accounts for the periods ending March 31, 1996 and 1995, respectively.

ITEM 2.       Management Discussion and Analysis of Financial
              Condition and Results of Operations

FINANCIAL CONDITION

General

     The Company's consolidated assets of $433,390,000 at March 31, 1996 increased 2.26% from December 31, 1995, when consolidated assets totaled $423,792,000. Cash and cash equivalents increased 5.56% or $2,969,000. Securities held to maturity increased 118.06% or $15,503,000 and securities available for sale, net of unrealized loss decreased 10.99% or $13,267,000. Loans increased 2.22% or $4,687,000 while the allowance for loan losses increased 3.05% or $95,000. Real estate owned decreased 2.40% or $118,000. Deposits increased 2.50% or $9,239,000 when comparing the same periods. The increase in deposits was primarily due to an increase in yields on interest bearing deposits and partially utilized in the funding of loans. During the first quarter of 1996 loan demand increased slightly from December 31, 1995.

Mergers and Acquisitions

     On January 10, 1996, the Company entered into a definitive agreement to merge with and into CU Bancorp, a California corporation and parent of California United Bank, National Association. Under the terms of the definitive agreement, shareholders of the Company will receive 1.409 shares of CU Bancorp stock for each share of CU Bancorp's stock. The definitive agreement is subject to shareholder and regulatory approval and the merger is expected to be completed during the third quarter 1996. At December 31, 1995, CU Bancorp had total assets of $325,309,000 and total shareholders' equity of $33,006,000.

     In February 1996, the Bank consummated a deposit purchase agreement with Southern California Bank in which the Bank purchased the deposits of Southern California Bank's Signal Hill branch office. The deposits purchased in the transaction totaled in aggregate $1,656,000, which reflects less than 1% of total deposits and assets of the Bank.

Capital Resources

     The Company's internal growth rate of capital was .62% while assets increased by 2.26% from year-end December 31, 1995. The following schedule reflects specific capital-related information and ratios:


(dollars in thousands)                 March 31, 1996     December 31, 1995            % Change
                                       --------------     -----------------            --------

Ending total capital                          $51,737           $51,416                   .62
Risk based capital-to-assets
  ratios:
                                                                                      Regulatory
                                                                                      Requirement
                                                                                      -----------
  Tier 1 capital                                17.06             16.96                   4.00
  Total capital                                 18.22             18.09                   8.00
  Leverage ratio                                11.19             11.05               3.00 -- 5.00




Liquidity and Balance Sheet Management

     The asset/liability management process determines the size and composition of the balance sheet and focuses on the management of liquidity and interest rate exposures. The purpose of liquidity and balance sheet management is to reflect the Company's ability to provide funds for day-to-day operations, meet customer needs, take advantage of interest rate market opportunities and meet the financial commitments of the Company. Funding of loan requests and commitments, purchase of attractive securities opportunities, providing for liability outflow, and management of interest rate risk requires continuous analysis in order to match the maturities of categories of loans and securities with the maturities of deposits and bank-related borrowings. The Company's ability to obtain funds to replace maturing liabilities and to finance asset growth depends upon its reputation as well as the diversity and liquidity of the markets in which it participates. The Company's liquidity is normally viewed in terms of the nature and composition of the Company's sources and uses of funds. Cash, maturing securities, reductions in Federal funds sold and loan maturities and repayments provide liquidity. Purchase of Federal funds, sale of securities, sale of loan participations or sale of the Company's loans on the secondary market and utilization of other short-term borrowing facilities are all available to provide additional liquidity vehicles. Liquid assets are comprised of cash and cash equivalent assets (cash, cash due from other financial institutions and Federal funds sold), U.S. Treasury securities and U.S. Government agencies securities. The increase in cash and cash equivalents was due to an increase in deposits which management believes was due to an increase in yields on interest bearing deposits (see "General" herein). The following schedule reflects specific liquidity information and ratios:



(dollars in thousands)                 March 31, 1996       December 31, 1995     % Change
                                       --------------       -----------------     --------

Gross loans                                $215,910              $211,223            2.22
Total deposits                             $378,270              $369,031            2.50

Gross loan-to-deposit
  ratio                                       57.08                 57.24

Gross loan-to-total assets
  ratio                                       49.82                 49.84
Cash and cash equivalent
  assets as a percentage
  of total assets                             13.01                 12.60



Securities Portfolio

     The Company complies with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company holds securities in two categories, available for sale and held to maturity. Securities available for sale may be held for indefinite periods of time and may be sold in response to changes in interest rates and/or other economic conditions. These securities are, in the aggregate, carried at market value. Unrealized gains or losses are calculated based on adjusted cost as described below. Unrealized gains or losses, net of deferred taxes, are recorded as a separate component of shareholders' equity. Securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and accounted for at cost, adjusted for amortization of premium and accretion of discount.

     The Company's calculation of cost is increased by accretion of discounts and decreased by amortization of premiums, which are computed on the straight-line method that approximates the effective interest method. Such amortization and accretion are reflected in interest on securities. Realized gains or losses recognized on the sales of securities are based upon the adjusted cost and computed on the specific identification method and are classified in other operating revenue, securities gains or losses, net.

     The unrealized gains (losses) on securities available for sale, net of deferred taxes, were $171,000 at March 31, 1996, compared to $580,000 at December 31, 1995. The activity in the available for sale portfolio had securities matured/called of $12,273,000 during the three months ended March 31, 1996. The proceeds from these securities were used primarily to fund the purchase of securities held to maturity during the same period. There were no gains or losses recognized from the proceeds of these securities and no purchases were added to the available for sale portfolio during the same period.

     The activity in the held to maturity portfolio during the three months ended March 31, 1996, consisted of $1,250,000 matured/called and $16,801,000 purchased. There were no gains or losses recognized from the proceeds of these securities.

Nonperforming Loans and Real Estate Owned

(dollars in thousands)              March 31, 1996       December 31, 1995     % Change
                                    --------------       -----------------     --------
Non-accrual loans                      $  1,545              $  3,232          (52.20)
Loans 90 days past due                       26                   106          (75.47)
Real estate owned                         4,800                 4,918           (2.40)


     The Bank's non-accrual loans showed a decrease of 52.20% for the three months ended March 31, 1996. Of the $3,232,000 at December 31, 1995, $175,000
was charged off, $222,000 was transferred to real estate owned, $1,345,000 was received in payments and $79,000 was brought current and removed from non-accrual status. Additions to non-accrual since December 31, 1995 total $134,000. Of the $1,545,000 in non-accrual loans at March 31, 1996, $1,450,000 is secured by deeds of trust and $95,000 is secured by other collateral. The largest group of loans in non-accrual status is to one borrower and its related entities and total in aggregate $725,000 of which all are secured by real estate, having an approximate loan to value ratio of 53%. Management has set a specific reserve of $72,500 on the $725,000 and it is believed to be sufficient to absorb any anticipated loss. The next largest non-accrual loan had a balance of $292,000 and is secured by real estate and has a loan to value ratio of approximately 99%. This loan has a specific reserve of $44,000. Two other significant non-accrual loans in the amounts of $200,000 and $183,000, respectively, were removed from non-accrual status in May 1996. The $200,000 loan was transferred to real estate owned and the $183,000 loan was paid in full. Management feels that the current allowance for loan loss is adequate.

     The Company considers a loan to be nonperforming when any one of the following events occur: (a) any installment of principal or interest is 90 days past due; or (b) the loan is placed on non-accrual status. The Company's policy is to classify loans which are delinquent in interest or principal for a period of 90 days as non-accrual loans unless management determines that the loan is adequately collateralized and in the process of collection or other circumstances exist which would justify the treatment of the loan as fully collectable. Accrual of interest on loans and leases is discontinued when management believes, after considering economic and business conditions, and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Interest income is subsequently recognized on non-accrual loans only to the extent cash payments are received or until, in management's judgment, the borrower's ability to make periodic interest and principal payments is no longer doubtful, in which case the credit is returned to accrual status.

     Under the provisions of SFAS No. 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Creditors are required to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

     The Bank has defined impaired loans as individual loans or relationships of $250,000 or more and not currently accruing interest. As permitted by these standards, the Bank excludes from its calculations smaller balance, homogeneous loans such as consumer installment loans, lines of credit, and direct finance leases. In determining whether a loan is impaired or not, the Bank applies its normal loan review procedures. Loans which the Bank expects to collect in full and for which an insignificant delay, i.e., 45 days past due, or an insignificant shortfall in amount of payments is anticipated are not considered impaired. The Bank measures impairment on a loan-by-loan basis using either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral dependent.

     At March 31, 1996, the Bank had $1,016,000 in impaired loans and a related loss allowance of $117,000. Of the $1,016,000 of impaired loans, $0 was measured using the present value method and $1,016,000 was measured using the fair value of collateral. The approximate average balance of impaired loans for the period ended March 31, 1996 was $1,942,000. No income was recognized during the period on impaired loans.

     Loans that are 90 days or more past due decreased 75.47% during the three months ended March 31, 1996. The total comprises one installment loan in the amount of $5,000 and 14 overdraft protection lines totaling $20,000.

     The Bank's total real estate owned decreased 2.40% to $4,800,000 at March 31, 1996, from $4,918,000 at December 31, 1995. Four related properties were foreclosed and added to real estate owned in the aggregate amount of $222,000 and subsequently sold in April 1996. No gains or losses were recognized on this one transaction. A 60 unit manufactured housing complex valued at $2,300,000 is in escrow. Other real estate owned properties total in the aggregate $3,078,000 and consist of 161 acres of unimproved land in Orange County, a commercial property in Lawndale, Ca., a gas station in Chino, Ca., two theaters in Oceanside, Ca., and a condominium in Lomita, Ca. Reductions in real estate owned during the first quarter came from the writedowns of $340,000 recognized due to additional anticipated closing costs. Real estate owned is carried at the lower of cost or fair market value less estimated carrying costs and costs of disposition. Cost is determined at the date of acquisition as the result of a foreclosure sale and is equal to the receivable balance at that date. If the cost (plus any liabilities assumed at foreclosure) exceeds the appraised value, the carrying value of the property is written down to its fair value. During the time the property is held, all related carrying costs and losses on revaluation are expensed as incurred. Gains or losses on sales are recorded in conformity with standards that apply to the accounting for sales of real estate.

RESULTS OF OPERATIONS

Net Income

     Net income increased 17.57% or $127,000 for the three months ended March 31, 1996 compared to the same period in 1995. Revenue from earning assets decreased $52,000 for the three months ended March 31, 1996 compared to the three months ended March 31, 1995 with the annualized yield increasing from 8.50% to 8.71%. Interest expense increased $142,000 with the annualized cost of funds increasing from 2.80% to 3.12% comparing the three months ended March 31, 1996 to same period in 1995. Provision for loan losses decreased 52.00% or $325,000, total other expenses decreased 5.36% or $306,000 and provision for income taxes increased 43.37% or $458,000 when comparing the three months ended March 31, 1996 to the same period in 1995.

Interest Income

     Interest income decreased 0.66% while the annualized yield on average earning assets increased to 8.71% from 8.50% when comparing March 31, 1996 to March 31, 1995. The decrease in interest income is primarily due to the decrease in average earning assets of 3.92%. Interest income on securities decreased $517,000 which was directly related to the decrease in volume of securities available for sale, as the Company sold securities from the available for sale portfolio to offset the contraction of deposits experienced during 1995. Interest income on loans increased $304,000 due to a slight increase in loan volume and interest income on federal funds sold increased $161,000 due to the increase in average federal funds sold during the three months ended March 31, 1996 compared to the same period in 1995. The following schedule provides specific information regarding the components of interest income from earning assets:

(dollars in thousands)        March 31, 1996   March 31, 1995     % Change
- ----------------------        --------------   --------------     --------
Average earning assets            $359,263        $373,916          (3.92)
Interest income                   $  7,783        $  7,835          (0.66)
Annualized yield on average
  earning assets                      8.71%           8.50%

Interest Expense

     Interest expense increased 8.26% or $142,000 for the three months ended March 31, 1996 compared to the same period in 1995. Cost of funds increase is primarily due to an increase in rates on time deposits that was used to curb the contraction of deposits during 1995 and remain competitive. Average interest-bearing liabilities decreased in the area of savings and interest-bearing demand deposits as well as time deposits under $100,000. Average time deposits of $100,000 and over increased when comparing the period ended March 31, 1996 to March 31, 1995. The percent of lower cost non-interest bearing demand deposits, savings deposits and interest-bearing demand deposits to total deposits at March 31, 1996 was 77.25% compared to 78.50% at March 31, 1995. The Bank continues to maintain a favorable net interest margin. The following schedule provides specific information regarding the components of interest expense from interest-bearing liabilities:


(dollars in thousands)              March 31, 1996       March 31, 1995       % Change
                                    --------------       --------------       --------

Average interest-bearing
  liabilities                           $   239,942        $   248,893          (3.60)
Interest expense                        $     1,862        $     1,720           8.26
Annualized cost of funds for
  average interest-bearing
  liabilities                                  3.12%              2.80%
Net interest margin
  (net interest income divided by
  average earning assets)                      6.63%              6.63%




Provision for Loan Losses

     The purpose of the provision for possible loan losses is to maintain reserves at a level sufficient to cover possible future loan losses. Management exercises its judgment in establishing loss reserves for loans which borrowers may not be able to repay in the future. The Bank's current provision for loan losses reflects an ongoing detailed evaluation of the known risks in the portfolio and the risks inherent in the present general economic outlook. The Bank maintains a problem loan list in order to better monitor these risks. This list includes those loans that are identified as having varying degrees of risk in excess of loans having a normal amount of risk (including watch credits). As of March 31, 1996, the problem loan list contained loans totaling $11,850,000 compared to $20,113,000 at March 31, 1995. Management has a grading system that designates a grade for each loan depending on the degree of risk and possibility of loss inherent in each class of loan. This grading system drives the loan loss reserve calculations. A percentage allocation of each loan balance is reserved depending on the designated grade. Nonperforming loans (those loans on non-accrual status and 90 days or more past due) are contained in the problem loan list. As of March 31, 1996, the allowance for loan loss represented 204% of nonperforming loans and 27% of total problem loans as compared to 45% and 18% at March 31, 1995, respectively (see "Nonperforming Loans and Real Estate Owned" herein).

     SFAS No. 114, which was adopted January 1, 1995, requires that certain calculations be prepared with respect to impaired loans. No additional provision was required under SFAS No. 114 during the first quarter of 1996. The aggregate total provision for loan loss on impaired loans was $116,000 for the quarter ending March 31, 1996.

     Management decreased the provision for possible loan losses during the first quarter of 1996 compared to the same period in 1995 due to an adequate and improved coverage ratio of nonperforming loans at March 31, 1996 (see "Nonperforming Loans and Real Estates Owned" herein). Gross loan loss recoveries for the quarter ending March 31, 1996 totaled $26,000 with gross loan charge offs totaling $231,000 resulting in a net charge off of $205,000.

     The following schedule provides more specific information relative to the provision and allowance for possible loan loss:



(dollars in thousands)              March 31, 1996       March 31, 1995       % Change
                                    --------------       --------------       --------


Net charge-offs / (recoveries)          $      205         $       (256)        180.08
Provision for possible loan
  losses                                       300                  625         (52.00)
Allowance for possible loan losses
                                             3,208                3,699         (13.27)
Allowance for possible loan
  losses as a percentage of gross
  loans                                       1.49%                1.78%
Allowance for possible loan
  losses to nonperforming loans             204.20%               44.79%
Provision as a percentage of net
  interest income                             5.07%               10.22%




     The following table displays the stratification of the $3,208,000 contained in allowance for possible loan losses at March 31, 1996:

(dollars in thousands)

                            Loan Category                    March 31, 1996
                            -------------                    --------------
                Real estate - construction and other             $   518
                Commercial                                           715
                Installment                                           89
                General loan reserves                              1,886
                                                                 -------
                     Total                                       $ 3,208
                                                                 =======



Other Revenue

     Other operating revenue is comprised of income from service charges and other types of fees on deposit accounts, net gains on the sale of securities available for sale, gross gains on the sale of real estate owned, and fees on non-deposit account services. Service charges and fees increased due to an increase in the charges assessed on certain deposit account activities. The following schedule reflects the composition of other income and its percent of change from the same period in 1995:



(dollars in thousands)              March 31, 1996       March 31, 1995       % Change
                                    --------------       --------------       --------

Service charges and fees                  $   1,026           $      991          3.53
Securities gains                                  0                   11            --
Other operating revenue                         275                  278         (1.08)
                                          ---------            ---------
  Total other revenue                     $   1,301            $   1,280          1.64
                                          =========            =========

Other Expenses

     Other expenses are primarily non-interest expenses and are comprised of several major categories: salaries and employee benefits, net occupancy expense, furniture, fixtures and equipment expense and various other operating expenses. Salaries and benefits decreased due to the restructuring program designed to improve productivity which took place in September 1995. The Bank eliminated 41 full time positions and the result is a 16.31% decrease in salaries and employee benefits. Occupancy expenses, net, decreased 5.93% due to a decrease in furniture, fixture and equipment repairs and furniture, fixture and equipment not capitalized. Other operating expenses increased 8.25% primarily due to the merger costs incurred during the first quarter of 1996 of $214,000 (see "Mergers and Acquisitions" herein), and an increase of $180,000 in real estate owned costs compared to the same period in 1995. Conversely, federal deposit insurance premiums decreased $207,000 due to the new rate schedule set during the end of 1995. The following schedule reflects the composition of other expenses and its percent of change from the same period in 1995:



(dollars in thousands)              March 31, 1996       March 31, 1995       % Change
                                    --------------       --------------       --------


Salaries and employee benefits         $  2,298             $  2,746            (16.31)
Occupancy, net                              682                  725             (5.93)
Other operating expenses                  2,428                2,243              8.25
                                       --------             --------
  Total other expenses                 $  5,408             $  5,714             (5.36)
                                       ========             ========



Provision for Income Taxes

     The provision for income taxes increased 99.40% primarily due to the increase in net income before provision of 43.37%. The increase in the effective tax rate for the three months ended March 31, 1996 was 43.86% compared to 31.53% at March 31, 1995. This increase is due to the nondeductible expenses related to merger costs and tax exempt income reductions. The following schedule provides specific information on the provision for income taxes:


(dollars in thousands)              March 31, 1996       March 31, 1995       % Change
                                    --------------       --------------       --------

Provision for income taxes             $  664                 $  333           99.40
Net income before provision            $1,514                 $1,056           43.37
Effective tax rate (3 months)           43.86%                 31.53%



Performance Ratios

     There are three key ratios which are indications of earnings performance, which are presented as follows:

                              March 31, 1996                        March 31, 1995
                              --------------                        --------------
                       Annualized       Period to date      Annualized       Period to date
                       ----------       --------------      ----------       --------------

Return on average
  assets                     .80%              .20%               .68%               .17%
Return on average
  equity                    6.60%             1.64%              6.41%              1.58%
Dividends as a
  percentage of
  net income                 --              42.35%               --               88.01%

                                     PART II

Item 1.  Legal Proceeding

     Home Interstate Bancorp and its subsidiary are subject to legal actions threatened or filed which arise from the normal course of business. Management believes that the eventual outcome of all currently pending legal proceedings against the Company or its subsidiary will not be material to the Company's or the subsidiary's financial position or results of operations.

Item 2.  Changes in Securities

         Not applicable.

Item 3.  Defaults upon Senior Securities

         Not applicable.

Item 4.  Submission of matters to a vote of Security Holders

         Not applicable.

Item 5.  Other Information

         Not applicable.

Item 6.  Exhibits

         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated     May 14, 1996         HOME INTERSTATE BANCORP (Registrant)

                                        By   /s/  Keith W. Barnes
                                            -----------------------------
                                            Keith W. Barnes
                                            Senior Vice President and
                                            Chief Financial Officer
                                            Chief Accounting Officer

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.             INDEMNIFICATION OF DIRECTORS AND OFFICERS

           CU Bancorp's Articles of Incorporation provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law and that the corporation is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law.

           Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against same can be made in certain circumstances by action of CU Bancorp through: 1) a majority vote of a quorum of the CU Board consisting of directors who are not party to the proceedings; or 2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or 3) such court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent 's defense is successful on the merits. The law allows CU Bancorp to make advances of expenses for certain actions upon the receipt of an undertaking that he will reimburse the corporation if he is found liable.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CU Bancorp, pursuant to the foregoing provisions or otherwise, CU Bancorp understands that in the opinion of the Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CU Bancorp of expenses incurred or paid by a directors, officer or controlling person of CU Bancorp in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CU Bancorp will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.             EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

           (a)       Exhibits.



        EXHIBIT
          NO.                                                  EXHIBIT
          ---                                                  -------

          2.0 Agreement and Plan of Reorganization by and among CU Bancorp, California United Bank, National Association, Home Interstate Bancorp and Home Bank, dated January 10, 1996, as amended
                             March 29, 1996, and Exhibits thereto; contained herein at Appendix A and incorporated herein by reference.

       3(i).1                Articles of Incorporation dated September 3, 1981:
                             Filed as Exhibit 3(a) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).2 Certificate of Amendment of Articles Dated September 3, 1984; Filed as Exhibit 3(b) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).3 Certificate of Amendment of Articles dated January 28, 1985; Filed as Exhibit 3(c) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).4 Certificate of Amendment of Articles dated March 13, 1985; Filed as Exhibit 3(d) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).5 Certificate of Amendment of Articles of Incorporation dated June 22, 1988; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

       3(i).6 Certificate of Amendment of Articles of Incorporation dated May 14, 1990; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

       3(i).7 Certificate of Amendment of Articles of Incorporation dated June 19, 1990; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

      3(ii).1 Bylaws of the Registrant: Bylaws of Lincoln Bancorp (previous name) Dated September 14, 1984; Filed as
                             Exhibit 3(e) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

      3(ii).2 Bylaws of the Registrant; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

          4.1 Specimen Certificate evidencing shares of Registrant's Common Stock; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

          5.1                Opinion of Anita Y. Wolman, Esq; Filed as Exhibit
                             5.1 to Registrant's Amendment No. 1 to Form S-4 dated May 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

          8.1 Opinion of Arthur Andersen LLP, re tax matters dated April 23, 1996; Filed as Exhibit 8.1 to Registrant's form S-4 on April 24, 1996; Registration No. 333-0277 and incorporated herein by reference

         10.1 Amended and Restated Agreement and Plan of Reorganization dated as of October 11, 1995 by and among California United Bank, National Association, CU Bancorp, and Corporate Bank, a California banking corporation; Filed as Appendix A to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated herein by reference.

         10.2 CU Bancorp 1993 Employee Stock Option Plan and Agreements; Filed as Exhibit 10.1, 10.2 and 10.3 to the Registrants Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

         10.3                CU Bancorp 1995 Restricted Stock Plan; Filed as
                             Exhibit 10c to Form 10-K for year ended December 31, 1995, incorporated by reference herein.

         10.4 Lease for headquarters branch and executive offices at 16030 Ventura Boulevard, Encino, California 91436; Filed as Exhibit 10(a) to Form S-1 dated March 21, 1985; Registration Number 2-96568 and incorporated herein by reference.

         10.5 Form of Agreements between Home Bank and certain senior officers of Home Bancorp or Home Bank regarding retention of said officers; Filed as
                             Exhibit 10.5 to Registrants form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         10.6 CU Bancorp 1996 Non-Employee Director Stock Option Plan, Amendment Number One, Non-Employee Director Agreement; Filed as Exhibit 10.6 to Registrant's Form S-4 on April 24, 1996; Registration
                             No. 333-02777 and incorporated herein by reference.

         10.7 CU Bancorp 1996 Employee Stock Option Plan, Incentive Option Agreement, Non- Qualified Option Agreement; Filed as Exhibit 10.7 to Registrant's Form S-4 on April 24, 1996; Registration
                             No. 333-02777 and incorporated herein by reference.

         10.8                CU Bancorp 1996 Restricted Stock Plan;
                             Filed as Exhibit 10.9 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         10.9                CU Bancorp Conversion Option Plan; Filed as
                             Exhibit 10.9 to Registrant's Form S-4 on
                             April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         13.1 CU Bancorp Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; Filed May 14, 1996 and incorporated herein by reference.

         13.2 CU Bancorp Annual Report on Form 10-K for the year ended December 31, 1995; Filed March 29, 1996 and incorporated herein by reference.

         13.3 Amendment No. 1 to CU Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995; Filed April 25, 1996 and incorporated herein by reference.


         23.1                Consent of Arthur Andersen LLP.



         23.2                Consent of Anita Y. Wolman, Esq, included in
                             Exhibit 5.1 to Registrant's Amendment No. 1 to Form S-4 dated May 24, 1996; Registration No. 333-02777 and incorporated herein by reference.



         23.3                Consent of Piper Jaffray Inc (included in the
                             Piper Jaffray Inc Fairness Opinion at Appendix H to this Joint Proxy Statement/Prospectus).

         23.4 Consent of Van Kasper & Company (included in the Van Kasper & Company Fairness Opinion at Appendix G to this Joint Proxy Statement/Prospectus).

         24.0 POWER OF ATTORNEY -- included with signature herein.

         99.1                CU Bancorp Proxy Card.

         99.2                Home Interstate Bancorp Proxy Card.






         (b)                 Financial Statement Schedules.

                             All schedules are omitted because the required

information is not applicable or is included in the Financial Statements of the Registrant and the related notes.

         (c)                 Not applicable.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 7th day of June, 1996.



                                             CU BANCORP

                                             By:         STEPHEN G. CARPENTER
                                                         --------------------
                                                       Stephen G. Carpenter
                                                       Chief Executive Officer



                                             By:         PATRICK HARTMAN
                                                         ---------------
                                                       Patrick Hartman
                                                       Chief Financial Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen G. Carpenter, David I. Rainer, Anita Y. Wolman and Patrick Hartman, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.




             Signature                    Title              Date
             ---------                    -----              ----
STEPHEN G. CARPENTER*             Chairman of the Board,     June 7, 1996
- ---------------------------------
      Stephen G. Carpenter        Chief Executive Officer    June 7, 1996


DAVID I. RAINER*                  President and Director     June 7, 1996
- ---------------------------------
        David I. Rainer

                                  Director, Secretary
- ---------------------------------
       Richard H. Close

KENNETH BERNSTEIN*                Director                   June 7, 1996
- ---------------------------------
      Kenneth Bernstein

RON PARKER*                       Director                   June 7, 1996
- ---------------------------------
         Ron Parker

PAUL W. GLASS*                    Director                   June 7, 1996
- ---------------------------------
       Paul W. Glass




*By   ANITA Y. WOLMAN
   ---------------------------------------                   June 7, 1996
      Anita Y. Wolman, Attorney in Fact

      PATRICK HARTMAN
   ---------------------------------------                   June 7, 1996
      Patrick Hartman, Attorney in Fact


                                  EXHIBIT INDEX

        EXHIBIT
          NO.                                     EXHIBIT
          ---                                     -------

          2.0 Agreement and Plan of Reorganization by and among CU Bancorp, California United Bank, National Association, Home Interstate Bancorp and Home Bank, dated January 10, 1996, as amended March 29, 1996, and Exhibits thereto; contained herein at Appendix A and incorporated herein by reference.

       3(i).1                Articles of Incorporation dated September 3, 1981:
                             Filed as Exhibit 3(a) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).2 Certificate of Amendment of Articles Dated September 3, 1984; Filed as Exhibit 3(b) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).3 Certificate of Amendment of Articles dated January 28, 1985; Filed as Exhibit 3(c) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).4 Certificate of Amendment of Articles dated March 13, 1985; Filed as Exhibit 3(d) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

       3(i).5 Certificate of Amendment of Articles of Incorporation dated June 22, 1988; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

       3(i).6 Certificate of Amendment of Articles of Incorporation dated May 14, 1990; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

       3(i).7 Certificate of Amendment of Articles of Incorporation dated June 19, 1990; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

      3(ii).1 Bylaws of the Registrant: Bylaws of Lincoln Bancorp (previous name) dated September 14, 1984; Filed as
                             Exhibit 3(e) to Form S-1 dated March 21, 1985; Registration Number 2-96568, and incorporated herein by reference.

      3(ii).2 Bylaws of the Registrant; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated by reference herein.

          4.1 Specimen Certificate evidencing shares of Registrant's Common Stock; Filed as an Exhibit to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated herein by reference.

          5.1                Opinion of Anita Y. Wolman, Esq; Filed as Exhibit
                             5.1 to Registrant's Amendment No. 1 to Form S-4 dated May 24, 1996, Registration No. 333-02777 and incorporated herein by reference.

          8.1 Opinion of Arthur Andersen LLP, re tax matters dated April 23, 1996; Filed as Exhibit 8.1 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         10.1 Amended and Restated Agreement and Plan of Reorganization dated as of October 11, 1995 by and among California United Bank, National Association, CU Bancorp, and Corporate Bank, a California banking corporation; filed as Appendix A to Form S-4 dated October 11, 1995; Registration Number 33-63729 and incorporated herein by reference.

         10.2 CU Bancorp 1993 Employee Stock Option Plan and Agreements; Filed as Exhibit 10.1, 10.2 and 10.3 to the Registrants Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

         10.3 CU Bancorp 1994 Non-Employee Director Stock Option Plan and Agreements; Filed as Exhibits 10.1 and
                             10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

         10.4 Lease for headquarters branch and executive offices at 16030 Ventura Boulevard, Encino, California 91436; Filed as Exhibit 10(a) to Form S-1 dated March 21, 1985; Registration Number 2-96568 and incorporated herein by reference.

         10.5 Form of Agreements between Home Bank and certain senior officers of Home Bancorp or Home Bank regarding retention of said officers; Filed as
                             Exhibit 10.5 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         10.6 CU Bancorp 1994 Non-Employee Director Stock Option Plan, Amendment Number One, Non-Employee Director Agreement; Filed as Exhibit 10.6 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         10.7 CU Bancorp 1996 Employee Stock Option Plan, Incentive Option Agreement, Non- Qualified Option Agreement; Filed as Exhibit 10.7 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference.

         10.8                CU Bancorp 1996 Restricted Stock Plan; Filed as
                             Exhibit 10.8 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference..

         10.9                CU Bancorp Conversion Option Plan; Filed as
                             Exhibit 10.9 to Registrant's Form S-4 on April 24, 1996; Registration No. 333-02777 and incorporated herein by reference..

         13.1 CU Bancorp Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; Filed May 14,
                             1996 and incorporated herein by reference.

         13.2 CU Bancorp Annual Report on Form 10-K for the year ended December 31, 1995; Filed March 29, 1996 and incorporated herein by reference

         13.3 Amendment No. 1 to CU Bancorps Annual Report on Form 10-K for the year ended December 31, 1995; Filed on April 25, 1996 and incorporated herein by reference.


         23.1                Consent of Arthur Andersen LLP.




         23.2                Consent of Anita Y. Wolman, Esq; included in
                             Exhibit 5.1 to Registrant's Amendment No. 1 to Form S-4 dated May 24, 1996; Registration No. 333-02777 and incorporated herein by reference.



         23.3                Consent of Piper Jaffray Inc (included in the
                             Piper Jaffray Inc Fairness Opinion at Appendix H to this Joint Proxy Statement/Prospectus).

         23.4 Consent of Van Kasper & Company (included in the Van Kasper & Company Fairness Opinion at Appendix G to this Joint Proxy Statement/Prospectus).


         24.0 POWER OF ATTORNEY -- included with signature herein.


         99.1                CU Bancorp Proxy Card.

         99.2                Home Interstate Bancorp Proxy Card.